As filed with the Securities and Exchange Commission on April 26, 2022

Registration No. 333-262853

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pre-Effective Amendment No. 2

Great American Life Insurance Company

(Exact name of registrant as specified in its charter)

Ohio	6311	13-1935920
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

301 East Fourth Street, Cincinnati, Ohio 45202

(513) 357-3300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John P. Gruber

Great American Life Insurance Company

301 East Fourth Street, Cincinnati, Ohio 45202

(513) 357-3300

(Name and Address of Agent of Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☑

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☐

		Emerging growth company	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

GREAT AMERICAN LIFE INSURANCE COMPANY

Administrative Office: P.O. Box 5423, Cincinnati OH 45201-5423

Street Address: 301 East Fourth Street, Cincinnati OH 45202

Policy Administration: 1-800-789-6771

INDEX SUMMIT 6 ANNUITY

With Return of Premium Guarantee

PROSPECTUS DATED MAY 1, 2022

The Index Summit 6 SM annuity is an Individual Index-linked Modified Single Premium Deferred Annuity contract issued by Great American Life Insurance Company ®. It provides that we will pay the Annuity Payout Benefit to you in exchange for your Purchase Payments. It also provides a Death Benefit that will never be less than the return of premium guarantee.

The Contract is a modified single premium deferred annuity. This means we will accept Purchase Payments only during the purchase payment period, which ends two months after the Contract Effective Date.

A glossary of defined terms used herein can be found in the Special Terms section starting on page 5 of this prospectus.

The Contract offers you the opportunity to allocate funds to Crediting Strategies for one-year, two-year, or six-year Terms. The Crediting Strategies include Indexed Strategies and a Declared Rate Strategy.

Indexed Strategies. Indexed Strategies provide price returns based, in part, on the rise or fall of an Index, which may be a market index, such as the S&P 500 Index, or the share price of an exchange-traded fund, such as an iShares ETF. The returns of an Index do not reflect the payment of dividends by the Index.

For this Contract, we currently offer nine Indexed Strategies. Each of these Indexed Strategies uses one of three Indexes: S&P 500® Index, iShares® MSCI EAFE ETF, and iShares® U.S. Real Estate ETF. When an Index rises over a Term, Indexed Strategy values are determined using one of two positive return factors: either a Cap or an Upside Participation Rate. When an Index falls over a Term, Indexed Strategy values are determined using one of two negative return factors: either a 50% Downside Participation Rate or a 10% Buffer.

Strategy	Index	Term	Positive Return Factor	Negative Return Factor
S&P 500 1-year Term with Cap	S&P 500®	1-year	Cap	50% Downside Participation Rate

S&P 500 2-year Term with Cap	S&P 500®	2-year	Cap	50% Downside Participation Rate

S&P 500 1-year Term with Participation Rate	S&P 500®	1-year	Upside Participation Rate	50% Downside Participation Rate

S&P 500 2-year Term with Participation Rate	S&P 500®	2-year	Upside Participation Rate	50% Downside Participation Rate

S&P 500 6-year Term 10% Buffer with Participation Rate	S&P 500®	6-year	Upside Participation Rate	10% Buffer

iShares MSCI EAFE ETF 1-year Term with Participation Rate	MSCI EAFE ETF	1-year	Upside Participation Rate	50% Downside Participation Rate

iShares MSCI EAFE ETF 2-year Term with Participation Rate	MSCI EAFE ETF	2-year	Upside Participation Rate	50% Downside Participation Rate

iShares U.S. Real Estate ETF 1-year Term with Participation Rate	U.S. Real Estate ETF	1-year	Upside Participation Rate	50% Downside Participation Rate

iShares U.S. Real Estate ETF 2-year Term with Participation Rate	U.S. Real Estate ETF	2-year	Upside Participation Rate	50% Downside Participation Rate

At the end of a Term, we may stop offering any particular Indexed Strategy, other than the S&P 500 1-year Term with Participation Rate. The S&P 500 6-year Term 10% Buffer with Participation Rate will only be available for Terms beginning in the first Contract Year. The S&P 500 1-year Term with Participation Rate Indexed Strategy or any other Indexed Strategy that may be available in the future may earn a return that is lower than the return your investments would have earned if they had been invested in the other Indexed Strategies listed above. In addition, any reduction in the available number of Index Strategies may reduce your opportunity to increase your Account Value.

The value of an Indexed Strategy changes from day to day throughout each Term. The value of an Indexed Strategy is calculated using the Investment Base.

The Investment Base is the amount applied to the Indexed Strategy at the beginning of the current Term, adjusted proportionally for any withdrawals taken during the current Term and any related Early Withdrawal Charge. During the Term, the Investment Base remains unchanged except for any proportional adjustments for withdrawals.

The method used to calculate the Strategy value depends on whether the value is being calculated at the end of a Term or during a Term.

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At the end of a Term, the value of an Indexed Strategy is the Investment Base increased for any rise in the applicable Index over the Term or decreased for any fall in the applicable Index over the Term. For some Strategies, any increase for the Term is subject to a limit called the Cap. For others, any increase for the Term is subject to a limit called the Upside Participation Rate. For the Indexed Strategy with a Buffer (a “Buffer Strategy”), any decrease for the Term resulting from Index performance is subject to a limit called the Buffer. For all other Strategies, any decrease for the Term resulting from Index performance is subject to a limit called the Downside Participation Rate.

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For a Cap Strategy, the Cap for a Term is the largest rise in the Index over the Term taken into account to determine the Strategy value at the end of the Term. We can change the Cap for each new Term of an Indexed Strategy. It will never be less than 1%. At least 10 days before the next Term starts, we will post the Caps for that Term on our website (www.gaig.com/RILArates).

•	If the rise in the Index is greater than the Cap, the increase applied to the remaining Investment Base for the Term will equal the Cap and will be less than the rise in the Index.

•	If the rise in the Index is equal to the Cap, the increase applied to the remaining Investment Base for the Term will equal both the Cap and the rise in the Index.

•	If the rise in the Index is less than the Cap, the increase for the Term will be less than the Cap and will equal the rise in the Index applied to the remaining Investment Base.

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For a Participation Rate Strategy, the Upside Participation Rate for a Term is the portion of any rise in the Index over the Term that is taken into account to determine the Strategy value at the end of the Term. We can change the Upside Participation Rate for each new Term of an Indexed Strategy. It never will be less than 5%. At least 10 days before the next Term starts, we will post the Upside Participation Rates for that Term on our website (www.gaig.com/RILArates). If the Upside Participation Rate for the Term is less than 100%, then the increase for the Term will be less than the rise in the Index.

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For the Buffer Strategy, the Buffer provides a buffer against the first 10% of any fall in the Index over the Term to determine the Strategy value for the Buffer Strategy at the end of the Term. For each Term of the Buffer Strategy, the Buffer is 10%. The decrease for the Term will equal the amount, if any, by which the fall in the Index exceeds 10%. If the Index decreases over the Term by 50%, the Buffer limits the decrease in Strategy value for the Term to -40%.

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For all Strategies other than the Buffer Strategy, the Downside Participation Rate is the portion of any fall in the Index over the Term taken into account to determine the Strategy value at the end of the Term. For each Term of each Indexed Strategy that we currently offer with this Contract, the Downside Participation Rate is 50%. The decrease for the Term will be only half of the fall in the Index.

Any increase in the value of an Indexed Strategy at the end of a Term is based on the value of the underlying Index on the final Market Day of the Term. This means that you may experience negative or flat performance for the Term even though the underlying Index rose throughout some or most of the Term.

Before the end of a Term, the value of an Indexed Strategy is the Investment Base increased or decreased by the Daily Value Percentage. The Daily Value Percentage is based on hypothetical options that represent the projected change in the Index over the full Term, and is equal to the Net Option Price, reduced by the Amortized Option Cost and the Trading Cost. The Daily Value Percentage is applied to determine Strategy Values when you withdraw funds allocated to an Indexed Strategy or Surrender your Contract before the end of a Term. The Daily Value Percentage is also applied if the Death Benefit or Annuity Payout value are determined before the end of a Term.

An Indexed Strategy includes a risk of potential loss, which may include both your original principal and prior earnings. This potential loss may exceed any decrease resulting from a fall in an Index because (i) the decline in the Daily Value Percentage during a Term may exceed the fall in the Index, and (ii) a withdrawal or Surrender may be subject to an Early Withdrawal Charges. These same factors could cause you to realize losses even when the Index rises. For example, you will lose value if the amount of increase attributable to an Index rise is smaller than the amount needed to offset an Early Withdrawal Charge.

Declared Rate Strategy. The Declared Rate Strategy earns interest during a Term at a fixed rate we set before that Term begins. The fixed interest rate varies from Term to Term, but will never be less than 1%. Each Term of the Declared Rate Strategy is one-year long. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri.

Availability of Crediting Strategies. The S&P 500 6-year Term 10% Buffer with Participation Rate Strategy is only available for Terms that begin in the first Contract Year and cannot be renewed at the end of the 6-year Term. The S&P 500 1-year Term with Participation Rate Indexed Strategy and a Declared Rate Strategy will always be available. At the end of a Term, we may eliminate any other Crediting Strategy other than the S&P 500 1-year Term with Participation Rate Indexed Strategy in our discretion. We have the right to replace the Index associated with an Indexed Strategy under certain circumstances. A reduction in the number of available Crediting Strategies or a replacement of an underlying Index could materially limit the growth potential of your investment in this Contract. In the future, we may offer new Indexed Strategies with Downside Participation Rates that are greater than 50% and Buffers that are lower than 10%. An allocation of funds to an Indexed Strategy with a higher Downside Participation Rate or a lower Buffer could materially increase the loss potential related to this Contract.

Early Withdrawal Charge. The Contract is intended for long-term investment purposes and may not be appropriate for investors who plan to take withdrawals (including systematic withdrawals and required minimum distributions) during the first six Contract Years. During the first six Contract Years, an Early Withdrawal Charge applies if you Surrender your Contract. It also applies to any withdrawal in excess of the Free Withdrawal Allowance, including automatic withdrawals and withdrawals taken to satisfy a required distribution. The early withdrawal charge is 8% for withdrawals and Surrenders of the Contract in the first Contract Year, and falls each Contract Year during the six-year period. Withdrawals and Surrenders may also be subject to income tax, and withdrawals and Surrenders before age 59 1/2 may also be subject to an additional 10% penalty tax.

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Risk Factors for this Contract appear on pages 13-18 and pages 79-83. Indexed annuity contracts are complex insurance and investment vehicles. You should speak with a financial advisor about the Index Summit 6 annuity and its features, benefits, risks, and charges, and whether the Contract is appropriate for you based upon your financial situation and objectives.

Please read this prospectus before investing and keep it for future reference. It contains important information about your Contract and Great American Life that you ought to know before investing. It describes all material rights and obligations under the Contract. The provisions of the Contract may vary from state to state. All material state variations are identified in the State Variations section of this prospectus.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

•	The Contract is not insured by the FDIC (Federal Deposit Insurance Corporation) or the NCUSIF (National Credit Union Share Insurance Fund).

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Although the Contract may be sold through relationships with banks or other financial institutions, the Contract is not a deposit or obligation of, or guaranteed by, such institutions or any federal regulatory agency.

•	The Contract is a security. It involves investment risk and may lose value. There is a risk of loss of principal under the Contract and that loss can become greater due to Early Withdrawal Charges.

•	All guarantees under the Contract are the obligations of Great American Life and are subject to the credit worthiness and claims-paying ability of Great American Life.

The Contract doesn’t invest in any equity, debt, or other investments. If you buy this Contract, you aren’t investing directly in an Index, in the stocks included in S&P 500 Index, in the securities or other assets held by an iShares ETF, in any underlying index tracked by an iShares ETF, or in the securities or other assets held by such underlying index.

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The principal underwriter of the Contract is Great American Advisors, LLC. The offering of the Contract is intended to be continuous. The underwriter will use its best efforts to sell the Contract.

This prospectus is not an offering in any state, country, or jurisdiction in which we are not authorized to sell the Contract.

If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. In most states, you will bear the risk of any decreases in Indexed Strategy values before cancellation. The right to cancel is described more fully in the Right to Cancel section of this prospectus.

Our form number for the Contract is P1825218NW. Our form numbers for the Crediting Strategy endorsements to the Contract are E1825318NW, E1825418NW, E1825518NW, E1825618NW, E1825718NW, E1825818, E1825918NW, E1826018NW and E1826118NW. Our form number for the Death Benefit endorsement to this Contract is E1826318NW. The form numbers may vary by state. The Securities and Exchange Commission file number for the Contract is 333-262853.

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SECTION I

INDEX SUMMIT 6 ANNUITY INFORMATION

SPECIAL TERMS

In this prospectus, the following capitalized terms have the meanings set out below.

ACCOUNT VALUE. For each day, the Account Value is the sum of the current values of each Crediting Strategy, plus the current value of the Purchase Payment Account, if any.

ANNUITANT. The natural person or persons on whose life the Annuity Payout Benefit is based.

ANNUITY PAYOUT BENEFIT. A series of periodic payments made under a Payout Option. The terms and conditions are described in the Annuity Payout Benefit section of this prospectus.

ANNUITY PAYOUT INITIATION DATE. The first day of the first payment interval for which payment of an Annuity Payout Benefit is to be made. This is the date we apply your Account Value to the Annuity Payout Benefit and calculate the payment amount.

BENEFICIARY. A person entitled to receive all or part of a Death Benefit that is to be paid under the Contract on account of a death before the Annuity Payout Initiation Date.

BUFFER. For an Indexed Strategy with a Buffer (a “Buffer Strategy”), the Buffer is the decrease in the value of an Index for a Term that is disregarded when determining the Loss for the Term. The Buffer is also used in the calculation of the Daily Value Percentage before the end of the Term. For each Term of the Buffer Strategy that we currently offer with this Contract, the Buffer is 10%. In the future, we may offer a new Strategy with a Buffer that is more or less than 10%.

CAP. For an Indexed Strategy with a Cap (a “Cap Strategy”), the Cap is the largest rise in the Index over the Term that is taken into account to determine the Strategy value at the end of the Term. The Cap is also used in the calculation of the Daily Value Percentage for that Strategy before the end of the Term. We post on our website (www.gaig.com/RILArates) the Cap for each Term of a Cap Strategy at least 10 days before the next Term starts. For a given Term, we may set a different Cap for amounts attributable to Purchase Payments received on different dates.

CONTRACT. The annuity contract that is a legally binding agreement between you and Great American Life, including applicable endorsements and riders.

CONTRACT ANNIVERSARY. The date in each year that is the annual anniversary of the Contract Effective Date. That date is set out on your Contract Specifications Page.

CONTRACT EFFECTIVE DATE. The date as of which the initial Purchase Payment is applied to the Contract. That date is set out on your Contract Specifications Page.

CONTRACT SPECIFICATIONS PAGE. The page in your Contract that contains details unique to your Contract.

CONTRACT YEAR. A 12-month period that starts on the Contract Effective Date or on a Contract Anniversary.

CREDITING STRATEGY (STRATEGY). A specified method by which declared interest is set or values are calculated. The Crediting Strategies that are currently available are set out on the first page of this prospectus.

DAILY VALUE PERCENTAGE. The Daily Value Percentage is used to determine the value of an Indexed Strategy before the end of a Term. For each day of a Term of an Indexed Strategy before the final Market Day of the Term, the Daily Value Percentage is equal to: (1) the Net Option Price for that day; minus (2) the Amortized Option Cost for that day; and minus (3) the Trading Cost for that day.

See the next section (Special Terms Related to Daily Value Percentage) for the definitions of Amortized Option Cost, Net Option Price, and Trading Cost.

DEATH BENEFIT. An amount that becomes payable if you die before the Annuity Payout Initiation Date and before the date that the Contract is Surrendered. The terms and conditions are described in the Death Benefit section of this prospectus.

DECLARED RATE. A fixed interest rate set by us for a Term of the Declared Rate Strategy.

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DECLARED RATE STRATEGY. A Crediting Strategy that credits interest at a Declared Rate. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri.

DOWNSIDE PARTICIPATION RATE. For each Strategy other than the Buffer Strategy, the Downside Participation Rate is your share of any fall in the Index over a Term taken into account to determine the Strategy value at the end of the Term. The Downside Participation Rate is also used in the calculation of the Daily Value Percentage before the end of the Term. For every Term of each Strategy other than the Buffer Strategy that we currently offer with this Contract, the Downside Participation Rate is 50%. In the future, we may offer a new Strategy with a Downside Participation Rate that is more or less than 50%.

EARLY WITHDRAWAL CHARGE. A charge deducted from the Account Value of your Contract if, during the first six Contract Years, you Surrender your Contract or you take a withdrawal in excess of the Free Withdrawal Allowance (including systematic withdrawals and required minimum distributions). The Early Withdrawal Charge does not apply to a withdrawal that qualifies for the Free Withdrawal Allowance or the amount, if any, that qualifies for another waiver. The Early Withdrawal Charge does not apply to an Annuity Payout Benefit or Death Benefit.

FREE WITHDRAWAL ALLOWANCE. The total amount that may be taken as a withdrawal or Surrendered during a Contract Year without an Early Withdrawal Charge that might otherwise apply. This amount is described in the Free Withdrawal Allowance section of this prospectus.

GREAT AMERICAN LIFE (“WE,” “US,” “OUR,” “GALIC”). Great American Life Insurance Company.

INDEX. A stock market index or an exchange-traded fund (ETF) used to calculate the value of an Indexed Strategy. The Index at the start of a Term is its level or price at the last Market Close on or before the first day of that Term. The Index at the end of a Term is its level or price at the final Market Close of that Term.

INDEXED STRATEGY. A Crediting Strategy that provides a return based, in part, on changes in the level or price of an Index over a Term.

INVESTMENT BASE. The base amount used to calculate the value of an Indexed Strategy. The Investment Base is the amount applied to an Indexed Strategy at the start of a current Term, adjusted proportionally for any withdrawal during the Term and any related Early Withdrawal Charge. An Investment Base is not used to calculate the value of a Declared Rate Strategy.

MARKET CLOSE. The close of the regular or core trading session on the market used to measure a given Index.

MARKET DAY. Each day that all markets that are used to measure the available Indexes are open for regular trading.

OWNER (“YOU,” “YOURS”). The person(s) who possesses the ownership rights under the Contract. If there is more than one Owner, each Owner will be a joint owner of the Contract and each reference to Owner means joint owners.

PAYOUT OPTION. The form in which an Annuity Payout Benefit or a Death Benefit may be paid. Standard options are described in the Payout Options section of this prospectus.

PURCHASE PAYMENT. An amount received by us for the Contract. This amount is determined after deducting any taxes withheld from the payment and after deducting any fee charged by the person remitting payment.

PURCHASE PAYMENT ACCOUNT. An account where a Purchase Payment is held until it is applied to a Crediting Strategy on a Strategy Application Date.

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REQUEST IN GOOD ORDER. An election or a request that is:

•	complete and satisfactory to us;

•	sent to us on our form or in a manner satisfactory to us, which may, at our discretion, be by telephone or electronic means; and

•	received at our administrative office.

An election or a request is complete and satisfactory when we have received: (1) all the information and legal documentation that we require to process the election or the request; and (2) instructions that are sufficiently clear that we do not need to exercise any discretion to process the election or the request. If you have any questions, you should contact us or your registered representative before submitting your election or your request.

STRATEGY APPLICATION DATE. The 6th and 20th days of each month.

SURRENDER. The termination of your Contract in exchange for its Surrender Value.

SURRENDER VALUE. For each day, the Surrender Value is the Account Value on that day minus the Early Withdrawal Charge that would apply on a Surrender of the Contract. The Account Value will reflect the applicable Strategy values as calculated on that day, which will reflect the Daily Value Percentage whenever Surrender Value is measured before the end of a Term.

TAX-QUALIFIED CONTRACT. An annuity contract that is intended to qualify for special tax treatment for retirement savings. If your Contract is a Tax-Qualified Contract, the cover page of your Contract includes information about its tax qualification. If your Contract is not a Tax-Qualified Contract, the cover page of your Contract will identify it as a “Nonqualified Annuity.”

TERM. The period for which Contract values are allocated to a given Crediting Strategy, and over which interest or values are calculated. Terms are one year long, two years long, or six years long. Each Term will start and end on a Strategy Application Date. A new Term will start on the date that the preceding Term ends.

UPSIDE PARTICIPATION RATE. For an Indexed Strategy with an Upside Participation Rate (an “Upside Participation Rate Strategy”), the Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. The Upside Participation Rate is also used in the calculation of the Daily Value Percentage before the end of the Term. We post on our website (www.gaig.com/RILArates) the Upside Participation Rate for each Term of an Upside Participation Rate Strategy at least 10 days before the next Term starts. For a given Term, we may set a different Upside Participation Rate for amounts attributable to Purchase Payments received on different dates.

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SPECIAL TERMS RELATED TO DAILY VALUE PERCENTAGE

AMORTIZED OPTION COST. The Amortized Option Cost is one part of the Daily Value Percentage used to determine the value of an Indexed Strategy each day before the final Market Day of a Term. The Amortized Cost for a day is calculated at the last Market Close on or before that day. The Amortized Option Cost is a percentage equal to: (1) the initial Net Option Price for an Indexed Strategy for the Term; multiplied by (2) the number of days remaining until the final Market Close of that Term divided by 365 days if that Term is one year long, or by 730 days if that Term is two years long, or by 2,192 days if that Term is six years long. The initial Net Option Price is the Net Option Price calculated at the start of the Term.

NET OPTION PRICE. The Net Option Price is one part of the Daily Value Percentage used to determine the value of an Indexed Strategy on each day before the final Market Day of a Term. The Net Option Price for a day is calculated at the last Market Close on or before that day.

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For strategies with a Cap, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price at that Market Close; minus (2) the OTM Call Option Price at that Market Close; and minus (3) the ATM Put Option Price at that Market Close multiplied by the Downside Participation Rate.

•

For strategies with an Upside Participation Rate and a Downside Participation Rate, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price at a Market Close multiplied by the Upside Participation Rate; minus (2) the ATM Put Option Price at that Market Close multiplied by the Downside Participation Rate.

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For strategies with an Upside Participation Rate and a Buffer, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price at a Market Close multiplied by the Upside Participation Rate; minus (2) the OTM Put Option Price at that Market Close.

The option prices in these formulas reflect the possible future change in the Index over the remainder of the Term. The formulas take into account the Cap or the Upside Participation Rate for the Term and the Downside Participation Rate or Buffer.

ATM CALL OPTION PRICE. The calculated price of a hypothetical at-the-money call option. The hypothetical at-the-money call option is one that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of a Term to the final Market Close of that Term. The price is stated as a percentage of the Index at the last Market Close on or before the first day of the Term. The price is an average of the bid-ask prices for the hypothetical option.

ATM PUT OPTION PRICE. The calculated price of a hypothetical at-the-money put option. The hypothetical at-the-money put option is one that will pay the holder an amount equal to the percentage fall, if any, in the Index from the last Market Close on or before the start of a Term to the final Market Close of that Term. The price is stated as a percentage of the Index at the last Market Close on or before the first day of the Term. The price is an average of the bid-ask prices for the hypothetical option.

OTM CALL OPTION PRICE. The calculated price of a hypothetical out-of-the-money call option. The hypothetical out-of-the-money call option is one that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of a Term to the final Market Close of that Term, but only if and to the extent that rise exceeds the Cap for that Term. The price is stated as a percentage of the Index at the last Market Close on or before the first day of the Term. The price is an average of the bid-ask prices for the hypothetical option.

OTM PUT OPTION PRICE. The calculated price of a hypothetical out-of-the-money put option. The hypothetical out-of-the-money put option is one that will pay the holder an amount equal to the percentage decrease, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term, but only to the extent the percentage decrease exceeds the Buffer for the Term. The price is stated as a percentage of the Index at the last Market Close on or before the first day of the Term. The price is an average of the bid-ask prices for the hypothetical option.

TRADING COST. The Trading Cost is one part of the Daily Value Percentage used to determine the value of an Indexed Strategy each day before the final Market Day of a Term. The Trading Cost is the estimated cost of selling the hypothetical options before the end of a Term. The Trading Cost for a day is a percentage set by us by the last Market Close on or before that day. The Trading Cost reflects the average market difference between option bid-ask average prices and option bid prices.

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SUMMARY

The Great American Life Index Summit 6 annuity is an individual deferred indexed annuity contract that may help you accumulate retirement savings. The Contract is intended for long-term investment purposes. The Contract is a legal agreement between you as the Owner and Great American Life as the issuing insurance company. In the Contract, you agree to make one or more Purchase Payments to us and we agree to pay the Annuity Payout Benefit to you. We also agree to provide a Death Benefit that will never be less than the return of premium guarantee.

Like all deferred annuities, the Contract has two periods. During the period prior to the Annuity Payout Initiation Date, your Contract may accumulate earnings on a tax-deferred basis. During the period that begins on the Annuity Payout Initiation Date, we will make payments under the selected Payout Option.

The key features of the Contract are described in this Summary. Read this entire prospectus for more detailed information about the Contract.

Benefits (See “Cash Benefit”, “Annuity Payout Benefit”, and “Death Benefit” sections below for more details)

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The Annuity Payout Benefit is a series of periodic payments made under a Payout Option. This benefit can provide you with income for a fixed period of time or for life. It is based on the Account Value on the Annuity Payout Initiation Date.

•

The Cash Benefit lets you take out all of your Account Value (Surrender) or take out part of it (withdrawal). An Early Withdrawal Charge generally applies if you take money out during the first six Contract Years. You can Surrender your Contract or take a withdrawal before the Annuity Payout Initiation Date.

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The Death Benefit is payable if you die before the Annuity Payout Initiation Date. This benefit is paid to your beneficiaries. It is based on the Death Benefit value. It will never be less than the Return of Premium Guarantee, which will be equal to your Purchase Payments, reduced proportionally for withdrawals, but not including amounts deducted for Early Withdrawal Charges.

Purchase Payments and Issue Age (See “Purchase” section below for more details)

The Contract is a modified single premium annuity. This means we will accept Purchase Payments only during the purchase payment period, which ends two months after the Contract Effective Date.

The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if you want to make a Purchase Payment(s) of more than $1,000,000.

Each Owner must be age 80 or younger on the Contract Effective Date.

Indexed Strategies (See “Indexed Strategies” section below for more details)

For this Contract, we currently offer nine Indexed Strategies. Each of these Indexed Strategies uses one of three Indexes: S&P 500® Index, iShares® MSCI EAFE ETF, and iShares® U.S. Real Estate ETF. Four of these Indexed Strategies have one-year Terms, four have two-year Terms, and one has a six-year Term.

Strategy	Index	Term	Positive Return Factor	Negative Return Factor
S&P 500 1-year Term with Cap	S&P 500®	1-year	Cap	50% Downside Participation Rate
S&P 500 2-year Term with Cap	S&P 500®	2-year	Cap	50% Downside Participation Rate
S&P 500 1-year Term with Participation Rate	S&P 500®	1-year	Upside Participation Rate	50% Downside Participation Rate
S&P 500 2-year Term with Participation Rate	S&P 500®	2-year	Upside Participation Rate	50% Downside Participation Rate
S&P 500 6-year Term 10% Buffer with Participation Rate	S&P 500®	6-year	Upside Participation Rate	10% Buffer
iShares MSCI EAFE ETF 1-year Term with Participation Rate	MSCI EAFE ETF	1-year	Upside Participation Rate	50% Downside Participation Rate
iShares MSCI EAFE ETF 2-year Term with Participation Rate	MSCI EAFE ETF	2-year	Upside Participation Rate	50% Downside Participation Rate
iShares U.S. Real Estate ETF 1-year Term with Participation Rate	U.S. Real Estate ETF	1-year	Upside Participation Rate	50% Downside Participation Rate
iShares U.S. Real Estate ETF 2-year Term with Participation Rate	U.S. Real Estate ETF	2-year	Upside Participation Rate	50% Downside Participation Rate

The S&P 500 Index is a product of S&P Dow Jones Indices LLC, a division of S&P Global, or its affiliates (“SPDJI”), and has been licensed for use by Great American Life. Standard & Poor’s®, S&P®, and S&P 500® are trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Great American Life. Great American Life products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or their respective affiliates, and none of such parties makes any representation regarding the advisability of investing in such products nor do they have any liability for any errors, omissions, or interruption of the S&P 500 Index.

The iShares MSCI EAFE ETF and the iShares U.S. Real Estate ETF are distributed by BlackRock Investments, LLC. iShares®, BLACKROCK®, and the corresponding logos are registered and unregistered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”), and these trademarks have been licensed for certain purposes by Great American Life Insurance Company. Great American Life annuity products are not sponsored, endorsed, sold or promoted by BlackRock, and purchasers of an annuity from Great American Life do not acquire any interest in the iShares MSCI EAFE ETF or the iShares U.S. Real Estate ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representation or warranty, express or implied, to the owners of any Great American Life annuity product or any member of the public regarding the advisability of purchasing an annuity, nor does it have any liability for any errors, omissions, interruptions or use of the iShares MSCI EAFE ETF, the iShares U.S. Real Estate ETF or any data related thereto.

Indexed Strategy Value (See “Indexed Strategy Value at End of Term” and “Indexed Strategy Value before End of Term” sections below for more details)

The value of an Indexed Strategy changes from day to day throughout each Term. The method used to calculate the Strategy value depends on whether the value is being calculated at the end of a Term or during a Term.

•

Once the last Market Day of the Term has been reached, the value of an Indexed Strategy is equal to the remaining Investment Base increased for any rise in the applicable Index over that Term or decreased for any fall in the applicable Index over that Term. Any increase for the Term is limited by the Cap or Upside Participation Rate for the Term. Any decrease for the Term is limited by the Downside Participation Rate or Buffer.

•

On each day before the last Market Day of the Term, the value of an Indexed Strategy is equal to the remaining Investment Base increased or decreased by the Daily Value Percentage as of the most recent Market Close.

A withdrawal reduces the Strategy value by the amount of the withdrawal and any related Early Withdrawal Charge.

Investment Base (See “Indexed Strategies” section below for more details)

The value of an Indexed Strategy is calculated using the Investment Base. The Investment Base is not your Strategy Value, Account Value, Surrender Value, Annuity Payout value, or Death Benefit value, but it is used to calculate those values.

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At the start of a Term, the Investment Base of an Indexed Strategy is equal to the amount applied to that Strategy for that Term. The Investment Base will not change during a Term unless there is a withdrawal. For example, if $60,000 is applied to a given Indexed Strategy at the beginning of a Term, and there are no withdrawals, then the Investment Base throughout that Term will be $60,000.

In addition, a withdrawal reduces the Investment Base by the amount that is proportional to the reduction in the Strategy value on account of the withdrawal and any related Early Withdrawal Charge. For example, if a withdrawal and the related Early Withdrawal Charge are equal to 35% of the Strategy value, then the Investment Base for that Strategy will be reduced by 35%.

This means the dollar amount of the proportional reduction in the Investment Base will not be the same as the dollar amount of the withdrawal and the Early Withdrawal Charge.

•

If the Strategy value immediately before the withdrawal is greater than the Investment Base, then the proportional reduction in the Investment Base will be less than the withdrawal and the related Early Withdrawal Charge.

•

If the Strategy value immediately before the withdrawal is less than the Investment Base, then the proportional reduction in the Investment Base will be greater than the withdrawal and the related Early Withdrawal Charge.

Indexed Strategy Value at End of Term (See “Indexed Strategy Value at End of Term” section below for more details)

At the end of a Term, the value of an Indexed Strategy is equal to the remaining Investment Base increased for any rise in the Index or decreased for any fall in the Index over the Term.

Any increase for the Term is potentially limited by a Cap or limited by an Upside Participation Rate. The Cap for a Term is the largest rise in the Index over the Term taken into account to determine the Strategy value at the end of the Term. For example, if the Cap is 10% and the Index increases over the Term by 16%, the Cap limits the increase in Strategy value for the Term to 10%. The Upside Participation Rate for a Term is the portion of any rise in the Index over the Term that is taken into account to determine the Strategy value at the end of the Term. For example, if the Upside Participation Rate is 50% and the Index increases over the Term by 16%, the Upside Participation Rate limits the increase in Strategy value for the Term to 8%.

Any decrease for a Term is limited by a Downside Participation Rate or a Buffer. The Downside Participation Rate is the portion of any fall in the Index over the Term taken into account to determine the Strategy value at the end of the Term. For example, if the Downside Participation Rate is 50% and the Index decreases over the Term by 20%, the Downside Participation Rate limits the decrease in Strategy value for the Term to -10%. The Buffer is the portion of any fall in the Index over the Term that is disregarded to determine the Strategy value for a Strategy at the end of the Term. For example, if the Buffer is 10% and the Index decreases over the Term by 15%, the Buffer limits the decrease in Strategy value for the Term to -5%.

We set the Caps and Upside Participation Rates for each Indexed Strategy prior to the start of each Term. This means Caps and Upside Participation Rates may change for each Term. A Cap will never be lower than 1%. An Upside Participation Rate will never be less than 5%. At least 10 days before the next Term starts, we will post the Caps and Upside Participation Rates that will apply to the Indexed Strategies for that next Term on our website (www.gaig.com/RILArates).

Any increase in the value of an Indexed Strategy at the end of a Term is based on the value of the underlying Index on the final Market Day of the Term. This means that you may experience negative or flat performance for the Term even though the underlying Index rose throughout some or most of the Term.

For each Term of each Indexed Strategy other than the Buffer Strategy that we currently offer with this Contact, the Downside Participation Rate is 50%. The Downside Participation for these Indexed Strategies will not change. In a hypothetical worst case scenario where the Index falls by 100% over the Term and the Downside Participation Rate is 50%, then the Strategy value at the end of the Term will be equal to the Investment Base decreased by 50%.

For each Term of the Buffer Strategy that we currently offer with this Contract, the Buffer is 10%. The Buffer for these Indexed Strategies will not change. In a hypothetical worst case scenario where the Index falls by 100% over the Term and the Buffer is 10%, then the Strategy value at the end of the Term will be equal to the Investment Base decreased by 90%.

Indexed Strategy Value before End of Term (See “Indexed Strategy Value Before End of Term” section below for more details)

Before the end of a Term, the value of an Indexed Strategy is equal to the Investment Base increased or decreased by the Daily Value Percentage. For example, if the Investment Base for a Strategy is $100,000 and the Daily Value Percentage is 8%, then the value of your Strategy on that day is equal to $108,000 ($100,000 Investment Base, increased by $100,000 x 8%). If the Investment Base for a Strategy is $100,000 and the Daily Value Percentage is -4%, then the value of your Strategy on that day is equal to $96,000 ($100,000 Investment Base, decreased by $100,000 x -4%).

The Daily Value Percentage is equal to the Net Option Price, reduced by the Amortized Option Cost and the Trading Cost.

•

The Net Option Price is the calculated price of hypothetical options that represent the projected change in the applicable Index over the full Term. The calculated price takes into account the applicable Cap or Upside Participation Rate and the Downside Participation Rate or Buffer.

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•

For strategies with a Cap and a Downside Participation Rate, the Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price at that Market Close; minus (2) the OTM Call Option Price at that Market Close; and minus (3) the ATM Put Option Price at that Market Close multiplied by the Downside Participation Rate.

•

For strategies with an Upside Participation Rate and a Downside Participation Rate, the Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price at a Market Close multiplied by the Upside Participation Rate; minus (2) the ATM Put Option Price at that Market Close multiplied by the Downside Participation Rate.

•

For strategies with an Upside Participation Rate and a Buffer, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price at a Market Close multiplied by the Upside Participation Rate; minus (2) the OTM Put Option Price at that Market Close.

•	The Amortized Option Cost is the calculated price of those options at the start of the Term amortized over the Term.

•

The Amortized Option Cost is a percentage equal to: (1) the initial Net Option Price for an Indexed Strategy for the Term; multiplied by (2) the number of days remaining until the final Market Close of that Term divided by 365 days if that Term is one year long, or by 730 days if that Term is two years long, or by 2,192 days if that Term is six years long.

•	The Trading Cost is the estimated cost of selling those options. It is a percentage set by us by the last Market Close on or before that day.

Here is the formula we use to calculate the Daily Value Percentage.

Daily Value Percentage = Net Option Price – Amortized Option Cost – Trading Cost

Examples. At the beginning of a Term, you allocate $100,000 to an Indexed Strategy. You do not take any withdrawals during that Term, which means your Investment Base on each day of that Term is $100,000.

	On Day 30 of the Term	On Day 253 of the Term
Assumptions
Net Option Price	1.61%	10.00%
Amortized Option Cost	2.11%	0.70%
Trading Cost	0.20%	0.20%
Calculations
Daily Value Percentage	-0.70% (1.61% - 2.11% - 0.20%)	9.10% (10.00% - 0.70% - 0.20%)
Dollar amount of increase/decrease	$700 decrease ($100,000 x -0.70%)	$9,100 increase ($100,000 x 9.10%)
Strategy value	$99,300 ($100,000 - $700)	$109,100 ($100,000 + $9,100)

Declared Rate Strategy

Amounts held under the Declared Rate Strategy are credited with interest daily throughout a Term at a rate we set before that Term begins. This means the interest rate for the Declared Rate Strategy may change for each Term. Each Term of the Declared Rate Strategy is one year long. A Declared Rate will never be less than 1%. At least 10 days before the next Term starts, we will post the Declared Rate that will apply to the Declared Rate Strategy for that next Term on our website. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri.

Strategy Renewals and Reallocations (See “Strategy Selections at Term End” section below for more details)

At the end of each Term, you may reallocate the ending values of the Crediting Strategies for that Term among the Strategies.

•	If you reallocate, then we will apply the ending values of the Crediting Strategies to a new Term of the Crediting Strategies that you select.

•	If you do not reallocate, then we will apply the ending value of each Crediting Strategy to a new Term of that same Strategy, as long as the same Strategy is available for a new Term.

The Buffer Strategy is only available for a Term that starts in the first Contract Year. If you do not reallocate, then we will apply the ending value of the Buffer Strategy to a new Term of the S&P 500 1-year Term with Participation Rate Strategy. If funds are allocated to any other Indexed Strategy that will not be available for the next Term and you do not request a reallocation of those funds, we will apply the ending value of that Indexed Strategy to the Declared Rate Strategy for the new Term.

You cannot reallocate your value among Crediting Strategies during a Term. We will send you written notice at least 30 days before the end of a Term to provide you with the opportunity to make a reallocation. However, you will not know the Cap and Upside Participation Rates applicable to a new Term until 10 days before the end of the current Term. You should consider this information before finalizing your renewal or reallocation decision.

Access to Your Money through Withdrawals (See “Cash Benefit” section below for more details)

You may take a withdrawal from your Contract at any time prior to the Annuity Payout Initiation Date. During the first six Contract Years, an Early Withdrawal Charge will apply unless (a) your withdrawal qualifies for the Free Withdrawal Allowance or (b) the withdrawal qualifies for a waiver (as explained in the “Early Withdrawal Charge—Early Withdrawal Charge Waiver” section). A withdrawal from an Indexed Strategy will reduce the Account Value by the amount of the withdrawal, including any taxes and any applicable Early Withdrawal Charge. A withdrawal during a Term will reduce the Investment Base, which is used to calculate subsequent Strategy values for that Term, by an amount that is proportional to the reduction in the Indexed Strategy value due to the withdrawal.

Early Withdrawal Charge (See “Early Withdrawal Charge” section below for more details)

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An Early Withdrawal Charge applies during the first six Contract Years if you Surrender your Contract or withdraw an amount in excess of the Free Withdrawal Allowance. The charge is equal to the amount subject to the charge multiplied by the applicable rate set out below.

Contract Year	1	2	3	4	5	6	7+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	3%	0%

If you take a withdrawal from your Contract, the amount subject to the charge is the amount you withdraw plus any amount needed to pay the Early Withdrawal Charge. If you Surrender your Contract, the amount subject to the charge is your Account Value.

When you request a withdrawal, we will reduce the amount we pay you by the amount of the Early Withdrawal Charge. If you instruct us to pay you the specific withdrawal amount, we will instead reduce your Account Value by both the requested specific withdrawal amount, as well as the amount of the Early Withdrawal Charge. In this case, since you opted not to pay the Early Withdrawal Charge out of your withdrawal proceeds, we treat the Early Withdrawal Charge as an additional requested withdrawal. We will apply the Early Withdrawal Charge to both the specified withdrawal amount, as well as any amounts we withdraw to cover your Early Withdrawal Charges. The Early Withdrawal Charge does not apply to a withdrawal that qualifies for the Free Withdrawal Allowance or the amount, if any, that qualifies for another waiver.

For example, if after using their Free Withdrawal Allowance a contractholder requested that an additional $10,000 be withdrawn from their Account Value when an 8% Early Withdrawal Charge was in effect, a $800 Early Withdrawal Charge would apply (8% of $10,000 withdrawn). The contractholder would receive $9,200 ($10,000 - $800), minus any income tax withholding.

Similarly, if a contractholder instead requested that they receive a net amount of $10,000 from their account in the same circumstances, we would treat the Early Withdrawal Charge amount as an additional requested withdrawal subject to an Early Withdrawal Charge. This means that we will “gross up” your requested withdrawal to cover applicable Early Withdrawal Charges (and any income tax withholding). If we assume that no income tax withholding applies, the withdrawal would be grossed up to $10,870, calculated by dividing the net amount requested by 1 minus the Early Withdrawal Charge rate ($10,000 / (1 – 0.08)). The Early Withdrawal Charge would be $870 (8% of the $10,870 withdrawal), and the contractholder would receive $10,000 ($10,870 - $870).

Free Withdrawal Allowance (See “Early Withdrawal Charge” section below for more details)

The Early Withdrawal Charge does not apply to the Free Withdrawal Allowance.

•	For the first Contract Year, the Free Withdrawal Allowance is an amount equal to 10% of the total Purchase Payments received by us.

•	For each subsequent Contract Year, the Free Withdrawal Allowance is equal to 10% of the Account Value as of the most recent Contract Anniversary.

Payout Options (See “Payout Options” section below for more details)

Like all annuity contracts, the Contract offers a range of Payout Options, which provide payments for your lifetime or for a fixed period. After payments begin, you cannot change the Payout Option or any fixed period you selected. The standard Payout Options are listed below.

•	Fixed Period Payout

•	Life Payout

•	Life Payout with Payments for at Least a Fixed Period

•	Joint and One-Half Survivor Payout

Death Benefit (See “Death Benefit” section below for more details)

A Death Benefit is payable under the Contract if you die before the Annuity Payout Initiation Date. If the Owner is a non-natural person, such as a trust or a corporation, then a Death Benefit is payable under the Contract if an Annuitant dies before the Annuity Payout Initiation Date.

The Death Benefit value is the greater of: (1) the Account Value as of the applicable date; or (2) the Return of Premium Guarantee, which will be equal to your Purchase Payment(s) reduced proportionally for all withdrawals, but not including amounts deducted to pay Early Withdrawal Charges.

Tax Deferral (See “Federal Tax Considerations” section below for more details)

The Contract is generally tax deferred, which means that you are not taxed on the earnings in your Contract until the money is paid to you. Contracts owned by non-natural owners, such as trusts and corporations, are subject to special rules.

A tax-qualified retirement plan such as an IRA also provides tax deferral. Buying the Contract within a tax-qualified retirement plan does not give you any extra tax benefits. There should be reasons other than tax deferral for buying the Contract within a tax-qualified retirement plan.

Right to Cancel (See “Right to Cancel (Free Look)” section below for more details)

If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. If you cancel your Contract, you will receive a refund. The amount of the refund will depend on where you live. In some states, the refund amount is equal to the Purchase Payments. In that case, no adjustment will be made for the Daily Value Percentage and no Early Withdrawal Charges will apply to the amount refunded. In other states, the refund amount is equal to the Account Value on the day that we receive a cancellation request. In this case, you would bear the risk of changes in Indexed Strategy values before cancellation because an adjustment will be made for the Daily Value Percentage, but no Early Withdrawal Charges will apply to the amount refunded. Unless required by state law, we do not refund any Early Withdrawal Charges assessed during the free look period that relate to a withdrawal taken before you cancel the Contract. See the Right to Cancel (Free Look) section for more information about your cancellation rights and the State Variations section of this prospectus for more information about state variations that apply to cancellation rights.

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There may be tax consequences if you cancel the Contract. You should seek advice on tax questions based on your particular circumstances from a tax advisor.

RISK FACTORS

The Contract involves certain risks that you should understand before purchasing it. You should carefully consider your income needs and risk tolerance to determine whether the Contract or a particular Indexed Strategy is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Crediting Strategies you choose.

Loss of Principal Related to Indexed Strategies

There is a significant risk of loss of principal and prior earnings due to the fall of an Index if you allocate your Purchase Payment(s) to an Indexed Strategy. Such a loss may be substantial. This risk exists because, at the end of that Term, you can lose up to 90% of the money allocated to the Buffer Strategy or 50% of the money allocated to any other Indexed Strategy. In addition, before the end of a Term, the value of a Strategy may be even less than 50% of the money allocated to that Indexed Strategy (or even less than 10% for money allocated to the Buffer Strategy) because the loss will include a reduction for the Amortized Option Cost and the Trading Cost. If you allocate money to one or more Indexed Strategies over multiple Terms, you may lose money each Term, which may result in a cumulative loss that is greater than 50% (or greater than 90% for the Buffer Strategy) of your Purchase Payment(s).

In the future, we may offer a new Strategy with a Downside Participation Rate that is more or less than 50% or with a Buffer of more or less than 10%. The risk of loss of principal will be greater if you allocate money to a Strategy with a higher Downside Participation Rate or less of a Buffer. In a worst case scenario, if we could eliminate all of the current Indexed Strategies and offer only new Indexed Strategies with higher Downside Participation Rates or lesser Buffers, then your risk of loss of principal would increase unless you allocate all of your money to the Declared Rate Strategy.

Loss of Principal Related to Early Withdrawal Charge

There is also a risk of loss of principal and prior earnings if you take a withdrawal from your Contract or Surrender it during the first six Contract Years and an Early Withdrawal Charge applies. This risk exists for each Strategy, including the Declared Rate Strategy. An Early Withdrawal Charge will reduce the value of the Strategy. This reduction may exceed any prior earnings.

Long-Term Nature of Contract

The Contract is a deferred annuity, which means the Annuity Payout Benefit will begin on a future date. We designed the Contract to be a long-term investment that you can use to help build a retirement nest egg and provide income for retirement. The limitations, adjustments and charges included in the Contract reflect its long-term nature.

Limits on Strategy Value at End of Term

If the Index rises over the Term and a Cap applies, then the Strategy value at the end of the Term can never be more than the Investment Base increased by the Cap for that Term even if the Index has risen by more than the Cap. If the Index rises over the Term and an Upside Participation Rate applies, then the Strategy value at the end of the Term will be the Investment Base increased by your share of the rise in the Index. Your share of any rise in the Index is equal to the Upside Participation Rate for that Term multiplied by the rise in the Index. Due to these limitations, in many cases the return on money allocated to an Indexed Strategy with a Cap will not fully reflect the corresponding rise in the Index over the Term and the return on money allocated to an Indexed Strategy with an Upside Participation Rate that is less than 100% will never reflect the entire corresponding rise in the Index over the Term.

Index Changes Over the Course of Term

At the end of a Term, we measure the Index change by comparing the Index value on the first day of the Term to the Index value on the last day of the Term. This means that if the Index value is lower on the last day of the Term, you may experience negative or flat performance even if the Index rose through some, or most, of the Term.

The Contract offers you the opportunity to allocate funds to Indexed Strategies for one year, two year, or six year Terms. For Indexed Strategies with two-year Terms or six year Terms, changes in Strategy value as a result of Index performance will only be measured over a two year period or a six year period and not annually.

Limits on Strategy Value before End of Term

Before the end of a Term, we calculate the value of an Indexed Strategy using a Daily Value Percentage that is not tied directly to the underlying Index. The Daily Value Percentage includes the prices of hypothetical options. Such option prices will vary from day to day. You will bear the risk that the Daily Value Percentage may decrease the Strategy value before the end of a Term.

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The Daily Value Percentage includes deductions for the Amortized Option Cost and the Trading Cost, which means that any Strategy value before the end of a Term will almost always be less than the value suggested by the rise or fall of the Index. Because the Amortized Option Cost is a decreasing value, its negative impact on Strategy values will be more pronounced at the start of a Term than at the end of that Term. In addition, even if the Index rises, the Strategy value may be less than the Investment Base due to these deductions.

Strategy values are used to calculate the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit. Accordingly, the Amortized Option Cost and Trading Cost will have a negative effect on such benefits taken before the end of a Term.

For more information on how we determine the prices of hypothetical options, see the Option Prices section of this Prospectus.

Limits on Reallocations

You cannot reallocate money among the Crediting Strategies prior to the end of a Term. If you want to take money out of a Crediting Strategy during a Term, you must take a withdrawal or Surrender your Contract.

Effect of Surrenders

If you Surrender your Contract at any time during the first six Contract Years and an Early Withdrawal Charge applies, the amount payable will reflect a deduction for the charge. If you Surrender your Contract at the end of a Term, the amount payable will reflect any rise or fall of the applicable Indexes over the Term, applicable Caps and Upside Participation Rates and the Downside Participation Rate. If you Surrender your Contract before the end of a Term, the amount payable will reflect the applicable Daily Value Percentage.

Effect of All Withdrawals

If you take a withdrawal at any time, we will reduce your Account Value by an amount equal to your withdrawal. If you take a withdrawal during the first six Contract Years and an Early Withdrawal Charge applies, we will also reduce your Account Value by the amount of the charge.

Each withdrawal from an Indexed Strategy, including withdrawals available under the Free Withdrawal Allowance, withdrawals that qualify for a waiver of the Early Withdrawal Charge, withdrawals under an automatic withdrawal program and withdrawals to satisfy a required distribution, will reduce the Account Value.

Timing and Effect of Withdrawals Before End of Term

You should take into consideration the dates on which the Term(s) of your Indexed Strategies end relative to the timing of a withdrawal.

•	If you take a withdrawal from an Indexed Strategy before the end of a Term, we will immediately reduce the Investment Base for that Indexed Strategy.

•	The reduction will be proportional to the reduction in the Account Value, which means that the proportional reduction in the Investment Base could be larger than the dollar amount of the withdrawal.

•

Reductions to the Investment Base will have a negative effect on any increases in the Indexed Strategy value for the remainder of that Term, but will reduce any decreases in the Indexed Strategy value for the remainder of that Term.

•	Once the Investment Base for an Indexed Strategy is reduced due to a withdrawal before the end of a Term, it will not increase at any time during the remainder of that Term.

Each withdrawal from an Indexed Strategy before the end of a Term, including withdrawals available under the Free Withdrawal Allowance, withdrawals that qualify for a waiver of the Early Withdrawal Charge, withdrawals under an automatic withdrawal program and withdrawals to satisfy a required distribution, will proportionally reduce the Investment Base.

No Ability to Determine Contract Values in Advance

We will process any withdrawal request at the first Market Close after receipt of your Request in Good Order. This means you will not be able to determine in advance the amount of the proportional reduction in the Investment Base due to the withdrawal.

Likewise, you will not be able to determine in advance the amount payable upon Surrender, to be applied to the Annuity Payout Benefit or payable as the Death Benefit.

Changes in Caps, Upside Participation Rates, and Trading Cost

We set a Cap or an Upside Participation Rate for each new Term of an Indexed Strategy. The Cap or Upside Participation Rate for a new Term of an Indexed Strategy may be lower than its Cap or Upside Participation Rate for the current Term. A Cap may be as low as 1%. An Upside Participation Rate may be as low as 5%. You risk the possibility that the Cap or Upside Participation Rate for a new Term may be lower than you would find acceptable.

We may change the Trading Cost at any time due to changes in option prices. You bear the risk of any negative effect of an increase in the Trading Cost.

Changes in Declared Rates

We set a Declared Rate for each new one-year Term of the Declared Rate Strategy. The Declared Rate may be as low as 1%. You risk the possibility that the Declared Rate for a new Term may be lower than you would find acceptable.

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Unavailable Indexed Strategies

At the end of a Term, we may stop offering any Indexed Strategy other than the S&P 500 1-year Term with Participation Rate Indexed Strategy. Consequently, any other Indexed Strategy you selected may not be available after the end of a Term. In such an event, the Company will amend the prospectus. At least 30 days before the end of each Term, we will send you a written notice with information about the Indexed Strategies that will be available for the next Term.

The S&P 500 6-year Term 10% Buffer with Participation Rate Strategy is not available for Terms that begin after the first Contract Year. If funds are allocated to the S&P 500 6-year Term 10% Buffer with Participation Rate Strategy and you do not reallocate at the end of the Term, then we will apply the ending value of that Strategy to a new Term of the S&P 500 1-year Term with Participation Rate Strategy. If funds are allocated to any other Indexed Strategy that will not be available for the next Term and you do not request a reallocation of those funds, we will apply the ending value of that Indexed Strategy to the Declared Rate Strategy for the new Term.

We may establish minimum and maximum amounts or percentages that may be applied to a given Indexed Strategy. This means that an Indexed Strategy you selected may not be available after the end of a Term because the amount to be applied to that Strategy is less than the minimum we set for the new Term. Likewise, the amount to be applied to an Indexed Strategy may be limited by the maximum we set for the new Term. At least 30 days before the end of each Term, we will send you a written notice with information about any maximum or minimum that will apply for the next Term. If funds cannot be applied to a Strategy due to the minimum or maximum we set for the next Term and you do not request a reallocation of those funds, we will apply the funds to the Declared Rate Strategy.

In these cases, the funds that we allocate to the Declared Rate Strategy may earn a return that is lower than the return those funds would have earned if they had been applied to the Indexed Strategy you selected.

If you choose to Surrender your Contract because a certain Indexed Strategy is no longer available, you may be subject to an Early Withdrawal Charge. There may be tax consequences if you Surrender your Contract. You should seek advice on tax questions based on your particular circumstances from a tax advisor.

Replacement of an Index

We have the right to replace an Index if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. If we replace an Index, notice will be provided to contract owners and the Company will amend the prospectus. If we replace an Index during a Term, we will calculate any rise or fall in the Index using the old Index up until the replacement date. After the replacement date, we will calculate any rise or fall in the Index using the new Index. The performance of the new Index may not be as good as the performance of the old Index. As a result, funds allocated to an Indexed Strategy may earn a return that is lower than the return they would have earned if there had been no replacement.

Involuntary Termination of Contract

If your Account Value on any anniversary of the initial Strategy Application Date is below the minimum value of $5,000 for any reason, we may terminate your Contract on that anniversary. If your Contract has Terms that end on the same date because you made only one Purchase Payment, any involuntary termination will occur on that date. If your Contract has Terms that end on different dates because you made more than one Purchase Payment, any involuntary termination will occur on one of those dates, which will be the end of one Term but not the end of the other Terms. In this case, the Surrender Value payable upon termination of your Contract will reflect the Daily Value Percentages used to calculate the values of Indexed Strategies with Terms that are not ending on the termination date.

No Direct Investment in S&P 500 Index

When you allocate money to an Indexed Strategy that uses the S&P 500 Index, you will not be investing in that Index, or in any stock included in that Index. The S&P 500 Index is calculated without taking into account dividends paid on stocks that make up the S&P 500 Index. In addition, because the performance of an S&P 500 Indexed Strategy is linked to the performance of the S&P 500 Index and not the performance of the stocks included in the Index, your return may be less than that of a direct investment in such stocks. In addition, due to the same limitations, your return may be less than that of a direct investment in a fund that tracks the S&P 500 Index.

No Direct Investment in an iShares ETF

When you allocate money to an Indexed Strategy that uses the iShares MSCI EAFE ETF or iShares U.S. Real Estate ETF, you will not be investing in that exchange-traded fund, the securities or other assets held by the fund, in any underlying index tracked by the fund, or in the securities or other assets held by such underlying index. In addition, because the performance of an iShares ETF is linked to the performance of the share price of the ETF, which is determined by trading on the exchange, and not the performance of its investment portfolio, its underlying index or the components of that index, your return may be less than that of a direct investment in the securities or other assets held by the fund or a direct investment in the components of the fund’s underlying index. In addition, due to the same limitations, your return may be less than that of a direct investment in the fund.

Divergence of Performance

The performance of an Indexed Strategy will diverge from the performance of the underlying Index because changes in the value of an Indexed Strategy at the end of a Term are subject to Caps or Upside Participation Rates and the Downside Participation Rate or Buffer, and because changes in the value of an Indexed Strategy before the end of a Term are based on the Daily Value Percentage.

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Market Risk Related to Indexes

Money allocated to an Indexed Strategy that uses the S&P 500 Index is subject to the risk that the market value of the underlying securities that comprise the S&P 500 Index may decline over a Term. Likewise, money allocated to an Indexed Strategy that uses the iShares MSCI EAFE ETF or the iShares U.S. Real Estate ETF is subject to the risk that the fund’s share price may decline over a Term. The level of the S&P 500 Index and the share prices of the iShares MSCI EAFE ETF and the iShares U.S. Real Estate ETF may be volatile. Any such market loss in an amount up to the Downside Participation Rate will be reflected in the Indexed Strategy value. For example, with a Downside Participation Rate of 50%, the Indexed Strategy value will be reduced by 50% of a fall in the Index at the end of a Term. This risk applies even if you do not take a withdrawal before the end of a Term. For the Buffer Strategy, the Indexed Strategy value will be reduced by any amount by which the fall in the Index at the end of the Term exceeds the 10% Buffer. This risk also applies even if you do not take a withdrawal before the end of a Term.

The outbreak of the novel coronavirus known as COVID-19 has led to significant volatility in the financial markets. These market conditions have impacted the performance of the Indexes to which the Indexed Strategies are linked. If these market conditions continue, and depending on your individual circumstances (e.g., your selected Crediting Strategies and the timing of any Purchase Payments, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the Contract. The future impact that the pandemic may have on the financial markets and global economy, cannot be foreseen, however. You should consult with a Financial Professional about how the COVID-19 pandemic and the recent market conditions may impact your future investment decisions related to the Contract, such as purchasing the Contract or making Purchase Payments, transfers, or withdrawals, based on your individual circumstances.

The Russian/Ukraine conflict and the resulting response by the United States and other countries could create economic disruption, including increased market volatility, and presents economic uncertainty. The full impact and duration of these events are difficult to determine. Any such impact could adversely affect the performance of the securities that comprise the Indexes and may lead to losses on your investment in the Indexed Strategies.

The historical performance of an Index does not guarantee future results.

S&P 500 Index. The S&P 500® Index is designed to reflect the large-cap sector of the U.S. equity market and, due to its composition, it also represents the U.S. equity market in general. Any positive change in the S&P 500 Index over a Term will be lower than the total return on an investment in the stocks that comprise the S&P 500 Index because such total return will reflect dividend payments on those stocks and the S&P 500 Index will not reflect those dividend payments. More information about the S&P 500 Index is set out in the Indexes section of this prospectus.

iShares MSCI EAFE ETF. The iShares MSCI EAFE ETF is an exchange traded fund that seeks to track the investment results of an index composed of large- and mid-capitalization developed market equities, excluding the U.S. and Canada (MSCI EAFE Index). This underlying index includes stocks from Europe, Australasia and the Far East. It may include large- or mid-capitalization companies. The share price of the iShares MSCI EAFE ETF is tied to the performance of large- and mid-capitalization developed market equites, excluding the U.S. and Canada. The share price may not replicate the performance of the fund, its underlying index, or the components of that index. More information about the iShares MSCI EAFE ETF is set out in the Indexes section of this prospectus. To learn more about the iShares MSCI EAFE ETF, visit iShares.com and search ticker symbol EFA.

iShares U.S. Real Estate ETF. The iShares U.S. Real Estate ETF is an exchange traded fund that seeks to track the investment results of an index composed of U.S. equities in the real estate sector (Dow Jones U.S. Real Estate Index). This underlying index may include large-, mid- or small-capitalization companies. A significant portion of the underlying index is represented by real estate investment trusts (REITs), but the components are likely to change over time. The share price of the iShares U.S. Real Estate ETF is tied to the performance of the real estate sector. The share price may not replicate the performance of the fund, its underlying index, or the components of that index. More information about the iShares U.S. Real Estate ETF is set out in the Indexes section of this prospectus. To learn more about the iShares U.S. Real Estate ETF, visit iShares.com and search ticker symbol IYR.

Market Risk Related to Option Prices

Before the end of a Term, money allocated to an Indexed Strategy is subject to the risk that changes in the related option prices may have a negative effect on the value of the Indexed Strategy. This risk applies only if you take a withdrawal before the end of a Term.

Regulatory Risk

Great American Life is not an investment company. Neither Great American Life nor the separate account that we established in connection with the Contracts is registered as an investment company under the Investment Company Act of 1940. The protections provided to investors by that Act are not applicable to the Contract.

Reliance on Our Claims-Paying Ability

No company other than Great American Life has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of Great American Life for its claims-paying ability.

Our general account assets fund the guarantees provided in the Contracts. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. We established a non-unitized separate account for the purpose of supporting our obligation to adjust the Indexed Strategy values based on the Daily Value Percentage or rise or fall of the Index. The assets in the non-unitized separate account are not chargeable with liabilities arising out of any other business that we conduct but may lose value. The non-unitized separate account differs from the unitized separate accounts that support our variable annuity contracts. As a result, unlike the owner of a traditional variable annuity who has a beneficial interest in, and participates in the performance of, the assets of the related unitized separate account, you do not have any interest in or claim on the assets in the non-unitized separate account and you will not participate in any way in the performance of assets held in that account.

Various factors, such as those listed below, could materially affect our business, financial condition, cash flows or future results and, in turn, our financial strength and claims-paying ability. A more complete discussion of these factors appears on pages 79-83.

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•	Financial losses including those resulting from the following events:

•	Adverse developments in financial markets and deterioration in global economic conditions

•	Unfavorable interest rate environments

•	Losses on our investment portfolio

•	Loss of market share due to intense competition

•	Ineffectiveness of risk management policies

•	Changes in applicable law and regulations

•	Inability to obtain or collect on reinsurance

•	A downgrade or potential downgrade in our financial strength ratings

•	Variations from actual experience and management’s estimates and assumptions that could result in inadequate reserves

•	Significant variations in the amount of capital we must hold to meet statutory capital requirements

•	Legal actions and regulatory proceedings

•	Difficulties with technology or data security

•	Failure to protect confidentiality of customer information

•	Failure to maintain effective and efficient information systems

•	Occurrence of catastrophic events, terrorism or military actions

The economic impacts of the COVID-19 pandemic may negatively affect our financial condition and results of operations. The extent to which the COVID-19 pandemic impacts financial markets, the global economy, and our financial strength and claims-paying ability will depend on future developments that cannot be predicted with certainty. We continue to be subject to significant state solvency regulations that require us to reserve amounts to pay our contractual guarantees. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risks Primarily Related to GALIC’s Financial Strength and Claims-Paying Ability,” and “Financial Statements”, and “Regulation” for additional financial information about the company and the state solvency regulations to which we are subject.

INDEXED STRATEGIES

The Indexed Strategies provide returns that are based, in part, upon changes in an Index. The Indexed Strategies do not earn interest at a fixed rate. Unlike a traditional variable annuity, the values of the Indexed Strategies are not based on the investment performance of underlying portfolios.

At the end of a Term, any increase in the value of an Indexed Strategy is determined based on the rise in the applicable Index since the start of that Term and the Cap or Upside Participation Rate for that Term. At the end of a Term, any decrease in the value of an Indexed Strategy is determined based on the fall in the applicable Index since the start of that Term and the Downside Participation Rate or Buffer.

Before the end of a Term, any increase or decrease in the value of an Indexed Strategy is based on the calculated price of hypothetical options related to the possible future change in the applicable Index over the Term, the initial cost of those options, and the trading cost related to those options. The calculated price of those options takes into account the Cap or the Upside Participation Rate for the Term and the Downside Participation Rate or the Buffer.

Each Indexed Strategy has a Cap or an Upside Participation Rate for each Term. We will set a new Cap or Upside Participation Rate for each Indexed Strategy prior to the start of each Term.

The Downside Participation Rate or Buffer for a Strategy will not change from Term to Term. For each Term of each Indexed Strategy with a Downside Participation Rate that we currently offer, the Downside Participation Rate is 50%. For each Term of the Indexed Strategy with a Buffer that we currently offer, the Buffer is 10%.

This means that each Term it is possible for you to lose a portion of the money you allocated to any Indexed Strategy.

Available Indexed Strategies

For this Contract, we currently offer nine Indexed Strategies. Each of these Indexed Strategies uses one of three Indexes: S&P 500® Index, iShares® MSCI EAFE ETF, and iShares® U.S. Real Estate ETF. Four of these Indexed Strategies have one-year Terms, four have two-year Terms, and one has a six-year Term.

Strategy	Index	Term	Positive Return Factor	Negative Return Factor
S&P 500 1-year Term with Cap	S&P 500®	1-year	Cap	50% Downside Participation Rate
S&P 500 2-year Term with Cap	S&P 500®	2-year	Cap	50% Downside Participation Rate
S&P 500 1-year Term with Participation Rate	S&P 500®	1-year	Upside Participation Rate	50% Downside Participation Rate
S&P 500 2-year Term with Participation Rate	S&P 500®	2-year	Upside Participation Rate	50% Downside Participation Rate
S&P 500 6-year Term 10% Buffer with Participation Rate	S&P 500®	6-year	Upside Participation Rate	10% Buffer
iShares MSCI EAFE ETF 1-year Term with Participation Rate	MSCI EAFE ETF	1-year	Upside Participation Rate	50% Downside Participation Rate
iShares MSCI EAFE ETF 2-year Term with Participation Rate	MSCI EAFE ETF	2-year	Upside Participation Rate	50% Downside Participation Rate
iShares U.S. Real Estate ETF 1-year Term with Participation Rate	U.S. Real Estate ETF	1-year	Upside Participation Rate	50% Downside Participation Rate
iShares U.S. Real Estate ETF 2-year Term with Participation Rate	U.S. Real Estate ETF	2-year	Upside Participation Rate	50% Downside Participation Rate

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Considerations in Choosing an Indexed Strategy

When choosing among Indexed Strategies, you should consider the characteristics and risk profiles of the Indexes, which are discussed in the Indexes section of this prospectus. You should also consider Term lengths. It is generally more difficult to predict Index performance over a longer Term. In addition, you cannot reallocate funds among Strategies before the end of a Term, and the only way to exit a Strategy before the end of a Term is to take a withdrawal or Surrender your Contract.

When choosing among Indexed Strategies that use the same Index, you should also consider how the Caps and Participation Rates may affect the potential return.

•	An Indexed Strategy with Cap provides you with the opportunity to participate fully in any rise in the Index up to the Cap, but you will not participate in any rise in the Index in excess of the Cap.

•	An Indexed Strategy with Participation Rate provides you with the opportunity to share in any rise in the Index without a Cap, but your share of any rise is always expected to be less than 100%.

If we assume the Participation Rate is less than 100%, here is how an Indexed Strategy with Cap will perform in comparison to an Indexed Strategy with Participation Rate.

•	In any Term where the rise in the Index is less than the Cap, the Cap Strategy will always perform better than the corresponding Participation Rate Strategy.

•

In any Term where the rise in the Index is more than the Cap, but less than the Cap divided by the Upside Participation Rate, the Cap Strategy will always perform better than the corresponding Participation Rate Strategy.

•	In any Term where the rise in the Index is more than the Cap divided by the Upside Participation Rate, the Participation Rate Strategy will always perform better than the Cap Strategy.

•

In any Term where the Index falls, the Cap Strategy and Participation Rate Strategy will produce the same results at the end of the Term because both have a 50% Downside Participation Rate. However, before the end of the Term, due to different option pricing, they may have different Daily Value Percentages and returns.

Examples. These examples are intended to help you understand the interplay between Caps and Participation Rates for Indexed Strategies with similar Terms in different market environments and how this interplay affects the comparative performance of Indexed Strategies that use the same Index.

	Return at end of Term
Index rise over Term	12% Cap	75% Upside Participation Rate	Explanation
4%	4%	3%	The Cap Strategy has a better return than the Participation Rate Strategy because the 4% rise in the Index is less than the 12% Cap.
14%	12%	10.5%

The Cap Strategy has a better return than the Participation Rate Strategy because the 14% rise in the Index is more than the 12% Cap, but less than 16% (the 12% Cap divided by the 75% Upside Participation Rate).

16%	12%	12%	Both Strategies have the same positive return because the rise in the Index is equal to 16% (the 12% Cap divided by the 75% Upside Participation Rate).
20%	12%	15%	The Participation Rate Strategy has a better return than the Cap Strategy because the 20% rise in the Index is more than 16% (the 12% Cap divided by the 75%Upside Participation Rate)
-30%	-15%	-15%	Both Strategies have the same negative return.

See the “Examples: Impact of Withdrawals on Contract Values and Amounts Realized” section below for more information about the interplay between Caps and Participation Rates for Indexed Strategies with different Terms in different market environments,

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Term

Each Term of an Indexed Strategy will start and end on a Strategy Application Date. Each Term is either one year long, two years long, or six years long. A new Term will start at the end of the preceding Term.

If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of each Indexed Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Indexed Strategies on different Strategy Application Dates. In this case, an Indexed Strategy may have Terms that end on different dates in any given year.

Examples. These examples show how a Contract with multiple Purchase Payments may have Terms that end on different dates.

•

You make your initial Purchase Payment on March 10 and another Purchase Payment on March 17. You allocate both payments to the same Indexed Strategy and both payments are applied on March 20. Each Term of that Indexed Strategy will start and end on March 20.

•

You make your initial Purchase Payment on May 2 and another Purchase Payment on June 14. You allocate both payments to the same Indexed Strategy. Your initial Purchase Payment is applied on May 6 and the other Purchase Payment is applied on June 20. That Indexed Strategy will have Terms that start and end on May 6 and other Terms that start and end on June 20.

Investment Base

The value of an Indexed Strategy is calculated using the Investment Base. The Investment Base is not your Account Value, Surrender Value, Annuity Payout value, or Death Benefit value, but it is used to calculate those values.

The Investment Base is the amount applied to the Strategy at the start of the current Term, reduced proportionally for each withdrawal and related Early Withdrawal Charge during the current Term.

A withdrawal and the Related Early Withdrawal Charge reduce the Investment Base by an amount that is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal and the charge.

•

If the Strategy value immediately before the withdrawal is greater than the Investment Base, then the reduction in the Investment Base will be less than the withdrawal and the related Early Withdrawal Charge.

•

If the Strategy value immediately before the withdrawal is less than the Investment Base, then the reduction in the Investment Base will be more than the withdrawal and the related Early Withdrawal Charge.

Here are the formulas that we use to calculate a reduction in the Investment Base for a withdrawal.

Withdrawal as a percentage of Strategy value = withdrawal and related charge / Strategy value before withdrawal

Reduction in Investment Base = Investment Base before withdrawal x withdrawal as a percentage of Strategy value

Investment Base after withdrawal = Investment Base before withdrawal - reduction in Investment Base

Indexed Strategy Value

At the end of a Term, the value of an Indexed Strategy is equal to:

•	the Investment Base at the end of the Term; plus

•	any increase for a rise in the Index over the Term; or minus

•	any decrease for a fall in the Index over the Term.

In this formula, the Investment Base at the end of the Term is equal to the amount applied to the Strategy at the start of that Term, reduced proportionally for each withdrawal and related Early Withdrawal Charge that you took during that Term. After we calculate the Investment Base at the end of the Term, we calculate any increase for a rise in the Index over that Term or any decrease for a fall in the Index over that Term. Any increase for the Term is subject to the Cap or Upside Participation Rate for that Term. Any decrease for the Term is subject to the Downside Participation Rate or Buffer.

Examples. At the end of a Term, the Investment Base in an Index Strategy is $5,000. You take a $1,000 withdrawal and no Early Withdrawal Charge applies to the withdrawal.

Assume that the Index had increased by 20% at the end of the Term, and either a Cap of 10% or an Upside Participation Rate of 50% was in place:

At Final Market Close of Term
Rise in Index	+20%
Increase as a Percentage	+10% (10% Cap, or 50% Par Rate x 20%)
Dollar Amount of Increase	+$500 ($5,000 x 10%)
Strategy value before Withdrawal	$5,500 ($5,000 + $500)
Withdrawal Amount	$1,000
Strategy Value at Term End	$4,500 ($5,500 - $1,000)

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If in this example an Early Withdrawal Charge of 5% applied to the entire withdrawal amount and you requested a net amount of $1,000, your withdrawal amount would have been $1,053 ($1,000 / (1 – 0.05)), resulting in a Strategy Value at Term End of $4,447 ($5,500—$1,053).

Assume that the Index had decreased by 20% at the end of the Term, and either a Buffer of 10% or a 50% Downside Participation Rate was in place:

At Final Market Close of Term
Fall in Index	-20%
Decrease as a Percentage	-10% (20% fall minus 10% Buffer, or 50% Par Rate x -20%)
Dollar Amount of Decrease	-$500 ($5,000 x -10%)
Strategy value before Withdrawal	$4,500 ($5,000 - $500)
Withdrawal Amount	$1,000
Strategy Value at Term End	$3,500 ($4,500 - $1,000)

If in this example an Early Withdrawal Charge of 5% applied to the entire withdrawal amount and you requested a net amount of $1,000, your withdrawal amount would have been $1,053 ($1,000 / (1 – 0.05)), resulting in a Strategy Value at Term End of $3,447 ($4,500 - $1,053).

On each day before the end of a Term, the value of an Indexed Strategy is equal to:

•	the Investment Base on that day; plus

•	any increase for a positive Daily Value Percentage; or minus

•	any decrease for a negative Daily Value Percentage.

In this formula, the Investment Base on each day before the end of the Term is equal to the amount applied to the Strategy at the start of that Term, reduced proportionally for each withdrawal and related Early Withdrawal Charge that you took on or before that day. After we calculate the Investment Base on that day, we calculate any increase for a positive Daily Value Percentage or any decrease for a negative Daily Value Percentage.

A withdrawal and the related Early Withdrawal Charge reduce the value of an Indexed Strategy by an amount equal to the withdrawal and the charge.

Examples. You allocate $5,000 to an Indexed Strategy at the start of a Term. This means the Investment Base at the start of the Term is $5,000. You take a $1,000 withdrawal and no Early Withdrawal Charge applies to the withdrawal.

Assume that the Daily Value Percentage is 5% on the withdrawal date.

•	The increase for the Daily Value Percentage is equal to $250 ($5,000 x 5%).

•	The Strategy value on the withdrawal date is $5,250 ($5,000 + $250).

•	The Strategy value after the withdrawal is $4,250 ($5,250 - $1,000).

•	The withdrawal as a percentage of the Strategy value is 19.05% ($1,000 / $5,250).

•	The reduction in the Investment Base is $952 ($5,000 x 19.05%).

•	The Investment Base after the withdrawal is $4,048 ($5,000 - $952).

•	Because the Strategy Value on the withdrawal date was more than the Investment Base, the reduction in the Investment Base is only $952, which is less than the $1000 withdrawal.

If in this example an Early Withdrawal Charge of 5% applied to the entire withdrawal amount and you requested a net amount of $1,000:

•	The increase for the Daily Value Percentage is equal to $250 ($5,000 x 5%).

•	The Strategy value on the withdrawal date is $5,250 ($5,000 + $250).

•	The total amount withdrawn is $1,053 ($1,000 / (1 – 0.05)).

•	The Strategy value after the withdrawal is $4,197 ($5,250 - $1,053).

•	The withdrawal as a percentage of the Strategy value is 20.05% ($1,053 / $5,250).

•	The reduction in the Investment Base is $1,003 ($5,000 x 20.05%).

•	The Investment Base after the withdrawal is $3,997 ($5,000 - $1,003).

•	Because the Strategy Value on the withdrawal date was more than the Investment Base, the reduction in the Investment Base was $1,003, which is less than the $1,053 withdrawal.

Assume that the Daily Value Percentage is -10% on the withdrawal date.

•	The reduction for the Daily Value Percentage is equal to $500 ($5,000 x -10%).

•	The Strategy value on the withdrawal date is $4,500 ($5,000 - $500).

•	The Strategy value after the withdrawal is $3,500 ($4,500 - $1,000).

•	The withdrawal as a percentage of the Strategy value is 22.22% ($1,000 / $4,500).

•	The reduction in the Investment Base is $1,111 ($5,000 x 22.22%).

•	The Investment Base after the withdrawal is $3,889 ($5,000 - $1,111).

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•	Because the Strategy Value on the withdrawal date was less than the Investment Base, the reduction in the Investment Base was $1,111, which is greater than the $1,000 withdrawal.

If in this example an Early Withdrawal Charge of 5% applied to the entire withdrawal amount and you requested a net amount of $1,000:

•	The reduction for the Daily Value Percentage is equal to $500 ($5,000 x 10%).

•	The Strategy value on the withdrawal date is $4,500 ($5,000 - $500).

•	The Strategy value after the withdrawal is $3,447 ($4,500 - $1,053).

•	The total amount withdrawn is $1,053 ($1,000 / (1 - 0.05)).

•	The withdrawal as a percentage of the Strategy value is 23.39% ($1,053 / $4,500).

•	The reduction in the Investment Base is $1,170 ($5,000 x 23.39%).

•	The Investment Base after the withdrawal is $3,830 ($5,000 - $1,170).

•	Because the Strategy Value on the withdrawal date was less than the Investment Base, the reduction in the Investment Base was $1,170, which is greater than the $1,053 withdrawal.

INDEXES

S&P 500 Index

The S&P 500® Index is designed to reflect the large-cap sector of the U.S. equity market and, due to its composition, it also represents the U.S. equity market in general. It includes 500 leading companies and captures approximately 80% coverage of available market capitalization. The S&P 500 Index does not include dividends declared by any of the companies in this index. Consequently, any positive change in the Index over a Term will be lower than the total return on a direct investment in the stocks that comprise the S&P 500 Index.

The S&P 500 Index is subject to multiple principal investment risks, such as those related to its investments in large-capitalization companies. The S&P 500 Index tracks a subset of the U.S. stock market, which could cause the S&P 500 Index to perform differently from the overall stock market. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. In addition, the S&P 500 Index may, at times, become focused in stocks of a particular market sector, which would subject the S&P 500 Index to proportionately higher exposure to the risks of that sector.

The S&P 500 Index is a product of S&P Dow Jones Indices LLC. For more information, visit www.US.SPIndices.com.

iShares MSCI EAFE ETF

The iShares MSCI EAFE ETF is an exchange traded fund that seeks to track the investment results of an index composed of large- and mid-capitalization developed market equities, excluding the U.S. and Canada (MSCI EAFE Index). This underlying index includes stocks from Europe, Australasia and the Far East. It may include large- or mid-capitalization companies. The components of the underlying index, and the degree to which these components represent certain industries and/or countries, are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund’s performance will be reduced by its expenses and fees.

The fund is subject to several principal investment risks, such as those related to its investments in large- and mid-capitalization foreign companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. Generally, the securities of mid-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Mid-capitalization companies are also more likely to fail than larger companies. Securities issued by non-U.S. companies are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory and economic uncertainty). Because the fund is an ETF, it is also exposed to the risks associated with the operation of any ETF. The value of its shares, which are valued based on their trading prices in the secondary market, may change rapidly and unpredictably and may trade at premiums or discounts to the fund’s net asset value.

The principal investment risks of the fund are described in the fund’s prospectus, including the following risks: asset class risk, authorized participant concentration risk, concentration risk, currency risk, cyber security risk, equity securities risk, financials sector risk, geographic risk, index-related risk, issuer risk, large-capitalization companies risk, management risk, market risk, market trading risk, mid-capitalization companies risk, national closed market trading risk, non-U.S. securities risk, operational risk, passive investment risk, reliance on trading partners risk, risk of investing in developed countries, risk of investing in Japan, securities lending risk, structural risk, tracking error risk and valuation risk.

The fund’s shares trade on the NYSE Arca under the symbol EFA.

iShares U.S. Real Estate ETF

The iShares U.S. Real Estate ETF is an exchange traded fund that seeks to track the investment results of an index composed of U.S. equities in the real estate sector (Dow Jones U.S. Real Estate Index). This underlying index may include large-, mid- or small-capitalization companies. A significant portion of the underlying index is represented by real estate investment trusts (REITs), but the components are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund’s performance will be reduced by its expenses and fees.

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The fund is subject to several principal investment risks, such as those related to its investments in large-, mid- and small-capitalization U.S. companies in the real estate sector. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. Generally, the securities of smaller companies (including mid- and small-capitalization companies) may be more volatile and may involve more risk than the securities of larger companies. Smaller companies are also more likely to fail than larger companies. Companies that invest in real estate are highly sensitive to the risks of owning real estate, to general and local economic conditions and developments in the real estate market, and to changes in interest rates. Many companies that invest in real estate utilize leverage (and some may be highly leveraged), which increases investment risk, and could potentially magnify the fund’s losses. Because the fund is an ETF, it is also exposed to the risks associated with the operation of any ETF. The value of its shares, which are valued based on their trading prices in the secondary market, may change rapidly and unpredictably and may trade at premiums or discounts to the fund’s net asset value.

The principal investment risks of the fund are described in the fund’s prospectus, including the following risks: asset class risk, authorized participant concentration risk, concentration risk, cyber security risk, dividend risk, equity securities risk, index-related risk, issuer risk, large-capitalization companies risk, management risk, market risk, market trading risk, mid-capitalization companies risk, operational risk, passive investment risk, real estate investment risk, risk of investing in the United States, securities lending risk and tracking error risk.

The fund’s shares trade on the NYSE Arca under the symbol IYR.

Index Values

For Indexed Strategies that use the S&P 500 Index, the Index is the level of the S&P 500 Index at the applicable Market Close. For Indexed Strategies that use the iShares MSCI EAFE ETF or the iShares U.S. Real Estate ETF, the Index is the applicable exchange-traded fund’s share price on the NYSE Arca at the applicable Market Close.

We will use consistent sources to obtain the values of an Index. We currently obtain the values for the S&P 500 Index from S&P Dow Jones Indices LLC and the values for the iShares MSCI EAFE ETF and iShares U.S. Real Estate ETF from BlackRock, Inc. If those sources are no longer available, we will select an alternative published source(s) to obtain such values.

Index Replacement

We may replace an Index if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. We will notify you in writing at least 30 days before we replace an Index.

We would attempt to choose a replacement Index that is similar to the old Index. To determine if a new Index is similar, we will consider factors such as asset class, index composition, strategy or methodology inherent to the index and index liquidity.

If we replace an Index during a Term, we will calculate the rise and fall in the Index using the old Index up until the replacement date. After the replacement date, we will calculate the rise and fall in the Index using the new Index, but with a modified start of Term value for the new Index. The modified start of Term value for the new index will reflect the rise or fall in the Index for the old Index from the start of the Term to the replacement date.

If we replace an Index, the Caps and Upside Participation Rates for the Term and the Downside Participation Rate will not change.

Example. This example is intended to show how we would calculate the Strategy value on any day during a Term if we have replaced an Index during the Term. This example assumes: (1) you allocate $50,000 to an Indexed Strategy; and (2) the replacement is made on day 90 of the Term. To simplify the example, we assume that you take no withdrawals during the Term.

Rise or Fall of Index on Replacement Date for Old Index
Old Index at Term start	1000
Old Index on replacement date	1050
Rise or fall of old Index on replacement date	(1050 -1000) /1,000 = 5%

The 5% rise in the old Index on the replacement date is then used to calculate the modified start of Term value for the new Index.

Modified Start of Term Value for New Index
Rise in old Index on replacement date	5%
New Index on replacement date	1785
Modified start of Term value for new Index	1785 / (100% + 5%) = 1700

The modified start of Term value for the new Index is then used to calculate the Indexed Strategy value on any date after the replacement date, including the value at the Term end.

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Indexed Strategy Value at Term End
Investment Base at Term start	$50,000
Modified start of Term value for new Index	1700
Value of new Index at Term end	1853
Rise in new Index	(1853 -1,700) /1700) = 9%
Cap	8%

Rise in new Index limited by Cap	8%
Increase as a percentage	8% x 100% = 8%
Dollar amount of increase	$50,000 x 8% = $4,000
Strategy value at Term end	$50,000 + $4,000 = $54,000

CAPS, PARTICIPATION RATES, AND BUFFERS

We set limits for the increase and reduction in the value of an Indexed Strategy over a Term. We limit increases with a Cap or an Upside Participation Rate. We limit reductions with a Downside Participation Rate or a Buffer. For information about the current Caps and Participation Rates offered for new Contracts, please contact your registered representative or refer to our website (www.gaig.com/RILArates).

Cap. The Cap for an Indexed Strategy is the largest rise in the Index over a Term that is taken into account to determine the Strategy value at the end of that Term. Before the end of a Term, the Cap is reflected in the formulas that we use to calculate the Net Option Price.

•	The Cap will vary among Indexed Strategies.

•	The Cap for a given Indexed Strategy will vary from Term to Term.

•	We guarantee that the Cap for a Term of an Indexed Strategy will never be less than 1%.

•	For each Term, your return on an Indexed Strategy with a Cap may be less than any rise in the Index over that Term.

•	For each Term, your return on an Indexed Strategy with a Cap may be less than the Cap for that Term.

Upside Participation Rate. The Upside Participation Rate for an Indexed Strategy is your share of any rise in the Index over a Term that is taken into account to determine the Strategy value at the end of that Term. Before the end of a Term, the Upside Participation Rate is reflected in the formulas that we use to calculate Net Option Price.

•	The Upside Participation Rate will vary among Indexed Strategies.

•	The Upside Participation Rare for a given Indexed Strategy will vary from Term to Term.

•	We guarantee that the Upside Participation Rate for a Term of an Indexed Strategy will never be less than 5%.

•	For each Term, your return on an Indexed Strategy with an Upside Participation Rate of less than 100% will be less than any rise in the Index over that Term.

Caps and Upside Participation Rates. We set Caps and Upside Participation Rates based on the length of the Term, the cost of hedging, interest rates, and other market factors. On a non-discriminatory basis, we may also take into account the amount of the Purchase Payments received for a Contract. The Caps and Upside Participation Rates for Contracts with larger Purchase Payments may be higher than the Caps and Upside Participations Rates for Contracts with smaller Purchase Payments.

Caps and Upside Participation Rates for Initial Terms. Each Purchase Payment is applied to an initial Term of a Strategy on the first Strategy Application Date on or after the date that the payment is received. The Caps and Upside Participation Rates for each Strategy Application Date may vary. The Caps and Upside Participation Rates for the first Strategy Application Date will be available on our website (www.gaig.com/RILArates) on the date you signed the application (as long as we receive the application for the Contract within eight days after the date you sign it) and before the date of any Purchase Payment to which the Caps or Upside Participation Rates will apply. If we receive the application for the Contract within eight days after the date you sign it, we will guarantee the Caps and Upside Participation Rates in effect on the date you signed the application for three Strategy Application Dates from the date of the application.

If we receive the signed application within eight days after the date you sign it, then for any 1-year Indexed Strategy or 2-year Indexed Strategy:

•

For an initial Term starting on the first Strategy Application Date on or after the application date, the Cap or Upside Participation Rate will be the Cap or Upside Participation Rate in effect on the date you signed the application.

•

For an initial Term starting on one of the next two Strategy Application Dates, the Cap or Upside Participation Rate will be the higher of the Cap or Upside Participation Rate in effect on the date you signed the application or the Cap or Upside Participation Rate otherwise in effect for that Strategy Application Date.

•	For any initial Term starting on a later Strategy Application Date, the Cap or Upside Participation Rate will be the Cap or Upside Participation Rate in effect for that Strategy Application Date.

If we receive the signed application within eight days after the date you sign it, then for the 6-year Indexed Strategy:

•

For an initial Term starting on the first Strategy Application Date on or after the application date or one of the next two Strategy Application Dates, the Cap or Upside Participation Rate will be the Cap or Upside Participation Rate in effect on the date you signed the application.

•	For any initial Term starting on a later Strategy Application Date, the Cap or Upside Participation Rate will be the Cap or Upside Participation Rate in effect for that Strategy Application Date.

If we receive the signed application more than eight days after the date you sign it, then the guarantee does not apply and the Cap or Upside Participation Rate for each Initial Term will be the Cap or Upside Participation Rate in effect for that Strategy Application Date.

Example 1: You sign an application for a Contract on May 1 and allocate all of your Purchase Payments to the S&P 500 1-year Term with Participation Rate Strategy. On the date of the application, the Upside Participation Rate for the first Strategy Application Date (May 6) is 80%. We receive the application and the first Purchase Payment from you on May 8 and the second Purchase Payment from you on May 23. The Upside Participation Rates for the next two Strategy Application Dates are 85% (May 20) and 75% (June 6).

In this case, the initial 1-year Term for the first Purchase Payment would begin on May 20 and would have an 85% Participation Rate (the higher of the May 6 rate or the May 20 rate). The initial 1-year Term for the second Purchase Payment would begin on June 6 and would have an 80% Participation Rate (the higher of the May 6 rate or the June 6 rate).

If we had not received your signed application until May 10 (more than eight days after the date you signed the application), then you would not qualify for the rate guarantee, and the initial 1-year Term for the first Purchase Payment received on May 8 would have an 85% Participation Rate (the May 20 rate effective for Purchase Payments received between May 7 and May 20), and the initial 1-year Term for the second Purchase Payment received on May 23 would have a 75% Participation Rate (the June 6 rate effective for Purchase Payments received between May 21 and June 6).

Example 2: You sign an application for a Contract on May 1 and allocate all of your Purchase Payments to the 6-year Buffer Strategy. On the date of the application, the Upside Participation Rate for the first Strategy Application Date (May 6) is 105%. We receive the application and the first Purchase Payment from you on May 8 and the second Purchase Payment from you on May 23. The Upside Participation Rates for the next two Strategy Application Dates are 110% (May 20) and 95% (June 6).

In this case, the initial 6-year Term for the first Purchase Payment would begin on May 20 and would have a 105% Participation Rate (the May 6 rate), and the initial 6-year Term for the second Purchase Payment would have a 105% Participation Rate (the May 6 rate).

If we had not received your signed application until May 10 (more than eight days after the date you signed the application), then the initial 6-year Term for the first Purchase Payment would have an 110% Participation Rate (the May 20 rate), and the initial 6-year Term for the second Purchase Payment would have a 95% Participation Rate (the June 6 rate).

Caps and Upside Participation Rate for Subsequent Terms. At least 30 days before the end of each Term, we will send you a written notice with information about the Indexed Strategies that will be available for the next Term, and will indicate the date by which the Caps and Upside Participation Rates will be posted on our website. The Caps and Participation Rates for the next Term will be available on our website (www.gaig.com/RILArates) at least 10 days before the start of the Term. You should consider this information before finalizing your renewal or reallocation decision.

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Downside Participation Rate. The Downside Participation Rate for an Indexed Strategy is your share of any fall in the Index over the Term that is taken into account to determine the Strategy value at the end of that Term. Before the end of a Term, the Downside Participation Rate is reflected in the formulas that we use to calculate the Net Option Price.

For each Term of each Strategy other than the Buffer Strategy that we currently offer for this Contract, the Downside Participation Rate is 50%. The Downside Participation Rate for an Indexed Strategy that is available on the Contract Effective Date will not change.

In the future, we may offer a new Strategy with a Downside Participation Rate that is more or less than 50%.

Buffer. The Buffer for an Indexed Strategy is the portion of any fall in the Index over the Term that is disregarded when determining the Strategy value at the end of that Term. Before the end of a Term, the Buffer is reflected in the formulas that we use to calculate the Net Option Price.

For each Term of each Buffer Strategy that we currently offer for this Contract, the Buffer is 10%. The Buffer for an Indexed Strategy that is available on the Contract Effective Date will not change.

In the future, we may offer a new Strategy with a Buffer that is more or less than 10%.

INDEXED STRATEGY VALUE AT END OF TERM

On or after the final Market Day of a Term, the value of an Indexed Strategy is the Investment Base increased for any rise in the applicable Index or decreased for any fall in the applicable Index over that Term.

Any increase or decrease is based on the rise or fall in the applicable Index since the start of that Term. This rise or fall is expressed as a percentage of the Index at the start of the Term. It is measured from the Index at the last Market Close on or before the first day of that Term to the Index at the final Market Close of the Term.

Example. The Index was 1000 at the last Market Close on or before for first day of a Term.

•	If the Index at the final Market Close of the Term is 1065, then the Index has risen by 6.5% ((1065 – 1000) / 1000).

•	If the Index at the final Market Close of the Term is 925, then the Index has fallen by 7.5% ((925 – 1000) / 1000).

Cap Strategy (Strategy with Cap and Downside Participation Rate)

Here are the formulas that we use to calculate the Strategy value at the end of a Term of an Indexed Strategy with a Cap.

Strategy value at end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x increase or decrease percentage

Increase percentage = any rise in the Index over the Term, but never more than the Cap

Decrease percentage = any fall in the Index over the Term x Downside Participation Rate

Example. At the beginning of a Term, you allocate $100,000 to an Indexed Strategy with a 14% Cap and a 50% Downside Participation Rate. You do not take any withdrawals during that Term, which means your Investment Base at the end of that Term is $100,000.

	At Final Market Close of Term	At Final Market Close of Term
Rise or fall in Index	+16%	–16%
Increase or decrease percentage	+14% (16% > 14% Cap)	–8% (50% of –16%)
Dollar amount of increase or decrease	+14,000 ($100,000 x 14%)	–8,000 ($100,000 x –8%)
Strategy value at end of Term	$114,000 ($100,000 + $14,000)	$92,000 ($100,000 –$8,000)

Participation Rate Strategy (Strategy with Upside Participation Rate and Downside Participation Rate)

Here are the formulas that we use to calculate the Strategy value at the end of a Term of an Indexed Strategy with an Upside Participation Rate.

Strategy value at end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x increase or decrease percentage

Increase percentage = any rise in the Index over the Term x Upside Participation Rate

Decrease percentage = any fall in the Index over the Term x Downside Participation Rate

Example. At the beginning of a Term, you allocate $100,000 to an Indexed Strategy with a 75% Upside Participation Rate and a 50% Downside Participation Rate. You do not take any withdrawals during that Term, which means that your Investment Base at the end of that Term is $100,000.

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	At Final Market Close of Term	At Final Market Close of Term
Rise or fall in Index	+16%	–16%
Increase or decrease percentage	+12% (75% of 16%)	–8% (50% of –16%)
Dollar amount of increase or decrease	+12,000 ($100,000 x 12%)	–8,000 ($100,000 x –8%)
Strategy value at end of Term	$112,000 ($100,000 + $12,000)	$92,000 ($100, 000—$8,000)

Buffer Strategy (Strategy with Upside Participation Rate and Buffer)

Here are the formulas that we use to calculate the Strategy value at the end of a Term of an Indexed Strategy with an Upside Participation Rate.

Strategy value at end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x increase or decrease percentage

Increase percentage = any rise in the Index over the Term x Upside Participation Rate

Decrease percentage for the Buffer Strategy = any fall in the Index greater than the Buffer over the Term—Buffer

Example. At the beginning of a Term, you allocate $100,000 to an Indexed Strategy with a 130% Upside Participation Rate and a 10% Buffer. You do not take any withdrawals during that Term, which means that your Investment Base at the end of that Term is $100,000.

	At Final Market Close of Term	At Final Market Close of Term
Rise or fall in Index	+16%	–16%
Increase or decrease percentage	+20.8% (130% of 16%)	–6% (-16% - -10%)
Dollar amount of increase or decrease	+20,800 ($100,000 x 20.8%)	–6,000 ($100,000 x –6%)
Strategy value at end of Term	$120,800 ($100,000 + $20,800)	$94,000 ($100,000 -$6,000)

INDEXED STRATEGY VALUE BEFORE END OF TERM

Before the final Market Day of a Term, the value of an Indexed Strategy is the Investment Base increased or decreased by the Daily Value Percentage.

Here are the formulas that we use to calculate the Strategy value before the end of a Term.

Strategy value before end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x Daily Value Percentage

Daily Value Percentage = Net Option Price – Amortized Option Cost – Trading Cost

Net Option Price

The Net Option Price is one part of the Daily Value Percentage. The Net Option Price is based on the calculated prices of hypothetical options that represent the projected changes in the Index over the full Term. The mathematical model we use to price those options is described in the Option Prices section of this prospectus.

Net Option Price for Cap Strategy (Strategy with Cap and Downside Participation Rate)

For an Indexed Strategy with a Cap, three option prices are included in the calculation of the Net Option Price.

•	ATM Call Option Price, which represents the possible rise in the Index

•	OTM Call Option Price, which is subtracted in order to limit any rise in the Index by the Cap

•	ATM Put Option Price, which represents the possible fall in the Index and is multiplied by the Downside Participation Rate in order to reflect your share in any such fall.

The Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price at the Market Close; minus (2) the OTM Call Option Price at the Market Close; and (3) minus the ATM Put Option Price at the Market Close multiplied by the Downside Participation Rate.

It is important to note that the Net Option Price will almost always be less than any rise in the Index because, when we calculate the Net Option Price, we subtract the ATM Put Option Price, and the ATM Put Option Price is always above zero due to the constant present potential for a fall in the Index before the end of the Term.

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Net Option Price for Participation Rate Strategy (Strategy with Upside Participation Rate and Downside Participation Rate)

For an Indexed Strategy with an Upside Participation Rate and a Downside Participation Rate, two option prices are included in the calculation of the Net Option Price.

•	ATM Call Option Price, which represents the possible rise in the Index and is multiplied by the Upside Participation Rate in order to reflect your share in any such rise

•	ATM Put Option Price, which represents the possible fall in the Index and is multiplied by the Downside Participation Rate in order to reflect your share in any such fall.

The Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price at the Market Close multiplied by the Upside Participation Rate; minus (2) the ATM Put Option Price at the Market Close multiplied by the Downside Participation Rate

It is important to note that the Net Option Price will almost always be less than any rise in the Index because, when we calculate the Net Option Price, we subtract the ATM Put Option Price, and the ATM Put Option Price is always above zero due to the constant present potential for a fall in the Index before the end of the Term.

Net Option Price for Buffer Strategy (Strategy with Upside Participation Rate and Buffer)

For an Indexed Strategy with an Upside Participation Rate and a Buffer, two option prices are included in the calculation of the Net Option Price.

•	ATM Call Option Price, which represents the possible rise in the Index and is multiplied by the Upside Participation Rate in order to reflect your share in any such rise

•	OTM Put Option Price, which represents the possible fall in the Index and is limited by the Buffer in order to reflect your share in any such fall.

The Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price at the Market Close multiplied by the Upside Participation Rate; minus (2) the OTM Put Option Price at the Market Close

It is important to note that the Net Option Price will almost always be less than any rise in the Index because, when we calculate the Net Option Price, we subtract the OTM Put Option Price, and the OTM Put Option Price is always above zero due to the constant present potential for a fall in the Index before the end of the Term.

Amortized Option Cost

The Amortized Option Cost is one part of the Daily Value Percentage. The Amortized Option Cost starts with the Net Option Price at the beginning of a Term, which is calculated using the formulas set out above. That Net Option Price is then multiplied by the time remaining in the Term as a percentage of the length of the Term.

The Amortized Option Cost as of a Market Close is a percentage equal to: (1) the Net Option Price for the Strategy at the beginning of the Term; multiplied by (2) the number of days remaining until the final Market Close of the Term divided by 365 for a one-year Term, by 730 for a two-year Term, or by 2,192 days for a six-year Term.

Trading Cost

The Trading Cost is one part of the Daily Value Percentage. The Trading Cost as of a Market Close is the estimated cost of selling the hypothetical options before the end of a Term. It is a percentage that reflects the average market difference between option average bid-ask prices and option bid prices.

Daily Value Percentage Examples

Examples. Here are two examples that show how the Daily Value Percentage formula works for Strategies that have a Downside Participation Rate (all Strategies other than the Buffer Strategy). In both examples, we calculate the Daily Value Percentage at the Market Close on day 90 of a one-year Term.

Assumptions

Option Price Assumptions	Price at Start of Term	Price at Current Market Close
ATM Call Option Price	6.00%	7.47%
OTM Call Option Price	1.15%	1.81%
ATM Put Option Price	5.40%	3.36%

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Strategy Assumptions
Investment Base for each Strategy	$100,000
Cap Strategy: Cap for one-year Term	11%
Participation Rate Strategy: Upside Participation Rate for one-year Term	75%
Downside Participation Rate	50%
Days remaining to last Market Day of one-year Term	275
Trading Cost Assumption	0.15%

Example 1: Cap Strategy (Strategy with Cap and Downside Participation Rate)

Current ATM Call Option Price – Current OTM Call Option Price	5.66%	(7.47% – 1.81%)
Current ATM Put Option Price x Downside Participation Rate	– 1.68%	(50% of 3.36%)

Net Option Price	= 3.98%

Initial ATM Call Option Price – Initial OTM Call Option Price	4.85%	(6.00% – 1.15%)
Initial ATM Put Option Price x Downside Participation Rate	– 2.70%	(50% of 5.40%)

Net Option Cost	= 2.15%
Amortization Factor for days remaining to final Market Day of Term	x 75.34%	(275 / 365)

Amortized Option Cost	= 1.62%

Net Option Price	3.98%
Amortized Option Cost	– 1.62%
Assumed Trading Cost	– 0.15%

Daily Value Percentage	= 2.21%

Dollar amount of increase	$2,210	($100,000 x 2.21%)
Value of Cap Strategy	$102,210	($100,000 + $2,210)

Example 2: Participation Rate Strategy (Strategy with Upside Participation Rate and Downside Participation Rate)

Current ATM Call Option Price x Upside Participation Rate	5.60%	(75% of 7.47%)
Current ATM Put Option Price x Downside Participation Rate	– 1.68%	(50% of 3.36%)

Net Option Price	= 3.92%

Initial ATM Call Option Price x Upside Participation Rate	4.50%	(75% of 6.00%)
Initial ATM Put Option Price x Downside Participation Rate	– 2.70%	(50% of 5.40%)
Net Option Cost	= 1.80%
Amortization Factor for days remaining to final Market Day of Term	x 75.34%	(275 / 365)

Amortized Option Cost	1.36%

Net Option Price	3.92%
Amortized Option Cost	–1.36%
Assumed Trading Cost	– 0.15%

Daily Value Percentage	= 2.41%

Increase as a dollar amount	$2,410	($100,000 x 2.41%)
Value of Participation Rate Strategy	$102,410	($100,000 + $2,410)

Examples. Here is an example that shows how the Daily Value Percentage formula works with a six-year Buffer Strategy. In this example, we calculate the Daily Value Percentage at the Market Close on day 2010 of a six-year Term.

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Assumptions

Option Price Assumptions	Price at Start of Term	Price at Current Market Close
ATM Call Option Price	20.59%	18.04%
OTM Put Option Price	15.47%	16.35%
Strategy Assumptions
Investment Base for each Strategy			$100,000
Participation Rate Strategy: Upside Participation Rate for six-year Term			110%

Buffer			10%
Days remaining to last Market Day of six-year Term			182
Trading Cost Assumption	2.03%

Example 3: Buffer Strategy (Strategy with Upside Participation Rate Strategy with Buffer)

Current ATM Call Option Price x Upside Participation Rate	19.84%	(110% of 18.04%)
Current OTM Put Option Price	– 16.35%

Net Option Price	= 3.49%
Initial ATM Call Option Price x Upside Participation Rate	22.65%	(110% of 20.59%)
Initial OTM Put Option Price	– 15.47%
Net Option Cost	= 7.18%
Amortization Factor for days remaining to final Market Day of Term	x 8.30%	(182 / 2192)

Amortized Option Cost	0.60%
Net Option Price	3.49%
Amortized Option Cost	– 0.60%
Assumed Trading Cost	– 2.03%

Daily Value Percentage	= 0.87%

Increase as a dollar amount	$870	($100,000 x 0.87%)
Value of Participation Rate Strategy	$100,870	($100,000 + $870)

DECLARED RATE STRATEGY

The Declared Rate Strategy earns interest at a fixed rate with annual compounding. Interest will be credited daily to amounts held under the Declared Rate Strategy. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri.

Declared Rates

We will set the Declared Rate for a Term before that Term starts. It will be guaranteed for the entire Term.

On the date that the application for the Contract is signed, the Declared Rate that will apply to the Declared Rate Strategy for the initial Term will be available on our website (www.gaig.com/RILArates).

If you are not satisfied with the Declared Rate offered for your initial Term, you may rescind your Contract by returning it and giving written notice of your decision to rescind. You will have 20 days in which to rescind your Contract. The rescission period will end at midnight of the 20th day after the date you receive your Contract. The amount to be refunded upon rescission depends on the state where your Contract was issued. Please refer to the “Right to Cancel (Free Look)” section below.

At least 10 days before the next Term starts, we will post the Declared Rate that will apply to the Declared Rate Strategy for that next Term on our website (www.gaig.com/RILArates).

We may set a different Declared Rate for each subsequent Term. For a Term, different rates may apply with respect to amounts attributable to Purchase Payments received on different dates.

In any event, the Declared Rate for a Term will never be less than the guaranteed minimum interest rate set out in the Declared Rate Strategy endorsement included in your Contract. This rate will be at least 1% per year.

Term

Each Term of the Declared Rate Strategy is one year long and will start and end on a Strategy Application Date. A new Term will start at the end of the preceding Term.

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If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of the Declared Rate Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Crediting Strategies on different Strategy Application Dates. In this case, the Declared Rate Strategy will have Terms that end on different dates in any given year.

Declared Rate Strategy Value

The value of the Declared Rate Strategy is equal to:

•	the amounts applied to the Strategy at the start of the current Term; minus

•	each withdrawal and related Early Withdrawal Charge taken from the Strategy during the current Term; plus

•	interest that we have credited on the balances in the Strategy for the current Term.

The rise or fall of an Index does not affect the value of the Declared Rate Strategy. A withdrawal from the Declared Rate Strategy and the related Early Withdrawal Charge reduce the Declared Rate Strategy Value by an amount equal to the withdrawal and the charge.

PURCHASE

You may purchase a Contract only through a registered representative of a broker-dealer that has a selling agreement with our affiliated underwriter, Great American Advisors, LLC.

Any Owner or Annuitant must be age 80 or younger on the Contract Effective Date. To determine eligibility, we will use the person’s age on his/her last birthday. We may make exceptions with respect to the maximum issue age in our discretion.

The Contract is not available in all states. To find out if it is available in the state where you live, ask your registered representative. The Contract may not be available for purchase during certain periods. There are a number of reasons why the Contract periodically may not be available, including that we want to limit the volume of sales of the Contract. You may wish to speak to your registered representative about how this may affect your purchase. For example, in order to purchase the Contract, you may be required to submit your application prior to a specific date. In that case, if there is a delay because your application is incomplete or otherwise not in good order, you might not be able to purchase the Contract. Your broker-dealer may impose conditions on the purchase of the Contract, such as a lower maximum issue age, than we or other selling firms impose. We reserve the right to reject any application in our discretion. We also reserve the right to discontinue the sale of the Contracts at any time.

Purchase Payments

The Contract is a modified single premium annuity contract. This means you may make one or more Purchase Payments during the purchase payment period. The purchase payment period begins on the Contract Effective Date. It will end two months after the Contract Effective Date.

We must receive your initial Purchase Payment on or before the Contract Effective Date. We must receive each additional Purchase Payment on or before the last day of the purchase payment period. We will not accept any Purchase Payment that we receive after the date that the Contract is cancelled or Surrendered or after a death for which a Death Benefit is payable.

The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if you want to make a Purchase Payment(s) of more than $1,000,000.

We reserve the right to refuse a Purchase Payment made in the form of a personal check in excess of $100,000. We may accept a Purchase Payment over $100,000 made in other forms, such as EFT/wire transfers, or certified checks or other checks written by financial institutions. We will not accept a Purchase Payment(s) made with cash, money orders, or traveler’s checks.

Exchanges, Transfers, or Rollovers

If you own an annuity or tax-qualified account, you may be able to exchange it for an Index Summit 6 annuity, directly transfer it to an Index Summit 6 annuity, or roll it over to an Index Summit 6 annuity without paying taxes. Before you do, compare the benefits, features, and costs of each annuity or account. You may pay an early withdrawal charge under the old annuity or account. You may pay an early withdrawal charge if you later take withdrawals from your Index Summit 6 annuity. Please note that some financial professionals may have a financial incentive to offer this Contract in place of the one the investor already owns. Ask your registered representative whether an exchange, transfer, or rollover would be advantageous, based on the features, benefits, and charges of the Index Summit 6 annuity.

If you purchase your Contract with an exchange, transfer, or rollover, a delay in processing the exchange, transfer, or rollover may delay the issuance of your new Contract or prevent the application of additional Purchase Payments to your existing Contract.

You should only exchange your existing contract for this Contract if you determine after comparing the features, fees, and risks of both contracts that it is preferable for you to purchase this Contract rather than continuing to own your existing contract.

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Application of Purchase Payments

Each Purchase Payment will be held in the Purchase Payment Account until it is applied to a Crediting Strategy on a Strategy Application Date. On each Strategy Application Date, we will apply the then current balance of the Purchase Payment Account to the Crediting Strategies you selected.

We will credit interest daily on amounts held in the Purchase Payment Account at the annual effective rate set out in your Contract. This rate will be at least 1%.

In certain states, we are required to give back your Purchase Payment(s) if you decide to cancel your Contract during the free look period. If we are required by law to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period. If we do so and you cancel your Contract before that Strategy Application Date, we will refund your Purchase Payment(s) but you will forfeit any interest credited to the Purchase Payment Account.

Purchase Payment Account Value

On any day, the value of the Purchase Payment Account is equal to:

•	Purchase Payments received by us plus interest earned daily; minus

•	the premium tax or other tax that may apply to the Purchase Payments; and minus

•	each withdrawal and related Early Withdrawal Charge taken from the Purchase Payment Account since the last Strategy Application Date.

Unforeseen Processing Delays

We are exposed to risks related to natural and man-made disasters and catastrophes, such as (but not limited to) storms, fires, floods, earthquakes, public health crises, malicious acts, and terrorist acts, any of which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as COVID-19), could affect the ability or willingness of our employees or the employees of our service providers to perform their job responsibilities. While many of our employees and the employees of our service providers are able to work remotely, those remote work arrangements may result in our business operations being less efficient than under normal circumstances and could lead to delays in our processing of contract-related transactions, including orders from contract owners. Catastrophic events may negatively affect the computer and other systems on which we rely, impact our ability to calculate values under your Contract, or have other possible negative impacts. There can be no assurance that our service providers will be able to successfully avoid negative impacts associated with natural and man-made disasters and catastrophes.

A processing delay will not affect the effective date as of which we process transactions, including orders from contract owners, the date that a Term begins or ends, or the values used to process the transaction.

INITIAL STRATEGY SELECTIONS

You make your initial selection of Crediting Strategies in your purchase application. Your initial selection is set out on your Contract Specifications Page.

Your initial selection will also apply to each subsequent Purchase Payment. If you wish to change your selection for a specific Purchase Payment, we must receive a Request in Good Order that identifies the Crediting Strategies you are selecting for that Purchase Payment before the Strategy Application Date that applies to that Purchase Payment.

When you select a Crediting Strategy, you must also indicate the percentage of the Purchase Payment that you wish to allocate to that Crediting Strategy. All allocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.

Currently there are no limitations on the amounts that may be applied to a Crediting Strategy.

The S&P 500 6-year Term 10% Buffer with Participation Rate Strategy is only be available for Terms that begin in the first Contract Year.

We may establish minimum and maximum amounts or percentages that may be applied to a given Crediting Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum. We may limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Strategies may not be available in all states.

STRATEGY SELECTIONS AT TERM END

At the end of a Term, you may choose to reallocate your money among the Indexed Strategies or you may choose to take no action. If you do not send us a reallocation request, your current allocations will automatically continue in the new Term as long as the same Index Strategies are available.

Reallocations

At the end of a Term, you may reallocate the ending values of the Crediting Strategies for that Term among the available Strategies. You can only reallocate amounts from one Crediting Strategy to another at the end of the Term for which such amount is being held. You cannot make a reallocation at any other time.

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We will send you written notice at least 30 days before the end of a Term to provide you with the opportunity to make a reallocation. We must receive your Request in Good Order for a reallocation on or before the last day of the Term. For example, if the end of a Term falls on a weekend, we must receive your request on the last Market Day before that weekend.

Continuing Allocations

You do not need to take any action if you want to continue your current allocations and all of your strategies are available for the next Term. If you do not send us a reallocation request, then we will automatically apply the ending value of each Indexed Strategy to a new Term of that same Strategy.

Unavailable Strategies

Other than the S&P 500 1-year Term with Participation Rate Indexed Strategy, a Crediting Strategy may be unavailable for the next Term because we are no longer offering that Strategy or we have set a minimum or maximum for that Strategy. The S&P 500 6-year Term 10% Buffer with Participation Rate will not be available for Terms that begin after the first Contract Year.

When an Indexed Strategy is unavailable for the next Term, you may choose to reallocate the funds held in that Strategy.

If funds are allocated to the S&P 500 6-year Term 10% Buffer with Participation Rate Strategy and you take no action and do not send us a reallocation request at the end of a Term, then we will apply the ending value of that Strategy to a new Term of the S&P 500 1-year Term with Participation Rate Strategy. For any other Crediting Strategy, if you take no action and do not send us a reallocation request, then any amount that cannot be applied to that Crediting Strategy for the next Term will be applied to the Declared Rate Strategy.

Surrender or Withdrawal at Term End

At the end of a Term, you may choose to Surrender your Contract or to take a withdrawal from your Contract. You may do so for any reason, including dissatisfaction with the available Crediting Strategies. An Early Withdrawal Charge may apply. In addition, there may be tax consequences if you Surrender your Contract or take a withdrawal. You should seek advice on tax questions based on your particular circumstances from a tax advisor.

Contract values calculated at the end of a Term will reflect the applicable Strategy values and any Early Withdrawal Charge that applies upon Surrender or to your withdrawal. The value of an Indexed Strategy at the end of the Term will not reflect any Daily Value Percentage because it is calculated based on the rise or fall of the applicable Index over the Term.

Limitations

Reallocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.

Any reallocation or continuing allocation will be subject to Strategy availability, minimums and maximums. Currently there are no limitations on the amounts that may be applied to any single Crediting Strategy. We may establish minimum and maximum amounts or percentages that may be applied to a given Crediting Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum.

The new Term of each Strategy is subject to the Declared Rate, Cap or Upside Participation Rate in effect for that Strategy for that new Term. For example, the Upside Participation Rate for an Indexed Strategy for a new Term may be different than the Upside Participation Rate for that Indexed Strategy for the Term that is ending. The Downside Participation Rate or Buffer will not change from Term to Term.

Availability of Strategies

We will send you a written notice at least 30 days before the end of each Term with information about the Strategies that will be available for the next Term. At least 10 days before the next Term starts, we will post the Declared Rate, Caps, and Upside Participation Rates that will apply for the next Term on our website (www.gaig.com/RILArates).

The S&P 500 1-year Term with Participation Rate Indexed Strategy and a Declared Rate Strategy will always be available. We are not obligated to offer any one particular Declared Rate Strategy or any other particular Indexed Strategy. At the end of a Term, we can add or stop offering any other Crediting Strategy at our discretion. We reserve the right to limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Crediting Strategies may not be available in all states.

If we intend to add or stop offering a Crediting Strategy at the end of a Term, we will send you a notification at least 30 days before the end of the Term to provide you with the opportunity to make a reallocation. If funds are held in a Crediting Strategy that will no longer be available after the end of a Term, the funds will remain in that Strategy until the end of that Term.

Default Strategy

At the end of a Term of a 1-year or 2-year Strategy, to the extent any amount cannot be applied to a given Crediting Strategy for the next Term because that Strategy is no longer available or the amount is under the minimum or over the maximum for that Strategy for the new Term, we will apply the amount to the Declared Rate Strategy unless you send us a request to reallocate that amount. For example, if a given Indexed Strategy with an ending value of $73,000 is no longer available, we will apply the $73,000 to the Declared Rate Strategy for the next Term unless you send us a request to reallocate that $73,000. At the end of a Term of the 6-year Buffer Strategy, we will apply the amount to the S&P 500 1-year Term with Participation Rate Strategy unless you send us a request to reallocate that amount.

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If the amount to be applied exceeds the maximum, then only the excess amount will be applied to the Declared Rate Strategy. For example, if the maximum amount for a Crediting Strategy is $50,000 and the amount to be applied is $54,000, then we will apply the excess $4,000 to the Declared Rate Strategy for the next Term unless you send us a request to reallocate that $4,000.

We must receive your Request in Good Order for a reallocation on or before the last day of the Term. For example, if the end of a Term falls on a weekend, we must receive your request on the last Market Day before that weekend.

Note: For Contracts issued in Missouri where the Declared Rate Strategy is not available, the default strategy will be the S&P 500 1-year Term with Cap Indexed Strategy.

CASH BENEFIT

Surrender

You may Surrender your Contract at any time before the earlier of: (1) the Annuity Payout Initiation Date; or (2) a death for which a Death Benefit is payable. The right to Surrender may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

A Surrender must be made by a Request in Good Order. The amount paid upon Surrender is the Surrender Value. If you Surrender your Contract, the Contract terminates.

Withdrawals

You may take a withdrawal from your Contract at any time before the earliest of: (1) the Annuity Payout Initiation Date; (2) a death for which a Death Benefit is payable; or (3) the date that this Contract is Surrendered. The right to withdraw may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

A withdrawal must be made by a Request in Good Order. The amount of any withdrawal must be at least $500. If the withdrawal would reduce the Account Value to less than the minimum value of $5,000, we will treat the withdrawal request as a request to withdraw the maximum amount that may be taken without reducing your Account Value to less than $5,000.

We will withdraw funds from your Account Value as of the date on which we receive your Request in Good Order or any later specified effective date. You may designate the Crediting Strategy or Strategies from which a withdrawal will be taken by a Request in Good Order prior to the date of the withdrawal. If you do not make a designation, we will take the withdrawal from the Crediting Strategies in the following order:

•	first from the Purchase Payment Account;

•	then from the Declared Rate Strategy; and

•	then proportionally from Indexed Strategies having the shortest Term.

Effect of Withdrawals

A withdrawal reduces the Account Value, which in turn reduces the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit.

If an Early Withdrawal Charge applies to your withdrawal, you will receive the amount that you requested, and your Account Value will be reduced by the amount you receive plus the amount needed to pay the Early Withdrawal Charge. A withdrawal from an Indexed Strategy other than at the end of a Term also reduces the Investment Base used to calculate the Strategy value later in the Term. The reduction in the Investment Base for a withdrawal and any related Early Withdrawal Charge is proportional to the reduction in the Strategy Value.

Automatic Withdrawals

You may elect to automatically withdraw money from your Contract under any automatic withdrawal program that we offer. Your Account Value must be at least $10,000 in order to make an automatic withdrawal election. The minimum amount of each automatic withdrawal payment is $100. Automatic withdrawals will be taken from the Purchase Payment Account and Crediting Strategies of your Contract in the same order as any other withdrawal.

Subject to the terms and conditions of the automatic withdrawal program, you may begin or discontinue automatic withdrawals at any time. You must give us at least 30 days’ notice to change any automatic withdrawal instructions that are currently in place. Any request to begin, discontinue or change automatic withdrawals must be a Request in Good Order. We reserve the right to discontinue offering automatic withdrawals at any time.

Currently, we do not charge a fee to participate in an automatic withdrawal program. However, we reserve the right to impose an annual fee in such amount as we may then determine to be reasonable for participation in the automatic withdrawal program. If imposed, the fee will not exceed $30 annually.

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Before electing an automatic withdrawal, you should consult with a financial advisor.

•

Automatic withdrawals are similar to starting Annuity Payout Benefit payments, but will result in different taxation of payments and potentially a different amount of total payments over the life of your Contract.

•

Automatic withdrawals during a Term of an Indexed Strategy will systematically reduce the Investment Base, which will reduce any subsequent increase in the Strategy value due to a positive Daily Value Percentage during that Term or a rise in the applicable Index at the end of that Term. Such reductions could be significant.

•	Automatic withdrawals will reduce the amount available under the Free Withdrawal Allowance described below.

•	Unless a waiver applies, an Early Withdrawal Charge may apply to an automatic withdrawal during the Early Withdrawal Charge period.

•	The value of an Indexed Strategy on an automatic withdrawal date will reflect the Daily Value Percentage on that date.

Exchanges, Transfers, and Rollovers

An amount paid on a withdrawal or surrender may be paid to or for another annuity or tax-qualified account in a tax-free exchange, transfer, or rollover to the extent allowed by federal tax law.

FEES AND CHARGES

EARLY WITHDRAWAL CHARGE

We impose an Early Withdrawal Charge to reimburse us for contract sales expenses, including commissions and other distribution, promotion, and acquisition expenses, and to allow us to invest assets for a longer duration, which supports higher declared interest rates, Caps and Upside Participation Rates.

The Early Withdrawal Charge applies if, during the first six Contract Years, you take a withdrawal from your Contract or Surrender it. After that, the Early Withdrawal Charge does not apply.

During the first six Contract Years, the Early Withdrawal Charge applies to each withdrawal, including withdrawals under an automatic withdrawal program and withdrawals taken to satisfy a required distribution. The Early Withdrawal Charge does not apply to Death Benefit payments or Annuity Payout Benefit payments.

An Early Withdrawal Charge reduces your Account Value.

The Early Withdrawal Charge is equal to the amount that is subject to the charge multiplied by the Early Withdrawal Charge rate.

•

If you take a withdrawal from your Contract, the amount subject to the charge is the amount you withdraw, which includes any amount needed to pay the Early Withdrawal Charge. This means that at your direction either we will subtract the Early Withdrawal Charge from amount paid to you or we will increase the amount withdrawn as needed to cover the charge.

•	If you Surrender your Contract, the amount subject to the charge is your Account Value.

•	The amount subject to the charge will not include the Free Withdrawal Allowance or the amount, if any, that qualifies for a waiver as described below.

The Early Withdrawal Charge rate depends on how long you own your Contract. The rate schedule is set out below.

Contract Year	1	2	3	4	5	6	7+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	3%	0%

Example for Surrender. You Surrender your Contract in Contract Year 5 when your Account Value is $100,000. You have already used your Free Withdrawal Allowance for the year and no other exception applies. We take an Early Withdrawal Charge of $4,000 ($100,000 x 4%) and you receive $96,000.

Example for Withdrawal. You withdraw $12,000 from your Contract in Contract Year 5. You have already used your Free Withdrawal Allowance for the year and no other exception applies. We use the following formula to calculate the Early Withdrawal Charge.

(Requested withdrawal x EWC rate) / (1.00—EWC rate) = Early Withdrawal Charge

($12,000 x 4%) / (1.00—0.04) = $480 / 0.96 = $500

We take the Early Withdrawal Charge of $500, you receive $12,000, and your Account Value is reduced by $12,500.

Note. If the amount subject to the Early Withdrawal Charge included only the amount you withdrew, the charge would have been $480. Because the amount subject to the Early Withdrawal charge also included the amount needed to pay the charge, the actual charge is $500.

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Free Withdrawal Allowance

The Free Withdrawal Allowance lets you withdraw some money from your Contract without the imposition of the Early Withdrawal Charge. For the first Contract Year, the Free Withdrawal Allowance is an amount equal to 10% of the total Purchase Payments received by us. For each subsequent Contract Year, the Free Withdrawal Allowance is equal to 10% of the Account Value as of the most recent Contract Anniversary. The Free Withdrawal Allowance is non-cumulative and you may not carry over any unused portion to other Contract Years.

For qualified annuities, the Free Withdrawal Allowance will be large enough to cover your required minimum distribution to age 93. However, if you have used your Free Withdrawal Allowance to facilitate a transfer or rollover, then an Early Withdrawal Charge may apply to a required minimum distribution.

Example. Your Account Value as of the end of Contract Year 3 is $200,000. Your Free Withdrawal Allowance for Contract Year 4 is $20,000 (10% of $200,000). If you take a withdrawal of $50,000 at the beginning of Contract Year 4, the Early Withdrawal Charge will not apply to the first $20,000 of the withdrawal, but will apply to the remaining $30,000 plus the amount needed to pay the Early Withdrawal Charge. If you take another withdrawal later in Contract Year 4, the Early Withdrawal Charge applies to the entire withdrawal plus the amount needed to pay the Early Withdrawal Charge.

If you Surrender your Contract during the first six Contract Years, the amount subject to the Early Withdrawal Charge upon Surrender will not include the current or any prior Free Withdrawal Allowance.

Early Withdrawal Charge Waivers

Extended Care Waiver. (Rider form R1462316NW-Waiver of Early Withdrawal Charges for Extended Care Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Extended Care Waiver Rider;

•	you are confined in a long-term care facility or hospital and the confinement is prescribed by a physician and is medically necessary;

•	the first day of the confinement is at least one year after the Contract Effective Date; and

•	the confinement has continued for a period of at least 90 consecutive days.

You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. (See the State Variations section below for information about availability in your state.) You do not need to take any action to add this waiver rider. Before you request a waiver, carefully review the rider to ensure that you understand how it works.

Terminal Illness Waiver. (Rider form R1462416NW-Waiver of Early Withdrawal Charges Upon Terminal Illness Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Waiver of Early Withdrawal Charges upon Terminal Illness Rider;

•	you are diagnosed with a terminal illness by a physician and, as a result of the terminal illness, you have a life expectancy of less than 12 months from the date of diagnosis; and

•	the diagnosis is rendered by a physician more than one year after the Contract Effective Date.

You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. (See the State Variations section below for information about availability in your state.) You do not need to take any action to add this waiver rider. Before you request a waiver, carefully review the rider to ensure that you understand how it works.

Automatic Withdrawal Program Charges

Currently, we do not charge a fee to participate in an automatic withdrawal program. However, we reserve the right to impose an annual fee in such amount as we may then determine to be reasonable for participation in the automatic withdrawal program. If imposed, the fee will not exceed $30 annually.

State Limitations. In some states, our ability to waive fees or charges may be limited by applicable laws, regulations or administrative positions.

ANNUITY PAYOUT BENEFIT

Under the Contract you may receive regular Annuity Payout Benefit payments for the duration of the period that you select. Once Annuity Payout Benefit payments start, you can no longer surrender the Contract or take a withdrawal, no Death Benefit will be payable under your Contract, and your Beneficiary designations will no longer apply. The amount payable after death, if any, is governed by the Payout Option you select.

The Annuity Payout Benefit is payable if the Annuity Payout Initiation Date is reached before the earlier of: (1) a death for which a Death Benefit is payable; or (2) the date that this Contract is Surrendered.

Annuity Payout Initiation Date

The Annuity Payout Initiation Date is the first day of the first payment interval for which payment of the Annuity Payout Benefit is to be made. Annuity Payout Benefit payments are made at the end of each payment interval. This means that for annual payments, the first payment will be made one year after the Annuity Payout Initiation Date.

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You may select the Annuity Payout Initiation Date by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date you selected and at least 30 days before the first Annuity Payout Benefit payment is to be made.

•	The earliest Annuity Payout Initiation you may select is the first Contract Anniversary.

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Unless we agree to a later date, the latest Annuity Payout Initiation Date you may select is the Contract Anniversary following your 95th birthday or the 95th birthday, of a joint owner, if earlier. If the Owner is not a human being such as a trust or a corporation, then the Annuity Payout Initiation Date may not be later than the Contract Anniversary following the 95th birthday of the eldest Annuitant, unless we agree to a later date.

The earliest permitted date and the latest permitted date for the Annuity Payout Initiation Date are set out on your Contract Specifications Page. The latest permitted date may change if an Owner changes.

If you do not select an Annuity Payout Initiation Date by the latest permitted date, we may select it for you. We will notify you in writing at least 45 days before the date we select. We will give you an opportunity to select an earlier date.

Annuity Payout Amount

The amount of each payment under the Annuity Payout Benefit is determined on the Annuity Payout Initiation Date based on the Annuity Payout value on that date, the Payout Option that applies, and the payment interval.

The Annuity Payout value is the amount that can be applied to the Annuity Payout Benefit is equal to: (1) the Account Value on the Annuity Payout Initiation Date; minus (2) premium tax or other taxes not previously deducted. If the Annuity Payout value is determined on a date other than the end of the Term, the Annuity Payout value will be based on the Daily Value Percentage. Please see the Indexed Strategy Value before End of Term section above for more information about the Daily Value Percentage.

Form of Annuity Payout Benefit

The Annuity Payout Benefit is paid in the form of annual payments as a Life Payout with Payments for at Least a Fixed Period. That fixed period will be 10 years or, if fewer, the maximum number of whole years permitted by any tax qualification endorsement.

In place of that, you may elect to have the Annuity Payout Benefit paid in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. You may elect a Payout Option by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date and at least 30 days before the first Annuity Payout Benefit payment is to be made.

Payee for Annuity Payout Benefit

Payment of the Annuity Payout Benefit generally is made to the surviving Owner(s) as the payee(s). In place of that, the surviving Owner(s) may elect for payment to be made as a tax-free exchange, transfer, or rollover, or for payment to be made to the Annuitant. That election must be made by a Request in Good Order that we receive at least 30 days before the payment date.

Payments that become due after the death of the payee are made to:

•	the surviving Owner(s); or if none

•	then to the surviving contingent payee(s) designated by the surviving Owner(s); or if none;

•	the estate of the last payee who received payments.

The portion of any Annuity Payout Benefit remaining after the death of an Owner or Annuitant must be paid at least as rapidly as payments were being made at the time of such death.

You may designate a contingent payee by a Request in Good Order. If you designate your spouse as a contingent payee and your marriage ends before your death, then we will treat your former spouse as having predeceased you except in the following situations: (1) if a court order provides that the former spouse’s rights as a contingent payee are to continue; or (2) if the former spouse remains or becomes an Owner.

DEATH BENEFIT

A Death Benefit is payable under your Contract if you die before the Annuity Payout Initiation Date and before the Contract is Surrendered. If your spouse becomes a successor owner of the Contract, no Death Benefit will be payable on account of your death.

When the Owner is a non-natural person, a Death Benefit is payable under the Contract if the Annuitant dies before the Annuity Payout Initiation Date and before the Contract is Surrendered. For this purpose, a non-natural person is a trust, custodial account, corporation, limited liability company, partnership, or other entity.

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Only one Death Benefit will be paid under the Contract. If a Death Benefit becomes payable, it will be in place of all other benefits under the Contract, and all other rights under this Contract will terminate except for rights related to the Death Benefit.

Death Benefit Payout Date

•	If the Death Benefit is to be paid as a lump sum, then it will be paid as soon as practicable after receipt of proof of death and a Request in Good Order for a lump sum payment.

•

If the Death Benefit is to be paid under a Payout Option, then we will apply the Death Benefit value to a Payout Option as soon as practicable after receipt of proof of death and a Request in Good Order. That application date will be the first day of the first payment interval for which a payment is to be made. Death Benefit payments under a Payout Option are made at the end of each payment interval. This means that, for annual payments, the first payment will be made one year after that application date.

Death Benefit Amount

•	If the Death Benefit is paid in a lump sum, then it is equal to the Death Benefit value, increased by any additional post- death interest as required by law.

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If the Death Benefit will be paid as a series of periodic payments under a Payout Option, then the amount of each payment under the Death Benefit is determined on the date that the Death Benefit value is applied to the Payout Option. The amount or each payment will be based on the Death Benefit value (increased by any additional post-death interest as required by law to the date it is applied to the Payout Option), the Payout Option that applies, and the payment interval.

Death Benefit Value

The Death Benefit value is the greater of:

•	the Account Value determined as of the date that the Death Benefit value is determined; or

•	the Return of Premium Guarantee.

In either case, the Death Benefit value is reduced by premium tax or other taxes not previously deducted.

The Account Value will reflect the applicable Strategy values as calculated on the date the Death Benefit is determined. If the Death Benefit value is determined on a date other than the end of the Term, the Death Benefit value will be based on the Daily Value Percentage. Please see the Indexed Strategy Value before End of Term section above for more information about the Daily Value Percentage.

Return of Premium Guarantee

The Return of Premium Guarantee is equal to your Purchase Payments (the “Purchase Payment base”), reduced proportionally for all withdrawals, but not including amounts applied to pay Early Withdrawal Charges.

The reduction in your Purchase Payment base for withdrawals will be in the same proportion that your Account Value was reduced on the date of the withdrawal. A proportional reduction in your Purchase Payment base could be larger than the dollar amount of your withdrawal.

Example. Here is an example of how we calculate a proportional reduction of your Purchase Payment base. In this example, we assume you take an $8,000 withdrawal and the Purchase Payment base is larger than the Account Value at the time of the withdrawal. To simplify the example, we also assume no Early Withdrawal Charge, no premium tax is deducted, and no additional post-death interest is added.

	Before Withdrawal	After Withdrawal	Explanation
Account Value	$100,000	$92,000	Your withdrawal reduces your Account Value by $8,000 (which is an 8% reduction in your Account Value). $8,000 / $100,000 = 8%
Purchase Payment base for Death Benefit	$120,000	$110,400	After the withdrawal, the Purchase Payment base for the Death Benefit is also reduced by 8% or $9,600. $120,000 x 8% = $9,600

Determination Date

The date that the Death Benefit value is determined is the earlier of: (1) the first anniversary of the date of death; or (2) the date that we have received both proof of death and Requests in Good Order with instructions as to the form of Death Benefit from all Beneficiaries. Thus, in many cases where there are multiple Beneficiaries, the date that the Death Benefit value is determined will be the date when the last Beneficiary submits the necessary Request in Good Order or the first anniversary of death. Until then, the Contract values remain in the Crediting Strategies will renew into new Terms of the same Strategies if the end of a Term is reached, and the Indexed Strategy values may fluctuate. This risk is borne by the Beneficiaries. If all Beneficiaries have not submitted the necessary Request in Good Order by the first anniversary of death, then the Death Benefit value as determined on that first anniversary will thereafter earn interest at a fixed rate at least equal to the rate required by state law.

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Proof of Death. Before making payment of a Death Benefit, or any other payment or transfer of ownership rights that depends on the death of a specified person, we will require proof of death. We may delay making any payment until it is received. For this purpose, proof of death is:

•	a certified copy of a death certificate showing the cause and manner of death;

•	a certified copy of a decree that is made by a court of competent jurisdiction as to the finding of death; or

•	other proof that is satisfactory to us.

Form of Death Benefit

The Death Benefit is paid in the form of annual payments for a fixed period of two years.

In place of that, you may elect to have the Death Benefit paid in one lump sum or in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. There is no additional charge associated with this election. Any election is subject to the Death Benefit Distribution Rules described below.

You may make an election by a Request in Good Order. We must receive your request on or before the date of death for which a Death Benefit is payable. If you do not make such an election, the Beneficiary may make that election after the date of death. The Beneficiary’s election must be made by a Request in Good Order that is received by us no later than the date that the Death Benefit value is applied to a Payout Option and at least 30 days before the date of the first payment to be made.

Additional Rules for Payout Options. A Payout Option that is contingent on life is based on the life of the Beneficiary or, in some cases, the life of a person to whom the Beneficiary is obligated. We will pay the Death Benefit as a lump sum rather than as payments under a Payout Option if: (1) the Death Benefit is less than $2,000; or (2) as of the date that the Death Benefit value is to be applied to a Payout Option, the Death Benefit Distribution Rules do not allow a two-year payout.

Payee of Death Benefit Payments

Death Benefit payments generally are made to the Beneficiary as the payee.

In place of that, the Beneficiary may elect to have payments made:

•	as a tax-free exchange, transfer, or rollover to or for an annuity or tax-qualified account as permitted by federal tax law; or

•

in cases where the Beneficiary is an estate, trust, custodial account, corporation, limited liability company, partnership, or other entity, to a person to whom the Beneficiary is obligated to make corresponding payments.

Payments that become due after the death of the Beneficiary are made to:

•	the contingent payee designated as part of a Death Benefit Payout Option elected by you; or if none

•	then to a contingent payee designated by the Beneficiary; or if none

•	the estate of the last payee who received payments.

Such payments are subject to the Death Benefit Distribution Rules described below.

You may designate a contingent payee by a Request in Good Order. A Beneficiary may make or change a payee or contingent payee, except a Beneficiary may not change a designation made as part of a Payout Option election made by you for the Death Benefit. If the Beneficiary designates his or her spouse as a contingent payee and their marriage ends before the Beneficiary’s death, then we will treat the former spouse as having predeceased the Beneficiary except to the extent a court order provides that the former spouse’s rights as a contingent payee are to continue.

Death Benefit Distribution Rules

The Death Benefit Distribution Rules are summarized below.

•	For a Tax Qualified Contract. The Death Benefit must be paid in accordance with the tax qualification endorsement.

•

For a Nonqualified Contract. The Death Benefit must be paid either: (1) in full within five years of the date of death; or (2) over the life of the Beneficiary or over a period certain not exceeding the Beneficiary’s life expectancy, with payments at least annually, and with the first payment made within one year of the date of death.

PAYOUT OPTIONS

The standard Payout Options are described below. We will make payments in any other form of Payout Option that is acceptable to us at the time of any election. More than one Payout Option may be elected if the requirements for each Payout Option elected are satisfied. All elected Payout Options must comply with pertinent laws and regulations.

Payments under each standard Payout Option are made at the end of a payment interval. For example, if the Annuity Payout Initiation Date is October 31, 2028 and you select annual payments, then the first payment will be paid as of October 31, 2029.

Fixed Period Payout

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the Annuitant, if you direct, for the fixed period of time that you select. For a nonqualified contract, fixed periods shorter than 10 years are not available. For a tax-qualified contract, the only fixed period available is 10 years.

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•

If the payee dies before the end of the fixed period, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments.

•	In all cases, payments will stop at the end of the fixed period.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for the fixed period of time that you or the Beneficiary selects. The fixed period cannot exceed the life expectancy of the Beneficiary. For a tax-qualified contract, the fixed period also cannot exceed 10 years.

•

If the Beneficiary dies before the end of the fixed period, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments.

•	In all cases, payments will stop at the end of the fixed period.

Life Payout

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives. Payments will stop on the death of the Annuitant. This means that, even if we have made only one payment when the Annuitant dies, payments will stop.

If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not yet been reached.

•

If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option.

•	If the Annuitant’s death before the Annuity Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

For a tax-qualified contract, a Life Payout is not available to all Beneficiaries.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives. Payments will stop on the death of the Beneficiary. This means that, even if we have made only one payment when the Beneficiary dies, payments will stop.

If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

Life Payout with Payments for at Least a Fixed Period

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives. For a tax-qualified contract, fixed periods longer than 10 years are not available.

•	If the Annuitant dies after the end of the fixed period you selected, then payments will stop on the death of the Annuitant.

•

If the Annuitant dies before the end of the fixed period you selected, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you selected.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives. The fixed period cannot exceed the life expectancy of the Beneficiary. For a tax-qualified contract, a Life Payout with Payments for at Least a Fixed Period is not available to all Beneficiaries, and the fixed period also cannot exceed 10 years.

•	If the Beneficiary dies after the end of the fixed period selected, then payments will stop on the death of the Beneficiary.

•

If the Beneficiary dies before the end of the fixed period you or the Beneficiary selected, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you or the Beneficiary selected.

Joint and One-Half Survivor Payout

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the primary Annuitant, if you direct, for as long as the primary Annuitant lives.

•

If the primary Annuitant dies and the secondary Annuitant does not survive the primary Annuitant, then payments will stop on the death of the primary Annuitant. This means that, even if we have made only one payment when the primary Annuitant dies, payments will stop unless the secondary Annuitant survives.

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•

If the primary Annuitant dies and the secondary Annuitant is surviving, then we will make one-half of the periodic payment to you, or the secondary Annuitant, if you direct, for the rest of the secondary Annuitant’s life. In this case, payments will stop on the death of the secondary Annuitant.

If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Joint and One-Half Survivor Payout will never provide the full payment amount. In that case, if the secondary Annuitant agrees, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not been reached.

•

If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option.

•	If the Annuitant’s death before the Annuity Benefit Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.

•

If the Beneficiary dies and the contingent payee does not survive the Beneficiary, then payments will stop on the death of the Beneficiary. This means that, even if we have made only one payment when the Beneficiary dies, payments will stop unless the contingent payee survives.

•

If the Beneficiary dies and the contingent payee designated as part of the Death Benefit Payout Option election is surviving, then we will make one-half of the periodic payment to the contingent payee for the rest of the contingent payee’s life. In this case, payments will stop on the death of the contingent payee.

If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Joint and One-Half Survivor Payout will never provide the full payment amount. In that case, if the contingent payee agrees, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

A Joint and One-Half Survivor Payout is only available to a Beneficiary who is the surviving spouse of the owner.

Payments under a Payout Option

Payments under a Payout Option are calculated and paid as fixed dollar payments. The stream of payments is an obligation of the general account of Great American Life. Fixed dollar payments will remain level for the duration of the payment period. Once payments begin under a Payout Option, the Payout Option may not be changed. Once the Contract value is applied to a Payout Option, the periodic payments cannot be accelerated or converted into a lump sum payment unless we agree.

We will use the 2012 Individual Annuity Reserving Table with projection scale G2 for blended lives (60% female/40% male) with interest at 1% per year, compounded annually, to compute all guaranteed Payout Option factors, values, and benefits under the Contract. For purposes of calculating payments based on the age of a person, we will use his or her age as of his or her last birthday.

Considerations in Selecting a Payout Option

Payments under a Payout Option are affected by various factors, including the length of the payment period, the life expectancy of the person on whose life payments are based, and the frequency of the payment interval (monthly, quarterly, semi-annually or annually).

•	Generally, the longer the period over which payments are made or the more frequently the payments are made, the lower the amount of each payment because more payments will be made.

•	For Life Payout Options, the longer the life expectancy of the Annuitant or Beneficiary, the lower the amount of each payment because more payments are expected to be paid.

Non-Human Payees under a Payout Option

Except as stated below, the primary payee under a Payout Option must be a human being. All payments during his or her life must be made by check payable to the primary payee or by electronic transfer to a bank account owned by the primary payee.

Exceptions. Below are some exceptions to the general rule that the primary payee must be a human being. We may make other exceptions in our discretion.

•	A nonhuman that is the Owner of the Contract may be the primary payee. For example, if the Owner is a trust, that trust may be the primary payee.

•

Payments may be made payable to another insurance company or financial institution as a tax-free exchange, transfer, or rollover to or for another annuity or tax-qualified account as allowed by federal tax law.

PROCESSING PURCHASE PAYMENTS AND REQUESTS

Processing Purchase Payments

•	If we receive a Purchase Payment on a Market Day before the Market Close, we will apply it to your Contract on that Market Day.

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•	If we receive a Purchase Payment on a Market Day after the Market Close or on a day that is not a Market Day, then we will apply it to your Contract on the next Market Day.

An amount applied to a Contract will be held in the Purchase Payment Account until it is applied to a Crediting Strategy or Strategies on a Strategy Application Date pursuant to your instructions. We cannot apply an amount held in the Purchase Payment Account to a Crediting Strategy or Strategies if we do not have complete instructions from you.

If you have any questions, you should contact us or your registered representative before sending a Purchase Payment.

Processing Requests

•	Requests may be made by mail at P.O. Box 5423, Cincinnati OH 45201-5423.

•	Requests by fax may be made at 513-768-5115.

•

Requests for reallocations among Crediting Strategies may be made by telephone at 1-800-789-6771 between 8:00 AM and 4:00 PM Eastern Time Monday through Friday. We may also permit reallocation requests to be made at our website (www.GAIGannuities.com). Some selling firms may restrict the ability of their registered representatives to convey reallocation requests by telephone or Internet on your behalf.

To obtain one of our forms (for example, a Strategy Selection form or a Withdrawal Request form) or to obtain more information about how to make a request, call us at 1-800-789-6771 or send us a fax at 513-768-5115. You can also request forms or information by mail at Great American Life Insurance Company, P.O. Box 5423, Cincinnati OH 45201-5423. You may also obtain forms on our website, (www.GAIGannuities.com).

We cannot process a request unless it is a Request in Good Order. A request may be rejected or delayed if it is not a Request in Good Order.

•	If we receive a Request in Good Order on a Market Day before the Market Close, we will process it using values determined at the Market Close on that Market Day.

•	If we receive a Request in Good Order after the Market Close or on a day that is not a Market Day, then we will treat that request as received at the start of the next Market Day.

If you have any questions, you should contact us or your registered representative before submitting the request.

Exception. If a withdrawal under an automatic withdrawal program is scheduled for a date that is not a Market Day, then we will process the withdrawal on the scheduled date using values at the most recent Market Close. For example, if the automatic withdrawal is scheduled for a date that falls on Sunday and there was a Market Close at 4:00 PM on the previous Friday, then we will process the withdrawal on Sunday using values determined at 4:00 PM on that Friday.

Market Days and Market Close

A Market Day is each day that all markets that are used to measure available Indexed Strategies are open for regular trading.

•	Saturdays, Sundays, holidays and any other day that the New York Stock Exchange and the NYSE Arca are closed are not Market Days.

•

The NYSE and the NYSE Arca observe the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

A Market Close is the close of the regular or core trading session on the market used to measure a given Indexed Strategy.

•	Regular trading hours on the NYSE and core trading sessions on the NYSE Arca usually end at 4:00 PM Eastern Time

•	Trading hours on the NYSE and core trading sessions on the NYSE Arca end at 1:00 PM Eastern Time on the day before the Fourth of July and the Friday after Thanksgiving and Christmas Eve.

Regular trading or a core trading session may end at a different time on a Market Day under certain circumstances when and as permitted under applicable rules. Such circumstances generally cannot be predicted in advance.

Specific information about NYSE and NYSE Arca holidays and trading hours in any given calendar year is available at https://www.nyse.com/markets/hours-calendars.

Receipt of Purchase Payments, Applications and Requests

For purposes of processing, we deem Purchase Payments and applications, Requests in Good Order and other instructions (paperwork) mailed to our post office box as received by us at our administrative office when the Purchase Payment or the paperwork reaches the applicable processing department located at 310 E. 4th Street, Cincinnati OH 45202.

Risks and Limitations Related to Requests by Telephone or Internet

We will use reasonable procedures such as requiring certain identifying information, tape recording the telephone instructions, and providing written confirmation of the transaction, in order to confirm that instructions communicated by telephone, fax, Internet or other means are genuine. Any telephone, fax or Internet instructions reasonably believed by us to be genuine will be your responsibility, including losses arising from any errors in the communication of instructions. As a result of this policy, you will bear the risk of loss. We are not responsible for the validity of any request or action.

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Telephone and computer systems may not always be available. Any telephone or computer system, whether it is yours, your service provider’s, your agent’s, or ours, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you experience technical difficulties or problems, you should consider making your request by mail.

Suspension of Payments or Transfers

We may be required to suspend or delay payments, withdrawals and reallocations when we cannot obtain an Index value because:

•	the New York Stock Exchange or NYSE Arca is closed (other than customary weekend and holiday closings);

•	trading on the New York Stock Exchange or NYSE Arca is restricted; or

•	an emergency exists such that it is not reasonably practicable to determine fairly the value of the Index.

In this case, we will make payments and process withdrawals and reallocations as soon as practicable after we are able to obtain the Index value.

We may suspend or delay payments, withdrawals and reallocations when we are permitted to do so under a regulatory order. In this case, we will make payments and process withdrawals and reallocations when the order is no longer in effect.

Restrictions on Financial Transactions

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block an Owner’s ability to make certain transactions. This means that we may be required to refuse to accept any request for withdrawals, Surrenders, Annuity Payout Benefit payments or Death Benefit payments, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

RIGHT TO CANCEL (FREE LOOK)

If you change your mind about owning the Contract, you may cancel it within 20 days after you receive it. If you purchase this Contract to replace an existing annuity contract or life insurance policy, you have 30 days after you receive it. This is known as a “free look.” The right to cancel period may be longer in some states.

To cancel your Contract, you must submit your request to cancel to the producer who sold it or send it to us at P.O. Box 5423, Cincinnati, OH 45201-5423. If sent to us by mail, it is effective on the date postmarked with proper address and postage paid. Your request to cancel must be in writing and signed by you.

If you cancel your Contract, you will receive a refund. The amount of the refund will depend on where you live. When you cancel the Contract within this free look period, we will not assess an Early Withdrawal Charge.

•

If you live in a state where we are required to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period.

•

If you live in a state where we are required to refund the Account Value of your Contract, you will receive the Account Value on the day that we receive your cancellation Request in Good Order. If the Account Value includes the value of an Indexed Strategy, that Strategy value will reflect the applicable Daily Value Percentage. The amount you receive may be more or less than your Purchase Payment(s) depending upon any interest earned by your Contract and the value of your Indexed Strategies. This means that you bear the risk of any decline in the Account Value of your Contract before we receive your cancellation request.

No Early Withdrawal Charges will apply to the amount refunded. Unless required by state law, we do not refund any Early Withdrawal Charges assessed during the free look period that relate to a withdrawal taken before you cancel the Contract.

The State Variations section of this prospectus contains a summary of the state law provisions related to the free look period and the required refund amount.

There may be tax consequences if you cancel the Contract. You should seek advice on tax questions based on your particular circumstances from a tax advisor.

ANNUAL STATEMENT AND CONFIRMATIONS

At least once each calendar year, we will send you a statement that will show: (1) your Account Value; (2) all transactions regarding your Contract during the year; and (3) any interest credited to your Contract and/or any other changes in Strategy value credited to your Contract.

We will also send you written confirmations of Purchase Payments, Crediting Strategy allocations and renewals, withdrawals, and other financial transactions under your Contract. Statements and confirmations will be sent to your last known address on our records.

You should promptly report any inaccuracy or discrepancy in a statement or confirmation. To report an inaccuracy or discrepancy, contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at 1-800-789-6771. To protect your rights, you should consider reconfirming any oral communications by sending a written statement to P.O. Box 5423, Cincinnati, OH 45201-5423.

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ELECTRONIC DELIVERY

You may elect to receive electronic delivery of the Contract prospectus and other Contract related documents. Contact us at our website at www.GAIGannuities.com for more information and to enroll.

ABANDONED PROPERTY REQUIREMENTS

Every state has unclaimed property laws. These laws generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from: (1) the latest permitted Annuity Payout Initiation Date; or (2) the date of death for which a Death Benefit is due and payable. For example, if the payment of a death benefit has been triggered, but the beneficiary does not come forward to claim the death benefit in a timely manner, the unclaimed property laws will apply.

If a Death Benefit, Annuity Payout Benefit payments or other contract proceeds are unclaimed, we will pay them to the abandoned property division or unclaimed property office of the applicable state. (Escheatment is the formal, legal name for this process.) For example, on an unclaimed Death Benefit, depending on the circumstances, the proceeds are paid: (1) to the state where the beneficiary last resided, as shown on our books and records; (2) to the state where the contract owner last resided, as shown on our books and records; or (3) to Ohio, which is our state of domicile. The state will hold the proceeds without interest until a valid claim is made by the person entitled to the proceeds.

To prevent escheatment of the Death Benefit, Annuity Payout Benefit payments, or other proceeds from your Contract, it is important:

•	to update your contact information, such as your address, phone number, and email address, if and as it changes; and

•	to update your Beneficiary and other designations, including complete names, complete addresses, phone numbers, and social security numbers, if and as they change.

Please contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at 1-800-789-6771, to make such updates.

State unclaimed property laws do not apply to annuity contracts that are held under an employer retirement plan that is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

OWNER

The Owner on the Contract Effective Date is set out on your Contract Specifications Page. The Owner possesses all of the ownership rights under a Contract, such as making allocations among the Crediting Strategies, electing a Payout Option, and designating a Beneficiary.

If an Owner is a trust, custodial account, corporation, limited liability company, partnership, or other entity, then the age of the eldest Annuitant is treated as the age of the Owner for all purposes of this Contract.

Joint Owners

•	For a Nonqualified Contract. Two persons may jointly own the Contract. In this case, the term “Owner” includes the joint Owner and you must exercise all rights of ownership by joint action.

•	For a Tax Qualified Contract. No joint owner is permitted.

Change of Owner

•

For a Nonqualified Contract. You may change the Owner only with our written consent. A change of Owner cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

•	For a Tax Qualified Contract. You cannot change the Owner except to the limited extent permitted by the tax qualification endorsement.

A change of Owner must be made by a Request in Good Order. A change of Owner may have adverse tax consequences.

Assignment

•

For a Nonqualified Contract. You may pledge, charge, encumber or assign you interest in this Contract only with our written consent. If we grant our consent, you may assign all or any part of your rights under this Contract except your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option.

•	For a Tax Qualified Contract. You cannot pledge, charge, encumber or in any way assign your interest in this Contract except to the limited extent permitted by the tax qualification endorsement.

An assignment must be requested by a Request in Good Order. We are not responsible for the validity of any assignment. An assignment may have adverse tax consequences.

If we have consented to an assignment, the rights of a person holding the assignment, including the right to any payment under this Contract, come before the rights of an Owner, Annuitant, Beneficiary, or other payee. An assignment may be ended only the person holding it or as provided by law.

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Successor Owner

Your spouse becomes the successor owner of the Contract and succeeds to all rights of ownership if all of the following requirements are met:

•	a Death Benefit is payable on account of your death;

•	the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse;

•	either you make that election by a Request in Good Order before your death or your spouse makes that election by a Request in Good Order before the Death Benefit Payment Date; and

•	you were not a successor owner of the Contract.

A successor owner election cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

In some states, state law extends this successor owner right to a civil union partner or other person who is not your spouse as defined by federal tax law. In that case, distributions after your death must be made as required by the Death Benefit Distributions Rules described in the Death Benefit section above.

Community Property

If you live in a community property state and have a spouse at any time while you own this Contract, the laws of that state may vary your ownership rights.

ANNUITANT

The Annuitant is the natural person on whose life Annuity Payout Benefit payments are based. The Annuitant on the Contract Effective Date is set out on your Contract Specifications Page.

•

For a Nonqualified Contract. The Annuitant cannot be changed at any time that the Contract is owned by a trust, custodial account, corporation, limited liability company, partnership, or other entity. Otherwise, you may change a designation of Annuitant at any time before the Annuity Payout Initiation Date.

•	For a Tax Qualified Contract. The Annuitant must be the natural person covered under the retirement arrangement for whose benefit the Contract is held.

A change of Annuitant must be made by a Request in Good Order. A change of Annuitant does not cancel a designation of a Beneficiary or a Payout Option election.

If an Annuitant dies before the Annuity Payout Initiation Date and no Death Benefit is payable, then in the absence of a new designation, the Annuitant will be:

•	the surviving joint Annuitant(s); or if none

•	the Owner(s).

BENEFICIARY

A Beneficiary is a person entitled to receive all or part of a Death Benefit that is to be paid under this Contract on account of a death before the Annuity Payout Initiation Date.

•	If a Death Benefit becomes payable on account of your death or the death of a joint Owner, then the surviving Owner is the Beneficiary no matter what other designation you may have made.

•	In all other cases, you may designate a person or person who will be the Beneficiaries as provided in the Designation of Beneficiary provision of the Contract.

•	If no designated Beneficiary is surviving, then the Beneficiary is your estate.

•

If the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse and all other requirements for successor ownership are met, then your spouse may become the successor owner of the Contract in lieu of receiving the Death Benefit.

A designation of Beneficiary must be made by a Request in Good Order. We must receive the request on or before the date of death for which a Death Benefit is payable.

•	You may designate two or more persons jointly as the Beneficiaries. Unless you state otherwise, joint Beneficiaries that are surviving are entitled to equal shares.

•

You may designate one or more persons as contingent Beneficiary. Unless you state otherwise, a contingent Beneficiary is entitled to a benefit only if there is no primary Beneficiary who that is surviving.

Survivorship Required

In order to be entitled to receive a Death Benefit, a Beneficiary must survive for at least 30 days after the death for which the Death Benefit is payable.

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If you designate your spouse as a Beneficiary and your marriage ends before your death, we will treat your former spouse as having predeceased you unless:

•	a court order provides that the former spouse’s rights as a beneficiary are to continue; or

•	the former spouse remains or becomes an Owner.

OTHER CONTRACT PROVISIONS

Amendment of the Contract

We reserve the right to amend the Contract to comply with applicable Federal or state laws or regulations. We will notify you in writing of any such amendments.

Misstatement

We may require proof of the age of the Annuitant, Owner and/or the Beneficiary before making any payments under the Contract that are measured by such person’s life. If the age of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age. If payments based on the correct age would have been higher, we will pay the underpaid amount with interest. If payments would be lower, we may deduct the overpaid amount, with interest, from succeeding payments.

Involuntary Termination

If the Account Value on any anniversary of the initial Strategy Application Date is less than the minimum required value of $5,000 due to poor market performance or withdrawals from the Contract, we may terminate your Contract on that anniversary.

•

If you make only one Purchase Payment, each Term will end on an anniversary of the initial Strategy Application Date. In this case, any involuntary termination will occur on a date that is the end of a Term.

•

If you make multiple Purchase Payments, Terms may end on different dates. In this case, any involuntary termination will occur on a date that is the end of a Term, but it will occur before the end of other Terms. In this case, the Surrender Value payable upon termination of your Contract will reflect the Daily Value Percentages used to calculate the value of Indexed Strategies with Terms that are not ending on the termination date.

The examples below show the relationship between the date of an involuntary termination and the end of a Term.

Example A. You make one Purchase Payment that is applied to the Crediting Strategies on June 20, 2021. Terms will start and end on June 20 and the anniversary of the initial Strategy Application Date will be June 20. If your Account Value is less than $5,000 on June 20, 2024, we may terminate your Contract on that anniversary date.

Example B. You make two Purchase Payments. One Purchase Payment is applied to the Crediting Strategies on May 6, 2021 and the other Purchase Payment is applied to the Crediting Strategies on June 20, 2021. Terms will start and end on May 6 and on June 20. The anniversary of the initial Strategy Application Date will be May 6.

•	If your Account Value is less than $5,000 on June 20, 2024, we may not terminate your Contract because June 20 is not an anniversary of the initial Strategy Application Date.

•	If your Account Value is less than $5,000 on May 6, 2025, we may terminate your Contract on that anniversary date even though the other Term will not end until June 20, 2025.

If we terminate your Contract, we will pay you the Surrender Value determined as of the date that we terminate your Contract. The Surrender Value will reflect the applicable Indexed Strategy Values as calculated on the day that we terminate your Contract.

Loans

Loans are not available under the Contract.

FEDERAL TAX CONSIDERATIONS

This section provides a general description of federal income tax considerations relating to the Contracts. The purchase, holding and transfer of a Contract may have federal estate and gift tax consequences in addition to income tax consequences. Estate and gift taxation is not discussed in this prospectus. State taxation will vary, depending on the state in which you reside, and is not discussed in this prospectus.

The tax information provided in this prospectus is not intended or written to be used as legal or tax advice. It is written solely to provide general information related to the sale and holding of the Contracts. You should seek advice on legal or tax questions based on your particular circumstances from an attorney or tax advisor.

Tax Deferral on Annuities

Internal Revenue Code (“IRC”) Section 72 governs taxation of annuities in general. The income earned on a Contract is generally not included in income until it is withdrawn from the Contract. In other words, a Contract is a tax-deferred investment. Tax deferral is not available for a Contract when an Owner is not a natural person unless the Contract is part of a tax-qualified retirement plan or the Owner is a mere agent for a natural person. For a nonqualified deferred compensation plan, this rule means that the employer as Owner of the Contract will generally be taxed currently on any increase in the Surrender Value, although the plan itself may provide a tax deferral to the participating employee.

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Under certain circumstances, based on a rule known as the “Investor Control Doctrine,” the IRS has stated that the holder of an annuity contract could be treated as the owner (for tax purposes) of the assets of a separate account that supports the annuity contract. If you were treated as the owner of an interest in the separate account, then you would be taxed on the income, gain, and loss arising out of your interest in the separate account. Although the IRS has not provided definitive guidance on the application of this rule to indexed annuity contracts, we do not believe that this rule applies to the Contract because you have no specific, fractional, or unitized interest in the separate account assets, we are not obligated to invest the separate account in any particular assets, the investment return and market value of the separate account assets is not allocated in an identical manner to any Contract, the Contract values are determined based on gains and losses regardless of the performance of the separate account assets, and the derivatives that we may hold in the separate account are not publicly traded.

Tax-Qualified Retirement Plans

Annuities may also qualify for tax-deferred treatment, or serve as a funding vehicle, under tax-qualified retirement plans that are governed by other IRC provisions. These provisions include IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuities), IRC Sections 408 and 408A (individual retirement annuities), and IRC Section 457(b) (governmental deferred compensation plans). Tax-deferral is generally also available under these tax-qualified retirement plans through the use of a trust or custodial account without the use of an annuity.

The tax law rules governing tax-qualified retirement plans and the treatment of amounts held and distributed under such plans are complex. If the Contract is to be used in connection with a tax-qualified retirement plan, including an individual retirement annuity (“IRA”) under a Simplified Employee Pension (SEP) Plan, you should seek competent legal and tax advice regarding the suitability of the Contract for your particular situation.

Contributions to a tax-qualified Contract are typically made with pre-tax dollars, while contributions to other Contracts are typically made from after-tax dollars, though there are exceptions in either case. Tax-qualified Contracts may also be subject to restrictions on withdrawals that do not apply to other Contracts. These restrictions may be imposed to meet the requirements of the IRC or of an employer plan.

Following is a brief description of the types of tax-qualified retirement plans for which the Contracts are available.

Individual Retirement Annuities. IRC Sections 219 and 408 permit certain individuals or their employers to contribute to an individual retirement arrangement known as an “Individual Retirement Annuity” or “IRA”. Under applicable limitations, an individual may claim a tax deduction for certain contributions to an IRA. Contributions made to an IRA for an employee under a Simplified Employee Pension (SEP) Plan or Savings Incentive Match Plan for Employees (SIMPLE) established by an employer are not includable in the gross income of the employee until distributed from the IRA. Distributions from an IRA are taxable to the extent that they represent contributions for which a tax deduction was claimed, contributions made under a SEP plan or SIMPLE, or income earned within the IRA.

Roth IRAs. IRC Section 408A permits certain individuals to contribute to a Roth IRA. Contributions to a Roth IRA are not tax deductible. Tax-free distributions of contributions may be made at any time. Distributions of earnings are tax-free following the five-year period beginning with the first year for which a Roth IRA contribution was made if the Owner has attained age 59 1/2, become disabled, or died, or for qualified first-time homebuyer expenses.

Tax-Sheltered Annuities. IRC Section 403(b) of permits public schools and charitable, religious, educational, and scientific organizations described in IRC Section 501(c)(3) to establish “tax-sheltered annuity” or “TSA” plans for their employees. TSA contributions and Contract earnings are generally not included in the gross income of the employee until distributed from the TSA. Amounts attributable to contributions made under a salary reduction agreement cannot be distributed until the employee attains age 59 1/2, severs employment, becomes disabled, incurs a hardship, is eligible for a qualified reservist distribution, or dies. The IRC and the plan may impose additional restrictions on distributions.

Pension, Profit-Sharing, and 401(k) Plans. IRC Section 401 permits employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish such plans for themselves and their employees. These plans may use annuity contracts to fund plan benefits. Generally, contributions are deductible to the employer in the year made, and contributions and earnings are generally not included in the gross income of the employee until distributed from the plan. The IRC and the plan may impose restrictions on distributions. Purchasers of a Contract for use with such plans should seek competent advice regarding the suitability of the Contract under the particular plan.

Governmental Eligible Deferred Compensation Plans. State and local government employers may purchase annuity contracts to fund eligible deferred compensation plans for their employees, as described in IRC Section 457(b). Contributions and earnings are generally not included in the gross income of the employee until the employee receives distributions from the plan. Amounts cannot be distributed until the employee attains age 70 1/2, severs employment, becomes disabled, incurs an unforeseeable emergency, or dies. The plan may impose additional restrictions on distributions.

Roth TSAs, Roth 401(k)s, and Roth 457(b)s. IRC Section 402A permits TSA plans, 401(k) plans, and governmental 457(b) plans to allow participating employees to designate some part or all of their future elective contributions as Roth contributions. Roth contributions to a TSA plan, 401(k) plan, or governmental 457(b) plan are included in the employee’s taxable income as earned. Amounts attributable to Roth TSA, Roth 401(k), or Roth 457(b) contributions must be held in a separate account from amounts attributable to traditional pre-tax TSA, 401(k), or 457(b) contributions.

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Distributions from a Roth TSA, Roth 401(k), or Roth 457(b) account are considered to come proportionally from contributions and earnings. Distributions attributable to Roth account contributions are tax-free. Distributions attributable to Roth account earnings are tax-free following the five-year period beginning with the first year for which Roth contributions are made to the plan if the employee has attained age 59 1/2, become disabled, or died. A Roth TSA, Roth 401(k), or Roth 457(b) account is subject to the same distribution restrictions that apply to amounts attributable to traditional pre-tax TSA, 401(k), or 457(b) contributions made under a salary reduction agreement. The plan may impose additional restrictions on distributions.

Nonqualified Deferred Compensation Plans

Employers may invest in annuity contracts in connection with unfunded deferred compensation plans for their employees. Such plans may include eligible deferred compensation plans of non-governmental tax-exempt employers, as described in IRC Section 457(b); deferred compensation plans of both governmental and nongovernmental tax-exempt employers that are taxed under IRC Section 457(f) and subject to Section 409A; and nonqualified deferred compensation plans of for-profit employers subject to Section 409A. In most cases, these plans are designed so that amounts credited under the plan will not be includable in the employees’ gross income until paid under the plan. In these situations, the annuity contracts are not plan assets and are subject to the claims of the employer’s general creditors. Whether or not made from the Contract, plan benefit payments are subject to restrictions imposed by the IRC and the plan.

Summary of Income Tax Rules

The following chart summarizes the basic income tax rules governing tax-qualified retirement plans, nonqualified deferred compensation plans, and other non-tax-qualified Contracts.

	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Other Non-Tax-Qualified Contracts
Plan Types

•  IRC §408 (IRA, SEP, SIMPLE IRA)

•  IRC §408A (Roth IRA)

•  IRC §403(b) (Tax-Sheltered Annuity)

•  IRC §401 (Pension, Profit– Sharing, 401(k))

•  Governmental IRC §457(b)

•  IRC §402A (Roth TSA, Roth 401(k), or Roth 457(b))

		• IRC §409A • Nongovernmental IRC §457(b) • IRC §457(f)	• IRC §72 only

Who May Purchase a Contract	Eligible employee, employer, or employer plan.	Employer on behalf of eligible employee. Employer generally loses tax-deferred status of Contract itself.	Anyone. Non-natural person will generally lose tax-deferred status.

Contribution Limits	Contributions are limited by IRC and/or plan requirements.		None.

Distribution Restrictions	Distributions from Contract and/or plan may be restricted to meet IRC and/or plan requirements.		None.

Taxation of Withdrawals, Surrenders, and Lump Sum Death Benefit

Generally, 100% of distributions must be included in taxable income. However, the portion that represents an after-tax investment is not taxable. Distributions from Roth IRA are deemed to come first from after- tax contributions. Distributions from other plans are generally deemed to come from income and after-tax investment (if any) on a pro-rata basis. Distributions from §408A Roth IRA or §402A Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

For tax purposes, all IRAs and SEP IRAs of an owner are treated as a single IRA, and all Roth IRAs of an owner are treated as a single Roth IRA.

Generally, distributions must be included in taxable income until all accumulated earnings are paid out. Thereafter, distributions are tax-free return of the original investment. However, distributions are tax-free until any investment made before August 14, 1982 is returned.

For tax purposes, all non-tax-qualified annuity contracts issued to the same owner by the same insurer in the same calendar year are treated as one contract.

Taxation of Payout Option Payments (Annuity Benefit or Death Benefit)	A percentage of each payment is tax free equal to the ratio of after-tax investment (if any) to the total expected payments, and the balance is included in taxable income. Once the after-tax investment has been recovered, the full amount of each benefit payment is included in taxable income. Distributions from a Roth IRA, Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

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	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Other Non-Tax-Qualified Contracts
Possible Penalty Taxes for Distributions Before Age 59 1/2	Taxable portion of payments made before age 59 1/2 may be subject to 10% penalty tax (or 25% for a SIMPLE IRA during the first two years of participation). Penalty taxes do not apply to payments after the participant’s death, or to §457 plans. Other exceptions may apply.	None.	Taxable portion of payments made before age 59 1/2 may be subject to a 10% penalty tax. Penalty taxes do not apply to payments after the Owner’s death. Other exceptions may apply.

Assignment/ Transfer of Contract	Assignment and transfer of Ownership generally not permitted.		Generally, deferred earnings taxable to transferor upon transfer or assignment. Gift tax consequences are not discussed herein.

Federal Income Tax Withholding	Eligible rollover distributions from §401, §403(b), and governmental §457(b) plans are subject to 20% mandatory withholding on taxable portion unless direct rollover. For other payments, Payee may generally elect to have taxes withheld or not.	Generally subject to wage withholding.	Generally, Payee may elect to have taxes withheld or not.

Rollovers, Transfers, and Exchanges

Amounts from a tax-qualified Contract may be rolled over, transferred, or exchanged into another tax-qualified account or retirement plan as permitted by the IRC and plan(s). Amounts may be rolled over, transferred, or exchanged into a tax-qualified Contract from another tax-qualified account or retirement plan as permitted by the IRC and plan(s). In most cases, such a rollover, transfer, or exchange is not taxable, unless the rollover of pre-tax amounts is made into a Roth IRA, a Roth TSA, Roth 401(k), or Roth 457(b). Rollovers, transfers, and exchanges are not subject to normal contribution limits. The IRC or plan may require that rollovers be held in a separate Contract from other plan funds.

Amounts from a non-tax-qualified Contract may be transferred to another non-tax-qualified annuity or to a qualified long-term care policy as a tax-free exchange as permitted by the IRC Section 1035. Amounts from another non-tax-qualified annuity or from a life insurance or endowment policy may be transferred to a Contract as a tax-free exchange under IRC Section 1035.

Required Distributions

The Contracts are subject to the required distribution rules of federal tax law. These rules vary based on the tax qualification of the Contract or the plan under which it is issued.

For a tax-qualified Contract other than a Roth IRA, required minimum distributions must generally begin by April 1 following attainment of age 72 (age 70 1/2 if born before July 1, 1949). However, for a 403(b) Tax-Sheltered Annuity Plan, a 401 Pension, Profit-Sharing, or 401(k) Plan, or a 457(b) Governmental Deferred Compensation Plan, a participant who is not a 5% owner of the employer may delay required minimum distributions until April 1 following the year in which the participant retires from that employer. The required minimum distributions during life are calculated based on standard life expectancy tables adopted under federal tax law.

For a Roth IRA or for a Contract that is not tax-qualified, there are no required distributions during life.

A tax-qualified Contract must make required distributions after death. The required distributions vary depending on the type of beneficiary. Some beneficiaries may take payments over life or life expectancy, and others must receive all benefits within five or ten years after death. A non-tax-qualified Contract that has begun making payments under a payout option during the Owner’s life must make any remaining payments at least as rapidly after death. If payments from a non-tax-qualified Contract have not begun, then the death benefit must be paid out in full within five years after death, or must be paid out in substantially equal payments beginning within one year of death over a period not exceeding the life expectancy of the designated beneficiary.

For a traditional IRA, a Roth IRA, or a Contract that is not tax-qualified, a beneficiary who is a surviving spouse may elect out of these requirements, and apply the required distribution rules as if the Contract were his or her own. For this purpose, federal tax law recognizes as married any two people whose marriage is valid in the state in which it was celebrated. A civil union or domestic partnership is not considered a marriage.

PREMIUM AND OTHER TAXES

We reserve the right to deduct from the Purchase Payment or Account Value any taxes relating to the Contract paid by us to any government entity (including, but not limited to, premium taxes, additional taxes, and maintenance taxes on insurers, Federal, state and local withholding of income, estate, inheritance, or other taxes required by law from annuity purchase payments, and any new or increased taxes on insurers or annuity purchase payments that may be enacted into law).

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Currently some state governments impose premium taxes, additional taxes, and maintenance taxes on insurers based on annuity purchase payments received or applied to an annuity payout benefit. These taxes currently range from zero to 3.5% depending upon the jurisdiction and the tax qualification of the Contract. A federal premium tax has been proposed but not enacted. We may deduct any such premium or other taxes from the Purchase Payments or the Account Value at the time that the tax is imposed. We may also deduct any such tax not previously deducted from the Annuity Payout value or Death Benefit value.

We reserve the right to deduct from the Contract for any income taxes that we incur because of the Contract. At the present time, however, we are not incurring any such income tax or making any such deductions.

DISTRIBUTION OF THE CONTRACTS

Great American Advisors, LLC (“GAA”) is the principal underwriter and distributor of the securities offered through this prospectus. GALIC and GAA are affiliated because GAA is a subsidiary of GALIC. GAA also acts as the principal underwriter and distributor of the variable annuity contracts that are issued by one of our subsidiaries.

GAA’s principal executive offices are located at 301 E Fourth Street, Cincinnati, Ohio 45202. GAA is registered as a broker- dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as well as the securities regulators in the states in which it operates and registration is required. GAA is a member of the Financial Industry Regulatory Authority (“FINRA”).

Contracts are sold by licensed insurance agents (the “Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be appointed agents of GALIC and will be registered representatives of broker-dealer firms (the “Selling Broker-Dealers”) that have entered into selling agreements with us and GAA. Selling Broker-Dealers will be registered under the Securities Exchange Act of 1934 and will be members of FINRA.

FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline at 1-800-289-9999, or log on to www.finra.org to learn more about GAA, your Selling Agent, and his or her Selling Broker Dealer.

GAA receives no compensation for acting as underwriter of the Contracts; however, GALIC pays for some of GAA’s operating and other expenses, including overhead and legal and accounting fees. GALIC may reimburse GAA for certain sales expenses, such as marketing materials and advertising expenses, and other expenses of distributing the Contracts.

GALIC or GAA pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent.

The amount and timing of commissions paid to Selling Broker-Dealers may vary depending on the selling agreement but it will not be more than 9.2% of each Purchase Payment. In most cases, such amounts paid to a Selling Broker-Dealer will be divided between the Selling Agent and the Selling Broker-Dealer. Some Selling Broker-Dealers may elect to receive a lower commission when a Purchase Payment is made, along with annual trail commissions up to 1.5% of Account Value for so long as a contract remains in effect or as agreed in the selling agreement. GALIC may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

GALIC also may pay compensation to wholesaling broker-dealers or other firms or intermediaries in return for wholesaling services such as providing marketing and sales support, product training, and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of a Purchase Payment.

In addition to the compensation described above, GALIC may make additional cash payments, in certain circumstances referred to as “override” compensations, or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of GALIC’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of GALIC products, assistance in training and education of the Selling Agents, and opportunities for GALIC and GAA to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our indexed annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agents.

You should ask your Selling Agent for further information about the commissions or other compensation that he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

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There is no front-end sales load deducted from the Purchase Payment(s) to pay sales commissions. Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup at least a portion of the sales commissions and other sales expenses through fees and charges deducted under the Contract.

GREAT AMERICAN LIFE’S GENERAL ACCOUNT

Our general account (the “General Account”) holds all our assets other than assets in our insulated separate accounts. We own our General Account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. Our General Account assets fund the guarantees provided in the Contracts.

We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in Federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

We place a majority of the Purchase Payments made under the Contract in our General Account where we primarily invest the assets in a variety of fixed income securities.

We place a portion of the Purchase Payments made under the Contract in a non-unitized separate account (the “Separate Account”) that is not registered with the Securities and Exchange Commission. We established and maintain the Separate Account pursuant to the laws of our domiciliary state for the purpose of supporting our obligation to adjust the Indexed Strategy values based on the Daily Value Percentage or rise or fall of the Index. The assets of the Separate Account are held in our name on behalf of the Separate Account and legally belong to us. The assets in the Separate Account are not chargeable with liabilities arising out of any other business that we conduct. We may invest these assets in hedging instruments, including derivative contracts as well as other assets permitted under state law. To support our obligations to adjust the Indexed Strategy values, we may move money between the Separate Account and our General Account. We are not obligated to invest the assets of the Separate Account according to any particular plan except as we may be required to by state insurance laws. Regardless of your Strategy allocations, we do not intend to invest the assets of the Separate Account in the iShares MSCI EAFE exchange traded fund or iShares U.S. Real Estate exchange traded fund. We may or may not hold the hypothetical options described in this prospectus in the Separate Account.

Contract owners do not have any interest in or claim on the assets in the Separate Account nor do Contract owners participate in any way in the performance of assets held in the Separate Account.

LEGAL MATTERS

Reliance on Rule 12h-7

Great American Life relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of the 1934 Act from the requirement to file reports pursuant to Section 15(d) of that Act.

Legal Proceedings

Great American Life and its subsidiaries are involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by contract owners and policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices of insurance subsidiaries. Also, from time to time, state and federal regulators or other officials conduct formal and informal examinations or undertake other actions dealing with various aspects of the financial services and insurance industries. It is not possible to predict with certainty the ultimate outcome of any pending legal proceeding or regulatory action. However, Great American Life does not believe any such action or proceeding will have a material adverse effect upon its ability to meet its obligations under the Contracts.

Legal Opinion on Contracts

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of Great American Life, its authority to issue such Contracts under Ohio law, and the validity of the forms of the Contracts under Ohio law have been passed on by John P. Gruber, General Counsel of Great American Life.

Securities and Exchange Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Great American Life pursuant to its articles of incorporation or its code of regulations or pursuant to any insurance coverage or otherwise, Great American Life has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

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EXPERTS

The statutory financial statements and financial statement schedules of Great American Life Insurance Company as of December 31, 2021, and for the year then ended, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The KPMG LLP report dated April 25, 2022 of Great American Life Insurance Company includes explanatory language that states that the financial statements are prepared by Great American Life Insurance Company using statutory accounting practices prescribed or permitted by the Ohio Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the KPMG LLP audit report states that the financial statements are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with statutory accounting practices prescribed or permitted by the Ohio Department of Insurance.

The statutory-basis financial statements of Great American Life Insurance Company as of December 31, 2020 and for each of the two years in the period ended December 31, 2020, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, 221 East 4th Street, Suite 2900, Cincinnati, Ohio 45202, independent auditors, as set forth in their report included thereon. These statutory-basis financial statements are included in this registration statement in reliance on the report of Ernst & Young LLP given on the authority of such firm as experts in accounting and auditing.

The Ernst & Young LLP report dated May 14, 2021 of Great American Life Insurance Company includes explanatory language that states that the financial statements are prepared by Great American Life Insurance Company using statutory accounting practices prescribed or permitted by the Ohio Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the Ernst & Young LLP audit report states that the financial statements are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with statutory accounting practices prescribed or permitted by the Ohio Department of Insurance.

THE REGISTRATION STATEMENT

We filed a Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933 relating to the Contracts offered by this prospectus. This prospectus was filed as a part of the Registration Statement, but it does not constitute the complete Registration Statement. The Registration Statement contains further information relating to the Company and the Contracts. The Registration Statement and the exhibits thereto may be inspected and copied at the office of the Securities and Exchange Commission, located at 100 F Street, N.E., Washington, D.C., and may also be accessed at www.sec.gov. The Securities and Exchange Commission file number for the Contract is 333-262853.

Statements in this prospectus discussing the content of the Contracts and other legal instruments are summaries. The actual documents are filed as exhibits to the Registration Statement. For a complete statement of the terms of the Contracts or any other legal document, refer to the appropriate exhibit to the Registration Statement.

OPTION PRICES

In order to calculate the Daily Value Percentage of an Indexed Strategy, we determine the prices of the hypothetical options using a valuation model. The price of each option is stated as a percentage of the Index at the last Market Close on or before the first day of the Term.

•	ATM Call Option Price (at-the-money call option)

The ATM Call Option Price is the calculated price of a hypothetical call option that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term.

•	ATM Put Option Price (at-the-money put option)

The ATM Put Option Price is the calculated price of a hypothetical put option that will pay the holder an amount equal to the percentage fall, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term.

•	OTM Call Option Price (out-of-the-money call option)

The OTM Call Option Price is the calculated price of a hypothetical call option that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term, but only to the extent it exceeds the Cap for the Term.

•	OTM Put Option Price (out-of-the-money put option)

The OTM Put Option Price is the calculated price of a hypothetical put option that will pay the holder an amount equal to the percentage fall, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term, but only to the extent it exceeds the Buffer for the Term.

Valuation Model

We use a mathematical model to calculate the price of the hypothetical options in our formulas because direct prices of comparable options are generally not available. Options in the marketplace do not directly align with (1) the time remaining in a Term and (2) the strike prices for any of the hypothetical options used in the calculation of the Daily Value Percentage.

The valuation model is widely used for option pricing. It calculates the theoretical price of options using the following components: initial and current Index levels or prices, expected dividend yield, option strike prices, expected interest rates, time, and implied volatility of option prices. Below is a brief explanation of the components of the model.

•	Index Levels or Prices

The initial Index level or price for a Term is the Index at the last Market Close on or before the first day of the Term. The current Index level or price is the Index as of the most recent Market Close.

•	Dividend Yield (Div)

Dividend Yield is the dividend yield to the end of the Term as of a calculation date where the dividend yield is (1) interpolated from yields or (2) implied from market data as reported by Bloomberg or another market source.

For the S&P 500 Index, the dividend yield will reduce the Index level and the applicable call option prices.

•	Strike Price (K)

Strike Price is a value that varies for each type of option.

ATM call option strike price = Index at the start of the Term

50

ATM put option strike price = Index at the start of the Term

OTM call option strike price = Index at the start of the Term multiplied by (1 + Cap)

OTM put option strike price = Index at the start of the Term multiplied by (1 - Buffer)

•	Interest Rate (Rate)

Interest Rate is a rate based on key derivative interest rates obtained from information provided by Bloomberg or another market source. These interest rates are obtained for maturities adjacent to the actual time remaining in the Term on the calculation date. We use interpolation to derive the rate used as our input for the model.

•	Time (T)

Time is the portion of the Term that remains as measured by the following formula.

Time = number of calendar days from calculation date to end of Term / number of calendar days in Term

•	Implied Volatility (Vol)

Volatility is the implied volatility of option prices. It is approximated daily using observed option prices as reported by Bloomberg or another market source. For each hypothetical option included in the calculation, we approximate the volatility of option prices by interpolating between (1) implied volatilities for similar options with the closest available time remaining and (2) strike prices.

Implied volatility varies with (1) how much time remains until the end of a Term, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (2) the relationship between the strike price of that option and the value of the Index at the time of the calculation. This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to strike price.

Direct market data for these inputs is generally not available because options on an Index that actually trade in the market have (1) specific maturity dates that are unlikely to precisely match the end date of a Term and (2) moneyness values that are unlikely to precisely match the moneyness of the designated option that we use in our calculations. Accordingly, we interpolate between the implied volatility quotes that are based on the actual maturities and moneyness values.

EXAMPLES: IMPACT OF WITHDRAWALS ON CONTRACT VALUES AND AMOUNTS REALIZED

These examples are intended to show you how a withdrawal from an Indexed Strategy before the end of the Term affects the Indexed Strategy values and amounts realized at the end of the Term.

51

Example A: Withdrawal When Index Rising Steadily

This example assumes:

•

you allocate $50,000 to the S&P 500 1-year Term with Cap Strategy, $50,000 to the S&P 500 1-year Term with Participation Rate Strategy, and $50,000 to the S&P 500 6-year Term 10% Buffer with Participation Rate Strategy;

•	the Cap for the initial Term of the S&P 500 1-year Term with Cap Strategy is 10%;

•	the Upside Participation Rate for the initial Term of the S&P 500 1-year Term with Participation Rate Strategy is 75%;

•	the Upside Participation Rate for the Term of the S&P 500 6-year Term 10% Buffer with Participation Rate Strategy is 110%;

•	the S&P 500 is 1000 on the Term start date;

•

you request a $10,000 withdrawal on Day 146 when the Daily Value Percentage is 2.15% for the S&P 500 1-year Term with Cap Strategy, 2.33% for the S&P 500 1-year Term with Participation Rate Strategy, and 10% for the S&P 500 6-year Term 10% Buffer with Participation Rate Strategy;

•	you do not take any other withdrawals during the initial Term;

•

the withdrawal is covered by the Free Withdrawal Allowance and therefore no Early Withdrawal Charges apply (If Early Withdrawal Charges did apply, the amounts realized at the end of the Term would be reduced by both the withdrawal and the amount of the Early Withdrawal Charge); and

•	the S&P 500 is 1130 on the 1-year Term end date and the 6-year Term end date.

Please note that even with a rising Index, the Daily Value Percentage may be negative or lower than the Index rise because the Net Option Price is not equal to the current Index price, and because the Daily Value Percentage calculation subtracts the Amortized Option Cost and Trading Cost from the Net Option Price.

Impact of $10,000 Withdrawal in Month 4 of Term	S&P 500 1-year Term with Cap Strategy	S&P 500 1-year Term with Participation Rate Strategy	S&P 500 6-year Term 10% Buffer with Participation Rate
Investment Base at Term Start	$50,000	$50,000	$50,000
Daily Value Percentage on Withdrawal Date	2.15%	2.33%	10%
Dollar Amount of Increase on Withdrawal Date	$50,000 x .0215 = $1,075	$50,000 x .0233 = $1,165	$50,000 x .10 = $5,000
Strategy Value before Withdrawal	$50,000 + $1,075 = $51,075	$50,000 + $1,165 = $51,165	$50,000 + $5,000 = $55,000
Amount Withdrawn*	$3,248	$3,254	$3,498
Withdrawal as Percentage of Strategy Value	$3,248 / $51,075 = 6.36%	$3,254 / $51,165 = 6.36%	$3,498 / $55,000 = 6.36%
Proportional Reduction in Investment Base	$50,000 x .0636 = $3,180	$50,000 x .0636 = $3,180	$50,000 x .0636 = $3,180
Investment Base after Withdrawal	$50,000 - $3,180 = $46,820	$50,000 - $3,180 = $46,820	$50,000 - $3,180 = $46,820
Value at End of Term
Investment Base after Withdrawal	$46,820	$46,820	$46,820
Index at Term Start	1000	1000	1000
Index at Term End	1130	1130	1130
Rise in Index	13%	13%	13%
Cap	10%	n/a	n/a
Upside Participation Rate	n/a	75%	110%
Increase as a Percentage	10%	13% x 75% = 9.75%	13% x 110% = 14.3%
Dollar Amount of Increase	$46,820 x .10 = $4,682	$46,820 x .0975 = $4,565	$46,820 x .143 = $6,695
Strategy Value at Term End	$46,820 + $4,682 = $51,502	$46,820 + $4,565 = $51,385	$46,820 + $6,695 = $53,515

*

Note: The withdrawal is taken proportionally from each Indexed Strategy, based on the ratio of that Strategy’s value to the total value of all Indexed Strategies immediately before the withdrawal. In this example, the total value of all Indexed Strategies immediately before the withdrawal was $157,240 ($51,075 + $51,165 + $55,000). The S&P 500 1-year Term with Cap Strategy value was 32.48% of that total value ($ 51,075 / $157,240 = 32.48%), so 32.48% of the $10,000 withdrawal ($3,248) was taken from it. The S&P 500 with 1-year Term with Participation Rate Strategy value was 32.54% of that total value ($51,165 / $157,240 = 32.54%), so 32.54% of the $10,000 withdrawal ($3,254) was taken from it. The S&P 500 6-year Term 10% Buffer with Participation Rate Strategy value was 34.98% of that total value ($55,000 / $157,240 = 34.98%), so 34.98% of the $10,000 withdrawal ($3,498) was taken from it.

In this example, you invested $50,000 in the S&P 500 1-year Term with Cap Strategy, $50,000 in the S&P 500 1-year Term with Participation Rate Strategy, and $50,000 in the S&P 500 6-year Term 10% Buffer with Participation Rate Strategy. At the end of the 1-year Term you realized $109,389 from the 1-year Strategies ($3,248 withdrawal plus $3,254 withdrawal plus the Strategy values of $49,621 and $49,508 at the end of the 1-year Term). Had no withdrawal occurred, your 1-year Strategy values at the end of the Term would have totaled $109,875 ($50,000 plus 10% increase for the S&P 500 1-year Term with Cap Strategy, $50,000 plus 9.75% increase for the S&P 500 1-year Term with Participation Rate Strategy.)

*

At the end of the 6-year Term you realized $57,013 from the 6-year Strategy ($3,498 withdrawal plus the Strategy value of $53,515 at the end of the 6-year Term.) Had no withdrawal occurred, your 6-year Strategy value at the end of the Term would have totaled $57,150 ($50,000 plus 14.3% increase for the S&P 500 6-year Term 10% Buffer with Participation Rate Strategy).

This hypothetical Strategy values ($109,875 and $57,150) exceed the amounts realized ($109,389 and $57,013) because the portion of the Investment Base withdrawn from each Strategy did not earn the index increase it would have earned if it had been left in the respective Strategy for the entire Term.

In this example, the S&P 500 1-year Term with Cap Strategy performed better than the S&P 500 1-year Term with Participation Rate Strategy because the Upside Participation Rate limited the increase more than the Cap did. The higher Upside Participation Rate for the S&P 500 6-year Term 10% Buffer with Participation Rate Strategy led it to a higher Strategy value at the end of a 6-year Term than the other Strategies had at the end of a 1-year Term.

52

Example B: Withdrawal When Index Falling Steadily

This example assumes:

•

you allocate $50,000 to an S&P 500 1-year Term with Cap Strategy (or $50,000 to an S&P 500 1-year Term with Participation Rate Strategy, either of which has a 50% Downside Participation Rate) and $50,000 to the S&P 500 6-year Term 10% Buffer with Participation Rate Strategy (which has a 10% Buffer);

•	the S&P 500 is 1000 on the Term start date;

•

you request a $10,000 withdrawal on Day 146 when the Daily Value Percentage is -2% for the S&P 500 1-year Term with Cap Strategy and -12% for the S&P 500 6-year Term with Buffer with Participation Rate Strategy;

•	you do not take any other withdrawals during the initial Term;

•

the withdrawal is covered by the Free Withdrawal Allowance and therefore no Early Withdrawal Charges apply (If Early Withdrawal Charges did apply, the amounts realized at the end of the Term would be reduced by both the withdrawal and the amount of the Early Withdrawal Charge); and

•	the S&P 500 is 800 on the 1-year Term end date and the 6-year Term end date.

Please note that the Daily Value Percentage may be more negative than the fall in the Index because the Net Option Price is not equal to the current Index price, and because the Daily Value Percentage calculation subtracts the Amortized Option Cost and Trading Cost from the Net Option Price.

Impact of $10,000 Withdrawal in Month 4 of Term	S&P 500 1-year Term with Cap Strategy	S&P 500 6-year Term Buffer with Participation Rate Strategy
Investment Base at Term Start	$50,000	$50,000
Daily Value Percentage on Withdrawal Date	-2%	-12%
Dollar Amount of Decrease on Withdrawal Date	$50,000 x -.02 = $1,000	$50,000 x -.12 = $6,000
Strategy Value before Withdrawal	$50,000 - $1,000 = $49,000	$50,000 - $6,000 = $44,000
Amount Withdrawn*	$5,269	$4,731
Withdrawal as Percentage of Strategy Value	$5,269 / $ 49,000 = 10.75%	$4,731 / $44,000 = 10.75%
Proportional Reduction in Investment Base	$50,000 x .1075 = $5,376	$50,000 x .1075 = $5,376
Investment Base after Withdrawal	$50,000 - $5,376 = $44,624	$50,000 - $ = $44,624
Value at End of Term
Investment Base after Withdrawal	$44,624	$44,624
Index at Term Start	1000	1000
Index at Term End	800	800
Fall in Index	-20%	-20%
Downside Participation Rate	50%	n/a
Buffer	n/a	10%
Decrease as a Percentage	-20% x 50% = -10%	-20% - - 10% = -10%
Dollar Amount of Decrease	$44,624 x -.10 = $4,462	$44,624 x -.10 = $4,462
Strategy Value at Term End	$44,624 -$4,462 = $40,161	$44,624 - $4,462 = $40,161

*Note: The withdrawal is taken proportionally from each Indexed Strategy, based on the ratio of that Strategy’s value to the total value of all Indexed Strategies immediately before the withdrawal. In this example, the total value of all Indexed Strategies immediately before the withdrawal was $93,000 ($49,000 + $44,000). The S&P 500 1-year Term with Cap Strategy value was 52.69% of that total value ($49,000 / $93,000 = 52.69%), so 52.69% of the $10,000 withdrawal ($5,269) was taken from it. The S&P 500 6-year Term Buffer with Participation Rate Strategy value was 47.31% of that total value ($44,000 / $93,000 = 47.31%), so 47.31% of the $10,000 withdrawal ($4,731) was taken from it.

In this example, you invested $50,000 in the S&P 500 1-year Term with Cap Strategy and $50,000 in the S&P 500 6-year Term Buffer with Participation Rate Strategy. At the end of the 1-year Term you realized $45,430 ($5,269 withdrawal plus the S&P 500 1-year Term with Cap Strategy value of $40,161 at the end of the 1-year Term). Had no withdrawal occurred, your Strategy value at the end of the 1-year Term would have totaled

$45,000 ($50,000 minus 10% decrease for the S&P 500 1-year Term with Cap Strategy).

At the end of the 6-year Term you realized $44,892 ($4,731 withdrawal plus the S&P 500 6-year Term Buffer with Participation Rate Strategy value of $40,161 at the end of the 6-year Term). Had no withdrawal occurred, your Strategy value at the end of the 6-year Term would have totaled $45,000 ($50,000 minus 10% decrease for the S&P 500 6-year Term Buffer with Participation Rate Strategy).

The amount realized at the end of the 1-year Term for the S&P 500 1-year Term with Cap Strategy ($45,430) exceeds the hypothetical Strategy value at the end of the 1-year Term ($45,000) because a large portion of the withdrawal (52.69%) was taken from the 1-year Strategy, and that portion was not subject to the 10% decrease it would have suffered if it had been left in the Strategy for the entire 1-year Term.

The hypothetical Strategy value for the S&P 500 6-year Term Buffer with Participation Rate Strategy at the end of the 6-year Term ($45,000) exceeds the amount realized at the end of the 6-year Term ($44,892) because the portion of the withdrawal taken from the 6-year Strategy (only 47.31%) was small enough that its contribution to the total realized was unable to counterbalance the savings resulting from the fact that it was not subject to the 10% decrease it would have suffered if it had been left in the Strategy for the entire 6-year Term.

The Strategy value ($40,161) is the same for both the S&P 500 1-year Term with Cap Strategy, at the end of a 1-year term, and the S&P 500 6-year Term Buffer with Participation Rate Strategy, at the end of a 6-year Term, because both Strategies apply the same decrease as a percentage to a 20% fall in the Index, and because the proportionality rules relating to withdrawals keep each Strategy’s Investment Base equal to the other.

53

Example C: Withdrawal When Index Rises

This example assumes:

•	you allocate your entire $50,000 Purchase Payment to the S&P 500 1-year Term with Cap Strategy when the S&P 500 is 1900;

•	the Contract Effective Date and the Term start date are both April 6, 2022;

•	an Early Withdrawal Charge of 8% applies in the initial Term;

•	the Cap for the initial Term of that Strategy is 12%;

•	you request a $10,000 withdrawal on August 1, 2022 when the Daily Value Percentage is 1%;

•	you do not take any other withdrawals during the initial Term; and

•	the S&P 500 is 2033 on the Term end date of April 6, 2023.

Term Start Date	April 6, 2022
Strategy Value	$50,000	See Footnote 1 below.
Investment Base	$50,000	See Footnote 1 below.
Cap for Term	12%	See Footnote 2 below.
Index	1900
Withdrawal Date	August 1, 2022
Daily Value Percentage on Withdrawal Date	1%
Dollar Amount of Increase on Withdrawal Date	$500	See Footnote 3 below.
Strategy Value before Withdrawal	$50,500	See Footnote 4 below.
Amount of Withdrawal Requested	$10,000
Free Withdrawal Allowance	$5,000	See Footnote 5 below.
Early Withdrawal Charge	$435	See Footnote 6 below.
Total Amount Withdrawn	$10,435	See Footnote 7 below.
Withdrawal as Percentage of Strategy Value	20.66%	See Footnote 8 below.
Proportional Reduction in Investment Base	$10,330	See Footnote 8 below.
Investment Base after Withdrawal	$39,670	See Footnote 9 below.
Strategy Value after Withdrawal	$40,065	See Footnote 10 below.
Term End Date	April 6, 2023
Index	2033
Rise in Index	7%	See Footnote 11 below.
Increase as a Percentage	7%	See Footnote 12 below.
Investment Base after Withdrawal	$39,670	See Footnote 9 below.
Dollar Amount of Increase	$2,777	See Footnote 12 below.
Strategy Value at Term End	$42,447	See Footnote 13 below.

Footnote 1. On the Term start date, the Strategy value is equal to the amount applied to the Strategy on the Term start date. The amount applied on the Term start date is also the beginning Investment Base.

Footnote 2. The Cap is the largest rise in the Index over the Term taken into account to determine any increase at the end of a Term. In this example, the Cap is 12%, which means it will not affect the calculation of any increase unless the Index rises by more than 12%.

Footnote 3. When the Daily Value Percentage is positive, we use the following formula to calculate the Strategy value before the end of the Term.

Formula	Investment Base x Daily Value Percentage = dollar amount of increase

Calculation	$50,000 x 1% = $500

Footnote 4. In this example, the Daily Value Percentage is positive on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base plus the increase for the Daily Value Percentage on that date.

Formula	Investment Base + dollar amount of increase = Strategy value

Calculation	$50,000 + $500 = $50,500

Footnote 5. The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula	Purchase Payment x 10% = FWA for first Contract Year

Calculation	$50,000 x 10% = $5,000

54

Footnote 6. The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 8%. The Early Withdrawal Charge rate declines after each of the first six Contract Years. There is no Early Withdrawal Charge after Contract Year 6.

Formula	[(Requested withdrawal—FWA) x EWC rate] / (1.00—EWC rate) = Early Withdrawal Charge

Calculation	[($10,000—$5,000) x 8%] / (1.00—0.08) = $5,000 x 8% / 0.92 = $400 / 0.92 = $435

Footnote 7. When you request a withdrawal, you receive the amount you requested. If an Early Withdrawal Charge applies, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your Contract is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula	Requested withdrawal + Early Withdrawal Charge = total amount withdrawn

Calculation	$10,000 + $435 = $10,435

Footnote 8. When you take a withdrawal, the deduction from the Investment Base taken is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If the Strategy value on the withdrawal date is higher than the Investment Base, the proportional reduction in the Investment Base will be less than the total amount withdrawn.

Formula	Total amount withdrawn / Strategy value before withdrawal = withdrawal as percentage of Strategy value

Calculation	$10,435 / $50,500 = 20.66%

Formula	Investment Base before withdrawal x withdrawal as percentage of Strategy value = proportional reduction in Investment Base

Calculation	$50,000 x 20.66% = $10,330

Footnote 9. On the withdrawal date after the withdrawal, the Investment Base is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal—proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal

Calculation	$50,000—$10,330 = $39,670

Footnote 10. On the withdrawal date, the Strategy value after the withdrawal is equal to Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal—total amount withdrawn = Strategy value after withdrawal

Calculation	$50,500—$10,435 = $40,065

Footnote 11. The rise in the Index on the Term end date is equal to the percentage change in the Index measured from the Term start date to the Term end date.

Formula	(Index on Term end date—Index on Term start date) / Index on Term start date = rise in Index

Calculation	(2033—1900) / 1900 = 7%

Footnote 12. When the Index has risen over the Term, we use the following formulas to calculate the increase for a Strategy with a Cap.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index

Calculation	7% rise in Index < 12% cap, so increase percentage = 7%

Formula	Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index

Calculation	$39,668 x 7% = $2,777

Footnote 13. In this example, there has been a rise in the Index over the Term and you have taken a $10,000 withdrawal during the Term. This means the Strategy value at the end of the Term is the Investment Base on the Term end date plus the increase for the rise in the Index over the Term.

Formula	Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date

Calculation	$39,670 + $2,777 = $42,447

55

Example D: Withdrawal When Index Falls

This example assumes:

•	you allocate your entire $50,000 Purchase Payment to the S&P 500 1-year Term with Cap Strategy when the S&P 500 is 1900;

•	the Contract Effective Date and the Term Start Date are both April 6, 2022;

•	an Early Withdrawal Charge of 8% applies in the initial Term;

•	you request a $10,000 withdrawal on August 1, 2022 when the Daily Value Percentage is -6%;

•	you do not take any other withdrawals during the initial Term; and

•	the S&P 500 is 1748 on the Term end date of April 6, 2023.

Term Start Date	April 6, 2022
Strategy Value	$50,000	See Footnote 1 below.
Investment Base	$50,000	See Footnote 1 below.
Downside Participation Rate	50%	See Footnote 2 below.
Index	1900

Withdrawal Date	August 1, 2022
Daily Value Percentage on Withdrawal Date	-6%
Dollar Amount of Decrease on Withdrawal Date	-$3,000	See Footnote 3 below.
Strategy Value before Withdrawal	$47,000	See Footnote 4 below.
Amount of Withdrawal Requested	$10,000
Free Withdrawal Allowance	$5,000	See Footnote 5 below.
Early Withdrawal Charge	$435	See Footnote 6 below.
Total Amount Withdrawn	$10,435	See Footnote 7 below.
Withdrawal as Percentage of Strategy Value	22.2%	See Footnote 8 below.
Proportional Reduction in Investment Base	$11,101	See Footnote 8 below.
Investment Base after Withdrawal	$38,899	See Footnote 9 below.
Strategy Value after Withdrawal	$36,565	See Footnote 10 below.

Term End Date	April 6, 2023
Index	1748
Fall in Index	-8%	See Footnote 11 below.
Decrease as a Percentage	-4%	See Footnote 12 below.
Investment Base after Withdrawal	$38,899	See Footnote 9 below.
Dollar Amount of Decrease	-$1,556	See Footnote 12 below.
Strategy Value at Term End	$37,343	See Footnote 13 below.

Footnote 1. On the Term start date, the Strategy value is equal to the amount applied to the Strategy on the Term start date. The amount applied on the Term start date is also the beginning Investment Base.

Footnote 2. The Downside Participation Rate is your share of any fall in the Index over the Term taken into account to determine any decrease at the end of the Term. For each Term of each Indexed Strategy that we currently offer with this Contract, the Downside Participation Rate is 50%. The Downside Participation Rate will not change from Term to Term.

Footnote 3. When the Daily Value Percentage is negative, we use the following formula to calculate the Strategy value before the end of the Term.

Formula	Investment Base x Daily Value Percentage = dollar amount of decrease

Calculation	$50,000 x -6% = -$3,000

Footnote 4. In this example, the Daily Value Percentage is negative on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base, minus the decrease for the Daily Value Percentage on that date.

Formula	Investment Base – dollar amount of decrease = Strategy value

Calculation	$50,000—$3,000 = $47,000

Footnote 5. The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula	Purchase Payment x 10% = FWA for first Contract Year

Calculation	$50,000 x 10% = $5,000

56

Footnote 6. The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 8%. The Early Withdrawal Charge rate declines after each of the first six Contract Years. There is no Early Withdrawal Charge after Contract Year 6.

Formula	[(Requested withdrawal—FWA) x EWC rate] / (1.00—EWC rate) = Early Withdrawal Charge

Calculation	[($10,000—$5,000) x 8%] / (1.00—0.08) = $5,000 x 8% / 0.92 = $400 / 0.92 = $435

Footnote 7. When you request a withdrawal, you receive the amount you requested. If an Early Withdrawal Charge applies, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your Contract is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula	Requested withdrawal + Early Withdrawal Charge = total amount withdrawn

Calculation	$10,000 + $435 = $10,435

Footnote 8. When you take a withdrawal, the deduction from the Investment Base taken is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If the Strategy value on the withdrawal date is less than the Investment Base, the proportional reduction in the Investment Base will be more than the total amount withdrawn.

Formula	total amount withdrawn / Strategy value before withdrawal = withdrawal as percentage of Strategy value

Calculation	$10,435 / $47,000 = 22.2%

Formula	Investment Base before withdrawal x withdrawal as percentage of Strategy value = proportional reduction in Investment Base

Calculation	$50,000 x 22.2% = $11,101

Footnote 9. On the withdrawal date, the Investment Based after the withdrawal is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal—proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal

Calculation	$50,000—$11,101 = $38,899

Footnote 10. On the withdrawal date, the Strategy value after the withdrawal is equal to the Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal—total amount withdrawn = Strategy value after withdrawal

Calculation	$47,000—$10,435 = $36,565

Footnote 11. The fall in the Index on the Term end date is equal to the percentage change in the Index measured from the Term start date to the Term end date.

Formula	(Index on Term end date—Index on Term start date) / Index on Term start date

Calculation	(1748—1900) / 1900 = -8%

Footnote 12. When the Index has fallen over the Term, we use the following formula to calculate the decrease.

Formula	Fall in Index x Downside Participation Rate = decrease as a percentage based on fall in Index

Calculation	-8% x 50% = -4%

Formula	Investment Base x decrease percentage based on fall in Index = dollar amount of decrease based on fall in Index

Calculation	$38,899 x -4% = -$1,556

Footnote 13. In this example, there has been a fall in the Index over the Term and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on at the end of the Term is the Investment Base on the Term end date minus the decrease for the fall in the Index over the Term.

Formula	Investment Base on Term end date – dollar amount of decrease based on fall in Index = Strategy value on Term end date

Calculation	$38,899—$1,556 = $37,343

57

Example E: Amount Available for a Withdrawal After 6 Years When Index Rises Steadily

The following example is intended to help you understand the amount that may be available for withdrawal for Indexed Strategies that have different Term lengths after a six-year period when the Index rises at a steady rate. In many market conditions, at the end of six years an Indexed Strategy with a six-year Term will outperform Indexed Strategies with shorter Terms that use the same Index.

This example assumes:

•	you allocate a $50,000 Purchase Payment to the S&P 500 1-year Term with Cap Strategy when the S&P 500 is 1000, and the Cap is 10%;

•	you allocate a $50,000 Purchase Payment to the S&P 500 1-year Term with Participation Rate Strategy when the S&P 500 is 1000, and the Upside Participation Rate is 75%;

•	you allocate a $50,000 Purchase Payment to the S&P 500 6-year Term 10% Buffer with Participation Rate when the S&P 500 is 1000, and the Upside Participation Rate is 130%;

•	the Contract Effective Date and the Term Start Date are both April 6, 2022, so that the Contract Years and Term Years align;

•	you do not take any withdrawals during the first six Contract Years;

•	amounts allocated to the 1-year strategies are rolled over into the same Indexed Strategy at the end of each 1-year Term, and the Caps and Upside Participation Rates do not change; and

•

on April 6, 2023, the S&P 500 is at 1040 and the 6-year Strategy Daily Value Percentage is -2.30%; on April 6, 2024, the S&P 500 is at 1082 and the 6-year Strategy Daily Value Percentage is 4.60%; on April 6, 2025, the S&P 500 is at 1125 and the 6-year Strategy Daily Value Percentage is 11.70%; on April 6, 2026, the S&P 500 is at 1170 and the 6-year Strategy Daily Value Percentage is 19.10%; on April 6, 2027, the S&P 500 is at 1217 and the 6-year Strategy Daily Value Percentage is 26.70%; and on April 6, 2028, the S&P 500 is at 1266.

	S&P 500 1-year Cap Strategy	S&P 500 1-year Participation Rate Strategy	S&P 500 6-year Buffer Strategy
Year 1
Strategy Value—April 6, 2022	$50,000	$50,000	$50,000	See Footnote 1 below.
Investment Base—April 6, 2022	$50,000	$50,000	$50,000	See Footnote 1 below.
Remaining Investment Base—April 6, 2023	$50,000	$50,000	$50,000	See Footnote 2 below.
Rise in Index for Period	4.00%	4.00%	n/a	See Footnote 3 below.
Cap for Period	10%	n/a	n/a	See Footnote 4 below.
Participation Rate For Period	n/a	75%	n/a	See Footnote 5 below.
Increase as a Percentage	4.00%	3.00%	-2.30%	See Footnote 6 below.
Dollar Amount of Increase	$2,000	$1,500	-$1,150	See Footnote 7 below.
Strategy Value – April 6, 2023	$52,000	$51,500	$48,850	See Footnote 8 below.
Year 2
Investment Base – April 6, 2023	$52,000	$51,500	$50,000	See Footnote 8 below.
Remaining Investment Base – April 6, 2024	$52,000	$51,500	$50,000	See Footnote 9 below.
Rise in Index for Period	4.00%	4.00%	n/a	See Footnote 10 below.
Cap for Period	10%	n/a	n/a	See Footnote 11 below.
Participation Rate For Period	n/a	75%	n/a	See Footnote 12 below.
Increase as a Percentage	4.00%	3.00%	4.60%	See Footnote 13 below.
Dollar Amount of Increase	$2,080	$1,545	$2,300	See Footnote 14 below.
Strategy Value—April 6, 2024	$54,080	$53,045	$52,300	See Footnote 15 below.
Year 3
Investment Base—April 6, 2024	$54,080	$53,045	$50,000	See Footnote 15 below.
Remaining Investment Base—April 6, 2025	$54,080	$53,045	$50,000	See Footnote 16 below.
Rise in Index for Period	4.00%	4.00%	n/a	See Footnote 17 below.
Cap for Period	10%	n/a	n/a	See Footnote 18 below.
Participation Rate For Period	n/a	75%	n/a	See Footnote 19 below.
Increase as a Percentage	4.00%	3.00%	11.70%	See Footnote 20 below.
Dollar Amount of Increase	$2,163	$1,591	$5,850	See Footnote 21 below.
Strategy Value – April 6, 2025	$56,243	$54,636	$55,850	See Footnote 22 below.
Year 4
Investment Base – April 6, 2025	$56,243	$54,636	$50,000	See Footnote 22 below.
Remaining Investment Base – April 6, 2026	$56,243	$54,636	$50,000	See Footnote 23 below.
Rise in Index for Period	4.00%	4.00%	n/a	See Footnote 24 below.
Cap for Period	10%	n/a	n/a	See Footnote 25 below.
Participation Rate For Period	n/a	75%	n/a	See Footnote 26 below.
Increase as a Percentage	4.00%	3.00%	19.10%	See Footnote 27 below.
Dollar Amount of Increase	$2,250	$1,639	$9,550	See Footnote 28 below.
Strategy Value – April 6, 2026	$58,493	$56,275	$59,550	See Footnote 29 below.
Year 5
Investment Base – April 6, 2026	$58,493	$56,275	$50,000	See Footnote 29 below.

58

Remaining Investment Base – April 6, 2027	$58,493	$56,275	$50,000	See Footnote 30 below.
Rise in Index for Period	4.00%	4.00%	n/a	See Footnote 31 below.
Cap for Period	10%	n/a	n/a	See Footnote 32 below.
Participation Rate For Period	n/a	75%	n/a	See Footnote 33 below.
Increase as a Percentage	4.00%	3.00%	26.70%	See Footnote 34 below.
Dollar Amount of Increase	$2,340	$1,688	$13,350	See Footnote 35 below.
Strategy Value – April 6, 2027	$60,833	$57,964	$63,350	See Footnote 36 below.
Year 6
Investment Base – April 6, 2027	$60,833	$57,964	$50,000	See Footnote 36 below.
Remaining Investment Base – April 6, 2028	$60,833	$57,964	$50,000	See Footnote 37 below.
Rise in Index for Period	4.00%	4.00%	26.60%	See Footnote 38 below.
Cap for Period	10%	n/a	n/a	See Footnote 39 below.
Participation Rate For Period	n/a	75%	130%	See Footnote 40 below.
Increase as a Percentage	4.00%	3.00%	34.50%	See Footnote 41 below.
Dollar Amount of Increase	$2,433	$1,739	$17,250	See Footnote 42 below.
Strategy Value—April 6, 2028	$63,266	$59,703	$67,250	See Footnote 43 below.

Footnote 1. At the beginning of the first Term, the Strategy value is equal to the amount applied to the Strategy on the Term start date. The amount applied on the Term start date is also the beginning Investment Base.

Footnote 2. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation	$50,000-$0 = $50,000 for all Indexed Strategies

Footnote 3. For a 1-year Strategy, the value at the first Term is based on the rise or fall of the Index over the Term. The Rise or fall in the Index for the Term is equal to the percentage change in the Index Value measured from the Term Start Date to the Term end date.

Formula	(Index Value on Term End Date—Index Value on Term Start Date) / Index Value on Term Start Date

Calculation	(1040-1000) / 1000 = 4.0%

For the 6-year Strategy, the value at the end of Year 1 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 4. The Cap is the largest rise in the Index over a Term taken into account to determine any increase at the end of the Term. In this example, the 1-year Cap Strategy has a Cap of 10% for the first Term, which means it will not affect the calculation of any increase unless the Index rises by more than 10% for the Term. The 1-year Upside Participation Rate Strategy and the 6-year Buffer with Participation Rate Strategy do not have a Cap.

Footnote 5. The Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-year Upside Participation Rate Strategy has an Upside Participation Rate of 75% for the first Term, which means the calculation of any increase will include 75% of any Index rise for the Term. The 6-year Strategy did not complete a Term in Year 1, so no Upside Participation Rate will be applied when determining the Strategy value at the end of Year 1. The 1-year Cap Strategy does not have an Upside Participation Rate.

Footnote 6.

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with a Cap.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index

Calculation	4.0% rise in Index < 10% cap, so increase percentage = 4.0%

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with an Upside Participation Rate.

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	4.0% x 75% = 3.0%

For the 6-year Strategy with an Upside Participation Rate, the Upside Participation Rate only applies at the end of the 6-year Term. At the end of Year 1, the Strategy Value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen.

Footnote 7.

For a 1-year Strategy, When the Index has risen over the Term, we use the following formula to calculate the increase.

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index Calculation

59

1-year Strategy with a Cap:	$50,000 x 4.0% = $2,000
1-year Strategy with an Upside Participation Rate:	$50,000 x 3.0% = $1,500

For the 6-year Strategy, when the Daily Value Percentage is negative, we use the following formula to calculate the amount of the decrease.

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of decrease based on Daily Value Percentage

Calculation

6-year Strategy with a Buffer:	$50,000 x -2.3% = -$1,150

Footnote 8. In this example, for the 1-year Strategies, there has been a rise in the Index over the first Term. We use the following formula to calculate the Strategy value at the end of Year 1.

Formula	Remaining Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$50,000 + $2,000 = $52,000
1-year Strategy with an Upside Participation Rate:	$50,000 + $1,500 = $51,500

For the 6-year Strategy, the Daily Value Percentage is negative at the end of Year 1. We use the following formula to calculate the Strategy value.

Formula	Remaining Investment Base on valuation date - dollar amount of decrease based on Daily Value Percentage = current Strategy value

Calculation

6-year Strategy with a Buffer:	$50,000 - $1,150 = $48,850

For the 1-year Strategies, the Strategy value at the end of the first Term is also the Investment Base at the beginning of the second Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 9. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

1-year Strategy with a Cap:	$52,000—$0 = $52,000
1-year Strategy with an Upside Participation Rate:	$51,500—$0 = $51,500
6-year Strategy with an Upside Participation Rate:	$50,000—$0 = $50,000

Footnote 10. For a 1-year Strategy, the value at the end of the second Term is based on the rise or fall in the index over the Term. The Rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term Start Date to the Term end date.

Formula	(Index Value on Term End Date—Index Value on Term Start Date) / Index Value on Term Start Date

Calculation	(1082—1040) / 1040 = 4.0%

For the 6-year Strategy, the value at the end of Year 2 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 11. The Cap is the largest rise in the Index over a Term taken into account to determine any increase at the end of the Term. In this example, the 1-year Cap Strategy has a Cap of 10% for the second Term, which means it will not affect the calculation of any increase unless the Index rises by more than 10% for the Term. The 1-year Upside Participation Rate Strategy and the 6-year Buffer with Participation Rate Strategy do not have a Cap.

Footnote 12. The Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-year Upside Participation Rate Strategy has an Upside Participation Rate of 75% for the second Term, which means the calculation of any increase will include 75% of any Index rise for the Term. The 6-year Strategy did not complete a Term in Year 2, so no Upside Participation Rate will be applied when determining the Strategy value at the end of Year 2. The 1-year Cap Strategy does not have an Upside Participation Rate.

Footnote 13.

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with a Cap.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index

Calculation	4.0% rise in Index < 10% cap, so increase percentage = 4.0%

60

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with an Upside Participation Rate.

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	4.0% x 75% = 3.0%

For the 6-year Strategy with an Upside Participation Rate, the Upside Participation Rate only applies at the end of the 6-year Term. At the end of Year 1, the Strategy Value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen.

Footnote 14.

For a 1-year Strategy, When the Index has risen over the Term, we use the following formula to calculate the increase.

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index

Calculation

1-year Strategy with a Cap:	$52,000 x 4.0% = $2,080
1-year Strategy with an Upside Participation Rate:	$51,500 x 3.0% = $1,545

For the 6-year Strategy, when the Daily Value Percentage is positive, we use the following formula to calculate the amount of the increase.

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of increase based on Daily Value Percentage

Calculation

6-year Strategy with a Buffer:	$50,000 x 4.6% = $2,300

Footnote 15. In this example, for the 1-year Strategies, there has been a rise in the Index over the second Term. We use the following formula to calculate the Strategy value at the end of Year 2.

Formula	Remaining Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$52,000 + $2,080 = $54,080
1-year Strategy with an Upside Participation Rate:	$51,500 + $1,545 = $53,045

For the 6-year Strategy, the Daily Value Percentage is positive at the end of Year 2. We use the following formula to calculate the Strategy value.

Formula	Remaining Investment Base on valuation date + dollar amount of increase based on Daily Value Percentage = current Strategy value

Calculation

6-year Strategy with a Buffer:	$50,000 + $2,300 = $52,300

For the 1-year Strategies, the Strategy value at the end of the second Term is also the Investment Base at the beginning of the third Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 16. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

1-year Strategy with a Cap:	$54,080—$0 = $54,080
1-year Strategy with an Upside Participation Rate:	$53,045—$0 = $53,045
6-year Strategy with an Upside Participation Rate:	$50,000—$0 = $50,000

Footnote 17. For a 1-year Strategy, the value at the end of the third Term is based on the rise or fall in the index over the Term. The Rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term Start Date to the Term end date.

Formula	(Index Value on Term End Date—Index Value on Term Start Date) / Index Value on Term Start Date

Calculation	(1125- 1082) / 1082 = 4.0%

For the 6-year Strategy, the value at the end of Year 3 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 18. The Cap is the largest rise in the Index over a Term taken into account to determine any increase at the end of the Term. In this example, the 1-year Cap Strategy has a Cap of 10% for the third Term, which means it will not affect the calculation of any increase unless the Index rises by more than 10% for the Term. The 1-year Upside Participation Rate Strategy and the 6-year Buffer with Participation Rate Strategy do not have a Cap.

61

Footnote 19. The Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-year Upside Participation Rate Strategy has an Upside Participation Rate of 75% for the third Term, which means the calculation of any increase will include 75% of any Index rise for the Term. The 6-year Strategy did not complete a Term in Year 3, so no Upside Participation Rate will be applied when determining the Strategy value at the end of Year 3. The 1-year Cap Strategy does not have an Upside Participation Rate.

Footnote 20.

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with a Cap.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index

Calculation	4.0% rise in Index < 10% cap, so increase percentage = 4.0%

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with an Upside Participation Rate.

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	4.0% x 75% = 3.0%

For the 6-year Strategy with an Upside Participation Rate, the Upside Participation Rate only applies at the end of the 6-year Term. At the end of Year 1, the Strategy Value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen.

Footnote 21.

For a 1-year Strategy, when the Index has risen over the Term, we use the following formula to calculate the increase.

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index

Calculation

1-year Strategy with a Cap:	$54,080 x 4.0% = $2,163
1-year Strategy with an Upside Participation Rate:	$53,045 x 3.0% = $1,591

For the 6-year Strategy, when the Daily Value Percentage is positive, we use the following formula to calculate the amount of the increase.

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of increase based on Daily Value Percentage

Calculation

6-year Strategy with a Buffer:	$50,000 x 11.7% = $5,850

Footnote 22. In this example, for the 1-year Strategies, there has been a rise in the Index over the third Term. We use the following formula to calculate the Strategy value at the end of Year 3.

Formula	Remaining Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$54,080 + $2,163 = $56,243
1-year Strategy with an Upside Participation Rate:	$53,045 + $1,591 = $54,636

For the 6-year Strategy, the Daily Value Percentage is positive at the end of Year 3. We use the following formula to calculate the Strategy value.

Formula	Remaining Investment Base on valuation date + dollar amount of increase based on Daily Value Percentage = current Strategy value

Calculation

6-year Strategy with a Buffer:	$50,000 + $5,850 = $55,850

For the 1-year Strategies, the Strategy value at the end of the third Term is also the Investment Base at the beginning of the fourth Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 23. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

1-year Strategy with a Cap:	$56,243 - $0 = $56,243
1-year Strategy with an Upside Participation Rate:	$54,636 - $0 = $54,636
6-year Strategy with an Upside Participation Rate:	$50,000 - $0 = $50,000

62

Footnote 24. For a 1-year Strategy, the value at the end of the fourth Term is based on the rise or fall in the index over the Term. The Rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term Start Date to the Term end date.

Formula	(Index Value on Term End Date-Index Value on Term Start Date) / Index Value on Term Start Date

Calculation	(1170 -1125) / 1125 = 4.0%

For the 6-year Strategy, the value at the end of Year 4 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 25. The Cap is the largest rise in the Index over a Term taken into account to determine any increase at the end of the Term. In this example, the 1-year Cap Strategy has a Cap of 10% for the fourth Term, which means it will not affect the calculation of any increase unless the Index rises by more than 10% for the Term. The 1-year Upside Participation Rate Strategy and the 6-year Buffer with Participation Rate Strategy do not have a Cap.

Footnote 26. The Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-year Upside Participation Rate Strategy has an Upside Participation Rate of 75% for the fourth Term, which means the calculation of any increase will include 75% of any Index rise for the Term. The 6-year Strategy did not complete a Term in Year 4, so no Upside Participation Rate will be applied when determining the Strategy value at the end of Year 4. The 1-year Cap Strategy does not have an Upside Participation Rate.

Footnote 27.

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with a Cap.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index

Calculation	4.0% rise in Index < 10% cap, so increase percentage = 4.0%

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with an Upside Participation Rate.

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	4.0% x 75% = 3.0%

For the 6-year Strategy with an Upside Participation Rate, the Upside Participation Rate only applies at the end of the 6-year Term. At the end of Year 1, the Strategy Value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen.

Footnote 28.

For a 1-year Strategy, when the Index has risen over the Term, we use the following formula to calculate the increase.

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index

Calculation

1-year Strategy with a Cap:	$56,243 x 4.0% = $2,250
1-year Strategy with an Upside Participation Rate:	$54,636 x 3.0% = $1,639

For the 6-year Strategy, when the Daily Value Percentage is positive, we use the following formula to calculate the amount of the increase.

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of increase based on Daily Value Percentage

Calculation

6-year Strategy with a Buffer:	$50,000 x 19.1% = $9,550

Footnote 29. In this example, for the 1-year Strategies, there has been a rise in the Index over the fourth Term. We use the following formula to calculate the Strategy value at the end of Year 4.

Formula	Remaining Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$56,243 + $2,250 = $58,493
1-year Strategy with an Upside Participation Rate:	$54,636 + $1,639 = $56,275

For the 6-year Strategy, the Daily Value Percentage is positive at the end of Year 4. We use the following formula to calculate the Strategy value.

Formula	Remaining Investment Base on valuation date + dollar amount of increase based on Daily Value Percentage = current Strategy value

Calculation

6-year Strategy with a Buffer:	$50,000 + $9,550 = $59,550

For the 1-year Strategies, the Strategy value at the end of the fourth Term is also the Investment Base at the beginning of the fifth Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

63

Footnote 30. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

1-year Strategy with a Cap:	$58,493 - $0 = $58,493
1-year Strategy with an Upside Participation Rate:	$56,275 - $0 = $56,275
6-year Strategy with an Upside Participation Rate:	$50,000 - $0 = $50,000

Footnote 31. For a 1-year Strategy, the value at the end of the fifth Term is based on the rise or fall in the index over the Term. The Rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date.

Formula	(Index Value on Term End Date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(1217 - 1170) / 1170 = 4.0%

For the 6-year Strategy, the value at the end of Year 5 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 32. The Cap is the largest rise in the Index over a Term taken into account to determine any increase at the end of the Term. In this example, the 1-year Cap Strategy has a Cap of 10% for the fifth Term, which means it will not affect the calculation of any increase unless the Index rises by more than 10% for the Term. The 1-year Upside Participation Rate Strategy and the 6-year Buffer with Participation Rate Strategy do not have a Cap.

Footnote 33. The Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-year Upside Participation Rate Strategy has an Upside Participation Rate of 75% for the fifth Term, which means the calculation of any increase will include 75% of any Index rise for the Term. The 6-year Strategy did not complete a Term in Year 5, so no Upside Participation Rate will be applied when determining the Strategy value at the end of Year 5. The 1-year Cap Strategy does not have an Upside Participation Rate.

Footnote 34.

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with a Cap.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index

Calculation	4.0% rise in Index < 10% cap, so increase percentage = 4.0%

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with an Upside Participation Rate.

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	4.0% x 75% = 3.0%

For the 6-year Strategy with an Upside Participation Rate, the Upside Participation Rate only applies at the end of the 6-year Term. At the end of Year 1, the Strategy Value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen.

Footnote 35.

For a 1-year Strategy, when the Index has risen over the Term, we use the following formula to calculate the increase.

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index

Calculation

1-year Strategy with a Cap:	$58,493 x 4.0% = $2,340
1-year Strategy with an Upside Participation Rate:	$56,275 x 3.0% = $1,688

For the 6-year Strategy, when the Daily Value Percentage is positive, we use the following formula to calculate the amount of the increase.

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of increase based on Daily Value Percentage

Calculation

64

6-year Strategy with a Buffer:	$50,000 x 26.7% = $13,350

Footnote 36. In this example, for the 1-year Strategies, there has been a rise in the Index over the fifth Term. We use the following formula to calculate the Strategy value at the end of Year 5.

Formula	Remaining Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$58,493 + $2,340 = $60,833
1-year Strategy with an Upside Participation Rate:	$56,275 + $1,688 = $57,964

For the 6-year Strategy, the Daily Value Percentage is positive at the end of Year 5. We use the following formula to calculate the Strategy value.

Formula	Remaining Investment Base on valuation date + dollar amount of increase based on Daily Value Percentage = current Strategy value

Calculation

6-year Strategy with a Buffer:	$50,000 + $13,350 = $63,350

For the 1-year Strategies, the Strategy value at the end of the fifth Term is also the Investment Base at the beginning of the sixth Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 37. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

1-year Strategy with a Cap:	$60,833 -$0 = $60,833
1-year Strategy with an Upside Participation Rate:	$57,964 -$0 = $57,964
6-year Strategy with an Upside Participation Rate:	$50,000 -$0 = $50,000

Footnote 38. For a 1-year Strategy, the value at the end of the sixth Term is based on the rise or fall in the index over the Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term Start Date to the Term end date.

Formula	(Index Value on Term End Date -Index Value on Term Start Date) / Index Value on Term Start Date

Calculation	(1266 -1217) / 1217 = 4.0%

For the 6-year Strategy, the value at the end of the Term is based on the rise or fall in the index over the entire 6-year Term. The rise or fall in the Index for the Term is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date.

Formula	(Index Value on Term End Date -Index Value on Term Start Date) / Index Value on Term Start Date

Calculation	(1266 -1000) / 1000 = 26.6%

Footnote 39. The Cap is the largest rise in the Index over a Term taken into account to determine any increase at the end of the Term. In this example, the 1-year Cap Strategy has a Cap of 10% for the sixth Term, which means it will not affect the calculation of any increase unless the Index rises by more than 10% for the Term. The 1-year Upside Participation Rate Strategy and the 6-year Buffer with Participation Rate Strategy do not have a Cap.

Footnote 40. The Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-year Upside Participation Rate Strategy has an Upside Participation Rate of 75% for the sixth Term, which means the calculation of any increase will include 75% of any Index rise for the Term. The 6-year Strategy has an Upside Participation Rate of 130% for the 6-year Term, which means the calculation of any increase will include 130% of any Index rise for the term. The 1-year Cap Strategy does not have an Upside Participation Rate.

Footnote 41.

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with a Cap.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index

Calculation	4.0% rise in Index < 10% cap, so increase percentage = 4.0%

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with an Upside Participation Rate.

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	4.0% x 75% = 3.0%

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 6-year Strategy with an Upside Participation Rate.

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	26.6% x 130% = 34,5%

65

Footnote 42.

When the Index has risen over the Term, we use the following formula to calculate the increase.

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index

Calculation

1-year Strategy with a Cap:	$60,833 x 4.0% = $2,433
1-year Strategy with an Upside Participation Rate:	$57,964 x 3.0% = $1,739
6-year Strategy with an Upside Participation Rate:	$50,000 x 34.5% = $17,250

Footnote 43. In this example, for the 1-year Strategies, there has been a rise in the Index over the sixth Term. For the 6-year Strategy, there has also been a rise in the index over its 6-year Term. This means that both for a 1-year Strategy and the 6-year Strategy, the Strategy value at the end of Year 6 is the Remaining Investment Base on the Term end date plus the increase for the rise in the Index over the Term.

Formula	Remaining Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$60,833 + $2,433 = $63,266
1-year Strategy with an Upside Participation Rate:	$57,964 + $1,739 = $59,703
6-year Strategy with an Upside Participation Rate:	$50,000 + $17,250 = $67,250

Example F: Amount Available for a Withdrawal After 6 Years When Index Falls Steadily

The following example is intended to help you understand the amount that may be available for withdrawal for Indexed Strategies that have different Term lengths after a six-year period when the Index falls at a steady rate.

This example assumes:

•	you allocate a $50,000 Purchase Payment to the S&P 500 1-year Term with Cap Strategy when the S&P 500 is 1000;

•	you allocate a $50,000 Purchase Payment to the S&P 500 1-year Term with Participation Rate Strategy when the S&P 500 is 1000;

•	you allocate a $50,000 Purchase Payment to the S&P 500 6-year Term 10% Buffer with Participation Rate Strategy when the S&P 500 is 1000;

•	the Contract Effective Date and the Term start date are both April 6, 2022, so that the Contract Years and Term Years align;

•	you do not take any withdrawals during the first six Contract Years;

•	amounts allocated to the 1-year strategies are rolled over into the same Indexed Strategy at the end of each 1-year Term; and

•

on April 6, 2023, the S&P 500 is at 960 and the 6-year Strategy Daily Value Percentage is -4.50%; on April 6, 2024, the S&P 500 is at 922 and the 6-year Strategy Daily Value Percentage is -4.90%; on April 6, 2025, the S&P 500 is at 885 and the 6-year Strategy Daily Value Percentage is -6.00%; on April 6, 2026, the S&P 500 is at 849 and the 6-year Strategy Daily Value Percentage is -8.10%; on April 6, 2027, the S&P 500 is at 815 and the 6-year Strategy Daily Value Percentage is -10.00%; and on April 6, 2028, the S&P 500 is at 783.

66

	S&P 500 1-year Term with Cap Strategy	S&P 500 1-year Term with Participation Rate Strategy	S&P 500 6-year Term 10% Buffer with Participation Rate Strategy
Year 1
Strategy Value—April 6, 2022	$50,000	$50,000	$50,000	See Footnote 1 below.
Investment Base—April 6, 2022	$50,000	$50,000	$50,000	See Footnote 1 below.
Remaining Investment Base—April 6, 2023	$50,000	$50,000	$50,000	See Footnote 2 below.
Fall in Index for Period	-4.00%	-4.00%	n/a	See Footnote 3 below.
Buffer for Period	n/a	n/a	n/a	See Footnote 4 below.
Downside Participation Rate For Period	50%	50%	n/a	See Footnote 5 below.
Decrease as a Percentage	-2.00%	-2.00%	-4.50%	See Footnote 6 below.
Dollar Amount of Decrease	-$1,000	-$1,000	-$2,250	See Footnote 7 below.
Strategy Value—April 6, 2023	$49,000	$49,000	$47,750	See Footnote 8 below.
Year 2
Investment Base—April 6, 2023	$49,000	$49,000	$50,000	See Footnote 8 below.
Remaining Investment Base—April 6, 2024	$49,000	$49,000	$50,000	See Footnote 9 below.
Fall in Index for Period	-4.00%	-4.00%	n/a	See Footnote 10 below.
Buffer for Period	n/a	n/a	n/a	See Footnote 11 below.
Downside Participation Rate For Period	50%	50%	n/a	See Footnote 12 below.
Decrease as a Percentage	-2.00%	-2.00%	-4.90%	See Footnote 13 below.
Dollar Amount of Decrease	-$980	-$980	-$2,450	See Footnote 14 below.
Strategy Value—April 6, 2024	$48,020	$48,020	$47,550	See Footnote 15 below.
Year 3
Investment Base—April 6, 2024	$48,020	$48,020	$50,000	See Footnote 15 below.
Remaining Investment Base—April 6, 2025	$48,020	$48,020	$50,000	See Footnote 16 below.
Fall in Index for Period	-4.00%	-4.00%	n/a	See Footnote 17 below.
Buffer for Period	n/a	n/a	n/a	See Footnote 18 below.
Downside Participation Rate For Period	50%	50%	n/a	See Footnote 19 below.
Decrease as a Percentage	-2.00%	-2.00%	-6.00%	See Footnote 20 below.
Dollar Amount of Decrease	-$960	-$960	-$3,000	See Footnote 21 below.
Strategy Value—April 6, 2025	$47,060	$47,060	$47,000	See Footnote 22 below.
Year 4
Investment Base—April 6, 2025	$47,060	$47,060	$50,000	See Footnote 22 below.
Remaining Investment Base—April 6, 2026	$47,060	$47,060	$50,000	See Footnote 23 below.
Fall in Index for Period	-4.00%	-4.00%	n/a	See Footnote 24 below.
Buffer for Period	n/a	n/a	n/a	See Footnote 25 below.
Downside Participation Rate For Period	50%	50%	n/a	See Footnote 26 below.
Decrease as a Percentage	-2.00%	-2.00%	-8.10%	See Footnote 27 below.
Dollar Amount of Decrease	-$941	-$941	-$4,050	See Footnote 28 below.
Strategy Value—April 6, 2026	$46,118	$46,118	$45,950	See Footnote 29 below.
Year 5
Investment Base—April 6, 2026	$46,118	$46,118	$50,000	See Footnote 29 below.
Remaining Investment Base—April 6, 2027	$46,118	$46,118	$50,000	See Footnote 30 below.
Fall in Index for Period	-4.00%	-4.00%	n/a	See Footnote 31 below.
Buffer for Period	n/a	n/a	n/a	See Footnote 32 below.
Downside Participation Rate For Period	50%	50%	n/a	See Footnote 33 below.
Decrease as a Percentage	-2.00%	-2.00%	-10.00%	See Footnote 34 below.
Dollar Amount of Decrease	-$922	-$922	-$5,000	See Footnote 35 below.
Strategy Value—April 6, 2027	$45,196	$45,196	$45,000	See Footnote 36 below.
Year 6
Investment Base—April 6, 2027	$45,196	$45,196	$50,000	See Footnote 36 below.
Remaining Investment Base—April 6, 2028	$45,196	$45,196	$50,000	See Footnote 37 below.
Fall in Index for Period	-4.00%	-4.00%	-21.70%	See Footnote 38 below.
Buffer for Period	n/a	n/a	-10%	See Footnote 39 below.
Downside Participation Rate For Period	50%	50%	n/a	See Footnote 40 below.
Decrease as a Percentage	-2.00%	-2.00%	-11.70%	See Footnote 41 below.
Dollar Amount of Decrease	-$904	-$904	-$5,850	See Footnote 42 below.
Strategy Value—April 6, 2028	$44,292	$44,292	$44,150	See Footnote 43 below.

67

Footnote 1. At the beginning of the first Term, the Strategy value is equal to the amount applied to the Strategy on the Term start date. The amount applied on the Term start date is also the beginning Investment Base.

Footnote 2. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation	$50,000 - $0 = $50,000 for all Indexed Strategies

Footnote 3. For a 1-year Strategy, the value at the end of the first Term is based on the rise or fall in the index over the Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date—Index Value on Term start date) / Index Value on Term start date

Calculation	(960 - 1000) / 1000 = -4.0%

For the 6-year Strategy, the value at the end of Year 1 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 4. The Buffer is the decrease in the value of an Index for a Term that is disregarded when determining the Loss for the Term. In this example, the S&P 500 6-year Term 10% Buffer with Participation Rate did not complete a Term in Year 1, so no Buffer will be applied when determining the Strategy value at the end of Year 1. The 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap do not have a Buffer.

Footnote 5. The Downside Participation Rate is your share of any fall in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, both the 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap each have a Downside Participation Rate of 50%, which means the calculation of any decrease will include 50% of any Index fall. The 6-year Strategy does not have a Downside Participation Rate.

Footnote 6.

For a 1-year Strategy, when the Index has fallen over a Term, we use the following formula to calculate the decrease for both the 1-year Strategy with a Cap and the 1-Year Strategy with an Upside Participation Rate.

Formula	Fall in Index for Term x Downside Participation Rate for Term = Decrease as a Percentage

Calculation	-4.0% x 50% = -2.0%

For the 6-year Strategy with a Buffer, the Buffer only applies at the end of the 6-year Term. At the end of Year 1, the Strategy value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen. The Strategy value may decline even when the fall in the Index has not exceeded the Buffer.

Footnote 7.

For a 1-year Strategy, when the Index has fallen over the Term, we use the following formula to calculate the amount of the decrease.

Formula	Remaining Investment Base x decrease percentage based on fall in Index = dollar amount of decrease based on fall in Index

Calculation

1-year Strategy with a Cap:	$50,000 x -2.0% = -$1,000
1-year Strategy with an Upside Participation Rate:	$50,000 x -2.0% = -$1,000

68

For the 6-year Strategy, when the Daily Value Percentage is negative, we use the following formula to calculate the amount of the decrease.

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of decrease based on Daily Value Percentage

Calculation

6-year Strategy with a Buffer:	$50,000 x -4.5% = -$2,250

Footnote 8. In this example, for the 1-year Strategies, there has been a fall in the Index over the first Term. We use the following formula to calculate the Strategy value at the end of Year 1.

Formula	Remaining Investment Base on Term end date—dollar amount of decrease based on fall in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$50,000 - $1,000 = $49,000
1-year Strategy with an Upside Participation Rate:	$50,000 - $1,000 = $49,000

For the 6-year Strategy, the Daily Value Percentage is negative at the end of Year 1. We use the following formula to calculate the Strategy value.

Formula	Remaining Investment Base on valuation date—dollar amount of decrease based on Daily Value Percentage = current Strategy value

Calculation

6-year Strategy with a Buffer:	$50,000 - $2,250 = $47,750

For the 1-year Strategies, the Strategy value at the end of the first Term is also the Investment Base at the beginning of the second Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 9. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base year – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

1-year Strategy with a Cap:	$49,000 - $0 = $49,000
1-year Strategy with an Upside Participation Rate:	$49,000 - $0 = $49,000
6-year Strategy with a Buffer:	$50,000 - $0 = $50,000

Footnote 10. For a 1-year Strategy, the value at the end of the second Term is based on the rise or fall in the index over the Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date—Index Value on Term start date) / Index Value on Term start date

Calculation	(922 - 960) / 960 = -4.0%

For the 6-year Strategy, the value at the end of Year 2 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 11. The Buffer is the decrease in the value of an Index for a Term that is disregarded when determining the Loss for the Term. In this example, the S&P 500 6-year Term 10% Buffer with Participation Rate did not complete a Term in Year 2, so no Buffer will be applied to that Strategy in Year 2. The 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap do not have a Buffer.

Footnote 12. The Downside Participation Rate is your share of any fall in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap have each have a Downside Participation Rate of 50%, which means the calculation of any decrease will include 50% of any Index fall. The 6-year Strategy does not have a Downside Participation Rate.

Footnote 13.

When the Index has fallen over a Term, we use the following formula to calculate the decrease for both the 1-year Strategy with a Cap and the 1-Year Strategy with an Upside Participation Rate.

Formula	Fall in Index for Term x Downside Participation Rate for Term = Decrease as a Percentage

Calculation	-4.0% x 50% = -2.0%

For the 6-year Strategy with a Buffer, the Buffer only applies at the end of the 6-year Term. At the end of Year 2, the Strategy value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen. The Strategy value may decline even when the fall in the Index has not exceeded the Buffer.

Footnote 14.

For a 1-year Strategy, when the Index has fallen over the Term, we use the following formula to calculate the amount of the decrease.

69

–Formula	Remaining Investment Base x decrease percentage based on fall in Index = dollar amount of decrease based on fall in Index

Calculation

1-year Strategy with a Cap:	$49,000 x-2.0% = -$980
1-year Strategy with an Upside Participation Rate:	$49,000 x-2.0% = -$980

For the 6-year Strategy, when the Daily Value Percentage is negative, we use the following formula to calculate the amount of the decrease.

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of decrease based on Daily Value Percentage

Calculation

6-year Strategy with a Buffer:	$50,000 x -4.9% = -$2,450

Footnote 15. In this example, for the 1-year Strategies, there has been a fall in the Index over the second Term. We use the following formula to calculate the Strategy value at the end of Year 2.

Formula	Remaining Investment Base on Term end date - dollar amount of decrease based on fall in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$49,000 - $980 = $48,020
1-year Strategy with an Upside Participation Rate:	$49,000 - $980 = $48,020

For the 6-year Strategy, the Daily Value Percentage is negative at the end of Year 2. We use the following formula to calculate the Strategy value.

Formula	Remaining Investment Base on valuation date - dollar amount of decrease based on Daily Value Percentage = current Strategy value

Calculation

6-year Strategy with a Buffer:	$50,000 - $2,450 = $47,550

For the 1-year Strategies, the Strategy value at the end of the second Term is also the Investment Base at the beginning of the third Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 16. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

1-year Strategy with a Cap:	$48,020 - $0 = $48,020
1-year Strategy with an Upside Participation Rate:	$48,020 - $0 = $48,020
6-year Strategy with a Buffer:	$50,000 - $0 = $50,000

Footnote 17. For a 1-year Strategy, the value at the end of the third Term is based on the rise or fall in the index over the Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date—Index Value on Term start date) / Index Value on Term start date

Calculation	(885 - 992) / 992 = -4.0%

For the 6-year Strategy, the value at the end of Year 3 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 18. The Buffer is the decrease in the value of an Index for a Term that is disregarded when determining the Loss for the Term. In this example, the S&P 500 6-year Term 10% Buffer with Participation Rate did not complete a Term in Year 3, so no Buffer will be applied to that Strategy in Year 3. The 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap do not have a Buffer.

Footnote 19. The Downside Participation Rate is your share of any fall in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap each have a Downside Participation Rate of 50%, which means the calculation of any decrease will include 50% of any Index fall. The 6-year Strategy does not have a Downside Participation Rate.

Footnote 20.

For a 1-year Strategy, when the Index has fallen over a Term, we use the following formula to calculate the decrease for both the 1-year Strategy with a Cap and the 1-Year Strategy with an Upside Participation Rate.

Formula	Fall in Index for Term x Downside Participation Rate for Term = Decrease as a Percentage

Calculation	-4.0% x 50% = -2.0%

70

For the 6-year Strategy with a Buffer, the Buffer only applies at the end of the 6-year Term. At the end of Year 3, the Strategy value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen. The Strategy value may decline even when the fall in the Index has not exceeded the Buffer.

Footnote 21.

For a 1-year Strategy, when the Index has fallen over the Term, we use the following formula to calculate the amount of the decrease.

Formula	Remaining Investment Base x decrease percentage based on rise in Index = dollar amount of decrease based on fall in Index

Calculation

1-year Strategy with a Cap:	$48,020 x -2.0% = -$960
1-year Strategy with an Upside Participation Rate:	$48,020 x -2.0% = -$960

For the 6-year Strategy, when the Daily Value Percentage is negative, we use the following formula to calculate the amount of the decrease.

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of decrease based on Daily Value Percentage

Calculation

6-year Strategy with a Buffer:	$50,000 x -6.0% = -$3,000

Footnote 22. In this example, for the 1-year Strategies, there has been a fall in the Index over the third Term. This means the Strategy value at the end of Year 3 is the Remaining Investment Base on the Term end date minus the decrease for the fall in the Index over the Term.

Formula	Remaining Investment Base on Term end date - dollar amount of decrease based on rise in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$48,020 - $960 = $47,060
1-year Strategy with an Upside Participation Rate:	$48,020 - $960 = $47,060

For the 6-year Strategy, the Daily Value Percentage is negative at the end of Year 3. We use the following formula to calculate the Strategy value.

Formula	Remaining Investment Base on valuation date - dollar amount of decrease based on Daily Value Percentage = current Strategy value

Calculation

6-year Strategy with a Buffer:	$50,000 - $3,000 = $47,000

For the 1-year Strategies, the Strategy value at the end of the third Term is also the Investment Base at the beginning of the fourth Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 23. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

1-year Strategy with a Cap:	$47,060 - $0 = $47,060
1-year Strategy with an Upside Participation Rate:	$47,060 - $0 = $47,060
6-year Strategy with a Buffer:	$50,000 - $0 = $50,000

Footnote 24. For a 1-year Strategy, the value at the end of the fourth Term is based on the rise or fall in the index over the Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date—Index Value on Term start date) / Index Value on Term start date

Calculation	(849 - 885) / 885 = -4.0%

For the 6-year Strategy, the value at the end of Year 4 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 25. The Buffer is the decrease in the value of an Index for a Term that is disregarded when determining the Loss for the Term. In this example, the S&P 500 6-year Term 10% Buffer with Participation Rate did not complete a Term in Year 4, so no Buffer will be applied to that Strategy in Year 4. The 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap do not have a Buffer.

Footnote 26. The Downside Participation Rate is your share of any fall in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap each have a Downside Participation Rate of 50%, which means the calculation of any decrease will include 50% of any Index fall. The 6-year Strategy does not have a Downside Participation Rate.

71

Footnote 27.

For a 1-year Strategy, when the Index has fallen over a Term, we use the following formula to calculate the decrease for both the 1-year Strategy with a Cap and the 1-Year Strategy with an Upside Participation Rate.

Formula	Fall in Index for Term x Downside Participation Rate for Term = Decrease as a Percentage

Calculation	-4.0% x 50% = -2.0%

For the 6-year Strategy with a Buffer, the Buffer only applies at the end of the 6-year Term. At the end of Year 4, the Strategy value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen. The Strategy value may decline even when the fall in the Index has not exceeded the Buffer.

Footnote 28.

For a 1-year Strategy, when the Index has fallen over the Term, we use the following formula to calculate the amount of the decrease.

Formula	Remaining Investment Base x decrease percentage based on fall in Index = dollar amount of decrease based on fall in Index

Calculation

1-year Strategy with a Cap:	$47,060 x -2.0% = -$941
1-year Strategy with an Upside Participation Rate:	$47,060 x -2.0% = -$941

For the 6-year Strategy, when the Daily Value Percentage is negative, we use the following formula to calculate the amount of the decrease.

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of decrease based on Daily Value Percentage

Calculation

6-year Strategy with a Buffer:	$50,000 x -8.1% = -$4,050

Footnote 29. In this example, for the 1-year Strategies, there has been a fall in the Index over the fourth Term. This means the Strategy value at the end of Year 4 is the Remaining Investment Base on the Term end date minus the decrease for the fall in the Index over the Term.

Formula	Remaining Investment Base on Term end date - dollar amount of decrease based on fall in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$47,060 - $941 = $46,118
1-year Strategy with an Upside Participation Rate:	$47,060 - $941 = $46,118

For the 6-year Strategy, the Daily Value Percentage is negative at the end of Year 4. We use the following formula to calculate the Strategy value.

Formula	Remaining Investment Base on valuation date - dollar amount of decrease based on Daily Value Percentage = current Strategy value

Calculation

6-year Strategy with a Buffer:	$50,000 - $4,050 = $45,950

For the 1-year Strategies, the Strategy value at the end of the fourth Term is also the Investment Base at the beginning of the fifth Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 30. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

1-year Strategy with a Cap:	$46,118 - $0 = $46,118
1-year Strategy with an Upside Participation Rate:	$46,118 - $0 = $46,118
6-year Strategy with a Buffer:	$50,000 - $0 = $50,000

Footnote 31. For a 1-year Strategy, the value at the end of the fifth Term is based on the rise or fall in the index over the Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date—Index Value on Term start date) / Index Value on Term start date

Calculation	(815 - 849) / 849 = -4.0%

For the 6-year Strategy, the value at the end of Year 5 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 32. The Buffer is the decrease in the value of an Index for a Term that is disregarded when determining the Loss for the Term. In this example, the S&P 500 6-year Term 10% Buffer with Participation Rate did not complete a Term in Year 5, so no Buffer will be applied to that Strategy in Year 5. The 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap do not have a Buffer.

Footnote 33. The Downside Participation Rate is your share of any fall in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap each have a Downside Participation Rate of 50%, which means the calculation of any decrease will include 50% of any Index fall. The 6-year Strategy does not have a Downside Participation Rate.

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Footnote 34.

For a 1-year Strategy, when the Index has fallen over a Term, we use the following formula to calculate the decrease for both the 1-year Strategy with a Cap and the 1-Year Strategy with an Upside Participation Rate.

Formula	Fall in Index for Term x Downside Participation Rate for Term = Decrease as a Percentage

Calculation	-4.0% x 50% = -2.0%

For the 6-year Strategy with a Buffer, the Buffer only applies at the end of the 6-year Term. At the end of Year 5, the Strategy value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen. The Strategy value may decline even when the fall in the Index has not exceeded the Buffer.

Footnote 35.

For a 1-year Strategy, when the Index has fallen over the Term, we use the following formula to calculate the amount of the decrease.

Formula	Remaining Investment Base x decrease percentage based on fall in Index = dollar amount of decrease based on rise in Index

Calculation

1-year Strategy with a Cap:	$46,118 x -2.0% = -$922
1-year Strategy with an Upside Participation Rate:	$46,118 x -2.0% = -$922

For the 6-year Strategy, when the Daily Value Percentage is negative, we use the following formula to calculate the amount of the decrease.

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of decrease based on Daily Value Percentage

Calculation

6-year Strategy with a Buffer:	$50,000 x -10.0% = -$5,000

Footnote 36. In this example, for the 1-year Strategies, there has been a fall in the Index over the fifth Term. This means the Strategy value at the end of Year 5 is the Remaining Investment Base on the Term end date minus the decrease for the fall in the Index over the Term.

Formula	Remaining Investment Base on Term end date + dollar amount of decrease based on fall in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$46,118 - $922 = $45,196
1-year Strategy with an Upside Participation Rate:	$46,118 - $922 = $45,196

For the 6-year Strategy, the Daily Value Percentage is negative at the end of Year 5. We use the following formula to calculate the Strategy value.

Formula	Remaining Investment Base on valuation date—dollar amount of decrease based on Daily Value Percentage = current Strategy value

Calculation

6-year Strategy with a Buffer:	$50,000 - $5,000 = $45,000

For the 1-year Strategies, the Strategy value at the end of the fifth Term is also the Investment Base at the beginning of the sixth Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 37. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

1-year Strategy with a Cap:	$45,196 - $0 = $45,196
1-year Strategy with an Upside Participation Rate:	$45,196 - $0 = $45,196
6-year Strategy with a Buffer:	$50,000 - $0 = $50,000

Footnote 38. For a 1-year Strategy, the value at the end of the sixth Term is based on the rise or fall in the index over the Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date—Index Value on Term start date) / Index Value on Term start date

Calculation	(783 – 815) / 815 = -4.0%

For the 6-year Strategy, the value at the end of the Term is based on the rise or fall in the index over the entire 6-year Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date - Index Value on Term start date) / Index Value on Term start date

Calculation	(783 - 1000) / 1000 = -21.7%

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Footnote 39. The Buffer is the decrease in the value of an Index for a Term that is disregarded when determining the Loss for the Term. The S&P 500 6-year Term 10% Buffer with Participation Rate has a Buffer of -10% that is applied to calculate the Strategy value at the end of the 6-year Term. The 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap do not have a Buffer.

Footnote 40. The Downside Participation Rate is your share of any fall in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap each have a Downside Participation Rate of 50%, which means the calculation of any decrease will include 50% of any Index fall. The 6-year Strategy does not have a Downside Participation Rate.

Footnote 41.

For a 1-year Strategy, when the Index has fallen over a Term, we use the following formula to calculate the decrease for both the 1-year Strategy with a Cap and the 1-Year Strategy with an Upside Participation Rate.

Formula	Fall in Index for Term x Downside Participation Rate for Term = Decrease as a Percentage

Calculation	-4.0% x 50% = -2.0%

For the 6-year Strategy, when the Index has fallen over a Term, we use the following formulas to calculate the decrease

Formula	If the fall in Index is greater than Buffer, then Fall in Index – Buffer = Decrease as a Percentage
If the fall in Index is not greater than Buffer, then Decrease as a Percentage = 0

Calculation	-(21.7% - 10%) = -11.7%

Footnote 42.

For both a 1-year Strategy and the 6-year Strategy, when the Index has fallen over the Term, we use the following formula to calculate the decrease.

Formula	Remaining Investment Base x decrease percentage based on fall in Index = dollar amount of decrease based on fall in Index

Calculation

1-year Strategy with a Cap:	$45,196 x -2.0% = -$904
1-year Strategy with an Upside Participation Rate:	$45,196 x -2.0% = -$904
6-year Strategy with a Buffer:	$50,000 x -11.7% = -$5,850

Footnote 43. In this example, for the 1-year Strategies, there has been a fall in the Index over the sixth Term. For the 6-year Strategy, there has also been a fall in the Index over its 6-year Term. This means that for both a 1-year Strategy and the 6-year Strategy, the Strategy value at the end of Year 6 is the Remaining Investment Base on the Term Year end date minus the decrease for the fall in the Index over the Term.

Formula	Remaining Investment Base on Term end date—dollar amount of decrease based on fall in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$45,196 - $904 = $44,.292
1-year Strategy with an Upside Participation Rate:	$45,196 - $904 = $44,.292
6-year Strategy with a Buffer:	$50,000 - $5,850 = $44,150

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STATE VARIATIONS

This prospectus describes the material features of the Contract. Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. However, please note that the maximum charge is set forth in this prospectus. If you would like to review a copy of the Contract and any endorsements, contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, visit our website at www.GAIGannuities.com or call us at 1-800-789-6771.

The following information is a summary of material state variations as of the date of this prospectus.

General

For Contracts Issued in Illinois

References to “spouse” have been changed to “spouse or civil union partner.”

For Contracts Issued in New Jersey

References to “spouse” have been changed to “spouse or civil union partner.”

Availability of Strategies

For Contracts Issued in Michigan

We will not eliminate the Crediting Strategies set out on your Contract Specifications page at the end of any Term and such Crediting Strategies will be available for renewals and reallocations at the end of each Term.

Extended Care Waiver Rider

For Contracts Issued in California

The Waiver of Early Withdrawal Charges for Facility Care or Home Care or Community-Based Services Rider (CA Rider) provides a waiver under an expanded set of circumstances. The waiver will apply if, at the time of the withdrawal or surrender, or within the immediately preceding 90 days, the following conditions are met: (1) the insured is confined in a facility or is receiving, as prescribed by a physician, registered nurse or licensed social worker, home care or community-based services; (2) the insured’s confinement in a facility, the insured’s receipt of home care or community-based services, or any combination thereof has continued for a period of at least 90 consecutive days; and (3) the first day of such 90-day period was at least one year after the contract effective date. Facility includes a skilled nursing facility, a convalescent nursing home, or an extended care facility or a residential care facility or a residential care facility for the elderly. Home care or community-based services includes home health care, adult day care, personal care, homemaker services, hospice services and respite care as defined in the rider. Additional conforming changes have been made including revised and new definitions, and inclusion of a description of circumstances under which the waiver does not apply. The termination provision has been modified to reflect that the rider will not terminate if you transfer or assign an interest in the contract to a person or entity other than the insured.

For Contracts Issued in Connecticut

The conditions under which the waiver applies have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in a long-term care facility or hospital; and (2) the confinement has continued for a period of at least 90 consecutive days.

For Contracts Issued in Kansas

The conditions under which the waiver applies have been modified. The first day of confinement must be at least 90 days after the contract effective date, rather than one year after the contract effective date.

For Contracts Issued in Massachusetts

This waiver rider is not available in Massachusetts.

For Contracts Issued in Missouri

This waiver rider is not available in Missouri.

For Contracts Issued in Montana

The definition of medically necessary has been modified and refers to the Insured’s physician.

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For Contracts Issued in Nebraska

The definition of skilled nursing facility has been modified by adding a licensed practical nurse to the list of persons who may provide nursing services or supervise the provision of nursing services.

For Contracts Issued in New Hampshire

The definition of skilled nursing facility has been modified by changing the phrase “licensed and operated as a skilled nursing facility” to “operated as a skilled nursing facility.”

For Contracts Issued in Pennsylvania

The conditions under which the waiver is available have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in one or more long-term care facilities, hospital, or a combination of such; (2) the confinement is prescribed by a physician and is medically necessary; (3) the first day of the confinement is at least one year after the contract effective date; and (4) the confinement has continued for a period of at least 90 consecutive days, or has continued for a total of at least 90 days if each successive confinement occurs within six months of the previous confinement and is for the same related medical cause.

The definition of long-term care facility has been modified. The following facilities have been deleted from the list of facilities excluded from that definition: a facility that primarily treats drug addicts and a facility that is a home for the mentally ill. An exclusion provision has been added to clarify that the waiver will not apply if the insured is confined in a long-term care facility or hospital for the treatment of certain types of drug addiction or mental illnesses.

The definition of hospital has been modified by changing the phrase “it maintains, or has access to, medical, diagnostic, and major surgical facilities” to “it maintains, or has access to, medical and diagnostic facilities.”

For Contracts Issued in Vermont

The definition of long-term care facility has been modified. The following facilities have been deleted from the list of excluded facilities: a facility that primarily treats drug addicts, a facility that primarily treats alcoholics, and a facility that is a home for the mentally ill. In addition, the definition of physician has been modified by changing the phrase “a person who is licensed in the United States as a medical doctor or a doctor of osteopathy and who is practicing within the scope of his or her license” to “a person who is licensed in the United States who is providing medical care and treatment when such services are provided within the scope of his or her license and provided pursuant to applicable law.”

For Contracts Issued in Washington

The waiver is based on confinement to an extended care facility or hospital rather than a long-term care facility or hospital. Definitions are modified to reflect the new terminology, references to “skilled nursing facility” are changed to “nursing facility” and the related definition is modified. In the definition of nursing facility and hospital, a licensed practical nurse is added to the list of persons who may provide nursing services or supervise the provision of nursing services.

Terminal Illness Waiver Rider

For Contracts Issued in Illinois

As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months.

For Contracts Issued in Kansas

As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months. The diagnosis must be rendered 90 days after the contract effective date, rather than one year after the contract effective date.

For Contracts Issued in New Jersey

The requirement related to the timing of the diagnosis does not apply. But the waiver will not be available until at least one year after the contract effective date.

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For Contracts Issued in Massachusetts

This waiver rider is not available in Massachusetts.

For Contracts Issued in Pennsylvania

The diagnosis must be rendered after the contract effective date, rather than one year after the contract effective date. But the waiver will not be available until at least one year after the contract effective date. In addition, the waiver is based on a terminal condition as defined in the rider, rather than a terminal illness.

For Contracts Issued in Texas

The diagnosis must be rendered on or after the contract effective date, rather than one year after the contract effective date.

For Contracts Issued in Washington

As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months.

Form of Annuity Payout Benefit

For Contracts Issued in Texas:

Payments under a Payout Option are subject to a $50 minimum.

Right to Cancel (Free Look)

State law governs the length of the free look period and the amount of the refund that you will receive. The period and amount may differ if you are replacing a life insurance policy or annuity contract. The table below summarizes the state law provisions.

For Contracts Issued in:	Free Look Period	Refund	Replacement Free Look Period	Replacement Refund
Alabama	20 days	Account Value	30 days	Account Value + Fees/Charges
Alaska	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Arizona	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Arkansas	20 days	Account Value	30 days	Account Value
California	30 days	Account Value + Fees/Charges Note: If owner is age 60 or older, refund amount is Purchase Payments.	30 days	Account Value + Fees/Charges Note: If owner is age 60 or older, refund amount is Purchase Payments.
Colorado	20 days	Account Value	30 days	Account Value + Fees/Charges
Connecticut	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Delaware	20 days	Account Value	30 days	Purchase Payments
District of Columbia	20 days	Account Value	30 days	Account Value
Florida	21 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Georgia	20 days	Purchase Payments	30 days	Purchase Payments
Hawaii	20 days	Account Value	30 days	Account Value + Fees/Charges
Idaho	20 days	Purchase Payments	30 days	Purchase Payments
Illinois	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Indiana	20 days	Account Value	30 days	Purchase Payments
Iowa	20 days	Account Value	30 days	Account Value + Fees/Charges
Kansas	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Kentucky	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Louisiana	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Maine	20 days	Account Value	30 days	Account Value + Fees/Charges
Maryland	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Massachusetts	20 days	Account Value	30 days	Purchase Payments
Michigan	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Minnesota	20 days	Account Value + Fees/Charges	30 days	Purchase Payments

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For Contracts Issued in:	Free Look Period	Refund	Replacement Free Look Period	Replacement Refund
Mississippi	20 days	Account Value	30 days	Account Value + Fees/Charges
Missouri	20 days	Purchase Payments	30 days	Purchase Payments
Montana	20 days	Account Value	30 days	Account Value + Fees/Charges
Nebraska	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Nevada	20 days	Purchase Payments	30 days	Purchase Payments
New Hampshire	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
New Jersey	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
New Mexico	20 days	Account Value	30 days	Account Value + Fees/Charges
North Carolina	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
North Dakota	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Ohio	20 days	Account Value	30 days	Account Value + Fees/Charges
Oklahoma	20 days	Purchase Payments	30 days	Purchase Payments
Oregon	20 days	Account Value	30 days	Account Value + Fees/Charges
Pennsylvania	20 days	Account Value	30 days	Account Value
Rhode Island	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
South Carolina	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
South Dakota	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Tennessee	20 days	Account Value	30 days	Purchase Payments
Texas	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Utah	20 days	Purchase Payments	30 days	Purchase Payments
Vermont	20 days	Account Value	30 days	Account Value + Fees/Charges
Virginia	20 days	Account Value	30 days	Account Value + Fees/Charges
Washington	20 days	Greater of: (1) Purchase Payments or (2) Account Value minus taxes	30 days	Purchase Payments
West Virginia	20 days	Account Value	30 days	Account Value + Fees/Charges
Wisconsin	30 days	Account Value	30 days	Account Value + Fees/Charges
Wyoming	20 days	Account Value	30 days	Greater of: (1) Purchase Payments or (2) Account Value + Fees/Charges

Assignment

For Contracts Issued in Ohio:

Subject to the tax qualifications endorsement, if any, you may assign your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option if you make a specific Request in Good Order.

Amendment of the Contract

For Contracts Issued in Florida:

You have the right to reject an endorsement that changes the provisions of this Contract to obtain or retain the intended tax treatment under federal tax law, or to take into account other pertinent laws and governmental regulations and rulings. We will not be responsible for the tax or other consequences of your rejection.

For Contracts Issued in Texas:

You have the right to reject an endorsement that changes the provisions of this Contract to obtain or retain the intended tax treatment under federal tax law, or to take into account other pertinent laws and governmental regulations and rulings. We will not be responsible for the tax or other consequences of your rejection.

Involuntary Termination

For Contracts Issued in Texas:

Our right to terminate this Contract is not tied to the minimum required value. We have the right to terminate this Contract if the Account Value would provide a benefit of less than $20 each month at age 70 under a life payout with payments for at least a fixed period of 10 years.

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SECTION II

GREAT AMERICAN LIFE INFORMATION

Overview

Great American Life is a stock insurance company incorporated in 1961. We are domiciled in the state of Ohio and have been continuously engaged in the insurance business since that time. We are licensed to conduct life insurance business in all states of the United States except New York, as well as the District of Columbia. Our principal executive offices are located at 301 East Fourth Street, Cincinnati, Ohio 45202.

We are a wholly-owned subsidiary of Massachusetts Mutual Life Insurance Company (“MassMutual”), a mutual life insurance company. MassMutual and its domestic life insurance subsidiaries provide individual and group life insurance, disability insurance, individual and group annuities and guaranteed interest contracts to individual and institutional customers in all 50 states of the U.S., the District of Columbia and Puerto Rico.

Below is a chart that shows the relationships among MassMutual, Great American Life, and other MassMutual subsidiaries that are mentioned in this Section II of this prospectus. Each subsidiary in the chart is wholly-owned by its immediate parent.

Massachusetts Mutual Life Insurance Company (“MassMutual”)

•	Glidepath Holdings Inc. (“Glidepath”) is a subsidiary of MassMutual. It is a financial services holding company.

•	Great American Life Insurance Company (“GALIC”) is a subsidiary of Glidepath. It is the issuer of the annuities that are the subject of this Registration Statement and other annuity products.

•	Great American Advisors, LLC (“GAA”) is a subsidiary of GALIC. It is the principal underwriter and distributor of the annuities that are the subject of this Registration Statement.

•	MM Asset Management Holding LLC is a subsidiary of MassMutual. It is a financial services holding company.

•	Barings LLC (“Barings”) is a subsidiary of MM Asset Management Holding LLC. It provides investment services for MassMutual and certain of its affiliated companies, including GALIC.

On May 28, 2021, American Financial Group, Inc. (“AFG”) sold its annuity business consisting of GALIC and its two insurance subsidiaries, Annuity Investors Life Insurance Company and Manhattan National Life Insurance Company, as well as a broker-dealer affiliate, GAA, and insurance distributor, AAG Insurance Agency, Inc. to MassMutual.

No company other than GALIC has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of GALIC for its claims-paying ability.

Directors and Executive Officers of Great American Life

Below is a list of the names and ages of the individuals who will serve as directors and executive officers of GALIC, and a description of the business experience of each of the respective individuals.

Name	Year of Birth	Position(s) with Great American Life	Served in Position(s) Since
Dominic L. Blue	1976	Director	May 2021
Donna Carrelli	1974	Head of Insurance Operations	February 2022
Susan M. Cicco	1971	Director	May 2021
Geoffrey J. Craddock	1959	Director	May 2021
Roger W. Crandall	1964	Director, Chairman of the Board	May 2021
Michael R. Fanning	1963	Director, Vice Chairman of the Board and Chief Executive Officer	May 2021
John P. Gruber	1962	Senior Vice President, Secretary and General Counsel	November 2005
Paul A. LaPiana	1969	Director	May 2021

A-1

Name	Year of Birth	Position(s) with Great American Life	Served in Position(s) Since
Christopher P. Miliano	1958	Head of GALIC Finance Treasurer	December 2021 May 2002
Mark F. Muething	1959	Director President & Assistant Secretary	October 1993 April 2018 April 2012
Michael J. O’Connor	1969	Director	May 2021
Eric W. Partlan	1973	Director, Chief Investment Officer	May 2021
Gareth F. Ross	1975	Director	May 2021
Arthur W. Wallace	1974	Director	May 2021
Elizabeth A. Ward	1964	Director	May 2021

Dominic L. Blue

Mr. Blue has served as the Head of MassMutual Strategic Distributors since October 2020. Mr. Blue has served in various positions with MassMutual since August 2011.

Donna Carrelli

Ms. Carrelli has served as GALIC’s Head of Insurance Operations since February 2022. Ms. Carrelli has served in various positions with the Company since March 1998.

Susan M. Cicco

Ms. Cicco has served as the Head of Human Resources & Employee Experience since January 2017 and also has served since July 2020 as the Chief of Staff to the CEO. Ms. Cicco has served in various positions with MassMutual since 1993.

Geoffrey J. Craddock

Mr. Craddock has served as the Chief Risk Officer of MassMutual since October 2017. Previously, Mr. Craddock served as the leader of risk management and asset allocation at MassMutual’s former subsidiary, OppenheimerFunds, Inc., from 2008 through September 2017.

Roger W. Crandall

Mr. Crandall has served as Chairman of the Board of GALIC since May 28, 2021. Mr. Crandall has served as Chairman, President and Chief Executive Officer of MassMutual since December 2010. Mr. Crandall has served in various positions with MassMutual since 1988.

Michael R. Fanning

Mr. Fanning has served as Vice Chairman of the Board and Chief Executive Officer of GALIC since May 28, 2021. Mr. Fanning has served as Head of MassMutual U.S. (formerly USIG) since January 2009. He is responsible for MassMutual’s insurance products and services. Mr. Fanning joined MassMutual in November 2006 and previously served as Chief Operating Officer of USIG.

A-2

John P. Gruber

Mr. Gruber has served as GALIC’s Senior Vice President, General Counsel and Secretary since November 2005. He also serves as Chief Compliance Officer of GALIC. Mr. Gruber has served in various positions with the Company since July 1993.

Paul A. LaPiana

Mr. LaPiana has served as Head of MMUS Product since February of 2019. Mr. LaPiana joined MassMutual in July of 2016 and served as the Head of Field Management until he assumed his current role.

Christopher P. Miliano

Mr. Miliano has served as Head of GALIC Finance since December 2021. Mr. Miliano has served as Treasurer since May 2010.

Mark F. Muething

Mr. Muething has served as President of GALIC since April 2018. Mr. Muething served in various positions with GALIC since October 1993.

Michael J. O’Connor

Mr. O’Connor has served as the General Counsel of MassMutual since February 2017. Mr. O’Connor has served in various positions with MassMutual since he joined the company in 2005, including as the Chief of Staff to the CEO.

Eric W. Partlan

Mr. Partlan has served as GALIC’s Chief Investment Officer since May 28, 2021. Mr. Partlan has served as the Head of Portfolio Management at MassMutual since January 2013. He joined MassMutual in January of 2010 as the Head of Investment Risk and served in that office until he assumed his current role.

Gareth F. Ross

Mr. Ross has served as the Head of Enterprise Technology & Experience since April 2016. Mr. Ross has served in various positions with MassMutual since 2008.

Arthur W. Wallace

Mr. Wallace has served as MassMutual’s Chief Actuary since he joined MassMutual in October of 2019. Previously, Mr. Wallace was Chief Actuary at Prudential Financial from November 2014 until joining MassMutual.

Elizabeth A. Ward

Ms. Ward has served as the Chief Financial Officer of MassMutual since June 2016. Ms. Ward has served in various positions since joining MassMutual in 2007, including as Chief Actuary and as Chief Enterprise Risk Officer.

Executive Compensation

GALIC does not have any employees. Its parent, Glidepath, provides personnel to GALIC pursuant to a Services Agreement between GALIC and Glidepath.

As a result, GALIC does not determine or pay any compensation to its executive officers or additional personnel provided by Glidepath. Glidepath determines and pays salaries, bonuses and other compensation to its executive officers and additional personnel provided by Glidepath commensurate with their positions, tenure and levels of responsibility. Glidepath also determines whether and to what extent it will provide employee benefits plans to such persons.

See “Transactions with Related Persons” for more information about the Services Agreement.

A-3

Director Compensation

Mark Muething is the only director who is an employee of Glidepath. No director receives any additional compensation for serving as a director.

Director Independence

No director is considered independent under independence standards applicable to GALIC. GALIC does not have a separately designated audit, nominating or compensation committee, but MassMutual’s audit committee performs a similar function for GALIC.

Compensation Committee Interlocks and Insider Participation

GALIC does not have a compensation committee.

Security Ownership of Certain Beneficial Owners and Management

MassMutual indirectly owns 100% of the voting securities of GALIC. MassMutual’s principal executive offices are located at 1295 State Street, Springfield, Massachusetts 01111-0001.

Transactions with Related Persons

Transactions between GALIC and Glidepath

Pursuant to a Leased Employee Agreement between GALIC and Glidepath, Glidepath furnishes GALIC with personnel as requested by GALIC. GALIC pays for these services on the basis of cost, which must be fair and reasonable. Payments for these services by GALIC to Glidepath were approximately $80 million in 2021.

Transactions between GALIC and MassMutual or Other MassMutual Subsidiaries

GALIC and Barings are parties to an Investment Services Agreement under which Barings provides investment services to GALIC in accordance with guidelines. GALIC pays Barings a fee based on Barings’s cost of providing these services.

Pursuant to an Administrative Services Agreement between GALIC and MassMutual, MassMutual furnishes GALIC with office, data processing, telecommunications, and administrative and support services, including enterprise risk management services, corporate finance services, actuarial services, legal services, internal audit services, corporate compliance services and procurement services, as agreed upon by the parties. Payments for these services by GALIC to MassMutual were approximately $3.3 million in 2021.

GALIC and its subsidiaries have entered into an intercompany tax allocation agreement. Pursuant to the agreement, each company’s tax expense is determined based upon its inclusion in the consolidated tax return of GALIC and its includable subsidiaries. Estimated payments are made quarterly during the year. Following year-end, additional settlements are made on the original due date of the return and, when extended, at the time the return is filed. The method of allocation among the companies under the agreement is based upon separate return calculations with current credit for losses to the extent the losses provide a benefit in the consolidated return.

Transactions Involving Immediate Family Members of GALIC’s Directors and Executive Officers

A brother of GALIC’s President is a partner and Chairman of the Board of Keating Muething & Klekamp PLL. GALIC and its related entities paid Keating Muething & Klekamp approximately $1.1 million in 2021, $1.2 million in 2020, and $1.2 million in 2019 for legal services.

Review, Approval or Ratification of Transactions with Related Persons

GALIC’s senior management approves all related party transactions involving directors and executive officers of GALIC, including relevant transactions described in “Transactions Involving Immediate Family Members of GALIC’s Directors and Executive Officers” above. In considering the transaction, GALIC’s senior management may consider all relevant factors,

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including as applicable: the business rationale for entering into the transaction; the alternatives to entering into a related person transaction; whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and the overall fairness of the transaction to GALIC. Potential related party transactions are covered by GALIC’s Code of Conduct policy. Approval of such related person transactions would be evidenced by resolutions of the Finance committee of the GALIC Board of Directors in accordance with its practice of reviewing and approving transactions in this manner.

Information on GALIC’s Business and Property

Competition

GALIC’s annuity businesses operate in highly competitive markets. They compete with other insurers and financial institutions based on many factors, including: (i) ratings; (ii) financial strength; (iii) reputation; (iv) service to policyholders and agents; (v) product design (including interest rates credited, bonus features and index participation); and (vi) commissions. Because most policies are marketed and distributed through independent agents, the insurance companies must also compete for agents.

No single insurer dominates the markets in which GALIC’s annuity businesses compete. See Risks Primarily Related to GALIC’s Financial Strength and Claims-Paying Ability. GALIC’s competitors include (i) individual insurers and insurance groups, (ii) mutual funds and (iii) other financial institutions. In a broader sense, GALIC’s annuity businesses compete for retirement savings with a variety of financial institutions offering a full range of financial services. In the financial institution annuity market, GALIC’s annuities compete directly against competitors’ annuities, certificates of deposit and other investment alternatives at the point of sale.

Sales of annuities, including renewal premiums, are affected by many factors, including: (i) competitive annuity products and rates; (ii) the general level and volatility of interest rates, including the slope of the yield curve; (iii) the favorable tax treatment of annuities; (iv) commissions paid to agents; (v) services offered; (vi) ratings from independent insurance rating agencies; (vii) other alternative investments; (viii) performance and volatility of the equity markets; (ix) media coverage of annuities; (x) regulatory developments regarding suitability and the sales process; and (xi) general economic conditions.

Financial Strength Ratings

GALIC believes that the ratings assigned by independent insurance rating agencies are an important competitive factor because agents, potential policyholders and financial institutions often use a company’s rating as an initial screening device in considering annuity products. GALIC believes that a rating in the “A” category by at least one rating agency is necessary to successfully compete in its primary annuity markets. In 2021, GALIC was rated A+ (Superior) by A.M. Best and A+ by Standard & Poor’s.

Regulation

GALIC is subject to regulation in the jurisdictions where GALIC does business. In general, the insurance laws of the various states establish regulatory agencies with broad administrative powers governing, among other things, premium rates, solvency standards, licensing of insurers, agents and brokers, trade practices, forms of policies, maintenance of specified reserves and capital for the protection of policyholders, deposits of securities for the benefit of policyholders, investment activities and relationships between insurance subsidiaries and their parents and affiliates. Material transactions between insurance subsidiaries and their parents and affiliates generally must receive prior approval of the applicable insurance regulatory authorities and be disclosed.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), among other things, established a Federal Insurance Office (“FIO”) within the U.S. Treasury. Under this law, the regulatory framework for the FIO to carry out its mandate to focus on systemic risk oversight continues to evolve. Since its formation, the FIO has worked with the NAIC and other stakeholders to explore a hybrid approach to regulation of the insurance industry; however, the state-based system of regulation has largely been retained. GALIC cannot predict the future role of the FIO and its role in regulation of the insurance industry and how that might ultimately affect GALIC’s operations.

Most states have created insurance guaranty associations that assess solvent insurers to pay claims of insurance companies that become insolvent. Annual guaranty assessments for GALIC has not been material.

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Risks Primarily Related to GALIC’s Financial Strength and Claims-Paying Ability

We make annuity payout benefits payments and pay death benefits for this Contract from our general account. We also pay benefits for other insurance contracts from our general account, and our general account is subject to claims by our creditors. Our ability to make payments from our general account is subject to our financial strength. Set out below are the most significant factors that may negatively impact our financial strength and claims-paying ability.

Financial losses could adversely affect our financial strength and claims-paying ability.

Owners of GALIC’s insurance products do not share in the profits and losses generated by our business. However, if we were to experience significant losses, we might not have sufficient assets in our general account to satisfy all of the guarantees provided in our insurance contracts. Events that may result in financial losses are listed below. We cannot predict the impact that any of these events may ultimately have on our financial strength and claims-paying ability.

Adverse developments in financial markets and deterioration in global economic conditions.

Worldwide financial markets have, from time to time, experienced significant and unpredictable disruption. For example, a prolonged economic downturn may result in heightened credit risk, reduction in the valuation of certain investments and decreased economic activity. Our financial position is materially impacted by the global economy and capital markets. During an economic downturn, we could experience a drop in the demand for our insurance products. In addition, surrenders and withdrawals from GALIC’s insurance products might also increase during an economic downturn, and owners of GALIC’s insurance products might opt to discontinue or delay paying insurance premiums or additional purchase payments.

Unfavorable interest rate environments.

During periods of declining interest rates, we may experience losses as the spread tightens between crediting rates that we pay to owners of our insurance contracts and returns on our investments. During periods of increasing rates, we may experience financial losses due to increases in surrenders and withdrawals under our insurance contracts as owners of those contracts choose to seek higher returns.

Losses on our investment portfolio.

A significant majority of GALIC’s investment portfolio consists of fixed maturity investments, which are subject to both interest rate risk and credit risk. Interest rate risk refers to how the values of our fixed maturity investments fluctuate in response to changes in market interest rates. Increases in market interest rates generally result in decreases in the value of our fixed maturity investment portfolio. On the other hand, decreases in rates generally result in increases in the portfolio value. Credit risk refers to the risk that certain investments may default or become impaired due to deterioration in the financial condition of the issuers of those investments.

A portion of GALIC’s investment portfolio consists of equity investments that are generally valued based on quoted market prices and subject to market risk. Market risk refers to how market prices for equity investments are subject to fluctuation due to general market conditions or changes in the actual or perceived attractiveness of an investment. A decrease in the market price for an equity investment could result in losses upon the sale of that investment.

GALIC’s investment portfolio also includes investments that lack liquidity, such as privately placed fixed maturity investments, mortgage loans, collateralized debt obligations, commercial mortgage-backed securities, real estate and limited partnership interests. If we were required to sell illiquid investments on short notice, we might have difficulty doing so and may be forced to sell them for less than fair value.

Loss of market share due to intense competition.

There is strong competition among individual insurers and insurance groups, mutual funds and other financial institutions seeking clients for the products we provide. Competition is based on numerous factors including the ability to recruit and retain distribution, reputation, product design, crediting rates, insurance product performance, scope of distribution, perceived financial

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strength and credit ratings. If competition limits GALIC’s ability to write new or renewal business at adequate rates, its results of operations will be adversely affected.

Ineffectiveness of risk management policies.

Our risk management policies and procedures, which are intended to identify, monitor and manage economic risks, may not be fully effective at mitigating risk exposures in all market conditions or against all types of risk. For instance, we use derivatives to alleviate risks related to floating-rate investments as well as annuity products that credit interest or provide a return based, in part, on the change in a referenced index. Our use of derivatives may not accurately counterbalance the actual risk exposure, and any derivatives held may not be sufficient to completely hedge the associated risks. In addition, counterparties may fail to perform under the derivative financial instruments. We may also decide not to hedge, or fail to identify, certain risks to which we are exposed. Ultimately, our use of derivatives and other risk management strategies may be inadequate to protect against the full extent of the exposure or losses we seek to mitigate.

Changes in applicable law and regulations may affect our financial strength and claims-paying ability.

We are subject to comprehensive regulation and supervision by government agencies in all the jurisdictions in which we operate. Our operations, products and services are subject to a variety of state and federal laws. We are regulated by various regulatory authorities and self-regulatory authorities including state insurance departments, state securities administrators, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Internal Revenue Service and the Department of Labor.

Changes to state and federal laws and regulations may materially impact the way we conduct business. Moreover, the pace of changes to the regulatory environment continues to increase. Federal and state governments, including federal and state regulatory authorities, are active in the regulation of the manufacture, sale and administration of annuity products. We cannot predict the potential effects that any new laws or regulations, changes in existing laws and regulations, or the interpretation or enforcement of laws and regulations may have on our business, but such changes may negatively impact our financial strength and claims-paying ability.

The inability to obtain or collect on reinsurance could adversely affect our financial strength and claims-paying ability.

We use reinsurance for various business segments as part of our risk management strategy. While reinsurance agreements typically bind the reinsurer for the life of the business reinsured at specific pricing, market conditions may determine the availability and cost of the reinsurance for new business. Our risk of loss increases if we are unable to purchase reinsurance at acceptable terms. We are also subject to credit risk related to the ability of a reinsurer to meet its obligations. If we are unable to purchase reinsurance at acceptable terms or if the financial condition of our reinsurers is impaired, it may impact our ability to meet our financial obligations.

A downgrade or potential downgrade in GALIC’s financial strength ratings by one or more rating agencies could adversely affect its financial strength and claims-paying ability.

GALIC’s claims-paying and financial strength is rated A+ (Superior) by A.M. Best and A+ by Standard & Poor’s. We believe a rating in the “A” category by at least one rating agency is important for us to successfully compete in our primary annuity markets. We also believe the ratings assigned by these independent insurance rating agencies are an important competitive factor because agents, potential contract owners and financial institutions often use a company’s rating as an initial screening device in considering annuity products. A downgrade in GALIC’s claims-paying and financial strength ratings could adversely impact GALIC’s financial strength and claims-paying ability by causing financial losses to our business. Such losses may be due to:

•	Reduction in new sales of annuity products;

•	Harm to our relationships with distributors of our annuity products;

•	Increases to the cost of capital or limitation on our access to sources of capital;

•	Harm to our ability to obtain reinsurance or reasonable terms for reinsurance;

•	Significant increases in the number and amount of surrenders of, or withdrawals from, our annuity products; and

•	Pressure to increase the crediting rates for our annuity products.

Variations from actual experience and management’s estimates and assumptions could result in inadequate reserves.

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We establish and maintain reserves to pay future benefits and claims of our policyholders and contract holders. The reserves we established are estimates, primarily based on actuarial assumptions with regard to our future experience, which involve the exercise of significant judgment. Our future financial results depend on the extent to which our actual future experience is consistent with the assumptions we have used in pricing our products and determining our reserves. Many factors can affect future experience, including investment yields (and spreads over fixed annuity crediting rates), benefit utilization rates, equity market performance, the cost of call and put options used in the indexed annuity business, persistency, mortality, surrenders, annuity benefit payments, withdrawals, expenses incurred and changes in regulations. Developing such assumptions is complex and involves information obtained from company-specific and industry-wide data, as well as general economic information. We cannot precisely predict the ultimate amounts we will pay for actual benefits or the timing of those payments. We use actuarial models to assist us in establishing reserves. If actual results differ significantly from our estimates and assumptions, our claim costs could increase significantly and our reserves could be inadequate. If so, we will be required to increase reserves or accelerate amortization of deferred acquisition costs. We cannot be certain that our reserves will ultimately be sufficient to pay future benefit and claims of policyholders and contract holders.

The amount of capital that we must hold to meet our statutory capital requirements can vary significantly from time to time.

Statutory capital requirements are set by applicable state insurance regulators and the National Association of Insurance Commissioners. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital (“RBC”) ratios for life insurance companies. Statutory surplus and RBC ratios may change in a given year based on a number of factors, including statutory income or losses, reserve changes, excess capital held to support growth, changes in equity market levels, interest rate changes, the value of certain fixed-income and equity securities, and changes to the RBC formulas. Additionally, state insurance regulators have significant leeway in interpreting existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. There is no guarantee that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business. If we are unable to maintain minimum capitalization requirements, our business may be subject to significant increases in supervision or control by state insurance regulators.

Legal actions and regulatory proceedings may adversely affect our financial strength and claims-paying ability.

We have been named as defendant in lawsuits. We have also been involved in regulatory investigations and examinations. We may be involved in lawsuits and regulatory actions in the future. Lawsuits and regulatory actions arise in various contexts, including GALIC’s roles as an insurer, investor, securities issuer and taxpaying entity. These actions may result in material amounts of damages or fines that we must pay and may involve certain regulatory authorities that have substantial power over our business operations. A negative outcome in any legal action or regulatory proceeding that results in significant financial losses or operational burdens may adversely impact GALIC’s financial position and claims-paying ability.

We may experience difficulties with technology or data security, which could have an adverse effect on our business.

We use computer systems and services to store, retrieve, evaluate and utilize company and customer data and information. Systems failures or outages could compromise our ability to perform business functions in a timely manner, which could harm our ability to conduct business and hurt our relationships with business partners and customers. In the event of a disaster such as a natural catastrophe, an industrial accident, a blackout, a malicious software attack, a terrorist attack or war, our systems may be inaccessible to employees, customers or business partners for an extended period of time. As a result, our employees may be unable to perform their duties for an extended period of time if our data or systems are disabled or destroyed.

Our computer systems are subject to cyber-attacks, viruses, malware, hackers and other external hazards, as well as inadvertent errors, equipment and system failures and to unauthorized or illegitimate actions by employees, consultants, agents and other persons with legitimate access to our systems. In addition, over time, the sophistication of these threats continues to increase. Our administrative and technical controls as well as other preventative actions used to reduce the risk of cyber incidents and protect our information may be insufficient to detect or prevent future unauthorized access, other physical and electronic breakins, cyber-attacks or other security breaches to our computer systems or those of third parties with whom we transact business.

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We have increasingly outsourced certain technology and business process functions to third parties and may continue to do so in the future. Outsourcing of certain technology and business process functions to third parties may expose us to increased risk related to data security or service disruptions. If we do not effectively develop, implement and monitor these relationships, third-party providers do not perform as anticipated, technological or other problems are incurred with a transition, or outsourcing relationships relevant to our business process functions are terminated, we may not realize expected productivity improvements or cost efficiencies and may experience operational difficulties, increased costs and a loss of business.

The increased risks identified above could expose us to data loss, disruption of service, monetary and reputational damages, competitive disadvantage and significant increases in compliance costs, and costs to improve the security and resiliency of our computer systems. The compromise of personal, confidential or proprietary information could also subject us to legal liability or regulatory action under evolving cyber-security, data protection and privacy laws and regulations enacted by the U.S. federal and state governments, or by various regulatory organizations. As a result, our ability to conduct business and our results of operations might be materially and adversely affected.

Any failure to protect the confidentiality of customer information could have a material adverse effect on our business and financial condition.

We are subject to privacy regulations and confidentiality obligations, including the Gramm-Leach-Bliley Act and state privacy laws and regulations, that restrict the use and dissemination of, and access to, the information we produce, store or maintain in the course of our business. We also have contractual obligations to protect certain confidential information received through various business relationships. The obligations generally include protecting such information in the same manner and to the same extent as we protect our own confidential information, and, in some instances, may impose indemnity obligations on us relating to unlawful or unauthorized disclosure of any such information.

If we do not properly comply with privacy regulations or fail to protect confidential information, we could experience adverse consequences, including reputational damage, possible litigation, and regulatory sanctions, such as penalties, fines and loss of license. This could have adverse impact on our image or customer relationships and, consequently, result in loss of business partners, lower sales, lapses of existing business or increased expenses. While we may maintain insurance to mitigate or offset these risks, we cannot be certain that any such insurance coverage would be sufficient in amount or scope to fully address any resulting losses or liability.

Failure to maintain effective and efficient information systems could adversely affect our business.

Our various lines of business depend greatly on the use of effective information systems. Maintaining and updating current information systems and the development of new systems to match emerging technology, regulatory standards and customer expectations requires a substantial commitment of resources. We must maintain adequate information systems in order to perform necessary business functions, including processing premium and purchase payments, administering our products, providing customer support and paying claims. We also use systems for investment management, financial reporting and data analysis to support our reserves and other actuarial estimates. Any interruptions may reduce our revenues or increase our expenses, and may adversely impact our reputation, business partnerships and customer relationships. In addition, system interruptions may impair our ability to timely and accurately complete our financial reporting and other regulatory obligations, and may impact the effectiveness of our internal controls over financial reporting.

The occurrence of catastrophic events, pandemics, terrorism or military actions could adversely affect our business operations.

The occurrence of natural or man-made disasters and catastrophes, including pandemics such as the outbreak of the coronavirus commonly referred to as “COVID-19”, acts of terrorism, floods, earthquakes, industrial accident, blackout, cyberattack, malicious software, insider threat, insurrections and military actions, including the Russian/Ukraine conflict and the resulting response by the United States and other countries, unanticipated problems with our business continuity plans and disaster recovery systems, or a support failure from a third party vendor, could adversely affect our business operations and business results. In addition to impacting our normal business operations, such disasters and catastrophes may impact us indirectly by changing the condition and behavior of our customers, business counterparties and regulators, as well as by causing declines or volatility in the economic and financial markets. We maintain business continuity plans for our operations, but we cannot predict with certainty when normal operations would resume if such an event occurred.

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Forward-Looking Statements

The disclosures in this Form S-1 contain certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “anticipates”, “believes”, “expects”, “projects”, “estimates”, “intends”, “plans”, “seeks”, “could”, “may”, “should”, “will” or the negative version of those words or other comparable terminology. Such forward-looking statements include statements relating to: expectations concerning market and other conditions and their effect on future premiums, revenues, earnings and investment activities; recoverability of asset values; and rate changes.

Actual results and/or financial condition could differ materially from those contained in or implied by such forward-looking statements for a variety of reasons including but not limited to the following and those discussed in Risk Factors.

•

changes in financial, political and economic conditions, including changes in interest and inflation rates, currency fluctuations and extended economic recessions or expansions in the U.S. and/or abroad;

•	performance of securities markets, including the cost of equity index options;

•	new legislation or declines in credit quality or credit ratings that could have a material impact on the valuation of securities in GALIC’s investment portfolio;

•	the availability of capital;

•	regulatory actions (including changes in statutory accounting rules);

•	changes in the legal environment affecting GALIC or its customers;

•	tax law and accounting changes, including the impact of recent changes in U.S. corporate tax law;

•	terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses;

•

disruption caused by cyber-attacks or other technology breaches or failures by GALIC or its business partners and service providers, which could negatively impact GALIC’s business and/or expose GALIC to litigation;

•	availability of reinsurance and ability of reinsurers to pay their obligations;

•	trends in persistency and mortality;

•	competitive pressures;

•	the ability to obtain adequate rates and policy terms; and

•	changes in GALIC’s financial strength ratings assigned by major ratings agencies.

The forward-looking statements herein are made only as of the date of this report. GALIC assumes no obligation to publicly update any forward-looking statements.

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Management’s Discussion and Analysis of Financial Conditions and Results of Operations

The following discussion provides an assessment of the financial position and results of operations on a statutory basis of Great American Life Insurance Company (“GALIC” or “The Company”) operations. Statutory accounting practices (“SAP”) financial information is prepared and presented in accordance with accounting practices prescribed or permitted by the National Association Insurance Commissioners (“NAIC”) and the Ohio Department of Insurance. Certain differences exist between SAP and U.S. generally accepted accounting principles (“GAAP”). See Note B of GALIC’s statutory basis audited financial statements, which are included elsewhere in this document, for a discussion of these differences.

OVERVIEW

GALIC, a stock life insurance company domiciled in the state of Ohio, is a direct, wholly-owned subsidiary of Glidepath Holdings Inc., a financial services holding company wholly-owned by Massachusetts Mutual Life Insurance Company (“MassMutual”).

GALIC predominantly markets traditional fixed, fixed indexed and registered index-linked annuities nationwide to the savings and retirement markets, and maintains term and universal life in-force business, which the Company manages as one operating segment. GALIC is licensed to write life, annuity and accident & health insurance in the District of Columbia, the U.S. Virgin Islands, and all states other than New York.

CHANGE OF OWNERSHIP

On May 28, 2021, MassMutual purchased GALIC and its two insurance subsidiaries, Annuity Investors Life Insurance Company and Manhattan National Life Insurance Company, as well as a broker-dealer affiliate, Great American Advisors, LLC, and insurance distributor, AAG Insurance Agency, LLC from American Financial Group, Inc. (“AFG”). Total proceeds for the sale were $3.57 billion. GALIC and its subsidiaries at that date became a direct wholly-owned subsidiary of Glidepath Holdings Inc., a financial services holding company wholly-owned by MassMutual.

ANALYIS OF RESULTS OF OPERATIONS – YEARS ENDED DECEMBER 31, 2021 AND 2020

The following table presents GALIC’s statutory results of operations for the periods indicated:

	Year Ended December 31
	2021	2020	% Change
Revenues:
Premiums and annuity considerations	$5,027.0	$(2,716.0)	-285%
Net investment income	1,951.0	1,908.8	2%
Other income	97.0	469.7	-79%

Total premiums and other revenues	7,075.0	(337.5)	-2196%

Benefits and Expenses:
Policyholder benefits	901.2	845.4	7%
Surrender benefits	2,208.0	2,106.6	5%
Change in policyholder reserves	3,107.8	(4,081.0)	-176%
Direct commissions and commissions and expense allowances on reinsurance assumed	285.2	194.1	47%
Other expenses	317.0	256.6	24%

Total benefits and expenses	6,819.2	(678.3)	-1105%
Operating results before federal income taxes and realized capital gains (losses)	255.8	340.8	-25%
Federal income taxes on operations	(45.5)	61.9	-174%

Operating results before realized gains (losses)	210.3	402.7	-48%
Realized gains (losses) net of federal income taxes	118.7	(218.6)	-154%

Net income	$329.0	$184.1	79%

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Operating results before federal income taxes and realized capital gains (losses) decreased by 25% for the 12 months ended December 31, 2021 compared to the 12 month period ended December 31, 2020. This decrease was primarily attributable to higher commission and general expenses during the 2021 period and lower other income related to a 2020 adjustment to the interest maintenance reserve (“IMR”) for reinsurance, partially offset by increased earnings generated from the growth in inforce annuity business in 2021.

Net income increased 79% in 2021 compared to 2020. This increase was largely driven by realized gains in 2021 compared to realized losses in 2020 and a Federal income tax benefit for 2021 compared to Federal tax expenses in 2020. The realized gains in 2021 were primarily related to sales of fixed maturities, equities, and other invested assets. The realized losses reported in 2020 were primarily attributable to an adjustment to IMR related to new reinsurance.

Revenues

Total revenues increased to $7,075.0 million in the 12 months ended December 31, 2021 from ($337.5) million for the 12 months ended December 31, 2020. Following is a discussion of the primary contributors to this increase.

Excluding an initial ceded premium of $6.1 billion paid to Commonwealth Annuity and Life Insurance Company (“Commonwealth”) in October 2020 pursuant to a block reinsurance transaction, premiums increased 49%. This increase is primarily attributable to an increase in registered index-linked annuity sales in 2021 and the impact of COVID-19 on annuity sales in 2020. Net investment income increased 2% in the 2021 period compared to 2020, primarily due to the growth in the annuity blocks in 2021.

The following table provides a summary of the components of net investment income:

	Year Ended December 31
	2021	2020
Investment income:
Bonds	$1,240.2	$1,390.5
Equity securities	28.5	77.8
Mortgage loans	74.6	71.0
Real estate	11.9	24.2
Policy loans	4.7	5.0
Cash and short-term investments	18.8	37.4
Other invested assets	75.8	66.3
Derivative instruments	543.7	283.0
Other	2.0	1.7

Gross investment income	2,000.2	1,956.9
Investment expenses	(49.2)	(48.1)

Net investment income	$1,951.0	$1,908.8

Other income decreased 79% from 2020 to 2021, primarily due to an adjustment to IMR in October 2020 related to the new reinsurance agreement with Commonwealth. Excluding the 2020 adjustment to IMR, other income decreased approximately 16% from 2020 to 2021, primarily related to lower reinsurance experience refunds in 2021.

Benefits and Expenses

Policyholder benefits increased 7% in 2021 compared to 2020. This was primarily attributable to an increase in payout annuity benefits and life and annuity death benefits. Surrender benefits increased 5% in 2021 compared to the prior year due to growth in the annuity business. Surrender and withdrawal benefits are offset by a corresponding decrease in policyholder reserves. The death benefits paid pursuant to life insurance policies result in an impact to operating earnings by the amount of benefit paid above the amount of policyholder reserve released, net of reinsurance.

Change in policyholder reserves increased 176% in 2021 compared to 2020. This increase was primarily the result of the annuity block reinsurance agreement with Commonwealth effective in October 2020. The initial ceded premium to Commonwealth of $6.1 billion resulted in a reduction of annuity reserves of approximately $5.7 billion in 2020.

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Commissions related expenses – direct commissions and expense allowances on reinsurance assumed increased 47% in 2021 compared to 2020, primarily due to higher commissions on increased annuity sales in 2021. Other expenses increased 24% from 2020 to 2021 primarily due to higher investment management expenses and expenses related to the acquisition of GALIC by MassMutual.

Realized Gains (Losses) Net of Federal Income Taxes

Realized gains net of federal income taxes in 2021 were $118.7 million compared to losses of $218.6 million in 2020. For statutory reporting purposes, realized gains (losses) reported on the statement of operations are net of gains and losses transferred to the IMR. Amounts transferred to IMR, which is a liability reported in the statement of financial position, are the portion of gains and losses for securities sold that relates to gains and losses resulting from changes in interest rates and are amortized into operations over the estimated remaining lives of the securities sold. Gains and losses reported in the statement of operations are credit and non-interest related. The improvement in realized gains net of federal income taxes from 2020 to 2021 was primarily due to lower impairment losses in 2021 and a large transfer to IMR in 2020 related to new reinsurance transaction with Commonwealth.

ANALYIS OF RESULTS OF OPERATIONS – YEARS ENDED DECEMBER 31, 2020 AND 2019

The following table presents the statutory results of operations for the periods indicated:

	Year Ended December 31
	2020	2019	% Change
Revenues:
Premiums and annuity considerations	$(2,716.0)	$4,704.4	-158%
Net investment income	1,908.8	1,760.8	8%
Other income	469.7	671.8	-30%

Total premiums and other revenues	(337.5)	7,137.0	-105%

Benefits and Expenses:
Policyholder benefits	845.4	760.4	11%
Surrender benefits	2,106.6	2,160.1	-2%
Change in policyholder reserves	(4,081.0)	3,545.5	-215%
Direct commissions and commissions and expense allowances on reinsurance assumed	194.1	237.7	-18%
Other expenses	256.6	273.5	-6%

Total benefits and expenses	(678.3)	6,977.2	-110%
Operating results before Federal income taxes and realized capital gains (losses)	340.8	159.8	113%

Federal income taxes on operations	61.9	(130.5)	-147%

Operating results before realized gains (losses)	402.7	29.3	1274%
Realized gains (losses) net of Federal income taxes	(218.6)	(15.7)	1292%

Net income	$184.1	$13.6	1254%

Operating results before federal income taxes and realized capital gains (losses) increased by 113% for the 12 months ended December 31, 2020 compared to the 12 month period ended December 31, 2019. This increase was primarily attributable to higher net investment income in 2020 due to growth in inforce annuity business, lower surrender expenses in 2020, and lower commission expenses in 2020 due to lower annuity sales.

Net income increased 1,254% to $184.1 million in 2020 compared to $13.6 million in 2019. This increase was largely driven by improved operating results and a lower effective tax rate in 2020 partially offset by larger realized losses in 2020. The higher realized losses incurred in 2020 were primarily due to a large adjustment to IMR related to the reinsurance transaction with Commonwealth.

Revenues

Total revenues decreased 105% for the 12 months ended December 31, 2020 compared to the 12 months ended December 31, 2019. Following is a discussion of the primary contributors to this decrease.

Excluding the initial ceded premium of $6.1 billion paid to Commonwealth in October 2020, premiums decreased approximately 28%. This decrease was the result of COVID-19 restrictions and increased competition in the marketplace. The reduction in sales was directly offset by a lower change in policyholder reserves. Net investment income increased 8% in the 2020 period compared to 2019 primarily due to growth in the inforce annuity business offset by lower earned rates on investments in 2020.

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The following table provides a summary of the components of net investment income:

	Year Ended December 31
	2020	2019
Investment income:
Bonds	$1,390.5	$1,444.2
Equity securities	77.8	53.4
Mortgage loans	71.0	54.6
Real estate	24.2	41.7
Policy loans	5.0	5.6
Cash and short-term investments	37.4	44.9
Other invested assets	66.3	72.6
Derivative instruments	283.0	91.7
Other	1.7	5.2

Gross investment income	1,956.9	1,813.9

Investment expenses	(48.1)	(53.1)

Net investment income	$1,908.8	$1,760.8

Other income decreased 30% from 2019 to 2020, mainly due to a large reinsurance ceding allowance in 2019 partially offset by an adjustment to IMR related to the new reinsurance transaction in 2020.

Benefits and Expenses

Annuity benefit payments increased 11% in 2020 compared to 2019. This increase was primarily attributable to higher annuity death and payout benefits due to growth in the inforce annuity business. Surrender benefits decreased 2% in 2020 compared to 2019, attributable to the impact of COVID-19 restrictions in 2020. The increase in annuity benefits payments were offset by a corresponding decrease in policyholder reserves.

Change in policyholder reserves decreased 215% in 2020 compared to 2019. This decrease was primarily the result of the annuity block reinsurance agreement with Commonwealth effective in October 2020. The initial ceded premium payment of $6.1 billion to Commonwealth resulted in a reduction of annuity reserves of approximately $5.7 billion in 2020.

Commission related expenses - direct commissions and commissions and expense allowances on reinsurance assumed decreased 18% in 2020 compared to 2019, primarily due to lower direct commissions on lower annuity sales in 2020 as a result of COVID-19 restrictions. Other expenses decreased 6% from 2019 to 2020, primarily attributable to lower interest and adjustments on deposit-type contracts in 2020.

Realized Gains (Losses) Net of Federal Income Taxes

Realized losses in 2020 were $218.6 million compared to losses of $15.7 million in 2019. For statutory reporting purposes, realized gains (losses) reported on the statement of operations are net of gains and losses transferred to IMR. Amounts transferred to IMR, which is a liability reported in the statement of financial position, are gains and losses resulting from changes in interest rates and are amortized into operations over the estimated remaining lives of the securities sold. Gains and losses reported in the statement of operations are credit and non-interest related. The losses reported in 2020 were primarily related to a large adjustment to IMR related to the reinsurance transaction with Commonwealth and other than temporary impairments recognized on common stock, bonds, and other invested assets, partially offset by gains realized on the sale of bonds and common stock. The losses reported in 2019 were primarily attributable to other than temporary impairments on bonds and common stock.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity

Management believes GALIC has sufficient resources to meet its liquidity requirements. GALIC’s liquidity requirements relate primarily

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to the liabilities associated with its annuity and life products as well as operating costs and expenses, taxes and contributions of capital to its subsidiaries. Historically, cash flows from premiums and investment income have generally provided more than sufficient funds to meet these requirements. Funds received in excess of cash requirements are generally invested in additional marketable securities. In addition, GALIC generally holds a significant amount of highly liquid, short-term investments. If funds generated from operations are insufficient to meet liquidity requirements for any period, MassMutual may contribute funds to GALIC.

GALIC’s annuity operations typically produce positive net operating cash flows as investment income exceeds acquisition costs and operating expenses. Interest credited on annuity policyholder funds is a non-cash increase in GALIC’s annuity reserves, and annuity premiums, benefits and withdrawals are considered financing activities due to the deposit-type nature of annuities. For the full year, net cash provided by operating activities was $3.85 billion in 2021 and net cash used in operating activities of $3.5 billion 2020, respectively. The 2020 net cash used in operating activities was primarily a result of the Commonwealth reinsurance agreement which resulted in an initial ceded premium of $6.1 billion.

GALIC’s financing activities consist primarily of transactions with annuity policyholders and dividend payments to its former parent company. Net cash used in financing activities was $1.3 billion in 2021 compared to $0.4 billion in 2020, an increase of $0.9 billion. Net withdrawals on deposit-type contracts were $1.1 billion in 2021 compared to $0.1 billion in 2020, an increase of $1 billion. In addition, GALIC paid $300 million of cash dividends to its former parent in 2021 compared to $285 million paid in 2020.

The Company is a member of the Federal Home Loan Bank (“FHLB”). The FHLB makes advances and provides other banking services to member institutions. The Company owned $25 million and $30 million of FHLB Class B membership stock at December 31, 2021 and 2020, respectively. The Company has no membership stock eligible for redemption. Through its association with the FHLB and by purchasing a set amount of FHLB stock, the Company can enter into deposit-type contracts with the FHLB known as funding agreements.

In 2021, GALIC repaid $931.0 million to the FHLB. In 2020, the FHLB advanced GALIC $200.0 million and GALIC repaid $165.0 million to the FHLB. At December 31, 2021 and 2020, GALIC had $200.0 million and $1,131.0 million, respectively in outstanding advances from the FHLB (included in liability for deposit-type contracts), bearing interest at 1.35%. The Company paid interest of approximately $4.4 million and $11.0 million on these advances in 2021 and 2020, respectively. The 2020 advance outstanding as of December 31, 2021 must be repaid in 2025. The Company has invested the proceeds from the advances in bonds for the purpose of earning a spread over the interest payments due to the FHLB. As required by the funding agreement, the Company purchased 275,008 shares ($27.5 million) of FHLB activity stock.

The Company also posted collateral to the FHLB of assets with a fair value and carrying value of approximately $1,320.9 million and $1,256.4 million, respectively, as of December 31, 2021. The Company’s FHLB borrowing capacity is based on the Company’s estimate of collateral eligible to be pledged with the FHLB. The deposit contract liabilities, reported in liability for deposit-type contracts in the balance sheet, and related assets are accounted for in the Company’s general account.

GALIC has no material contractual purchase obligations or other long-term liabilities at December 31, 2021 or 2020.

Policyholder Liabilities

Liquidity needs vary by annuity and life product. Factors that impact a product’s need for liquidity include interest rate levels, contract size, competitive products, termination or surrender charges, market value adjustments, federal income taxes, and benefit levels. To help assure that obligations will be met when they fall due, the Company uses asset/liability cash flow management techniques that take into consideration current and total investment return requirements, asset and liability durations, risk tolerance, and cash flow requirements. The fair values for liabilities under all insurance contracts are taken into consideration in the overall management of interest rate risk.

The Company’s products include features that enhance the Company’s liquidity position. Virtually all individual deferred annuity products contain surrender charges for varying durations, reducing the risk that customers will seek withdrawals during the period surrender charges are in effect. Surrender charges allow the Company to better plan the maturities of its invested assets by reducing the risk that future cash outflows will exceed anticipated levels. Also, 31% of the Company’s in-force annuity products (measured by reserves) at December 31, 2021 had a market value adjustment (“MVA”) that protects the Company when surrenders occur as a result of changes in market interest rates.

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The following table provides a summary of statutory annuity reserves at December 31, 2021 by withdrawal characteristics:(1)

	Annuity Reserves Amount	% of Total
Subject to discretionary withdrawal:
a. With market value adjustment	$12,355.1	30.8%
b. At book value less current surrender charge of 5% or more	9,863.4	24.6%
c. At fair value	52.7	0.1%

d. Total with market value adjustment or at fair value (total of a through c)	22,271.2	55.6%
e. At book value without adjustment (minimal or no charge or adjustment)	14,516.5	36.2%

Not subject to discretionary withdrawal	3,296.2	8.2%

Total (gross: direct + assumed)	40,083.9	100.0%

Reinsurance ceded	6,380.1

Total (net)	$33,703.8

(1)

Annuity contract reserves and deposit fund liabilities are monetary amounts that an insurer must have available to provide for future obligations with respect to annuities and deposit funds. Reserves are liabilities on the balance sheets of financial statements prepared in conformity with statutory accounting practices. These amounts are at least equal to the value to be withdrawn by policyholders.

As indicated in the table above, 8% of policyholder funds at December 31, 2021 were not subject to discretionary withdrawal and another 56% were subject to adjustments and charges that are designed to protect the Company from early withdrawals in the event that they occur. We believe that this structure provides the Company with a relatively stable block of deposit liabilities which helps reduce the risk of unexpected cash withdrawals and the adverse financial effects cash withdrawals could cause.

Some GALIC annuity products include guaranteed benefits, including guaranteed minimum death benefits and guaranteed minimum withdrawal benefits. These guarantees are designed to protect contract holders against significant downturns in securities markets and fluctuations in interest rates. Periods of significant and sustained downturns in securities markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of liabilities associated with products with guaranteed benefits. An increase in these liabilities would result in a decrease in the GALIC’s net income.

GALIC manages market risks by utilizing a comprehensive asset/liability management process involving the monitoring of asset and liability interest rate sensitivities for our various products. This process includes cash flow testing under various interest rate scenarios, including severe stress tests. Although cash flow testing includes many different scenarios, cash flow requirements are inherently unpredictable, as they are affected by external factors, such as changes in interest rates.

GALIC also utilizes a variety of financial instruments as part of its efforts to economically hedge and manage fluctuations in the fair value of its investment portfolio attributable to changes in general interest rate levels and to manage duration mismatch of assets and liabilities. Those instruments may include interest rate exchange agreements, equity index options purchased in either over-the-counter market or on the Chicago Board Options Exchange, payer swaptions, and commitments to extend credit. All instruments involve elements of credit and market risks in excess of the amounts recognized in the accompanying financial statements at a given point of time. The contract or notional amounts of those instruments reflect the extent of involvement in the various types of financial instruments.

There can be no assurance that future experience regarding benefit payments and surrenders will be similar to historic experience because withdrawal and surrender levels are influenced by factors such as the interest rate environment and the Company’s claims-paying and financial strength ratings.

Capital Resources

The NAIC’s model law for risk based capital (“RBC”) applies to life, accident and health companies. RBC formulas determine the amount of capital that an insurance company needs so that it has an acceptable expectation of not becoming financially impaired. At December 31, 2021, the capital ratios of GALIC and its insurance subsidiaries substantially exceeded the applicable RBC requirements.

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The maximum amount of dividends which can be paid to stockholders of life insurance companies domiciled in the State of Ohio without prior approval of the Insurance Commissioner is the greater of 10% of surplus as regards policyholders or net income as of the preceding December 31, but only to the extent of earned surplus as of the preceding December 31. The maximum amount of dividends payable by GALIC in 2022 without prior approval is $329.0 million based on net income as of the preceding December 31. At December 31, 2021, surplus as regards policyholders was $2,876.6 million, earned surplus was $2,061.4 million, and 2021 net income was $329.0 million.

The Company entered into a quota share indemnity reinsurance agreement on fixed-indexed annuities with Hannover Life Reassurance Company of America effective December 31, 2018. The reinsurance agreement transferred risk of certain surrender activity in GALIC’s fixed-indexed annuity business. This agreement reduces statutory capital and surplus volatility related to GALIC’s fixed-indexed annuity policies from stock market fluctuations, which could impact the Company’s RBC. As of December 31, 2021, under this agreement the Company ceded $175.9 million of annuity reserves which resulted in a $0.2 million decrease in surplus in 2021 (through an after-tax reserve credit). As of December 31, 2020 ceded reserves under this agreement were approximately $176.1 million which resulted in a $15.1 million increase in surplus in 2020 (through an after-tax reserve credit).

The Company entered into a flow coinsurance agreement with Commonwealth, effective May 7, 2020. Under this agreement, the Company cedes certain newly issued traditional fixed and fixed-indexed annuities on a quota share coinsurance basis with such quota share percentages being up to 50%. The Company has ceded approximately $1,038.4 million of deferred annuity reserves to Commonwealth under this agreement at December 31, 2021.

The Company entered into a block coinsurance agreement with Commonwealth effective October 1, 2020. Under this agreement the Company ceded approximately $5.7 billion of deferred annuity reserves and transferred investments with a statutory carrying value of approximately $5.7 billion and market value of approximately $6.1 billion to Commonwealth. The Company has ceded approximately $5.2 billion of deferred annuity reserves under this agreement at December 31, 2021.

INVESTMENTS

GALIC had total cash and invested assets of $37,304.9 million and $34,790.1 million at December 31, 2021 and 2020, respectively, as illustrated below (in millions):

	2021		2020
	Carrying Value	% of Carrying Value	Carrying Value	% of Carrying Value
Cash and invested assets:
Bonds	$31,141.6	83.5%	$27,578.3	79.3%
Preferred stocks	394.4	1.1%	326.4	0.9%
Common stocks	279.6	0.7%	470.5	1.4%
Investments in affliliates and subsidiaries	384.1	1.0%	352.5	1.0%
Mortgage loans	2,148.5	5.8%	1,577.8	4.5%
Real estate	—	0.0%	66.1	0.2%
Cash, cash equivalents and short-term investments	1,008.9	2.7%	2,047.4	5.9%
Policy loans	64.2	0.2%	70.0	0.2%
Derivative instruments	706.9	1.9%	887.7	2.6%
Other invested assets	1,176.7	3.1%	1,413.4	4.0%

Total cash and invested assets	$37,304.9	100.0%	$34,790.1	100.0%

All investments held by the Company are monitored for conformity with the qualitative and quantitative limits prescribed by the applicable Ohio laws and regulations. GALIC attempts to optimize investment income while building the value of its portfolio, placing emphasis upon total long-term performance. Management believes that a high quality investment portfolio should generate a stable and predictable investment return.

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The following table summarizes the carrying values and estimated fair values of the Company’s bond portfolio for the years ended December 31, 2021 and 2020 (in millions):

	2021			2020
	Carrying Value	Fair Value	Unrealized Gain (Losses)	Carrying Value	Fair Value	Unrealized Gain (Losses)
U.S. Government and government agencies	$16.3	$17.9	$1.6	$31.1	$35.4	$4.3
States, municipalities and political subdivisions	2,317.7	2,530.7	213.0	2,745.7	3,076.7	331.0
Foreign government	26.7	29.1	2.4	26.8	30.2	3.4
Residential MBS	2,116.9	2,199.5	82.6	1,799.1	1,997.3	198.2
Commercial MBS	822.5	844.3	21.8	603.0	638.8	35.8
Asset-backed securities	7,679.5	7,773.1	93.6	7,531.7	7,627.8	96.1
All other bonds	18,162.0	19,310.2	1,148.2	14,840.9	16,494.1	1,653.2

Total bonds	$31,141.6	$32,704.8	$1,563.2	$27,578.3	$29,900.3	$2,322.0

The Company’s bond portfolio consisted of 95% and 96% of investment grade securities at December 31, 2021 and 2020, respectively. The NAIC Securities Valuation Office (“SVO”) is responsible for the day-to-day credit quality assessment and valuation of securities owned by state-regulated insurance companies. The NAIC assigns securities quality ratings and uniform valuations, which are used by insurers when preparing their annual statements to their state insurance regulators. The NAIC ratings are similar to the rating agency designations of the Nationally Recognized Statistical Rating Organizations (“NRSRO”) for marketable bonds. NAIC ratings 1 and 2 include bonds generally considered investment grade. NAIC ratings 3 through 6 include bonds generally considered below investment grade. Typically, if a security has been rated by an NRSRO, the SVO utilizes that rating and assigns an NAIC designation based on the following system:

NAIC Rating	NRSRO Equivalent

1	Aaa/Aa/A
2	Baa
3	Ba
4	B
5	Caa and Lower
6	In or near default

The following table summarizes GALIC’s bond portfolio by NAIC ratings (in millions):

	2021		2020
	Carrying Value	% of Carrying Value	Carrying Value	% of Carrying Value
NAIC Rating
1	$17,466.7	56.1%	$16,678.7	60.5%
2	12,262.8	39.4%	9,882.2	35.8%
3	762.8	2.4%	719.8	2.6%
4	545.3	1.8%	185.0	0.7%
5	70.0	0.2%	96.6	0.4%
6	34.0	0.1%	16.0	0.1%

Total Bonds	$31,141.6	100.00%	$27,578.3	100.00%

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The table below sets forth the scheduled maturities of GALIC’s bonds as of December 31, 2021 and 2020, respectively (in millions):

	2021		2020
	Carrying Value	% of Carrying Value	Carrying Value	% of Carrying Value
Maturity:
One year or less	$491.2	1.6%	$1,120.0	4.1%
After one year through five years	6,935.6	22.3%	7,010.1	25.4%
After five years through ten years	8,000.2	25.7%	7,399.4	26.8%
After ten years	5,095.7	16.4%	2,115.0	7.7%

Subtotal	20,522.7	65.9%	17,644.5	64.0%
Mortgage-backed securities	2,939.4	9.4%	2,402.1	8.7%
Asset-backed securities	7,679.5	24.7%	7,531.7	27.3%

Total bonds by maturity	$31,141.6	100%	$27,578.3	100%

The expected maturities in the foregoing table may differ from the contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Fair values for GALIC’s portfolio are determined by GALIC’s internal investment professionals using data from nationally recognized pricing services as well as non-binding broker quotes. Fair values of equity securities are generally based on published closing prices. When prices obtained for the same security vary, GALIC’s internal investment professionals select the price they believe is most indicative of an exit price.

The pricing services use a variety of observable inputs to estimate fair value of bonds that do not trade on a daily basis. Based upon information provided by the pricing services, these inputs include, but are not limited to, recent reported trades, benchmark yields, issuer spreads, bids or offers, reference data, and measures of volatility. Included in the pricing of mortgage backed securities (“MBS”) are estimates of the rate of future prepayments and defaults of principal over the remaining life of the underlying collateral. Due to the lack of transparency in the process that brokers use to develop prices, valuations that are based on brokers’ prices are classified as Level 3 in the hierarchy unless the price can be corroborated, for example, by comparison to similar securities priced using observable inputs.

Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, GALIC communicates directly with pricing services regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the services to value specific securities.

MBS are subject to significant prepayment risk because, in periods of declining interest rates, mortgages may be repaid more rapidly than scheduled as borrowers refinance higher rate mortgages to take advantage of lower rates. MBS represented approximately 9% of GALIC’s bond portfolio at December 31, 2021 and 2020, respectively.

Municipal bonds represented approximately 7% and 10% of GALIC’s fixed maturity portfolio at December 31, 2021 and 2020, respectively. GALIC’s municipal bond portfolio is high quality, with the majority of the securities rated investment grade as of year-end 2021 and 2020. The portfolio is well diversified across the states of issuance and individual issuers.

When a decline in the value of a specific investment is considered to be other-than-temporary, an allowance for credit losses (impairment) is charged to earnings (accounted for as a realized loss). The determination of whether unrealized losses are other-than-temporary requires judgment based on subjective as well as objective factors. Factors considered and resources used by management include:

a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,

b)	the extent to which fair value is less than cost basis,

c)	cash flow projections received from independent sources,

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d)	historical operating, balance sheet and cash flow data,

e)	near-term prospects for improvement in the issuer or its industry,

f)	third-party research and communications with industry specialists,

g)	financial models and forecasts,

h)	the continuity of interest payments, maintenance of investment grade ratings and hybrid nature of certain investments,

i)	discussions with issuer management, and

j)	ability and intent to hold the investment for a period sufficient to allow for anticipated recovery in fair value.

Based on its analysis of the factors listed above, management believes GALIC will recover its cost basis in the bond securities with unrealized losses and that GALIC has the ability to hold the securities until they recover in value and had no intent to sell them at December 31, 2021. Although GALIC can continue holding its bond investments with unrealized losses, its intent to hold them may change due to deterioration in the issuers’ creditworthiness, decisions to lessen exposure to a particular issuer or industry, asset/liability management decisions, market movements, changes in views about appropriate asset allocation or the desire to offset taxable realized gains. Should GALIC’s ability or intent change regarding a particular security, a charge for impairment would likely be required. Significant declines in the fair value of GALIC’s investment portfolio could have a significant adverse effect on GALIC’s liquidity. For information on GALIC’s realized gains (losses) on securities, see “Realized Gains (Losses) Net of Federal Income Taxes.”

OTHER FINANCIAL INSTRUMENTS

GALIC utilizes a variety of financial instruments as part of its efforts to economically hedge and manage fluctuations in the fair value of its investment portfolio attributable to changes in general interest rate levels and to manage duration mismatch of assets and liabilities. Those instruments may include interest rate exchange agreements, equity index options purchased in either over-the-counter market or on the Chicago Board Options Exchange, payer swaptions, and commitments to extend credit. All instruments involve elements of credit and market risks in excess of the amounts recognized in the accompanying financial statements at a given point of time. The contract or notional amounts of those instruments reflect the extent of involvement in the various types of financial instruments.

The following table presents the estimated fair value and admitted value for assets and reported value for liabilities of derivatives of December 31, 2021 and 2020, respectively:

(dollars in millions)
Derivative instruments:	2021		2020
Assets:	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Call options	$665.0	$665.0	$785.6	$785.6
Interest rate swaps	41.9	41.9	102.1	102.1

Total derivative instruments assets	$706.9	$706.9	$887.7	$887.7

Liabilities:	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Put options	$14.9	$14.9	$4.5	$4.5

Total derivative instruments liabilities	$14.9	$14.9	$4.5	$4.5

CRITICAL ACCOUNTING POLICIES

Significant accounting policies are summarized in Note B — “Significant Accounting Policies” to the financial statements. The preparation of financial statements in conformity with accounting practices prescribed or permitted by the NAIC and the Ohio Department of Insurance, which vary in some respects from GAAP. As more information becomes known, these estimates and assumptions change and, thus, impact amounts reported in the future. The areas where management believes the degree of judgment required to determine amounts recorded in the financial statements is most significant are as follows:

•	calculation of statutory reserves, and

•	the valuation of investments.

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Qualitative and Quantitative Disclosures about Market Risk

Market risk represents the potential economic loss arising from adverse changes in the fair value of financial instruments. GALIC’s exposures to market risk relate primarily to its investment portfolio and annuity contracts, which are exposed to interest rate risk and, to a lesser extent, equity price risk.

GALIC’s exposures to interest rate risk relate primarily to the fair value of GALIC’s bond securities, which are inversely correlated to changes in interest rates. GALIC’s bond portfolio is comprised of primarily fixed-rate investments with intermediate-term maturities. Structuring the bond portfolio in this manner provides GALIC with flexibility in reacting to fluctuations of interest rates.

GALIC’s portfolios are managed with an objective of achieving an adequate risk-adjusted return while maintaining sufficient liquidity to meet policyholder obligations. The portfolios are managed in an effort to adequately position the duration and interest rate sensitivity of the assets against the projected cash flows of policyholder liabilities.

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GREAT AMERICAN LIFE INSURANCE COMPANY

Statutory-Basis Financial Statements

As of December 31, 2021 and 2020 and for each of the years in the three-years ended December 31, 2021, 2020 and 2019,

with Report of Independent Auditors

GREAT AMERICAN LIFE INSURANCE COMPANY

Statutory-Basis Financial Statements

As of December 31, 2021 and 2020 and for each of the years in the three-years ended December 31, 2021, 2020 and 2019

KPMG LLP Suite 500 191 West Nationwide Blvd. Columbus, OH 43215-2568

Independent Auditors’ Report

The Board of Directors

Great American Life Insurance Company:

Opinions

We have audited the financial statements of Great American Life Insurance Company (the Company), which comprise the balance sheet statutory-basis as of December 31, 2021, and the related statement of operations statutory-basis, statement of changes in capital and surplus statutory-basis, statement of cash flow statutory-basis for the year then ended, and the related notes to the financial statements.

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the balance sheet statutory-basis of the Company as of December 31, 2021, and the results of its operations and its cash flow for the year then ended in accordance with accounting practices prescribed or permitted by the Ohio Department of Insurance described in Note B.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the financial statements do not present fairly, in accordance with U.S. generally accepted accounting principles, the financial position of the Company as of December 31, 2021, or the results of its operations or its cash flows for the year then ended.

Basis for Opinions

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note B to the financial statements, the financial statements are prepared by the Company using accounting practices prescribed or permitted by the Ohio Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the financial statements are not intended to be presented in accordance with U.S. generally accepted accounting principles. The effects on the financial statements of the variances between the statutory accounting practices described in Note B and U.S. generally accepted accounting principles, although not reasonably determinable, are presumed to be material and pervasive.

Other Matter

The accompanying financial statements of the Company as of December 31, 2020 and for the periods ended December 31, 2020 and 2019 were audited by other auditors whose report thereon, dated May 14, 2021, expressed an adverse opinion on those financial statements with respect to U.S. generally accepted accounting principles and an unmodified opinion with respect to accounting practices prescribed or permitted by the Ohio Department of Insurance.

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Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting practices prescribed or permitted by the Ohio Department of Insurance. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

F-2

Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The supplementary information included in the supplemental schedule of selected statutory-basis financial data, supplemental investment disclosures, and supplemental schedule of life and health reinsurance disclosures is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the Ohio Department of Insurance. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with GAAS. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

/s/ KPMG LLP

Columbus, Ohio

April 25, 2022

F-3

Report of Independent Auditors

The Board of Directors

Great American Life Insurance Company

We have audited the accompanying statutory-basis financial statements of Great American Life Insurance Company (the Company), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, changes in capital and surplus and cash flow for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with accounting practices prescribed or permitted by the Ohio Department of Insurance. Management also is responsible for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note B to the statutory-basis financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Ohio Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. The variances between such practices and U.S. generally accepted accounting principles and the effects on the accompanying financial statements are described in Notes B and K.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter described in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles paragraph, the statutory-basis financial statements referred to above do not present fairly, in conformity with U.S. generally accepted accounting principles, the financial position of the Company at December 31, 2020 and 2019, or the results of its operations or its cash flows for the years then ended.

F-4

Opinion on Statutory-Basis of Accounting

In our opinion, the statutory-basis financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, on the basis of accounting described in Note B.

/s/ Ernst & Young LLP

Cincinnati, Ohio

May 14, 2021

F-5

GREAT AMERICAN LIFE INSURANCE COMPANY

BALANCE SHEET

STATUTORY-BASIS

(Dollars in millions, except share data)

	December 31
	2021	2020
ADMITTED ASSETS
Cash and invested assets:
Bonds - at amortized cost (fair value: $32,704.8 and $29,900.3)	$31,141.6	$27,578.3
Preferred stocks - principally at fair value for 2021 and at cost for 2020*	394.4	326.4
Common stocks - at fair value (cost: $209.6 and $358.9)	279.6	470.5
Investments in affiliates and subsidiaries - at subsidiary capital and surplus (cost: $236.3 and $240.1)	384.1	352.5
Mortgage loans	2,148.5	1,577.8
Real estate	—	66.1
Cash, cash equivalents and short-term investments	1,008.9	2,047.4
Policy loans	64.2	70.0
Derivative instruments	706.9	887.7
Other invested assets	1,176.7	1,413.4

Total cash and invested assets	37,304.9	34,790.1

Net deferred federal income tax asset	61.7	39.0
Deferred and uncollected premiums	6.8	7.8
Current federal income tax recoverable	—	8.7
Investment income due and accrued	278.9	257.3
Company-owned life insurance	212.6	206.6
Funds held as collateral	408.3	351.3
Other admitted assets	108.1	116.0

Total general account admitted assets	38,381.3	35,776.8
Separate account assets	67.6	20.4

Total admitted assets	$38,448.9	$35,797.2

LIABILITIES, CAPITAL AND SURPLUS
Liabilities:
Policy benefit reserves	$33,290.5	$30,182.7
Liability for deposit-type contracts	592.1	1,533.0
Policy and contract claims	270.6	216.8
Asset valuation reserve	504.1	410.7
Interest maintenance reserve	95.3	54.9
Current federal income tax payable	14.9	—
Commissions, general expenses, taxes, licenses and fees due or accrued	68.6	32.7
Payable for securities	163.6	26.9
Liability for funds held as collateral	435.3	351.4
Other liabilities	68.2	70.5

Total general account liabilities	35,503.2	32,879.6
Separate account liabilities	67.6	20.4

Total liabilities	35,570.8	32,900.0

Capital and surplus:
Common stock - $7.50 par value; 1,200,000 shares authorized; 201,000 shares issued and outstanding	1.5	1.5
Gross paid-in and contributed surplus	815.2	814.0
Unassigned funds	2,061.4	2,081.7

Total capital and surplus	2,878.1	2,897.2

Total liabilities, capital and surplus	$38,448.9	$35,797.2

*	See Footnote C - Fair Value Measurements for additional information.

See accompanying notes to statutory-basis financial statements.

F-6

GREAT AMERICAN LIFE INSURANCE COMPANY

STATEMENT OF OPERATIONS

STATUTORY-BASIS

(Dollars in millions)

	Year Ended December 31
	2021	2020	2019
Premiums and other revenues:
Premiums and annuity considerations	$5,027.0	$(2,716.0)	$4,704.4
Net investment income	1,951.0	1,908.8	1,760.8
Amortization of interest maintenance reserve	23.5	11.9	9.4
Commissions and expense allowances and reserve adjustments on reinsurance ceded	(50.8)	(26.6)	513.3
Charges and fees for deposit-type contracts and miscellaneous income	124.3	484.4	149.1

Total premiums and other revenues	7,075.0	(337.5)	7,137.0

Benefits and expenses:
Policyholders’ benefits	901.2	845.4	760.4
Surrender benefits	2,208.0	2,106.6	2,160.1
Change in policy and contract reserves	3,107.8	(4,081.0)	3,545.5
Interest and adjustments on deposit-type contracts	118.7	124.0	148.7
Direct commissions and commissions and expense allowances on reinsurance assumed	285.2	194.1	237.7
General insurance expenses	145.3	105.9	105.4
Insurance taxes, licenses and fees	12.6	8.0	9.9
Net transfers to separate accounts	36.8	10.6	5.7
Other	3.6	8.1	3.8

Total benefits and expenses	6,819.2	(678.3)	6,977.2

Income from operations before federal income taxes and net realized capital gains and losses	255.8	340.8	159.8
Federal income tax (expense) benefit on operations	(45.5)	61.9	(130.5)

Income from operations before net realized capital gains and losses	210.3	402.7	29.3
Net realized capital gains (losses):
Net realized capital gains before related federal income taxes and transfers to interest maintenance reserve	301.0	266.7	12.5
Federal income tax expense on net realized capital gains	(118.3)	(118.0)	(15.3)
Interest maintenance reserve transfers, net of tax	(64.0)	(367.3)	(12.9)

Net realized capital gains (losses)	118.7	(218.6)	(15.7)

Net income	$329.0	$184.1	$13.6

See accompanying notes to statutory-basis financial statements.

F-7

GREAT AMERICAN LIFE INSURANCE COMPANY

STATEMENT OF CHANGES IN CAPITAL AND SURPLUS

STATUTORY-BASIS

(Dollars in millions)

	Year Ended December 31
	2021	2020	2019
Common stock:
Balance at beginning of year	$1.5	$2.5	$2.5
Transferred to gross paid-in and contributed surplus	—	(1.0)	—

Balance at end of year	$1.5	$1.5	$2.5

Gross paid-in and contributed surplus:
Balance at beginning of year	$814.0	$812.4	$811.6
Contributions from parent	1.2	0.6	0.8
Transferred from common stock	—	1.0	—

Balance at end of year	$815.2	$814.0	$812.4

Unassigned funds:
Balance at beginning of year	$2,081.7	$2,053.2	$1,887.3
Net income	329.0	184.1	13.6
Change in net unrealized gains (losses) on equity index options and interest rate swaps	(67.7)	19.0	766.2
Change in net unrealized capital gains and (losses), net of deferred taxes	93.1	47.3	110.9
Change in net deferred tax asset	39.4	21.7	78.5
Change in nonadmitted assets	(20.7)	12.9	(12.2)
Change in asset valuation reserve	(93.4)	28.5	(140.8)
Change in surplus as a result of reinsurance	—	—	(510.3)
Dividends to parent	(300.0)	(285.0)	(140.0)

Balance at end of year	$2,061.4	$2,081.7	$2,053.2

Total capital and surplus	$2,878.1	$2,897.2	$2,868.1

See accompanying notes to statutory-basis financial statements.

F-8

GREAT AMERICAN LIFE INSURANCE COMPANY

STATEMENT OF CASH FLOW

STATUTORY-BASIS

(Dollars in millions)

	Year Ended December 31
	2021	2020	2019
Operations:
Premiums and annuity considerations	$5,028.1	$(2,714.9)	$4,807.0
Net investment income	2,392.4	2,490.9	2,250.2
Benefits paid	(3,052.6)	(2,978.2)	(2,924.6)
Commissions, expenses and other deductions	(408.9)	(316.3)	(358.9)
Federal income taxes paid	(140.3)	(81.5)	(151.2)
Other	33.1	140.7	74.2

Net cash provided by (used in) operations	3,851.8	(3,459.3)	3,696.7

Investing activities:
Sales, maturities or repayments of investments, net:
Bonds	6,454.7	10,795.9	3,308.1
Stocks	338.1	309.7	211.4
Mortgage loans	506.8	114.8	201.9
Real estate	65.8	32.1	0.3
Other invested assets	716.5	108.3	93.5
Net gains on cash, cash equivalents and short-term investments	2.6	3.2	—
Purchases of investments:
Bonds	(9,899.7)	(5,586.6)	(5,020.4)
Stocks	(78.6)	(292.2)	(135.0)
Mortgage loans	(1,074.4)	(322.4)	(559.7)
Real estate	(1.1)	(4.2)	(5.7)
Other invested assets	(232.4)	(259.1)	(230.9)
Miscellaneous applications	(389.3)	(499.5)	(691.0)
Net decrease in policy loans	5.8	17.0	7.9

Net cash (used in) provided by investing activities	(3,585.2)	4,417.0	(2,819.6)

Financing and miscellaneous activities:
Net withdrawals on deposit-type contracts	(1,056.1)	(96.2)	(141.9)
Dividends to parent	(300.0)	(285.0)	(140.0)
Other	51.0	(4.0)	105.0

Net cash used in financing and miscellaneous activities	(1,305.1)	(385.2)	(176.9)

Net (decrease) increase in cash and short-term investments	(1,038.5)	572.5	700.2
Cash and short-term investments at beginning of year	2,047.4	1,474.9	774.7

Cash and short-term investments at end of year	$1,008.9	$2,047.4	$1,474.9

Cash flow information for non-cash transactions:
Maturity Extensions	$385.9
Exchanges	162.0
Transfers	30.0
Securities acquired from dividends/return of capital distribution	7.1
Capitalized interest	5.6
Securities acquired as capital contributions	0.7
Maturity rollovers	—
Equity reporting reclassifications	—

See accompanying notes to statutory-basis financial statements.

F-9

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

A. ORGANIZATION AND NATURE OF OPERATIONS

As of May 28, 2021, Great American Life Insurance Company (“GALIC” or “the Company”), a stock life insurance company domiciled in the State of Ohio, is a direct, wholly-owned subsidiary of Glidepath Holdings, Inc., a financial services holding company wholly-owned by Massachusetts Mutual Life Insurance Company (“MassMutual”). Prior to that date, GALIC was a direct wholly-owned subsidiary of Great American Financial Resources, Inc. (“GAFRI”), a financial services holding company wholly-owned by American Financial Group, Inc. (“AFG”). GALIC predominantly markets traditional fixed, fixed-indexed and registered index-linked annuities in the retail, financial institutions, broker-dealer and registered investment advisor markets, and maintains pension risk transfer business (“PRT”), which is a run-off block of business. GALIC also has small blocks of long-term care products (“LTC”), other accident and health business, term and universal life in-force business, much of which is reinsured to third parties and are run-off blocks of business. GALIC is licensed to write life, annuity and accident & health insurance in forty-nine states, the District of Columbia and the U.S. Virgin Islands.

B. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in conformity with accounting practices prescribed or permitted by the National Association of Insurance Commissioners (“NAIC”) and the Ohio Department of Insurance, which vary in some respects from U.S. generally accepted accounting principles (“GAAP”). Although the differences to GAAP have not been quantified, they are presumed to be material. The more significant of the differences using these statutory policies versus GAAP are as follows:

(a)	annuity receipts are accounted for as revenues versus liabilities for GAAP,

(b)	costs incurred in the acquisition of new business such as commissions, underwriting and policy issuance costs are expensed at the time incurred versus being capitalized for GAAP,

(c)	reserves established for future policy benefits are calculated using more conservative assumptions for mortality and interest rates than would be used under GAAP,

(d)

for statutory reporting, an Interest Maintenance Reserve (“IMR”) is provided whereby portions of certain realized gains and losses from fixed income investments are deferred and amortized into investment income as prescribed by the NAIC,

(e)	investments in bonds considered “available for sale” (as defined under GAAP) are generally recorded at amortized cost versus fair value for GAAP,

(f)

investments in non-affiliated common stocks are carried at fair value. Redeemable preferred stocks rated RP1 through RP3 are stated at book value. All other redeemable preferred stocks are stated at the lower of book value or fair value. Perpetual preferred stocks are stated at fair value, not to exceed any effective call price. GAAP requires that equity securities are carried at fair value with holding gains and losses reported in realized gains,

(g)	for statutory reporting, surplus notes are carried at book value. Under GAAP, surplus notes are considered investments in bonds “available for sale” recorded at fair value,

(h)

investments in equity securities of wholly-owned subsidiaries are carried at statutory and GAAP equity, in accordance with Statement of Statutory Accounting Principle No. 97, Investments in Subsidiary, Controlled and Affiliated Entities (“SSAP No. 97”), versus being consolidated for GAAP,

(i)

for statutory reporting, an Asset Valuation Reserve (“AVR”) is provided under a formula prescribed by the NAIC as a valuation allowance for invested assets, which reclassifies a portion of surplus to liabilities,

(j)

the cost of certain assets designated as “nonadmitted assets” (principally advance commissions paid to agents, inventory and prepaid assets on real estate holdings, deferred tax assets (“DTA”) and certain investment income due and accrued in excess of statutory limitations) is charged against surplus,

(k)

policy liabilities and accruals in the statutory-basis balance sheets are reported net of reinsurance credits and recoverable unpaid losses. Under GAAP, balance sheet amounts are reported gross of reinsurance,

(l)

commissions allowed by reinsurers on business ceded are reported as income when incurred rather than being deferred and amortized with deferred policy acquisition costs as required under GAAP. Gains on reinsurance transactions are recorded to surplus when incurred rather than being deferred as required under GAAP,

(m)

for statutory reporting, reinsurance agreements are reported in accordance with Statement of Statutory Accounting Principle No. 61R, Life, Deposit-Type and Accident and Health Reinsurance; certain reinsurance agreements are accounted for using deposit accounting for GAAP,

F-10

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(n)	the mark to market on equity index options and interest rate swaps is included as an unrealized gain/(loss) in unassigned surplus versus income for GAAP,

(o)

in accordance with SSAP No. 101 – Income Taxes, DTAs are limited to: 1) the amount of federal income taxes paid in prior years that can be recovered through loss carrybacks for existing temporary differences that reverse during a timeframe corresponding with Internal Revenue Service (“IRS”) tax loss carryback provisions, not to exceed three years, including amounts established in accordance with the provision of SSAP No. 5R, plus 2) for entities who meet the required realization threshold in SSAP No. 101, the lesser of the remaining gross DTAs expected to be realized within three years of the balance sheet date or 15% of capital and surplus excluding any net DTAs, EDP equipment and operating software and any net positive goodwill, plus 3) the amount of remaining gross DTAs that can be offset against existing gross deferred tax liabilities (“DTL”). The remaining DTAs are nonadmitted. Deferred taxes do not include amounts for state taxes. Under GAAP, a DTA is recorded for the amount of gross DTAs expected to be realized in future years, and a valuation allowance is established for DTAs not realizable, and

(p)

for statutory reporting, cash, cash equivalents, and short-term investments represent cash balances and investments with initial maturities of one year or less. Under GAAP, cash and cash equivalents include cash balances and investments with initial maturities of three months or less, and

(q)	changes in deferred taxes are recognized in operations under GAAP versus a change in surplus for statutory reporting.

The Ohio Department of Insurance recognizes only statutory accounting practices prescribed or permitted by the State of Ohio for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the Ohio Insurance Law. The NAIC’s Accounting Practices and Procedures Manual (“NAIC SAP”) has been adopted as a component of prescribed or permitted practices by the State of Ohio. The Company has no prescribed practices or permitted practices that would result in differences between NAIC SAP and the State of Ohio.

Preparation of the statutory-basis financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

INVESTMENTS

Investments are generally stated as follows:

a)

bonds with a NAIC rating 1 through 5 are stated at amortized cost using the interest method; all others are stated at the lower of amortized cost or fair value. For residential mortgage-backed securities (“MBS”), commercial MBS and loan-backed and structured securities (“LBASS”), the NAIC has retained a third-party investment management firm to assist in the determination of the appropriate NAIC designations and Book Adjusted Carrying Values based on not only the probability of loss, but also the severity of loss. Those residential MBS, commercial MBS and LBASS securities that are not modeled but receive a current year NAIC Credit Rating Provider rating equal to NAIC 1 and 2 are stated at amortized cost and NAIC 3-6 are stated at lower of amortized cost or fair value. Dealer modeled prepayment assumptions are used for mortgage-backed and asset-backed securities at the date of purchase to determine effective yields; significant changes in estimated cash flows from the original purchase assumptions are accounted for on a prospective basis,

b)	short-term investments are carried at cost,

c)

Redeemable preferred stocks rated RP1 through RP3 are stated at book value. All other redeemable preferred stocks are stated at the lower of book value or fair value. Perpetual preferred stocks are stated at fair value, not to exceed any effective call price,

d)

common stocks are carried at fair value except investments in stocks of unconsolidated subsidiaries and affiliates in which the Company has an interest of 10% or more are carried on the equity basis in accordance with SSAP No. 97,

e)	investment real estate or property acquired in satisfaction of debt are carried at depreciated cost, less encumbrances,

f)	equity index options and interest rate swaps are carried at fair value,

F-11

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

g)

other invested assets include limited partnerships, limited liability companies and surplus notes. Surplus notes are stated at the lower of amortized cost or fair value. Investments in limited partnerships and limited liability companies are accounted for using the equity method,

h)	mortgage loans on real estate are carried at amortized cost less an allowance, and

i)	policy loans are stated at the aggregate unpaid balance.

If it is determined that a decline in fair value of a specific investment is other-than-temporary, an impairment is recognized as a realized capital loss. Investments that are in an unrealized loss position that the Company intends to sell, or does not have the intent and ability to hold until recovery, are written down to fair value. Loan-backed and structured securities (included in bonds) that are in an unrealized loss position that the Company has the intent and ability to hold until recovery, are written down only to the extent the present value of expected future cash flows using the security’s effective yield is lower than the amortized cost. All other bonds that are in an unrealized loss position that the Company has the intent and ability to hold until recovery are written down to fair value if declines are credit-related and not written down for interest-related declines. When a decline in the value of a specific investment is considered to be other-than-temporary, a provision for impairment is charged to earnings (included in net realized capital gains (losses)) and the cost basis of that investment is reduced by the amount of the charge.

The Company’s equity index options and interest rate swaps are derivative instruments. The Company’s derivative instruments do not qualify for hedge accounting and are recorded at fair value. The related changes in fair value are reported in unassigned funds. The derivative settlements and expirations are recorded in Net investment income.

Counterparties to financial instruments expose the Company to credit-related losses in the event of nonperformance, but the Company does not expect any counterparties to fail to meet their obligations and expects any nonperformance to not have a material impact on the Company’s financial statements. The Company receives collateral from certain counterparties to support its purchased equity index call option assets (net of collateral required under put option contracts with the same counterparties). The fair value of this collateral is recorded as an asset (included in Funds held as collateral) and the offsetting obligation to return the collateral is recorded as a liability (included in Liability for funds held as collateral).

Investments having maturities of three months or less when purchased are considered to be cash equivalents for purposes of the statutory-basis financial statements. The carrying values of cash and short-term investments approximate their fair values.

Gains or losses on sales of securities are recognized at the time of disposition with the amount of gain or loss determined on the specific identification basis.

The IMR applies to interest-related realized capital gains and losses (net of tax) and is intended to defer realized gains and losses resulting from changes in the general level of interest rates. Gains and losses deferred from realized capital gains and losses are reported in interest maintenance reserve transfers, net of tax on the Statement of Operations. The IMR is amortized into investment income over the approximate remaining life of the investments sold.

The AVR provides for possible credit-related losses on securities and is calculated according to a specified formula as prescribed by the NAIC for the purpose of stabilizing surplus against fluctuations in the fair value of investment securities. Changes in the required reserve balances are made by direct credits or charges to surplus.

The Company uses straight-line depreciation for all of its real estate holdings with estimated useful life varying depending upon the type of building.

During 2021 and 2020, the Company did not reduce the interest rates on any of the outstanding mortgage loans due to credit concerns. Fire insurance, at least equal to the excess of the loan over the maximum loan that would be permitted by law on the land without the buildings, is required on all properties covered by mortgage loans.

Investments in the capital stock of GALIC’s wholly-owned insurance subsidiaries, Annuity Investors Life Insurance Company (“AILIC”) and Manhattan National Life Insurance Company (“MNLIC”), are carried at the subsidiary’s statutory equity in accordance with SSAP No. 97.

F-12

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PREMIUMS

Annuity premiums and considerations are recognized as revenue when received. Life and accident and health premiums are recognized as revenue when due and premiums over 90 days past due are nonadmitted and charged against surplus. Additionally, life and accident and health premiums include deferred premiums on in-force business.

SEPARATE ACCOUNT

Separate account assets and liabilities reported in the accompanying statutory-basis balance sheet represent funds that are separately administered to hedge the Company’s registered index-linked annuity contracts. Separate account assets are reported at fair value and include equity index call options. Separate account liabilities are reported at fair value and include equity index put options and registered index-linked annuity reserves. The operations of the separate account are not included in the accompanying statutory-basis financial statements.

POLICY BENEFIT RESERVES

Life, annuity, and accident and health disability benefit reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash values or the amounts required by the Ohio Department of Insurance. GALIC waives deduction of deferred fractional premiums on the death of life and annuity policy insureds and returns any premium beyond the date of death. Surrender values on policies do not exceed the corresponding benefit reserves.

For life insurance policies extra premiums are charged for substandard lives. Additional reserves are established when the results of cash flow testing under various interest rate scenarios indicate the need for such reserves or, where required by the valuation standards, when the net premiums exceed the gross premiums. The net deficiency reserve at December 31, 2021 and December 31, 2020 was $2.1 million and $2.5 million, respectively. The net amount of insurance in force for these reserves at December 31, 2021 and December 31, 2020 was approximately $18.1 million and $21.2 million, respectively. Much of the deficiency reserve is related to a cash endowment rider.

The valuation mortality table and interest assumptions being used on the vast majority of life policies in force is the 1980 Commissioners Standard Ordinary Table with 2.0% to 6.0% interest. Approximately one-fifth of the future life insurance benefits are based on a net level reserve basis and the remaining are based on a modified reserve basis. The effect of using a modified reserve basis is to partially offset the effect of immediately expensing acquisition costs by providing a reserve increase in the first policy year which is less than the increase in the renewal years.

For life insurance policies the mean reserve method is used to adjust the calculated terminal reserve to the appropriate reserve at December 31. Mean reserves for substandard lives are determined by computing the regular mean reserve for the plan at the rated age and holding, in addition, one-half of the extra premium charge for the year. An asset is recorded for deferred premiums net of loading to adjust the reserve for modal premium payments.

Life insurance deferred and uncollected premiums represent annual or fractional premiums, either due and uncollected or not yet due, whereby policy reserves have been provided on the assumption that the full premium for the current policy year has been collected.

Annuity policy and deposit fund reserves are based on principles underlying the Commissioners Annuity Reserve Valuation Method. Valuation interest rates range from 3.00% to 8.75%. Valuation mortality rates are from the 1971 Individual Annuity Mortality (“IAM”) table, the 1983 IAM table, 1994 Group Annuity Mortality table, Annuity 2000 mortality table and the 2012 Individual Annuity Reserving mortality table. Reserves for fixed-indexed annuities are calculated using the market value reserve method as defined in NAIC Actuarial Guideline 35. Reserves for registered index-linked annuities are calculated using the reserve method defined in the Valuation Manual (VM-21), including the use of the Alternative Methodology for calculating the Conditional Tail Expectation Amount. Rates determined by section VM-22 of the Valuation Manual were used for pension risk transfer contracts and single premium immediate annuities with issue years after 2017 and payout annuities issued as an annuitization of a deferred annuity originally issued after 2017.

F-13

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Tabular interest, tabular less actual reserves released and tabular costs have been determined by formula. Tabular interest on funds not involving life contingencies is calculated as the product of such valuation rate of interest times the mean of the amount of funds subject to such valuation rate of interest held at the beginning and end of the year of valuation.

The liability for unreported claims is based on actual, recent Company experience of unreported life and annuity claim development. This experience is monitored and the liability is adjusted accordingly each quarter.

The Company is required to perform an annual asset adequacy test of reserves, to determine if they are adequate under moderately adverse conditions. The Appointed Actuary oversees the analysis and determines if and how much additional reserves are required. As of December 31, 2021 and 2020 additional reserves were not required.

FEDERAL INCOME TAXES

Through the first five months of 2021, the Company had an intercompany tax allocation agreement with AFG. Pursuant to the agreement, the Company’s tax expense was determined based upon its inclusion in the consolidated tax return of AFG and its includable subsidiaries. Estimated payments were made quarterly during the year. Following year-end, additional settlements would be made on the original due date of the return and, when extended, at the time the return was filed. The method of allocation among the companies under the agreement was based upon separate return calculations with current credit for net losses to the extent the losses provide a benefit in the consolidated return.

Beginning in June of 2021, GALIC and its subsidiaries entered into a separate intercompany tax allocation agreement (the Tax Agreement). The Tax Agreement sets forth the manner in which the total combined federal income is allocated among the subsidiaries. The Tax Agreement provides GALIC with the enforceable right to recoup federal income taxes paid in prior years in the event of future net capital losses, which it may incur. Further, the Tax Agreement provides GALIC with the enforceable right to utilize its net losses carried forward as an offset to future net income subject to federal income taxes. Estimated payments are made quarterly during the year. Following year-end, additional settlements are made on the original due date of the return and, when extended, at the time the return is filed.

SUBSEQUENT EVENTS

Management has evaluated all events occurring after December 31, 2021 through the date the financial statements were available to be issued, to determine whether any event required either recognition or disclosure in the financial statements.

On February 17, 2022, GALIC entered into a Funds Withheld Coinsurance agreement effective February 1, 2022, with Martello Re Limited, a Bermuda-domiciled Class E life and annuity reinsurer launched in 2022. GALIC ceded statutory reserves of approximately $14.2 billion on a closed block of fixed, fixed-indexed and payout annuity policies, in exchange for a $320 million ceding commission paid by Martello Re.

In 2021 the Ohio Department of Insurance promulgated Ohio Administrative Code Section 3901-1-67, Alternative Derivative and Reserve Accounting Practices (OAC 3901-1-67), which constitutes a prescribed practice as contemplated by the NAIC SAP. The prescribed practice allows Ohio-domiciled insurance companies to utilize certain alternative derivative and reserve accounting practices for eligible derivative instruments and indexed products, respectively, in order to better align the measurement of indexed product reserves and the derivatives that hedge them. Effective January 1, 2022, the Company elected to apply OAC 3901-1-67 to its derivative instruments hedging equity indexed annuity products and equity indexed reserve liabilities. The financial impact of adopting OAC 3901-1-67 is still being determined but is expected to be material.

Effective January 1, 2022 the Company has recaptured the fixed-indexed annuity policies ceded to Hannover Life Reassurance Company of America in the agreement that became effective on December 31, 2018. See Note F –Reinsurance in this document for more information on this reinsurance agreement. The estimated financial impact of the reinsurance recapture is a decrease to statutory capital of approximately $141 million.

F-14

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

As a result of the ongoing conflict in the Ukraine, the Company has confirmed that it has no direct investment exposure to Ukraine or Russia. There were no other subsequent events that require recognition or disclosure in the financial statements through the report date.

C. FAIR VALUE MEASUREMENTS

Accounting standards for measuring fair value are based on inputs used in estimating fair value. The three levels of the hierarchy are as follows:

Level 1 - Quoted prices for identical assets or liabilities in active markets (markets in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis). GALIC’s Level 1 financial instruments consist primarily of publicly traded equity securities for which quoted market prices in active markets are available.

Level 2 - Quoted prices for similar instruments in active markets; quoted prices for identical or similar assets or liabilities in inactive markets (markets in which there are few transactions, the prices are not current, price quotations vary substantially over time or among market makers, or in which little information is released publicly); and valuations based on other significant inputs that are observable in active markets. GALIC’s Level 2 financial instruments include corporate and municipal bonds, asset-backed securities, MBS, non-affiliated common stocks, non-affiliated preferred stocks, surplus notes, separate account assets and liabilities, funds held as collateral and derivative instruments priced using observable inputs. Level 2 inputs include benchmark yields, reported trades, corroborated broker/dealer quotes, issuer spreads and benchmark securities. When non-binding broker quotes can be corroborated by comparison to similar securities priced using observable inputs, they are classified as Level 2.

Level 3 - Valuations derived from market valuation techniques generally consistent with those used to estimate the fair value of Level 2 financial instruments in which one or more significant inputs are unobservable or when the market for a security exhibits significantly less liquidity relative to markets supporting the Level 2 fair value measurements. The unobservable inputs may include management’s own assumptions about the assumptions market participants would use based on the best information available in the circumstances. GALIC’s Level 3 is comprised of financial instruments whose fair value is estimated based on non-binding broker quotes or internally developed using significant inputs not based on, or corroborated by, observable market information.

Management is responsible for the valuation process and uses data from outside sources (including nationally recognized pricing services and broker/dealers) in establishing fair value. Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, the investment manager considers widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, management communicates directly with the pricing service regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the service to value specific securities. See “Note D - Investments” for fair value of investment securities.

F-15

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

C. FAIR VALUE MEASUREMENTS (CONTINUED)

Financial assets and liabilities measured at fair value on a recurring basis categorized into the three-level fair value hierarchy at December 31, 2021 are summarized below (in millions):

Description	Level 1	Level 2	Level 3	Total
Assets:
Bonds:
Residential MBS	$—	$5.5	$—	$5.5
Commerical MBS	—	—	8.4	8.4
Asset-backed securities	—	0.1	—	0.1

Total bonds	—	5.6	8.4	14.0

Non-affiliated preferred stocks	31.7	189.5	143.4	364.6
Non-affiliated common stocks	19.2	88.4	172.0	279.6
Derivative instruments	—	706.9	—	706.9
Separate account assets	—	67.6	—	67.6

Total assets accounted for at fair value	$50.9	$1,058.0	$323.8	$1,432.7

Liabilities:
Separate account liabilities	$—	$67.6	$—	$67.6

Total liabilities accounted for at fair value	$—	$67.6	$—	$67.6

*The adoption of SSAP No. 32 – Preferred Stock – Revised (“SSAP 32R”) in 2021 resulted in a large shift of the Company’s preferred stocks from the cost basis to fair value on a recurring basis.

Financial assets and liabilities measured at fair value on a recurring basis categorized into the three-level fair value hierarchy at December 31, 2020 are summarized below (in millions):

Description	Level 1	Level 2	Level 3	Total
Assets:
Bonds:
Residential MBS	$—	$0.8	$0.2	$1.0
Asset-backed securities	—	—	57.6	57.6
All other bonds	—	0.5	—	0.5

Total bonds	—	1.3	57.8	59.1

Non-affiliated preferred stocks	—	—	22.0	22.0
Non-affiliated common stocks	239.6	1.2	229.7	470.5
Derivative instruments	—	887.7	—	887.7
Separate account assets	—	20.4	—	20.4

Total assets accounted for at fair value	$239.6	$910.6	$309.5	$1,459.7

Liabilities:
Separate account liabilities	$—	$20.4	$—	$20.4

Total liabilities accounted for at fair value	$—	$20.4	$—	$20.4

The Company had no material assets or liabilities measured at fair value on a nonrecurring basis as of December 31, 2021 and 2020.

F-16

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

C. FAIR VALUE MEASUREMENTS (CONTINUED)

The Company recognizes and records the transfer of securities into and out of Level 3 due to changes in availability of market observable inputs. All transfers are reflected in the tables below at fair values as of the end of the reporting periods (in millions):

Description	Commercial MBS	Residential MBS	Non-affiliated Preferred Stocks	Non-affiliated Common Stocks	Asset-backed securities	All other bonds
Balance at January 1, 2021	$—	$0.2	$22.0	$229.7	$57.6	$—
Transfers into Level 3	8.2	—	79.4	6.9	—	15.2
Transfers out of Level 3 to Level 2	—	(0.1)	—	(81.4)	(14.1)	—
Transfers out of Level 3 to cost basis	—	—	(2.9)	—	(44.7)	—
Total gains (losses) included in net income	0.2	—	9.7	0.2	(0.2)	(15.1)
Total gains (losses) included in surplus	(0.4)	—	46.1	24.4	1.4	(0.1)
Purchases and issuances	0.4	—	4.6	3.2	—	—
Sales and settlements	—	(0.1)	(15.5)	(11.0)	—	—

Balance at December 31, 2021	$8.4	$—	$143.4	$172.0	$—	$—

Description	Commercial MBS	Residential MBS	Non-affiliated Preferred Stocks	Non-affiliated Common Stocks	Asset-backed securities	All other bonds
Balance at January 1, 2020	$—	$0.2	$3.0	$221.3	$—	$—
Transfers into Level 3	—	0.2	24.9	18.4	57.6	0.3
Transfers out of Level 3 to Level 2	—	(0.2)	(4.2)	(8.5)	—	(0.3)
Transfers out of Level 3 to cost basis	—	—	—	—	—	—
Total gains (losses) included in net income	—	—	(1.4)	(66.6)	—	—
Total gains (losses) included in surplus	—	—	(0.2)	35.0	—	—
Purchases and issuances	—	—	0.6	43.8	—	—
Sales and settlements	—	—	(0.7)	(13.7)	—	—

Balance at December 31, 2020	$—	$0.2	$22.0	$229.7	$57.6	$—

*

Significant transfers out of Level 3 in 2021 included: 1) impact of adoption of SSAP 32R in 2021 on non-affiliated preferred stocks moved to surplus; and 2) transfers of non-affiliated common stocks to Level 2 due to new owner’s fair value methodology.

F-17

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

C. FAIR VALUE MEASUREMENTS (CONTINUED)

The following table categorizes all the financial assets and liabilities in the financial statements into the three-level fair value hierarchy at December 31, 2021 (in millions):

Description	Fair Value	Carrying Value	Level 1	Level 2	Level 3
Financial assets:
Bonds:
U.S. Government and government agencies	$17.9	$16.3	$—	$17.9	$—
States, municipalities and political subdivisions	2,530.7	2,317.7	—	2,472.2	58.5
Foreign government	29.1	26.7	—	29.1	—
Residential MBS	2,199.5	2,116.9	-	2,195.5	4.0
Commercial MBS	844.3	822.5	—	835.9	8.4
Asset- backed securities	7,773.1	7,679.5	—	7,576.5	196.6
All other bonds	19,310.2	18,162.0	—	17,088.3	2,221.9

Total bonds	$32,704.8	$31,141.6	$—	$30,215.4	$2,489.4

Non-affiliated preferred stocks	396.1	394.4	41.9	189.7	164.5
Non-affiliated common stocks	279.6	279.6	19.2	88.4	172.0
Separate account assets	67.6	67.6	—	67.6	—
Other invested assets	1,123.6	1,092.3	—	247.9	875.7
Mortgage loans	2,121.4	2,148.5	—	—	2,121.4
Derivative instruments	706.9	706.9	—	706.9	—
Funds held as collateral	408.3	408.3	—	408.3	—
Policy loans	64.2	64.2	—	—	64.2
Cash, cash equivalents and short term-investments	1,008.9	1,008.9	1,008.9	—	—

Total financial assets	$38,881.4	$37,312.3	$1,070.0	$31,924.2	$5,887.2

Financial liabilities:
Annuity reserves and liability for deposit-type reserves	$42,785.0	$33,651.1	$—	$—	$42,785.0
Separate account liabilities	67.6	67.6	—	67.6	—
Funds held as collateral	435.3	435.3	—	435.3	—

Total financial liabilities	$43,287.9	$34,154.0	$—	$502.9	$42,785.0

*	Separate account liabilities incorporates the fair value of the separate account reserve and equity index put options.

F-18

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

C. FAIR VALUE MEASUREMENTS (CONTINUED)

The following table categorizes all the financial assets and liabilities in the financial statements into the three-level fair value hierarchy at December 31, 2020 (in millions):

Description	Fair Value	Carrying Value	Level 1	Level 2	Level 3
Financial assets:
Bonds:
U.S. Government and government agencies	$35.4	$31.1	$—	$20.1	$15.3
States, municipalities and political subdivisions	3,076.7	2,745.7	—	3,012.6	64.1
Foreign government	30.2	26.8	—	30.2	—
Residential MBS	1,997.3	1,799.1	—	1,875.3	122.0
Commercial MBS	638.8	603.0	—	629.9	8.9
Asset- backed securities	7,627.8	7,531.7	4.0	6,712.8	911.0
All other bonds	16,494.1	14,840.9	—	15,171.4	1,322.7

Total bonds	$29,900.3	$27,578.3	$4.0	$27,452.3	$2,444.0

Non-affiliated preferred stocks	363.1	326.4	187.1	48.2	127.8
Non-affiliated common stocks	470.5	470.5	239.6	1.2	229.7
Separate account assets	20.4	20.4	—	20.4	—
Surplus notes	252.8	217.6	—	252.8	—
Mortgage loans	1,598.8	1,577.8	—	—	1,598.8
Derivative instruments	887.7	887.7	—	887.7	—
Funds held as collateral	351.3	351.3	—	351.3	—
Policy loans	70.0	70.0	—	—	70.0
Cash, cash equivalents and short term-investments	2,048.6	2,047.4	2,048.6	—	—

Total financial assets	$35,963.5	$33,547.4	$2,479.3	$29,013.9	$4,470.3

Financial liabilities:
Annuity reserves and liability for deposit-type reserves	$40,832.0	$31,481.1	$—	$—	$40,832.0
Separate account liabilities	20.4	20.4	—	20.4	—
Funds held as collateral	351.4	351.4	—	351.4	—

Total financial liabilities	$41,203.8	$31,852.9	$—	$371.8	$40,832.0

*	Separate account liabilities incorporates the fair value of the separate account reserve and equity index put options.
**	Surplus notes are included in other invested assets on the balance sheet.

F-19

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

C. FAIR VALUE MEASUREMENTS (CONTINUED)

PRIOR YEAR INFORMATION

Financial assets and liabilities measured at fair value on a recurring basis categorized into the three-level fair value hierarchy at December 31, 2020 are summarized below (in millions):

Description	Level 1	Level 2	Level 3	Total
Assets:
Bonds:
Residential MBS	$—	$0.8	$0.2	$1.0
Asset-backed securities	—	—	57.6	57.6
All other bonds	—	0.5	—	0.5

Total bonds	—	1.3	57.8	59.1

Non-affiliated preferred stocks	—	—	22.0	22.0
Non-affiliated common stocks	239.6	1.2	229.7	470.5
Derivative instruments	—	887.7	—	887.7
Separate account assets	—	20.4	—	20.4

Total assets accounted for at fair value	$239.6	$910.6	$309.5	$1,459.7

Liabilities:
Separate account liabilities	$—	$20.4	$—	$20.4

Total liabilities accounted for at fair value	$—	$20.4	$—	$20.4

Financial assets and liabilities measured at fair value on a recurring basis categorized into the three-level fair value hierarchy at December 31, 2019 are summarized below (in millions):

Description	Level 1	Level 2	Level 3	Total
Assets:
Bonds:
Residential MBS	$—	$0.7	$0.2	$0.9
All other bonds	—	—	—	0.0

Total bonds	—	0.7	0.2	0.9

Non-affiliated preferred stocks	—	—	3.0	3.0
Non-affiliated common stocks	393.6	11.8	221.3	626.7
Derivative instruments	—	945.7	—	945.7
Separate account assets	—	6.6	—	6.6

Total assets accounted for at fair value	$393.6	$964.8	$224.5	$1,582.9

Liabilities:
Derivative instruments	$—	$4.6	$—	$4.6
Separate account liabilities	—	6.6	—	6.6

Total liabilities accounted for at fair value	$—	$11.2	$—	$11.2

F-20

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

C. FAIR VALUE MEASUREMENTS (CONTINUED)

The Company did not have any assets or liabilities measured at fair value on a nonrecurring basis as of December 31, 2020 and 2019.

The Company recognizes and records the transfer of securities into and out of Level 3 due to changes in availability of market observable inputs. All transfers are reflected in the tables below at fair values as of the end of the reporting periods (in millions):

Description	U.S. Government and government agencies	Residential MBS	Non-affiliated Preferred Stocks	Non-affiliated Common Stocks	Asset-backed securities	All other bonds
Balance at January 1, 2020	$—	$0.2	$3.0	$221.3	$—	$—
Transfers into Level 3	—	0.2	24.9	18.4	57.6	0.3
Transfers out of Level 3 to Level 2	—	(0.2)	(4.2)	(8.5)	—	(0.3)
Transfers out of Level 3 to cost basis	—	—	—	—	—	—
Total gains (losses) included in net income	—	—	(1.4)	(66.6)	—	—
Total gains (losses) included in surplus	—	—	(0.2)	35.0	—	—
Purchases and issuances	—	—	0.6	43.8	—	—
Sales and settlements	—	—	(0.7)	(13.7)	—	—

Balance at December 31, 2020	$—	$0.2	$22.0	$229.7	$57.6	$—

Description	U.S. Government and government agencies	Residential MBS	Non-affiliated Preferred Stocks	Non-affiliated Common Stocks	Asset-backed securities	All other bonds
Balance at January 1, 2019	$7.6	$—	$1.5	$221.8	$—	$—
Transfers into Level 3	—	0.2	4.7	19.9	—	—
Transfers out of Level 3 to Level 2	(15.0)	—	(3.2)	(8.7)	—	—
Transfers out of Level 3 to cost basis	—	—	—	—	—	—
Total gains (losses) included in net income	—	(0.1)	—	(2.7)	—	—
Total gains (losses) included in surplus	7.4	0.1	—	(18.1)	—	—
Purchases and issuances	—	—	—	9.1	—	—
Sales and settlements	—	—	—	—	—	—

Balance at December 31, 2019	$—	$0.2	$3.0	$221.3	$—	$—

F-21

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

C. FAIR VALUE MEASUREMENTS (CONTINUED)

The following table categorizes all the financial assets and liabilities in the financial statements into the three-level fair value hierarchy at December 31, 2020 (in millions):

Description	Fair Value	Carrying Value	Level 1	Level 2	Level 3
Financial assets:
Bonds:
U.S. Government and government agencies	$35.4	$31.1	$—	$20.1	$15.3
States, municipalities and political subdivisions	3,076.7	2,745.7	—	3,012.6	64.1
Foreign government	30.2	26.8	—	30.2	—
Residential MBS	1,997.3	1,799.1	—	1,875.3	122.0
Commercial MBS	638.8	603.0	—	629.9	8.9
Asset- backed securities	7,627.8	7,531.7	4.0	6,712.8	911.0
All other bonds	16,494.1	14,840.9	—	15,171.4	1,322.7

Total bonds	$29,900.3	$27,578.3	$4.0	$27,452.3	$2,444.0

Non-affiliated preferred stocks	363.1	326.4	187.1	48.2	127.8
Non-affiliated common stocks	470.5	470.5	239.6	1.2	229.7
Separate account assets	20.4	20.4	—	20.4	—
Surplus notes	252.8	217.6	—	252.8	—
Mortgage loans	1,598.8	1,577.8	—	—	1,598.8
Derivative instruments	887.7	887.7	—	887.7	—
Funds held as collateral	351.3	351.3	—	351.3	—
Policy loans	70.0	70.0	—	—	70.0
Cash, cash equivalents and short term-investments	2,048.6	2,047.4	2,048.6	—	—

Total financial assets	$35,963.5	$33,547.4	$2,479.3	$29,013.9	$4,470.3

Financial liabilities:
Annuity reserves and liability for deposit-type reserves	$40,832.0	$31,481.1	$—	$—	$40,832.0
Separate account liabilities	20.4	20.4	—	20.4	—
Funds held as collateral	351.4	351.4	—	351.4	—

Total financial liabilities	$41,203.8	$31,852.9	$—	$371.8	$40,832.0

*	Separate account liabilities incorporates the fair value of the separate account reserve and equity index put options.
**	Surplus notes are included in other invested assets on the balance sheet.

F-22

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

C. FAIR VALUE MEASUREMENTS (CONTINUED)

The following table categorizes all the financial assets and liabilities in the financial statements into the three-level fair value hierarchy at December 31, 2019 (in millions):

Description	Fair Value	Carrying Value	Level 1	Level 2	Level 3
Financial assets:
Bonds:
U.S. Government and government agencies	$36.3	$29.9	$—	$21.2	$15.1
States, municipalities and political subdivisions	3,969.4	3,723.6	—	3,904.3	65.1
Foreign government	29.6	26.9	—	29.6	—
Residential MBS	1,954.6	1,758.5	—	1,870.0	84.6
Commercial MBS	764.4	737.5	—	735.4	29.0
Asset- backed securities	7,584.9	7,492.5	4.0	7,048.6	532.3
All other bonds	19,580.9	18,535.6	4.9	18,103.7	1,472.3

Total bonds	$33,920.1	$32,304.5	$8.9	$31,712.8	$2,198.4

Non-affiliated preferred stocks	282.7	270.9	94.8	41.3	146.6
Non-affiliated common stocks	626.7	626.7	393.6	11.8	221.3
Separate account assets	6.6	6.6	—	6.6	—
Surplus notes	248.5	225.2	—	248.5	—
Mortgage loans	1,368.3	1,370.2	—	—	1,368.3
Derivative instruments	945.7	945.7	—	945.7	—
Funds held as collateral	576.7	576.7	—	576.7	—
Policy loans	87.0	87.0	—	—	87.0
Cash, cash equivalents and short term-investments	1,474.9	1,474.9	1,474.9	—	—

Total financial assets	$39,537.2	$37,888.4	$1,972.2	$33,543.4	$4,021.6

Financial liabilities:
Annuity reserves and liability for deposit-type reserves	$37,925.9	$35,549.5	$—	$—	$37,925.9
Separate account liabilities	6.6	6.6	—	6.6	—
Derivative instruments	4.6	4.6	—	4.6	—
Funds held as collateral	577.4	577.4	—	577.4	—

Total financial liabilities	$38,514.5	$36,138.1	$—	$588.6	$37,925.9

*	Separate account liabilities incorporates the fair value of the separate account reserve and equity index put options.
**	Surplus notes are included in other invested assets on the balance sheet.

F-23

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair values of financial instruments:

Annuity Reserves: The fair values of all benefits were estimated based on expected cash flows discounted using forward interest rates adjusted for cash flow uncertainty and the Company’s credit risk and includes the impact of maintenance expenses.

Bonds: Fair values for investments in publicly traded bonds are obtained from nationally recognized pricing services. Fair values for privately placed investment grade bonds are obtained from broker quotes or determined internally by security analysts of the Company’s affiliated investment portfolio manager.

Other invested assets: Other invested assets include limited partnerships, limited liability companies and surplus notes. Surplus notes are stated at the lower of amortized cost or fair value. Investments in limited partnerships and limited liability companies are accounted for using the equity method. Fair values are based on market prices provided by an outside pricing service.

Non-affiliated preferred and common stock: Fair values of equity securities are generally based on closing prices obtained from the exchanges on which the securities are traded. For the remainder of these securities, fair values are determined by management’s internal investment professionals using data from nationally recognized pricing services as well as non-binding broker quotes.

Mortgage Loans: The fair values for the Company’s mortgage loans are estimated by discounting the future contractual cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings.

Derivative instruments: The fair values for GALIC’s derivative instruments are based on settlement values, quoted market prices of comparable instruments, fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing (guarantees, loan commitments), or, if there are no relevant comparables, on pricing models or formulas using current assumptions.

Separate Account: The separate account consists of derivative instruments in both asset and liability positions and registered index-linked annuity reserves. The reserves are set equal to the net fair value of the separate account derivative instruments. The methods and assumptions used for the separate account derivatives and reserves are described in more detail above.

Policy Loans: The Company states policy loans at the aggregate unpaid balance, which approximates fair value.

Funds held as collateral: The collateral held by GALIC consists of cash under the Company’s exclusive control and is stated at fair value.

F-24

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS

Bonds at December 31 consisted of the following (in millions):

	2021
	Carrying Value	Fair Value	Gross Unrealized
			Gains	Losses
U.S. Government and government agencies	$16.3	$17.9	$1.6	$—
States, municipalities and political subdivisions	2,317.7	2,530.7	213.3	0.3
Foreign government	26.7	29.1	2.4	—
Residential MBS	2,116.9	2,199.5	119.3	36.7
Commercial MBS	822.5	844.3	24.2	2.4
Asset-backed securities	7,679.5	7,773.1	126.5	32.9
All other bonds	18,162.0	19,310.2	1,209.9	61.7

Total bonds	$31,141.6	$32,704.8	$1,697.2	$134.0

	2020
	Carrying Value	Fair Value	Gross Unrealized
			Gains	Losses
U.S. Government and government agencies	$31.1	$35.4	$4.3	$—
States, municipalities and political subdivisions	2,745.7	3,076.7	332.4	1.4
Foreign government	26.8	30.2	3.4	—
Residential MBS	1,799.1	1,997.3	204.3	6.1
Commercial MBS	603.0	638.8	36.6	0.8
Asset-backed securities	7,531.7	7,627.8	159.7	63.6
All other bonds	14,840.9	16,494.1	1,676.3	23.1

Total bonds	$27,578.3	$29,900.3	$2,417.0	$95.0

At December 31, 2021 and 2020, the Company held unrated or less-than-investment grade bonds of $1,352.3 million and $1,017.5 million, respectively, with an aggregate fair value of $1,384.7 million and $1,059.4 million, respectively. Those holdings amounted to 4.3% and 3.7% of the Company’s investments in bonds and approximately 3.5% and 2.8% of the Company’s total admitted assets at December 31, 2021 and 2020, respectively. The Company performs periodic evaluations of the relative credit standing of the issuers of these bonds.

Mortgage loans are collateralized by underlying real estate properties, with geographic diversification across the United States. The Company monitors loan-to-value ratios and debt-service coverage ratios in assessing the credit quality of the underlying mortgage loans. There have been no material losses related to commercial mortgage loans historically or in 2021, 2020 or 2019.

F-25

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

Unrealized gains and losses on investments in non-affiliated preferred and common stocks are reported directly in unassigned funds and do not affect operations. The cost, gross unrealized gains and losses and fair value of those investments are summarized as follows (in millions):

	Cost	Fair Value	Gross Unrealized
			Gains	Losses
At December 31, 2021
Non-affiliated preferred stocks	$332.2	$396.1	$67.1	$3.2
Non-affiliated common stocks	209.6	279.6	81.8	11.8

Total	$541.8	$675.7	$148.9	$15.0

	Cost	Fair Value	Gross Unrealized
			Gains	Losses
At December 31, 2020
Non-affiliated preferred stocks	$327.2	$363.1	$38.5	$2.6
Non-affiliated common stocks	358.9	470.5	115.6	4.0

Total	$686.1	$833.6	$154.1	$6.6

F-26

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

The following tables present gross unrealized losses and fair values on bonds and non-affiliated preferred and common stocks by investment category and length of time that individual securities have been in a continuous unrealized loss position as of December 31 (in millions):

	2021
	Twelve Months or Less		More Than Twelve Months
	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss
States, municipalities and political subdivisions	$23.0	$0.3	$—	$—
Residential MBS	1,007.2	22.4	33.0	14.3
Commercial MBS	249.6	2.4	8.4	—
Asset-backed securities	2,343.7	18.1	530.3	14.8
All other bonds	2,555.6	54.9	191.9	6.8

Total bonds	$6,179.1	$98.1	$763.6	$35.9

Non-affiliated preferred stocks	$11.9	$—	$18.0	$3.2
Non-affiliated common stocks	16.4	11.4	1.7	0.4

Total non-affiliated preferred and common stocks	$28.3	$11.4	$19.7	$3.6

	2020
	Twelve Months or Less		More Than Twelve Months
	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss
States, municipalities and political subdivisions	$74.7	$1.4	$—	$—
Residential MBS	136.6	4.6	27.0	1.5
Commercial MBS	59.2	0.7	5.8	0.1
Asset-backed securities	1,131.5	30.4	1,726.6	33.2
All other bonds	642.2	15.2	168.2	7.9

Total bonds	$2,044.2	$52.3	$1,927.6	$42.7

Non-affiliated preferred stocks	$65.0	$1.1	$20.4	$1.5
Non-affiliated common stocks	28.2	3.4	20.7	0.6

Total non-affiliated preferred and common stocks	$93.2	$4.5	$41.1	$2.1

At December 31, 2021, the gross unrealized losses related to 834 bonds, 8 common stocks and 5 preferred stocks. At December 31, 2020, the gross unrealized losses related to 576 bonds, 20 common stocks and 9 preferred stocks.

F-27

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

When a decline in the fair value of a specific investment is considered to be other-than-temporary, a provision for impairment is charged to earnings (accounted for as realized capital loss) and the cost basis of that investment is reduced by the amount of the charge. The determination of whether unrealized losses are other-than-temporary requires judgment based on subjective as well as objective factors. Factors considered and resources used by management include:

(a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,

(b)	the extent to which fair value is less than cost basis,

(c)	cash flow projections received from independent sources,

(d)	historical operating, balance sheet and cash flow data contained in issuer Securities and Exchange Commission filings and news releases,

(e)	near-term prospects for improvement in the issuer and/or its industry,

(f)	third party research and communications with industry specialists,

(g)	financial models and forecasts,

(h)	the continuity of dividend payments, maintenance of investment grade ratings and hybrid nature of certain investments,

(i)	discussions with issuer management, and

(j)	the ability and intent to hold investment for a period of time sufficient to allow for any anticipated recovery in fair value.

Based on its analysis of the factors enumerated above, management believes (i) GALIC will recover its cost basis in the securities with unrealized losses and (ii) that GALIC has the ability and intent to hold securities until they recover in value. Although GALIC has the ability to continue holding its investments with unrealized losses, its intent to hold them may change due to deterioration in the issuers’ creditworthiness, decisions to lessen exposure to a particular issuer or industry, asset/liability management decisions, market movements, changes in views about appropriate asset allocation or the desire to offset taxable realized gains. Should GALIC’s ability or intent change with regard to a particular security, a charge for impairment would likely be required. While it is not possible to accurately predict if or when a specific security will become impaired, charges for other-than-temporary impairment (“OTTI”) could be material to results of operations in future periods.

Net realized gains (losses) on investments sold and charges for OTTI on investments held were as follows for the years ended December 31 (dollars in millions):

Year	Net Realized Gains (Net of IMR Transfers and Taxes)	Charges for Impairment	Total	Number of Investments with Impairment Charges
2021	$170.7	$(52.0)	$118.7	31
2020	$93.0	$(311.6)	$(218.6)	156

F-28

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

The table below sets forth the scheduled maturities of GALIC’s bonds as of December 31, 2021 (in millions):

	Carrying Value	Fair Value
Maturity:
One year or less	$491.2	$506.9
After one year through five years	6,935.6	7,326.4
After five years through ten years	8,000.2	8,747.4
After ten years	5,095.7	5,307.2

Subtotal	20,522.7	21,887.9
Mortgage-backed securities	2,939.4	3,043.8
Asset-backed securities	7,679.5	7,773.1

Total bonds by maturity	$31,141.6	$32,704.8

The expected maturities in the foregoing table may differ from the contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties. The aggregate amount of investment income generated as a result of prepayment penalties and acceleration fees was $35.9 million and $28.2 million during 2021 and 2020, respectively.

Mortgage-backed and asset-backed securities had an expected average life of approximately 4.1 and 3.2 years, respectively, at December 31, 2021.

Proceeds from sales of bonds were $686.8 million and $7,642.5 million for 2021 and 2020, respectively. Gross realized gains of $87.4 million and $490.1 million and gross realized losses of $11.9 million and $43.7 million were realized on bonds during 2021 and 2020, respectively. The number of securities disposed of with a callable feature in 2021 was 244.

GALIC’s $2,939.4 million investment in MBS represents approximately 9% of the carrying value of its bonds at December 31, 2021. The Company’s indirect exposure to subprime mortgage risk as of December 31, 2021 included 70 residential MBS with total actual cost and book adjusted carrying values of approximately $123.0 million and $123.3 million, respectively, and a total fair value of approximately $138.6 million.

The Company has no aggregate loan-backed securities with an OTTI in which the Company has the intent to sell or the inability or lack of intent to retain the investment in the security for a period of time to recover the amortized cost basis.

F-29

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

The following table shows each loan-backed security with an OTTI recognized in 2021, as the present value of cash flows expected to be collected is less than the amortized cost basis of the security (in whole dollars):

CUSIP	Amortized Cost Before OTTI	Present Value of Projected Cash Flows	OTTI Charge Recognized in Income Statement	Amortized Cost After OTTI	Fair Value at Time of OTTI	Date Reported
675923AG1	$22,537,675	$22,503,488	$34,188	$22,503,487	$23,304,422	3/31/2021
12641QBX9	671,232	635,668	35,564	635,668	655,103	9/30/2021
36157NFL3	79,086	73,555	5,531	73,555	72,966	9/30/2021
47232VDK5	242,528	153,931	88,597	153,931	251,406	9/30/2021
65535VNL8	2,852,493	2,494,587	357,906	2,494,587	2,676,769	9/30/2021
94985AAA7	285,677	271,708	13,969	271,708	260,990	9/30/2021
05535DBG8	314,225	270,320	43,905	270,320	142,946	12/31/2021
05950TAC9	442,252	369,516	72,736	369,516	412,681	12/31/2021
12669DUS5	995,505	920,453	75,052	920,453	963,480	12/31/2021
41161PMV2	478,307	387,944	90,363	387,944	410,649	12/31/2021
47232CAH7	2,108,386	1,933,527	174,859	1,933,527	2,067,412	12/31/2021
65535VNL8	2,534,050	2,437,293	96,756	2,437,294	2,571,479	12/31/2021
94985AAA7	258,562	257,318	1,244	257,318	246,274	12/31/2021
94986MAF9	1,408,551	1,406,900	1,651	1,406,900	1,561,524	12/31/2021

Total			$1,092,321

F-30

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

The following table shows the amount of assets pledged to others as collateral or otherwise restricted for the years ended December 31 (in millions):

Restricted Asset Category	2021	2020	Increase/ (Decrease)	Gross Restricted to Total Assets	Restricted to Total Admitted Assets
Letter stock or securities restricted as to sale	$1,195.0	$1,489.5	$(294.5)	3.1%	3.1%
FHLB capital stock	52.5	55.9	(3.4)	0.1%	0.1%
On deposit with states	5.9	6.5	(0.6)	0.0%	0.0%
Pledged as collateral to FHLB (including assets backing funding agreements)	1,256.4	1,299.6	(43.2)	3.3%	3.3%

Total restricted assets	$2,509.8	$2,851.5	$(341.7)	6.5%	6.5%

Net investment income consisted of the following for the years ended December 31 (in millions):

	2021	2020
Investment income:
Bonds	$1,240.2	$1,390.5
Equity securities	28.5	77.8
Mortgage loans	74.6	71.0
Real estate	11.9	24.2
Policy loans	4.7	5.0
Cash and short-term investments	18.8	37.4
Other invested assets	75.8	66.3
Derivative instruments	543.7	283.0
Other	2.0	1.7

Gross investment income	2,000.2	1,956.9

Investment expenses	(49.2)	(48.1)

Net investment income	$1,951.0	$1,908.8

F-31

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

PRIOR YEAR INFORMATION

Bonds at December 31 consisted of the following (in millions):

	2020
	Carrying Value	Fair Value	Gross Unrealized
			Gains	Losses
U.S. Government and government agencies	$31.1	$35.4	$4.3	$—
States, municipalities and political subdivisions	2,745.7	3,076.7	332.4	1.4
Foreign government	26.8	30.2	3.4	—
Residential MBS	1,799.1	1,997.3	204.3	6.1
Commercial MBS	603.0	638.8	36.6	0.8
Asset-backed securities	7,531.7	7,627.8	159.7	63.6
All other bonds	14,840.9	16,494.1	1,676.3	23.1

Total bonds	$27,578.3	$29,900.3	$2,417.0	$95.0

	2019
	Carrying Value	Fair Value	Gross Unrealized
			Gains	Losses
U.S. Government and government agencies	$29.9	$36.3	$6.4	$—
States, municipalities and political subdivisions	3,723.6	3,969.4	247.2	1.4
Foreign government	26.9	29.6	2.7	—
Residential MBS	1,758.5	1,954.6	199.0	2.9
Commercial MBS	737.5	764.4	27.2	0.3
Asset-backed securities	7,492.5	7,584.9	136.2	43.8
All other bonds	18,535.6	19,580.9	1,062.4	17.1

Total bonds	$32,304.5	$33,920.1	$1,681.1	$65.5

At December 31, 2020 and 2019, the Company held unrated or less-than-investment grade bonds of $1,017.5 million and $735.2 million, respectively, with an aggregate fair value of $1,059.4 million and $755.9 million, respectively. Those holdings amounted to 3.7% and 2.3% of the Company’s investments in bonds and approximately 2.8% and 1.8% of the Company’s total admitted assets at December 31, 2020 and 2019, respectively. The Company performs periodic evaluations of the relative credit standing of the issuers of these bonds.

F-32

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

Unrealized gains and losses on investments in non-affiliated preferred and common stocks are reported directly in unassigned funds and do not affect operations. The cost, gross unrealized gains and losses and fair value of those investments are summarized as follows (in millions):

	Cost	Fair Value	Gross Unrealized
			Gains	Losses
At December 31, 2020
Non-affiliated preferred stocks	$327.2	$363.1	$38.5	$2.6
Non-affiliated common stocks	358.9	470.5	115.6	4.0

Total	$686.1	$833.6	$154.1	$6.6

	Cost	Fair Value	Gross Unrealized
			Gains	Losses
At December 31, 2019
Non-affiliated preferred stocks	$271.1	$282.7	$12.9	$1.3
Non-affiliated common stocks	541.7	626.7	126.2	41.2

Total	$812.8	$909.4	$139.1	$42.5

F-33

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

The following tables present gross unrealized losses and fair values on bonds and non-affiliated preferred and common stocks by investment category and length of time that individual securities have been in a continuous unrealized loss position as of December 31 (in millions):

	2020
	Twelve Months or Less		More Than Twelve Months
	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss
U.S. Government and government agencies	$—	$—	$—	$—
States, municipalities and political subdivisions	74.7	1.4	—	—
Residential MBS	136.6	4.6	27.0	1.5
Commercial MBS	59.2	0.7	5.8	0.1
Asset-backed securities	1,131.5	30.4	1,726.6	33.2
All other bonds	642.2	15.2	168.2	7.9

Total bonds	$2,044.2	$52.3	$1,927.6	$42.7

Non-affiliated preferred stocks	$65.0	$1.1	$20.4	$1.5
Non-affiliated common stocks	28.2	3.4	20.7	0.6

Total non-affiliated preferred and common stocks	$93.2	$4.5	$41.1	$2.1

	2019
	Twelve Months or Less		More Than Twelve Months
	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss
U.S. Government and government agencies	$—	$—	$0.2	$—
States, municipalities and political subdivisions	81.6	1.3	8.8	0.1
Residential MBS	286.8	2.2	16.7	0.7
Commercial MBS	10.7	0.3	—	—
Asset-backed securities	1,658.7	18.2	1,554.6	25.6
All other bonds	812.5	9.7	221.0	7.4

Total bonds	$2,850.3	$31.7	$1,801.3	$33.8

Non-affiliated preferred stocks	$20.3	$1.3	$—	$—
Non-affiliated common stocks	143.1	41.2	—	—

Total non-affiliated preferred and common stocks	$163.4	$42.5	$—	$—

At December 31, 2020, the gross unrealized losses related to 576 bonds, 20 common stocks and 9 preferred stocks. At December 31, 2019, the gross unrealized losses related to 536 bonds, 45 common stocks and 5 preferred stocks.

F-34

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

Net realized gains (losses) on investments sold and charges for OTTI on investments held were as follows for the years ended December 31 (dollars in millions):

Year	Net Realized Gains (Net of IMR Transfers and Taxes)	Charges for Impairment	Total	Number of Investments with Impairment Charges
2020	$93.0	$(311.6)	$(218.6)	156
2019	$36.9	$(52.6)	$(15.7)	51

The table below sets forth the scheduled maturities of GALIC’s bonds as of December 31, 2020 (in millions):

	Carrying Value	Fair Value
Maturity:
One year or less	$1,120.0	$1,137.7
After one year through five years	7,010.1	7,627.0
After five years through ten years	7,399.4	8,493.0
After ten years	2,115.0	2,378.7

Subtotal	17,644.5	19,636.4
Mortgage-backed securities	2,402.1	2,636.1
Asset-backed securities	7,531.7	7,627.8

Total bonds by maturity	$27,578.3	$29,900.3

The expected maturities in the foregoing table may differ from the contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties. The aggregate amount of investment income generated as a result of prepayment penalties and acceleration fees was $28.2 million and $12.6 million during 2020 and 2019, respectively.

Mortgage-backed and asset-backed securities had an expected average life of approximately 3.6 and 4.1 years, respectively, at December 31, 2020.

Proceeds from sales of bonds were $7,642.5 million and $1,064.2 million for 2020 and 2019, respectively. Gross realized gains of $490.1 million and $19.7 million and gross realized losses of $43.7 million and $17.8 million were realized on bonds during 2020 and 2019, respectively.

GALIC’s $2,402.1 million investment in MBS represents approximately 9% of the carrying value of its bonds at December 31, 2020. The Company’s indirect exposure to subprime mortgage risk as of December 31, 2020 included 70 residential MBS with total actual cost and book adjusted carrying values of approximately $152.5 million and $155.2 million, respectively, and a total fair value of approximately $175.5 million.

The Company has no aggregate loan-backed securities with an OTTI in which the Company has the intent to sell or the inability or lack of intent to retain the investment in the security for a period of time to recover the amortized cost basis.

F-35

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

The following table shows each loan-backed security with an OTTI recognized in 2020, as the present value of cash flows expected to be collected is less than the amortized cost basis of the security (in whole dollars):

CUSIP	Amortized Cost Before OTTI	Present Value of Projected Cash Flows	OTTI Charge Recognized in Income Statement	Amortized Cost After OTTI	Fair Value at Time of OTTI	Date Reported
88607BAA5	$7,147,197	$2,160,000	$4,987,197	$2,160,000	$2,160,000	3/31/2020
26829DAE5	15,397,037	10,197,037	5,200,000	10,197,037	8,939,961	3/31/2020
88606X100	5,694,624	2,958,000	2,736,624	2,958,000	2,958,000	3/31/2020
75620RAC6	2,008,816	1,368,575	640,241	1,368,575	973,825	3/31/2020
55953PAE5	1,767,791	1,461,891	305,900	1,461,891	791,784	3/31/2020
03235TAA5	2,343,642	1,171,766	1,171,876	1,171,766	1,171,766	3/31/2020
67389YAF2	15,768,826	13,551,650	2,217,176	13,551,650	11,852,750	3/31/2020
44931BAE7	23,723,634	21,677,728	2,045,906	21,677,728	17,935,875	3/31/2020
92917TAG0	23,047,023	21,951,426	1,095,597	21,951,426	19,871,691	3/31/2020
675923AG1	24,256,892	23,115,437	1,141,455	23,115,437	20,391,362	3/31/2020
50188NAA6	13,250,860	12,843,180	407,680	12,843,180	11,233,513	3/31/2020
01749PAN8	21,537,845	21,236,367	301,478	21,236,367	18,508,000	3/31/2020
05616MAG1	22,627,109	22,417,824	209,286	22,417,824	20,058,500	3/31/2020
36319WAJ8	14,446,050	14,271,225	174,825	14,271,225	12,448,500	3/31/2020
43739EAP2	1,459,404	1,416,667	44,830	1,414,574	1,280,213	3/31/2020
46627MCY1	9,501,147	9,071,336	257,592	9,243,555	9,369,063	3/31/2020
466308AE3	1,357,848	1,330,858	21,733	1,336,115	1,160,359	3/31/2020
74928XBB6	9,354,707	8,702,145	82,955	9,271,752	8,955,592	3/31/2020
36185MAJ1	1,105,750	963,236	141,101	964,649	904,477	3/31/2020
74951PDQ8	1,322,012	148,020	432,721	889,291	889,291	3/31/2020
75115BAC3	1,992,421	1,921,886	31,009	1,961,411	1,961,411	3/31/2020
45660LCK3	4,201,145	3,912,861	106,364	4,094,782	3,409,037	3/31/2020
61748HUF6	745,985	681,892	65,265	680,720	673,245	3/31/2020
12667GAA1	8,907,714	8,056,048	553,853	8,353,861	6,969,280	3/31/2020
059522AU6	4,545,067	4,381,907	42,834	4,502,233	4,406,525	3/31/2020
05990HAT0	1,687,998	1,570,002	84,535	1,603,464	1,603,464	3/31/2020
59020UV77	716,184	696,289	1,438	714,746	690,017	3/31/2020
07325DAF1	826,946	791,736	3,102	823,844	749,447	3/31/2020
46632YAC8	4,944,184	4,861,534	95,739	4,848,446	4,723,846	3/31/2020
07389NAC9	754,240	689,637	56,306	697,934	677,224	3/31/2020
855541AC2	1,961,267	1,825,434	141,989	1,819,279	1,723,119	3/31/2020
65539CAK2	2,824,817	2,773,962	31,838	2,792,979	2,740,740	3/31/2020
466247QP1	594,089	540,680	50,351	543,738	537,750	3/31/2020
00703QAD4	5,580,976	5,291,239	250,935	5,330,041	4,581,342	3/31/2020
25150NAB0	2,157,663	2,102,680	78,061	2,079,602	1,924,931	3/31/2020
36242DQY2	249,681	247,602	3,000	246,681	221,233	3/31/2020
55274QAK1	2,148,647	2,063,055	84,867	2,063,780	2,063,780	3/31/2020
362341FN4	1,694,852	1,569,303	125,734	1,569,118	1,463,950	3/31/2020
47232CAH7	4,604,227	4,520,672	21,681	4,582,546	4,029,647	3/31/2020

F-36

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

CUSIP	Amortized Cost Before OTTI	Present Value of Projected Cash Flows	OTTI Charge Recognized in Income Statement	Amortized Cost After OTTI	Fair Value at Time of OTTI	Date Reported
76112BNM8	8,489,315	7,873,473	167,540	8,321,775	7,436,235	3/31/2020
45669AAD6	4,990,904	4,865,082	118,125	4,872,779	4,611,935	3/31/2020
761118FL7	3,167,842	3,073,352	97,795	3,070,047	2,821,516	3/31/2020
761118FM5	3,089,014	2,933,566	101,656	2,987,358	2,987,358	3/31/2020
12669GR45	1,337,332	1,286,495	56,485	1,280,847	1,211,386	3/31/2020
761118BU1	1,761,088	1,660,717	89,005	1,672,083	1,672,083	3/31/2020
885220KW2	5,048,088	5,000,228	46,394	5,001,695	4,461,420	3/31/2020
05946XXP3	1,512,831	1,474,359	15,209	1,497,621	1,307,915	3/31/2020
17307GTY4	3,577,970	3,486,561	109,800	3,468,170	3,172,806	3/31/2020
05616MAG1	22,269,687	21,665,392	604,295	21,665,392	19,610,568	6/30/2020
26829DAE5	9,867,288	9,696,960	170,328	9,696,960	9,696,960	6/30/2020
36319WAJ8	14,245,840	14,185,125	60,715	14,185,125	13,847,927	6/30/2020
50188NAA6	12,843,180	12,620,700	222,480	12,620,700	12,414,927	6/30/2020
55953PAE5	1,381,240	1,348,340	32,900	1,348,340	1,020,222	6/30/2020
67389YAF2	13,525,389	13,354,740	170,649	13,354,740	12,689,766	6/30/2020
675923AG1	23,021,839	22,793,220	228,619	22,793,220	21,360,235	6/30/2020
75620RAC6	1,327,078	1,148,650	178,428	1,148,650	883,644	6/30/2020
760985S69	1,646,034	1,457,684	176,368	1,469,666	1,459,894	3/31/2020
059523AX8	3,710,251	3,523,794	186,456	3,523,794	3,383,415	6/30/2020
05949CHM1	1,470,523	1,275,974	43,245	1,427,278	1,427,278	6/30/2020
17307GTY4	3,341,625	3,260,690	80,934	3,260,690	3,239,529	6/30/2020
12667GAA1	7,978,342	7,682,059	296,283	7,682,059	7,635,603	6/30/2020
362341XE4	1,464,933	1,247,885	73,362	1,391,571	1,391,571	6/30/2020
45660LCK3	4,040,742	3,578,078	70,266	3,970,476	3,970,476	6/30/2020
47232CAH7	4,534,594	4,433,916	91,028	4,443,566	4,147,975	6/30/2020
46632YAC8	4,659,645	4,470,791	188,854	4,470,791	4,432,282	6/30/2020
65539CAK2	2,689,565	2,632,778	49,279	2,640,286	2,632,896	6/30/2020
74951PDQ8	829,724	40,351	789,373	40,351	40,351	6/30/2020
885220KW2	4,837,640	4,776,584	61,082	4,776,559	4,706,259	6/30/2020
94986MAA0	1,296,487	1,227,366	62,749	1,233,738	1,227,513	6/30/2020
01749PAN8	21,236,737	21,010,773	225,963	21,010,773	20,157,200	9/30/2020
05616MAG1	21,626,718	20,961,077	665,641	20,961,077	20,102,500	9/30/2020
26829DAE5	9,603,893	9,390,939	212,954	9,390,939	9,393,930	9/30/2020
44931BAE7	21,679,147	21,473,626	205,521	21,473,626	20,822,200	9/30/2020
55953PAE5	1,302,867	1,214,317	88,550	1,214,317	987,459	9/30/2020
75620RAC6	1,122,003	1,051,331	70,671	1,051,331	963,015	9/30/2020
03235TAA5	1,272,675	708,816	563,859	708,816	708,816	12/31/2020
36319WAJ8	14,103,569	14,024,020	79,549	14,024,020	13,711,120	12/31/2020
75620RAC6	954,390	943,193	11,197	943,193	943,193	12/31/2020

Total			$32,208,681

F-37

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

The following table shows the amount of assets pledged to others as collateral or otherwise restricted for the years ended December 31 (in millions):

Restricted Asset Category	2020	2019	Increase/ (Decrease)	Gross Restricted to Total Assets	Restricted to Total Admitted Assets
Letter stock or securities restricted as to sale	$1,489.5	$1,299.3	$190.2	4.2%	4.2%
FHLB capital stock	55.9	51.9	4.0	0.2%	0.2%
On deposit with states	6.5	7.6	(1.1)	0.0%	0.0%
Pledged as collateral to FHLB (including assets backing funding agreements)	1,299.6	1,220.5	79.1	3.6%	3.6%

Total restricted assets	$2,851.5	$2,579.3	$272.2	8.0%	8.0%

Net investment income consisted of the following for the years ended December 31 (in millions):

	2020	2019
Investment income:
Bonds	$1,390.5	$1,444.2
Equity securities	77.8	53.4
Mortgage loans	71.0	54.6
Real estate	24.2	41.7
Policy loans	5.0	5.6
Cash and short-term investments	37.4	44.9
Other invested assets	66.3	72.6
Derivative instruments	283.0	91.7
Other	1.7	5.2

Gross investment income	1,956.9	1,813.9

Investment expenses	(48.1)	(53.1)

Net investment income	$1,908.8	$1,760.8

F-38

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

E. OTHER FINANCIAL INSTRUMENTS

GALIC utilizes a variety of financial instruments as part of its efforts to economically hedge and manage fluctuations in the fair value of its investment portfolio attributable to changes in general interest rate levels and to manage duration mismatch of assets and liabilities. Those instruments may include interest rate exchange agreements, equity index options purchased in either over-the-counter market or on the Chicago Board Options Exchange, payer swaptions, and commitments to extend credit. All instruments involve elements of credit and market risks in excess of the amounts recognized in the accompanying financial statements at a given point of time. The contract or notional amounts of those instruments reflect the extent of involvement in the various types of financial instruments.

At December 31, 2021 and 2020 the Company’s notional or contract amounts and fair value of financial instruments and related reserves for fixed-indexed annuities (included in liabilities below) (shown as liabilities below) in the general account are summarized as follows (in millions):

	Equity Index Options
	Contract or Notional Amount	Fair Value	Liabilities
2021	$18,307.1	$665.0	$22,483.5
2020	$21,035.1	$785.6	$21,249.6

Equity index options are contracts that give the purchaser the right, but not the obligation, to buy or sell securities at a specified price during a specified period. GALIC’s equity index options backing fixed-indexed and registered index-linked annuities are based on existing market index (generally the S&P 500) with a notional value of $19,487.7 million and expire ratably in 2022 and 2023. The Company recognized a change in unrealized loss of ($7.6) million and ($38.2) million on these options in 2021 and 2020, respectively. Under the indexed annuity products, the crediting rate is linked to changes in the equity indices or Exchanged Traded Funds (ETF) for specified periods and participation rates. The prices of the options purchased are calculated with reference to the underlying index or ETF, participation rates, caps, floors, durations and notional amounts of the underlying contracts. As a purchaser of options, GALIC pays, at the beginning of the contract, a premium for transferring the risk of an unfavorable change in the price of the underlying financial instrument. The liabilities summarized above represent the reserves for GALIC’s fixed-indexed annuities.

As of December 31, 2021, GALIC has entered into nine interest rate swaps to mitigate interest rate risk related to certain floating-rate securities included in GALIC’s portfolio of fixed maturity securities. The purpose of each of these swaps is to effectively convert a portion of GALIC’s floating-rate fixed maturity securities to fixed rates by offsetting the variability in cash flows attributable to changes in short-term LIBOR. Under the terms of the swaps, GALIC receives fixed rate interest payments in exchange for variable interest payments based on short-term LIBOR. The notional amounts of the interest rate swaps generally decline over each swap’s respective life (the swaps expire between December 2023 and June 2030) in anticipation of the expected decline in GALIC’s portfolio of fixed maturity securities with floating interest rates based on short-term LIBOR ($1,472.0 million and $1,625.0 million notional amount at December 31, 2021 and December 31, 2020, respectively). The Company recognized a change in unrealized loss of ($60.2) million and an unrealized gain of $57.2 million on these interest rate swaps in 2021 and 2020, respectively. The Company terminated three interest rate swaps and recognized realized gains of $16.5 million in 2020. The fair value of the interest rate swaps in an asset position, included in derivative instruments, was $41.9 million and $102.1 million at December 31, 2021 and 2020, respectively. The fair value of the interest rate swaps in a liability position was zero at December 31, 2021 and 2020.

The Company’s equity index options and interest rate swaps, fair value hedges that are not accounted for using hedge accounting, are accounted for at fair value with the change in fair value recorded as unrealized capital gains (losses) reported in surplus. The net change in unrealized capital gains (losses) on contracts that do not qualify for hedge accounting, the equity index options and interest rate swaps above, were ($67.7) million in 2021 and $19.0 million in 2020.

GALIC receives collateral from certain counterparties to support its purchased call option assets (net of collateral required under put option contracts with the same counterparties). This collateral ($408.3 million at December 31, 2021 and $351.3 million at December 31, 2020) is shown as funds held as collateral in GALIC’s Balance Sheet with an offsetting liability to return the collateral, which is included in liability for funds held as collateral.

F-39

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

E. OTHER FINANCIAL INSTRUMENTS (CONTINUED)

The Company became a member of the Federal Home Loan Bank (“FHLB”) on August 14, 2009. The FHLB makes advances and provides other banking services to member institutions. The Company owned $25.0 million and $30.0 million of FHLB Class B membership stock at December 31, 2021 and 2020, respectively. The Company has no membership stock eligible for redemption. Through its association with the FHLB and by purchasing a set amount of FHLB stock, the Company can enter into deposit-type contracts with the FHLB known as funding agreements.

In 2021, GALIC repaid $931.0 million to the FHLB. In 2020, the FHLB advanced GALIC $200.0 million and GALIC repaid $165.0 million to the FHLB. At December 31, 2021 and 2020, GALIC had $200.0 million and $1,131.0 million, respectively (the maximum amount of borrowings, as permitted by the FHLB, during the reporting period was $981.0 million) in outstanding advances from the FHLB (included in liability for deposit-type contracts), bearing interest at 1.35%. The Company paid interest of approximately $4.4 million and $11.0 million on these advances in 2021 and 2020, respectively. This advance must be repaid in 2025. The Company has invested the proceeds from the advances in bonds for the purpose of earning a spread over the interest payments due to the FHLB. Per the funding agreement, the Company was required to purchase 275,008 shares ($27.5 million) of FHLB activity and excess stock.

The Company also posted collateral to the FHLB of assets with a fair value and carrying value of approximately $1,320.9 million and $1,256.4 million, respectively, as of December 31, 2021. The Company’s FHLB borrowing capacity is based on the Company’s estimate of collateral eligible to be pledged with the FHLB. The deposit contract liabilities are reported in liability for deposit-type contracts in the balance sheet, and related assets are accounted for in the Company’s general account. FHLB capital stock is reported in Common stocks in the balance sheet.

F-40

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

E. OTHER FINANCIAL INSTRUMENTS

PRIOR YEAR INFORMATION

GALIC utilizes a variety of financial instruments as part of its efforts to economically hedge and manage fluctuations in the fair value of its investment portfolio attributable to changes in general interest rate levels and to manage duration mismatch of assets and liabilities. Those instruments may include interest rate exchange agreements, equity index options purchased in either over-the-counter market or on the Chicago Board Options Exchange, payer swaptions, and commitments to extend credit. All instruments involve elements of credit and market risks in excess of the amounts recognized in the accompanying financial statements at a given point of time. The contract or notional amounts of those instruments reflect the extent of involvement in the various types of financial instruments.

At December 31, 2020 and 2019 the Company’s notional or contract amounts and fair value of financial instruments and related reserves for fixed-indexed annuities (included in liabilities below) (shown as liabilities below) in the general account are summarized as follows (in millions):

	Equity Index Options
	Contract or Notional Amount	Fair Value	Liabilities
2020	$21,035.1	$785.6	$21,249.6
2019	$21,741.0	$896.2	$25,428.0

Equity index options are contracts that give the purchaser the right, but not the obligation, to buy or sell securities at a specified price during a specified period. GALIC’s equity index options backing fixed-indexed and variable-indexed annuities are based on existing market index (generally the S&P 500) with a notional value of $21,398.3 million and expire ratably in 2021 and 2022. The Company recognized a change in unrealized loss of ($38.2) million and a change in unrealized gain of $691.2 million on these options in 2020 and 2019, respectively. Under the indexed annuity products, the crediting rate is linked to changes in the equity indices or Exchanged Traded Funds (ETF) for specified periods and participation rates. The prices of the options purchased are calculated with reference to the underlying index or ETF, participation rates, caps, floors, durations and notional amounts of the underlying contracts. As a purchaser of options, GALIC pays, at the beginning of the contract, a premium for transferring the risk of an unfavorable change in the price of the underlying financial instrument. The liabilities summarized above represent the reserves for GALIC’s fixed-indexed annuities.

As of December 31, 2020, GALIC has entered into nine interest rate swaps to mitigate interest rate risk related to certain floating-rate securities included in GALIC’s portfolio of fixed maturity securities. The purpose of each of these swaps is to effectively convert a portion of GALIC’s floating-rate fixed maturity securities to fixed rates by offsetting the variability in cash flows attributable to changes in short-term LIBOR. Under the terms of the swaps, GALIC receives fixed rate interest payments in exchange for variable interest payments based on short-term LIBOR. The notional amounts of the interest rate swaps generally decline over each swap’s respective life (the swaps expire between December 2023 and June 2030) in anticipation of the expected decline in GALIC’s portfolio of fixed maturity securities with floating interest rates based on short-term LIBOR ($1,625.0 million and $1,978.0 million notional amount at December 31, 2020 and December 31, 2019, respectively). The Company recognized a change in unrealized gain of $57.2 million and $75.0 million on these interest rate swaps in 2020 and 2019, respectively. The Company terminated three interest rate swaps and recognized realized gains of $16.5 million in 2020. The fair value of the interest rate swaps in an asset position, included in derivative instruments, was $102.1 million and $49.5 million at December 31, 2020 and 2019, respectively. The fair value of the interest rate swaps in a liability position, included in other liabilities, was zero and ($4.6) million at December 31, 2020 and 2019, respectively.

The Company’s equity index options and interest rate swaps, fair value hedges that are not accounted for using hedge accounting, are accounted for at fair value with the change in fair value recorded as unrealized capital gains (losses) reported in surplus. The net change in unrealized capital gains (losses) on contracts that do not qualify for hedge accounting, the equity index options and interest rate swaps above, were $19.0 million in 2020 and $766.2 million in 2019.

F-41

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

E. OTHER FINANCIAL INSTRUMENTS (CONTINUED)

GALIC receives collateral from certain counterparties to support its purchased call option assets (net of collateral required under put option contracts with the same counterparties). This collateral ($351.3 million at December 31, 2020 and $576.7 million at December 31, 2019) is shown as funds held as collateral in GALIC’s Balance Sheet with an offsetting liability to return the collateral, which is included in liability for funds held as collateral.

The Company became a member of the Federal Home Loan Bank (“FHLB”) on August 14, 2009. The FHLB makes advances and provides other banking services to member institutions. The Company owned $30.0 million of FHLB Class B membership stock at December 31, 2020 and 2019. The Company has no membership stock eligible for redemption. Through its association with the FHLB and by purchasing a set amount of FHLB stock, the Company can enter into deposit-type contracts with the FHLB known as funding agreements.

In 2020, the FHLB advanced GALIC $200.0 million and GALIC repaid $165.0 million to the FHLB. In 2019, GALIC refinanced the terms on advances totaling $610.0 million. At December 31, 2020 and December 31, 2019, GALIC had $1,131.0 and $1,096.0 million, respectively (the maximum amount of borrowings, as permitted by the FHLB, during the reporting period was $1,256.0 million) in outstanding advances from the FHLB (included in liability for deposit-type contracts), bearing interest at rates ranging from 0.31% to 1.35% (average rate of 0.53% at December 31, 2020). The Company paid interest of approximately $11.0 million and $27.2 million on these advances in 2020 and 2019, respectively. These advances must be repaid between 2021 and 2025 ($931.0 million in 2021 and $200.0 million in 2025), but the Company has the option to prepay all or a portion of the advances on a monthly basis. The Company has invested the proceeds from the advances in bonds for the purpose of earning a spread over the interest payments due to the FHLB. Per the funding agreement, the Company was required to purchase 259,200 shares ($25.9 million) of FHLB activity stock.

The Company also posted collateral to the FHLB of assets with a fair value and carrying value of approximately $1,373.6 million and $1,299.6 million, respectively, as of December 31, 2020. The Company’s FHLB borrowing capacity is based on the Company’s estimate of collateral eligible to be pledged with the FHLB. The deposit contract liabilities, reported in liability for deposit-type contracts in the balance sheet, and related assets are accounted for in the Company’s general account.

F-42

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

F. REINSURANCE

The Company is contingently liable with respect to reinsurance ceded in that the liability for such reinsurance would become that of the Company upon failure of any reinsurer to meet its obligations under a particular reinsurance agreement. The Company currently reinsures its ordinary life insurance, LTC, other health products and a portion of fixed and fixed-indexed annuity products. The maximum amount the Company would retain on any single life insurance policy is $250,000.

Effective January 1, 2007, GALIC entered into a reinsurance agreement with Loyal American Life Insurance Company (“Loyal”), at the time an indirect wholly-owned insurance subsidiary domiciled in Ohio, whereby Loyal cedes 100% of certain fixed-indexed annuity business written to GALIC. Annuity reserves assumed by GALIC under this agreement were $16.7 million and $17.9 million at December 31, 2021 and 2020, respectively.

On August 31, 2012, in conjunction with and prior to the sale of certain affiliated insurance companies to Cigna, the Company entered into a reinsurance agreement with Cigna which ceded 100% of all accident and health policies, excluding LTC. Under this agreement, all activity on these policies after existing reinsurance is ceded to Loyal, a Cigna subsidiary and one of the sold companies.

Also effective August 31, 2012, the Company entered into an agreement to retrocede 90% of the life and annuity business assumed from Loyal to Hannover Life Reassurance Company of America. This business was previously reinsured directly from Loyal to Hannover Life Reassurance of Ireland. This transaction did not have any significant impact on the operations and capital of GALIC.

The Company entered into a coinsurance agreement with Great American Life Assurance Company (“GALAC”), an affiliated life insurance company domiciled in Ohio, effective June 30, 2011. Under this agreement the Company assumes 100% of GALAC’s life and annuity business, with statutory reserves of approximately $4.9 million and $5.2 million at December 31, 2021 and 2020, respectively. GALAC was sold to an unaffiliated insurance company on July 3, 2012, re-domiciled in Iowa, and is currently named Accordia Life and Annuity Company.

The Company entered into a coinsurance agreement with United Teacher Associates Insurance Company (“UTAIC”), a life insurance company domiciled in Texas, effective October 31, 2015. Under this agreement the Company assumes 100% of UTAIC’s life, annuity, and LTC business issued in the state of Florida. Effective December 31, 2016, UTAIC merged into Continental General Insurance Company, a life insurance company domiciled in Texas. Assumed reserves under this agreement were approximately $52.1 million and $51.4 million at December 31, 2021 and 2020, respectively.

The Company entered into a quota share indemnity reinsurance agreement on fixed-indexed annuity policies with Hannover Life Reassurance Company of America effective December 31, 2018. The reinsurance treaty transfers risk of certain surrender activity in GALIC’s fixed-indexed annuity business. This treaty reduces statutory capital and surplus volatility related to GALIC’s fixed-indexed annuity policies from stock market fluctuations, which could impact the Company’s risk-based capital. As of December 31, 2021, under this treaty the Company ceded $175.9 million of annuity reserves which resulted in a $0.2 million decrease in surplus in 2021 (through an after-tax reserve credit). Ceded reserves under this agreement as of December 31, 2020 were approximately $176.1 million which resulted in a $15.1 million increase in surplus in 2020 (through an after-tax reserve credit).

The Company entered into a flow coinsurance agreement with Commonwealth Annuity and Life Insurance Company (“Commonwealth”), a subsidiary of Global Atlantic Financial Group, effective May 7, 2020. Under this agreement, the Company cedes certain newly issued traditional fixed and fixed-indexed annuities on a quota share coinsurance basis with such quota share percentages being up to 50%. The Company has ceded approximately $1,038.4 million of deferred annuity reserves to Commonwealth under this agreement at December 31, 2021.

The Company entered into a block coinsurance agreement with Commonwealth effective October 1, 2020. Under this agreement the Company ceded approximately $5.7 billion of deferred annuity reserves and transferred investments with a statutory carrying value of approximately $5.7 billion and market value of approximately $6.1 billion to Commonwealth. The Company has ceded approximately $5.2 billion of deferred annuity reserves under this agreement at December 31, 2021.

F-43

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

F. REINSURANCE (CONTINUED)

The Company has reinsured with various insurance companies approximately $6,688.0 million and $6,501.1 million of reserves at December 31, 2021 and 2020, respectively.

The termination of all reinsurance agreements at either December 31, 2021 or 2020 would produce a reduction in statutory surplus of approximately $139.0 million (after tax).

The effect of reinsurance on premiums and annuity considerations for the years ended December 31 is as follows (in millions):

	2021	2020
Direct premiums and annuity considerations	$5,797.3	$3,988.6
Reinsurance assumed	4.2	12.9
Reinsurance ceded	(774.5)	(6,717.5)

Net premium and annuity considerations	$5,027.0	$(2,716.0)

The effect of reinsurance on benefits paid to policyholders and withdrawals on deposit-type contract funds during the years ended December 31 is as follows (in millions):

	2021	2020
Direct benefits paid to policyholders and withdrawals on deposit-type contracts	$3,959.4	$3,301.5
Reinsurance assumed	26.2	28.2
Reinsurance ceded	(798.9)	(283.8)

Net benefits paid to policyholders and withdrawals on deposit-type contracts	$3,186.7	$3,045.9

PRIOR YEAR INFORMATION

The Company is contingently liable with respect to reinsurance ceded in that the liability for such reinsurance would become that of the Company upon failure of any reinsurer to meet its obligations under a particular reinsurance agreement. The Company currently reinsures its ordinary life insurance, LTC, other health products and a portion of fixed and fixed-indexed annuity products. The maximum amount the Company would retain on any single life insurance policy is $250,000.

Effective January 1, 2007, GALIC entered into a reinsurance agreement with Loyal American Life Insurance Company (“Loyal”), at the time an indirect wholly-owned insurance subsidiary domiciled in Ohio, whereby Loyal cedes 100% of certain fixed-indexed annuity business written to GALIC. Annuity reserves assumed by GALIC under this agreement were $17.9 million and $20.0 million at December 31, 2020 and 2019, respectively.

On August 31, 2012, in conjunction with and prior to the sale of certain affiliated insurance companies to Cigna, the Company entered into a reinsurance agreement with Cigna which ceded 100% of all accident and health policies, excluding LTC. Under this agreement, all activity on these policies after existing reinsurance is ceded to Loyal, a Cigna subsidiary and one of the sold companies.

Also effective August 31, 2012, the Company entered into an agreement to retrocede 90% of the life and annuity business assumed from Loyal to Hannover Life Reassurance Company of America. This business was previously reinsured directly from Loyal to Hannover Life Reassurance of Ireland. This transaction did not have any significant impact on the operations and capital of GALIC.

The Company entered into a coinsurance agreement with Great American Life Assurance Company (“GALAC”), an affiliated life insurance company domiciled in Ohio, effective June 30, 2011. Under this agreement the Company assumes 100% of GALAC’s life and annuity business, with statutory reserves of approximately $5.2 million and $5.7 million at December 31, 2020 and 2019, respectively. GALAC was sold to an unaffiliated insurance company on July 3, 2012, re-domiciled in Iowa, and is currently named Accordia Life and Annuity Company.

F-44

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

F. REINSURANCE (CONTINUED)

The Company entered into a coinsurance agreement with United Teacher Associates Insurance Company (“UTAIC”), a life insurance company domiciled in Texas, effective October 31, 2015. Under this agreement the Company assumes 100% of UTAIC’s life, annuity, and LTC business issued in the state of Florida. Effective December 31, 2016, UTAIC merged into Continental General Insurance Company, a life insurance company domiciled in Texas. Assumed reserves under this agreement were approximately $51.4 million and $49.8 million at December 31, 2020 and 2019, respectively.

The Company entered into a quota share indemnity reinsurance agreement on fixed-indexed annuity policies with Hannover Life Reassurance Company of America effective December 31, 2018. The reinsurance treaty transfers risk of certain surrender activity in GALIC’s fixed-indexed annuity business. This treaty reduces statutory capital and surplus volatility related to GALIC’s fixed-indexed annuity policies from stock market fluctuations, which could impact the Company’s risk-based capital and the amount of dividends payable to AFG in future periods. As of December 31, 2020, under this treaty the Company ceded $176.1 million of annuity reserves which resulted in a $15.1 million increase in surplus in 2020 (through an after-tax reserve credit). Ceded reserves under this agreement as of December 31, 2019 were approximately $157.0 million which resulted in a $386.2 million decrease in surplus in 2019 (through an after-tax reserve credit).

The Company entered into a flow coinsurance agreement with Commonwealth Annuity and Life Insurance Company (“Commonwealth”), a subsidiary of Global Atlantic Financial Group, effective May 7, 2020. Under this agreement, the Company cedes certain newly issued traditional fixed and fixed-indexed annuities on a quota share coinsurance basis with such quota share percentages being up to 50%. The Company has ceded approximately $446.4 million of deferred annuity reserves to Commonwealth under this agreement at December 31, 2020.

The Company entered into a block coinsurance agreement with Commonwealth effective October 1, 2020. Under this agreement the Company ceded approximately $5.7 billion of deferred annuity reserves and transferred investments with a statutory carrying value of approximately $5.7 billion and market value of approximately $6.1 billion to Commonwealth. The Company has ceded approximately $5.6 billion of deferred annuity reserves under this agreement at December 31, 2020.

The Company has reinsured with various insurance companies approximately $6,501.1 million and $527.9 million of reserves at December 31, 2020 and 2019, respectively.

The termination of all reinsurance agreements at December 31, 2020 and 2019 would produce a reduction in statutory surplus of approximately $139.1 million (after tax) and $124.0 million (after tax), respectively.

The effect of reinsurance on premiums and annuity considerations for the years ended December 31 is as follows (in millions):

	2020	2019
Direct premiums and annuity considerations	$3,988.6	$4,823.8
Reinsurance assumed	12.9	7.7
Reinsurance ceded	(6,717.5)	(127.1)

Net premium and annuity considerations	$(2,716.0)	$4,704.4

The effect of reinsurance on benefits paid to policyholders and withdrawals on deposit-type contract funds during the years ended December 31 is as follows (in millions):

	2020	2019
Direct benefits paid to policyholders and withdrawals on deposit-type contracts	$3,301.5	$3,064.6
Reinsurance assumed	28.2	33.6
Reinsurance ceded	(283.8)	(79.8)

Net benefits paid to policyholders and withdrawals on deposit-type contracts	$3,045.9	$3,018.4

F-45

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

G. FEDERAL INCOME TAXES

The components of the net deferred tax assets at December 31 are as follows (in millions):

	2021	2020	Change
DTAs resulting in book/tax differences in:
Ordinary:
Deferred acquisition costs	$48.4	$39.9	$8.5
Reserves	159.8	140.5	19.3
Deferred compensation	0.3	0.9	(0.6)
Accrued expenses	6.2	4.5	1.7
Other	5.2	3.2	2.0

Total ordinary DTAs	219.9	189.0	30.9

Capital:
Security-related adjustments	—	4.2	(4.2)

Total capital DTAs	—	4.2	(4.2)

Total DTAs	219.9	193.2	26.7
Deferred tax assets nonadmitted	(14.6)	—	(14.6)

Admitted DTAs	205.3	193.2	12.1

DTLs resulting in book/tax differences in:
Ordinary:
Section 807(f) amortization	4.9	6.9	(2.0)
Depreciation/other	4.4	8.2	(3.8)
Reserve transition adjustment	44.1	55.1	(11.0)

Total ordinary DTLs	53.4	70.2	(16.8)

Capital:
Unrealized gains	86.1	84.0	2.1
Security-related adjustments	4.1	—	4.1

Total capital DTLs	90.2	84.0	6.2

Total DTLs	143.6	154.2	(10.6)

Total net deferred admitted tax assets	$61.7	$39.0	$22.7

Change in deferred tax assets nonadmitted	$(14.6)	$12.4

F-46

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

G. FEDERAL INCOME TAXES (CONTINUED)

The results of the admissibility calculations at December 31 are as follows (in millions):

	2021			2020			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
a. Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—	$—	$4.2	$4.2	$—	$(4.2)	$(4.2)

b.  Adjust ed gross deferred tax assets expected to be realized (excluding the amount of deferred tax assets from (a) above) after application of the threshold limitation. (The lesser of (b)1 and (b)2 below)

	61.7	—	61.7	53.1	—	53.1	8.6	—	8.6
1. Adjusted gross deferred tax assets expected to be realized following the balance sheet date	61.7	—	61.7	53.1	—	53.1	8.6	—	8.6
2. Adjusted gross deferred tax assets allowed per limitation threshold	XXX	XXX	418.2	XXX	XXX	429.8	XXX	XXX	(11.6)
c. Adjust ed gross deferred tax assets (excluding the amount of deferred tax assets from (a) and (b) above) offset by gross deferred tax liabilities	53.4	90.2	143.6	70.2	65.7	135.9	(16.8)	24.5	7.7

d. Deferred tax assets admitted as the result of application of SSAP No. 101	$115.1	$90.2	$205.3	$123.3	$69.9	$193.2	$(8.2)	$20.3	$12.1

The other admissibility criteria for the Company are as follows (dollars in millions):

	2021	2020
a. Ratio percentage used to determine recovery period and threshold limitation amount	791%	810%
b. Amount of adjusted capital and surplus used to determine recovery period and threshold limitation in the table above	$2,788.3	$2,865.5

The Company’s tax planning strategy had no impact on the adjusted gross DTA and net admitted adjusted gross DTA at December 31, 2021 and does not include the use of reinsurance. The provision for incurred income taxes on operating earnings and capital gains and the change in DTAs and DTLs for the years ended December 31 are as follows (in millions):

	2021	2020
Current federal income tax expense (benefit) on operations	$45.5	$(61.9)
Federal income tax expense on net realized capital gains	118.3	118.0

Total federal income tax expense	$163.8	$56.1

Change in DTAs	$26.7	$(7.7)
Change in DTLs	(10.6)	0.9

Change in net deferred federal income tax asset	$37.3	$(8.6)

F-47

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

G. FEDERAL INCOME TAXES (CONTINUED)

The Company’s income tax expense and change in DTA/DTL for the year ended December 31 differs from the amount obtained by applying the federal statutory rate of 21% to income from operations before federal income taxes for the following reasons (in millions):

	2021	2020
Provision computed at statutory rate (operations and realized gains/losses, excluding amortization of IMR)	$112.0	$54.5

Permanent differences:
Company-owned life insurance	(1.3)	(1.3)
Dividend received deduction	(0.7)	(7.9)
Stock options	(0.2)	(0.1)
Tax exempt interest	(1.8)	(2.3)
Provision to return adjustments	—	(0.2)
Other	0.6	0.5

Total permanent differences	(3.4)	(11.3)

Timing adjustments:
Investment differences	(1.4)	30.0
Reserves	43.8	11.1
DAC tax adjustment	8.5	(10.6)
Accounts payable	-	0.2
Provision to return adjustments	(20.0)	(9.3)
Sale of real estate and subs	20.1	—
Other	5.7	0.2

Total timing adjustments	56.7	21.6

Other adjustments:
Unrealized loss on equity index options	(1.6)	(8.0)
Miscellaneous items	0.1	(0.7)

Total other adjustments	(1.5)	(8.7)

Federal income tax expense on operations and realized gains	$163.8	$56.1

Federal income tax expense on operations and realized gains	$163.8	$56.1
Change in net deferred tax assets (excluding unrealized)	(39.4)	(21.7)

Total statutory income tax expense (excluding unrealized)	$124.4	$34.4

F-48

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

G. FEDERAL INCOME TAXES (CONTINUED)

As of December 31, 2021 and 2020, the Company does not have any operating loss carryforwards available to offset future net income subject to federal income taxes. As of December 31, 2021, the Company does not have a pretax capital loss carryforward.

The following are income taxes incurred in the current and prior years that will be available for recoupment in the event of future net losses (in millions):

Year	Operations	Realized Gains	Total
12-2021	$—	$15.4	$15.4
05-2021	$—	$102.9	$102.9
2020	$—	$52.4	$52.4

As of December 31, 2021, GALIC’s 2013-2021 tax years remain subject to examination by the IRS.

F-49

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

G. FEDERAL INCOME TAXES (CONTINUED)

PRIOR YEAR INFORMATION

The components of the net deferred tax assets at December 31 are as follows (in millions):

	2020	2019	Change
DTAs resulting in book/tax differences in:
Ordinary:
DAC premium tax	$39.9	$50.5	$(10.6)
Reserves	140.5	142.4	(1.9)
Deferred compensation	0.9	0.7	0.2
Accrued expenses	4.5	4.1	0.4
Other	3.2	3.2	—

Total ordinary DTAs	189.0	200.9	(11.9)

Capital:
Security-related adjustments	4.2	—	4.2

Total capital DTAs	4.2	—	4.2

Total DTAs	193.2	200.9	(7.7)
Deferred tax assets nonadmitted	—	(12.4)	12.4
Admitted DTAs	193.2	188.5	4.7

DTLs resulting in book/tax differences in:
Ordinary:
Section 807(f) amortization	6.9	8.9	(2.0)
Depreciation/other	8.2	8.6	(0.4)
Reserve transition adjustment	55.1	66.1	(11.0)

Total ordinary DTLs	70.2	83.6	(13.4)

Capital:
Unrealized gains	84.0	53.7	30.3
Security-related adjustments	—	16.0	(16.0)

Total capital DTLs	84.0	69.7	14.3

Total DTLs	154.2	153.3	0.9

Total net deferred admitted tax assets	$39.0	$35.2	$3.8

Change in deferred tax assets nonadmitted	$12.4	$(12.4)

F-50

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

G. FEDERAL INCOME TAXES (CONTINUED)

The results of the admissibility calculations at December 31 are as follows (in millions):

	2020			2019			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
a. Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$4.2	$4.2	$—	$—	$—	$—	$4.2	$4.2

b.  Adjusted gross deferred tax assets expected to be realized (excluding the amount of deferred tax assets from (a) above) after application of the threshold limitation. (The lesser of (b)1 and (b)2 below)

	53.1	—	53.1	35.2	—	35.2	17.9	—	17.9
1. Adjusted gross deferred tax assets expected to be realized following the balance sheet date	53.1	—	53.1	35.2	—	35.2	17.9	—	17.9
2. Adjusted gross deferred tax assets allowed per limitation threshold	XXX	XXX	429.8	XXX	XXX	418.8	XXX	XXX	11.0
c. Adjusted gross deferred tax assets (excluding the amount of deferred tax assets from (a) and (b) above) offset by gross deferred tax liabilities	70.2	65.7	135.9	83.6	69.7	153.3	(13.4)	(4.0)	(17.4)

d. Deferred tax assets admitted as the result of application of SSAP No. 101	$123.3	$69.9	$193.2	$118.8	$69.7	$188.5	$4.5	$0.2	$4.7

The other admissibility criteria for the Company are as follows (dollars in millions):

	2020	2019
a. Ratio percentage used to determine recovery period and threshold limitation amount	810%	755%
b. Amount of adjusted capital and surplus used to determine recovery period and threshold limitation in the table above	$2,865.5	$2,792.0

The Company’s tax planning strategy had no impact on the adjusted gross DTA and net admitted adjusted gross DTA at December 31, 2020 and does not include the use of reinsurance. The provision for incurred income taxes on operating earnings and capital gains and the change in DTAs and DTLs for the years ended December 31 are as follows (in millions):

	2020	2019
Current federal income tax (benefit) expense on operations	$(61.9)	$130.5
Federal income tax expense on net realized capital gains	118.0	15.3

Total federal income tax expense	$56.1	$145.8

Change in DTAs	$(7.7)	$76.6
Change in DTLs	0.9	37.6

Change in net deferred federal income tax asset	$(8.6)	$39.0

F-51

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

G. FEDERAL INCOME TAXES (CONTINUED)

The Company’s income tax expense and change in DTA/DTL for the year ended December 31 differs from the amount obtained by applying the federal statutory rate of 21% to income from operations before federal income taxes for the following reasons (in millions):

	2020	2019
Provision computed at statutory rate (operations and realized gains/losses, excluding amortization of IMR)	$54.5	$34.2

Permanent differences:
Company-owned life insurance	(1.3)	(1.2)
Dividend received deduction	(7.9)	(0.6)
Stock options	(0.1)	(0.3)
Tax exempt interest	(2.3)	(2.3)
Provision to return adjustments	(0.2)	(0.1)
Ceding commission	—	(107.2)
Other	0.5	0.3

Total permanent differences	(11.3)	(111.4)

Timing adjustments:
Investment differences	30.0	(9.8)
Reserves	11.1	85.4
DAC tax adjustment	(10.6)	4.3
Accounts payable	0.2	0.1
Provision to return adjustments	(9.3)	(2.2)
Other	0.2	(0.1)

Total timing adjustments	21.6	77.7

Other adjustments:
Unrealized gain (loss) on equity index options	(8.0)	145.2
Miscellaneous items	(0.7)	0.1

Total other adjustments	(8.7)	145.3

Federal income tax expense on operations and realized gains	$56.1	$145.8

Federal income tax expense on operations and realized gains	$56.1	$145.8
Change in net deferred tax assets (excluding unrealized)	(21.7)	(78.5)

Total statutory income tax expense (excluding unrealized)	$34.4	$67.3

F-52

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

G. FEDERAL INCOME TAXES (CONTINUED)

As of December 31, 2020 and 2019, the Company does not have any operating loss carryforwards available to offset future net income subject to federal income taxes. As of December 31, 2020, the Company does not have a pretax capital loss carryforward.

The following are income taxes incurred in the current and prior years that will be available for recoupment in the event of future net losses (in millions):

Year	Operations	Realized Gains	Total
2020	$—	$72.5	$72.5
2019	$—	$15.1	$15.1
2018	$—	$11.9	$11.9

As of December 31, 2020, AFG’s consolidated federal income tax returns for the 2013 through 2020 tax years remain subject to examination by the IRS.

F-53

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

H. RELATED PARTY TRANSACTIONS

Certain administrative, management, accounting, actuarial, data processing, underwriting, claim, collection and investment services are provided under agreements between GALIC and affiliates at charges not unfavorable to GALIC or the insurance affiliates. The net amount received from affiliates was $14.4 million in 2021 and the net amount paid to affiliates was $34.4 million in 2020, included in general insurance expenses in the Statement of Operations.

As of May 28, 2021, the Company has an agreement with Barings, LLC, an affiliate, which provides investment advisory services to the Company. GALIC expensed investment management charges related to Barings, LLC of $27.5 million during the last seven months of 2021, included in net investment income in the Statement of Operations.

Prior to that agreement and to the sale of the Company to MassMutual, the Company and affiliated insurance companies had contracts with American Money Management Corporation (“AMMC”), which, subject to the direction of the Finance Committee, provided for management and accounting services related to the investment portfolios. GALIC expensed investment management charges related to AMMC of $4.0 million and $7.6 million in 2021 and 2020, respectively, included in net investment income in the Statement of Operations.

For the first five months of 2021, AFG provided retirement benefits to qualified employees of participating companies through the AFG 401(k) Retirement and Savings Plan, a defined contribution plan. AFG made all contributions to the retirement fund portion of the plan and matched a percentage of employee contributions to the savings fund. Company contributions were expensed in the year for which they were declared. Beginning in June of 2021, the Company participates in the retirement plans of GALIC. GALIC sponsors funded (qualified 401(k) thrift savings) and unfunded (nonqualified deferred compensation thrift savings) defined contribution plans for its employees and retirees. The qualified 401(k) thrift savings plan’s net assets available for benefits were $34.8 million as of December 31, 2021. The Company matches a percentage of employee contributions to the qualified 401(k) thrift savings plan. GALIC expensed approximately $3.4 million in 2021 and $1.8 million in 2020 for its retirement and employee savings plan.

In contemplation of the sale of GALIC to Glidepath, a condition to the sale agreement was that GALIC sell certain assets to AFG prior to sale, representing approximately $66 million of directly owned real estate and approximately $405 million of Schedule BA assets. The proceeds from these sales were approximately $579 million and the net gain recognized by GALIC as a result of these sales was approximately $108 million (all on Schedule BA assets) recognized in the accompanying statements of operations statutory-basis.

GALIC has an agreement with Great American Advisors, Inc. (“GAA”), a wholly-owned subsidiary of GALIC, whereby GAA is the principal underwriter and distributor of GALIC’s registered index-linked annuity contracts. GALIC pays GAA for acting as underwriter under a distribution agreement. GALIC paid $32.3 million in 2021 to GAA, 97% of which was paid to other broker/dealers as commissions. The remaining 3% of GALIC commissions were paid to registered representatives of GAA. GAA exited the retail brokerage business on August 3, 2010 after GALIC announced a definitive agreement with Lincoln Investment Planning, Inc., an independent broker dealer.

The Company paid $300.0 million and $285.0 million in dividends to GAFRI, its former parent, during 2021 and 2020, respectively.

PRIOR YEAR INFORMATION

The Company and affiliated insurance companies have contracts with American Money Management Corporation, which, subject to the direction of the Finance Committees, provide for management and accounting services related to the investment portfolios. GALIC expensed investment management charges of $7.6 million and $10.3 million in 2020 and 2019, respectively, included in net investment income in the Statement of Operations.

Certain administrative, management, accounting, actuarial, data processing, underwriting, claim, collection and investment services are provided under agreements between GALIC and affiliates at charges not unfavorable to GALIC or the insurance affiliates. The net amount paid to affiliates was $34.4 million and $32.3 million in 2020 and 2019, respectively, included in general insurance expenses in the Statement of Operations.

F-54

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

H. RELATED PARTY TRANSACTIONS (CONTINUED)

AFG provides retirement benefits to qualified employees of participating companies through the AFG 401(k) Retirement and Savings Plan, a defined contribution plan. AFG makes all contributions to the retirement fund portion of the plan and matches a percentage of employee contributions to the savings fund. Company contributions are expensed in the year for which they are declared. AFG and certain of its subsidiaries provide health care and life insurance benefits to eligible retirees. The projected future cost of providing these benefits is expensed over the period employees earn such benefits. GALIC expensed approximately $1.8 million in 2020 and $2.2 million in 2019 for its retirement and employee savings plan.

GALIC has an agreement with Great American Advisors, Inc. (“GAA”), a wholly-owned subsidiary of GAFRI, whereby GAA is the principal underwriter and distributor of GALIC’s variable-indexed annuity contracts. GALIC pays GAA for acting as underwriter under a distribution agreement. GALIC paid $7.4 million in 2020 to GAA, 96% of which was paid to other broker/dealers as commissions. The remaining 4% of GALIC commissions were paid to registered representatives of GAA. GAA exited the retail brokerage business on August 3, 2010 after GAFRI announced a definitive agreement with Lincoln Investment Planning, Inc., an independent broker dealer.

The Company paid $285.0 million and $140.0 million in dividends to GAFRI, its parent, during 2020 and 2019, respectively.

F-55

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

I. ANNUITY RESERVES AND DEPOSIT-TYPE FUNDS

At December 31, 2021, GALIC’s annuity (individual and group) reserves and deposit-type funds that are subject to discretionary withdrawal (with adjustment), subject to discretionary withdrawal (without adjustment), and not subject to discretionary withdrawal are summarized as follows (in millions):

A. Individual Annuities:

	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$12,355.1	$—	$—	$12,355.1	32.8%
b. At book value less current surrender charge of 5% or more	9,743.2	—	—	9,743.2	25.9%
c. At fair value	—	—	52.7	52.7	0.1%

d. Total with market value adjustment or at fair value (total of a through c)	22,098.3	—	52.7	22,151.0	58.8%
e. At book value without adjustment (minimal or no charge or adjustment)	13,781.4	—	—	13,781.4	36.6%
2. Not subject to discretionary withdrawal	1,715.5	—	—	1,715.5	4.6%

3. Total (gross: direct + assumed)	37,595.2	—	52.7	37,647.9	100.0%

4. Reinsurance ceded	6,378.2	—	—	6,378.2

5. Total (net) (3) - (4)	31,217.0	—	52.7	31,269.7

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$3,198.2	$—	$—	$—

B. Group Annuities:

	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0.0%
b. At book value less current surrender charge of 5% or more	120.2	—	—	120.2	6.5%
c. At fair value	—	—	—	—	0.0%

d. Total with market value adjustment or at fair value (total of a through c)	120.2	—	—	120.2	6.5%
e. At book value without adjustment (minimal or no charge or adjustment)	735.1	—	—	735.1	39.9%
2. Not subject to discretionary withdrawal	988.4	—	—	988.4	53.6%

3. Total (gross: direct + assumed)	1,843.7	—	—	1,843.7	100.0%

4. Reinsurance ceded	1.7	—	—	1.7

5. Total (net) (3) - (4)	1,842.0	—	—	1,842.0

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$2.9	$—	$—	$—

F-56

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

I. ANNUITY RESERVES AND DEPOSIT-TYPE FUNDS (CONTINUED)

C. Deposit-Type Funds
(no life contingencies):
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0.0%
b. At book value less current surrender charge of 5% or more	—	—	—	—	0.0%
c. At fair value	—	—	—	—	0.0%

d. Total with market value adjustment or at fair value (total of a through c)	—	—	—	—	0.0%
e. At book value without adjustment (minimal or no charge or adjustment)	—	—	—	—	0.0%
2. Not subject to discretionary withdrawal	592.3	—	—	592.3	100.0%

3. Total (gross: direct + assumed)	592.3	—	—	592.3	100.0%

4. Reinsurance ceded	0.2	—	—	0.2

5. Total (net) (3) - (4)	592.1	—	—	592.1

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$—	$—	$—	$—

D. Reconciliation to total annuity reserves and deposit-type funds:
Net annuity reserves	$33,058.1
Net supplementary contracts	0.9
Deposit-type funds	592.1
Separate account nonguaranteed liabilities	52.7

Total	$33,703.8

F-57

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

I. ANNUITY RESERVES AND DEPOSIT-TYPE FUNDS (CONTINUED)

At December 31, 2020, GALIC’s annuity reserves and deposit-type funds that are subject to discretionary withdrawal (with adjustment), subject to discretionary withdrawal (without adjustment), and not subject to discretionary withdrawal are summarized as follows (in millions):

A. Individual Annuities:

	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$8,324.2	$—	$—	$8,324.2	24.2%
b. At book value less current surrender charge of 5% or more	12,188.0	—	—	12,188.0	35.5%
c. At fair value	—	—	15.9	15.9	0.0%

d. Total with market value adjustment or at fair value (total of a through c)	20,512.2	—	15.9	20,528.1	59.7%
e. At book value without adjustment (minimal or no charge or adjustment)	12,355.7	—	—	12,355.7	36.0%
2. Not subject to discretionary withdrawal	1,494.6	—	—	1,494.6	4.3%

3. Total (gross: direct + assumed)	34,362.5	—	15.9	34,378.4	100.0%

4. Reinsurance ceded	6,166.5	—	—	6,166.5

5. Total (net) (3) - (4)	28,196.0	—	15.9	28,211.9

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$3,022.9	$—	$—	$—

B. Group Annuities:

	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0.0%
b. At book value less current surrender charge of 5% or more	122.3	—	—	122.3	7.0%
c. At fair value	—	—	—	—	0.0%

d. Total with market value adjustment or at fair value (total of a through c)	122.3	—	—	122.3	7.0%
e. At book value without adjustment (minimal or no charge or adjustment)	748.2	—	—	748.2	42.7%
2. Not subject to discretionary withdrawal	883.3	—	—	883.3	50.3%

3. Total (gross: direct + assumed)	1,753.8	—	—	1,753.8	100.0%

4. Reinsurance ceded	1.7	—	—	1.7

5. Total (net) (3) - (4)	1,752.1	—	—	1,752.1

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$3.0	$—	$—	$—

F-58

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

I. ANNUITY RESERVES AND DEPOSIT-TYPE FUNDS (CONTINUED)

C. Deposit-Type Funds
(no life contingencies):
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0.0%
b. At book value less current surrender charge of 5% or more	—	—	—	—	0.0%
c. At fair value	—	—	—	—	0.0%

d. Total with market value adjustment or at fair value (total of a through c)	—	—	—	—	0.0%
e. At book value without adjustment (minimal or no charge or adjustment)	—	—	—	—	0.0%
2. Not subject to discretionary withdrawal	1,533.0	—	—	1,533.0	100.0%

3. Total (gross: direct + assumed)	1,533.0	—	—	1,533.0	100.0%

4. Reinsurance ceded	—	—	—	—

5. Total (net) (3) - (4)	1,533.0	—	—	1,533.0

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$—	$—	$—	$—

D. Reconciliation to total annuity reserves and deposit-type funds:
Net annuity reserves	$29,947.3
Net supplementary contracts	0.8
Deposit-type funds	1,533.0
Separate account nonguaranteed liabilities	15.9

Total	$31,497.0

F-59

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

I. ANNUITY RESERVES AND DEPOSIT-TYPE FUNDS (CONTINUED)

PRIOR YEAR INFORMATION

At December 31, 2020, GALIC’s annuity (individual and group) reserves and deposit-type funds that are subject to discretionary withdrawal (with adjustment), subject to discretionary withdrawal (without adjustment), and not subject to discretionary withdrawal are summarized as follows (in millions):

A. Individual Annuities:

	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$8,324.2	$—	$—	$8,324.2	24.2%
b. At book value less current surrender charge of 5% or more	12,188.0	—	—	12,188.0	35.5%
c. At fair value	—	—	15.9	15.9	0.0%

d. Total with market value adjustment or at fair value (total of a through c)	20,512.2	—	15.9	20,528.1	59.7%
e. At book value without adjustment (minimal or no charge or adjustment)	12,355.7	—	—	12,355.7	36.0%
2. Not subject to discretionary withdrawal	1,494.6	—	—	1,494.6	4.3%

3. Total (gross: direct + assumed)	34,362.5	—	15.9	34,378.4	100.0%

4. Reinsurance ceded	6,166.5	—	—	6,166.5

5. Total (net) (3) - (4)	28,196.0	—	15.9	28,211.9

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$3,022.9	$—	$—	$—

B. Group Annuities:

	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0.0%
b. At book value less current surrender charge of 5% or more	122.3	—	—	122.3	7.0%
c. At fair value	—	—	—	—	0.0%

d. Total with market value adjustment or at fair value (total of a through c)	122.3	—	—	122.3	7.0%
e. At book value without adjustment (minimal or no charge or adjustment)	748.2	—	—	748.2	42.7%
2. Not subject to discretionary withdrawal	883.3	—	—	883.3	50.3%

3. Total (gross: direct + assumed)	1,753.8	—	—	1,753.8	100.0%

4. Reinsurance ceded	1.7	—	—	1.7

5. Total (net) (3) - (4)	1,752.1	—	—	1,752.1

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$3.0	$—	$—	$—

F-60

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

I. ANNUITY RESERVES AND DEPOSIT-TYPE FUNDS (CONTINUED)

C. Deposit-Type Funds
(no life contingencies):
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0.0%
b. At book value less current surrender charge of 5% or more	—	—	—	—	0.0%
c. At fair value	—	—	—	—	0.0%

d. Total with market value adjustment or at fair value (total of a through c)	—	—	—	—	0.0%
e. At book value without adjustment (minimal or no charge or adjustment)	—	—	—	—	0.0%
2. Not subject to discretionary withdrawal	1,533.0	—	—	1,533.0	100.0%

3. Total (gross: direct + assumed)	1,533.0	—	—	1,533.0	100.0%

4. Reinsurance ceded	—	—	—	—

5. Total (net) (3) - (4)	1,533.0	—	—	1,533.0

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$—	$—	$—	$—

D. Reconciliation to total annuity reserves and deposit-type funds:
Net annuity reserves	$29,947.3
Net supplementary contracts	0.8
Deposit-type funds	1,533.0
Separate account nonguaranteed liabilities	15.9

Total	$31,497.0

F-61

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

I. ANNUITY RESERVES AND DEPOSIT-TYPE FUNDS (CONTINUED)

At December 31, 2019, GALIC’s annuity reserves and deposit-type funds that are subject to discretionary withdrawal (with adjustment), subject to discretionary withdrawal (without adjustment), and not subject to discretionary withdrawal are summarized as follows (in millions):

A. Individual Annuities:

	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$6,214.7	$—	$—	$6,214.7	18.9%
b. At book value less current surrender charge of 5% or more	15,172.5	—	—	15,172.5	46.1%
c. At fair value	—	—	5.3	5.3	0.0%

d. Total with market value adjustment or at fair value (total of a through c)	21,387.2	—	5.3	21,392.5	65.0%
e. At book value without adjustment (minimal or no charge or adjustment)	10,247.4	—	—	10,247.4	31.1%
2. Not subject to discretionary withdrawal	1,287.0	—	—	1,287.0	3.9%

3. Total (gross: direct + assumed)	32,921.6	—	5.3	32,926.9	100.0%

4. Reinsurance ceded	159.7	—	—	159.7

5. Total (net) (3) - (4)	32,761.9	—	5.3	32,767.2

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$3,550.5	$—	$—	$—

B. Group Annuities:

	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0.0%
b. At book value less current surrender charge of 5% or more	126.3	—	—	126.3	9.9%
c. At fair value	—	—	—	—	0.0%

d. Total with market value adjustment or at fair value (total of a through c)	126.3	—	—	126.3	9.9%
e. At book value without adjustment (minimal or no charge or adjustment)	751.6	—	—	751.6	58.7%
2. Not subject to discretionary withdrawal	402.5	—	—	402.5	31.4%

3. Total (gross: direct + assumed)	1,280.4	—	—	1,280.4	100.0%

4. Reinsurance ceded	1.8	—	—	1.8

5. Total (net) (3) - (4)	1,278.6	—	—	1,278.6

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$3.2	$—	$—	$—

F-62

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

I. ANNUITY RESERVES AND DEPOSIT-TYPE FUNDS (CONTINUED)

C. Deposit-Type Funds
(no life contingencies):
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0.0%
b. At book value less current surrender charge of 5% or more	—	—	—	—	0.0%
c. At fair value	—	—	—	—	0.0%

d. Total with market value adjustment or at fair value (total of a through c)	—	—	—	—	0.0%
e. At book value without adjustment (minimal or no charge or adjustment)	—	—	—	—	0.0%
2. Not subject to discretionary withdrawal	1,509.1	—	—	1,509.1	100.0%

3. Total (gross: direct + assumed)	1,509.1	—	—	1,509.1	100.0%

4. Reinsurance ceded	—	—	—	—

5. Total (net) (3) - (4)	1,509.1	—	—	1,509.1

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$—	$—	$—	$—

D. Reconciliation to total annuity reserves and deposit-type funds:
Net annuity reserves	$34,039.7
Net supplementary contracts	0.7
Deposit-type funds	1,509.1
Separate account nonguaranteed liabilities	5.3

Total	$35,554.8

F-63

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

J. LIFE RESERVES

At December 31, 2021, GALIC’s account value, cash value and reserves for the breakouts of life insurance by withdrawal characteristics for general account products are summarized as follows (in millions):

	December 31, 2021
	General Account
	Account Value	Cash Value	Reserve
A. Subject to discretionary withdrawal, surrender values, or policy loans:
Universal Life	$107.3	$107.3	$110.5
Other Permanent Cash Value Life Insurance	—	52.4	53.7

B. Not subject to discretionary withdrawal or no cash values
Term Policies without Cash Value	XXX	XXX	254.7
Accidental Death Benefits	XXX	XXX	0.1
Disability - Active Lives	XXX	XXX	0.1
Disability - Disabled Lives	XXX	XXX	4.2
Miscellaneous Reserves	XXX	XXX	4.7

C. Total (gross: direct + assumed)	107.3	159.7	428.0

D. Reinsurance ceded	63.9	93.8	255.3

E. Total (net) (C) - (D)	$43.4	$65.9	$172.7

F.	Amount
Reconciliation to total life reserves:
Life insurance, total (net)	$168.0
Accidental death benefits, total (net)	0.1
Disability - active lives, total (net)	0.0
Disability - disabled lives, total (net)	1.5
Miscellaneous reserves, total (net)	3.1

Total	$172.7

F-64

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

J. LIFE RESERVES (CONTINUED)

At December 31, 2020, GALIC’s account value, cash value and reserves for the breakouts of life insurance by withdrawal characteristics for general account products are summarized as follows (in millions):

	December 31, 2020
	General Account
	Account Value	Cash Value	Reserve
A. Subject to discretionary withdrawal, surrender values, or policy loans:
Universal Life	$108.8	$108.7	$111.8
Other Permanent Cash Value Life Insurance	—	55.3	56.6

B. Not subject to discretionary withdrawal or no cash values
Term Policies without Cash Value	XXX	XXX	284.7
Accidental Death Benefits	XXX	XXX	0.1
Disability - Active Lives	XXX	XXX	0.1
Disability - Disabled Lives	XXX	XXX	4.6
Miscellaneous Reserves	XXX	XXX	5.2

C. Total (gross: direct + assumed)	108.8	164.0	463.1

D. Reinsurance ceded	67.4	98.9	283.5

E. Total (net) (C) - (D)	$41.4	$65.1	$179.6

F.	Amount
Reconciliation to total life reserves:
Life insurance, total (net)	$174.2
Accidental death benefits, total (net)	0.1
Disability - active lives, total (net)	0.0
Disability - disabled lives, total (net)	1.7
Miscellaneous reserves, total (net)	3.6

Total	$179.6

F-65

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

J. LIFE RESERVES

PRIOR YEAR INFORMATION

At December 31, 2020, GALIC’s account value, cash value and reserves for the breakouts of life insurance by withdrawal characteristics for general account products are summarized as follows (in millions):

	December 31, 2020
	General Account
	Account Value	Cash Value	Reserve
A. Subject to discretionary withdrawal, surrender values, or policy loans:
Universal Life	$108.8	$108.7	$111.8
Other Permanent Cash Value Life Insurance	—	55.3	56.6

B. Not subject to discretionary withdrawal or no cash values
Term Policies without Cash Value	XXX	XXX	284.7
Accidental Death Benefits	XXX	XXX	0.1
Disability - Active Lives	XXX	XXX	0.1
Disability - Disabled Lives	XXX	XXX	4.6
Miscellaneous Reserves	XXX	XXX	5.2

C. Total (gross: direct + assumed)	108.8	164.0	463.1

D. Reinsurance ceded	67.4	98.9	283.5

E. Total (net) (C) - (D)	$41.4	$65.1	$179.6

F.	Amount
Reconciliation to total life reserves:
Life insurance, total (net)	$174.2
Accidental death benefits, total (net)	0.1
Disability - active lives, total (net)	0.0
Disability - disabled lives, total (net)	1.7
Miscellaneous reserves, total (net)	3.6

Total	$179.6

F-66

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

J. LIFE RESERVES (CONTINUED)

At December 31, 2019, GALIC’s account value, cash value and reserves for the breakouts of life insurance by withdrawal characteristics for general account products are summarized as follows (in millions):

	December 31, 2019
	General Account
	Account Value	Cash Value	Reserve
A. Subject to discretionary withdrawal, surrender values, or policy loans:
Universal Life	$112.5	$112.3	$113.6
Other Permanent Cash Value Life Insurance	—	55.7	58.6

B. Not subject to discretionary withdrawal or no cash values
Term Policies without Cash Value	XXX	XXX	314.9
Accidental Death Benefits	XXX	XXX	0.1
Disability - Active Lives	XXX	XXX	0.1
Disability - Disabled Lives	XXX	XXX	4.5
Miscellaneous Reserves	XXX	XXX	5.9

C. Total (gross: direct + assumed)	112.5	168.0	497.7

D. Reinsurance ceded	70.5	103.5	320.4

E. Total (net) (C) - (D)	$42.0	$64.5	$177.3

F.	Amount
Reconciliation to total life reserves:
Life insurance, total (net)	$171.5
Accidental death benefits, total (net)	0.1
Disability - active lives, total (net)	0.0
Disability - disabled lives, total (net)	1.7
Miscellaneous reserves, total (net)	4.0

Total	$177.3

F-67

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

K. CAPITAL AND SURPLUS

The portion of the Company’s unassigned funds represented or reduced by each item below is as follows at December 31, 2021 (in millions):

Unrealized gains and losses (excluding subsidiaries)	$678.1
Nonadmitted asset values	$(27.2)
Asset valuation reserve	$(504.1)

Life/health insurance companies are subject to certain Risk-Based Capital (“RBC”) requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a life/health insurance company is to be determined based on the various risk factors related to it. At December 31, 2021, GALIC exceeds the RBC requirements.

The maximum amount of dividends which can be paid to stockholders by life insurance companies domiciled in the State of Ohio without prior approval of the Insurance Commissioner is the greater of 10% of surplus as regards policyholders or net income as of the preceding December 31, but only to the extent of earned surplus as of the preceding December 31. The maximum amount of dividends payable in 2022 without prior approval is $329.0 million based on net income as of the preceding December 31. At December 31, 2021, surplus as regards policyholders was $2,876.6 million, earned surplus was $2,061.4 million, and 2021 net income was $329.0 million.

PRIOR YEAR INFORMATION

The portion of the Company’s unassigned funds represented or reduced by each item below is as follows at December 31, 2020 (in millions):

Unrealized gains and losses (excluding subsidiaries)	$675.9
Nonadmitted asset values	$(6.5)
Asset valuation reserve	$(410.7)

Life/health insurance companies are subject to certain Risk-Based Capital (“RBC”) requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a life/health insurance company is to be determined based on the various risk factors related to it. At December 31, 2020, GALIC exceeds the RBC requirements.

The maximum amount of dividends which can be paid to stockholders by life insurance companies domiciled in the State of Ohio without prior approval of the Insurance Commissioner is the greater of 10% of surplus as regards policyholders or net income as of the preceding December 31, but only to the extent of earned surplus as of the preceding December 31. The maximum amount of dividends payable in 2021 without prior approval is $289.6 million based on 10% of surplus as regards policyholders as of the preceding December 31. At December 31, 2020, surplus as regards policyholders was $2,895.7 million, earned surplus was $2,081.7 million, and 2020 net income was $184.1 million.

F-68

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

L. SEPARATE ACCOUNT

The Company utilizes a non-unitized separate account to record and account for assets and liabilities for individual registered index-linked annuities. GALIC maintains the separate account pursuant to the laws of Ohio for the purpose of supporting the obligation to adjust the indexed strategy values based on the daily value calculation or rise and fall of the index. The assets of the separate account are held in GALIC’s name on behalf of the separate account and legally belong to GALIC. The assets in the separate account are not chargeable with liabilities arising out of any other business the Company conducts. GALIC may invest these assets in hedging instruments, including derivative contracts as well as other assets permitted under state law (ORC 3907.15). To support the Company’s obligations to adjust the index strategy values, the Company may move funds between the separate account and the general account. GALIC is not obligated to invest the assets of the separate account according to any particular plan except as the Company may be required to by state insurance laws (GALIC does have a derivative use plan).

In accordance with the products and transactions recorded within the separate account, all assets are considered legally insulated from the general account and are not chargeable with liabilities incurred in any other business operation of the Company. As of December 31, 2021 and 2020, the Company’s separate account statement included legally insulated registered index-linked annuity assets of $67.6 million and $20.4 million, respectively.

With regard to the products and transactions recorded within the separate account, registered index-linked annuity products have guarantees backed by the general account. The separate account does not remit any risk charges to the general account for guaranteed benefits for the registered index-linked annuity products. The general account has not paid any guarantees for registered index-linked annuity products through December 31, 2021.

Net transfers to the Company’s separate account for the years ended December 31, 2021 and 2020 were $36.8 million and $10.6 million, respectively.

All separate account reserves are non-guaranteed and subject to discretionary withdrawal at fair value. Investments in the separate account at December 31, 2021 had a cost of $13.5 million and fair value of $52.7 million. The notional amount of these investments at December 31, 2021 was $1,180.6 million. Investments in the separate account at December 31, 2020 had a cost of $4.6 million and fair value of $15.9 million. The notional amount of these investments at December 31, 2020 was $363.2 million.

PRIOR YEAR INFORMATION

In accordance with the products and transactions recorded within the separate account, all assets are considered legally insulated from the general account and are not chargeable with liabilities incurred in any other business operation of the Company. As of December 31, 2020 and 2019, the Company’s separate account statement included legally insulated variable-indexed annuity assets of $20.4 million and $6.6 million, respectively.

With regard to the products and transactions recorded within the separate account, variable-indexed annuity products have guarantees backed by the general account. The separate account does not remit any risk charges to the general account for guaranteed benefits for the variable-indexed annuity products. The general account has not paid any guarantees for variable-indexed annuity products through December 31, 2020.

Net transfers to the Company’s separate account for the years ended December 31, 2020 and 2019 were $10.6 million and $5.7 million, respectively.

All separate account reserves are non-guaranteed and subject to discretionary withdrawal at fair value. Investments in the separate account at December 31, 2020 had a cost of $4.6 million and fair value of $15.9 million. The notional amount of these investments at December 31, 2020 was $363.2 million. Investments in the separate account at December 31, 2019 had a cost of $2.0 million and fair value of $5.3 million. The notional amount of these investments at December 31, 2019 was $167.6 million.

F-69

SUPPLEMENTARY INFORMATION

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTE TO SUPPLEMENTAL SCHEDULE OF SELECTED STATUTORY-BASIS FINANCIAL DATA

AND SUPPLEMENTAL INVESTMENT DISCLOSURES

DECEMBER 31, 2021

Basis of Presentation

The accompanying supplemental schedules and interrogatories present selected statutory-basis financial data as of December 31, 2021 and for the year then ended for purposes of complying with the National Association of Insurance Commissioners’ (“NAIC”) Annual Statement Instructions and the NAIC’s Accounting Practices and Procedures Manual, and agrees to or is included in the amounts reported in the Company’s 2021 Statutory Annual Statement as amended and filed with the Ohio Department of Insurance.

Captions not presented were not applicable to the Company.

F-71

GREAT AMERICAN LIFE INSURANCE COMPANY

SUPPLEMENTAL SCHEDULE OF SELECTED STATUTORY-BASIS FINANCIAL DATA

DECEMBER 31, 2021

(Dollars in millions)

Investment income earned:
U.S. Government bonds	$8.1
Bonds exempt from U.S. tax	—
Other bonds (unaffiliated)	1,232.1
Preferred stocks (unaffiliated)	14.6
Common stocks (unaffiliated)	13.9
Common stocks (affiliated)	—
Mortgage loans	74.6
Real estate	11.9
Policy loans	4.7
Cash, cash equivalents and short-term investments	18.8
Derivative instruments	543.7
Other invested assets	77.8

Gross investment income	$2,000.2

Real estate owned (book value less encumbrances)	$—

Mortgage loans - book value:
Residential mortgages	$1,026.7
Commercial mortgages	1,121.8

Total mortgage loans	$2,148.5

Mortgage loans by standing - book value
Good standing	$2,148.1

Interest overdue more than 90 days, not in foreclosure	$0.4

Other long term assets - statement value	$1,092.3

Bonds and stocks of parents, subsidiaries and affiliates - book value
Bonds	$—

Common stocks	$384.1

Bonds (including short-term investments) by maturity - statement value
Due within one year or less	$3,276.1
Over 1 year through 5 years	13,316.4
Over 5 years through 10 years	9,545.8
Over 10 years through 20 years	3,743.3
Over 20 years	1,893.5

Total by maturity	$31,775.1

Bonds (including short-term investments) by NAIC designation - statement value
NAIC 1	$18,068.1
NAIC 2	12,294.8
NAIC 3	762.9
NAIC 4	545.3
NAIC 5	70.0
NAIC 6	34.0
Total by NAIC designation	$31,775.1

Total bonds publicly traded	$17,195.1

Total bonds privately placed	$14,580.0

Preferred stocks - statement value	$394.4

Common stocks - market value	$663.7

Short-term investments - book value	$476.5

Derivative instruments owned - statement value	$706.9

Cash on deposit	$253.4

Cash equivalents	$279.0

(Continued)

F-72

GREAT AMERICAN LIFE INSURANCE COMPANY

SUPPLEMENTAL SCHEDULE OF SELECTED STATUTORY-BASIS FINANCIAL DATA (CONTINUED)

DECEMBER 31, 2021

(Dollars in millions)

Life insurance in force:
Ordinary	$6,490.3

Group life	$15.0

Amount of accidental death insurance in-force under ordinary policies:	$86.6

Life insurance with disability provisions in-force:
Ordinary	$137.5

Group life	$—

Annuities:
Ordinary:
Immediate - amount of income payable	$157.7

Deferred - fully paid account balance	$21,255.1

Deferred - not fully paid - account balance	$10,621.3

Group
Amount of income payable	$75.0

Fully paid account balance	$111.8

Not fully paid - account balance	$745.9

Accident and health insurance - premiums in force:
Ordinary	$3.3

Claim payments 2021
Other accident and health:
2021	$3.8

See accompanying independent auditor’s report.

F-73

GREAT AMERICAN LIFE INSURANCE COMPANY

SUPPLEMENTAL INVESTMENT DISCLOSURES

DECEMBER 31, 2021

(Dollars in millions)

1.	GALIC’s total admitted assets as reported on page two of its Annual Statement excluding separate account assets are $38,381.3 million.

2.	Following are the 10 largest exposures to a single issuer/borrower/investment, by investment category, excluding:

(i) U.S. Government, U.S. Government agency securities and those U.S. Government money market funds listed in the appendix to the SVO Practices and Procedures Manual as exempt, (ii) property occupied by GALIC, and (iii) policy loans.

Issuer	Amount	Percent of Total Admitted Assets
PennyMac Loan Services LLC	$474.2	1.2%
Annuity Investors Life Insurance Company	370.1	1.0%
Federal National Mortgage Association	351.4	0.9%
Federal Home Loan Mortgage Corporation	279.7	0.7%
AT&T Inc.	131.6	0.3%
Barings Loan Partners Clo Ltd 2	129.5	0.3%
WATERFALL EBO 202-1 LIBOR + 175 3/24/2022	128.4	0.3%
Bank of America Corporation	111.8	0.3%
CIP VIII Holdings SPV L.P.	104.7	0.3%
Nationwide Building Society	100.8	0.3%

3.	GALIC’s total admitted assets held in bonds (including short-term investments) and preferred stocks by NAIC rating, are as follows:

Bonds			Preferred Stocks
NAIC Rating	Amount	Percentage of Total Admitted Assets	NAIC Rating	Amount	Percentage of Total Admitted Assets
NAIC-1	$18,068.1	47.1%	P/RP-1	$32.1	0.1%
NAIC-2	12,294.8	32.0%	P/RP-2	266.4	0.7%
NAIC-3	763.0	2.0%	P/RP-3	—	0.0%
NAIC-4	545.3	1.4%	P/RP-4	—	0.0%
NAIC-5	70.0	0.2%	P/RP-5	95.9	0.2%
NAIC-6	33.9	0.1%	P/RP-6	—	0.0%

Total	$31,775.1	82.8%	Total	$394.4	1.0%

4.	Assets held in foreign investments:

	Amount	Percent of Total Admitted Assets
Total admitted assets held in foreign investments	$5,721.9	14.9%
Foreign-currency-denominated investments	—	0.0%
Insurance liabilities denominated in that same foreign currency	—	0.0%

(Continued)

F-74

GREAT AMERICAN LIFE INSURANCE COMPANY

SUPPLEMENTAL INVESTMENT DISCLOSURES (CONTINUED)

DECEMBER 31, 2021

(Dollars in millions)

5.	Aggregate foreign investment exposure categorized by NAIC sovereign rating:

	Amount	Percent of Total Admitted Assets
Countries rated NAIC-1	$5,641.8	14.7%
Countries rated NAIC-2	70.1	0.2%
Countries rated NAIC-3 or below	10.0	0.0%

6.	Two largest foreign investment exposures to a single country, categorized by the country’s NAIC sovereign rating:

	Amount	Percent of Total Admitted Assets
Countries rated NAIC-1:
Cayman Islands	$3,371.3	8.8%
United Kingdom	863.4	2.2%

Countries rated NAIC-2
Mexico	$37.8	0.1%
Italy	32.4	0.1%

Countries rated NAIC-3 or below
Colombia	$10.0	0.0%
	—	0.0%

7.	The Company does not have any unhedged foreign currency exposure.

8.	The Company does not have any unhedged foreign currency exposure.

9.	The Company does not have any unhedged foreign currency exposure.

10.	Ten largest non-sovereign (i.e. non-governmental) foreign issues:

Issuer	Rating	Amount	Percent of Total Admitted Assets
Barings Loan Partners Clo Ltd 2	1.D FE, 1.F FE, 2.B FE, 3.C FE, 4.C FE	$129.5	0.3%
Nationwide Building Society	1.E FE, 2.B FE	100.8	0.3%
Lloyds Banking Group plc	1.F FE, 2.A FE	96.5	0.3%
Vodafone Group Public Limited Company	2.B FE	79.2	0.2%
Barclays PLC	2.B FE	76.9	0.2%
HSBC Holdings plc	1.G FE, 2.A FE, 2.C FE	68.2	0.2%
Hildene Trups Securitization 2018-1 Ltd	1.B FE	63.5	0.2%
Carlyle Us Clo 2021-7 Ltd.	1.A FE, 1.C FE, 1.F FE	63.0	0.2%
Standard Chartered PLC	1.G FE, 2.B FE	61.9	0.2%
Oha Credit Partners XVI Limited	1.A FE, 1.C FE	61.1	0.2%

11.	Assets held in Canadian investments are less than 2.5% of the Company’s total admitted assets.

12.	Following are GALIC’s total admitted assets held in the largest three investments with contractual sales restrictions:

	Amount	Percent of Total Admitted Assets
Knopp Biosciences LLC C	43.3	0.1%
The Cranemere Group Limited	40.9	0.1%
Lubert-Adler Real Estate Fund VII, LP	29.0	0.1%

(Continued)

F-75

GREAT AMERICAN LIFE INSURANCE COMPANY

SUPPLEMENTAL INVESTMENT DISCLOSURES (CONTINUED)

DECEMBER 31, 2021

(Dollars in millions)

13.	Following are GALIC’s total admitted assets held in the largest 10 equity interests:

Name of Issuer	Amount	Percentage of Total Admitted Assets
Annuity Investors Life Insurance Co	$370.1	1.0%
Federal Home Loan Bank Cincinnati	52.5	0.1%
NexBank Capital, Inc.	50.1	0.1%
Knothe Bros Inc	43.3	0.1%
The Cranemere Group Limited	40.9	0.1%
CGL HOLDINGS	37.9	0.1%
Truist Financial Corporation	33.2	0.1%
L-A Saturn Acquisition, L.P.	24.3	0.1%
The PNC Financial Services Group, Inc.	22.6	0.1%
Bridge Growth Partners- Aggregator, LLC	19.3	0.1%

14.	Following are GALIC’s largest three investments held in nonaffiliated, privately placed equities:

Name of Issuer	Amount	Percentage of Total Admitted Assets
Federal Home Loan Bank Cincinnati	$52.5	0.1%
Knothe Bros Inc	43.3	0.1%
The Cranemere Group Limited	40.9	0.1%

15.	Assets held in general partnership interests are less than 2.5% of the Company’s total admitted assets.

16.	Following are GALIC’s total admitted assets held in the largest 10 mortgage loans:

Type (Residential, Commercial, Agricultural)	Amount	Percentage of Total Admitted Assets
PennyMac Loan Services LLC (Residential)	$474.2	1.2%
Pearl at Dadeland (Commercial)	82.9	0.2%
Conrex DD (Residential)	80.0	0.2%
FHA/VA PennyMac Loan Services (Residential)	77.9	0.2%
Salamander Resort (Commercial)	76.5	0.2%
Westview at Lincoln (Commercial)	71.6	0.2%
Vista Point Mortgage LLC (Residential)	65.9	0.2%
Flagstar Bancorp Inc (Residential)	62.6	0.2%
Lakeview Loan Servicing LLC (Residential)	54.7	0.1%
Sandestin Hotel & Conf Ctr (Commercial)	46.9	0.1%

Following are GALIC’s total admitted assets held in the following categories of mortgage loans:

Mortgage Loans	Amount	Percentage of Total Admitted Assets
Construction loans	$—	0.0%
Mortgage loans over 90 days past due	0.4	0.0%
Mortgage loans in the process of foreclosure	—	0.0%
Mortgage loans foreclosed	—	0.0%
Restructured mortgage loans	—	0.0%

17.	Following are GALIC’s loan-to-value ratios as determined from the most current appraisal:

Loan-to-Value	Residential		Commercial		Agricultural
above 95%	$483.0	1.3%	$—	0.0%	$—	0.0%
91% to 95%	—	0.0%	—	0.0%	—	0.0%
81% to 90%	—	0.0%	—	0.0%	—	0.0%
71% to 80%	38.9	0.1%	196.5	0.5%	—	0.0%
below 70%	504.8	1.3%	925.3	2.4%	—	0.0%

(Continued)

F-76

GREAT AMERICAN LIFE INSURANCE COMPANY

SUPPLEMENTAL INVESTMENT DISCLOSURES (CONTINUED)

DECEMBER 31, 2021

(Dollars in millions)

18.	The assets held in real estate are less than 2.5% of the Company’s total admitted assets.

19.	Investments in mezzanine real estate loans are less than 2.5% of the Company’s total admitted assets.

20.

The Company has no admitted assets subject to securities lending agreements, repurchase agreements, reverse repurchase agreements, dollar repurchase agreements, or dollar reverse repurchase agreements.

21.	The Company owns $665.0 million in hedging options.

22.	The Company owns $41.9 million in hedging swaps.

23.	The Company does not have any futures contracts.

See accompanying independent auditors’ report

F-77

GREAT AMERICAN LIFE INSURANCE COMPANY

SUPPLEMENTAL INVESTMENT DISCLOSURES (CONTINUED)

DECEMBER 31, 2021

(Dollars in millions)

	Gross Investment Holdings*		Admitted Assets as Reported in the Annual Statement
Investment Categories	Amount	Percentage of Column 1 Line 13	Amount	Securities Lending Reinvested Collateral Amount	Total (Col 3 +4) Amount	Percentage of Column 5 Line 13
1. Long-Term Bonds:
1.01 U.S. Governments	$103.6	0.3%	$103.6	$—	$103.6	0.3%
1.02 All Other Governments	17.7	0.0%	17.7	—	17.7	0.0%
1.03 U.S. States, Territories and Possessions etc., Guaranteed	302.4	0.8%	302.4	—	302.4	0.8%
1.04 U.S. Political Subdivisions of States, Territories and Possessions, Guaranteed	364.5	1.0%	364.5	—	364.5	1.0%
1.05 U.S. Special Revenue and Special Assessment Obligations, etc., Non-Guaranteed	2,234.2	6.0%	2,234.2	—	2,234.2	6.0%
1.06 Industrial and Miscellaneous	26,835.4	71.9%	26,835.4	—	26,835.4	71.9%
1.07 Hybrid Securities	42.5	0.1%	42.5	—	42.5	0.1%
1.08 Parent, Subsidiaries and Affiliates	—	0.0%	—	—	—	0.0%
1.09 SVO Identified Funds	—	0.0%	—	—	—	0.0%
1.10 Unaffiliated Bank Loans	1,241.3	3.3%	1,241.3	—	1,241.3	3.3%

1.11 Total Long-Term Bonds	31,141.6	83.4%	31,141.6	—	31,141.6	83.4%

2. Preferred Stocks:
2.01 Industrial and Misc. (Unaffiliated)	394.4	1.1%	394.4	—	394.4	1.1%
2.02 Parent, Subsidiaries and Affiliates	—	0.0%	—	—	—	0.0%

2.03 Total Preferred Stock	394.4	1.1%	394.4	—	394.4	1.1%

3. Common Stocks:			—	—	—	0.0%
3.01 Industrial and Miscellaneous Publicly Traded (Unaffiliated)	19.3	0.1%	19.3	-	19.3	0.1%
3.02 Industrial and Miscellaneous Other (Unaffiliated)	260.3	0.7%	260.3	—	260.3	0.7%
3.03 Parent, Subsidiaries and Affiliates Publicly Traded	—	0.0%	—	—	—	0.0%
3.04 Parent, Subsidiaries and Affiliates Other	384.1	1.0%	384.1	—	384.1	1.0%
3.05 Mutual Funds	—	0.0%	—	—	—	0.0%
3.06 Unit Investment Trusts	—	0.0%	—	—	—	0.0%
3.07 Closed-End Funds.	—	0.0%	—	—	—	0.0%

3.08 Total Common Stocks	663.7	1.8%	663.7	—	663.7	1.8%

4. Mortgage Loans:
4.01 Farm Mortgages	—	0.0%	—	—	—	0.0%
4.02 Residential Mortgages	817.5	2.2%	817.5	—	817.5	2.2%
4.03 Commercial Mortgages	1,121.8	3.0%	1,121.8	—	1,121.8	3.0%
4.04 Mezzanine Real Estate Loans	209.2	0.6%	209.2	—	209.2	0.6%

4.05 Total Mortgage Loans	2,148.5	5.8%	2,148.5	—	2,148.5	5.8%

5. Real estate:
5.01 Properties Occupied by Company	—	0.0%	—	—	—	0.0%
5.02 Properties Held for Production of Income	—	0.0%	—	—	—	0.0%
5.03 Properties Held for Sale	—	0.0%	—	—	—	0.0%

5.04 Total Real Estate	—	0.0%	—	—	—	0.0%

6. Cash, Cash Equivalents, and Short-Term Investments:
6.01 Cash	253.4	0.7%	253.4	—	253.4	0.7%
6.02 Cash Equivalents	279.0	0.7%	279.0	—	279.0	0.7%
6.03 Short-Term Investments	476.5	1.3%	476.5	—	476.5	1.3%

6.04 Total Cash, Cash Equivalents, and Short-Term Investments	1,008.9	2.7%	1,008.9	—	1,008.9	2.7%

7. Contract Loans	64.2	0.2%	64.2	—	64.2	0.2%
8. Derivatives	706.9	1.9%	706.9	—	706.9	1.9%
9. Other Invested Assets	1,092.1	2.9%	1,092.1	—	1,092.1	2.9%
10. Receivables for Securities	84.6	0.2%	84.6	—	84.6	0.2%
11. Securities Lending	—	0.0%	—	—	—	0.0%
12. Other Invested Assets	—	0.0%	—	—	—	0.0%

13. Total Invested Assets	37,304.9	100.0%	37,304.9	—	37,304.9	100.0%

*	Gross investment holdings as valued in compliance with NAIC SAP.

See accompanying independent auditor’s report.

F-78

GREAT AMERICAN LIFE INSURANCE COMPANY

SUPPLEMENTAL SCHEDULE OF LIFE AND HEALTH REINSURANCE DISCLOSURES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Dollars in millions)

The following information regarding reinsurance contracts is presented to satisfy the disclosure requirements in SSAP No. 61R, Life, Deposit-Type and Accident and Health Reinsurance, which apply to reinsurance contracts entered into, renewed or amended on or after January 1, 1996.

1.

Has Great American Life Insurance Company reinsured any risk with any other entity under a reinsurance contract (or multiple contracts with the same reinsurer or its affiliates) that is subject to Appendix A-791, Life and Health Reinsurance Agreements, and includes a provision that limits the reinsurer’s assumption of significant risks identified in Appendix A-791?

Examples of risk-limiting features include provisions such as a deductible, a loss ratio corridor, a loss cap, an aggregate limit or other provisions that result in similar effects.

Yes   ☐     No   ☒

If yes, indicate the number of reinsurance contracts to which such provisions apply:

If yes, indicate if deposit accounting was applied for all contracts subject to Appendix A-791 that limit significant risks.

Yes  ☐     No  ☐     N/A   ☒

2.

Has Great American Life Insurance Company reinsured any risk with any other entity under a reinsurance contract (or multiple contracts with the same reinsurer or its affiliates) that is not subject to Appendix A-791, for which reinsurance accounting was applied and includes a provision that limits the reinsurer’s assumption of risk?

Examples of risk-limiting features include provisions such as a deductible, a loss ratio corridor, a loss cap, an aggregate limit or other provisions that result in similar effects.

Yes   ☐     No   ☒

If yes, indicate the number of reinsurance contracts to which such provisions apply:

If yes, indicate whether the reinsurance credit was reduced for the risk-limiting features.

Yes  ☐     No  ☐     N/A   ☒

3.

Does Great American Life Insurance Company have any reinsurance contracts (other than reinsurance contracts with a federal or state facility) that contain one or more of the following features which may result in delays in payment in form or in fact:

(a)	Provisions that permit the reporting of losses to be made less frequently than quarterly;

(b)	Provisions that permit settlements to be made less frequently than quarterly;

(c)	Provisions that permit payments due from the reinsurer to not be made in cash within ninety (90) days of the settlement date (unless there is no activity during the period); or

(d)	The existence of payment schedules, accumulating retentions from multiple years, or any features inherently designed to delay timing of the reimbursement to the ceding entity.

Yes   ☐     No   ☒

(Continued)

F-79

GREAT AMERICAN LIFE INSURANCE COMPANY

SUPPLEMENTAL SCHEDULE OF LIFE AND HEALTH REINSURANCE DISCLOSURES

(CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2021

(Dollars in millions)

4.

Has Great American Life Insurance Company reflected reinsurance accounting credit for any contracts that are not subject to Appendix A-791 and not yearly renewable term reinsurance, which meet the risk transfer requirements of SSAP No. 61R?

Type of contract:	Response:	Identify reinsurance contract(s):	Has the insured event(s) triggering contract coverage been recognized?
Assumption reinsurance – new for the reporting period	Yes ☐ No ☒		N/A
Non-proportional reinsurance, which does not result in significant surplus relief	Yes ☐ No ☒		Yes ☐ No ☐ N/A ☒

5.

Has Great American Life Insurance Company ceded any risk, which is not subject to Appendix A-791 and not yearly renewable term reinsurance, under any reinsurance contract (or multiple contracts with the same reinsurer or its affiliates) during the period covered by the financial statements, and either:

(a)	Accounted for that contract as reinsurance under statutory accounting principles (SAP) and as a deposit under generally accepted accounting principles (GAAP); or

Yes  ☐     No  ☒     N/A  ☐

(b)	Accounted for that contract as reinsurance under GAAP and as a deposit under SAP?

Yes  ☐     No  ☒     N/A  ☐

If the answer to item (a) or item (b) is yes, include relevant information regarding GAAP to SAP differences from the accounting policy footnote to the audited statutory-basis financial statements to explain why the contract(s) is treated differently for GAAP and SAP below:

See accompanying independent auditors’ report

F-80

GREAT AMERICAN LIFE INSURANCE COMPANY

Administrative Office: P.O. Box 5423, Cincinnati OH 45201-5423

Street Address: 301 East Fourth Street, Cincinnati OH 45202

Policy Administration: 1-800-789-6771

INDEX SUMMIT 6 ANNUITY

PROSPECTUS DATED MAY 1, 2022

The Index Summit 6 SM annuity is an Individual Index-linked Modified Single Premium Deferred Annuity contract issued by Great American Life Insurance Company ®. It provides that we will pay the Annuity Payout Benefit to you in exchange for your Purchase Payments.

The Contract is a modified single premium deferred annuity. This means we will accept Purchase Payments only during the purchase payment period, which ends two months after the Contract Effective Date.

A glossary of defined terms used herein can be found in the Special Terms section starting on page 5 of this prospectus.

The Contract offers you the opportunity to allocate funds to Crediting Strategies for one-year, two-year, or six-year Terms. The Crediting Strategies include Indexed Strategies and a Declared Rate Strategy.

Indexed Strategies. Indexed Strategies provide price returns based, in part, on the rise or fall of an Index, which may be a market index, such as the S&P 500 Index, or the share price of an exchange-traded fund, such as an iShares ETF. The returns of an Index do not reflect the payment of dividends by the Index.

For this Contract, we currently offer nine Indexed Strategies. Each of these Indexed Strategies uses one of three Indexes: S&P 500® Index, iShares® MSCI EAFE ETF, and iShares® U.S. Real Estate ETF. When an Index rises over a Term, Indexed Strategy values are determined using one of two positive return factors: either a Cap or an Upside Participation Rate. When an Index falls over a Term, Indexed Strategy values are determined using one of two negative return factors: either a 50% Downside Participation Rate or a 10% Buffer.

Strategy	Index	Term	Positive Return Factor	Negative Return Factor
S&P 500 1-year Term with Cap	S&P 500®	1-year	Cap	50% Downside Participation Rate

S&P 500 2-year Term with Cap	S&P 500®	2-year	Cap	50% Downside Participation Rate

S&P 500 1-year Term with Participation Rate	S&P 500®	1-year	Upside Participation Rate	50% Downside Participation Rate

S&P 500 2-year Term with Participation Rate	S&P 500®	2-year	Upside Participation Rate	50% Downside Participation Rate

S&P 500 6-year Term 10% Buffer with Participation Rate	S&P 500®	6-year	Upside Participation Rate	10% Buffer

iShares MSCI EAFE ETF 1-year Term with Participation Rate	MSCI EAFE ETF	1-year	Upside Participation Rate	50% Downside Participation Rate

iShares MSCI EAFE ETF 2-year Term with Participation Rate	MSCI EAFE ETF	2-year	Upside Participation Rate	50% Downside Participation Rate

iShares U.S. Real Estate ETF 1-year Term with Participation Rate	U.S. Real Estate ETF	1-year	Upside Participation Rate	50% Downside Participation Rate

iShares U.S. Real Estate ETF 2-year Term with Participation Rate	U.S. Real Estate ETF	2-year	Upside Participation Rate	50% Downside Participation Rate

At the end of a Term, we may stop offering any particular Indexed Strategy, other than the S&P 500 1-year Term with Participation Rate. The S&P 500 6-year Term 10% Buffer with Participation Rate will only be available for Terms beginning in the first Contract Year. The S&P 500 1-year Term with Participation Rate Indexed Strategy or any other Indexed Strategy that may be available in the future may earn a return that is lower than the return your investments would have earned if they had been invested in the other Indexed Strategies listed above. In addition, any reduction in the available number of Index Strategies may reduce your opportunity to increase your Account Value.

The value of an Indexed Strategy changes from day to day throughout each Term. The value of an Indexed Strategy is calculated using the Investment Base.

The Investment Base is the amount applied to the Indexed Strategy at the beginning of the current Term, adjusted proportionally for any withdrawals taken during the current Term and any related Early Withdrawal Charge. During the Term, the Investment Base remains unchanged except for any proportional adjustments for withdrawals.

The method used to calculate the Strategy value depends on whether the value is being calculated at the end of a Term or during a Term.

1

At the end of a Term, the value of an Indexed Strategy is the Investment Base increased for any rise in the applicable Index over the Term or decreased for any fall in the applicable Index over the Term. For some Strategies, any increase for the Term is subject to a limit called the Cap. For others, any increase for the Term is subject to a limit called the Upside Participation Rate. For the Indexed Strategy with a Buffer (a “Buffer Strategy”), any decrease for the Term resulting from Index performance is subject to a limit called the Buffer. For all other Strategies, any decrease for the Term resulting from Index performance is subject to a limit called the Downside Participation Rate.

•

For a Cap Strategy, the Cap for a Term is the largest rise in the Index over the Term taken into account to determine the Strategy value at the end of the Term. We can change the Cap for each new Term of an Indexed Strategy. It will never be less than 1%. At least 10 days before the next Term starts, we will post the Caps for that Term on our website (www.gaig.com/RILArates).

•	If the rise in the Index is greater than the Cap, the increase applied to the remaining Investment Base for the Term will equal the Cap and will be less than the rise in the Index.

•	If the rise in the Index is equal to the Cap, the increase applied to the remaining Investment Base for the Term will equal both the Cap and the rise in the Index.

•	If the rise in the Index is less than the Cap, the increase for the Term will be less than the Cap and will equal the rise in the Index applied to the remaining Investment Base.

•

For a Participation Rate Strategy, the Upside Participation Rate for a Term is the portion of any rise in the Index over the Term that is taken into account to determine the Strategy value at the end of the Term. We can change the Upside Participation Rate for each new Term of an Indexed Strategy. It never will be less than 5%. At least 10 days before the next Term starts, we will post the Upside Participation Rates for that Term on our website (www.gaig.com/RILArates). If the Upside Participation Rate for the Term is less than 100%, then the increase for the Term will be less than the rise in the Index.

•

For the Buffer Strategy, the Buffer provides a buffer against the first 10% of any fall in the Index over the Term to determine the Strategy value for the Buffer Strategy at the end of the Term. For each Term of the Buffer Strategy, the Buffer is 10%. The decrease for the Term will equal the amount, if any, by which the fall in the Index exceeds 10%. If the Index decreases over the Term by 50%, the Buffer limits the decrease in Strategy value for the Term to -40%.

•

For all Strategies other than the Buffer Strategy, the Downside Participation Rate is the portion of any fall in the Index over the Term taken into account to determine the Strategy value at the end of the Term. For each Term of each Indexed Strategy that we currently offer with this Contract, the Downside Participation Rate is 50%. The decrease for the Term will be only half of the fall in the Index.

Any increase in the value of an Indexed Strategy at the end of a Term is based on the value of the underlying Index on the final Market Day of the Term. This means that you may experience negative or flat performance for the Term even though the underlying Index rose throughout some or most of the Term.

Before the end of a Term, the value of an Indexed Strategy is the Investment Base increased or decreased by the Daily Value Percentage. The Daily Value Percentage is based on hypothetical options that represent the projected change in the Index over the full Term, and is equal to the Net Option Price, reduced by the Amortized Option Cost and the Trading Cost. The Daily Value Percentage is applied to determine Strategy Values when you withdraw funds allocated to an Indexed Strategy or Surrender your Contract before the end of a Term. The Daily Value Percentage is also applied if the Death Benefit or Annuity Payout value are determined before the end of a Term.

An Indexed Strategy includes a risk of potential loss, which may include both your original principal and prior earnings. This potential loss may exceed any decrease resulting from a fall in an Index because (i) the decline in the Daily Value Percentage during a Term may exceed the fall in the Index, and (ii) a withdrawal or Surrender may be subject to an Early Withdrawal Charges. These same factors could cause you to realize losses even when the Index rises. For example, you will lose value if the amount of increase attributable to an Index rise is smaller than the amount needed to offset an Early Withdrawal Charge.

Declared Rate Strategy. The Declared Rate Strategy earns interest during a Term at a fixed rate we set before that Term begins. The fixed interest rate varies from Term to Term, but will never be less than 1%. Each Term of the Declared Rate Strategy is one-year long. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri.

Availability of Crediting Strategies. The S&P 500 6-year Term 10% Buffer with Participation Rate Strategy is only available for Terms that begin in the first Contract Year and cannot be renewed at the end of the 6-year Term. The S&P 500 1-year Term with Participation Rate Indexed Strategy and a Declared Rate Strategy will always be available. At the end of a Term, we may eliminate any other Crediting Strategy other than the S&P 500 1-year Term with Participation Rate Indexed Strategy in our discretion. We have the right to replace the Index associated with an Indexed Strategy under certain circumstances. A reduction in the number of available Crediting Strategies or a replacement of an underlying Index could materially limit the growth potential of your investment in this Contract. In the future, we may offer new Indexed Strategies with Downside Participation Rates that are greater than 50% and Buffers that are lower than 10%. An allocation of funds to an Indexed Strategy with a higher Downside Participation Rate or a lower Buffer could materially increase the loss potential related to this Contract.

Early Withdrawal Charge. The Contract is intended for long-term investment purposes and may not be appropriate for investors who plan to take withdrawals (including systematic withdrawals and required minimum distributions) during the first six Contract Years. During the first six Contract Years, an Early Withdrawal Charge applies if you Surrender your Contract. It also applies to any withdrawal in excess of the Free Withdrawal Allowance, including automatic withdrawals and withdrawals taken to satisfy a required distribution. The early withdrawal charge is 8% for withdrawals and Surrenders of the Contract in the first Contract Year, and falls each Contract Year during the six-year period. Withdrawals and Surrenders may also be subject to income tax, and withdrawals and Surrenders before age 59 1/2 may also be subject to an additional 10% penalty tax.

2

Risk Factors for this Contract appear on pages 13-18 and pages 79-83. Indexed annuity contracts are complex insurance and investment vehicles. You should speak with a financial advisor about the Index Summit 6 annuity and its features, benefits, risks, and charges, and whether the Contract is appropriate for you based upon your financial situation and objectives.

Please read this prospectus before investing and keep it for future reference. It contains important information about your Contract and Great American Life that you ought to know before investing. It describes all material rights and obligations under the Contract. The provisions of the Contract may vary from state to state. All material state variations are identified in the State Variations section of this prospectus.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

•	The Contract is not insured by the FDIC (Federal Deposit Insurance Corporation) or the NCUSIF (National Credit Union Share Insurance Fund).

•

Although the Contract may be sold through relationships with banks or other financial institutions, the Contract is not a deposit or obligation of, or guaranteed by, such institutions or any federal regulatory agency.

•	The Contract is a security. It involves investment risk and may lose value. There is a risk of loss of principal under the Contract and that loss can become greater due to Early Withdrawal Charges.

•	All guarantees under the Contract are the obligations of Great American Life and are subject to the credit worthiness and claims-paying ability of Great American Life.

The Contract doesn’t invest in any equity, debt, or other investments. If you buy this Contract, you aren’t investing directly in an Index, in the stocks included in S&P 500 Index, in the securities or other assets held by an iShares ETF, in any underlying index tracked by an iShares ETF, or in the securities or other assets held by such underlying index.

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The principal underwriter of the Contract is Great American Advisors, LLC. The offering of the Contract is intended to be continuous. The underwriter will use its best efforts to sell the Contract.

This prospectus is not an offering in any state, country, or jurisdiction in which we are not authorized to sell the Contract.

If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. In most states, you will bear the risk of any decreases in Indexed Strategy values before cancellation. The right to cancel is described more fully in the Right to Cancel section of this prospectus.

Our form number for the Contract is P1825218NW. Our form numbers for the Crediting Strategy endorsements to the Contract are E1825318NW, E1825418NW, E1825518NW, E1825618NW, E1825718NW, E1825818, E1825918NW, E1826018NW and E1826118NW. Our form number for the Death Benefit endorsement to this Contract is E1826318NW. The form numbers may vary by state. The Securities and Exchange Commission file number for the Contract is 333-262853.

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4

SECTION I

INDEX SUMMIT 6 ANNUITY INFORMATION

SPECIAL TERMS

In this prospectus, the following capitalized terms have the meanings set out below.

ACCOUNT VALUE. For each day, the Account Value is the sum of the current values of each Crediting Strategy, plus the current value of the Purchase Payment Account, if any.

ANNUITANT. The natural person or persons on whose life the Annuity Payout Benefit is based.

ANNUITY PAYOUT BENEFIT. A series of periodic payments made under a Payout Option. The terms and conditions are described in the Annuity Payout Benefit section of this prospectus.

ANNUITY PAYOUT INITIATION DATE. The first day of the first payment interval for which payment of an Annuity Payout Benefit is to be made. This is the date we apply your Account Value to the Annuity Payout Benefit and calculate the payment amount.

BENEFICIARY. A person entitled to receive all or part of a Death Benefit that is to be paid under the Contract on account of a death before the Annuity Payout Initiation Date.

BUFFER. For an Indexed Strategy with a Buffer (a “Buffer Strategy”), the Buffer is the decrease in the value of an Index for a Term that is disregarded when determining the Loss for the Term. The Buffer is also used in the calculation of the Daily Value Percentage before the end of the Term. For each Term of the Buffer Strategy that we currently offer with this Contract, the Buffer is 10%. In the future, we may offer a new Strategy with a Buffer that is more or less than 10%.

CAP. For an Indexed Strategy with a Cap (a “Cap Strategy”), the Cap is the largest rise in the Index over the Term that is taken into account to determine the Strategy value at the end of the Term. The Cap is also used in the calculation of the Daily Value Percentage for that Strategy before the end of the Term. We post on our website (www.gaig.com/RILArates) the Cap for each Term of a Cap Strategy at least 10 days before the next Term starts. For a given Term, we may set a different Cap for amounts attributable to Purchase Payments received on different dates.

CONTRACT. The annuity contract that is a legally binding agreement between you and Great American Life, including applicable endorsements and riders.

CONTRACT ANNIVERSARY. The date in each year that is the annual anniversary of the Contract Effective Date. That date is set out on your Contract Specifications Page.

CONTRACT EFFECTIVE DATE. The date as of which the initial Purchase Payment is applied to the Contract. That date is set out on your Contract Specifications Page.

CONTRACT SPECIFICATIONS PAGE. The page in your Contract that contains details unique to your Contract.

CONTRACT YEAR. A 12-month period that starts on the Contract Effective Date or on a Contract Anniversary.

CREDITING STRATEGY (STRATEGY). A specified method by which declared interest is set or values are calculated. The Crediting Strategies that are currently available are set out on the first page of this prospectus.

DAILY VALUE PERCENTAGE. The Daily Value Percentage is used to determine the value of an Indexed Strategy before the end of a Term. For each day of a Term of an Indexed Strategy before the final Market Day of the Term, the Daily Value Percentage is equal to: (1) the Net Option Price for that day; minus (2) the Amortized Option Cost for that day; and minus (3) the Trading Cost for that day.

See the next section (Special Terms Related to Daily Value Percentage) for the definitions of Amortized Option Cost, Net Option Price, and Trading Cost.

DEATH BENEFIT. An amount that becomes payable if you die before the Annuity Payout Initiation Date and before the date that the Contract is Surrendered. The terms and conditions are described in the Death Benefit section of this prospectus.

DECLARED RATE. A fixed interest rate set by us for a Term of the Declared Rate Strategy.

DECLARED RATE STRATEGY. A Crediting Strategy that credits interest at a Declared Rate. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri.

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DOWNSIDE PARTICIPATION RATE. For each Strategy other than the Buffer Strategy, the Downside Participation Rate is your share of any fall in the Index over a Term taken into account to determine the Strategy value at the end of the Term. The Downside Participation Rate is also used in the calculation of the Daily Value Percentage before the end of the Term. For every Term of each Strategy other than the Buffer Strategy that we currently offer with this Contract, the Downside Participation Rate is 50%. In the future, we may offer a new Strategy with a Downside Participation Rate that is more or less than 50%.

EARLY WITHDRAWAL CHARGE. A charge deducted from the Account Value of your Contract if, during the first six Contract Years, you Surrender your Contract or you take a withdrawal in excess of the Free Withdrawal Allowance (including systematic withdrawals and required minimum distributions). The Early Withdrawal Charge does not apply to a withdrawal that qualifies for the Free Withdrawal Allowance or the amount, if any, that qualifies for another waiver. The Early Withdrawal Charge does not apply to an Annuity Payout Benefit or Death Benefit.

FREE WITHDRAWAL ALLOWANCE. The total amount that may be taken as a withdrawal or Surrendered during a Contract Year without an Early Withdrawal Charge that might otherwise apply. This amount is described in the Free Withdrawal Allowance section of this prospectus.

GREAT AMERICAN LIFE (“WE,” “US,” “OUR,” “GALIC”). Great American Life Insurance Company.

INDEX. A stock market index or an exchange-traded fund (ETF) used to calculate the value of an Indexed Strategy. The Index at the start of a Term is its level or price at the last Market Close on or before the first day of that Term. The Index at the end of a Term is its level or price at the final Market Close of that Term.

INDEXED STRATEGY. A Crediting Strategy that provides a return based, in part, on changes in the level or price of an Index over a Term.

INVESTMENT BASE. The base amount used to calculate the value of an Indexed Strategy. The Investment Base is the amount applied to an Indexed Strategy at the start of a current Term, adjusted proportionally for any withdrawal during the Term and any related Early Withdrawal Charge. An Investment Base is not used to calculate the value of a Declared Rate Strategy.

MARKET CLOSE. The close of the regular or core trading session on the market used to measure a given Index.

MARKET DAY. Each day that all markets that are used to measure the available Indexes are open for regular trading.

OWNER (“YOU,” “YOURS”). The person(s) who possesses the ownership rights under the Contract. If there is more than one Owner, each Owner will be a joint owner of the Contract and each reference to Owner means joint owners.

PAYOUT OPTION. The form in which an Annuity Payout Benefit or a Death Benefit may be paid. Standard options are described in the Payout Options section of this prospectus.

PURCHASE PAYMENT. An amount received by us for the Contract. This amount is determined after deducting any taxes withheld from the payment and after deducting any fee charged by the person remitting payment.

PURCHASE PAYMENT ACCOUNT. An account where a Purchase Payment is held until it is applied to a Crediting Strategy on a Strategy Application Date.

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REQUEST IN GOOD ORDER. An election or a request that is:

•	complete and satisfactory to us;

•	sent to us on our form or in a manner satisfactory to us, which may, at our discretion, be by telephone or electronic means; and

•	received at our administrative office.

An election or a request is complete and satisfactory when we have received: (1) all the information and legal documentation that we require to process the election or the request; and (2) instructions that are sufficiently clear that we do not need to exercise any discretion to process the election or the request. If you have any questions, you should contact us or your registered representative before submitting your election or your request.

STRATEGY APPLICATION DATE. The 6th and 20th days of each month.

SURRENDER. The termination of your Contract in exchange for its Surrender Value.

SURRENDER VALUE. For each day, the Surrender Value is the Account Value on that day minus the Early Withdrawal Charge that would apply on a Surrender of the Contract. The Account Value will reflect the applicable Strategy values as calculated on that day, which will reflect the Daily Value Percentage whenever Surrender Value is measured before the end of a Term.

TAX-QUALIFIED CONTRACT. An annuity contract that is intended to qualify for special tax treatment for retirement savings. If your Contract is a Tax-Qualified Contract, the cover page of your Contract includes information about its tax qualification. If your Contract is not a Tax-Qualified Contract, the cover page of your Contract will identify it as a “Nonqualified Annuity.”

TERM. The period for which Contract values are allocated to a given Crediting Strategy, and over which interest or values are calculated. Terms are one year long, two years long, or six years long. Each Term will start and end on a Strategy Application Date. A new Term will start on the date that the preceding Term ends.

UPSIDE PARTICIPATION RATE. For an Indexed Strategy with an Upside Participation Rate (an “Upside Participation Rate Strategy”), the Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. The Upside Participation Rate is also used in the calculation of the Daily Value Percentage before the end of the Term. We post on our website (www.gaig.com/RILArates) the Upside Participation Rate for each Term of an Upside Participation Rate Strategy at least 10 days before the next Term starts. For a given Term, we may set a different Upside Participation Rate for amounts attributable to Purchase Payments received on different dates.

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SPECIAL TERMS RELATED TO DAILY VALUE PERCENTAGE

AMORTIZED OPTION COST. The Amortized Option Cost is one part of the Daily Value Percentage used to determine the value of an Indexed Strategy each day before the final Market Day of a Term. The Amortized Cost for a day is calculated at the last Market Close on or before that day. The Amortized Option Cost is a percentage equal to: (1) the initial Net Option Price for an Indexed Strategy for the Term; multiplied by (2) the number of days remaining until the final Market Close of that Term divided by 365 days if that Term is one year long, or by 730 days if that Term is two years long, or by 2,192 days if that Term is six years long. The initial Net Option Price is the Net Option Price calculated at the start of the Term.

NET OPTION PRICE. The Net Option Price is one part of the Daily Value Percentage used to determine the value of an Indexed Strategy on each day before the final Market Day of a Term. The Net Option Price for a day is calculated at the last Market Close on or before that day.

•

For strategies with a Cap, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price at that Market Close; minus (2) the OTM Call Option Price at that Market Close; and minus (3) the ATM Put Option Price at that Market Close multiplied by the Downside Participation Rate.

•

For strategies with an Upside Participation Rate and a Downside Participation Rate, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price at a Market Close multiplied by the Upside Participation Rate; minus (2) the ATM Put Option Price at that Market Close multiplied by the Downside Participation Rate.

•

For strategies with an Upside Participation Rate and a Buffer, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price at a Market Close multiplied by the Upside Participation Rate; minus (2) the OTM Put Option Price at that Market Close.

The option prices in these formulas reflect the possible future change in the Index over the remainder of the Term. The formulas take into account the Cap or the Upside Participation Rate for the Term and the Downside Participation Rate or Buffer.

ATM CALL OPTION PRICE. The calculated price of a hypothetical at-the-money call option. The hypothetical at-the-money call option is one that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of a Term to the final Market Close of that Term. The price is stated as a percentage of the Index at the last Market Close on or before the first day of the Term. The price is an average of the bid-ask prices for the hypothetical option.

ATM PUT OPTION PRICE. The calculated price of a hypothetical at-the-money put option. The hypothetical at-the-money put option is one that will pay the holder an amount equal to the percentage fall, if any, in the Index from the last Market Close on or before the start of a Term to the final Market Close of that Term. The price is stated as a percentage of the Index at the last Market Close on or before the first day of the Term. The price is an average of the bid-ask prices for the hypothetical option.

OTM CALL OPTION PRICE. The calculated price of a hypothetical out-of-the-money call option. The hypothetical out-of-the-money call option is one that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of a Term to the final Market Close of that Term, but only if and to the extent that rise exceeds the Cap for that Term. The price is stated as a percentage of the Index at the last Market Close on or before the first day of the Term. The price is an average of the bid-ask prices for the hypothetical option.

OTM PUT OPTION PRICE. The calculated price of a hypothetical out-of-the-money put option. The hypothetical out-of-the-money put option is one that will pay the holder an amount equal to the percentage decrease, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term, but only to the extent the percentage decrease exceeds the Buffer for the Term. The price is stated as a percentage of the Index at the last Market Close on or before the first day of the Term. The price is an average of the bid-ask prices for the hypothetical option.

TRADING COST. The Trading Cost is one part of the Daily Value Percentage used to determine the value of an Indexed Strategy each day before the final Market Day of a Term. The Trading Cost is the estimated cost of selling the hypothetical options before the end of a Term. The Trading Cost for a day is a percentage set by us by the last Market Close on or before that day. The Trading Cost reflects the average market difference between option bid-ask average prices and option bid prices.

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SUMMARY

The Great American Life Index Summit 6 annuity is an individual deferred indexed annuity contract that may help you accumulate retirement savings. The Contract is intended for long-term investment purposes. The Contract is a legal agreement between you as the Owner and Great American Life as the issuing insurance company. In the Contract, you agree to make one or more Purchase Payments to us and we agree to pay the Annuity Payout Benefit to you.

Like all deferred annuities, the Contract has two periods. During the period prior to the Annuity Payout Initiation Date, your Contract may accumulate earnings on a tax-deferred basis. During the period that begins on the Annuity Payout Initiation Date, we will make payments under the selected Payout Option.

The key features of the Contract are described in this Summary. Read this entire prospectus for more detailed information about the Contract.

Benefits (See “Cash Benefit”, “Annuity Payout Benefit”, and “Death Benefit” sections below for more details)

•

The Annuity Payout Benefit is a series of periodic payments made under a Payout Option. This benefit can provide you with income for a fixed period of time or for life. It is based on the Account Value on the Annuity Payout Initiation Date.

•

The Cash Benefit lets you take out all of your Account Value (Surrender) or take out part of it (withdrawal). An Early Withdrawal Charge generally applies if you take money out during the first six Contract Years. You can Surrender your Contract or take a withdrawal before the Annuity Payout Initiation Date.

•	The Death Benefit is payable if you die before the Annuity Payout Initiation Date. This benefit is paid to your beneficiaries. It is based on the Account Value as of the applicable date.

Purchase Payments and Issue Age (See “Purchase” section below for more details)

The Contract is a modified single premium annuity. This means we will accept Purchase Payments only during the purchase payment period, which ends two months after the Contract Effective Date.

The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if you want to make a Purchase Payment(s) of more than $1,000,000.

Each Owner must be age 80 or younger on the Contract Effective Date.

Indexed Strategies (See “Indexed Strategies” section below for more details)

For this Contract, we currently offer nine Indexed Strategies. Each of these Indexed Strategies uses one of three Indexes: S&P 500® Index, iShares® MSCI EAFE ETF, and iShares® U.S. Real Estate ETF. Four of these Indexed Strategies have one-year Terms, four have two-year Terms, and one has a six-year Term.

Strategy	Index	Term	Positive Return Factor	Negative Return Factor
S&P 500 1-year Term with Cap	S&P 500®	1-year	Cap	50% Downside Participation Rate
S&P 500 2-year Term with Cap	S&P 500®	2-year	Cap	50% Downside Participation Rate
S&P 500 1-year Term with Participation Rate	S&P 500®	1-year	Upside Participation Rate	50% Downside Participation Rate
S&P 500 2-year Term with Participation Rate	S&P 500®	2-year	Upside Participation Rate	50% Downside Participation Rate
S&P 500 6-year Term 10% Buffer with Participation Rate	S&P 500®	6-year	Upside Participation Rate	10% Buffer
iShares MSCI EAFE ETF 1-year Term with Participation Rate	MSCI EAFE ETF	1-year	Upside Participation Rate	50% Downside Participation Rate
iShares MSCI EAFE ETF 2-year Term with Participation Rate	MSCI EAFE ETF	2-year	Upside Participation Rate	50% Downside Participation Rate
iShares U.S. Real Estate ETF 1-year Term with Participation Rate	U.S. Real Estate ETF	1-year	Upside Participation Rate	50% Downside Participation Rate
iShares U.S. Real Estate ETF 2-year Term with Participation Rate	U.S. Real Estate ETF	2-year	Upside Participation Rate	50% Downside Participation Rate

The S&P 500 Index is a product of S&P Dow Jones Indices LLC, a division of S&P Global, or its affiliates (“SPDJI”), and has been licensed for use by Great American Life. Standard & Poor’s®, S&P®, and S&P 500® are trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Great American Life. Great American Life products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or their respective affiliates, and none of such parties makes any representation regarding the advisability of investing in such products nor do they have any liability for any errors, omissions, or interruption of the S&P 500 Index.

The iShares MSCI EAFE ETF and the iShares U.S. Real Estate ETF are distributed by BlackRock Investments, LLC. iShares®, BLACKROCK®, and the corresponding logos are registered and unregistered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”), and these trademarks have been licensed for certain purposes by Great American Life Insurance Company. Great American Life annuity products are not sponsored, endorsed, sold or promoted by BlackRock, and purchasers of an annuity from Great American Life do not acquire any interest in the iShares MSCI EAFE ETF or the iShares U.S. Real Estate ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representation or warranty, express or implied, to the owners of any Great American Life annuity product or any member of the public regarding the advisability of purchasing an annuity, nor does it have any liability for any errors, omissions, interruptions or use of the iShares MSCI EAFE ETF, the iShares U.S. Real Estate ETF or any data related thereto.

Indexed Strategy Value (See “Indexed Strategy Value at End of Term” and “Indexed Strategy Value before End of Term” sections below for more details)

The value of an Indexed Strategy changes from day to day throughout each Term. The method used to calculate the Strategy value depends on whether the value is being calculated at the end of a Term or during a Term.

•

Once the last Market Day of the Term has been reached, the value of an Indexed Strategy is equal to the remaining Investment Base increased for any rise in the applicable Index over that Term or decreased for any fall in the applicable Index over that Term. Any increase for the Term is limited by the Cap or Upside Participation Rate for the Term. Any decrease for the Term is limited by the Downside Participation Rate or Buffer.

•

On each day before the last Market Day of the Term, the value of an Indexed Strategy is equal to the remaining Investment Base increased or decreased by the Daily Value Percentage as of the most recent Market Close.

A withdrawal reduces the Strategy value by the amount of the withdrawal and any related Early Withdrawal Charge.

Investment Base (See “Indexed Strategies” section below for more details)

The value of an Indexed Strategy is calculated using the Investment Base. The Investment Base is not your Strategy Value, Account Value, Surrender Value, Annuity Payout value, or Death Benefit value, but it is used to calculate those values.

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At the start of a Term, the Investment Base of an Indexed Strategy is equal to the amount applied to that Strategy for that Term. The Investment Base will not change during a Term unless there is a withdrawal. For example, if $60,000 is applied to a given Indexed Strategy at the beginning of a Term, and there are no withdrawals, then the Investment Base throughout that Term will be $60,000.

In addition, a withdrawal reduces the Investment Base by the amount that is proportional to the reduction in the Strategy value on account of the withdrawal and any related Early Withdrawal Charge. For example, if a withdrawal and the related Early Withdrawal Charge are equal to 35% of the Strategy value, then the Investment Base for that Strategy will be reduced by 35%.

This means the dollar amount of the proportional reduction in the Investment Base will not be the same as the dollar amount of the withdrawal and the Early Withdrawal Charge.

•

If the Strategy value immediately before the withdrawal is greater than the Investment Base, then the proportional reduction in the Investment Base will be less than the withdrawal and the related Early Withdrawal Charge.

•

If the Strategy value immediately before the withdrawal is less than the Investment Base, then the proportional reduction in the Investment Base will be greater than the withdrawal and the related Early Withdrawal Charge.

Indexed Strategy Value at End of Term (See “Indexed Strategy Value at End of Term” section below for more details)

At the end of a Term, the value of an Indexed Strategy is equal to the remaining Investment Base increased for any rise in the Index or decreased for any fall in the Index over the Term.

Any increase for the Term is potentially limited by a Cap or limited by an Upside Participation Rate. The Cap for a Term is the largest rise in the Index over the Term taken into account to determine the Strategy value at the end of the Term. For example, if the Cap is 10% and the Index increases over the Term by 16%, the Cap limits the increase in Strategy value for the Term to 10%. The Upside Participation Rate for a Term is the portion of any rise in the Index over the Term that is taken into account to determine the Strategy value at the end of the Term. For example, if the Upside Participation Rate is 50% and the Index increases over the Term by 16%, the Upside Participation Rate limits the increase in Strategy value for the Term to 8%.

Any decrease for a Term is limited by a Downside Participation Rate or a Buffer. The Downside Participation Rate is the portion of any fall in the Index over the Term taken into account to determine the Strategy value at the end of the Term. For example, if the Downside Participation Rate is 50% and the Index decreases over the Term by 20%, the Downside Participation Rate limits the decrease in Strategy value for the Term to -10%. The Buffer is the portion of any fall in the Index over the Term that is disregarded to determine the Strategy value for a Strategy at the end of the Term. For example, if the Buffer is 10% and the Index decreases over the Term by 15%, the Buffer limits the decrease in Strategy value for the Term to -5%.

We set the Caps and Upside Participation Rates for each Indexed Strategy prior to the start of each Term. This means Caps and Upside Participation Rates may change for each Term. A Cap will never be lower than 1%. An Upside Participation Rate will never be less than 5%. At least 10 days before the next Term starts, we will post the Caps and Upside Participation Rates that will apply to the Indexed Strategies for that next Term on our website (www.gaig.com/RILArates).

Any increase in the value of an Indexed Strategy at the end of a Term is based on the value of the underlying Index on the final Market Day of the Term. This means that you may experience negative or flat performance for the Term even though the underlying Index rose throughout some or most of the Term.

For each Term of each Indexed Strategy other than the Buffer Strategy that we currently offer with this Contact, the Downside Participation Rate is 50%. The Downside Participation for these Indexed Strategies will not change. In a hypothetical worst case scenario where the Index falls by 100% over the Term and the Downside Participation Rate is 50%, then the Strategy value at the end of the Term will be equal to the Investment Base decreased by 50%.

For each Term of the Buffer Strategy that we currently offer with this Contract, the Buffer is 10%. The Buffer for these Indexed Strategies will not change. In a hypothetical worst case scenario where the Index falls by 100% over the Term and the Buffer is 10%, then the Strategy value at the end of the Term will be equal to the Investment Base decreased by 90%.

Indexed Strategy Value before End of Term (See “Indexed Strategy Value Before End of Term” section below for more details)

Before the end of a Term, the value of an Indexed Strategy is equal to the Investment Base increased or decreased by the Daily Value Percentage. For example, if the Investment Base for a Strategy is $100,000 and the Daily Value Percentage is 8%, then the value of your Strategy on that day is equal to $108,000 ($100,000 Investment Base, increased by $100,000 x 8%). If the Investment Base for a Strategy is $100,000 and the Daily Value Percentage is -4%, then the value of your Strategy on that day is equal to $96,000 ($100,000 Investment Base, decreased by $100,000 x -4%).

The Daily Value Percentage is equal to the Net Option Price, reduced by the Amortized Option Cost and the Trading Cost.

•

The Net Option Price is the calculated price of hypothetical options that represent the projected change in the applicable Index over the full Term. The calculated price takes into account the applicable Cap or Upside Participation Rate and the Downside Participation Rate or Buffer.

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•

For strategies with a Cap and a Downside Participation Rate, the Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price at that Market Close; minus (2) the OTM Call Option Price at that Market Close; and minus (3) the ATM Put Option Price at that Market Close multiplied by the Downside Participation Rate.

•

For strategies with an Upside Participation Rate and a Downside Participation Rate, the Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price at a Market Close multiplied by the Upside Participation Rate; minus (2) the ATM Put Option Price at that Market Close multiplied by the Downside Participation Rate.

•

For strategies with an Upside Participation Rate and a Buffer, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price at a Market Close multiplied by the Upside Participation Rate; minus (2) the OTM Put Option Price at that Market Close.

•	The Amortized Option Cost is the calculated price of those options at the start of the Term amortized over the Term.

•

The Amortized Option Cost is a percentage equal to: (1) the initial Net Option Price for an Indexed Strategy for the Term; multiplied by (2) the number of days remaining until the final Market Close of that Term divided by 365 days if that Term is one year long, or by 730 days if that Term is two years long, or by 2,192 days if that Term is six years long.

•	The Trading Cost is the estimated cost of selling those options. It is a percentage set by us by the last Market Close on or before that day.

Here is the formula we use to calculate the Daily Value Percentage.

Daily Value Percentage = Net Option Price – Amortized Option Cost – Trading Cost

Examples. At the beginning of a Term, you allocate $100,000 to an Indexed Strategy. You do not take any withdrawals during that Term, which means your Investment Base on each day of that Term is $100,000.

	On Day 30 of the Term	On Day 253 of the Term
Assumptions
Net Option Price	1.61%	10.00%
Amortized Option Cost	2.11%	0.70%
Trading Cost	0.20%	0.20%
Calculations
Daily Value Percentage	-0.70% (1.61% - 2.11% - 0.20%)	9.10% (10.00% - 0.70% - 0.20%)
Dollar amount of increase/decrease	$700 decrease ($100,000 x -0.70%)	$9,100 increase ($100,000 x 9.10%)
Strategy value	$99,300 ($100,000 - $700)	$109,100 ($100,000 + $9,100)

Declared Rate Strategy

Amounts held under the Declared Rate Strategy are credited with interest daily throughout a Term at a rate we set before that Term begins. This means the interest rate for the Declared Rate Strategy may change for each Term. Each Term of the Declared Rate Strategy is one year long. A Declared Rate will never be less than 1%. At least 10 days before the next Term starts, we will post the Declared Rate that will apply to the Declared Rate Strategy for that next Term on our website. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri.

Strategy Renewals and Reallocations (See “Strategy Selections at Term End” section below for more details)

At the end of each Term, you may reallocate the ending values of the Crediting Strategies for that Term among the Strategies.

•	If you reallocate, then we will apply the ending values of the Crediting Strategies to a new Term of the Crediting Strategies that you select.

•	If you do not reallocate, then we will apply the ending value of each Crediting Strategy to a new Term of that same Strategy, as long as the same Strategy is available for a new Term.

The Buffer Strategy is only available for a Term that starts in the first Contract Year. If you do not reallocate, then we will apply the ending value of the Buffer Strategy to a new Term of the S&P 500 1-year Term with Participation Rate Strategy. If funds are allocated to any other Indexed Strategy that will not be available for the next Term and you do not request a reallocation of those funds, we will apply the ending value of that Indexed Strategy to the Declared Rate Strategy for the new Term.

You cannot reallocate your value among Crediting Strategies during a Term. We will send you written notice at least 30 days before the end of a Term to provide you with the opportunity to make a reallocation. However, you will not know the Cap and Upside Participation Rates applicable to a new Term until 10 days before the end of the current Term. You should consider this information before finalizing your renewal or reallocation decision.

Access to Your Money through Withdrawals (See “Cash Benefit” section below for more details)

You may take a withdrawal from your Contract at any time prior to the Annuity Payout Initiation Date. During the first six Contract Years, an Early Withdrawal Charge will apply unless (a) your withdrawal qualifies for the Free Withdrawal Allowance or (b) the withdrawal qualifies for a waiver (as explained in the “Early Withdrawal Charge—Early Withdrawal Charge Waiver” section). A withdrawal from an Indexed Strategy will reduce the Account Value by the amount of the withdrawal, including any taxes and any applicable Early Withdrawal Charge. A withdrawal during a Term will reduce the Investment Base, which is used to calculate subsequent Strategy values for that Term, by an amount that is proportional to the reduction in the Indexed Strategy value due to the withdrawal.

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Early Withdrawal Charge (See “Early Withdrawal Charge” section below for more details)

An Early Withdrawal Charge applies during the first six Contract Years if you Surrender your Contract or withdraw an amount in excess of the Free Withdrawal Allowance. The charge is equal to the amount subject to the charge multiplied by the applicable rate set out below.

Contract Year	1	2	3	4	5	6	7+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	3%	0%

If you take a withdrawal from your Contract, the amount subject to the charge is the amount you withdraw plus any amount needed to pay the Early Withdrawal Charge. If you Surrender your Contract, the amount subject to the charge is your Account Value.

When you request a withdrawal, we will reduce the amount we pay you by the amount of the Early Withdrawal Charge. If you instruct us to pay you the specific withdrawal amount, we will instead reduce your Account Value by both the requested specific withdrawal amount, as well as the amount of the Early Withdrawal Charge. In this case, since you opted not to pay the Early Withdrawal Charge out of your withdrawal proceeds, we treat the Early Withdrawal Charge as an additional requested withdrawal. We will apply the Early Withdrawal Charge to both the specified withdrawal amount, as well as any amounts we withdraw to cover your Early Withdrawal Charges. The Early Withdrawal Charge does not apply to a withdrawal that qualifies for the Free Withdrawal Allowance or the amount, if any, that qualifies for another waiver.

For example, if after using their Free Withdrawal Allowance a contractholder requested that an additional $10,000 be withdrawn from their Account Value when an 8% Early Withdrawal Charge was in effect, a $800 Early Withdrawal Charge would apply (8% of $10,000 withdrawn). The contractholder would receive $9,200 ($10,000 - $800), minus any income tax withholding.

Similarly, if a contractholder instead requested that they receive a net amount of $10,000 from their account in the same circumstances, we would treat the Early Withdrawal Charge amount as an additional requested withdrawal subject to an Early Withdrawal Charge. This means that we will “gross up” your requested withdrawal to cover applicable Early Withdrawal Charges (and any income tax withholding). If we assume that no income tax withholding applies, the withdrawal would be grossed up to $10,870, calculated by dividing the net amount requested by 1 minus the Early Withdrawal Charge rate ($10,000 / (1 - 0.08)). The Early Withdrawal Charge would be $870 (8% of the $10,870 withdrawal), and the contractholder would receive $10,000 ($10,870 - $870).

Free Withdrawal Allowance (See “Early Withdrawal Charge” section below for more details)

The Early Withdrawal Charge does not apply to the Free Withdrawal Allowance.

•	For the first Contract Year, the Free Withdrawal Allowance is an amount equal to 10% of the total Purchase Payments received by us.

•	For each subsequent Contract Year, the Free Withdrawal Allowance is equal to 10% of the Account Value as of the most recent Contract Anniversary.

Payout Options (See “Payout Options” section below for more details)

Like all annuity contracts, the Contract offers a range of Payout Options, which provide payments for your lifetime or for a fixed period. After payments begin, you cannot change the Payout Option or any fixed period you selected. The standard Payout Options are listed below.

•	Fixed Period Payout

•	Life Payout

•	Life Payout with Payments for at Least a Fixed Period

•	Joint and One-Half Survivor Payout

Death Benefit (See “Death Benefit” section below for more details)

A Death Benefit is payable under the Contract if you die before the Annuity Payout Initiation Date. If the Owner is a non-natural person, such as a trust or a corporation, then a Death Benefit is payable under the Contract if an Annuitant dies before the Annuity Payout Initiation Date.

The Death Benefit value is the Account Value as of the applicable date.

Tax Deferral (See “Federal Tax Considerations” section below for more details)

The Contract is generally tax deferred, which means that you are not taxed on the earnings in your Contract until the money is paid to you. Contracts owned by non-natural owners, such as trusts and corporations, are subject to special rules.

A tax-qualified retirement plan such as an IRA also provides tax deferral. Buying the Contract within a tax-qualified retirement plan does not give you any extra tax benefits. There should be reasons other than tax deferral for buying the Contract within a tax-qualified retirement plan.

Right to Cancel (See “Right to Cancel (Free Look)” section below for more details)

If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. If you cancel your Contract, you will receive a refund. The amount of the refund will depend on where you live. In some states, the refund amount is equal to the Purchase Payments. In that case, no adjustment will be made for the Daily Value Percentage and no Early Withdrawal Charges will apply to the amount refunded. In other states, the refund amount is equal to the Account Value on the day that we receive a cancellation request. In this case, you would bear the risk of changes in Indexed Strategy values before cancellation because an adjustment will be made for the Daily Value Percentage, but no Early Withdrawal Charges will apply to the amount refunded. Unless required by state law, we do not refund any Early Withdrawal Charges assessed during the free look period that relate to a withdrawal taken before you cancel the Contract. See the Right to Cancel (Free Look) section for more information about your cancellation rights and the State Variations section of this prospectus for more information about state variations that apply to cancellation rights.

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There may be tax consequences if you cancel the Contract. You should seek advice on tax questions based on your particular circumstances from a tax advisor.

RISK FACTORS

The Contract involves certain risks that you should understand before purchasing it. You should carefully consider your income needs and risk tolerance to determine whether the Contract or a particular Indexed Strategy is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Crediting Strategies you choose.

Loss of Principal Related to Indexed Strategies

There is a significant risk of loss of principal and prior earnings due to the fall of an Index if you allocate your Purchase Payment(s) to an Indexed Strategy. Such a loss may be substantial. This risk exists because, at the end of that Term, you can lose up to 90% of the money allocated to the Buffer Strategy or 50% of the money allocated to any other Indexed Strategy. In addition, before the end of a Term, the value of a Strategy may be even less than 50% of the money allocated to that Indexed Strategy (or even less than 10% for money allocated to the Buffer Strategy) because the loss will include a reduction for the Amortized Option Cost and the Trading Cost. If you allocate money to one or more Indexed Strategies over multiple Terms, you may lose money each Term, which may result in a cumulative loss that is greater than 50% (or greater than 90% for the Buffer Strategy) of your Purchase Payment(s).

In the future, we may offer a new Strategy with a Downside Participation Rate that is more or less than 50% or with a Buffer of more or less than 10%. The risk of loss of principal will be greater if you allocate money to a Strategy with a higher Downside Participation Rate or less of a Buffer. In a worst case scenario, if we could eliminate all of the current Indexed Strategies and offer only new Indexed Strategies with higher Downside Participation Rates or lesser Buffers, then your risk of loss of principal would increase unless you allocate all of your money to the Declared Rate Strategy.

Loss of Principal Related to Early Withdrawal Charge

There is also a risk of loss of principal and prior earnings if you take a withdrawal from your Contract or Surrender it during the first six Contract Years and an Early Withdrawal Charge applies. This risk exists for each Strategy, including the Declared Rate Strategy. An Early Withdrawal Charge will reduce the value of the Strategy. This reduction may exceed any prior earnings.

Long-Term Nature of Contract

The Contract is a deferred annuity, which means the Annuity Payout Benefit will begin on a future date. We designed the Contract to be a long-term investment that you can use to help build a retirement nest egg and provide income for retirement. The limitations, adjustments and charges included in the Contract reflect its long-term nature.

Limits on Strategy Value at End of Term

If the Index rises over the Term and a Cap applies, then the Strategy value at the end of the Term can never be more than the Investment Base increased by the Cap for that Term even if the Index has risen by more than the Cap. If the Index rises over the Term and an Upside Participation Rate applies, then the Strategy value at the end of the Term will be the Investment Base increased by your share of the rise in the Index. Your share of any rise in the Index is equal to the Upside Participation Rate for that Term multiplied by the rise in the Index. Due to these limitations, in many cases the return on money allocated to an Indexed Strategy with a Cap will not fully reflect the corresponding rise in the Index over the Term and the return on money allocated to an Indexed Strategy with an Upside Participation Rate that is less than 100% will never reflect the entire corresponding rise in the Index over the Term.

Index Changes Over the Course of Term

At the end of a Term, we measure the Index change by comparing the Index value on the first day of the Term to the Index value on the last day of the Term. This means that if the Index value is lower on the last day of the Term, you may experience negative or flat performance even if the Index rose through some, or most, of the Term.

The Contract offers you the opportunity to allocate funds to Indexed Strategies for one year, two year, or six year Terms. For Indexed Strategies with two-year Terms or six year Terms, changes in Strategy value as a result of Index performance will only be measured over a two year period or a six year period and not annually.

Limits on Strategy Value before End of Term

Before the end of a Term, we calculate the value of an Indexed Strategy using a Daily Value Percentage that is not tied directly to the underlying Index. The Daily Value Percentage includes the prices of hypothetical options. Such option prices will vary from day to day. You will bear the risk that the Daily Value Percentage may decrease the Strategy value before the end of a Term.

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The Daily Value Percentage includes deductions for the Amortized Option Cost and the Trading Cost, which means that any Strategy value before the end of a Term will almost always be less than the value suggested by the rise or fall of the Index. Because the Amortized Option Cost is a decreasing value, its negative impact on Strategy values will be more pronounced at the start of a Term than at the end of that Term. In addition, even if the Index rises, the Strategy value may be less than the Investment Base due to these deductions.

Strategy values are used to calculate the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit. Accordingly, the Amortized Option Cost and Trading Cost will have a negative effect on such benefits taken before the end of a Term.

For more information on how we determine the prices of hypothetical options, see the Option Prices section of this Prospectus.

Limits on Reallocations

You cannot reallocate money among the Crediting Strategies prior to the end of a Term. If you want to take money out of a Crediting Strategy during a Term, you must take a withdrawal or Surrender your Contract.

Effect of Surrenders

If you Surrender your Contract at any time during the first six Contract Years and an Early Withdrawal Charge applies, the amount payable will reflect a deduction for the charge. If you Surrender your Contract at the end of a Term, the amount payable will reflect any rise or fall of the applicable Indexes over the Term, applicable Caps and Upside Participation Rates and the Downside Participation Rate. If you Surrender your Contract before the end of a Term, the amount payable will reflect the applicable Daily Value Percentage.

Effect of All Withdrawals

If you take a withdrawal at any time, we will reduce your Account Value by an amount equal to your withdrawal. If you take a withdrawal during the first six Contract Years and an Early Withdrawal Charge applies, we will also reduce your Account Value by the amount of the charge.

Each withdrawal from an Indexed Strategy, including withdrawals available under the Free Withdrawal Allowance, withdrawals that qualify for a waiver of the Early Withdrawal Charge, withdrawals under an automatic withdrawal program and withdrawals to satisfy a required distribution, will reduce the Account Value.

Timing and Effect of Withdrawals Before End of Term

You should take into consideration the dates on which the Term(s) of your Indexed Strategies end relative to the timing of a withdrawal.

•	If you take a withdrawal from an Indexed Strategy before the end of a Term, we will immediately reduce the Investment Base for that Indexed Strategy.

•	The reduction will be proportional to the reduction in the Account Value, which means that the proportional reduction in the Investment Base could be larger than the dollar amount of the withdrawal.

•

Reductions to the Investment Base will have a negative effect on any increases in the Indexed Strategy value for the remainder of that Term, but will reduce any decreases in the Indexed Strategy value for the remainder of that Term.

•	Once the Investment Base for an Indexed Strategy is reduced due to a withdrawal before the end of a Term, it will not increase at any time during the remainder of that Term.

Each withdrawal from an Indexed Strategy before the end of a Term, including withdrawals available under the Free Withdrawal Allowance, withdrawals that qualify for a waiver of the Early Withdrawal Charge, withdrawals under an automatic withdrawal program and withdrawals to satisfy a required distribution, will proportionally reduce the Investment Base.

No Ability to Determine Contract Values in Advance

We will process any withdrawal request at the first Market Close after receipt of your Request in Good Order. This means you will not be able to determine in advance the amount of the proportional reduction in the Investment Base due to the withdrawal.

Likewise, you will not be able to determine in advance the amount payable upon Surrender, to be applied to the Annuity Payout Benefit or payable as the Death Benefit.

Changes in Caps, Upside Participation Rates, and Trading Cost

We set a Cap or an Upside Participation Rate for each new Term of an Indexed Strategy. The Cap or Upside Participation Rate for a new Term of an Indexed Strategy may be lower than its Cap or Upside Participation Rate for the current Term. A Cap may be as low as 1%. An Upside Participation Rate may be as low as 5%. You risk the possibility that the Cap or Upside Participation Rate for a new Term may be lower than you would find acceptable.

We may change the Trading Cost at any time due to changes in option prices. You bear the risk of any negative effect of an increase in the Trading Cost.

Changes in Declared Rates

We set a Declared Rate for each new one-year Term of the Declared Rate Strategy. The Declared Rate may be as low as 1%. You risk the possibility that the Declared Rate for a new Term may be lower than you would find acceptable.

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Unavailable Indexed Strategies

At the end of a Term, we may stop offering any Indexed Strategy other than the S&P 500 1-year Term with Participation Rate Indexed Strategy. Consequently, any other Indexed Strategy you selected may not be available after the end of a Term. In such an event, the Company will amend the prospectus. At least 30 days before the end of each Term, we will send you a written notice with information about the Indexed Strategies that will be available for the next Term.

The S&P 500 6-year Term 10% Buffer with Participation Rate Strategy is not available for Terms that begin after the first Contract Year. If funds are allocated to the S&P 500 6-year Term 10% Buffer with Participation Rate Strategy and you do not reallocate at the end of the Term, then we will apply the ending value of that Strategy to a new Term of the S&P 500 1-year Term with Participation Rate Strategy. If funds are allocated to any other Indexed Strategy that will not be available for the next Term and you do not request a reallocation of those funds, we will apply the ending value of that Indexed Strategy to the Declared Rate Strategy for the new Term.

We may establish minimum and maximum amounts or percentages that may be applied to a given Indexed Strategy. This means that an Indexed Strategy you selected may not be available after the end of a Term because the amount to be applied to that Strategy is less than the minimum we set for the new Term. Likewise, the amount to be applied to an Indexed Strategy may be limited by the maximum we set for the new Term. At least 30 days before the end of each Term, we will send you a written notice with information about any maximum or minimum that will apply for the next Term. If funds cannot be applied to a Strategy due to the minimum or maximum we set for the next Term and you do not request a reallocation of those funds, we will apply the funds to the Declared Rate Strategy.

In these cases, the funds that we allocate to the Declared Rate Strategy may earn a return that is lower than the return those funds would have earned if they had been applied to the Indexed Strategy you selected.

If you choose to Surrender your Contract because a certain Indexed Strategy is no longer available, you may be subject to an Early Withdrawal Charge. There may be tax consequences if you Surrender your Contract. You should seek advice on tax questions based on your particular circumstances from a tax advisor.

Replacement of an Index

We have the right to replace an Index if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. If we replace an Index, notice will be provided to contract owners and the Company will amend the prospectus. If we replace an Index during a Term, we will calculate any rise or fall in the Index using the old Index up until the replacement date. After the replacement date, we will calculate any rise or fall in the Index using the new Index. The performance of the new Index may not be as good as the performance of the old Index. As a result, funds allocated to an Indexed Strategy may earn a return that is lower than the return they would have earned if there had been no replacement.

Involuntary Termination of Contract

If your Account Value on any anniversary of the initial Strategy Application Date is below the minimum value of $5,000 for any reason, we may terminate your Contract on that anniversary. If your Contract has Terms that end on the same date because you made only one Purchase Payment, any involuntary termination will occur on that date. If your Contract has Terms that end on different dates because you made more than one Purchase Payment, any involuntary termination will occur on one of those dates, which will be the end of one Term but not the end of the other Terms. In this case, the Surrender Value payable upon termination of your Contract will reflect the Daily Value Percentages used to calculate the values of Indexed Strategies with Terms that are not ending on the termination date.

No Direct Investment in S&P 500 Index

When you allocate money to an Indexed Strategy that uses the S&P 500 Index, you will not be investing in that Index, or in any stock included in that Index. The S&P 500 Index is calculated without taking into account dividends paid on stocks that make up the S&P 500 Index. In addition, because the performance of an S&P 500 Indexed Strategy is linked to the performance of the S&P 500 Index and not the performance of the stocks included in the Index, your return may be less than that of a direct investment in such stocks. In addition, due to the same limitations, your return may be less than that of a direct investment in a fund that tracks the S&P 500 Index.

No Direct Investment in an iShares ETF

When you allocate money to an Indexed Strategy that uses the iShares MSCI EAFE ETF or iShares U.S. Real Estate ETF, you will not be investing in that exchange-traded fund, the securities or other assets held by the fund, in any underlying index tracked by the fund, or in the securities or other assets held by such underlying index. In addition, because the performance of an iShares ETF is linked to the performance of the share price of the ETF, which is determined by trading on the exchange, and not the performance of its investment portfolio, its underlying index or the components of that index, your return may be less than that of a direct investment in the securities or other assets held by the fund or a direct investment in the components of the fund’s underlying index. In addition, due to the same limitations, your return may be less than that of a direct investment in the fund.

Divergence of Performance

The performance of an Indexed Strategy will diverge from the performance of the underlying Index because changes in the value of an Indexed Strategy at the end of a Term are subject to Caps or Upside Participation Rates and the Downside Participation Rate or Buffer, and because changes in the value of an Indexed Strategy before the end of a Term are based on the Daily Value Percentage.

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Market Risk Related to Indexes

Money allocated to an Indexed Strategy that uses the S&P 500 Index is subject to the risk that the market value of the underlying securities that comprise the S&P 500 Index may decline over a Term. Likewise, money allocated to an Indexed Strategy that uses the iShares MSCI EAFE ETF or the iShares U.S. Real Estate ETF is subject to the risk that the fund’s share price may decline over a Term. The level of the S&P 500 Index and the share prices of the iShares MSCI EAFE ETF and the iShares U.S. Real Estate ETF may be volatile. Any such market loss in an amount up to the Downside Participation Rate will be reflected in the Indexed Strategy value. For example, with a Downside Participation Rate of 50%, the Indexed Strategy value will be reduced by 50% of a fall in the Index at the end of a Term. This risk applies even if you do not take a withdrawal before the end of a Term. For the Buffer Strategy, the Indexed Strategy value will be reduced by any amount by which the fall in the Index at the end of the Term exceeds the 10% Buffer. This risk also applies even if you do not take a withdrawal before the end of a Term.

The outbreak of the novel coronavirus known as COVID-19 has led to significant volatility in the financial markets. These market conditions have impacted the performance of the Indexes to which the Indexed Strategies are linked. If these market conditions continue, and depending on your individual circumstances (e.g., your selected Crediting Strategies and the timing of any Purchase Payments, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the Contract. The future impact that the pandemic may have on the financial markets and global economy, cannot be foreseen, however. You should consult with a Financial Professional about how the COVID-19 pandemic and the recent market conditions may impact your future investment decisions related to the Contract, such as purchasing the Contract or making Purchase Payments, transfers, or withdrawals, based on your individual circumstances.

The Russian/Ukraine conflict and the resulting response by the United States and other countries could create economic disruption, including increased market volatility, and presents economic uncertainty. The full impact and duration of these events are difficult to determine. Any such impact could adversely affect the performance of the securities that comprise the Indexes and may lead to losses on your investment in the Indexed Strategies.

The historical performance of an Index does not guarantee future results.

S&P 500 Index. The S&P 500® Index is designed to reflect the large-cap sector of the U.S. equity market and, due to its composition, it also represents the U.S. equity market in general. Any positive change in the S&P 500 Index over a Term will be lower than the total return on an investment in the stocks that comprise the S&P 500 Index because such total return will reflect dividend payments on those stocks and the S&P 500 Index will not reflect those dividend payments. More information about the S&P 500 Index is set out in the Indexes section of this prospectus.

iShares MSCI EAFE ETF. The iShares MSCI EAFE ETF is an exchange traded fund that seeks to track the investment results of an index composed of large- and mid-capitalization developed market equities, excluding the U.S. and Canada (MSCI EAFE Index). This underlying index includes stocks from Europe, Australasia and the Far East. It may include large- or mid-capitalization companies. The share price of the iShares MSCI EAFE ETF is tied to the performance of large- and mid-capitalization developed market equites, excluding the U.S. and Canada. The share price may not replicate the performance of the fund, its underlying index, or the components of that index. More information about the iShares MSCI EAFE ETF is set out in the Indexes section of this prospectus. To learn more about the iShares MSCI EAFE ETF, visit iShares.com and search ticker symbol EFA.

iShares U.S. Real Estate ETF. The iShares U.S. Real Estate ETF is an exchange traded fund that seeks to track the investment results of an index composed of U.S. equities in the real estate sector (Dow Jones U.S. Real Estate Index). This underlying index may include large-, mid- or small-capitalization companies. A significant portion of the underlying index is represented by real estate investment trusts (REITs), but the components are likely to change over time. The share price of the iShares U.S. Real Estate ETF is tied to the performance of the real estate sector. The share price may not replicate the performance of the fund, its underlying index, or the components of that index. More information about the iShares U.S. Real Estate ETF is set out in the Indexes section of this prospectus. To learn more about the iShares U.S. Real Estate ETF, visit iShares.com and search ticker symbol IYR.

Market Risk Related to Option Prices

Before the end of a Term, money allocated to an Indexed Strategy is subject to the risk that changes in the related option prices may have a negative effect on the value of the Indexed Strategy. This risk applies only if you take a withdrawal before the end of a Term.

Regulatory Risk

Great American Life is not an investment company. Neither Great American Life nor the separate account that we established in connection with the Contracts is registered as an investment company under the Investment Company Act of 1940. The protections provided to investors by that Act are not applicable to the Contract.

Reliance on Our Claims-Paying Ability

No company other than Great American Life has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of Great American Life for its claims-paying ability.

Our general account assets fund the guarantees provided in the Contracts. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. We established a non-unitized separate account for the purpose of supporting our obligation to adjust the Indexed Strategy values based on the Daily Value Percentage or rise or fall of the Index. The assets in the non-unitized separate account are not chargeable with liabilities arising out of any other business that we conduct but may lose value. The non-unitized separate account differs from the unitized separate accounts that support our variable annuity contracts. As a result, unlike the owner of a traditional variable annuity who has a beneficial interest in, and participates in the performance of, the assets of the related unitized separate account, you do not have any interest in or claim on the assets in the non-unitized separate account and you will not participate in any way in the performance of assets held in that account.

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Various factors, such as those listed below, could materially affect our business, financial condition, cash flows or future results and, in turn, our financial strength and claims-paying ability. A more complete discussion of these factors appears on pages 79-83.

•	Financial losses including those resulting from the following events:

•	Adverse developments in financial markets and deterioration in global economic conditions

•	Unfavorable interest rate environments

•	Losses on our investment portfolio

•	Loss of market share due to intense competition

•	Ineffectiveness of risk management policies

•	Changes in applicable law and regulations

•	Inability to obtain or collect on reinsurance

•	A downgrade or potential downgrade in our financial strength ratings

•	Variations from actual experience and management’s estimates and assumptions that could result in inadequate reserves

•	Significant variations in the amount of capital we must hold to meet statutory capital requirements

•	Legal actions and regulatory proceedings

•	Difficulties with technology or data security

•	Failure to protect confidentiality of customer information

•	Failure to maintain effective and efficient information systems

•	Occurrence of catastrophic events, terrorism or military actions

The economic impacts of the COVID-19 pandemic may negatively affect our financial condition and results of operations. The extent to which the COVID-19 pandemic impacts financial markets, the global economy, and our financial strength and claims-paying ability will depend on future developments that cannot be predicted with certainty. We continue to be subject to significant state solvency regulations that require us to reserve amounts to pay our contractual guarantees. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risks Primarily Related to GALIC’s Financial Strength and Claims-Paying Ability,” and “Financial Statements”, and “Regulation” for additional financial information about the company and the state solvency regulations to which we are subject.

INDEXED STRATEGIES

The Indexed Strategies provide returns that are based, in part, upon changes in an Index. The Indexed Strategies do not earn interest at a fixed rate. Unlike a traditional variable annuity, the values of the Indexed Strategies are not based on the investment performance of underlying portfolios.

At the end of a Term, any increase in the value of an Indexed Strategy is determined based on the rise in the applicable Index since the start of that Term and the Cap or Upside Participation Rate for that Term. At the end of a Term, any decrease in the value of an Indexed Strategy is determined based on the fall in the applicable Index since the start of that Term and the Downside Participation Rate or Buffer.

Before the end of a Term, any increase or decrease in the value of an Indexed Strategy is based on the calculated price of hypothetical options related to the possible future change in the applicable Index over the Term, the initial cost of those options, and the trading cost related to those options. The calculated price of those options takes into account the Cap or the Upside Participation Rate for the Term and the Downside Participation Rate or the Buffer.

Each Indexed Strategy has a Cap or an Upside Participation Rate for each Term. We will set a new Cap or Upside Participation Rate for each Indexed Strategy prior to the start of each Term.

The Downside Participation Rate or Buffer for a Strategy will not change from Term to Term. For each Term of each Indexed Strategy with a Downside Participation Rate that we currently offer, the Downside Participation Rate is 50%. For each Term of the Indexed Strategy with a Buffer that we currently offer, the Buffer is 10%.

This means that each Term it is possible for you to lose a portion of the money you allocated to any Indexed Strategy.

Available Indexed Strategies

For this Contract, we currently offer nine Indexed Strategies. Each of these Indexed Strategies uses one of three Indexes: S&P 500® Index, iShares® MSCI EAFE ETF, and iShares® U.S. Real Estate ETF. Four of these Indexed Strategies have one-year Terms, four have two-year Terms, and one has a six-year Term.

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Strategy	Index	Term	Positive Return Factor	Negative Return Factor
S&P 500 1-year Term with Cap	S&P 500®	1-year	Cap	50% Downside Participation Rate
S&P 500 2-year Term with Cap	S&P 500®	2-year	Cap	50% Downside Participation Rate
S&P 500 1-year Term with Participation Rate	S&P 500®	1-year	Upside Participation Rate	50% Downside Participation Rate
S&P 500 2-year Term with Participation Rate	S&P 500®	2-year	Upside Participation Rate	50% Downside Participation Rate
S&P 500 6-year Term 10% Buffer with Participation Rate	S&P 500®	6-year	Upside Participation Rate	10% Buffer
iShares MSCI EAFE ETF 1-year Term with Participation Rate	MSCI EAFE ETF	1-year	Upside Participation Rate	50% Downside Participation Rate
iShares MSCI EAFE ETF 2-year Term with Participation Rate	MSCI EAFE ETF	2-year	Upside Participation Rate	50% Downside Participation Rate
iShares U.S. Real Estate ETF 1-year Term with Participation Rate	U.S. Real Estate ETF	1-year	Upside Participation Rate	50% Downside Participation Rate
iShares U.S. Real Estate ETF 2-year Term with Participation Rate	U.S. Real Estate ETF	2-year	Upside Participation Rate	50% Downside Participation Rate

Considerations in Choosing an Indexed Strategy

When choosing among Indexed Strategies, you should consider the characteristics and risk profiles of the Indexes, which are discussed in the Indexes section of this prospectus. You should also consider Term lengths. It is generally more difficult to predict Index performance over a longer Term. In addition, you cannot reallocate funds among Strategies before the end of a Term, and the only way to exit a Strategy before the end of a Term is to take a withdrawal or Surrender your Contract.

When choosing among Indexed Strategies that use the same Index, you should also consider how the Caps and Participation Rates may affect the potential return.

•	An Indexed Strategy with Cap provides you with the opportunity to participate fully in any rise in the Index up to the Cap, but you will not participate in any rise in the Index in excess of the Cap.

•	An Indexed Strategy with Participation Rate provides you with the opportunity to share in any rise in the Index without a Cap, but your share of any rise is always expected to be less than 100%.

If we assume the Participation Rate is less than 100%, here is how an Indexed Strategy with Cap will perform in comparison to an Indexed Strategy with Participation Rate.

•	In any Term where the rise in the Index is less than the Cap, the Cap Strategy will always perform better than the corresponding Participation Rate Strategy.

•

In any Term where the rise in the Index is more than the Cap, but less than the Cap divided by the Upside Participation Rate, the Cap Strategy will always perform better than the corresponding Participation Rate Strategy.

•	In any Term where the rise in the Index is more than the Cap divided by the Upside Participation Rate, the Participation Rate Strategy will always perform better than the Cap Strategy.

•

In any Term where the Index falls, the Cap Strategy and Participation Rate Strategy will produce the same results at the end of the Term because both have a 50% Downside Participation Rate. However, before the end of the Term, due to different option pricing, they may have different Daily Value Percentages and returns.

Examples. These examples are intended to help you understand the interplay between Caps and Participation Rates for Indexed Strategies with similar Terms in different market environments and how this interplay affects the comparative performance of Indexed Strategies that use the same Index.

	Return at end of Term
Index rise over Term	12% Cap	75% Upside Participation Rate	Explanation
4%	4%	3%	The Cap Strategy has a better return than the Participation Rate Strategy because the 4% rise in the Index is less than the 12% Cap.
14%	12%	10.5%	The Cap Strategy has a better return than the Participation Rate Strategy because the 14% rise in the Index is more than the 12% Cap, but less than 16% (the 12% Cap divided by the 75% Upside Participation Rate).
16%	12%	12%	Both Strategies have the same positive return because the rise in the Index is equal to 16% (the 12% Cap divided by the 75% Upside Participation Rate).
20%	12%	15%	The Participation Rate Strategy has a better return than the Cap Strategy because the 20% rise in the Index is more than 16% (the 12% Cap divided by the 75%Upside Participation Rate)
-30%	-15%	-15%	Both Strategies have the same negative return.

See the “Examples: Impact of Withdrawals on Contract Values and Amounts Realized” section below for more information about the interplay between Caps and Participation Rates for Indexed Strategies with different Terms in different market environments,

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Term

Each Term of an Indexed Strategy will start and end on a Strategy Application Date. Each Term is either one year long, two years long, or six years long. A new Term will start at the end of the preceding Term.

If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of each Indexed Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Indexed Strategies on different Strategy Application Dates. In this case, an Indexed Strategy may have Terms that end on different dates in any given year.

Examples. These examples show how a Contract with multiple Purchase Payments may have Terms that end on different dates.

•

You make your initial Purchase Payment on March 10 and another Purchase Payment on March 17. You allocate both payments to the same Indexed Strategy and both payments are applied on March 20. Each Term of that Indexed Strategy will start and end on March 20.

•

You make your initial Purchase Payment on May 2 and another Purchase Payment on June 14. You allocate both payments to the same Indexed Strategy. Your initial Purchase Payment is applied on May 6 and the other Purchase Payment is applied on June 20. That Indexed Strategy will have Terms that start and end on May 6 and other Terms that start and end on June 20.

Investment Base

The value of an Indexed Strategy is calculated using the Investment Base. The Investment Base is not your Account Value, Surrender Value, Annuity Payout value, or Death Benefit value, but it is used to calculate those values.

The Investment Base is the amount applied to the Strategy at the start of the current Term, reduced proportionally for each withdrawal and related Early Withdrawal Charge during the current Term.

A withdrawal and the Related Early Withdrawal Charge reduce the Investment Base by an amount that is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal and the charge.

•

If the Strategy value immediately before the withdrawal is greater than the Investment Base, then the reduction in the Investment Base will be less than the withdrawal and the related Early Withdrawal Charge.

•

If the Strategy value immediately before the withdrawal is less than the Investment Base, then the reduction in the Investment Base will be more than the withdrawal and the related Early Withdrawal Charge.

Here are the formulas that we use to calculate a reduction in the Investment Base for a withdrawal.

Withdrawal as a percentage of Strategy value = withdrawal and related charge / Strategy value before withdrawal

Reduction in Investment Base = Investment Base before withdrawal x withdrawal as a percentage of Strategy value

Investment Base after withdrawal = Investment Base before withdrawal—reduction in Investment Base

Indexed Strategy Value

At the end of a Term, the value of an Indexed Strategy is equal to:

•	the Investment Base at the end of the Term; plus

•	any increase for a rise in the Index over the Term; or minus

•	any decrease for a fall in the Index over the Term.

In this formula, the Investment Base at the end of the Term is equal to the amount applied to the Strategy at the start of that Term, reduced proportionally for each withdrawal and related Early Withdrawal Charge that you took during that Term. After we calculate the Investment Base at the end of the Term, we calculate any increase for a rise in the Index over that Term or any decrease for a fall in the Index over that Term. Any increase for the Term is subject to the Cap or Upside Participation Rate for that Term. Any decrease for the Term is subject to the Downside Participation Rate or Buffer.

Examples. At the end of a Term, the Investment Base in an Index Strategy is $5,000. You take a $1,000 withdrawal and no Early Withdrawal Charge applies to the withdrawal.

Assume that the Index had increased by 20% at the end of the Term, and either a Cap of 10% or an Upside Participation Rate of 50% was in place:

At Final Market Close of Term
Rise in Index	+20%
Increase as a Percentage	+10% (10% Cap, or 50% Par Rate x 20%)
Dollar Amount of Increase	+$500 ($5,000 x 10%)
Strategy value before Withdrawal	$5,500 ($5,000 + $500)
Withdrawal Amount	$1,000
Strategy Value at Term End	$4,500 ($5,500 - $1,000)

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If in this example an Early Withdrawal Charge of 5% applied to the entire withdrawal amount and you requested a net amount of $1,000, your withdrawal amount would have been $1,053 ($1,000 / (1 – 0.05)), resulting in a Strategy Value at Term End of $4,447 ($5,500 - $1,053).

Assume that the Index had decreased by 20% at the end of the Term, and either a Buffer of 10% or a 50% Downside Participation Rate was in place:

At Final Market Close of Term
Fall in Index	-20%
Decrease as a Percentage	-10% (20% fall minus 10% Buffer, or 50% Par Rate x -20%)
Dollar Amount of Decrease	-$500 ($5,000 x -10%)
Strategy value before Withdrawal	$4,500 ($5,000 - $500)
Withdrawal Amount	$1,000
Strategy Value at Term End	$3,500 ($4,500 - $1,000)

If in this example an Early Withdrawal Charge of 5% applied to the entire withdrawal amount and you requested a net amount of $1,000, your withdrawal amount would have been $1,053 ($1,000 / (1 - 0.05)), resulting in a Strategy Value at Term End of $3,447 ($4,500 - $1,053).

On each day before the end of a Term, the value of an Indexed Strategy is equal to:

•	the Investment Base on that day; plus

•	any increase for a positive Daily Value Percentage; or minus

•	any decrease for a negative Daily Value Percentage.

In this formula, the Investment Base on each day before the end of the Term is equal to the amount applied to the Strategy at the start of that Term, reduced proportionally for each withdrawal and related Early Withdrawal Charge that you took on or before that day. After we calculate the Investment Base on that day, we calculate any increase for a positive Daily Value Percentage or any decrease for a negative Daily Value Percentage.

A withdrawal and the related Early Withdrawal Charge reduce the value of an Indexed Strategy by an amount equal to the withdrawal and the charge.

Examples. You allocate $5,000 to an Indexed Strategy at the start of a Term. This means the Investment Base at the start of the Term is $5,000. You take a $1,000 withdrawal and no Early Withdrawal Charge applies to the withdrawal.

Assume that the Daily Value Percentage is 5% on the withdrawal date.

•	The increase for the Daily Value Percentage is equal to $250 ($5,000 x 5%).

•	The Strategy value on the withdrawal date is $5,250 ($5,000 + $250).

•	The Strategy value after the withdrawal is $4,250 ($5,250 - $1,000).

•	The withdrawal as a percentage of the Strategy value is 19.05% ($1,000 / $5,250).

•	The reduction in the Investment Base is $952 ($5,000 x 19.05%).

•	The Investment Base after the withdrawal is $4,048 ($5,000 - $952).

•	Because the Strategy Value on the withdrawal date was more than the Investment Base, the reduction in the Investment Base is only $952, which is less than the $1000 withdrawal.

If in this example an Early Withdrawal Charge of 5% applied to the entire withdrawal amount and you requested a net amount of $1,000:

•	The increase for the Daily Value Percentage is equal to $250 ($5,000 x 5%).

•	The Strategy value on the withdrawal date is $5,250 ($5,000 + $250).

•	The total amount withdrawn is $1,053 ($1,000 / (1 - 0.05)).

•	The Strategy value after the withdrawal is $4,197 ($5,250 - $1,053).

•	The withdrawal as a percentage of the Strategy value is 20.05% ($1,053 / $5,250).

•	The reduction in the Investment Base is $1,003 ($5,000 x 20.05%).

•	The Investment Base after the withdrawal is $3,997 ($5,000 - $1,003).

•	Because the Strategy Value on the withdrawal date was more than the Investment Base, the reduction in the Investment Base was $1,003, which is less than the $1,053 withdrawal.

Assume that the Daily Value Percentage is -10% on the withdrawal date.

•	The reduction for the Daily Value Percentage is equal to $500 ($5,000 x - 10%).

•	The Strategy value on the withdrawal date is $4,500 ($5,000 - $500).

•	The Strategy value after the withdrawal is $3,500 ($4,500 - $1,000).

•	The withdrawal as a percentage of the Strategy value is 22.22% ($1,000 / $4,500).

•	The reduction in the Investment Base is $1,111 ($5,000 x 22.22%).

•	The Investment Base after the withdrawal is $3,889 ($5,000 - $1,111).

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•	Because the Strategy Value on the withdrawal date was less than the Investment Base, the reduction in the Investment Base was $1,111, which is greater than the $1,000 withdrawal.

If in this example an Early Withdrawal Charge of 5% applied to the entire withdrawal amount and you requested a net amount of $1,000:

•	The reduction for the Daily Value Percentage is equal to $500 ($5,000 x 10%).

•	The Strategy value on the withdrawal date is $4,500 ($5,000 - $500).

•	The Strategy value after the withdrawal is $3,447 ($4,500 - $1,053).

•	The total amount withdrawn is $1,053 ($1,000 / (1 - 0.05)).

•	The withdrawal as a percentage of the Strategy value is 23.39% ($1,053 / $4,500).

•	The reduction in the Investment Base is $1,170 ($5,000 x 23.39%).

•	The Investment Base after the withdrawal is $3,830 ($5,000 - $1,170).

•	Because the Strategy Value on the withdrawal date was less than the Investment Base, the reduction in the Investment Base was $1,170, which is greater than the $1,053 withdrawal.

INDEXES

S&P 500 Index

The S&P 500® Index is designed to reflect the large-cap sector of the U.S. equity market and, due to its composition, it also represents the U.S. equity market in general. It includes 500 leading companies and captures approximately 80% coverage of available market capitalization. The S&P 500 Index does not include dividends declared by any of the companies in this index. Consequently, any positive change in the Index over a Term will be lower than the total return on a direct investment in the stocks that comprise the S&P 500 Index.

The S&P 500 Index is subject to multiple principal investment risks, such as those related to its investments in large-capitalization companies. The S&P 500 Index tracks a subset of the U.S. stock market, which could cause the S&P 500 Index to perform differently from the overall stock market. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. In addition, the S&P 500 Index may, at times, become focused in stocks of a particular market sector, which would subject the S&P 500 Index to proportionately higher exposure to the risks of that sector.

The S&P 500 Index is a product of S&P Dow Jones Indices LLC. For more information, visit www.US.SPIndices.com.

iShares MSCI EAFE ETF

The iShares MSCI EAFE ETF is an exchange traded fund that seeks to track the investment results of an index composed of large- and mid-capitalization developed market equities, excluding the U.S. and Canada (MSCI EAFE Index). This underlying index includes stocks from Europe, Australasia and the Far East. It may include large- or mid-capitalization companies. The components of the underlying index, and the degree to which these components represent certain industries and/or countries, are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund’s performance will be reduced by its expenses and fees.

The fund is subject to several principal investment risks, such as those related to its investments in large- and mid-capitalization foreign companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. Generally, the securities of mid-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Mid-capitalization companies are also more likely to fail than larger companies. Securities issued by non-U.S. companies are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory and economic uncertainty). Because the fund is an ETF, it is also exposed to the risks associated with the operation of any ETF. The value of its shares, which are valued based on their trading prices in the secondary market, may change rapidly and unpredictably and may trade at premiums or discounts to the fund’s net asset value.

The principal investment risks of the fund are described in the fund’s prospectus, including the following risks: asset class risk, authorized participant concentration risk, concentration risk, currency risk, cyber security risk, equity securities risk, financials sector risk, geographic risk, index-related risk, issuer risk, large-capitalization companies risk, management risk, market risk, market trading risk, mid-capitalization companies risk, national closed market trading risk, non-U.S. securities risk, operational risk, passive investment risk, reliance on trading partners risk, risk of investing in developed countries, risk of investing in Japan, securities lending risk, structural risk, tracking error risk and valuation risk.

The fund’s shares trade on the NYSE Arca under the symbol EFA.

iShares U.S. Real Estate ETF

The iShares U.S. Real Estate ETF is an exchange traded fund that seeks to track the investment results of an index composed of U.S. equities in the real estate sector (Dow Jones U.S. Real Estate Index). This underlying index may include large-, mid- or small-capitalization companies. A significant portion of the underlying index is represented by real estate investment trusts (REITs), but the components are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund’s performance will be reduced by its expenses and fees.

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The fund is subject to several principal investment risks, such as those related to its investments in large-, mid- and small-capitalization U.S. companies in the real estate sector. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. Generally, the securities of smaller companies (including mid- and small-capitalization companies) may be more volatile and may involve more risk than the securities of larger companies. Smaller companies are also more likely to fail than larger companies. Companies that invest in real estate are highly sensitive to the risks of owning real estate, to general and local economic conditions and developments in the real estate market, and to changes in interest rates. Many companies that invest in real estate utilize leverage (and some may be highly leveraged), which increases investment risk, and could potentially magnify the fund’s losses. Because the fund is an ETF, it is also exposed to the risks associated with the operation of any ETF. The value of its shares, which are valued based on their trading prices in the secondary market, may change rapidly and unpredictably and may trade at premiums or discounts to the fund’s net asset value.

The principal investment risks of the fund are described in the fund’s prospectus, including the following risks: asset class risk, authorized participant concentration risk, concentration risk, cyber security risk, dividend risk, equity securities risk, index-related risk, issuer risk, large-capitalization companies risk, management risk, market risk, market trading risk, mid-capitalization companies risk, operational risk, passive investment risk, real estate investment risk, risk of investing in the United States, securities lending risk and tracking error risk.

The fund’s shares trade on the NYSE Arca under the symbol IYR.

Index Values

For Indexed Strategies that use the S&P 500 Index, the Index is the level of the S&P 500 Index at the applicable Market Close. For Indexed Strategies that use the iShares MSCI EAFE ETF or the iShares U.S. Real Estate ETF, the Index is the applicable exchange-traded fund’s share price on the NYSE Arca at the applicable Market Close.

We will use consistent sources to obtain the values of an Index. We currently obtain the values for the S&P 500 Index from S&P Dow Jones Indices LLC and the values for the iShares MSCI EAFE ETF and iShares U.S. Real Estate ETF from BlackRock, Inc. If those sources are no longer available, we will select an alternative published source(s) to obtain such values.

Index Replacement

We may replace an Index if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. We will notify you in writing at least 30 days before we replace an Index.

We would attempt to choose a replacement Index that is similar to the old Index. To determine if a new Index is similar, we will consider factors such as asset class, index composition, strategy or methodology inherent to the index and index liquidity.

If we replace an Index during a Term, we will calculate the rise and fall in the Index using the old Index up until the replacement date. After the replacement date, we will calculate the rise and fall in the Index using the new Index, but with a modified start of Term value for the new Index. The modified start of Term value for the new index will reflect the rise or fall in the Index for the old Index from the start of the Term to the replacement date.

If we replace an Index, the Caps and Upside Participation Rates for the Term and the Downside Participation Rate will not change.

Example. This example is intended to show how we would calculate the Strategy value on any day during a Term if we have replaced an Index during the Term. This example assumes: (1) you allocate $50,000 to an Indexed Strategy; and (2) the replacement is made on day 90 of the Term. To simplify the example, we assume that you take no withdrawals during the Term.

Rise or Fall of Index on Replacement Date for Old Index
Old Index at Term start	1000
Old Index on replacement date	1050
Rise or fall of old Index on replacement date	(1050 - 1000) / 1,000 = 5%

The 5% rise in the old Index on the replacement date is then used to calculate the modified start of Term value for the new Index.

Modified Start of Term Value for New Index
Rise in old Index on replacement date	5%
New Index on replacement date	1785
Modified start of Term value for new Index	1785 / (100% + 5%) = 1700

The modified start of Term value for the new Index is then used to calculate the Indexed Strategy value on any date after the replacement date, including the value at the Term end.

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Indexed Strategy Value at Term End
Investment Base at Term start	$50,000
Modified start of Term value for new Index	1700
Value of new Index at Term end	1853
Rise in new Index	(1853 -1,700) / 1700) = 9%
Cap	8%
Rise in new Index limited by Cap	8%
Increase as a percentage	8% x 100% = 8%
Dollar amount of increase	$50,000 x 8% = $4,000
Strategy value at Term end	$50,000 + $4,000 = $54,000

CAPS, PARTICIPATION RATES, AND BUFFERS

We set limits for the increase and reduction in the value of an Indexed Strategy over a Term. We limit increases with a Cap or an Upside Participation Rate. We limit reductions with a Downside Participation Rate or a Buffer. For information about the current Caps and Participation Rates offered for new Contracts, please contact your registered representative or refer to our website (www.gaig.com/RILArates).

Cap. The Cap for an Indexed Strategy is the largest rise in the Index over a Term that is taken into account to determine the Strategy value at the end of that Term. Before the end of a Term, the Cap is reflected in the formulas that we use to calculate the Net Option Price.

•	The Cap will vary among Indexed Strategies.

•	The Cap for a given Indexed Strategy will vary from Term to Term.

•	We guarantee that the Cap for a Term of an Indexed Strategy will never be less than 1%.

•	For each Term, your return on an Indexed Strategy with a Cap may be less than any rise in the Index over that Term.

•	For each Term, your return on an Indexed Strategy with a Cap may be less than the Cap for that Term.

Upside Participation Rate. The Upside Participation Rate for an Indexed Strategy is your share of any rise in the Index over a Term that is taken into account to determine the Strategy value at the end of that Term. Before the end of a Term, the Upside Participation Rate is reflected in the formulas that we use to calculate Net Option Price.

•	The Upside Participation Rate will vary among Indexed Strategies.

•	The Upside Participation Rare for a given Indexed Strategy will vary from Term to Term.

•	We guarantee that the Upside Participation Rate for a Term of an Indexed Strategy will never be less than 5%.

•	For each Term, your return on an Indexed Strategy with an Upside Participation Rate of less than 100% will be less than any rise in the Index over that Term.

Caps and Upside Participation Rates. We set Caps and Upside Participation Rates based on the length of the Term, the cost of hedging, interest rates, and other market factors. On a non-discriminatory basis, we may also take into account the amount of the Purchase Payments received for a Contract. The Caps and Upside Participation Rates for Contracts with larger Purchase Payments may be higher than the Caps and Upside Participations Rates for Contracts with smaller Purchase Payments.

Caps and Upside Participation Rates for Initial Terms. Each Purchase Payment is applied to an initial Term of a Strategy on the first Strategy Application Date on or after the date that the payment is received. The Caps and Upside Participation Rates for each Strategy Application Date may vary. The Caps and Upside Participation Rates for the first Strategy Application Date will be available on our website (www.gaig.com/RILArates) on the date you signed the application (as long as we receive the application for the Contract within eight days after the date you sign it) and before the date of any Purchase Payment to which the Caps or Upside Participation Rates will apply. If we receive the application for the Contract within eight days after the date you sign it, we will guarantee the Caps and Upside Participation Rates in effect on the date you signed the application for three Strategy Application Dates from the date of the application.

If we receive the signed application within eight days after the date you sign it, then for any 1-year Indexed Strategy or 2-year Indexed Strategy:

•

For an initial Term starting on the first Strategy Application Date on or after the application date, the Cap or Upside Participation Rate will be the Cap or Upside Participation Rate in effect on the date you signed the application.

•

For an initial Term starting on one of the next two Strategy Application Dates, the Cap or Upside Participation Rate will be the higher of the Cap or Upside Participation Rate in effect on the date you signed the application or the Cap or Upside Participation Rate otherwise in effect for that Strategy Application Date.

•	For any initial Term starting on a later Strategy Application Date, the Cap or Upside Participation Rate will be the Cap or Upside Participation Rate in effect for that Strategy Application Date.

If we receive the signed application within eight days after the date you sign it, then for the 6-year Indexed Strategy:

•

For an initial Term starting on the first Strategy Application Date on or after the application date or one of the next two Strategy Application Dates, the Cap or Upside Participation Rate will be the Cap or Upside Participation Rate in effect on the date you signed the application.

•	For any initial Term starting on a later Strategy Application Date, the Cap or Upside Participation Rate will be the Cap or Upside Participation Rate in effect for that Strategy Application Date.

If we receive the signed application more than eight days after the date you sign it, then the guarantee does not apply and the Cap or Upside Participation Rate for each Initial Term will be the Cap or Upside Participation Rate in effect for that Strategy Application Date.

Example 1: You sign an application for a Contract on May 1 and allocate all of your Purchase Payments to the S&P 500 1-year Term with Participation Rate Strategy. On the date of the application, the Upside Participation Rate for the first Strategy Application Date (May 6) is 80%. We receive the application and the first Purchase Payment from you on May 8 and the second Purchase Payment from you on May 23. The Upside Participation Rates for the next two Strategy Application Dates are 85% (May 20) and 75% (June 6).

In this case, the initial 1-year Term for the first Purchase Payment would begin on May 20 and would have an 85% Participation Rate (the higher of the May 6 rate or the May 20 rate). The initial 1-year Term for the second Purchase Payment would begin on June 6 and would have an 80% Participation Rate (the higher of the May 6 rate or the June 6 rate).

If we had not received your signed application until May 10 (more than eight days after the date you signed the application), then you would not qualify for the rate guarantee, and the initial 1-year Term for the first Purchase Payment received on May 8 would have an 85% Participation Rate (the May 20 rate effective for Purchase Payments received between May 7 and May 20), and the initial 1-year Term for the second Purchase Payment received on May 23 would have a 75% Participation Rate (the June 6 rate effective for Purchase Payments received between May 21 and June 6).

Example 2: You sign an application for a Contract on May 1 and allocate all of your Purchase Payments to the 6-year Buffer Strategy. On the date of the application, the Upside Participation Rate for the first Strategy Application Date (May 6) is 105%. We receive the application and the first Purchase Payment from you on May 8 and the second Purchase Payment from you on May 23. The Upside Participation Rates for the next two Strategy Application Dates are 110% (May 20) and 95% (June 6).

In this case, the initial 6-year Term for the first Purchase Payment would begin on May 20 and would have a 105% Participation Rate (the May 6 rate), and the initial 6-year Term for the second Purchase Payment would have a 105% Participation Rate (the May 6 rate).

If we had not received your signed application until May 10 (more than eight days after the date you signed the application), then the initial 6-year Term for the first Purchase Payment would have an 110% Participation Rate (the May 20 rate), and the initial 6-year Term for the second Purchase Payment would have a 95% Participation Rate (the June 6 rate).

Caps and Upside Participation Rate for Subsequent Terms. At least 30 days before the end of each Term, we will send you a written notice with information about the Indexed Strategies that will be available for the next Term, and will indicate the date by which the Caps and Upside Participation Rates will be posted on our website. The Caps and Participation Rates for the next Term will be available on our website (www.gaig.com/RILArates) at least 10 days before the start of the Term. You should consider this information before finalizing your renewal or reallocation decision.

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Downside Participation Rate. The Downside Participation Rate for an Indexed Strategy is your share of any fall in the Index over the Term that is taken into account to determine the Strategy value at the end of that Term. Before the end of a Term, the Downside Participation Rate is reflected in the formulas that we use to calculate the Net Option Price.

For each Term of each Strategy other than the Buffer Strategy that we currently offer for this Contract, the Downside Participation Rate is 50%. The Downside Participation Rate for an Indexed Strategy that is available on the Contract Effective Date will not change.

In the future, we may offer a new Strategy with a Downside Participation Rate that is more or less than 50%.

Buffer. The Buffer for an Indexed Strategy is the portion of any fall in the Index over the Term that is disregarded when determining the Strategy value at the end of that Term. Before the end of a Term, the Buffer is reflected in the formulas that we use to calculate the Net Option Price.

For each Term of each Buffer Strategy that we currently offer for this Contract, the Buffer is 10%. The Buffer for an Indexed Strategy that is available on the Contract Effective Date will not change.

In the future, we may offer a new Strategy with a Buffer that is more or less than 10%.

INDEXED STRATEGY VALUE AT END OF TERM

On or after the final Market Day of a Term, the value of an Indexed Strategy is the Investment Base increased for any rise in the applicable Index or decreased for any fall in the applicable Index over that Term.

Any increase or decrease is based on the rise or fall in the applicable Index since the start of that Term. This rise or fall is expressed as a percentage of the Index at the start of the Term. It is measured from the Index at the last Market Close on or before the first day of that Term to the Index at the final Market Close of the Term.

Example. The Index was 1000 at the last Market Close on or before for first day of a Term.

•	If the Index at the final Market Close of the Term is 1065, then the Index has risen by 6.5% ((1065 - 1000) / 1000).

•	If the Index at the final Market Close of the Term is 925, then the Index has fallen by 7.5% ((925 - 1000) / 1000).

Cap Strategy (Strategy with Cap and Downside Participation Rate)

Here are the formulas that we use to calculate the Strategy value at the end of a Term of an Indexed Strategy with a Cap.

Strategy value at end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x increase or decrease percentage

Increase percentage = any rise in the Index over the Term, but never more than the Cap

Decrease percentage = any fall in the Index over the Term x Downside Participation Rate

Example. At the beginning of a Term, you allocate $100,000 to an Indexed Strategy with a 14% Cap and a 50% Downside Participation Rate. You do not take any withdrawals during that Term, which means your Investment Base at the end of that Term is $100,000.

	At Final Market Close of Term	At Final Market Close of Term
Rise or fall in Index	+16%	-16%
Increase or decrease percentage	+14% (16% > 14% Cap)	-8% (50% of - 16%)
Dollar amount of increase or decrease	+14,000 ($100,000 x 14%)	-8,000 ($100,000 x - 8%)
Strategy value at end of Term	$114,000 ($100,000 + $14,000)	$92,000 ($100, 000 - $8,000)

Participation Rate Strategy (Strategy with Upside Participation Rate and Downside Participation Rate)

Here are the formulas that we use to calculate the Strategy value at the end of a Term of an Indexed Strategy with an Upside Participation Rate.

Strategy value at end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x increase or decrease percentage

Increase percentage = any rise in the Index over the Term x Upside Participation Rate

Decrease percentage = any fall in the Index over the Term x Downside Participation Rate

Example. At the beginning of a Term, you allocate $100,000 to an Indexed Strategy with a 75% Upside Participation Rate and a 50% Downside Participation Rate. You do not take any withdrawals during that Term, which means that your Investment Base at the end of that Term is $100,000.

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	At Final Market Close of Term	At Final Market Close of Term
Rise or fall in Index	+16%	-16%
Increase or decrease percentage	+12% (75% of 16%)	-8% (50% of -16%)
Dollar amount of increase or decrease	+12,000 ($100,000 x 12%)	-8,000 ($100,000 x -8%)
Strategy value at end of Term	$112,000 ($100,000 + $12,000)	$92,000 ($100, 000 - $8,000)

Buffer Strategy (Strategy with Upside Participation Rate and Buffer)

Here are the formulas that we use to calculate the Strategy value at the end of a Term of an Indexed Strategy with an Upside Participation Rate.

Strategy value at end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x increase or decrease percentage

Increase percentage = any rise in the Index over the Term x Upside Participation Rate

Decrease percentage for the Buffer Strategy = any fall in the Index greater than the Buffer over the Term - Buffer

Example. At the beginning of a Term, you allocate $100,000 to an Indexed Strategy with a 130% Upside Participation Rate and a 10% Buffer. You do not take any withdrawals during that Term, which means that your Investment Base at the end of that Term is $100,000.

	At Final Market Close of Term	At Final Market Close of Term
Rise or fall in Index	+16%	-16%
Increase or decrease percentage	+20.8% (130% of 16%)	-6% (-16% - 10%)
Dollar amount of increase or decrease	+20,800 ($100,000 x 20.8%)	-6,000 ($100,000 x -6%)
Strategy value at end of Term	$120,800 ($100,000 + $20,800)	$94,000 ($100,000 - $6,000)

INDEXED STRATEGY VALUE BEFORE END OF TERM

Before the final Market Day of a Term, the value of an Indexed Strategy is the Investment Base increased or decreased by the Daily Value Percentage.

Here are the formulas that we use to calculate the Strategy value before the end of a Term.

Strategy value before end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x Daily Value Percentage

Daily Value Percentage = Net Option Price – Amortized Option Cost – Trading Cost

Net Option Price

The Net Option Price is one part of the Daily Value Percentage. The Net Option Price is based on the calculated prices of hypothetical options that represent the projected changes in the Index over the full Term. The mathematical model we use to price those options is described in the Option Prices section of this prospectus.

Net Option Price for Cap Strategy (Strategy with Cap and Downside Participation Rate)

For an Indexed Strategy with a Cap, three option prices are included in the calculation of the Net Option Price.

•	ATM Call Option Price, which represents the possible rise in the Index

•	OTM Call Option Price, which is subtracted in order to limit any rise in the Index by the Cap

•	ATM Put Option Price, which represents the possible fall in the Index and is multiplied by the Downside Participation Rate in order to reflect your share in any such fall.

The Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price at the Market Close; minus (2) the OTM Call Option Price at the Market Close; and (3) minus the ATM Put Option Price at the Market Close multiplied by the Downside Participation Rate.

It is important to note that the Net Option Price will almost always be less than any rise in the Index because, when we calculate the Net Option Price, we subtract the ATM Put Option Price, and the ATM Put Option Price is always above zero due to the constant present potential for a fall in the Index before the end of the Term.

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Net Option Price for Participation Rate Strategy (Strategy with Upside Participation Rate and Downside Participation Rate)

For an Indexed Strategy with an Upside Participation Rate and a Downside Participation Rate, two option prices are included in the calculation of the Net Option Price.

•	ATM Call Option Price, which represents the possible rise in the Index and is multiplied by the Upside Participation Rate in order to reflect your share in any such rise

•	ATM Put Option Price, which represents the possible fall in the Index and is multiplied by the Downside Participation Rate in order to reflect your share in any such fall.

The Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price at the Market Close multiplied by the Upside Participation Rate; minus (2) the ATM Put Option Price at the Market Close multiplied by the Downside Participation Rate

It is important to note that the Net Option Price will almost always be less than any rise in the Index because, when we calculate the Net Option Price, we subtract the ATM Put Option Price, and the ATM Put Option Price is always above zero due to the constant present potential for a fall in the Index before the end of the Term.

Net Option Price for Buffer Strategy (Strategy with Upside Participation Rate and Buffer)

For an Indexed Strategy with an Upside Participation Rate and a Buffer, two option prices are included in the calculation of the Net Option Price.

•	ATM Call Option Price, which represents the possible rise in the Index and is multiplied by the Upside Participation Rate in order to reflect your share in any such rise

•	OTM Put Option Price, which represents the possible fall in the Index and is limited by the Buffer in order to reflect your share in any such fall.

The Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price at the Market Close multiplied by the Upside Participation Rate; minus (2) the OTM Put Option Price at the Market Close

It is important to note that the Net Option Price will almost always be less than any rise in the Index because, when we calculate the Net Option Price, we subtract the OTM Put Option Price, and the OTM Put Option Price is always above zero due to the constant present potential for a fall in the Index before the end of the Term.

Amortized Option Cost

The Amortized Option Cost is one part of the Daily Value Percentage. The Amortized Option Cost starts with the Net Option Price at the beginning of a Term, which is calculated using the formulas set out above. That Net Option Price is then multiplied by the time remaining in the Term as a percentage of the length of the Term.

The Amortized Option Cost as of a Market Close is a percentage equal to: (1) the Net Option Price for the Strategy at the beginning of the Term; multiplied by (2) the number of days remaining until the final Market Close of the Term divided by 365 for a one-year Term, by 730 for a two-year Term, or by 2,192 days for a six-year Term.

Trading Cost

The Trading Cost is one part of the Daily Value Percentage. The Trading Cost as of a Market Close is the estimated cost of selling the hypothetical options before the end of a Term. It is a percentage that reflects the average market difference between option average bid-ask prices and option bid prices.

Daily Value Percentage Examples

Examples. Here are two examples that show how the Daily Value Percentage formula works for Strategies that have a Downside Participation Rate (all Strategies other than the Buffer Strategy). In both examples, we calculate the Daily Value Percentage at the Market Close on day 90 of a one-year Term.

Assumptions

Option Price Assumptions	Price at Start of Term	Price at Current Market Close
ATM Call Option Price	6.00%	7.47%
OTM Call Option Price	1.15%	1.81%
ATM Put Option Price	5.40%	3.36%

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Strategy Assumptions
Investment Base for each Strategy	$100,000
Cap Strategy: Cap for one-year Term	11%
Participation Rate Strategy: Upside Participation Rate for one-year Term	75%
Downside Participation Rate	50%
Days remaining to last Market Day of one-year Term	275
Trading Cost Assumption	0.15%

Example 1: Cap Strategy (Strategy with Cap and Downside Participation Rate)

Current ATM Call Option Price – Current OTM Call Option Price	5.66%	(7.47% – 1.81%)
Current ATM Put Option Price x Downside Participation Rate	- 1.68%	(50% of 3.36%)

Net Option Price	= 3.98%
Initial ATM Call Option Price – Initial OTM Call Option Price	4.85%	(6.00% – 1.15%)
Initial ATM Put Option Price x Downside Participation Rate	- 2.70%	(50% of 5.40%)

Net Option Cost	= 2.15%
Amortization Factor for days remaining to final Market Day of Term	x 75.34%	(275 / 365)

Amortized Option Cost	= 1.62%
Net Option Price	3.98%
Amortized Option Cost	- 1.62%
Assumed Trading Cost	- 0.15%

Daily Value Percentage	= 2.21%
Dollar amount of increase	$2,210	($100,000 x 2.21%)
Value of Cap Strategy	$102,210	($100,000 + $2,210)

Example 2: Participation Rate Strategy (Strategy with Upside Participation Rate and Downside Participation Rate)

Current ATM Call Option Price x Upside Participation Rate	5.60%	(75% of 7.47%)
Current ATM Put Option Price x Downside Participation Rate	- 1.68%	(50% of 3.36%)

Net Option Price	= 3.92%
Initial ATM Call Option Price x Upside Participation Rate	4.50%	(75% of 6.00%)
Initial ATM Put Option Price x Downside Participation Rate	- 2.70%	(50% of 5.40%)
Net Option Cost	= 1.80%
Amortization Factor for days remaining to final Market Day of Term	x 75.34%	(275 / 365)

Amortized Option Cost	1.36%
Net Option Price	3.92%
Amortized Option Cost	- 1.36%
Assumed Trading Cost	- 0.15%

Daily Value Percentage	= 2.41%

Increase as a dollar amount	$2,410	($100,000 x 2.41%)
Value of Participation Rate Strategy	$102,410	($100,000 + $2,410)

Examples. Here is an example that shows how the Daily Value Percentage formula works with a six-year Buffer Strategy. In this example, we calculate the Daily Value Percentage at the Market Close on day 2010 of a six-year Term.

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Assumptions

Option Price Assumptions	Price at Start of Term	Price at Current Market Close
ATM Call Option Price	20.59%	18.04%
OTM Put Option Price	15.47%	16.35%
Strategy Assumptions
Investment Base for each Strategy			$100,000
Participation Rate Strategy: Upside Participation Rate for six-year Term			110%
Buffer			10%
Days remaining to last Market Day of six-year Term			182
Trading Cost Assumption	2.03%

Example 3: Buffer Strategy (Strategy with Upside Participation Rate Strategy with Buffer)

Current ATM Call Option Price x Upside Participation Rate	19.84%	(110% of 18.04%)
Current OTM Put Option Price	- 16.35%

Net Option Price	= 3.49%
Initial ATM Call Option Price x Upside Participation Rate	22.65%	(110% of 20.59%)
Initial OTM Put Option Price	- 15.47%
Net Option Cost	= 7.18%
Amortization Factor for days remaining to final Market Day of Term	x 8.30%	(182 / 2192)

Amortized Option Cost	0.60%
Net Option Price	3.49%
Amortized Option Cost	- 0.60%
Assumed Trading Cost	- 2.03%

Daily Value Percentage	= 0.87%

Increase as a dollar amount	$870	($100,000 x 0.87%)
Value of Participation Rate Strategy	$100,870	($100,000 + $870)

DECLARED RATE STRATEGY

The Declared Rate Strategy earns interest at a fixed rate with annual compounding. Interest will be credited daily to amounts held under the Declared Rate Strategy. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri.

Declared Rates

We will set the Declared Rate for a Term before that Term starts. It will be guaranteed for the entire Term.

On the date that the application for the Contract is signed, the Declared Rate that will apply to the Declared Rate Strategy for the initial Term will be available on our website (www.gaig.com/RILArates).

If you are not satisfied with the Declared Rate offered for your initial Term, you may rescind your Contract by returning it and giving written notice of your decision to rescind. You will have 20 days in which to rescind your Contract. The rescission period will end at midnight of the 20th day after the date you receive your Contract. The amount to be refunded upon rescission depends on the state where your Contract was issued. Please refer to the “Right to Cancel (Free Look)” section below.

At least 10 days before the next Term starts, we will post the Declared Rate that will apply to the Declared Rate Strategy for that next Term on our website (www.gaig.com/RILArates).

We may set a different Declared Rate for each subsequent Term. For a Term, different rates may apply with respect to amounts attributable to Purchase Payments received on different dates.

In any event, the Declared Rate for a Term will never be less than the guaranteed minimum interest rate set out in the Declared Rate Strategy endorsement included in your Contract. This rate will be at least 1% per year.

Term

Each Term of the Declared Rate Strategy is one year long and will start and end on a Strategy Application Date. A new Term will start at the end of the preceding Term.

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If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of the Declared Rate Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Crediting Strategies on different Strategy Application Dates. In this case, the Declared Rate Strategy will have Terms that end on different dates in any given year.

Declared Rate Strategy Value

The value of the Declared Rate Strategy is equal to:

•	the amounts applied to the Strategy at the start of the current Term; minus

•	each withdrawal and related Early Withdrawal Charge taken from the Strategy during the current Term; plus

•	interest that we have credited on the balances in the Strategy for the current Term.

The rise or fall of an Index does not affect the value of the Declared Rate Strategy. A withdrawal from the Declared Rate Strategy and the related Early Withdrawal Charge reduce the Declared Rate Strategy Value by an amount equal to the withdrawal and the charge.

PURCHASE

You may purchase a Contract only through a registered representative of a broker-dealer that has a selling agreement with our affiliated underwriter, Great American Advisors, LLC.

Any Owner or Annuitant must be age 80 or younger on the Contract Effective Date. To determine eligibility, we will use the person’s age on his/her last birthday. We may make exceptions with respect to the maximum issue age in our discretion.

The Contract is not available in all states. To find out if it is available in the state where you live, ask your registered representative. The Contract may not be available for purchase during certain periods. There are a number of reasons why the Contract periodically may not be available, including that we want to limit the volume of sales of the Contract. You may wish to speak to your registered representative about how this may affect your purchase. For example, in order to purchase the Contract, you may be required to submit your application prior to a specific date. In that case, if there is a delay because your application is incomplete or otherwise not in good order, you might not be able to purchase the Contract. Your broker-dealer may impose conditions on the purchase of the Contract, such as a lower maximum issue age, than we or other selling firms impose. We reserve the right to reject any application in our discretion. We also reserve the right to discontinue the sale of the Contracts at any time.

Purchase Payments

The Contract is a modified single premium annuity contract. This means you may make one or more Purchase Payments during the purchase payment period. The purchase payment period begins on the Contract Effective Date. It will end two months after the Contract Effective Date.

We must receive your initial Purchase Payment on or before the Contract Effective Date. We must receive each additional Purchase Payment on or before the last day of the purchase payment period. We will not accept any Purchase Payment that we receive after the date that the Contract is cancelled or Surrendered or after a death for which a Death Benefit is payable.

The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if you want to make a Purchase Payment(s) of more than $1,000,000.

We reserve the right to refuse a Purchase Payment made in the form of a personal check in excess of $100,000. We may accept a Purchase Payment over $100,000 made in other forms, such as EFT/wire transfers, or certified checks or other checks written by financial institutions. We will not accept a Purchase Payment(s) made with cash, money orders, or traveler’s checks.

Exchanges, Transfers, or Rollovers

If you own an annuity or tax-qualified account, you may be able to exchange it for an Index Summit 6 annuity, directly transfer it to an Index Summit 6 annuity, or roll it over to an Index Summit 6 annuity without paying taxes. Before you do, compare the benefits, features, and costs of each annuity or account. You may pay an early withdrawal charge under the old annuity or account. You may pay an early withdrawal charge if you later take withdrawals from your Index Summit 6 annuity. Please note that some financial professionals may have a financial incentive to offer this Contract in place of the one the investor already owns. Ask your registered representative whether an exchange, transfer, or rollover would be advantageous, based on the features, benefits, and charges of the Index Summit 6 annuity.

If you purchase your Contract with an exchange, transfer, or rollover, a delay in processing the exchange, transfer, or rollover may delay the issuance of your new Contract or prevent the application of additional Purchase Payments to your existing Contract.

You should only exchange your existing contract for this Contract if you determine after comparing the features, fees, and risks of both contracts that it is preferable for you to purchase this Contract rather than continuing to own your existing contract.

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Application of Purchase Payments

Each Purchase Payment will be held in the Purchase Payment Account until it is applied to a Crediting Strategy on a Strategy Application Date. On each Strategy Application Date, we will apply the then current balance of the Purchase Payment Account to the Crediting Strategies you selected.

We will credit interest daily on amounts held in the Purchase Payment Account at the annual effective rate set out in your Contract. This rate will be at least 1%.

In certain states, we are required to give back your Purchase Payment(s) if you decide to cancel your Contract during the free look period. If we are required by law to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period. If we do so and you cancel your Contract before that Strategy Application Date, we will refund your Purchase Payment(s) but you will forfeit any interest credited to the Purchase Payment Account.

Purchase Payment Account Value

On any day, the value of the Purchase Payment Account is equal to:

•	Purchase Payments received by us plus interest earned daily; minus

•	the premium tax or other tax that may apply to the Purchase Payments; and minus

•	each withdrawal and related Early Withdrawal Charge taken from the Purchase Payment Account since the last Strategy Application Date.

Unforeseen Processing Delays

We are exposed to risks related to natural and man-made disasters and catastrophes, such as (but not limited to) storms, fires, floods, earthquakes, public health crises, malicious acts, and terrorist acts, any of which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as COVID-19), could affect the ability or willingness of our employees or the employees of our service providers to perform their job responsibilities. While many of our employees and the employees of our service providers are able to work remotely, those remote work arrangements may result in our business operations being less efficient than under normal circumstances and could lead to delays in our processing of contract-related transactions, including orders from contract owners. Catastrophic events may negatively affect the computer and other systems on which we rely, impact our ability to calculate values under your Contract, or have other possible negative impacts. There can be no assurance that our service providers will be able to successfully avoid negative impacts associated with natural and man-made disasters and catastrophes.

A processing delay will not affect the effective date as of which we process transactions, including orders from contract owners, the date that a Term begins or ends, or the values used to process the transaction.

INITIAL STRATEGY SELECTIONS

You make your initial selection of Crediting Strategies in your purchase application. Your initial selection is set out on your Contract Specifications Page.

Your initial selection will also apply to each subsequent Purchase Payment. If you wish to change your selection for a specific Purchase Payment, we must receive a Request in Good Order that identifies the Crediting Strategies you are selecting for that Purchase Payment before the Strategy Application Date that applies to that Purchase Payment.

When you select a Crediting Strategy, you must also indicate the percentage of the Purchase Payment that you wish to allocate to that Crediting Strategy. All allocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.

Currently there are no limitations on the amounts that may be applied to a Crediting Strategy.

The S&P 500 6-year Term 10% Buffer with Participation Rate Strategy is only be available for Terms that begin in the first Contract Year.

We may establish minimum and maximum amounts or percentages that may be applied to a given Crediting Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum. We may limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Strategies may not be available in all states.

STRATEGY SELECTIONS AT TERM END

At the end of a Term, you may choose to reallocate your money among the Indexed Strategies or you may choose to take no action. If you do not send us a reallocation request, your current allocations will automatically continue in the new Term as long as the same Index Strategies are available.

Reallocations

At the end of a Term, you may reallocate the ending values of the Crediting Strategies for that Term among the available Strategies. You can only reallocate amounts from one Crediting Strategy to another at the end of the Term for which such amount is being held. You cannot make a reallocation at any other time.

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We will send you written notice at least 30 days before the end of a Term to provide you with the opportunity to make a reallocation. We must receive your Request in Good Order for a reallocation on or before the last day of the Term. For example, if the end of a Term falls on a weekend, we must receive your request on the last Market Day before that weekend.

Continuing Allocations

You do not need to take any action if you want to continue your current allocations and all of your strategies are available for the next Term. If you do not send us a reallocation request, then we will automatically apply the ending value of each Indexed Strategy to a new Term of that same Strategy.

Unavailable Strategies

Other than the S&P 500 1-year Term with Participation Rate Indexed Strategy, a Crediting Strategy may be unavailable for the next Term because we are no longer offering that Strategy or we have set a minimum or maximum for that Strategy. The S&P 500 6-year Term 10% Buffer with Participation Rate will not be available for Terms that begin after the first Contract Year.

When an Indexed Strategy is unavailable for the next Term, you may choose to reallocate the funds held in that Strategy.

If funds are allocated to the S&P 500 6-year Term 10% Buffer with Participation Rate Strategy and you take no action and do not send us a reallocation request at the end of a Term, then we will apply the ending value of that Strategy to a new Term of the S&P 500 1-year Term with Participation Rate Strategy. For any other Crediting Strategy, if you take no action and do not send us a reallocation request, then any amount that cannot be applied to that Crediting Strategy for the next Term will be applied to the Declared Rate Strategy.

Surrender or Withdrawal at Term End

At the end of a Term, you may choose to Surrender your Contract or to take a withdrawal from your Contract. You may do so for any reason, including dissatisfaction with the available Crediting Strategies. An Early Withdrawal Charge may apply. In addition, there may be tax consequences if you Surrender your Contract or take a withdrawal. You should seek advice on tax questions based on your particular circumstances from a tax advisor.

Contract values calculated at the end of a Term will reflect the applicable Strategy values and any Early Withdrawal Charge that applies upon Surrender or to your withdrawal. The value of an Indexed Strategy at the end of the Term will not reflect any Daily Value Percentage because it is calculated based on the rise or fall of the applicable Index over the Term.

Limitations

Reallocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.

Any reallocation or continuing allocation will be subject to Strategy availability, minimums and maximums. Currently there are no limitations on the amounts that may be applied to any single Crediting Strategy. We may establish minimum and maximum amounts or percentages that may be applied to a given Crediting Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum.

The new Term of each Strategy is subject to the Declared Rate, Cap or Upside Participation Rate in effect for that Strategy for that new Term. For example, the Upside Participation Rate for an Indexed Strategy for a new Term may be different than the Upside Participation Rate for that Indexed Strategy for the Term that is ending. The Downside Participation Rate or Buffer will not change from Term to Term.

Availability of Strategies

We will send you a written notice at least 30 days before the end of each Term with information about the Strategies that will be available for the next Term. At least 10 days before the next Term starts, we will post the Declared Rate, Caps, and Upside Participation Rates that will apply for the next Term on our website (www.gaig.com/RILArates).

The S&P 500 1-year Term with Participation Rate Indexed Strategy and a Declared Rate Strategy will always be available. We are not obligated to offer any one particular Declared Rate Strategy or any other particular Indexed Strategy. At the end of a Term, we can add or stop offering any other Crediting Strategy at our discretion. We reserve the right to limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Crediting Strategies may not be available in all states.

If we intend to add or stop offering a Crediting Strategy at the end of a Term, we will send you a notification at least 30 days before the end of the Term to provide you with the opportunity to make a reallocation. If funds are held in a Crediting Strategy that will no longer be available after the end of a Term, the funds will remain in that Strategy until the end of that Term.

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Default Strategy

At the end of a Term of a 1-year or 2-year Strategy, to the extent any amount cannot be applied to a given Crediting Strategy for the next Term because that Strategy is no longer available or the amount is under the minimum or over the maximum for that Strategy for the new Term, we will apply the amount to the Declared Rate Strategy unless you send us a request to reallocate that amount. For example, if a given Indexed Strategy with an ending value of $73,000 is no longer available, we will apply the $73,000 to the Declared Rate Strategy for the next Term unless you send us a request to reallocate that $73,000. At the end of a Term of the 6-year Buffer Strategy, we will apply the amount to the S&P 500 1-year Term with Participation Rate Strategy unless you send us a request to reallocate that amount.

If the amount to be applied exceeds the maximum, then only the excess amount will be applied to the Declared Rate Strategy. For example, if the maximum amount for a Crediting Strategy is $50,000 and the amount to be applied is $54,000, then we will apply the excess $4,000 to the Declared Rate Strategy for the next Term unless you send us a request to reallocate that $4,000.

We must receive your Request in Good Order for a reallocation on or before the last day of the Term. For example, if the end of a Term falls on a weekend, we must receive your request on the last Market Day before that weekend.

Note: For Contracts issued in Missouri where the Declared Rate Strategy is not available, the default strategy will be the S&P 500 1-year Term with Cap Indexed Strategy.

CASH BENEFIT

Surrender

You may Surrender your Contract at any time before the earlier of: (1) the Annuity Payout Initiation Date; or (2) a death for which a Death Benefit is payable. The right to Surrender may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

A Surrender must be made by a Request in Good Order. The amount paid upon Surrender is the Surrender Value. If you Surrender your Contract, the Contract terminates.

Withdrawals

You may take a withdrawal from your Contract at any time before the earliest of: (1) the Annuity Payout Initiation Date; (2) a death for which a Death Benefit is payable; or (3) the date that this Contract is Surrendered. The right to withdraw may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

A withdrawal must be made by a Request in Good Order. The amount of any withdrawal must be at least $500. If the withdrawal would reduce the Account Value to less than the minimum value of $5,000, we will treat the withdrawal request as a request to withdraw the maximum amount that may be taken without reducing your Account Value to less than $5,000.

We will withdraw funds from your Account Value as of the date on which we receive your Request in Good Order or any later specified effective date. You may designate the Crediting Strategy or Strategies from which a withdrawal will be taken by a Request in Good Order prior to the date of the withdrawal. If you do not make a designation, we will take the withdrawal from the Crediting Strategies in the following order:

•	first from the Purchase Payment Account;

•	then from the Declared Rate Strategy; and

•	then proportionally from Indexed Strategies having the shortest Term.

Effect of Withdrawals

A withdrawal reduces the Account Value, which in turn reduces the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit.

If an Early Withdrawal Charge applies to your withdrawal, you will receive the amount that you requested, and your Account Value will be reduced by the amount you receive plus the amount needed to pay the Early Withdrawal Charge. A withdrawal from an Indexed Strategy other than at the end of a Term also reduces the Investment Base used to calculate the Strategy value later in the Term. The reduction in the Investment Base for a withdrawal and any related Early Withdrawal Charge is proportional to the reduction in the Strategy Value.

Automatic Withdrawals

You may elect to automatically withdraw money from your Contract under any automatic withdrawal program that we offer. Your Account Value must be at least $10,000 in order to make an automatic withdrawal election. The minimum amount of each automatic withdrawal payment is $100. Automatic withdrawals will be taken from the Purchase Payment Account and Crediting Strategies of your Contract in the same order as any other withdrawal.

Subject to the terms and conditions of the automatic withdrawal program, you may begin or discontinue automatic withdrawals at any time. You must give us at least 30 days’ notice to change any automatic withdrawal instructions that are currently in place. Any request to begin, discontinue or change automatic withdrawals must be a Request in Good Order. We reserve the right to discontinue offering automatic withdrawals at any time.

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Currently, we do not charge a fee to participate in an automatic withdrawal program. However, we reserve the right to impose an annual fee in such amount as we may then determine to be reasonable for participation in the automatic withdrawal program. If imposed, the fee will not exceed $30 annually.

Before electing an automatic withdrawal, you should consult with a financial advisor.

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Automatic withdrawals are similar to starting Annuity Payout Benefit payments, but will result in different taxation of payments and potentially a different amount of total payments over the life of your Contract.

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Automatic withdrawals during a Term of an Indexed Strategy will systematically reduce the Investment Base, which will reduce any subsequent increase in the Strategy value due to a positive Daily Value Percentage during that Term or a rise in the applicable Index at the end of that Term. Such reductions could be significant.

•	Automatic withdrawals will reduce the amount available under the Free Withdrawal Allowance described below.

•	Unless a waiver applies, an Early Withdrawal Charge may apply to an automatic withdrawal during the Early Withdrawal Charge period.

•	The value of an Indexed Strategy on an automatic withdrawal date will reflect the Daily Value Percentage on that date.

Exchanges, Transfers, and Rollovers

An amount paid on a withdrawal or surrender may be paid to or for another annuity or tax-qualified account in a tax-free exchange, transfer, or rollover to the extent allowed by federal tax law.

FEES AND CHARGES

EARLY WITHDRAWAL CHARGE

We impose an Early Withdrawal Charge to reimburse us for contract sales expenses, including commissions and other distribution, promotion, and acquisition expenses, and to allow us to invest assets for a longer duration, which supports higher declared interest rates, Caps and Upside Participation Rates.

The Early Withdrawal Charge applies if, during the first six Contract Years, you take a withdrawal from your Contract or Surrender it. After that, the Early Withdrawal Charge does not apply.

During the first six Contract Years, the Early Withdrawal Charge applies to each withdrawal, including withdrawals under an automatic withdrawal program and withdrawals taken to satisfy a required distribution. The Early Withdrawal Charge does not apply to Death Benefit payments or Annuity Payout Benefit payments.

An Early Withdrawal Charge reduces your Account Value.

The Early Withdrawal Charge is equal to the amount that is subject to the charge multiplied by the Early Withdrawal Charge rate.

•

If you take a withdrawal from your Contract, the amount subject to the charge is the amount you withdraw, which includes any amount needed to pay the Early Withdrawal Charge. This means that at your direction either we will subtract the Early Withdrawal Charge from amount paid to you or we will increase the amount withdrawn as needed to cover the charge.

•	If you Surrender your Contract, the amount subject to the charge is your Account Value.

•	The amount subject to the charge will not include the Free Withdrawal Allowance or the amount, if any, that qualifies for a waiver as described below.

The Early Withdrawal Charge rate depends on how long you own your Contract. The rate schedule is set out below.

Contract Year	1	2	3	4	5	6	7+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	3%	0%

Example for Surrender. You Surrender your Contract in Contract Year 5 when your Account Value is $100,000. You have already used your Free Withdrawal Allowance for the year and no other exception applies. We take an Early Withdrawal Charge of $4,000 ($100,000 x 4%) and you receive $96,000.

Example for Withdrawal. You withdraw $12,000 from your Contract in Contract Year 5. You have already used your Free Withdrawal Allowance for the year and no other exception applies. We use the following formula to calculate the Early Withdrawal Charge.

(Requested withdrawal x EWC rate) / (1.00—EWC rate) = Early Withdrawal Charge

($12,000 x 4%) / (1.00—0.04) = $480 / 0.96 = $500

We take the Early Withdrawal Charge of $500, you receive $12,000, and your Account Value is reduced by $12,500.

Note. If the amount subject to the Early Withdrawal Charge included only the amount you withdrew, the charge would have been $480. Because the amount subject to the Early Withdrawal charge also included the amount needed to pay the charge, the actual charge is $500.

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Free Withdrawal Allowance

The Free Withdrawal Allowance lets you withdraw some money from your Contract without the imposition of the Early Withdrawal Charge. For the first Contract Year, the Free Withdrawal Allowance is an amount equal to 10% of the total Purchase Payments received by us. For each subsequent Contract Year, the Free Withdrawal Allowance is equal to 10% of the Account Value as of the most recent Contract Anniversary. The Free Withdrawal Allowance is non-cumulative and you may not carry over any unused portion to other Contract Years.

For qualified annuities, the Free Withdrawal Allowance will be large enough to cover your required minimum distribution to age 93. However, if you have used your Free Withdrawal Allowance to facilitate a transfer or rollover, then an Early Withdrawal Charge may apply to a required minimum distribution.

Example. Your Account Value as of the end of Contract Year 3 is $200,000. Your Free Withdrawal Allowance for Contract Year 4 is $20,000 (10% of $200,000). If you take a withdrawal of $50,000 at the beginning of Contract Year 4, the Early Withdrawal Charge will not apply to the first $20,000 of the withdrawal, but will apply to the remaining $30,000 plus the amount needed to pay the Early Withdrawal Charge. If you take another withdrawal later in Contract Year 4, the Early Withdrawal Charge applies to the entire withdrawal plus the amount needed to pay the Early Withdrawal Charge.

If you Surrender your Contract during the first six Contract Years, the amount subject to the Early Withdrawal Charge upon Surrender will not include the current or any prior Free Withdrawal Allowance.

Early Withdrawal Charge Waivers

Extended Care Waiver. (Rider form R1462316NW-Waiver of Early Withdrawal Charges for Extended Care Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Extended Care Waiver Rider;

•	you are confined in a long-term care facility or hospital and the confinement is prescribed by a physician and is medically necessary;

•	the first day of the confinement is at least one year after the Contract Effective Date; and

•	the confinement has continued for a period of at least 90 consecutive days.

You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. (See the State Variations section below for information about availability in your state.) You do not need to take any action to add this waiver rider. Before you request a waiver, carefully review the rider to ensure that you understand how it works.

Terminal Illness Waiver. (Rider form R1462416NW-Waiver of Early Withdrawal Charges Upon Terminal Illness Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Waiver of Early Withdrawal Charges upon Terminal Illness Rider;

•	you are diagnosed with a terminal illness by a physician and, as a result of the terminal illness, you have a life expectancy of less than 12 months from the date of diagnosis; and

•	the diagnosis is rendered by a physician more than one year after the Contract Effective Date.

You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. (See the State Variations section below for information about availability in your state.) You do not need to take any action to add this waiver rider. Before you request a waiver, carefully review the rider to ensure that you understand how it works.

Automatic Withdrawal Program Charges

Currently, we do not charge a fee to participate in an automatic withdrawal program. However, we reserve the right to impose an annual fee in such amount as we may then determine to be reasonable for participation in the automatic withdrawal program. If imposed, the fee will not exceed $30 annually.

State Limitations. In some states, our ability to waive fees or charges may be limited by applicable laws, regulations or administrative positions.

ANNUITY PAYOUT BENEFIT

Under the Contract you may receive regular Annuity Payout Benefit payments for the duration of the period that you select. Once Annuity Payout Benefit payments start, you can no longer surrender the Contract or take a withdrawal, no Death Benefit will be payable under your Contract, and your Beneficiary designations will no longer apply. The amount payable after death, if any, is governed by the Payout Option you select.

The Annuity Payout Benefit is payable if the Annuity Payout Initiation Date is reached before the earlier of: (1) a death for which a Death Benefit is payable; or (2) the date that this Contract is Surrendered.

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Annuity Payout Initiation Date

The Annuity Payout Initiation Date is the first day of the first payment interval for which payment of the Annuity Payout Benefit is to be made. Annuity Payout Benefit payments are made at the end of each payment interval. This means that for annual payments, the first payment will be made one year after the Annuity Payout Initiation Date.

You may select the Annuity Payout Initiation Date by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date you selected and at least 30 days before the first Annuity Payout Benefit payment is to be made.

•	The earliest Annuity Payout Initiation you may select is the first Contract Anniversary.

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Unless we agree to a later date, the latest Annuity Payout Initiation Date you may select is the Contract Anniversary following your 95th birthday or the 95th birthday, of a joint owner, if earlier. If the Owner is not a human being such as a trust or a corporation, then the Annuity Payout Initiation Date may not be later than the Contract Anniversary following the 95th birthday of the eldest Annuitant, unless we agree to a later date.

The earliest permitted date and the latest permitted date for the Annuity Payout Initiation Date are set out on your Contract Specifications Page. The latest permitted date may change if an Owner changes.

If you do not select an Annuity Payout Initiation Date by the latest permitted date, we may select it for you. We will notify you in writing at least 45 days before the date we select. We will give you an opportunity to select an earlier date.

Annuity Payout Amount

The amount of each payment under the Annuity Payout Benefit is determined on the Annuity Payout Initiation Date based on the Annuity Payout value on that date, the Payout Option that applies, and the payment interval.

The Annuity Payout value is the amount that can be applied to the Annuity Payout Benefit is equal to: (1) the Account Value on the Annuity Payout Initiation Date; minus (2) premium tax or other taxes not previously deducted. If the Annuity Payout value is determined on a date other than the end of the Term, the Annuity Payout value will be based on the Daily Value Percentage. Please see the Indexed Strategy Value before End of Term section above for more information about the Daily Value Percentage.

Form of Annuity Payout Benefit

The Annuity Payout Benefit is paid in the form of annual payments as a Life Payout with Payments for at Least a Fixed Period. That fixed period will be 10 years or, if fewer, the maximum number of whole years permitted by any tax qualification endorsement.

In place of that, you may elect to have the Annuity Payout Benefit paid in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. You may elect a Payout Option by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date and at least 30 days before the first Annuity Payout Benefit payment is to be made.

Payee for Annuity Payout Benefit

Payment of the Annuity Payout Benefit generally is made to the surviving Owner(s) as the payee(s). In place of that, the surviving Owner(s) may elect for payment to be made as a tax-free exchange, transfer, or rollover, or for payment to be made to the Annuitant. That election must be made by a Request in Good Order that we receive at least 30 days before the payment date.

Payments that become due after the death of the payee are made to:

•	the surviving Owner(s); or if none

•	then to the surviving contingent payee(s) designated by the surviving Owner(s); or if none;

•	the estate of the last payee who received payments.

The portion of any Annuity Payout Benefit remaining after the death of an Owner or Annuitant must be paid at least as rapidly as payments were being made at the time of such death.

You may designate a contingent payee by a Request in Good Order. If you designate your spouse as a contingent payee and your marriage ends before your death, then we will treat your former spouse as having predeceased you except in the following situations: (1) if a court order provides that the former spouse’s rights as a contingent payee are to continue; or (2) if the former spouse remains or becomes an Owner.

DEATH BENEFIT

A Death Benefit is payable under your Contract if you die before the Annuity Payout Initiation Date and before the Contract is Surrendered. If your spouse becomes a successor owner of the Contract, no Death Benefit will be payable on account of your death.

When the Owner is a non-natural person, a Death Benefit is payable under the Contract if the Annuitant dies before the Annuity Payout Initiation Date and before the Contract is Surrendered. For this purpose, a non-natural person is a trust, custodial account, corporation, limited liability company, partnership, or other entity.

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Only one Death Benefit will be paid under the Contract. If a Death Benefit becomes payable, it will be in place of all other benefits under the Contract, and all other rights under this Contract will terminate except for rights related to the Death Benefit.

Death Benefit Payout Date

•	If the Death Benefit is to be paid as a lump sum, then it will be paid as soon as practicable after receipt of proof of death and a Request in Good Order for a lump sum payment.

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If the Death Benefit is to be paid under a Payout Option, then we will apply the Death Benefit value to a Payout Option as soon as practicable after receipt of proof of death and a Request in Good Order. That application date will be the first day of the first payment interval for which a payment is to be made. Death Benefit payments under a Payout Option are made at the end of each payment interval. This means that, for annual payments, the first payment will be made one year after that application date.

Death Benefit Amount

•	If the Death Benefit is paid in a lump sum, then it is equal to the Death Benefit value, increased by any additional post- death interest as required by law.

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If the Death Benefit will be paid as a series of periodic payments under a Payout Option, then the amount of each payment under the Death Benefit is determined on the date that the Death Benefit value is applied to the Payout Option. The amount or each payment will be based on the Death Benefit value (increased by any additional post-death interest as required by law to the date it is applied to the Payout Option), the Payout Option that applies, and the payment interval.

Death Benefit Value

The Death Benefit value is Account Value determined as of the date that the Death Benefit value is determined.

The Death Benefit value is reduced by premium tax or other taxes not previously deducted.

The Account Value will reflect the applicable Strategy values as calculated on the date the Death Benefit is determined. If the Death Benefit value is determined on a date other than the end of the Term, the Death Benefit value will be based on the Daily Value Percentage. Please see the Indexed Strategy Value before End of Term section above for more information about the Daily Value Percentage. Determination Date

The date that the Death Benefit value is determined is the earlier of: (1) the first anniversary of the date of death; or (2) the date that we have received both proof of death and Requests in Good Order with instructions as to the form of Death Benefit from all Beneficiaries. Thus, in many cases where there are multiple Beneficiaries, the date that the Death Benefit value is determined will be the date when the last Beneficiary submits the necessary Request in Good Order or the first anniversary of death. Until then, the Contract values remain in the Crediting Strategies will renew into new Terms of the same Strategies if the end of a Term is reached, and the Indexed Strategy values may fluctuate. This risk is borne by the Beneficiaries. If all Beneficiaries have not submitted the necessary Request in Good Order by the first anniversary of death, then the Death Benefit value as determined on that first anniversary will thereafter earn interest at a fixed rate at least equal to the rate required by state law.

Proof of Death. Before making payment of a Death Benefit, or any other payment or transfer of ownership rights that depends on the death of a specified person, we will require proof of death. We may delay making any payment until it is received. For this purpose, proof of death is:

•	a certified copy of a death certificate showing the cause and manner of death;

•	a certified copy of a decree that is made by a court of competent jurisdiction as to the finding of death; or

•	other proof that is satisfactory to us.

Form of Death Benefit

The Death Benefit is paid in the form of annual payments for a fixed period of two years.

In place of that, you may elect to have the Death Benefit paid in one lump sum or in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. There is no additional charge associated with this election. Any election is subject to the Death Benefit Distribution Rules described below.

You may make an election by a Request in Good Order. We must receive your request on or before the date of death for which a Death Benefit is payable. If you do not make such an election, the Beneficiary may make that election after the date of death. The Beneficiary’s election must be made by a Request in Good Order that is received by us no later than the date that the Death Benefit value is applied to a Payout Option and at least 30 days before the date of the first payment to be made.

Additional Rules for Payout Options. A Payout Option that is contingent on life is based on the life of the Beneficiary or, in some cases, the life of a person to whom the Beneficiary is obligated. We will pay the Death Benefit as a lump sum rather than as payments under a Payout Option if: (1) the Death Benefit is less than $2,000; or (2) as of the date that the Death Benefit value is to be applied to a Payout Option, the Death Benefit Distribution Rules do not allow a two-year payout.

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Payee of Death Benefit Payments

Death Benefit payments generally are made to the Beneficiary as the payee.

In place of that, the Beneficiary may elect to have payments made:

•	as a tax-free exchange, transfer, or rollover to or for an annuity or tax-qualified account as permitted by federal tax law; or

•

in cases where the Beneficiary is an estate, trust, custodial account, corporation, limited liability company, partnership, or other entity, to a person to whom the Beneficiary is obligated to make corresponding payments.

Payments that become due after the death of the Beneficiary are made to:

•	the contingent payee designated as part of a Death Benefit Payout Option elected by you; or if none

•	then to a contingent payee designated by the Beneficiary; or if none

•	the estate of the last payee who received payments.

Such payments are subject to the Death Benefit Distribution Rules described below.

You may designate a contingent payee by a Request in Good Order. A Beneficiary may make or change a payee or contingent payee, except a Beneficiary may not change a designation made as part of a Payout Option election made by you for the Death Benefit. If the Beneficiary designates his or her spouse as a contingent payee and their marriage ends before the Beneficiary’s death, then we will treat the former spouse as having predeceased the Beneficiary except to the extent a court order provides that the former spouse’s rights as a contingent payee are to continue.

Death Benefit Distribution Rules

The Death Benefit Distribution Rules are summarized below.

•	For a Tax Qualified Contract. The Death Benefit must be paid in accordance with the tax qualification endorsement.

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For a Nonqualified Contract. The Death Benefit must be paid either: (1) in full within five years of the date of death; or (2) over the life of the Beneficiary or over a period certain not exceeding the Beneficiary’s life expectancy, with payments at least annually, and with the first payment made within one year of the date of death.

PAYOUT OPTIONS

The standard Payout Options are described below. We will make payments in any other form of Payout Option that is acceptable to us at the time of any election. More than one Payout Option may be elected if the requirements for each Payout Option elected are satisfied. All elected Payout Options must comply with pertinent laws and regulations.

Payments under each standard Payout Option are made at the end of a payment interval. For example, if the Annuity Payout Initiation Date is October 31, 2028 and you select annual payments, then the first payment will be paid as of October 31, 2029.

Fixed Period Payout

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the Annuitant, if you direct, for the fixed period of time that you select. For a nonqualified contract, fixed periods shorter than 10 years are not available. For a tax-qualified contract, the only fixed period available is 10 years.

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If the payee dies before the end of the fixed period, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments.

•	In all cases, payments will stop at the end of the fixed period.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for the fixed period of time that you or the Beneficiary selects. The fixed period cannot exceed the life expectancy of the Beneficiary. For a tax-qualified contract, the fixed period also cannot exceed 10 years.

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If the Beneficiary dies before the end of the fixed period, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments.

•	In all cases, payments will stop at the end of the fixed period.

Life Payout

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives. Payments will stop on the death of the Annuitant. This means that, even if we have made only one payment when the Annuitant dies, payments will stop.

If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not yet been reached.

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If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option.

•	If the Annuitant’s death before the Annuity Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

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For a tax-qualified contract, a Life Payout is not available to all Beneficiaries.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives. Payments will stop on the death of the Beneficiary. This means that, even if we have made only one payment when the Beneficiary dies, payments will stop.

If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

Life Payout with Payments for at Least a Fixed Period

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives. For a tax-qualified contract, fixed periods longer than 10 years are not available.

•	If the Annuitant dies after the end of the fixed period you selected, then payments will stop on the death of the Annuitant.

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If the Annuitant dies before the end of the fixed period you selected, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you selected.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives. The fixed period cannot exceed the life expectancy of the Beneficiary. For a tax-qualified contract, a Life Payout with Payments for at Least a Fixed Period is not available to all Beneficiaries, and the fixed period also cannot exceed 10 years.

•	If the Beneficiary dies after the end of the fixed period selected, then payments will stop on the death of the Beneficiary.

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If the Beneficiary dies before the end of the fixed period you or the Beneficiary selected, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you or the Beneficiary selected.

Joint and One-Half Survivor Payout

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the primary Annuitant, if you direct, for as long as the primary Annuitant lives.

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If the primary Annuitant dies and the secondary Annuitant does not survive the primary Annuitant, then payments will stop on the death of the primary Annuitant. This means that, even if we have made only one payment when the primary Annuitant dies, payments will stop unless the secondary Annuitant survives.

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If the primary Annuitant dies and the secondary Annuitant is surviving, then we will make one-half of the periodic payment to you, or the secondary Annuitant, if you direct, for the rest of the secondary Annuitant’s life. In this case, payments will stop on the death of the secondary Annuitant.

If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Joint and One-Half Survivor Payout will never provide the full payment amount. In that case, if the secondary Annuitant agrees, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not been reached.

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If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option.

•	If the Annuitant’s death before the Annuity Benefit Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.

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If the Beneficiary dies and the contingent payee does not survive the Beneficiary, then payments will stop on the death of the Beneficiary. This means that, even if we have made only one payment when the Beneficiary dies, payments will stop unless the contingent payee survives.

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If the Beneficiary dies and the contingent payee designated as part of the Death Benefit Payout Option election is surviving, then we will make one-half of the periodic payment to the contingent payee for the rest of the contingent payee’s life. In this case, payments will stop on the death of the contingent payee.

If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Joint and One-Half Survivor Payout will never provide the full payment amount. In that case, if the contingent payee agrees, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

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A Joint and One-Half Survivor Payout is only available to a Beneficiary who is the surviving spouse of the owner.

Payments under a Payout Option

Payments under a Payout Option are calculated and paid as fixed dollar payments. The stream of payments is an obligation of the general account of Great American Life. Fixed dollar payments will remain level for the duration of the payment period. Once payments begin under a Payout Option, the Payout Option may not be changed. Once the Contract value is applied to a Payout Option, the periodic payments cannot be accelerated or converted into a lump sum payment unless we agree.

We will use the 2012 Individual Annuity Reserving Table with projection scale G2 for blended lives (60% female/40% male) with interest at 1% per year, compounded annually, to compute all guaranteed Payout Option factors, values, and benefits under the Contract. For purposes of calculating payments based on the age of a person, we will use his or her age as of his or her last birthday.

Considerations in Selecting a Payout Option

Payments under a Payout Option are affected by various factors, including the length of the payment period, the life expectancy of the person on whose life payments are based, and the frequency of the payment interval (monthly, quarterly, semi-annually or annually).

•	Generally, the longer the period over which payments are made or the more frequently the payments are made, the lower the amount of each payment because more payments will be made.

•	For Life Payout Options, the longer the life expectancy of the Annuitant or Beneficiary, the lower the amount of each payment because more payments are expected to be paid.

Non-Human Payees under a Payout Option

Except as stated below, the primary payee under a Payout Option must be a human being. All payments during his or her life must be made by check payable to the primary payee or by electronic transfer to a bank account owned by the primary payee.

Exceptions. Below are some exceptions to the general rule that the primary payee must be a human being. We may make other exceptions in our discretion.

•	A nonhuman that is the Owner of the Contract may be the primary payee. For example, if the Owner is a trust, that trust may be the primary payee.

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Payments may be made payable to another insurance company or financial institution as a tax-free exchange, transfer, or rollover to or for another annuity or tax-qualified account as allowed by federal tax law.

PROCESSING PURCHASE PAYMENTS AND REQUESTS

Processing Purchase Payments

•	If we receive a Purchase Payment on a Market Day before the Market Close, we will apply it to your Contract on that Market Day.

•	If we receive a Purchase Payment on a Market Day after the Market Close or on a day that is not a Market Day, then we will apply it to your Contract on the next Market Day.

An amount applied to a Contract will be held in the Purchase Payment Account until it is applied to a Crediting Strategy or Strategies on a Strategy Application Date pursuant to your instructions. We cannot apply an amount held in the Purchase Payment Account to a Crediting Strategy or Strategies if we do not have complete instructions from you.

If you have any questions, you should contact us or your registered representative before sending a Purchase Payment.

Processing Requests

•	Requests may be made by mail at P.O. Box 5423, Cincinnati OH 45201-5423.

•	Requests by fax may be made at 513-768-5115.

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Requests for reallocations among Crediting Strategies may be made by telephone at 1-800-789-6771 between 8:00 AM and 4:00 PM Eastern Time Monday through Friday. We may also permit reallocation requests to be made at our website (www.GAIGannuities.com). Some selling firms may restrict the ability of their registered representatives to convey reallocation requests by telephone or Internet on your behalf.

To obtain one of our forms (for example, a Strategy Selection form or a Withdrawal Request form) or to obtain more information about how to make a request, call us at 1-800-789-6771 or send us a fax at 513-768-5115. You can also request forms or information by mail at Great American Life Insurance Company, P.O. Box 5423, Cincinnati OH 45201-5423. You may also obtain forms on our website, (www.GAIGannuities.com).

We cannot process a request unless it is a Request in Good Order. A request may be rejected or delayed if it is not a Request in Good Order.

•	If we receive a Request in Good Order on a Market Day before the Market Close, we will process it using values determined at the Market Close on that Market Day.

•	If we receive a Request in Good Order after the Market Close or on a day that is not a Market Day, then we will treat that request as received at the start of the next Market Day.

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If you have any questions, you should contact us or your registered representative before submitting the request.

Exception. If a withdrawal under an automatic withdrawal program is scheduled for a date that is not a Market Day, then we will process the withdrawal on the scheduled date using values at the most recent Market Close. For example, if the automatic withdrawal is scheduled for a date that falls on Sunday and there was a Market Close at 4:00 PM on the previous Friday, then we will process the withdrawal on Sunday using values determined at 4:00 PM on that Friday.

Market Days and Market Close

A Market Day is each day that all markets that are used to measure available Indexed Strategies are open for regular trading.

•	Saturdays, Sundays, holidays and any other day that the New York Stock Exchange and the NYSE Arca are closed are not Market Days.

•

The NYSE and the NYSE Arca observe the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

A Market Close is the close of the regular or core trading session on the market used to measure a given Indexed Strategy.

•	Regular trading hours on the NYSE and core trading sessions on the NYSE Arca usually end at 4:00 PM Eastern Time

•	Trading hours on the NYSE and core trading sessions on the NYSE Arca end at 1:00 PM Eastern Time on the day before the Fourth of July and the Friday after Thanksgiving and Christmas Eve.

Regular trading or a core trading session may end at a different time on a Market Day under certain circumstances when and as permitted under applicable rules. Such circumstances generally cannot be predicted in advance.

Specific information about NYSE and NYSE Arca holidays and trading hours in any given calendar year is available at https://www.nyse.com/markets/hours-calendars.

Receipt of Purchase Payments, Applications and Requests

For purposes of processing, we deem Purchase Payments and applications, Requests in Good Order and other instructions (paperwork) mailed to our post office box as received by us at our administrative office when the Purchase Payment or the paperwork reaches the applicable processing department located at 310 E. 4th Street, Cincinnati OH 45202.

Risks and Limitations Related to Requests by Telephone or Internet

We will use reasonable procedures such as requiring certain identifying information, tape recording the telephone instructions, and providing written confirmation of the transaction, in order to confirm that instructions communicated by telephone, fax, Internet or other means are genuine. Any telephone, fax or Internet instructions reasonably believed by us to be genuine will be your responsibility, including losses arising from any errors in the communication of instructions. As a result of this policy, you will bear the risk of loss. We are not responsible for the validity of any request or action.

Telephone and computer systems may not always be available. Any telephone or computer system, whether it is yours, your service provider’s, your agent’s, or ours, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you experience technical difficulties or problems, you should consider making your request by mail.

Suspension of Payments or Transfers

We may be required to suspend or delay payments, withdrawals and reallocations when we cannot obtain an Index value because:

•	the New York Stock Exchange or NYSE Arca is closed (other than customary weekend and holiday closings);

•	trading on the New York Stock Exchange or NYSE Arca is restricted; or

•	an emergency exists such that it is not reasonably practicable to determine fairly the value of the Index.

In this case, we will make payments and process withdrawals and reallocations as soon as practicable after we are able to obtain the Index value.

We may suspend or delay payments, withdrawals and reallocations when we are permitted to do so under a regulatory order. In this case, we will make payments and process withdrawals and reallocations when the order is no longer in effect.

Restrictions on Financial Transactions

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block an Owner’s ability to make certain transactions. This means that we may be required to refuse to accept any request for withdrawals, Surrenders, Annuity Payout Benefit payments or Death Benefit payments, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

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RIGHT TO CANCEL (FREE LOOK)

If you change your mind about owning the Contract, you may cancel it within 20 days after you receive it. If you purchase this Contract to replace an existing annuity contract or life insurance policy, you have 30 days after you receive it. This is known as a “free look.” The right to cancel period may be longer in some states.

To cancel your Contract, you must submit your request to cancel to the producer who sold it or send it to us at P.O. Box 5423, Cincinnati, OH 45201-5423. If sent to us by mail, it is effective on the date postmarked with proper address and postage paid. Your request to cancel must be in writing and signed by you.

If you cancel your Contract, you will receive a refund. The amount of the refund will depend on where you live. When you cancel the Contract within this free look period, we will not assess an Early Withdrawal Charge.

•

If you live in a state where we are required to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period.

•

If you live in a state where we are required to refund the Account Value of your Contract, you will receive the Account Value on the day that we receive your cancellation Request in Good Order. If the Account Value includes the value of an Indexed Strategy, that Strategy value will reflect the applicable Daily Value Percentage. The amount you receive may be more or less than your Purchase Payment(s) depending upon any interest earned by your Contract and the value of your Indexed Strategies. This means that you bear the risk of any decline in the Account Value of your Contract before we receive your cancellation request.

No Early Withdrawal Charges will apply to the amount refunded. Unless required by state law, we do not refund any Early Withdrawal Charges assessed during the free look period that relate to a withdrawal taken before you cancel the Contract.

The State Variations section of this prospectus contains a summary of the state law provisions related to the free look period and the required refund amount.

There may be tax consequences if you cancel the Contract. You should seek advice on tax questions based on your particular circumstances from a tax advisor.

ANNUAL STATEMENT AND CONFIRMATIONS

At least once each calendar year, we will send you a statement that will show: (1) your Account Value; (2) all transactions regarding your Contract during the year; and (3) any interest credited to your Contract and/or any other changes in Strategy value credited to your Contract.

We will also send you written confirmations of Purchase Payments, Crediting Strategy allocations and renewals, withdrawals, and other financial transactions under your Contract. Statements and confirmations will be sent to your last known address on our records.

You should promptly report any inaccuracy or discrepancy in a statement or confirmation. To report an inaccuracy or discrepancy, contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at 1-800-789-6771. To protect your rights, you should consider reconfirming any oral communications by sending a written statement to P.O. Box 5423, Cincinnati, OH 45201-5423.

ELECTRONIC DELIVERY

You may elect to receive electronic delivery of the Contract prospectus and other Contract related documents. Contact us at our website at www.GAIGannuities.com for more information and to enroll.

ABANDONED PROPERTY REQUIREMENTS

Every state has unclaimed property laws. These laws generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from: (1) the latest permitted Annuity Payout Initiation Date; or (2) the date of death for which a Death Benefit is due and payable. For example, if the payment of a death benefit has been triggered, but the beneficiary does not come forward to claim the death benefit in a timely manner, the unclaimed property laws will apply.

If a Death Benefit, Annuity Payout Benefit payments or other contract proceeds are unclaimed, we will pay them to the abandoned property division or unclaimed property office of the applicable state. (Escheatment is the formal, legal name for this process.) For example, on an unclaimed Death Benefit, depending on the circumstances, the proceeds are paid: (1) to the state where the beneficiary last resided, as shown on our books and records; (2) to the state where the contract owner last resided, as shown on our books and records; or (3) to Ohio, which is our state of domicile. The state will hold the proceeds without interest until a valid claim is made by the person entitled to the proceeds.

To prevent escheatment of the Death Benefit, Annuity Payout Benefit payments, or other proceeds from your Contract, it is important:

•	to update your contact information, such as your address, phone number, and email address, if and as it changes; and

•	to update your Beneficiary and other designations, including complete names, complete addresses, phone numbers, and social security numbers, if and as they change.

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Please contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at 1-800-789-6771, to make such updates.

State unclaimed property laws do not apply to annuity contracts that are held under an employer retirement plan that is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

OWNER

The Owner on the Contract Effective Date is set out on your Contract Specifications Page. The Owner possesses all of the ownership rights under a Contract, such as making allocations among the Crediting Strategies, electing a Payout Option, and designating a Beneficiary.

If an Owner is a trust, custodial account, corporation, limited liability company, partnership, or other entity, then the age of the eldest Annuitant is treated as the age of the Owner for all purposes of this Contract.

Joint Owners

•	For a Nonqualified Contract. Two persons may jointly own the Contract. In this case, the term “Owner” includes the joint Owner and you must exercise all rights of ownership by joint action.

•	For a Tax Qualified Contract. No joint owner is permitted.

Change of Owner

•

For a Nonqualified Contract. You may change the Owner only with our written consent. A change of Owner cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

•	For a Tax Qualified Contract. You cannot change the Owner except to the limited extent permitted by the tax qualification endorsement.

A change of Owner must be made by a Request in Good Order. A change of Owner may have adverse tax consequences.

Assignment

•

For a Nonqualified Contract. You may pledge, charge, encumber or assign you interest in this Contract only with our written consent. If we grant our consent, you may assign all or any part of your rights under this Contract except your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option.

•	For a Tax Qualified Contract. You cannot pledge, charge, encumber or in any way assign your interest in this Contract except to the limited extent permitted by the tax qualification endorsement.

An assignment must be requested by a Request in Good Order. We are not responsible for the validity of any assignment. An assignment may have adverse tax consequences.

If we have consented to an assignment, the rights of a person holding the assignment, including the right to any payment under this Contract, come before the rights of an Owner, Annuitant, Beneficiary, or other payee. An assignment may be ended only the person holding it or as provided by law.

Successor Owner

Your spouse becomes the successor owner of the Contract and succeeds to all rights of ownership if all of the following requirements are met:

•	a Death Benefit is payable on account of your death;

•	the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse;

•	either you make that election by a Request in Good Order before your death or your spouse makes that election by a Request in Good Order before the Death Benefit Payment Date; and

•	you were not a successor owner of the Contract.

A successor owner election cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

In some states, state law extends this successor owner right to a civil union partner or other person who is not your spouse as defined by federal tax law. In that case, distributions after your death must be made as required by the Death Benefit Distributions Rules described in the Death Benefit section above.

Community Property

If you live in a community property state and have a spouse at any time while you own this Contract, the laws of that state may vary your ownership rights.

ANNUITANT

The Annuitant is the natural person on whose life Annuity Payout Benefit payments are based. The Annuitant on the Contract Effective Date is set out on your Contract Specifications Page.

•

For a Nonqualified Contract. The Annuitant cannot be changed at any time that the Contract is owned by a trust, custodial account, corporation, limited liability company, partnership, or other entity. Otherwise, you may change a designation of Annuitant at any time before the Annuity Payout Initiation Date.

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•	For a Tax Qualified Contract. The Annuitant must be the natural person covered under the retirement arrangement for whose benefit the Contract is held.

A change of Annuitant must be made by a Request in Good Order. A change of Annuitant does not cancel a designation of a Beneficiary or a Payout Option election.

If an Annuitant dies before the Annuity Payout Initiation Date and no Death Benefit is payable, then in the absence of a new designation, the Annuitant will be:

•	the surviving joint Annuitant(s); or if none

•	the Owner(s).

BENEFICIARY

A Beneficiary is a person entitled to receive all or part of a Death Benefit that is to be paid under this Contract on account of a death before the Annuity Payout Initiation Date.

•	If a Death Benefit becomes payable on account of your death or the death of a joint Owner, then the surviving Owner is the Beneficiary no matter what other designation you may have made.

•	In all other cases, you may designate a person or person who will be the Beneficiaries as provided in the Designation of Beneficiary provision of the Contract.

•	If no designated Beneficiary is surviving, then the Beneficiary is your estate.

•

If the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse and all other requirements for successor ownership are met, then your spouse may become the successor owner of the Contract in lieu of receiving the Death Benefit.

A designation of Beneficiary must be made by a Request in Good Order. We must receive the request on or before the date of death for which a Death Benefit is payable.

•	You may designate two or more persons jointly as the Beneficiaries. Unless you state otherwise, joint Beneficiaries that are surviving are entitled to equal shares.

•

You may designate one or more persons as contingent Beneficiary. Unless you state otherwise, a contingent Beneficiary is entitled to a benefit only if there is no primary Beneficiary who that is surviving.

Survivorship Required

In order to be entitled to receive a Death Benefit, a Beneficiary must survive for at least 30 days after the death for which the Death Benefit is payable.

If you designate your spouse as a Beneficiary and your marriage ends before your death, we will treat your former spouse as having predeceased you unless:

•	a court order provides that the former spouse’s rights as a beneficiary are to continue; or

•	the former spouse remains or becomes an Owner.

OTHER CONTRACT PROVISIONS

Amendment of the Contract

We reserve the right to amend the Contract to comply with applicable Federal or state laws or regulations. We will notify you in writing of any such amendments.

Misstatement

We may require proof of the age of the Annuitant, Owner and/or the Beneficiary before making any payments under the Contract that are measured by such person’s life. If the age of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age. If payments based on the correct age would have been higher, we will pay the underpaid amount with interest. If payments would be lower, we may deduct the overpaid amount, with interest, from succeeding payments.

Involuntary Termination

If the Account Value on any anniversary of the initial Strategy Application Date is less than the minimum required value of $5,000 due to poor market performance or withdrawals from the Contract, we may terminate your Contract on that anniversary.

•

If you make only one Purchase Payment, each Term will end on an anniversary of the initial Strategy Application Date. In this case, any involuntary termination will occur on a date that is the end of a Term.

•

If you make multiple Purchase Payments, Terms may end on different dates. In this case, any involuntary termination will occur on a date that is the end of a Term, but it will occur before the end of other Terms. In this case, the Surrender Value payable upon termination of your Contract will reflect the Daily Value Percentages used to calculate the value of Indexed Strategies with Terms that are not ending on the termination date.

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The examples below show the relationship between the date of an involuntary termination and the end of a Term.

Example A. You make one Purchase Payment that is applied to the Crediting Strategies on June 20, 2021. Terms will start and end on June 20 and the anniversary of the initial Strategy Application Date will be June 20. If your Account Value is less than $5,000 on June 20, 2024, we may terminate your Contract on that anniversary date.

Example B. You make two Purchase Payments. One Purchase Payment is applied to the Crediting Strategies on May 6, 2021 and the other Purchase Payment is applied to the Crediting Strategies on June 20, 2021. Terms will start and end on May 6 and on June 20. The anniversary of the initial Strategy Application Date will be May 6.

•	If your Account Value is less than $5,000 on June 20, 2024, we may not terminate your Contract because June 20 is not an anniversary of the initial Strategy Application Date.

•	If your Account Value is less than $5,000 on May 6, 2025, we may terminate your Contract on that anniversary date even though the other Term will not end until June 20, 2025.

If we terminate your Contract, we will pay you the Surrender Value determined as of the date that we terminate your Contract. The Surrender Value will reflect the applicable Indexed Strategy Values as calculated on the day that we terminate your Contract.

Loans

Loans are not available under the Contract.

FEDERAL TAX CONSIDERATIONS

This section provides a general description of federal income tax considerations relating to the Contracts. The purchase, holding and transfer of a Contract may have federal estate and gift tax consequences in addition to income tax consequences. Estate and gift taxation is not discussed in this prospectus. State taxation will vary, depending on the state in which you reside, and is not discussed in this prospectus.

The tax information provided in this prospectus is not intended or written to be used as legal or tax advice. It is written solely to provide general information related to the sale and holding of the Contracts. You should seek advice on legal or tax questions based on your particular circumstances from an attorney or tax advisor.

Tax Deferral on Annuities

Internal Revenue Code (“IRC”) Section 72 governs taxation of annuities in general. The income earned on a Contract is generally not included in income until it is withdrawn from the Contract. In other words, a Contract is a tax-deferred investment. Tax deferral is not available for a Contract when an Owner is not a natural person unless the Contract is part of a tax-qualified retirement plan or the Owner is a mere agent for a natural person. For a nonqualified deferred compensation plan, this rule means that the employer as Owner of the Contract will generally be taxed currently on any increase in the Surrender Value, although the plan itself may provide a tax deferral to the participating employee.

Under certain circumstances, based on a rule known as the “Investor Control Doctrine,” the IRS has stated that the holder of an annuity contract could be treated as the owner (for tax purposes) of the assets of a separate account that supports the annuity contract. If you were treated as the owner of an interest in the separate account, then you would be taxed on the income, gain, and loss arising out of your interest in the separate account. Although the IRS has not provided definitive guidance on the application of this rule to indexed annuity contracts, we do not believe that this rule applies to the Contract because you have no specific, fractional, or unitized interest in the separate account assets, we are not obligated to invest the separate account in any particular assets, the investment return and market value of the separate account assets is not allocated in an identical manner to any Contract, the Contract values are determined based on gains and losses regardless of the performance of the separate account assets, and the derivatives that we may hold in the separate account are not publicly traded.

Tax-Qualified Retirement Plans

Annuities may also qualify for tax-deferred treatment, or serve as a funding vehicle, under tax-qualified retirement plans that are governed by other IRC provisions. These provisions include IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuities), IRC Sections 408 and 408A (individual retirement annuities), and IRC Section 457(b) (governmental deferred compensation plans). Tax-deferral is generally also available under these tax-qualified retirement plans through the use of a trust or custodial account without the use of an annuity.

The tax law rules governing tax-qualified retirement plans and the treatment of amounts held and distributed under such plans are complex. If the Contract is to be used in connection with a tax-qualified retirement plan, including an individual retirement annuity (“IRA”) under a Simplified Employee Pension (SEP) Plan, you should seek competent legal and tax advice regarding the suitability of the Contract for your particular situation.

Contributions to a tax-qualified Contract are typically made with pre-tax dollars, while contributions to other Contracts are typically made from after-tax dollars, though there are exceptions in either case. Tax-qualified Contracts may also be subject to restrictions on withdrawals that do not apply to other Contracts. These restrictions may be imposed to meet the requirements of the IRC or of an employer plan.

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Following is a brief description of the types of tax-qualified retirement plans for which the Contracts are available.

Individual Retirement Annuities. IRC Sections 219 and 408 permit certain individuals or their employers to contribute to an individual retirement arrangement known as an “Individual Retirement Annuity” or “IRA”. Under applicable limitations, an individual may claim a tax deduction for certain contributions to an IRA. Contributions made to an IRA for an employee under a Simplified Employee Pension (SEP) Plan or Savings Incentive Match Plan for Employees (SIMPLE) established by an employer are not includable in the gross income of the employee until distributed from the IRA. Distributions from an IRA are taxable to the extent that they represent contributions for which a tax deduction was claimed, contributions made under a SEP plan or SIMPLE, or income earned within the IRA.

Roth IRAs. IRC Section 408A permits certain individuals to contribute to a Roth IRA. Contributions to a Roth IRA are not tax deductible. Tax-free distributions of contributions may be made at any time. Distributions of earnings are tax-free following the five-year period beginning with the first year for which a Roth IRA contribution was made if the Owner has attained age 59 1/2, become disabled, or died, or for qualified first-time homebuyer expenses.

Tax-Sheltered Annuities. IRC Section 403(b) of permits public schools and charitable, religious, educational, and scientific organizations described in IRC Section 501(c)(3) to establish “tax-sheltered annuity” or “TSA” plans for their employees. TSA contributions and Contract earnings are generally not included in the gross income of the employee until distributed from the TSA. Amounts attributable to contributions made under a salary reduction agreement cannot be distributed until the employee attains age 59 1/2, severs employment, becomes disabled, incurs a hardship, is eligible for a qualified reservist distribution, or dies. The IRC and the plan may impose additional restrictions on distributions.

Pension, Profit-Sharing, and 401(k) Plans. IRC Section 401 permits employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish such plans for themselves and their employees. These plans may use annuity contracts to fund plan benefits. Generally, contributions are deductible to the employer in the year made, and contributions and earnings are generally not included in the gross income of the employee until distributed from the plan. The IRC and the plan may impose restrictions on distributions. Purchasers of a Contract for use with such plans should seek competent advice regarding the suitability of the Contract under the particular plan.

Governmental Eligible Deferred Compensation Plans. State and local government employers may purchase annuity contracts to fund eligible deferred compensation plans for their employees, as described in IRC Section 457(b). Contributions and earnings are generally not included in the gross income of the employee until the employee receives distributions from the plan. Amounts cannot be distributed until the employee attains age 70 1/2, severs employment, becomes disabled, incurs an unforeseeable emergency, or dies. The plan may impose additional restrictions on distributions.

Roth TSAs, Roth 401(k)s, and Roth 457(b)s. IRC Section 402A permits TSA plans, 401(k) plans, and governmental 457(b) plans to allow participating employees to designate some part or all of their future elective contributions as Roth contributions. Roth contributions to a TSA plan, 401(k) plan, or governmental 457(b) plan are included in the employee’s taxable income as earned. Amounts attributable to Roth TSA, Roth 401(k), or Roth 457(b) contributions must be held in a separate account from amounts attributable to traditional pre-tax TSA, 401(k), or 457(b) contributions. Distributions from a Roth TSA, Roth 401(k), or Roth 457(b) account are considered to come proportionally from contributions and earnings. Distributions attributable to Roth account contributions are tax-free. Distributions attributable to Roth account earnings are tax-free following the five-year period beginning with the first year for which Roth contributions are made to the plan if the employee has attained age 59 1/2, become disabled, or died. A Roth TSA, Roth 401(k), or Roth 457(b) account is subject to the same distribution restrictions that apply to amounts attributable to traditional pre-tax TSA, 401(k), or 457(b) contributions made under a salary reduction agreement. The plan may impose additional restrictions on distributions.

Nonqualified Deferred Compensation Plans

Employers may invest in annuity contracts in connection with unfunded deferred compensation plans for their employees. Such plans may include eligible deferred compensation plans of non-governmental tax-exempt employers, as described in IRC Section 457(b); deferred compensation plans of both governmental and nongovernmental tax-exempt employers that are taxed under IRC Section 457(f) and subject to Section 409A; and nonqualified deferred compensation plans of for-profit employers subject to Section 409A. In most cases, these plans are designed so that amounts credited under the plan will not be includable in the employees’ gross income until paid under the plan. In these situations, the annuity contracts are not plan assets and are subject to the claims of the employer’s general creditors. Whether or not made from the Contract, plan benefit payments are subject to restrictions imposed by the IRC and the plan.

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Summary of Income Tax Rules

The following chart summarizes the basic income tax rules governing tax-qualified retirement plans, nonqualified deferred compensation plans, and other non-tax-qualified Contracts.

	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Other Non-Tax-Qualified Contracts
Plan Types

•  IRC §408 (IRA, SEP, SIMPLE IRA)

•  IRC §408A (Roth IRA)

•  IRC §403(b) (Tax-Sheltered Annuity)

•  IRC §401 (Pension, Profit– Sharing, 401(k))

•  Governmental IRC §457(b)

•  IRC §402A (Roth TSA, Roth 401(k), or Roth 457(b))

		• IRC §409A • Nongovernmental IRC §457(b) • IRC §457(f)	• IRC §72 only

Who May Purchase a Contract	Eligible employee, employer, or employer plan.	Employer on behalf of eligible employee. Employer generally loses tax-deferred status of Contract itself.	Anyone. Non-natural person will generally lose tax-deferred status.

Contribution Limits	Contributions are limited by IRC and/or plan requirements.		None.

Distribution Restrictions	Distributions from Contract and/or plan may be restricted to meet IRC and/or plan requirements.		None.

Taxation of Withdrawals, Surrenders, and Lump Sum Death Benefit

Generally, 100% of distributions must be included in taxable income. However, the portion that represents an after-tax investment is not taxable. Distributions from Roth IRA are deemed to come first from after- tax contributions. Distributions from other plans are generally deemed to come from income and after-tax investment (if any) on a pro-rata basis. Distributions from §408A Roth IRA or §402A Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

For tax purposes, all IRAs and SEP IRAs of an owner are treated as a single IRA, and all Roth IRAs of an owner are treated as a single Roth IRA.

Generally, distributions must be included in taxable income until all accumulated earnings are paid out. Thereafter, distributions are tax-free return of the original investment. However, distributions are tax-free until any investment made before August 14, 1982 is returned.

For tax purposes, all non-tax-qualified annuity contracts issued to the same owner by the same insurer in the same calendar year are treated as one contract.

Taxation of Payout Option Payments (Annuity Benefit or Death Benefit)	A percentage of each payment is tax free equal to the ratio of after-tax investment (if any) to the total expected payments, and the balance is included in taxable income. Once the after-tax investment has been recovered, the full amount of each benefit payment is included in taxable income. Distributions from a Roth IRA, Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

Possible Penalty Taxes for Distributions Before Age 59 1/2	Taxable portion of payments made before age 59 1/2 may be subject to 10% penalty tax (or 25% for a SIMPLE IRA during the first two years of participation). Penalty taxes do not apply to payments after the participant’s death, or to §457 plans. Other exceptions may apply.	None.	Taxable portion of payments made before age 59 1/2 may be subject to a 10% penalty tax. Penalty taxes do not apply to payments after the Owner’s death. Other exceptions may apply.

Assignment/ Transfer of Contract	Assignment and transfer of Ownership generally not permitted.		Generally, deferred earnings taxable to transferor upon transfer or assignment. Gift tax consequences are not discussed herein.

Federal Income Tax Withholding	Eligible rollover distributions from §401, §403(b), and governmental §457(b) plans are subject to 20% mandatory withholding on taxable portion unless direct rollover. For other payments, Payee may generally elect to have taxes withheld or not.	Generally subject to wage withholding.	Generally, Payee may elect to have taxes withheld or not.

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Rollovers, Transfers, and Exchanges

Amounts from a tax-qualified Contract may be rolled over, transferred, or exchanged into another tax-qualified account or retirement plan as permitted by the IRC and plan(s). Amounts may be rolled over, transferred, or exchanged into a tax-qualified Contract from another tax-qualified account or retirement plan as permitted by the IRC and plan(s). In most cases, such a rollover, transfer, or exchange is not taxable, unless the rollover of pre-tax amounts is made into a Roth IRA, a Roth TSA, Roth 401(k), or Roth 457(b). Rollovers, transfers, and exchanges are not subject to normal contribution limits. The IRC or plan may require that rollovers be held in a separate Contract from other plan funds.

Amounts from a non-tax-qualified Contract may be transferred to another non-tax-qualified annuity or to a qualified long-term care policy as a tax-free exchange as permitted by the IRC Section 1035. Amounts from another non-tax-qualified annuity or from a life insurance or endowment policy may be transferred to a Contract as a tax-free exchange under IRC Section 1035.

Required Distributions

The Contracts are subject to the required distribution rules of federal tax law. These rules vary based on the tax qualification of the Contract or the plan under which it is issued.

For a tax-qualified Contract other than a Roth IRA, required minimum distributions must generally begin by April 1 following attainment of age 72 (age 70 1/2 if born before July 1, 1949). However, for a 403(b) Tax-Sheltered Annuity Plan, a 401 Pension, Profit-Sharing, or 401(k) Plan, or a 457(b) Governmental Deferred Compensation Plan, a participant who is not a 5% owner of the employer may delay required minimum distributions until April 1 following the year in which the participant retires from that employer. The required minimum distributions during life are calculated based on standard life expectancy tables adopted under federal tax law.

For a Roth IRA or for a Contract that is not tax-qualified, there are no required distributions during life.

A tax-qualified Contract must make required distributions after death. The required distributions vary depending on the type of beneficiary. Some beneficiaries may take payments over life or life expectancy, and others must receive all benefits within five or ten years after death. A non-tax-qualified Contract that has begun making payments under a payout option during the Owner’s life must make any remaining payments at least as rapidly after death. If payments from a non-tax-qualified Contract have not begun, then the death benefit must be paid out in full within five years after death, or must be paid out in substantially equal payments beginning within one year of death over a period not exceeding the life expectancy of the designated beneficiary.

For a traditional IRA, a Roth IRA, or a Contract that is not tax-qualified, a beneficiary who is a surviving spouse may elect out of these requirements, and apply the required distribution rules as if the Contract were his or her own. For this purpose, federal tax law recognizes as married any two people whose marriage is valid in the state in which it was celebrated. A civil union or domestic partnership is not considered a marriage.

PREMIUM AND OTHER TAXES

We reserve the right to deduct from the Purchase Payment or Account Value any taxes relating to the Contract paid by us to any government entity (including, but not limited to, premium taxes, additional taxes, and maintenance taxes on insurers, Federal, state and local withholding of income, estate, inheritance, or other taxes required by law from annuity purchase payments, and any new or increased taxes on insurers or annuity purchase payments that may be enacted into law).

Currently some state governments impose premium taxes, additional taxes, and maintenance taxes on insurers based on annuity purchase payments received or applied to an annuity payout benefit. These taxes currently range from zero to 3.5% depending upon the jurisdiction and the tax qualification of the Contract. A federal premium tax has been proposed but not enacted. We may deduct any such premium or other taxes from the Purchase Payments or the Account Value at the time that the tax is imposed. We may also deduct any such tax not previously deducted from the Annuity Payout value or Death Benefit value.

We reserve the right to deduct from the Contract for any income taxes that we incur because of the Contract. At the present time, however, we are not incurring any such income tax or making any such deductions.

DISTRIBUTION OF THE CONTRACTS

Great American Advisors, LLC (“GAA”) is the principal underwriter and distributor of the securities offered through this prospectus. GALIC and GAA are affiliated because GAA is a subsidiary of GALIC. GAA also acts as the principal underwriter and distributor of the variable annuity contracts that are issued by one of our subsidiaries.

GAA’s principal executive offices are located at 301 E Fourth Street, Cincinnati, Ohio 45202. GAA is registered as a broker- dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as well as the securities regulators in the states in which it operates and registration is required. GAA is a member of the Financial Industry Regulatory Authority (“FINRA”).

Contracts are sold by licensed insurance agents (the “Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be appointed agents of GALIC and will be registered representatives of broker-dealer firms (the “Selling Broker-Dealers”) that have entered into selling agreements with us and GAA. Selling Broker-Dealers will be registered under the Securities Exchange Act of 1934 and will be members of FINRA.

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FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline at 1-800-289-9999, or log on to www.finra.org to learn more about GAA, your Selling Agent, and his or her Selling Broker Dealer.

GAA receives no compensation for acting as underwriter of the Contracts; however, GALIC pays for some of GAA’s operating and other expenses, including overhead and legal and accounting fees. GALIC may reimburse GAA for certain sales expenses, such as marketing materials and advertising expenses, and other expenses of distributing the Contracts.

GALIC or GAA pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent.

The amount and timing of commissions paid to Selling Broker-Dealers may vary depending on the selling agreement but it will not be more than 9.2% of each Purchase Payment. In most cases, such amounts paid to a Selling Broker-Dealer will be divided between the Selling Agent and the Selling Broker-Dealer. Some Selling Broker-Dealers may elect to receive a lower commission when a Purchase Payment is made, along with annual trail commissions up to 1.5% of Account Value for so long as a contract remains in effect or as agreed in the selling agreement. GALIC may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

GALIC also may pay compensation to wholesaling broker-dealers or other firms or intermediaries in return for wholesaling services such as providing marketing and sales support, product training, and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of a Purchase Payment.

In addition to the compensation described above, GALIC may make additional cash payments, in certain circumstances referred to as “override” compensations, or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of GALIC’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of GALIC products, assistance in training and education of the Selling Agents, and opportunities for GALIC and GAA to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our indexed annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agents.

You should ask your Selling Agent for further information about the commissions or other compensation that he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

There is no front-end sales load deducted from the Purchase Payment(s) to pay sales commissions. Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup at least a portion of the sales commissions and other sales expenses through fees and charges deducted under the Contract.

GREAT AMERICAN LIFE’S GENERAL ACCOUNT

Our general account (the “General Account”) holds all our assets other than assets in our insulated separate accounts. We own our General Account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. Our General Account assets fund the guarantees provided in the Contracts.

We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in Federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

We place a majority of the Purchase Payments made under the Contract in our General Account where we primarily invest the assets in a variety of fixed income securities.

We place a portion of the Purchase Payments made under the Contract in a non-unitized separate account (the “Separate Account”) that is not registered with the Securities and Exchange Commission. We established and maintain the Separate Account pursuant to the laws of our domiciliary state for the purpose of supporting our obligation to adjust the Indexed Strategy values based on the Daily Value Percentage or rise or fall of the Index. The assets of the Separate Account are held in our name on behalf of the Separate Account and legally belong to us. The assets in the Separate Account are not chargeable with liabilities arising out of any other business that we conduct. We may invest these assets in hedging instruments, including derivative contracts as well as other assets permitted under state law. To support our obligations to adjust the Indexed Strategy values, we may move money between the Separate Account and our General Account. We are not obligated to invest the assets of the Separate Account according to any particular plan except as we may be required to by state insurance laws. Regardless of your Strategy allocations, we do not intend to invest the assets of the Separate Account in the iShares MSCI EAFE exchange traded fund or iShares U.S. Real Estate exchange traded fund. We may or may not hold the hypothetical options described in this prospectus in the Separate Account.

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Contract owners do not have any interest in or claim on the assets in the Separate Account nor do Contract owners participate in any way in the performance of assets held in the Separate Account.

LEGAL MATTERS

Reliance on Rule 12h-7

Great American Life relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of the 1934 Act from the requirement to file reports pursuant to Section 15(d) of that Act.

Legal Proceedings

Great American Life and its subsidiaries are involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by contract owners and policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices of insurance subsidiaries. Also, from time to time, state and federal regulators or other officials conduct formal and informal examinations or undertake other actions dealing with various aspects of the financial services and insurance industries. It is not possible to predict with certainty the ultimate outcome of any pending legal proceeding or regulatory action. However, Great American Life does not believe any such action or proceeding will have a material adverse effect upon its ability to meet its obligations under the Contracts.

Legal Opinion on Contracts

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of Great American Life, its authority to issue such Contracts under Ohio law, and the validity of the forms of the Contracts under Ohio law have been passed on by John P. Gruber, General Counsel of Great American Life.

Securities and Exchange Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Great American Life pursuant to its articles of incorporation or its code of regulations or pursuant to any insurance coverage or otherwise, Great American Life has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXPERTS

The statutory financial statements and financial statement schedules of Great American Life Insurance Company as of December 31, 2021, and for the year then ended, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The KPMG LLP report dated April 25, 2022 of Great American Life Insurance Company includes explanatory language that states that the financial statements are prepared by Great American Life Insurance Company using statutory accounting practices prescribed or permitted by the Ohio Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the KPMG LLP audit report states that the financial statements are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with statutory accounting practices prescribed or permitted by the Ohio Department of Insurance.

The statutory-basis financial statements of Great American Life Insurance Company as of December 31, 2020 and for each of the two years in the period ended December 31, 2020, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, 221 East 4th Street, Suite 2900, Cincinnati, Ohio 45202, independent auditors, as set forth in their report included thereon. These statutory-basis financial statements are included in this registration statement in reliance on the report of Ernst & Young LLP given on the authority of such firm as experts in accounting and auditing.

The Ernst & Young LLP report dated May 14, 2021 of Great American Life Insurance Company includes explanatory language that states that the financial statements are prepared by Great American Life Insurance Company using statutory accounting practices prescribed or permitted by the Ohio Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the Ernst & Young LLP audit report states that the financial statements are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with statutory accounting practices prescribed or permitted by the Ohio Department of Insurance.

THE REGISTRATION STATEMENT

We filed a Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933 relating to the Contracts offered by this prospectus. This prospectus was filed as a part of the Registration Statement, but it does not constitute the complete Registration Statement. The Registration Statement contains further information relating to the Company and the Contracts. The Registration Statement and the exhibits thereto may be inspected and copied at the office of the Securities and Exchange Commission, located at 100 F Street, N.E., Washington, D.C., and may also be accessed at www.sec.gov. The Securities and Exchange Commission file number for the Contract is 333-262853.

Statements in this prospectus discussing the content of the Contracts and other legal instruments are summaries. The actual documents are filed as exhibits to the Registration Statement. For a complete statement of the terms of the Contracts or any other legal document, refer to the appropriate exhibit to the Registration Statement.

OPTION PRICES

In order to calculate the Daily Value Percentage of an Indexed Strategy, we determine the prices of the hypothetical options using a valuation model. The price of each option is stated as a percentage of the Index at the last Market Close on or before the first day of the Term.

•	ATM Call Option Price (at-the-money call option)

The ATM Call Option Price is the calculated price of a hypothetical call option that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term.

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•	ATM Put Option Price (at-the-money put option)

The ATM Put Option Price is the calculated price of a hypothetical put option that will pay the holder an amount equal to the percentage fall, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term.

•	OTM Call Option Price (out-of-the-money call option)

The OTM Call Option Price is the calculated price of a hypothetical call option that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term, but only to the extent it exceeds the Cap for the Term.

•	OTM Put Option Price (out-of-the-money put option)

The OTM Put Option Price is the calculated price of a hypothetical put option that will pay the holder an amount equal to the percentage fall, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term, but only to the extent it exceeds the Buffer for the Term.

Valuation Model

We use a mathematical model to calculate the price of the hypothetical options in our formulas because direct prices of comparable options are generally not available. Options in the marketplace do not directly align with (1) the time remaining in a Term and (2) the strike prices for any of the hypothetical options used in the calculation of the Daily Value Percentage.

The valuation model is widely used for option pricing. It calculates the theoretical price of options using the following components: initial and current Index levels or prices, expected dividend yield, option strike prices, expected interest rates, time, and implied volatility of option prices. Below is a brief explanation of the components of the model.

•	Index Levels or Prices

The initial Index level or price for a Term is the Index at the last Market Close on or before the first day of the Term. The current Index level or price is the Index as of the most recent Market Close.

•	Dividend Yield (Div)

Dividend Yield is the dividend yield to the end of the Term as of a calculation date where the dividend yield is (1) interpolated from yields or (2) implied from market data as reported by Bloomberg or another market source.

For the S&P 500 Index, the dividend yield will reduce the Index level and the applicable call option prices.

•	Strike Price (K)

Strike Price is a value that varies for each type of option.

ATM call option strike price = Index at the start of the Term

ATM put option strike price = Index at the start of the Term

OTM call option strike price = Index at the start of the Term multiplied by (1 + Cap)

OTM put option strike price = Index at the start of the Term multiplied by (1 – Buffer)

•	Interest Rate (Rate)

Interest Rate is a rate based on key derivative interest rates obtained from information provided by Bloomberg or another market source. These interest rates are obtained for maturities adjacent to the actual time remaining in the Term on the calculation date. We use interpolation to derive the rate used as our input for the model.

•	Time (T)

Time is the portion of the Term that remains as measured by the following formula.

Time = number of calendar days from calculation date to end of Term / number of calendar days in Term

•	Implied Volatility (Vol)

Volatility is the implied volatility of option prices. It is approximated daily using observed option prices as reported by Bloomberg or another market source. For each hypothetical option included in the calculation, we approximate the volatility of option prices by interpolating between (1) implied volatilities for similar options with the closest available time remaining and (2) strike prices.

Implied volatility varies with (1) how much time remains until the end of a Term, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (2) the relationship between the strike price of that option and the value of the Index at the time of the calculation. This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to strike price.

Direct market data for these inputs is generally not available because options on an Index that actually trade in the market have (1) specific maturity dates that are unlikely to precisely match the end date of a Term and (2) moneyness values that are unlikely to precisely match the moneyness of the designated option that we use in our calculations. Accordingly, we interpolate between the implied volatility quotes that are based on the actual maturities and moneyness values.

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EXAMPLES: IMPACT OF WITHDRAWALS ON CONTRACT VALUES AND AMOUNTS REALIZED

These examples are intended to show you how a withdrawal from an Indexed Strategy before the end of the Term affects the Indexed Strategy values and amounts realized at the end of the Term.

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Example A: Withdrawal When Index Rising Steadily

This example assumes:

•

you allocate $50,000 to the S&P 500 1-year Term with Cap Strategy, $50,000 to the S&P 500 1-year Term with Participation Rate Strategy, and $50,000 to the S&P 500 6-year Term 10% Buffer with Participation Rate Strategy;

•	the Cap for the initial Term of the S&P 500 1-year Term with Cap Strategy is 10%;

•	the Upside Participation Rate for the initial Term of the S&P 500 1-year Term with Participation Rate Strategy is 75%;

•	the Upside Participation Rate for the Term of the S&P 500 6-year Term 10% Buffer with Participation Rate Strategy is 110%;

•	the S&P 500 is 1000 on the Term start date;

•

you request a $10,000 withdrawal on Day 146 when the Daily Value Percentage is 2.15% for the S&P 500 1-year Term with Cap Strategy, 2.33% for the S&P 500 1-year Term with Participation Rate Strategy, and 10% for the S&P 500 6-year Term 10% Buffer with Participation Rate Strategy;

•	you do not take any other withdrawals during the initial Term;

•

the withdrawal is covered by the Free Withdrawal Allowance and therefore no Early Withdrawal Charges apply (If Early Withdrawal Charges did apply, the amounts realized at the end of the Term would be reduced by both the withdrawal and the amount of the Early Withdrawal Charge); and

•	the S&P 500 is 1130 on the 1-year Term end date and the 6-year Term end date.

Please note that even with a rising Index, the Daily Value Percentage may be negative or lower than the Index rise because the Net Option Price is not equal to the current Index price, and because the Daily Value Percentage calculation subtracts the Amortized Option Cost and Trading Cost from the Net Option Price.

Impact of $10,000 Withdrawal in Month 4 of Term	S&P 500 1-year Term with Cap Strategy	S&P 500 1-year Term with Participation Rate Strategy	S&P 500 6-year Term 10% Buffer with Participation Rate
Investment Base at Term Start	$50,000	$50,000	$50,000
Daily Value Percentage on Withdrawal Date	2.15%	2.33%	10%
Dollar Amount of Increase on Withdrawal Date	$50,000 x .0215 = $1,075	$50,000 x .0233 = $1,165	$50,000 x .10 = $5,000
Strategy Value before Withdrawal	$50,000 + $1,075 = $51,075	$50,000 + $1,165 = $51,165	$50,000 + $5,000 = $55,000
Amount Withdrawn*	$3,248	$3,254	$3,498
Withdrawal as Percentage of Strategy Value	$3,248 / $51,075 = 6.36%	$3,254 / $51,165 = 6.36%	$3,498 / $55,000 = 6.36%
Proportional Reduction in Investment Base	$50,000 x .0636 = $3,180	$50,000 x .0636 = $3,180	$50,000 x .0636 = $3,180
Investment Base after Withdrawal	$50,000 - $3,180 = $46,820	$50,000 - $3,180 = $46,820	$50,000 - $3,180 = $46,820
Value at End of Term
Investment Base after Withdrawal	$46,820	$46,820	$46,820
Index at Term Start	1000	1000	1000
Index at Term End	1130	1130	1130
Rise in Index	13%	13%	13%
Cap	10%	n/a	n/a
Upside Participation Rate	n/a	75%	110%
Increase as a Percentage	10%	13% x 75% = 9.75%	13% x 110% = 14.3%
Dollar Amount of Increase	$46,820 x .10 = $4,682	$46,820 x .0975 = $4,565	$46,820 x .143 = $6,695
Strategy Value at Term End	$46,820 + $4,682 = $51,502	$46,820 + $4,565 = $51,385	$46,820 + $6,695 = $53,515

*

Note: The withdrawal is taken proportionally from each Indexed Strategy, based on the ratio of that Strategy’s value to the total value of all Indexed Strategies immediately before the withdrawal. In this example, the total value of all Indexed Strategies immediately before the withdrawal was $157,240 ($51,075 + $51,165 + $55,000). The S&P 500 1-year Term with Cap Strategy value was 32.48% of that total value ($51,075 / $157,240 = 32.48%), so 32.48% of the $10,000 withdrawal ($3,248) was taken from it. The S&P 500 with 1-year Term with Participation Rate Strategy value was 32.54% of that total value ($51,165 / $157,240 = 32.54%), so 32.54% of the $10,000 withdrawal ($3,254) was taken from it. The S&P 500 6-year Term 10% Buffer with Participation Rate Strategy value was 34.98% of that total value ($55,000 / $157,240 = 34.98%), so 34.98% of the $10,000 withdrawal ($3,498) was taken from it.

In this example, you invested $50,000 in the S&P 500 1-year Term with Cap Strategy, $50,000 in the S&P 500 1-year Term with Participation Rate Strategy, and $50,000 in the S&P 500 6-year Term 10% Buffer with Participation Rate Strategy. At the end of the 1-year Term you realized $109,389 from the 1-year Strategies ($3,248 withdrawal plus $3,254 withdrawal plus the Strategy values of $49,621 and $49,508 at the end of the 1-year Term). Had no withdrawal occurred, your 1-year Strategy values at the end of the Term would have totaled $109,875 ($50,000 plus 10% increase for the S&P 500 1-year Term with Cap Strategy, $50,000 plus 9.75% increase for the S&P 500 1-year Term with Participation Rate Strategy.)

At the end of the 6-year Term you realized $57,013 from the 6-year Strategy ($3,498 withdrawal plus the Strategy value of $53,515 at the end of the 6-year Term.) Had no withdrawal occurred, your 6-year Strategy value at the end of the Term would have totaled $57,150 ($50,000 plus 14.3% increase for the S&P 500 6-year Term 10% Buffer with Participation Rate Strategy).

This hypothetical Strategy values ($109,875 and $57,150) exceed the amounts realized ($109,389 and $57,013) because the portion of the Investment Base withdrawn from each Strategy did not earn the index increase it would have earned if it had been left in the respective Strategy for the entire Term.

In this example, the S&P 500 1-year Term with Cap Strategy performed better than the S&P 500 1-year Term with Participation Rate Strategy because the Upside Participation Rate limited the increase more than the Cap did. The higher Upside Participation Rate for the S&P 500 6-year Term 10% Buffer with Participation Rate Strategy led it to a higher Strategy value at the end of a 6-year Term than the other Strategies had at the end of a 1-year Term.

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Example B: Withdrawal When Index Falling Steadily

This example assumes:

•

you allocate $50,000 to an S&P 500 1-year Term with Cap Strategy (or $50,000 to an S&P 500 1-year Term with Participation Rate Strategy, either of which has a 50% Downside Participation Rate) and $50,000 to the S&P 500 6-year Term 10% Buffer with Participation Rate Strategy (which has a 10% Buffer);

•	the S&P 500 is 1000 on the Term start date;

•

you request a $10,000 withdrawal on Day 146 when the Daily Value Percentage is -2% for the S&P 500 1-year Term with Cap Strategy and -12% for the S&P 500 6-year Term with Buffer with Participation Rate Strategy;

•	you do not take any other withdrawals during the initial Term;

•

the withdrawal is covered by the Free Withdrawal Allowance and therefore no Early Withdrawal Charges apply (If Early Withdrawal Charges did apply, the amounts realized at the end of the Term would be reduced by both the withdrawal and the amount of the Early Withdrawal Charge); and

•	the S&P 500 is 800 on the 1-year Term end date and the 6-year Term end date.

Please note that the Daily Value Percentage may be more negative than the fall in the Index because the Net Option Price is not equal to the current Index price, and because the Daily Value Percentage calculation subtracts the Amortized Option Cost and Trading Cost from the Net Option Price.

Impact of $10,000 Withdrawal in Month 4 of Term	S&P 500 1-year Term with Cap Strategy	S&P 500 6-year Term Buffer with Participation Rate Strategy
Investment Base at Term Start	$50,000	$50,000
Daily Value Percentage on Withdrawal Date	-2%	-12%
Dollar Amount of Decrease on Withdrawal Date	$50,000 x -.02 = $1,000	$50,000 x -.12 = $6,000
Strategy Value before Withdrawal	$50,000 - $1,000 = $49,000	$50,000 - $6,000 = $44,000
Amount Withdrawn*	$5,269	$4,731
Withdrawal as Percentage of Strategy Value	$5,269 / $49,000 = 10.75%	$4,731 / $44,000 = 10.75%
Proportional Reduction in Investment Base	$50,000 x .1075 = $5,376	$50,000 x .1075 = $5,376
Investment Base after Withdrawal	$50,000 - $5,376 = $44,624	$50,000 - $5,376 = $44,624
Value at End of Term
Investment Base after Withdrawal	$44,624	$44,624
Index at Term Start	1000	1000
Index at Term End	800	800
Fall in Index	-20%	-20%
Downside Participation Rate	50%	n/a
Buffer	n/a	10%
Decrease as a Percentage	-20% x 50% = -10%	-20% -10% = -10%
Dollar Amount of Decrease	$44,624 x -.10 = $4,462	$44,624 x -.10 = $4,462
Strategy Value at Term End	$44,624 - $4,462 = $40,161	$44,624 - $4,462 = $40,161

*

Note: The withdrawal is taken proportionally from each Indexed Strategy, based on the ratio of that Strategy’s value to the total value of all Indexed Strategies immediately before the withdrawal. In this example, the total value of all Indexed Strategies immediately before the withdrawal was $93,000 ($49,000 + $44,000). The S&P 500 1-year Term with Cap Strategy value was 52.69% of that total value ($49,000 / $93,000 = 52.69%), so 52.69% of the $10,000 withdrawal ($5,269) was taken from it. The S&P 500 6-year Term Buffer with Participation Rate Strategy value was 47.31% of that total value ($44,000 / $93,000 = 47.31%), so 47.31% of the $10,000 withdrawal ($4,731) was taken from it.

In this example, you invested $50,000 in the S&P 500 1-year Term with Cap Strategy and $50,000 in the S&P 500 6-year Term Buffer with Participation Rate Strategy. At the end of the 1-year Term you realized $45,430 ($5,269 withdrawal plus the S&P 500 1-year Term with Cap Strategy value of $40,161 at the end of the 1-year Term). Had no withdrawal occurred, your Strategy value at the end of the 1-year Term would have totaled $45,000 ($50,000 minus 10% decrease for the S&P 500 1-year Term with Cap Strategy).

At the end of the 6-year Term you realized $44,892 ($4,731 withdrawal plus the S&P 500 6-year Term Buffer with Participation Rate Strategy value of $40,161 at the end of the 6-year Term). Had no withdrawal occurred, your Strategy value at the end of the 6-year Term would have totaled $45,000 ($50,000 minus 10% decrease for the S&P 500 6-year Term Buffer with Participation Rate Strategy).

The amount realized at the end of the 1-year Term for the S&P 500 1-year Term with Cap Strategy ($45,430) exceeds the hypothetical Strategy value at the end of the 1-year Term ($45,000) because a large portion of the withdrawal (52.69%) was taken from the 1-year Strategy, and that portion was not subject to the 10% decrease it would have suffered if it had been left in the Strategy for the entire 1-year Term.

The hypothetical Strategy value for the S&P 500 6-year Term Buffer with Participation Rate Strategy at the end of the 6-year Term ($45,000) exceeds the amount realized at the end of the 6-year Term ($44,892) because the portion of the withdrawal taken from the 6-year Strategy (only 47.31%) was small enough that its contribution to the total realized was unable to counterbalance the savings resulting from the fact that it was not subject to the 10% decrease it would have suffered if it had been left in the Strategy for the entire 6-year Term.

The Strategy value ($40,161) is the same for both the S&P 500 1-year Term with Cap Strategy, at the end of a 1-year term, and the S&P 500 6-year Term Buffer with Participation Rate Strategy, at the end of a 6-year Term, because both Strategies apply the same decrease as a percentage to a 20% fall in the Index, and because the proportionality rules relating to withdrawals keep each Strategy’s Investment Base equal to the other.

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Example C: Withdrawal When Index Rises

This example assumes:

•	you allocate your entire $50,000 Purchase Payment to the S&P 500 1-year Term with Cap Strategy when the S&P 500 is 1900;

•	the Contract Effective Date and the Term start date are both April 6, 2022;

•	an Early Withdrawal Charge of 8% applies in the initial Term;

•	the Cap for the initial Term of that Strategy is 12%;

•	you request a $10,000 withdrawal on August 1, 2022 when the Daily Value Percentage is 1%;

•	you do not take any other withdrawals during the initial Term; and

•	the S&P 500 is 2033 on the Term end date of April 6, 2023.

Term Start Date	April 6, 2022
Strategy Value	$50,000	See Footnote 1 below.
Investment Base	$50,000	See Footnote 1 below.
Cap for Term	12%	See Footnote 2 below.
Index	1900

Withdrawal Date	August 1, 2022
Daily Value Percentage on Withdrawal Date	1%
Dollar Amount of Increase on Withdrawal Date	$500	See Footnote 3 below.
Strategy Value before Withdrawal	$50,500	See Footnote 4 below.
Amount of Withdrawal Requested	$10,000
Free Withdrawal Allowance	$5,000	See Footnote 5 below.
Early Withdrawal Charge	$435	See Footnote 6 below.
Total Amount Withdrawn	$10,435	See Footnote 7 below.
Withdrawal as Percentage of Strategy Value	20.66%	See Footnote 8 below.
Proportional Reduction in Investment Base	$10,330	See Footnote 8 below.
Investment Base after Withdrawal	$39,670	See Footnote 9 below.
Strategy Value after Withdrawal	$40,065	See Footnote 10 below.

Term End Date	April 6, 2023
Index	2033
Rise in Index	7%	See Footnote 11 below.
Increase as a Percentage	7%	See Footnote 12 below.
Investment Base after Withdrawal	$39,670	See Footnote 9 below.
Dollar Amount of Increase	$2,777	See Footnote 12 below.
Strategy Value at Term End	$42,447	See Footnote 13 below.

Footnote 1. On the Term start date, the Strategy value is equal to the amount applied to the Strategy on the Term start date. The amount applied on the Term start date is also the beginning Investment Base.

Footnote 2. The Cap is the largest rise in the Index over the Term taken into account to determine any increase at the end of a Term. In this example, the Cap is 12%, which means it will not affect the calculation of any increase unless the Index rises by more than 12%.

Footnote 3. When the Daily Value Percentage is positive, we use the following formula to calculate the Strategy value before the end of the Term.

Formula	Investment Base x Daily Value Percentage = dollar amount of increase

Calculation	$50,000 x 1% = $500

Footnote 4. In this example, the Daily Value Percentage is positive on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base plus the increase for the Daily Value Percentage on that date.

Formula	Investment Base + dollar amount of increase = Strategy value

Calculation	$50,000 + $500 = $50,500

Footnote 5. The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula	Purchase Payment x 10% = FWA for first Contract Year

Calculation	$50,000 x 10% = $5,000

54

Footnote 6. The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 8%. The Early Withdrawal Charge rate declines after each of the first six Contract Years. There is no Early Withdrawal Charge after Contract Year 6.

Formula	[(Requested withdrawal - FWA) x EWC rate] / (1.00-EWC rate) = Early Withdrawal Charge

Calculation	[($10,000 - $5,000) x 8%] / (1.00 - 0.08) = $5,000 x 8% / 0.92 = $400 / 0.92 = $435

Footnote 7. When you request a withdrawal, you receive the amount you requested. If an Early Withdrawal Charge applies, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your Contract is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula	Requested withdrawal + Early Withdrawal Charge = total amount withdrawn

Calculation	$10,000 + $435 = $10,435

Footnote 8. When you take a withdrawal, the deduction from the Investment Base taken is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If the Strategy value on the withdrawal date is higher than the Investment Base, the proportional reduction in the Investment Base will be less than the total amount withdrawn.

Formula	Total amount withdrawn / Strategy value before withdrawal = withdrawal as percentage of Strategy value

Calculation	$10,435 / $50,500 = 20.66%

Formula	Investment Base before withdrawal x withdrawal as percentage of Strategy value = proportional reduction in Investment Base

Calculation	$50,000 x 20.66% = $10,330

Footnote 9. On the withdrawal date after the withdrawal, the Investment Base is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal-proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal

Calculation	$50,000 - $10,330 = $39,670

Footnote 10. On the withdrawal date, the Strategy value after the withdrawal is equal to Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal-total amount withdrawn = Strategy value after withdrawal

Calculation	$50,500 - $10,435 = $40,065

Footnote 11. The rise in the Index on the Term end date is equal to the percentage change in the Index measured from the Term start date to the Term end date.

Formula	(Index on Term end date-Index on Term start date) / Index on Term start date = rise in Index

Calculation	(2033 - 1900) / 1900 = 7%

Footnote 12. When the Index has risen over the Term, we use the following formulas to calculate the increase for a Strategy with a Cap.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index

Calculation	7% rise in Index < 12% cap, so increase percentage = 7%

Formula	Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index

Calculation	$39,668 x 7% = $2,777

Footnote 13. In this example, there has been a rise in the Index over the Term and you have taken a $10,000 withdrawal during the Term. This means the Strategy value at the end of the Term is the Investment Base on the Term end date plus the increase for the rise in the Index over the Term.

Formula	Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date

Calculation	$39,670 + $2,777 = $42,447

55

Example D: Withdrawal When Index Falls

This example assumes:

•	you allocate your entire $50,000 Purchase Payment to the S&P 500 1-year Term with Cap Strategy when the S&P 500 is 1900;

•	the Contract Effective Date and the Term Start Date are both April 6, 2022;

•	an Early Withdrawal Charge of 8% applies in the initial Term;

•	you request a $10,000 withdrawal on August 1, 2022 when the Daily Value Percentage is -6%;

•	you do not take any other withdrawals during the initial Term; and

•	the S&P 500 is 1748 on the Term end date of April 6, 2023.

Term Start Date	April 6, 2022
Strategy Value	$50,000	See Footnote 1 below.
Investment Base	$50,000	See Footnote 1 below.
Downside Participation Rate	50%	See Footnote 2 below.
Index	1900

Withdrawal Date	August 1, 2022
Daily Value Percentage on Withdrawal Date	-6%
Dollar Amount of Decrease on Withdrawal Date	-$3,000	See Footnote 3 below.
Strategy Value before Withdrawal	$47,000	See Footnote 4 below.
Amount of Withdrawal Requested	$10,000
Free Withdrawal Allowance	$5,000	See Footnote 5 below.
Early Withdrawal Charge	$435	See Footnote 6 below.
Total Amount Withdrawn	$10,435	See Footnote 7 below.
Withdrawal as Percentage of Strategy Value	22.2%	See Footnote 8 below.
Proportional Reduction in Investment Base	$11,101	See Footnote 8 below.
Investment Base after Withdrawal	$38,899	See Footnote 9 below.
Strategy Value after Withdrawal	$36,565	See Footnote 10 below.

Term End Date	April 6, 2023
Index	1748
Fall in Index	-8%	See Footnote 11 below.
Decrease as a Percentage	-4%	See Footnote 12 below.
Investment Base after Withdrawal	$38,899	See Footnote 9 below.
Dollar Amount of Decrease	-$1,556	See Footnote 12 below.
Strategy Value at Term End	$37,343	See Footnote 13 below.

Footnote 1. On the Term start date, the Strategy value is equal to the amount applied to the Strategy on the Term start date. The amount applied on the Term start date is also the beginning Investment Base.

Footnote 2. The Downside Participation Rate is your share of any fall in the Index over the Term taken into account to determine any decrease at the end of the Term. For each Term of each Indexed Strategy that we currently offer with this Contract, the Downside Participation Rate is 50%. The Downside Participation Rate will not change from Term to Term.

Footnote 3. When the Daily Value Percentage is negative, we use the following formula to calculate the Strategy value before the end of the Term.

Formula	Investment Base x Daily Value Percentage = dollar amount of decrease

Calculation	$50,000 x -6% = -$3,000

Footnote 4. In this example, the Daily Value Percentage is negative on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base, minus the decrease for the Daily Value Percentage on that date.

Formula	Investment Base – dollar amount of decrease = Strategy value

Calculation	$50,000 - $3,000 = $47,000

Footnote 5. The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula	Purchase Payment x 10% = FWA for first Contract Year

Calculation	$50,000 x 10% = $5,000

56

Footnote 6. The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 8%. The Early Withdrawal Charge rate declines after each of the first six Contract Years. There is no Early Withdrawal Charge after Contract Year 6.

Formula	[(Requested withdrawal-FWA) x EWC rate] / (1.00-EWC rate) = Early Withdrawal Charge

Calculation	[($10,000 - $5,000) x 8%] / (1.00 - 0.08) = $5,000 x 8% / 0.92 = $400 / 0.92 = $435

Footnote 7. When you request a withdrawal, you receive the amount you requested. If an Early Withdrawal Charge applies, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your Contract is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula	Requested withdrawal + Early Withdrawal Charge = total amount withdrawn

Calculation	$10,000 + $435 = $10,435

Footnote 8. When you take a withdrawal, the deduction from the Investment Base taken is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If the Strategy value on the withdrawal date is less than the Investment Base, the proportional reduction in the Investment Base will be more than the total amount withdrawn.

Formula	total amount withdrawn / Strategy value before withdrawal = withdrawal as percentage of Strategy value

Calculation	$10,435 / $47,000 = 22.2%

Formula	Investment Base before withdrawal x withdrawal as percentage of Strategy value = proportional reduction in Investment Base

Calculation	$50,000 x 22.2% = $11,101

Footnote 9. On the withdrawal date, the Investment Based after the withdrawal is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal-proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal

Calculation	$50,000 - $11,101 = $38,899

Footnote 10. On the withdrawal date, the Strategy value after the withdrawal is equal to the Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal-total amount withdrawn = Strategy value after withdrawal

Calculation	$47,000 - $10,435 = $36,565

Footnote 11. The fall in the Index on the Term end date is equal to the percentage change in the Index measured from the Term start date to the Term end date.

Formula	(Index on Term end date-Index on Term start date) / Index on Term start date

Calculation	(1748 - 1900) / 1900 = -8%

Footnote 12. When the Index has fallen over the Term, we use the following formula to calculate the decrease.

Formula	Fall in Index x Downside Participation Rate = decrease as a percentage based on fall in Index

Calculation	-8% x 50% = -4%

Formula	Investment Base x decrease percentage based on fall in Index = dollar amount of decrease based on fall in Index

Calculation	$38,899 x -4% = -$1,556

Footnote 13. In this example, there has been a fall in the Index over the Term and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on at the end of the Term is the Investment Base on the Term end date minus the decrease for the fall in the Index over the Term.

Formula	Investment Base on Term end date – dollar amount of decrease based on fall in Index = Strategy value on Term end date

Calculation	$38,899 - $1,556 = $37,343

57

Example E: Amount Available for a Withdrawal After 6 Years When Index Rises Steadily

The following example is intended to help you understand the amount that may be available for withdrawal for Indexed Strategies that have different Term lengths after a six-year period when the Index rises at a steady rate. In many market conditions, at the end of six years an Indexed Strategy with a six-year Term will outperform Indexed Strategies with shorter Terms that use the same Index.

This example assumes:

•	you allocate a $50,000 Purchase Payment to the S&P 500 1-year Term with Cap Strategy when the S&P 500 is 1000, and the Cap is 10%;

•	you allocate a $50,000 Purchase Payment to the S&P 500 1-year Term with Participation Rate Strategy when the S&P 500 is 1000, and the Upside Participation Rate is 75%;

•	you allocate a $50,000 Purchase Payment to the S&P 500 6-year Term 10% Buffer with Participation Rate when the S&P 500 is 1000, and the Upside Participation Rate is 130%;

•	the Contract Effective Date and the Term Start Date are both April 6, 2022, so that the Contract Years and Term Years align;

•	you do not take any withdrawals during the first six Contract Years;

•	amounts allocated to the 1-year strategies are rolled over into the same Indexed Strategy at the end of each 1-year Term, and the Caps and Upside Participation Rates do not change; and

•

on April 6, 2023, the S&P 500 is at 1040 and the 6-year Strategy Daily Value Percentage is -2.30%; on April 6, 2024, the S&P 500 is at 1082 and the 6-year Strategy Daily Value Percentage is 4.60%; on April 6, 2025, the S&P 500 is at 1125 and the 6-year Strategy Daily Value Percentage is 11.70%; on April 6, 2026, the S&P 500 is at 1170 and the 6-year Strategy Daily Value Percentage is 19.10%; on April 6, 2027, the S&P 500 is at 1217 and the 6-year Strategy Daily Value Percentage is 26.70%; and on April 6, 2028, the S&P 500 is at 1266.

	S&P 500 1-year Cap Strategy	S&P 500 1-year Participation Rate Strategy	S&P 500 6-year Buffer Strategy
Year 1
Strategy Value—April 6, 2022	$50,000	$50,000	$50,000	See Footnote 1 below.
Investment Base—April 6, 2022	$50,000	$50,000	$50,000	See Footnote 1 below.
Remaining Investment Base—April 6, 2023	$50,000	$50,000	$50,000	See Footnote 2 below.
Rise in Index for Period	4.00%	4.00%	n/a	See Footnote 3 below.
Cap for Period	10%	n/a	n/a	See Footnote 4 below.
Participation Rate For Period	n/a	75%	n/a	See Footnote 5 below.
Increase as a Percentage	4.00%	3.00%	2.30%	See Footnote 6 below.
Dollar Amount of Increase	$2,000	$1,500	$1,150	See Footnote 7 below.
Strategy Value – April 6, 2023	$52,000	$51,500	$48,850	See Footnote 8 below.
Year 2
Investment Base – April 6, 2023	$52,000	$51,500	$50,000	See Footnote 8 below.
Remaining Investment Base – April 6, 2024	$52,000	$51,500	$50,000	See Footnote 9 below.
Rise in Index for Period	4.00%	4.00%	n/a	See Footnote 10 below.
Cap for Period	10%	n/a	n/a	See Footnote 11 below.
Participation Rate For Period	n/a	75%	n/a	See Footnote 12 below.
Increase as a Percentage	4.00%	3.00%	4.60%	See Footnote 13 below.
Dollar Amount of Increase	$2,080	$1,545	$2,300	See Footnote 14 below.
Strategy Value—April 6, 2024	$54,080	$53,045	$52,300	See Footnote 15 below.
Year 3
Investment Base—April 6, 2024	$54,080	$53,045	$50,000	See Footnote 15 below.
Remaining Investment Base—April 6, 2025	$54,080	$53,045	$50,000	See Footnote 16 below.
Rise in Index for Period	4.00%	4.00%	n/a	See Footnote 17 below.
Cap for Period	10%	n/a	n/a	See Footnote 18 below.
Participation Rate For Period	n/a	75%	n/a	See Footnote 19 below.
Increase as a Percentage	4.00%	3.00%	11.70%	See Footnote 20 below.
Dollar Amount of Increase	$2,163	$1,591	$5,850	See Footnote 21 below.
Strategy Value – April 6, 2025	$56,243	$54,636	$55,850	See Footnote 22 below.
Year 4
Investment Base – April 6, 2025	$56,243	$54,636	$50,000	See Footnote 22 below.
Remaining Investment Base – April 6, 2026	$56,243	$54,636	$50,000	See Footnote 23 below.
Rise in Index for Period	4.00%	4.00%	n/a	See Footnote 24 below.
Cap for Period	10%	n/a	n/a	See Footnote 25 below.
Participation Rate For Period	n/a	75%	n/a	See Footnote 26 below.
Increase as a Percentage	4.00%	3.00%	19.10%	See Footnote 27 below.
Dollar Amount of Increase	$2,250	$1,639	$9,550	See Footnote 28 below.
Strategy Value – April 6, 2026	$58,493	$56,275	$59,550	See Footnote 29 below.
Year 5
Investment Base – April 6, 2026	$58,493	$56,275	$50,000	See Footnote 29 below.

58

Remaining Investment Base – April 6, 2027	$58,493	$56,275	$50,000	See Footnote 30 below.
Rise in Index for Period	4.00%	4.00%	n/a	See Footnote 31 below.
Cap for Period	10%	n/a	n/a	See Footnote 32 below.
Participation Rate For Period	n/a	75%	n/a	See Footnote 33 below.
Increase as a Percentage	4.00%	3.00%	26.70%	See Footnote 34 below.
Dollar Amount of Increase	$2,340	$1,688	$13,350	See Footnote 35 below.
Strategy Value – April 6, 2027	$60,833	$57,964	$63,350	See Footnote 36 below.
Year 6
Investment Base—April 6, 2027	$60,833	$57,964	$50,000	See Footnote 36 below.
Remaining Investment Base – April 6, 2028	$60,833	$57,964	$50,000	See Footnote 37 below.
Rise in Index for Period	4.00%	4.00%	26.60%	See Footnote 38 below.
Cap for Period	10%	n/a	n/a	See Footnote 39 below.
Participation Rate For Period	n/a	75%	130%	See Footnote 40 below.
Increase as a Percentage	4.00%	3.00%	34.50%	See Footnote 41 below.
Dollar Amount of Increase	$2,433	$1,739	$17,250	See Footnote 42 below.
Strategy Value—April 6, 2028	$63,266	$59,703	$67,250	See Footnote 43 below.

Footnote 1. At the beginning of the first Term, the Strategy value is equal to the amount applied to the Strategy on the Term start date. The amount applied on the Term start date is also the beginning Investment Base.

Footnote 2. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation	$50,000-$0 = $50,000 for all Indexed Strategies

Footnote 3. For a 1-year Strategy, the value at the first Term is based on the rise or fall of the Index over the Term. The Rise or fall in the Index for the Term is equal to the percentage change in the Index Value measured from the Term Start Date to the Term end date.

Formula	(Index Value on Term End Date—Index Value on Term Start Date) / Index Value on Term Start Date

Calculation	(1040-1000) / 1000 = 4.0%

For the 6-year Strategy, the value at the end of Year 1 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 4. The Cap is the largest rise in the Index over a Term taken into account to determine any increase at the end of the Term. In this example, the 1-year Cap Strategy has a Cap of 10% for the first Term, which means it will not affect the calculation of any increase unless the Index rises by more than 10% for the Term. The 1-year Upside Participation Rate Strategy and the 6-year Buffer with Participation Rate Strategy do not have a Cap.

Footnote 5. The Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-year Upside Participation Rate Strategy has an Upside Participation Rate of 75% for the first Term, which means the calculation of any increase will include 75% of any Index rise for the Term. The 6-year Strategy did not complete a Term in Year 1, so no Upside Participation Rate will be applied when determining the Strategy value at the end of Year 1. The 1 year Cap Strategy does not have an Upside Participation Rate.

Footnote 6.

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with a Cap.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index

Calculation	4.0% rise in Index < 10% cap, so increase percentage = 4.0%

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with an Upside Participation Rate.

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	4.0% x 75% = 3.0%

For the 6-year Strategy with an Upside Participation Rate, the Upside Participation Rate only applies at the end of the 6-year Term. At the end of Year 1, the Strategy Value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen.

Footnote 7.

For a 1-year Strategy, When the Index has risen over the Term, we use the following formula to calculate the increase.

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index Calculation

59

1-year Strategy with a Cap:	$50,000 x 4.0% = $2,000
1-year Strategy with an Upside Participation Rate:	$50,000 x 3.0% = $1,500

For the 6-year Strategy, when the Daily Value Percentage is negative, we use the following formula to calculate the amount of the decrease.

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of decrease based on Daily Value Percentage

Calculation

6-year Strategy with a Buffer:	$50,000 x -2.3% = -$1,150

Footnote 8. In this example, for the 1-year Strategies, there has been a rise in the Index over the first Term. We use the following formula to calculate the Strategy value at the end of Year 1.

Formula	Remaining Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$50,000 + $2,000 = $52,000
1-year Strategy with an Upside Participation Rate:	$50,000 + $1,500 = $51,500

For the 6-year Strategy, the Daily Value Percentage is negative at the end of Year 1. We use the following formula to calculate the Strategy value.

Formula	Remaining Investment Base on valuation date - dollar amount of decrease based on Daily Value Percentage = current Strategy value

Calculation

6-year Strategy with a Buffer:	$50,000 - $1,150 = $48,850

For the 1-year Strategies, the Strategy value at the end of the first Term is also the Investment Base at the beginning of the second Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 9. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

1-year Strategy with a Cap:	$52,000—$0 = $52,000
1-year Strategy with an Upside Participation Rate:	$51,500—$0 = $51,500
6-year Strategy with an Upside Participation Rate:	$50,000—$0 = $50,000

Footnote 10. For a 1-year Strategy, the value at the end of the second Term is based on the rise or fall in the index over the Term. The Rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term Start Date to the Term end date.

Formula	(Index Value on Term End Date—Index Value on Term Start Date) / Index Value on Term Start Date

Calculation	(1082—1040) / 1040 = 4.0%

For the 6-year Strategy, the value at the end of Year 2 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 11. The Cap is the largest rise in the Index over a Term taken into account to determine any increase at the end of the Term. In this example, the 1-year Cap Strategy has a Cap of 10% for the second Term, which means it will not affect the calculation of any increase unless the Index rises by more than 10% for the Term. The 1-year Upside Participation Rate Strategy and the 6-year Buffer with Participation Rate Strategy do not have a Cap.

Footnote 12. The Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-year Upside Participation Rate Strategy has an Upside Participation Rate of 75% for the second Term, which means the calculation of any increase will include 75% of any Index rise for the Term. The 6-year Strategy did not complete a Term in Year 2, so no Upside Participation Rate will be applied when determining the Strategy in value at the end of Year 2. The 1-year Cap Strategy does not have an Upside Participation Rate.

Footnote 13.

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with a Cap.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index

Calculation	4.0% rise in Index < 10% cap, so increase percentage = 4.0%

60

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with an Upside Participation Rate.

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	4.0% x 75% = 3.0%

For the 6-year Strategy with an Upside Participation Rate, the Upside Participation Rate only applies at the end of the 6-year Term. At the end of Year 1, the Strategy Value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen.

Footnote 14.

For a 1-year Strategy, When the Index has risen over the Term, we use the following formula to calculate the increase.

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index

Calculation

1-year Strategy with a Cap:	$52,000 x 4.0% = $2,080
1-year Strategy with an Upside Participation Rate:	$51,500 x 3.0% = $1,545

For the 6-year Strategy, when the Daily Value Percentage is positive, we use the following formula to calculate the amount of the increase.

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of increase based on Daily Value Percentage

Calculation

6-year Strategy with a Buffer:	$50,000 x 4.6% = $2,300

Footnote 15. In this example, for the 1-year Strategies, there has been a rise in the Index over the second Term. We use the following formula to calculate the Strategy value at the end of Year 2.

Formula	Remaining Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$52,000 + $2,080 = $54,080
1-year Strategy with an Upside Participation Rate:	$51,500 + $1,545 = $53,045

For the 6-year Strategy, the Daily Value Percentage is positive at the end of Year 2. We use the following formula to calculate the Strategy value.

Formula	Remaining Investment Base on valuation date + dollar amount of increase based on Daily Value Percentage = current Strategy value

Calculation

6-year Strategy with a Buffer:	$50,000 + $2,300 = $52,300

For the 1-year Strategies, the Strategy value at the end of the second Term is also the Investment Base at the beginning of the third Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 16. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

1-year Strategy with a Cap:	$54,080—$0 = $54,080
1-year Strategy with an Upside Participation Rate:	$53,045—$0 = $53,045
6-year Strategy with an Upside Participation Rate:	$50,000—$0 = $50,000

Footnote 17. For a 1-year Strategy, the value at the end of the third Term is based on the rise or fall in the index over the Term. The Rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term Start Date to the Term end date.

Formula	(Index Value on Term End Date—Index Value on Term Start Date) / Index Value on Term Start Date

Calculation	(1125- 1082) / 1082 = 4.0%

For the 6-year Strategy, the value at the end of Year 3 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 18. The Cap is the largest rise in the Index over a Term taken into account to determine any increase at the end of the Term. In this example, the 1-year Cap Strategy has a Cap of 10% for the third Term, which means it will not affect the calculation of any increase unless the Index rises by more than 10% for the Term. The 1-year Upside Participation Rate Strategy and the 6-year Buffer with Participation Rate Strategy do not have a Cap.

61

Footnote 19. The Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-year Upside Participation Rate Strategy has an Upside Participation Rate of 75% for the third Term, which means the calculation of any increase will include 75% of any Index rise for the Term. The 6-year Strategy did not complete a Term in Year 3, so no Upside Participation Rate will be applied when determining the Strategy value at the end of Year 3. The 1-year Cap Strategy does not have an Upside Participation Rate.

Footnote 20.

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with a Cap.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index

Calculation	4.0% rise in Index < 10% cap, so increase percentage = 4.0%

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with an Upside Participation Rate.

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	4.0% x 75% = 3.0%

For the 6-year Strategy with an Upside Participation Rate, the Upside Participation Rate only applies at the end of the 6-year Term. At the end of Year 1, the Strategy Value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen.

Footnote 21.

For a 1-year Strategy, when the Index has risen over the Term, we use the following formula to calculate the increase.

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index

Calculation

1-year Strategy with a Cap:	$54,080 x 4.0% = $2,163
1-year Strategy with an Upside Participation Rate:	$53,045 x 3.0% = $1,591

For the 6-year Strategy, when the Daily Value Percentage is positive, we use the following formula to calculate the amount of the increase.

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of increase based on Daily Value Percentage

Calculation

6-year Strategy with a Buffer:	$50,000 x 11.7% = $5,850

Footnote 22. In this example, for the 1-year Strategies, there has been a rise in the Index over the third Term. We use the following formula to calculate the Strategy value at the end of Year 3.

Formula	Remaining Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$54,080 + $2,163 = $56,243
1-year Strategy with an Upside Participation Rate:	$53,045 + $1,591 = $54,636

For the 6-year Strategy, the Daily Value Percentage is positive at the end of Year 3. We use the following formula to calculate the Strategy value.

Formula	Remaining Investment Base on valuation date + dollar amount of increase based on Daily Value Percentage = current Strategy value

Calculation

6-year Strategy with a Buffer:	$50,000 + $5,850 = $55,850

For the 1-year Strategies, the Strategy value at the end of the third Term is also the Investment Base at the beginning of the fourth Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 23. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

1-year Strategy with a Cap:	$56,243 - $0 = $56,243
1-year Strategy with an Upside Participation Rate:	$54,636 - $0 = $54,636
6-year Strategy with an Upside Participation Rate:	$50,000 - $0 = $50,000

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Footnote 24. For a 1-year Strategy, the value at the end of the fourth Term is based on the rise or fall in the index over the Term. The Rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term Start Date to the Term end date.

Formula	(Index Value on Term End Date-Index Value on Term Start Date) / Index Value on Term Start Date

Calculation	(1170 -1125) / 1125 = 4.0%

For the 6-year Strategy, the value at the end of Year 4 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 25. The Cap is the largest rise in the Index over a Term taken into account to determine any increase at the end of the Term. In this example, the 1-year Cap Strategy has a Cap of 10% for the fourth Term, which means it will not affect the calculation of any increase unless the Index rises by more than 10% for the Term. The 1-year Upside Participation Rate Strategy and the 6-year Buffer with Participation Rate Strategy do not have a Cap.

Footnote 26. The Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-year Upside Participation Rate Strategy has an Upside Participation Rate of 75% for the fourth Term, which means the calculation of any increase will include 75% of any Index rise for the Term. The 6-year Strategy did not complete a Term in Year 4, so no Upside Participation Rate will be applied when determining the Strategy value at the end of Year 4. The 1-year Cap Strategy does not have an Upside Participation Rate.

Footnote 27.

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with a Cap.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index

Calculation	4.0% rise in Index < 10% cap, so increase percentage = 4.0%

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with an Upside Participation Rate.

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	4.0% x 75% = 3.0%

For the 6-year Strategy with an Upside Participation Rate, the Upside Participation Rate only applies at the end of the 6-year Term. At the end of Year 1, the Strategy Value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen.

Footnote 28.

For a 1-year Strategy, when the Index has risen over the Term, we use the following formula to calculate the increase.

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index

Calculation

1-year Strategy with a Cap:	$56,243 x 4.0% = $2,250
1-year Strategy with an Upside Participation Rate:	$54,636 x 3.0% = $1,639

For the 6-year Strategy, when the Daily Value Percentage is positive, we use the following formula to calculate the amount of the increase.

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of increase based on Daily Value Percentage

Calculation

6-year Strategy with a Buffer:	$50,000 x 19.1% = $9,550

Footnote 29. In this example, for the 1-year Strategies, there has been a rise in the Index over the fourth Term. We use the following formula to calculate the Strategy value at the end of Year 4.

Formula	Remaining Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$56,243 + $2,250 = $58,493
1-year Strategy with an Upside Participation Rate:	$54,636 + $1,639 = $56,275

For the 6-year Strategy, the Daily Value Percentage is positive at the end of Year 4. We use the following formula to calculate the Strategy value.

Formula	Remaining Investment Base on valuation date + dollar amount of increase based on Daily Value Percentage = current Strategy value

Calculation

6-year Strategy with a Buffer:	$50,000 + $9,550 = $59,550

For the 1-year Strategies, the Strategy value at the end of the fourth Term is also the Investment Base at the beginning of the fifth Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

63

Footnote 30. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

1-year Strategy with a Cap:	$58,493 - $0 = $58,493
1-year Strategy with an Upside Participation Rate:	$56,275 - $0 = $56,275
6-year Strategy with an Upside Participation Rate:	$50,000 - $0 = $50,000

Footnote 31. For a 1-year Strategy, the value at the end of the fifth Term is based on the rise or fall in the index over the Term. The Rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date.

Formula	(Index Value on Term End Date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(1217 - 1170) / 1170 = 4.0%

For the 6-year Strategy, the value at the end of Year 5 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 32. The Cap is the largest rise in the Index over a Term taken into account to determine any increase at the end of the Term. In this example, the 1-year Cap Strategy has a Cap of 10% for the fifth Term, which means it will not affect the calculation of any increase unless the Index rises by more than 10% for the Term. The 1-year Upside Participation Rate Strategy and the 6-year Buffer with Participation Rate Strategy do not have a Cap.

Footnote 33. The Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-year Upside Participation Rate Strategy has an Upside Participation Rate of 75% for the fifth Term, which means the calculation of any increase will include 75% of any Index rise for the Term. The 6-year Strategy did not complete a Term in Year 5, so no Upside Participation Rate will be applied when determining the Strategy value at the end of Year 5. The 1-year Cap Strategy does not have an Upside Participation Rate.

Footnote 34.

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with a Cap.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index

Calculation	4.0% rise in Index < 10% cap, so increase percentage = 4.0%

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with an Upside Participation Rate.

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	4.0% x 75% = 3.0%

For the 6-year Strategy with an Upside Participation Rate, the Upside Participation Rate only applies at the end of the 6-year Term. At the end of Year 1, the Strategy Value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen.

Footnote 35.

For a 1-year Strategy, when the Index has risen over the Term, we use the following formula to calculate the increase.

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index

Calculation

1-year Strategy with a Cap:	$58,493 x 4.0% = $2,340
1-year Strategy with an Upside Participation Rate:	$56,275 x 3.0% = $1,688

For the 6-year Strategy, when the Daily Value Percentage is positive, we use the following formula to calculate the amount of the increase.

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of increase based on Daily Value Percentage

Calculation

64

6-year Strategy with a Buffer:	$50,000 x 26.7% = $13,350

Footnote 36. In this example, for the 1-year Strategies, there has been a rise in the Index over the fifth Term. We use the following formula to calculate the Strategy value at the end of Year 5.

Formula	Remaining Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$58,493 + $2,340 = $60,833
1-year Strategy with an Upside Participation Rate:	$56,275 + $1,688 = $57,964

For the 6-year Strategy, the Daily Value Percentage is positive at the end of Year 5. We use the following formula to calculate the Strategy value.

Formula	Remaining Investment Base on valuation date + dollar amount of increase based on Daily Value Percentage = current Strategy value

Calculation

6-year Strategy with a Buffer:	$50,000 + $13,350 = $63,350

For the 1-year Strategies, the Strategy value at the end of the fifth Term is also the Investment Base at the beginning of the sixth Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 37. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

1-year Strategy with a Cap:	$60,833 -$0 = $60,833
1-year Strategy with an Upside Participation Rate:	$57,964 -$0 = $57,964
6-year Strategy with an Upside Participation Rate:	$50,000 -$0 = $50,000

Footnote 38. For a 1-year Strategy, the value at the end of the sixth Term is based on the rise or fall in the index over the Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term Start Date to the Term end date.

Formula	(Index Value on Term End Date -Index Value on Term Start Date) / Index Value on Term Start Date

Calculation	(1266 -1217) / 1217 = 4.0%

For the 6-year Strategy, the value at the end of the Term is based on the rise or fall in the index over the entire 6-year Term. The rise or fall in the Index for the Term is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date.

Formula	(Index Value on Term End Date -Index Value on Term Start Date) / Index Value on Term Start Date

Calculation	(1266 -1000) / 1000 = 26.6%

Footnote 39. The Cap is the largest rise in the Index over a Term taken into account to determine any increase at the end of the Term. In this example, the 1-year Cap Strategy has a Cap of 10% for the sixth Term, which means it will not affect the calculation of any increase unless the Index rises by more than 10% for the Term. The 1-year Upside Participation Rate Strategy and the 6-year Buffer with Participation Rate Strategy do not have a Cap.

Footnote 40. The Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-year Upside Participation Rate Strategy has an Upside Participation Rate of 75% for the sixth Term, which means the calculation of any increase will include 75% of any Index rise for the Term. The 6-year Strategy has an Upside Participation Rate of 130% for the 6-year Term, which means the calculation of any increase will include 130% of any Index rise for the term. The 1-year Cap Strategy does not have an Upside Participation Rate.

Footnote 41.

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with a Cap.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index

Calculation	4.0% rise in Index < 10% cap, so increase percentage = 4.0%

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-year Strategy with an Upside Participation Rate.

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	4.0% x 75% = 3.0%

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 6-year Strategy with an Upside Participation Rate.

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	26.6% x 130% = 34,5%

65

Footnote 42.

When the Index has risen over the Term, we use the following formula to calculate the increase.

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index

Calculation

1-year Strategy with a Cap:	$60,833 x 4.0% = $2,433
1-year Strategy with an Upside Participation Rate:	$57,964 x 3.0% = $1,739
6-year Strategy with an Upside Participation Rate:	$50,000 x 34.5% = $17,250

Footnote 43. In this example, for the 1-year Strategies, there has been a rise in the Index over the sixth Term. For the 6-year Strategy, there has also been a rise in the index over its 6-year Term. This means that both for a 1-year Strategy and the 6-year Strategy, the Strategy value at the end of Year 6 is the Remaining Investment Base on the Term end date plus the increase for the rise in the Index over the Term.

Formula	Remaining Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$60,833 + $2,433 = $63,266
1-year Strategy with an Upside Participation Rate:	$57,964 + $1,739 = $59,703
6-year Strategy with an Upside Participation Rate:	$50,000 + $17,250 = $67,250

Example F: Amount Available for a Withdrawal After 6 Years When Index Falls Steadily

The following example is intended to help you understand the amount that may be available for withdrawal for Indexed Strategies that have different Term lengths after a six-year period when the Index falls at a steady rate.

This example assumes:

•	you allocate a $50,000 Purchase Payment to the S&P 500 1-year Term with Cap Strategy when the S&P 500 is 1000;

•	you allocate a $50,000 Purchase Payment to the S&P 500 1-year Term with Participation Rate Strategy when the S&P 500 is 1000;

•	you allocate a $50,000 Purchase Payment to the S&P 500 6-year Term 10% Buffer with Participation Rate Strategy when the S&P 500 is 1000;

•	the Contract Effective Date and the Term start date are both April 6, 2022, so that the Contract Years and Term Years align;

•	you do not take any withdrawals during the first six Contract Years;

•	amounts allocated to the 1-year strategies are rolled over into the same Indexed Strategy at the end of each 1-year Term; and

•

on April 6, 2023, the S&P 500 is at 960 and the 6-year Strategy Daily Value Percentage is -4.50%; on April 6, 2024, the S&P 500 is at 922 and the 6-year Strategy Daily Value Percentage is -4.90%; on April 6, 2025, the S&P 500 is at 885 and the 6-year Strategy Daily Value Percentage is -6.00%; on April 6, 2026, the S&P 500 is at 849 and the 6-year Strategy Daily Value Percentage is -8.10%; on April 6, 2027, the S&P 500 is at 815 and the 6-year Strategy Daily Value Percentage is -10.00%; and on April 6, 2028, the S&P 500 is at 783.

66

	S&P 500 1-year Term with Cap Strategy	S&P 500 1-year Term with Participation Rate Strategy	S&P 500 6-year Term 10% Buffer with Participation Rate Strategy
Year 1
Strategy Value—April 6, 2022	$50,000	$50,000	$50,000	See Footnote 1 below.
Investment Base—April 6, 2022	$50,000	$50,000	$50,000	See Footnote 1 below.
Remaining Investment Base—April 6, 2023	$50,000	$50,000	$50,000	See Footnote 2 below.
Fall in Index for Period	-4.00%	-4.00%	n/a	See Footnote 3 below.
Buffer for Period	n/a	n/a	n/a	See Footnote 4 below.
Downside Participation Rate For Period	50%	50%	n/a	See Footnote 5 below.
Decrease as a Percentage	-2.00%	-2.00%	-4.50%	See Footnote 6 below.
Dollar Amount of Decrease	-$1,000	-$1,000	-$2,250	See Footnote 7 below.
Strategy Value—April 6, 2023	$49,000	$49,000	$47,750	See Footnote 8 below.
Year 2
Investment Base—April 6, 2023	$49,000	$49,000	$50,000	See Footnote 8 below.
Remaining Investment Base—April 6, 2024	$49,000	$49,000	$50,000	See Footnote 9 below.
Fall in Index for Period	-4.00%	-4.00%	n/a	See Footnote 10 below.
Buffer for Period	n/a	n/a	n/a	See Footnote 11 below.
Downside Participation Rate For Period	50%	50%	n/a	See Footnote 12 below.
Decrease as a Percentage	-2.00%	-2.00%	-4.90%	See Footnote 13 below.
Dollar Amount of Decrease	-$980	-$980	-$2,450	See Footnote 14 below.
Strategy Value—April 6, 2024	$48,020	$48,020	$47,550	See Footnote 15 below.
Year 3
Investment Base—April 6, 2024	$48,020	$48,020	$50,000	See Footnote 15 below.
Remaining Investment Base—April 6, 2025	$48,020	$48,020	$50,000	See Footnote 16 below.
Fall in Index for Period	-4.00%	-4.00%	n/a	See Footnote 17 below.
Buffer for Period	n/a	n/a	n/a	See Footnote 18 below.
Downside Participation Rate For Period	50%	50%	n/a	See Footnote 19 below.
Decrease as a Percentage	-2.00%	-2.00%	-6.00%	See Footnote 20 below.
Dollar Amount of Decrease	-$960	-$960	-$3,000	See Footnote 21 below.
Strategy Value—April 6, 2025	$47,060	$47,060	$47,000	See Footnote 22 below.
Year 4
Investment Base—April 6, 2025	$47,060	$47,060	$50,000	See Footnote 22 below.
Remaining Investment Base—April 6, 2026	$47,060	$47,060	$50,000	See Footnote 23 below.
Fall in Index for Period	-4.00%	-4.00%	n/a	See Footnote 24 below.
Buffer for Period	n/a	n/a	n/a	See Footnote 25 below.
Downside Participation Rate For Period	50%	50%	n/a	See Footnote 26 below.
Decrease as a Percentage	-2.00%	-2.00%	-8.10%	See Footnote 27 below.
Dollar Amount of Decrease	-$941	-$941	-$4,050	See Footnote 28 below.
Strategy Value—April 6, 2026	$46,118	$46,118	$45,950	See Footnote 29 below.
Year 5
Investment Base—April 6, 2026	$46,118	$46,118	$50,000	See Footnote 29 below.
Remaining Investment Base—April 6, 2027	$46,118	$46,118	$50,000	See Footnote 30 below.
Fall in Index for Period	-4.00%	-4.00%	n/a	See Footnote 31 below.
Buffer for Period	n/a	n/a	n/a	See Footnote 32 below.
Downside Participation Rate For Period	50%	50%	n/a	See Footnote 33 below.
Decrease as a Percentage	-2.00%	-2.00%	-10.00%	See Footnote 34 below.
Dollar Amount of Decrease	-$922	-$922	-$5,000	See Footnote 35 below.
Strategy Value—April 6, 2027	$45,196	$45,196	$45,000	See Footnote 36 below.
Year 6
Investment Base—April 6, 2027	$45,196	$45,196	$50,000	See Footnote 36 below.
Remaining Investment Base—April 6, 2028	$45,196	$45,196	$50,000	See Footnote 37 below.
Fall in Index for Period	-4.00%	-4.00%	-21.70%	See Footnote 38 below.
Buffer for Period	n/a	n/a	-10%	See Footnote 39 below.
Downside Participation Rate For Period	50%	50%	n/a	See Footnote 40 below.
Decrease as a Percentage	-2.00%	-2.00%	-11.70%	See Footnote 41 below.
Dollar Amount of Decrease	-$904	-$904	-$5,850	See Footnote 42 below.
Strategy Value—April 6, 2028	$44,292	$44,292	$44,150	See Footnote 43 below.

67

Footnote 1. At the beginning of the first Term, the Strategy value is equal to the amount applied to the Strategy on the Term start date. The amount applied on the Term start date is also the beginning Investment Base.

Footnote 2. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation	$50,000 - $0 = $50,000 for all Indexed Strategies

Footnote 3. For a 1-year Strategy, the value at the end of the first Term is based on the rise or fall in the index over the Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date—Index Value on Term start date) / Index Value on Term start date

Calculation	(960 - 1000) / 1000 = -4.0%

For the 6-year Strategy, the value at the end of Year 1 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 4. The Buffer is the decrease in the value of an Index for a Term that is disregarded when determining the Loss for the Term. In this example, the S&P 500 6-year Term 10% Buffer with Participation Rate did not complete a Term in Year 1, so no Buffer will be applied when determining the Strategy value at the end of Year 1. The 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap do not have a Buffer.

Footnote 5. The Downside Participation Rate is your share of any fall in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, both the 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap each have a Downside Participation Rate of 50%, which means the calculation of any decrease will include 50% of any Index fall. The 6-year Strategy does not have a Downside Participation Rate.

Footnote 6.

For a 1-year Strategy, when the Index has fallen over a Term, we use the following formula to calculate the decrease for both the 1-year Strategy with a Cap and the 1-Year Strategy with an Upside Participation Rate.

Formula	Fall in Index for Term x Downside Participation Rate for Term = Decrease as a Percentage

Calculation	-4.0% x 50% = -2.0%

For the 6-year Strategy with a Buffer, the Buffer only applies at the end of the 6-year Term. At the end of Year 1, the Strategy value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen. The Strategy value may decline even when the fall in the Index has not exceeded the Buffer.

Footnote 7.

For a 1-year Strategy, when the Index has fallen over the Term, we use the following formula to calculate the amount of the decrease.

Formula	Remaining Investment Base x decrease percentage based on fall in Index = dollar amount of decrease based on fall in Index

Calculation

1-year Strategy with a Cap:	$50,000 x -2.0% = -$1,000
1-year Strategy with an Upside Participation Rate:	$50,000 x -2.0% = -$1,000

68

For the 6-year Strategy, when the Daily Value Percentage is negative, we use the following formula to calculate the amount of the decrease.

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of decrease based on Daily Value Percentage

Calculation

6-year Strategy with a Buffer:	$50,000 x -4.5% = -$2,250

Footnote 8. In this example, for the 1-year Strategies, there has been a fall in the Index over the first Term. We use the following formula to calculate the Strategy value at the end of Year 1.

Formula	Remaining Investment Base on Term end date—dollar amount of decrease based on fall in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$50,000 - $1,000 = $49,000
1-year Strategy with an Upside Participation Rate:	$50,000 - $1,000 = $49,000

For the 6-year Strategy, the Daily Value Percentage is negative at the end of Year 1. We use the following formula to calculate the Strategy value.

Formula	Remaining Investment Base on valuation date—dollar amount of decrease based on Daily Value Percentage = current Strategy value

Calculation

6-year Strategy with a Buffer:	$50,000 - $2,250 = $47,750

For the 1-year Strategies, the Strategy value at the end of the first Term is also the Investment Base at the beginning of the second Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 9. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base year – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

1-year Strategy with a Cap:	$49,000 - $0 = $49,000
1-year Strategy with an Upside Participation Rate:	$49,000 - $0 = $49,000
6-year Strategy with a Buffer:	$50,000 - $0 = $50,000

Footnote 10. For a 1-year Strategy, the value at the end of the second Term is based on the rise or fall in the index over the Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date—Index Value on Term start date) / Index Value on Term start date

Calculation	(922 - 960) / 960 = -4.0%

For the 6-year Strategy, the value at the end of Year 2 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 11. The Buffer is the decrease in the value of an Index for a Term that is disregarded when determining the Loss for the Term. In this example, the S&P 500 6-year Term 10% Buffer with Participation Rate did not complete a Term in Year 2, so no Buffer will be applied to that Strategy in Year 2. The 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap do not have a Buffer.

Footnote 12. The Downside Participation Rate is your share of any fall in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap have each have a Downside Participation Rate of 50%, which means the calculation of any decrease will include 50% of any Index fall. The 6-year Strategy does not have a Downside Participation Rate.

Footnote 13.

When the Index has fallen over a Term, we use the following formula to calculate the decrease for both the 1-year Strategy with a Cap and the 1-Year Strategy with an Upside Participation Rate.

Formula	Fall in Index for Term x Downside Participation Rate for Term = Decrease as a Percentage

Calculation	-4.0% x 50% = -2.0%

For the 6-year Strategy with a Buffer, the Buffer only applies at the end of the 6-year Term. At the end of Year 2, the Strategy value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen. The Strategy value may decline even when the fall in the Index has not exceeded the Buffer.

Footnote 14.

For a 1-year Strategy, when the Index has fallen over the Term, we use the following formula to calculate the amount of the decrease.

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–Formula	Remaining Investment Base x decrease percentage based on fall in Index = dollar amount of decrease based on fall in Index

Calculation

1-year Strategy with a Cap:	$49,000 x-2.0% = -$980
1-year Strategy with an Upside Participation Rate:	$49,000 x-2.0% = -$980

For the 6-year Strategy, when the Daily Value Percentage is negative, we use the following formula to calculate the amount of the decrease.

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of decrease based on Daily Value Percentage

Calculation

6-year Strategy with a Buffer:	$50,000 x -4.9% = -$2,450

Footnote 15. In this example, for the 1-year Strategies, there has been a fall in the Index over the second Term. We use the following formula to calculate the Strategy value at the end of Year 2.

Formula	Remaining Investment Base on Term end date - dollar amount of decrease based on fall in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$49,000 - $980 = $48,020
1-year Strategy with an Upside Participation Rate:	$49,000 - $980 = $48,020

For the 6-year Strategy, the Daily Value Percentage is negative at the end of Year 2. We use the following formula to calculate the Strategy value.

Formula	Remaining Investment Base on valuation date - dollar amount of decrease based on Daily Value Percentage = current Strategy value

Calculation

6-year Strategy with a Buffer:	$50,000 - $2,450 = $47,550

For the 1-year Strategies, the Strategy value at the end of the second Term is also the Investment Base at the beginning of the third Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 16. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

1-year Strategy with a Cap:	$48,020 - $0 = $48,020
1-year Strategy with an Upside Participation Rate:	$48,020 - $0 = $48,020
6-year Strategy with a Buffer:	$50,000 - $0 = $50,000

Footnote 17. For a 1-year Strategy, the value at the end of the third Term is based on the rise or fall in the index over the Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date—Index Value on Term start date) / Index Value on Term start date

Calculation	(885 - 992) / 992 = -4.0%

For the 6-year Strategy, the value at the end of Year 3 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 18. The Buffer is the decrease in the value of an Index for a Term that is disregarded when determining the Loss for the Term. In this example, the S&P 500 6-year Term 10% Buffer with Participation Rate did not complete a Term in Year 3, so no Buffer will be applied to that Strategy in Year 3. The 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap do not have a Buffer.

Footnote 19. The Downside Participation Rate is your share of any fall in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap each have a Downside Participation Rate of 50%, which means the calculation of any decrease will include 50% of any Index fall. The 6-year Strategy does not have a Downside Participation Rate.

Footnote 20.

For a 1-year Strategy, when the Index has fallen over a Term, we use the following formula to calculate the decrease for both the 1-year Strategy with a Cap and the 1-Year Strategy with an Upside Participation Rate.

Formula	Fall in Index for Term x Downside Participation Rate for Term = Decrease as a Percentage

Calculation	-4.0% x 50% = -2.0%

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For the 6-year Strategy with a Buffer, the Buffer only applies at the end of the 6-year Term. At the end of Year 3, the Strategy value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen. The Strategy value may decline even when the fall in the Index has not exceeded the Buffer.

Footnote 21.

For a 1-year Strategy, when the Index has fallen over the Term, we use the following formula to calculate the amount of the decrease.

Formula	Remaining Investment Base x decrease percentage based on rise in Index = dollar amount of decrease based on fall in Index

Calculation

1-year Strategy with a Cap:	$48,020 x -2.0% = -$960
1-year Strategy with an Upside Participation Rate:	$48,020 x -2.0% = -$960

For the 6-year Strategy, when the Daily Value Percentage is negative, we use the following formula to calculate the amount of the decrease.

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of decrease based on Daily Value Percentage

Calculation

6-year Strategy with a Buffer:	$50,000 x -6.0% = -$3,000

Footnote 22. In this example, for the 1-year Strategies, there has been a fall in the Index over the third Term. This means the Strategy value at the end of Year 3 is the Remaining Investment Base on the Term end date minus the decrease for the fall in the Index over the Term.

Formula	Remaining Investment Base on Term end date - dollar amount of decrease based on rise in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$48,020 - $960 = $47,060
1-year Strategy with an Upside Participation Rate:	$48,020 - $960 = $47,060

For the 6-year Strategy, the Daily Value Percentage is negative at the end of Year 3. We use the following formula to calculate the Strategy value.

Formula	Remaining Investment Base on valuation date - dollar amount of decrease based on Daily Value Percentage = current Strategy value

Calculation

6-year Strategy with a Buffer:	$50,000 - $3,000 = $47,000

For the 1-year Strategies, the Strategy value at the end of the third Term is also the Investment Base at the beginning of the fourth Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 23. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

1-year Strategy with a Cap:	$47,060 - $0 = $47,060
1-year Strategy with an Upside Participation Rate:	$47,060 - $0 = $47,060
6-year Strategy with a Buffer:	$50,000 - $0 = $50,000

Footnote 24. For a 1-year Strategy, the value at the end of the fourth Term is based on the rise or fall in the index over the Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date—Index Value on Term start date) / Index Value on Term start date

Calculation	(849 - 885) / 885 = -4.0%

For the 6-year Strategy, the value at the end of Year 4 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 25. The Buffer is the decrease in the value of an Index for a Term that is disregarded when determining the Loss for the Term. In this example, the S&P 500 6-year Term 10% Buffer with Participation Rate did not complete a Term in Year 4, so no Buffer will be applied to that Strategy in Year 4. The 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap do not have a Buffer.

Footnote 26. The Downside Participation Rate is your share of any fall in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap each have a Downside Participation Rate of 50%, which means the calculation of any decrease will include 50% of any Index fall. The 6-year Strategy does not have a Downside Participation Rate.

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Footnote 27.

For a 1-year Strategy, when the Index has fallen over a Term, we use the following formula to calculate the decrease for both the 1-year Strategy with a Cap and the 1-Year Strategy with an Upside Participation Rate.

Formula	Fall in Index for Term x Downside Participation Rate for Term = Decrease as a Percentage

Calculation	-4.0% x 50% = -2.0%

For the 6-year Strategy with a Buffer, the Buffer only applies at the end of the 6-year Term. At the end of Year 4, the Strategy value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen. The Strategy value may decline even when the fall in the Index has not exceeded the Buffer.

Footnote 28.

For a 1-year Strategy, when the Index has fallen over the Term, we use the following formula to calculate the amount of the decrease.

Formula	Remaining Investment Base x decrease percentage based on fall in Index = dollar amount of decrease based on fall in Index

Calculation

1-year Strategy with a Cap:	$47,060 x -2.0% = -$941
1-year Strategy with an Upside Participation Rate:	$47,060 x -2.0% = -$941

For the 6-year Strategy, when the Daily Value Percentage is negative, we use the following formula to calculate the amount of the decrease.

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of decrease based on Daily Value Percentage

Calculation

6-year Strategy with a Buffer:	$50,000 x -8.1% = -$4,050

Footnote 29. In this example, for the 1-year Strategies, there has been a fall in the Index over the fourth Term. This means the Strategy value at the end of Year 4 is the Remaining Investment Base on the Term end date minus the decrease for the fall in the Index over the Term.

Formula	Remaining Investment Base on Term end date - dollar amount of decrease based on fall in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$47,060 - $941 = $46,118
1-year Strategy with an Upside Participation Rate:	$47,060 - $941 = $46,118

For the 6-year Strategy, the Daily Value Percentage is negative at the end of Year 4. We use the following formula to calculate the Strategy value.

Formula	Remaining Investment Base on valuation date - dollar amount of decrease based on Daily Value Percentage = current Strategy value

Calculation

6-year Strategy with a Buffer:	$50,000 - $4,050 = $45,950

For the 1-year Strategies, the Strategy value at the end of the fourth Term is also the Investment Base at the beginning of the fifth Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 30. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

1-year Strategy with a Cap:	$46,118 - $0 = $46,118
1-year Strategy with an Upside Participation Rate:	$46,118 - $0 = $46,118
6-year Strategy with a Buffer:	$50,000 - $0 = $50,000

Footnote 31. For a 1-year Strategy, the value at the end of the fifth Term is based on the rise or fall in the index over the Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date—Index Value on Term start date) / Index Value on Term start date

Calculation	(815 - 849) / 849 = -4.0%

For the 6-year Strategy, the value at the end of Year 5 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 32. The Buffer is the decrease in the value of an Index for a Term that is disregarded when determining the Loss for the Term. In this example, the S&P 500 6-year Term 10% Buffer with Participation Rate did not complete a Term in Year 5, so no Buffer will be applied to that Strategy in Year 5. The 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap do not have a Buffer.

Footnote 33. The Downside Participation Rate is your share of any fall in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap each have a Downside Participation Rate of 50%, which means the calculation of any decrease will include 50% of any Index fall. The 6-year Strategy does not have a Downside Participation Rate.

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Footnote 34.

For a 1-year Strategy, when the Index has fallen over a Term, we use the following formula to calculate the decrease for both the 1-year Strategy with a Cap and the 1-Year Strategy with an Upside Participation Rate.

Formula	Fall in Index for Term x Downside Participation Rate for Term = Decrease as a Percentage

Calculation	-4.0% x 50% = -2.0%

For the 6-year Strategy with a Buffer, the Buffer only applies at the end of the 6-year Term. At the end of Year 5, the Strategy value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen. The Strategy value may decline even when the fall in the Index has not exceeded the Buffer.

Footnote 35.

For a 1-year Strategy, when the Index has fallen over the Term, we use the following formula to calculate the amount of the decrease.

Formula	Remaining Investment Base x decrease percentage based on fall in Index = dollar amount of decrease based on rise in Index

Calculation

1-year Strategy with a Cap:	$46,118 x -2.0% = -$922
1-year Strategy with an Upside Participation Rate:	$46,118 x -2.0% = -$922

For the 6-year Strategy, when the Daily Value Percentage is negative, we use the following formula to calculate the amount of the decrease.

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of decrease based on Daily Value Percentage

Calculation

6-year Strategy with a Buffer:	$50,000 x -10.0% = -$5,000

Footnote 36. In this example, for the 1-year Strategies, there has been a fall in the Index over the fifth Term. This means the Strategy value at the end of Year 5 is the Remaining Investment Base on the Term end date minus the decrease for the fall in the Index over the Term.

Formula	Remaining Investment Base on Term end date + dollar amount of decrease based on fall in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$46,118 - $922 = $45,196
1-year Strategy with an Upside Participation Rate:	$46,118 - $922 = $45,196

For the 6-year Strategy, the Daily Value Percentage is negative at the end of Year 5. We use the following formula to calculate the Strategy value.

Formula	Remaining Investment Base on valuation date—dollar amount of decrease based on Daily Value Percentage = current Strategy value

Calculation

6-year Strategy with a Buffer:	$50,000 - $5,000 = $45,000

For the 1-year Strategies, the Strategy value at the end of the fifth Term is also the Investment Base at the beginning of the sixth Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 37. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

1-year Strategy with a Cap:	$45,196 - $0 = $45,196
1-year Strategy with an Upside Participation Rate:	$45,196 - $0 = $45,196
6-year Strategy with a Buffer:	$50,000 - $0 = $50,000

Footnote 38. For a 1-year Strategy, the value at the end of the sixth Term is based on the rise or fall in the index over the Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date—Index Value on Term start date) / Index Value on Term start date

Calculation	(783 – 815) / 815 = -4.0%

For the 6-year Strategy, the value at the end of the Term is based on the rise or fall in the index over the entire 6-year Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date - Index Value on Term start date) / Index Value on Term start date

Calculation	(783 - 1000) / 1000 = -21.7%

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Footnote 39. The Buffer is the decrease in the value of an Index for a Term that is disregarded when determining the Loss for the Term. The S&P 500 6-year Term 10% Buffer with Participation Rate has a Buffer of -10% that is applied to calculate the Strategy value at the end of the 6-year Term. The 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap do not have a Buffer.

Footnote 40. The Downside Participation Rate is your share of any fall in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-year Upside Participation Rate Strategy and the 1-year Strategy with a Cap each have a Downside Participation Rate of 50%, which means the calculation of any decrease will include 50% of any Index fall. The 6-year Strategy does not have a Downside Participation Rate.

Footnote 41.

For a 1-year Strategy, when the Index has fallen over a Term, we use the following formula to calculate the decrease for both the 1-year Strategy with a Cap and the 1-Year Strategy with an Upside Participation Rate.

Formula	Fall in Index for Term x Downside Participation Rate for Term = Decrease as a Percentage

Calculation	-4.0% x 50% = -2.0%

For the 6-year Strategy, when the Index has fallen over a Term, we use the following formulas to calculate the decrease

Formula	If the fall in Index is greater than Buffer, then Fall in Index – Buffer = Decrease as a Percentage
If the fall in Index is not greater than Buffer, then Decrease as a Percentage = 0

Calculation	-(21.7% - 10%) = -11.7%

Footnote 42.

For both a 1-year Strategy and the 6-year Strategy, when the Index has fallen over the Term, we use the following formula to calculate the decrease.

Formula	Remaining Investment Base x decrease percentage based on fall in Index = dollar amount of decrease based on fall in Index

Calculation

1-year Strategy with a Cap:	$45,196 x -2.0% = -$904
1-year Strategy with an Upside Participation Rate:	$45,196 x -2.0% = -$904
6-year Strategy with a Buffer:	$50,000 x -11.7% = -$5,850

Footnote 43. In this example, for the 1-year Strategies, there has been a fall in the Index over the sixth Term. For the 6-year Strategy, there has also been a fall in the Index over its 6-year Term. This means that for both a 1-year Strategy and the 6-year Strategy, the Strategy value at the end of Year 6 is the Remaining Investment Base on the Term Year end date minus the decrease for the fall in the Index over the Term.

Formula	Remaining Investment Base on Term end date—dollar amount of decrease based on fall in Index = Strategy value on Term end date

Calculation

1-year Strategy with a Cap:	$45,196 - $904 = $44,.292
1-year Strategy with an Upside Participation Rate:	$45,196 - $904 = $44,.292
6-year Strategy with a Buffer:	$50,000 - $5,850 = $44,150

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STATE VARIATIONS

This prospectus describes the material features of the Contract. Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. However, please note that the maximum charge is set forth in this prospectus. If you would like to review a copy of the Contract and any endorsements, contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, visit our website at www.GAIGannuities.com or call us at 1-800-789-6771.

The following information is a summary of material state variations as of the date of this prospectus.

General

For Contracts Issued in Illinois

References to “spouse” have been changed to “spouse or civil union partner.”

For Contracts Issued in New Jersey

References to “spouse” have been changed to “spouse or civil union partner.”

Availability of Strategies

For Contracts Issued in Michigan

We will not eliminate the Crediting Strategies set out on your Contract Specifications page at the end of any Term and such Crediting Strategies will be available for renewals and reallocations at the end of each Term.

Extended Care Waiver Rider

For Contracts Issued in California

The Waiver of Early Withdrawal Charges for Facility Care or Home Care or Community-Based Services Rider (CA Rider) provides a waiver under an expanded set of circumstances. The waiver will apply if, at the time of the withdrawal or surrender, or within the immediately preceding 90 days, the following conditions are met: (1) the insured is confined in a facility or is receiving, as prescribed by a physician, registered nurse or licensed social worker, home care or community-based services; (2) the insured’s confinement in a facility, the insured’s receipt of home care or community-based services, or any combination thereof has continued for a period of at least 90 consecutive days; and (3) the first day of such 90-day period was at least one year after the contract effective date. Facility includes a skilled nursing facility, a convalescent nursing home, or an extended care facility or a residential care facility or a residential care facility for the elderly. Home care or community-based services includes home health care, adult day care, personal care, homemaker services, hospice services and respite care as defined in the rider. Additional conforming changes have been made including revised and new definitions, and inclusion of a description of circumstances under which the waiver does not apply. The termination provision has been modified to reflect that the rider will not terminate if you transfer or assign an interest in the contract to a person or entity other than the insured.

For Contracts Issued in Connecticut

The conditions under which the waiver applies have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in a long-term care facility or hospital; and (2) the confinement has continued for a period of at least 90 consecutive days.

For Contracts Issued in Kansas

The conditions under which the waiver applies have been modified. The first day of confinement must be at least 90 days after the contract effective date, rather than one year after the contract effective date.

For Contracts Issued in Massachusetts

This waiver rider is not available in Massachusetts.

For Contracts Issued in Missouri

This waiver rider is not available in Missouri.

For Contracts Issued in Montana

The definition of medically necessary has been modified and refers to the Insured’s physician.

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For Contracts Issued in Nebraska

The definition of skilled nursing facility has been modified by adding a licensed practical nurse to the list of persons who may provide nursing services or supervise the provision of nursing services.

For Contracts Issued in New Hampshire

The definition of skilled nursing facility has been modified by changing the phrase “licensed and operated as a skilled nursing facility” to “operated as a skilled nursing facility.”

For Contracts Issued in Pennsylvania

The conditions under which the waiver is available have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in one or more long-term care facilities, hospital, or a combination of such; (2) the confinement is prescribed by a physician and is medically necessary; (3) the first day of the confinement is at least one year after the contract effective date; and (4) the confinement has continued for a period of at least 90 consecutive days, or has continued for a total of at least 90 days if each successive confinement occurs within six months of the previous confinement and is for the same related medical cause.

The definition of long-term care facility has been modified. The following facilities have been deleted from the list of facilities excluded from that definition: a facility that primarily treats drug addicts and a facility that is a home for the mentally ill. An exclusion provision has been added to clarify that the waiver will not apply if the insured is confined in a long-term care facility or hospital for the treatment of certain types of drug addiction or mental illnesses.

The definition of hospital has been modified by changing the phrase “it maintains, or has access to, medical, diagnostic, and major surgical facilities” to “it maintains, or has access to, medical and diagnostic facilities.”

For Contracts Issued in Vermont

The definition of long-term care facility has been modified. The following facilities have been deleted from the list of excluded facilities: a facility that primarily treats drug addicts, a facility that primarily treats alcoholics, and a facility that is a home for the mentally ill. In addition, the definition of physician has been modified by changing the phrase “a person who is licensed in the United States as a medical doctor or a doctor of osteopathy and who is practicing within the scope of his or her license” to “a person who is licensed in the United States who is providing medical care and treatment when such services are provided within the scope of his or her license and provided pursuant to applicable law.”

For Contracts Issued in Washington

The waiver is based on confinement to an extended care facility or hospital rather than a long-term care facility or hospital. Definitions are modified to reflect the new terminology, references to “skilled nursing facility” are changed to “nursing facility” and the related definition is modified. In the definition of nursing facility and hospital, a licensed practical nurse is added to the list of persons who may provide nursing services or supervise the provision of nursing services.

Terminal Illness Waiver Rider

For Contracts Issued in Illinois

As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months.

For Contracts Issued in Kansas

As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months. The diagnosis must be rendered 90 days after the contract effective date, rather than one year after the contract effective date.

For Contracts Issued in New Jersey

The requirement related to the timing of the diagnosis does not apply. But the waiver will not be available until at least one year after the contract effective date.

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For Contracts Issued in Massachusetts

This waiver rider is not available in Massachusetts.

For Contracts Issued in Pennsylvania

The diagnosis must be rendered after the contract effective date, rather than one year after the contract effective date. But the waiver will not be available until at least one year after the contract effective date. In addition, the waiver is based on a terminal condition as defined in the rider, rather than a terminal illness.

For Contracts Issued in Texas

The diagnosis must be rendered on or after the contract effective date, rather than one year after the contract effective date.

For Contracts Issued in Washington

As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months.

Form of Annuity Payout Benefit

For Contracts Issued in Texas:

Payments under a Payout Option are subject to a $50 minimum.

Right to Cancel (Free Look)

State law governs the length of the free look period and the amount of the refund that you will receive. The period and amount may differ if you are replacing a life insurance policy or annuity contract. The table below summarizes the state law provisions.

For Contracts Issued in:	Free Look Period	Refund	Replacement Free Look Period	Replacement Refund
Alabama	20 days	Account Value	30 days	Account Value + Fees/Charges
Alaska	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Arizona	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Arkansas	20 days	Account Value	30 days	Account Value
California	30 days	Account Value + Fees/Charges Note: If owner is age 60 or older, refund amount is Purchase Payments.	30 days	Account Value + Fees/Charges Note: If owner is age 60 or older, refund amount is Purchase Payments.
Colorado	20 days	Account Value	30 days	Account Value + Fees/Charges
Connecticut	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Delaware	20 days	Account Value	30 days	Purchase Payments
District of Columbia	20 days	Account Value	30 days	Account Value
Florida	21 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Georgia	20 days	Purchase Payments	30 days	Purchase Payments
Hawaii	20 days	Account Value	30 days	Account Value + Fees/Charges
Idaho	20 days	Purchase Payments	30 days	Purchase Payments
Illinois	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Indiana	20 days	Account Value	30 days	Purchase Payments
Iowa	20 days	Account Value	30 days	Account Value + Fees/Charges
Kansas	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Kentucky	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Louisiana	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Maine	20 days	Account Value	30 days	Account Value + Fees/Charges
Maryland	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Massachusetts	20 days	Account Value	30 days	Purchase Payments
Michigan	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Minnesota	20 days	Account Value + Fees/Charges	30 days	Purchase Payments

77

For Contracts Issued in:	Free Look Period	Refund	Replacement Free Look Period	Replacement Refund
Mississippi	20 days	Account Value	30 days	Account Value + Fees/Charges
Missouri	20 days	Purchase Payments	30 days	Purchase Payments
Montana	20 days	Account Value	30 days	Account Value + Fees/Charges
Nebraska	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Nevada	20 days	Purchase Payments	30 days	Purchase Payments
New Hampshire	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
New Jersey	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
New Mexico	20 days	Account Value	30 days	Account Value + Fees/Charges
North Carolina	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
North Dakota	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Ohio	20 days	Account Value	30 days	Account Value + Fees/Charges
Oklahoma	20 days	Purchase Payments	30 days	Purchase Payments
Oregon	20 days	Account Value	30 days	Account Value + Fees/Charges
Pennsylvania	20 days	Account Value	30 days	Account Value
Rhode Island	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
South Carolina	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
South Dakota	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Tennessee	20 days	Account Value	30 days	Purchase Payments
Texas	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Utah	20 days	Purchase Payments	30 days	Purchase Payments
Vermont	20 days	Account Value	30 days	Account Value + Fees/Charges
Virginia	20 days	Account Value	30 days	Account Value + Fees/Charges
Washington	20 days	Greater of: (1) Purchase Payments or (2) Account Value minus taxes	30 days	Purchase Payments
West Virginia	20 days	Account Value	30 days	Account Value + Fees/Charges
Wisconsin	30 days	Account Value	30 days	Account Value + Fees/Charges
Wyoming	20 days	Account Value	30 days	Greater of: (1) Purchase Payments or (2) Account Value + Fees/Charges

Assignment

For Contracts Issued in Ohio:

Subject to the tax qualifications endorsement, if any, you may assign your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option if you make a specific Request in Good Order.

Amendment of the Contract

For Contracts Issued in Florida:

You have the right to reject an endorsement that changes the provisions of this Contract to obtain or retain the intended tax treatment under federal tax law, or to take into account other pertinent laws and governmental regulations and rulings. We will not be responsible for the tax or other consequences of your rejection.

For Contracts Issued in Texas:

You have the right to reject an endorsement that changes the provisions of this Contract to obtain or retain the intended tax treatment under federal tax law, or to take into account other pertinent laws and governmental regulations and rulings. We will not be responsible for the tax or other consequences of your rejection.

Involuntary Termination

For Contracts Issued in Texas:

Our right to terminate this Contract is not tied to the minimum required value. We have the right to terminate this Contract if the Account Value would provide a benefit of less than $20 each month at age 70 under a life payout with payments for at least a fixed period of 10 years.

78

SECTION II

GREAT AMERICAN LIFE INFORMATION

Overview

Great American Life is a stock insurance company incorporated in 1961. We are domiciled in the state of Ohio and have been continuously engaged in the insurance business since that time. We are licensed to conduct life insurance business in all states of the United States except New York, as well as the District of Columbia. Our principal executive offices are located at 301 East Fourth Street, Cincinnati, Ohio 45202.

We are a wholly-owned subsidiary of Massachusetts Mutual Life Insurance Company (“MassMutual”), a mutual life insurance company. MassMutual and its domestic life insurance subsidiaries provide individual and group life insurance, disability insurance, individual and group annuities and guaranteed interest contracts to individual and institutional customers in all 50 states of the U.S., the District of Columbia and Puerto Rico.

Below is a chart that shows the relationships among MassMutual, Great American Life, and other MassMutual subsidiaries that are mentioned in this Section II of this prospectus. Each subsidiary in the chart is wholly-owned by its immediate parent.

Massachusetts Mutual Life Insurance Company (“MassMutual”)

•	Glidepath Holdings Inc. (“Glidepath”) is a subsidiary of MassMutual. It is a financial services holding company.

•	Great American Life Insurance Company (“GALIC”) is a subsidiary of Glidepath. It is the issuer of the annuities that are the subject of this Registration Statement and other annuity products.

•	Great American Advisors, LLC (“GAA”) is a subsidiary of GALIC. It is the principal underwriter and distributor of the annuities that are the subject of this Registration Statement.

•	MM Asset Management Holding LLC is a subsidiary of MassMutual. It is a financial services holding company.

•	Barings LLC (“Barings”) is a subsidiary of MM Asset Management Holding LLC. It provides investment services for MassMutual and certain of its affiliated companies, including GALIC.

On May 28, 2021, American Financial Group, Inc. (“AFG”) sold its annuity business consisting of GALIC and its two insurance subsidiaries, Annuity Investors Life Insurance Company and Manhattan National Life Insurance Company, as well as a broker-dealer affiliate, GAA, and insurance distributor, AAG Insurance Agency, Inc. to MassMutual.

No company other than GALIC has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of GALIC for its claims-paying ability.

Directors and Executive Officers of Great American Life

Below is a list of the names and ages of the individuals who will serve as directors and executive officers of GALIC, and a description of the business experience of each of the respective individuals.

Name	Year of Birth	Position(s) with Great American Life	Served in Position(s) Since
Dominic L. Blue	1976	Director	May 2021
Donna Carrelli	1974	Head of Insurance Operations	February 2022
Susan M. Cicco	1971	Director	May 2021
Geoffrey J. Craddock	1959	Director	May 2021
Roger W. Crandall	1964	Director, Chairman of the Board	May 2021
Michael R. Fanning	1963	Director, Vice Chairman of the Board and Chief Executive Officer	May 2021
John P. Gruber	1962	Senior Vice President, Secretary and General Counsel	November 2005
Paul A. LaPiana	1969	Director	May 2021

Name	Year of Birth	Position(s) with Great American Life	Served in Position(s) Since
Christopher P. Miliano	1958	Head of GALIC Finance Treasurer	December 2021 May 2002
Mark F. Muething	1959	Director President & Assistant Secretary	October 1993 April 2018 April 2012
Michael J. O’Connor	1969	Director	May 2021
Eric W. Partlan	1973	Director, Chief Investment Officer	May 2021
Gareth F. Ross	1975	Director	May 2021
Arthur W. Wallace	1974	Director	May 2021
Elizabeth A. Ward	1964	Director	May 2021

Dominic L. Blue

Mr. Blue has served as the Head of MassMutual Strategic Distributors since October 2020. Mr. Blue has served in various positions with MassMutual since August 2011.

Donna Carrelli

Ms. Carrelli has served as GALIC’s Head of Insurance Operations since February 2022. Ms. Carrelli has served in various positions with the Company since March 1998.

Susan M. Cicco

Ms. Cicco has served as the Head of Human Resources & Employee Experience since January 2017 and also has served since July 2020 as the Chief of Staff to the CEO. Ms. Cicco has served in various positions with MassMutual since 1993.

Geoffrey J. Craddock

Mr. Craddock has served as the Chief Risk Officer of MassMutual since October 2017. Previously, Mr. Craddock served as the leader of risk management and asset allocation at MassMutual’s former subsidiary, OppenheimerFunds, Inc., from 2008 through September 2017.

Roger W. Crandall

Mr. Crandall has served as Chairman of the Board of GALIC since May 28, 2021. Mr. Crandall has served as Chairman, President and Chief Executive Officer of MassMutual since December 2010. Mr. Crandall has served in various positions with MassMutual since 1988.

Michael R. Fanning

Mr. Fanning has served as Vice Chairman of the Board and Chief Executive Officer of GALIC since May 28, 2021. Mr. Fanning has served as Head of MassMutual U.S. (formerly USIG) since January 2009. He is responsible for MassMutual’s insurance products and services. Mr. Fanning joined MassMutual in November 2006 and previously served as Chief Operating Officer of USIG.

John P. Gruber

Mr. Gruber has served as GALIC’s Senior Vice President, General Counsel and Secretary since November 2005. He also serves as Chief Compliance Officer of GALIC. Mr. Gruber has served in various positions with the Company since July 1993.

Paul A. LaPiana

Mr. LaPiana has served as Head of MMUS Product since February of 2019. Mr. LaPiana joined MassMutual in July of 2016 and served as the Head of Field Management until he assumed his current role.

Christopher P. Miliano

Mr. Miliano has served as Head of GALIC Finance since December 2021. Mr. Miliano has served as Treasurer since May 2010.

Mark F. Muething

Mr. Muething has served as President of GALIC since April 2018. Mr. Muething served in various positions with GALIC since October 1993.

Michael J. O’Connor

Mr. O’Connor has served as the General Counsel of MassMutual since February 2017. Mr. O’Connor has served in various positions with MassMutual since he joined the company in 2005, including as the Chief of Staff to the CEO.

Eric W. Partlan

Mr. Partlan has served as GALIC’s Chief Investment Officer since May 28, 2021. Mr. Partlan has served as the Head of Portfolio Management at MassMutual since January 2013. He joined MassMutual in January of 2010 as the Head of Investment Risk and served in that office until he assumed his current role.

Gareth F. Ross

Mr. Ross has served as the Head of Enterprise Technology & Experience since April 2016. Mr. Ross has served in various positions with MassMutual since 2008.

Arthur W. Wallace

Mr. Wallace has served as MassMutual’s Chief Actuary since he joined MassMutual in October of 2019. Previously, Mr. Wallace was Chief Actuary at Prudential Financial from November 2014 until joining MassMutual.

Elizabeth A. Ward

Ms. Ward has served as the Chief Financial Officer of MassMutual since June 2016. Ms. Ward has served in various positions since joining MassMutual in 2007, including as Chief Actuary and as Chief Enterprise Risk Officer.

Executive Compensation

GALIC does not have any employees. Its parent, Glidepath, provides personnel to GALIC pursuant to a Services Agreement between GALIC and Glidepath.

As a result, GALIC does not determine or pay any compensation to its executive officers or additional personnel provided by Glidepath. Glidepath determines and pays salaries, bonuses and other compensation to its executive officers and additional personnel provided by Glidepath commensurate with their positions, tenure and levels of responsibility. Glidepath also determines whether and to what extent it will provide employee benefits plans to such persons.

See “Transactions with Related Persons” for more information about the Services Agreement.

Director Compensation

Mark Muething is the only director who is an employee of Glidepath. No director receives any additional compensation for serving as a director.

Director Independence

No director is considered independent under independence standards applicable to GALIC. GALIC does not have a separately designated audit, nominating or compensation committee, but MassMutual’s audit committee performs a similar function for GALIC.

Compensation Committee Interlocks and Insider Participation

GALIC does not have a compensation committee.

Security Ownership of Certain Beneficial Owners and Management

MassMutual indirectly owns 100% of the voting securities of GALIC. MassMutual’s principal executive offices are located at 1295 State Street, Springfield, Massachusetts 01111-0001.

Transactions with Related Persons

Transactions between GALIC and Glidepath

Pursuant to a Leased Employee Agreement between GALIC and Glidepath, Glidepath furnishes GALIC with personnel as requested by GALIC. GALIC pays for these services on the basis of cost, which must be fair and reasonable. Payments for these services by GALIC to Glidepath were approximately $80 million in 2021.

Transactions between GALIC and MassMutual or Other MassMutual Subsidiaries

GALIC and Barings are parties to an Investment Services Agreement under which Barings provides investment services to GALIC in accordance with guidelines. GALIC pays Barings a fee based on Barings’s cost of providing these services.

Pursuant to an Administrative Services Agreement between GALIC and MassMutual, MassMutual furnishes GALIC with office, data processing, telecommunications, and administrative and support services, including enterprise risk management services, corporate finance services, actuarial services, legal services, internal audit services, corporate compliance services and procurement services, as agreed upon by the parties. Payments for these services by GALIC to MassMutual were approximately $3.3 million in 2021.

GALIC and its subsidiaries have entered into an intercompany tax allocation agreement. Pursuant to the agreement, each company’s tax expense is determined based upon its inclusion in the consolidated tax return of GALIC and its includable subsidiaries. Estimated payments are made quarterly during the year. Following year-end, additional settlements are made on the original due date of the return and, when extended, at the time the return is filed. The method of allocation among the companies under the agreement is based upon separate return calculations with current credit for losses to the extent the losses provide a benefit in the consolidated return.

Transactions Involving Immediate Family Members of GALIC’s Directors and Executive Officers

A brother of GALIC’s President is a partner and Chairman of the Board of Keating Muething & Klekamp PLL. GALIC and its related entities paid Keating Muething & Klekamp approximately $1.1 million in 2021, $1.2 million in 2020, and $1.2 million in 2019 for legal services.

Review, Approval or Ratification of Transactions with Related Persons

GALIC’s senior management approves all related party transactions involving directors and executive officers of GALIC, including relevant transactions described in “Transactions Involving Immediate Family Members of GALIC’s Directors and Executive Officers” above. In considering the transaction, GALIC’s senior management may consider all relevant factors, including as applicable: the business rationale for entering into the transaction; the alternatives to entering into a related person transaction; whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and the overall fairness of the transaction to GALIC. Potential related party transactions are covered by GALIC’s Code of Conduct policy. Approval of such related person transactions would be evidenced by resolutions of the Finance committee of the GALIC Board of Directors in accordance with its practice of reviewing and approving transactions in this manner.

Information on GALIC’s Business and Property

Competition

GALIC’s annuity businesses operate in highly competitive markets. They compete with other insurers and financial institutions based on many factors, including: (i) ratings; (ii) financial strength; (iii) reputation; (iv) service to policyholders and agents; (v) product design (including interest rates credited, bonus features and index participation); and (vi) commissions. Because most policies are marketed and distributed through independent agents, the insurance companies must also compete for agents.

No single insurer dominates the markets in which GALIC’s annuity businesses compete. See Risks Primarily Related to GALIC’s Financial Strength and Claims-Paying Ability. GALIC’s competitors include (i) individual insurers and insurance groups, (ii) mutual funds and (iii) other financial institutions. In a broader sense, GALIC’s annuity businesses compete for retirement savings with a variety of financial institutions offering a full range of financial services. In the financial institution annuity market, GALIC’s annuities compete directly against competitors’ annuities, certificates of deposit and other investment alternatives at the point of sale.

Sales of annuities, including renewal premiums, are affected by many factors, including: (i) competitive annuity products and rates; (ii) the general level and volatility of interest rates, including the slope of the yield curve; (iii) the favorable tax treatment of annuities; (iv) commissions paid to agents; (v) services offered; (vi) ratings from independent insurance rating agencies; (vii) other alternative investments; (viii) performance and volatility of the equity markets; (ix) media coverage of annuities; (x) regulatory developments regarding suitability and the sales process; and (xi) general economic conditions.

Financial Strength Ratings

GALIC believes that the ratings assigned by independent insurance rating agencies are an important competitive factor because agents, potential policyholders and financial institutions often use a company’s rating as an initial screening device in considering annuity products. GALIC believes that a rating in the “A” category by at least one rating agency is necessary to successfully compete in its primary annuity markets. In 2021, GALIC was rated A+ (Superior) by A.M. Best and A+ by Standard & Poor’s.

Regulation

GALIC is subject to regulation in the jurisdictions where GALIC does business. In general, the insurance laws of the various states establish regulatory agencies with broad administrative powers governing, among other things, premium rates, solvency standards, licensing of insurers, agents and brokers, trade practices, forms of policies, maintenance of specified reserves and capital for the protection of policyholders, deposits of securities for the benefit of policyholders, investment activities and relationships between insurance subsidiaries and their parents and affiliates. Material transactions between insurance subsidiaries and their parents and affiliates generally must receive prior approval of the applicable insurance regulatory authorities and be disclosed.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), among other things, established a Federal Insurance Office (“FIO”) within the U.S. Treasury. Under this law, the regulatory framework for the FIO to carry out its mandate to focus on systemic risk oversight continues to evolve. Since its formation, the FIO has worked with the NAIC and other stakeholders to explore a hybrid approach to regulation of the insurance industry; however, the state-based system of regulation has largely been retained. GALIC cannot predict the future role of the FIO and its role in regulation of the insurance industry and how that might ultimately affect GALIC’s operations.

Most states have created insurance guaranty associations that assess solvent insurers to pay claims of insurance companies that become insolvent. Annual guaranty assessments for GALIC has not been material.

Risks Primarily Related to GALIC’s Financial Strength and Claims-Paying Ability

We make annuity payout benefits payments and pay death benefits for this Contract from our general account. We also pay benefits for other insurance contracts from our general account, and our general account is subject to claims by our creditors. Our ability to make payments from our general account is subject to our financial strength. Set out below are the most significant factors that may negatively impact our financial strength and claims-paying ability.

Financial losses could adversely affect our financial strength and claims-paying ability.

Owners of GALIC’s insurance products do not share in the profits and losses generated by our business. However, if we were to experience significant losses, we might not have sufficient assets in our general account to satisfy all of the guarantees provided in our insurance contracts. Events that may result in financial losses are listed below. We cannot predict the impact that any of these events may ultimately have on our financial strength and claims-paying ability.

Adverse developments in financial markets and deterioration in global economic conditions.

Worldwide financial markets have, from time to time, experienced significant and unpredictable disruption. For example, a prolonged economic downturn may result in heightened credit risk, reduction in the valuation of certain investments and decreased economic activity. Our financial position is materially impacted by the global economy and capital markets. During an economic downturn, we could experience a drop in the demand for our insurance products. In addition, surrenders and withdrawals from GALIC’s insurance products might also increase during an economic downturn, and owners of GALIC’s insurance products might opt to discontinue or delay paying insurance premiums or additional purchase payments.

Unfavorable interest rate environments.

During periods of declining interest rates, we may experience losses as the spread tightens between crediting rates that we pay to owners of our insurance contracts and returns on our investments. During periods of increasing rates, we may experience financial losses due to increases in surrenders and withdrawals under our insurance contracts as owners of those contracts choose to seek higher returns.

Losses on our investment portfolio.

A significant majority of GALIC’s investment portfolio consists of fixed maturity investments, which are subject to both interest rate risk and credit risk. Interest rate risk refers to how the values of our fixed maturity investments fluctuate in response to changes in market interest rates. Increases in market interest rates generally result in decreases in the value of our fixed maturity investment portfolio. On the other hand, decreases in rates generally result in increases in the portfolio value. Credit risk refers to the risk that certain investments may default or become impaired due to deterioration in the financial condition of the issuers of those investments.

A portion of GALIC’s investment portfolio consists of equity investments that are generally valued based on quoted market prices and subject to market risk. Market risk refers to how market prices for equity investments are subject to fluctuation due to general market conditions or changes in the actual or perceived attractiveness of an investment. A decrease in the market price for an equity investment could result in losses upon the sale of that investment.

GALIC’s investment portfolio also includes investments that lack liquidity, such as privately placed fixed maturity investments, mortgage loans, collateralized debt obligations, commercial mortgage-backed securities, real estate and limited partnership interests. If we were required to sell illiquid investments on short notice, we might have difficulty doing so and may be forced to sell them for less than fair value.

Loss of market share due to intense competition.

There is strong competition among individual insurers and insurance groups, mutual funds and other financial institutions seeking clients for the products we provide. Competition is based on numerous factors including the ability to recruit and retain distribution, reputation, product design, crediting rates, insurance product performance, scope of distribution, perceived financial strength and credit ratings. If competition limits GALIC’s ability to write new or renewal business at adequate rates, its results of operations will be adversely affected.

Ineffectiveness of risk management policies.

Our risk management policies and procedures, which are intended to identify, monitor and manage economic risks, may not be fully effective at mitigating risk exposures in all market conditions or against all types of risk. For instance, we use derivatives to alleviate risks related to floating-rate investments as well as annuity products that credit interest or provide a return based, in part, on the change in a referenced index. Our use of derivatives may not accurately counterbalance the actual risk exposure, and any derivatives held may not be sufficient to completely hedge the associated risks. In addition, counterparties may fail to perform under the derivative financial instruments. We may also decide not to hedge, or fail to identify, certain risks to which we are exposed. Ultimately, our use of derivatives and other risk management strategies may be inadequate to protect against the full extent of the exposure or losses we seek to mitigate.

Changes in applicable law and regulations may affect our financial strength and claims-paying ability.

We are subject to comprehensive regulation and supervision by government agencies in all the jurisdictions in which we operate. Our operations, products and services are subject to a variety of state and federal laws. We are regulated by various regulatory authorities and self-regulatory authorities including state insurance departments, state securities administrators, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Internal Revenue Service and the Department of Labor.

Changes to state and federal laws and regulations may materially impact the way we conduct business. Moreover, the pace of changes to the regulatory environment continues to increase. Federal and state governments, including federal and state regulatory authorities, are active in the regulation of the manufacture, sale and administration of annuity products. We cannot predict the potential effects that any new laws or regulations, changes in existing laws and regulations, or the interpretation or enforcement of laws and regulations may have on our business, but such changes may negatively impact our financial strength and claims-paying ability.

The inability to obtain or collect on reinsurance could adversely affect our financial strength and claims-paying ability.

We use reinsurance for various business segments as part of our risk management strategy. While reinsurance agreements typically bind the reinsurer for the life of the business reinsured at specific pricing, market conditions may determine the availability and cost of the reinsurance for new business. Our risk of loss increases if we are unable to purchase reinsurance at acceptable terms. We are also subject to credit risk related to the ability of a reinsurer to meet its obligations. If we are unable to purchase reinsurance at acceptable terms or if the financial condition of our reinsurers is impaired, it may impact our ability to meet our financial obligations.

A downgrade or potential downgrade in GALIC’s financial strength ratings by one or more rating agencies could adversely affect its financial strength and claims-paying ability.

GALIC’s claims-paying and financial strength is rated A+ (Superior) by A.M. Best and A+ by Standard & Poor’s. We believe a rating in the “A” category by at least one rating agency is important for us to successfully compete in our primary annuity markets. We also believe the ratings assigned by these independent insurance rating agencies are an important competitive factor because agents, potential contract owners and financial institutions often use a company’s rating as an initial screening device in considering annuity products. A downgrade in GALIC’s claims-paying and financial strength ratings could adversely impact GALIC’s financial strength and claims-paying ability by causing financial losses to our business. Such losses may be due to:

•	Reduction in new sales of annuity products;

•	Harm to our relationships with distributors of our annuity products;

•	Increases to the cost of capital or limitation on our access to sources of capital;

•	Harm to our ability to obtain reinsurance or reasonable terms for reinsurance;

•	Significant increases in the number and amount of surrenders of, or withdrawals from, our annuity products; and

•	Pressure to increase the crediting rates for our annuity products.

Variations from actual experience and management’s estimates and assumptions could result in inadequate reserves.

We establish and maintain reserves to pay future benefits and claims of our policyholders and contract holders. The reserves we established are estimates, primarily based on actuarial assumptions with regard to our future experience, which involve the exercise of significant judgment. Our future financial results depend on the extent to which our actual future experience is consistent with the assumptions we have used in pricing our products and determining our reserves. Many factors can affect future experience, including investment yields (and spreads over fixed annuity crediting rates), benefit utilization rates, equity market performance, the cost of call and put options used in the indexed annuity business, persistency, mortality, surrenders, annuity benefit payments, withdrawals, expenses incurred and changes in regulations. Developing such assumptions is complex and involves information obtained from company-specific and industry-wide data, as well as general economic information. We cannot precisely predict the ultimate amounts we will pay for actual benefits or the timing of those payments. We use actuarial models to assist us in establishing reserves. If actual results differ significantly from our estimates and assumptions, our claim costs could increase significantly and our reserves could be inadequate. If so, we will be required to increase reserves or accelerate amortization of deferred acquisition costs. We cannot be certain that our reserves will ultimately be sufficient to pay future benefit and claims of policyholders and contract holders.

The amount of capital that we must hold to meet our statutory capital requirements can vary significantly from time to time.

Statutory capital requirements are set by applicable state insurance regulators and the National Association of Insurance Commissioners. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital (“RBC”) ratios for life insurance companies. Statutory surplus and RBC ratios may change in a given year based on a number of factors, including statutory income or losses, reserve changes, excess capital held to support growth, changes in equity market levels, interest rate changes, the value of certain fixed-income and equity securities, and changes to the RBC formulas. Additionally, state insurance regulators have significant leeway in interpreting existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. There is no guarantee that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business. If we are unable to maintain minimum capitalization requirements, our business may be subject to significant increases in supervision or control by state insurance regulators.

Legal actions and regulatory proceedings may adversely affect our financial strength and claims-paying ability.

We have been named as defendant in lawsuits. We have also been involved in regulatory investigations and examinations. We may be involved in lawsuits and regulatory actions in the future. Lawsuits and regulatory actions arise in various contexts, including GALIC’s roles as an insurer, investor, securities issuer and taxpaying entity. These actions may result in material amounts of damages or fines that we must pay and may involve certain regulatory authorities that have substantial power over our business operations. A negative outcome in any legal action or regulatory proceeding that results in significant financial losses or operational burdens may adversely impact GALIC’s financial position and claims-paying ability.

We may experience difficulties with technology or data security, which could have an adverse effect on our business.

We use computer systems and services to store, retrieve, evaluate and utilize company and customer data and information. Systems failures or outages could compromise our ability to perform business functions in a timely manner, which could harm our ability to conduct business and hurt our relationships with business partners and customers. In the event of a disaster such as a natural catastrophe, an industrial accident, a blackout, a malicious software attack, a terrorist attack or war, our systems may be inaccessible to employees, customers or business partners for an extended period of time. As a result, our employees may be unable to perform their duties for an extended period of time if our data or systems are disabled or destroyed.

Our computer systems are subject to cyber-attacks, viruses, malware, hackers and other external hazards, as well as inadvertent errors, equipment and system failures and to unauthorized or illegitimate actions by employees, consultants, agents and other persons with legitimate access to our systems. In addition, over time, the sophistication of these threats continues to increase. Our administrative and technical controls as well as other preventative actions used to reduce the risk of cyber incidents and protect our information may be insufficient to detect or prevent future unauthorized access, other physical and electronic breakins, cyber-attacks or other security breaches to our computer systems or those of third parties with whom we transact business.

We have increasingly outsourced certain technology and business process functions to third parties and may continue to do so in the future. Outsourcing of certain technology and business process functions to third parties may expose us to increased risk related to data security or service disruptions. If we do not effectively develop, implement and monitor these relationships, third-party providers do not perform as anticipated, technological or other problems are incurred with a transition, or outsourcing relationships relevant to our business process functions are terminated, we may not realize expected productivity improvements or cost efficiencies and may experience operational difficulties, increased costs and a loss of business.

The increased risks identified above could expose us to data loss, disruption of service, monetary and reputational damages, competitive disadvantage and significant increases in compliance costs, and costs to improve the security and resiliency of our computer systems. The compromise of personal, confidential or proprietary information could also subject us to legal liability or regulatory action under evolving cyber-security, data protection and privacy laws and regulations enacted by the U.S. federal and state governments, or by various regulatory organizations. As a result, our ability to conduct business and our results of operations might be materially and adversely affected.

Any failure to protect the confidentiality of customer information could have a material adverse effect on our business and financial condition.

We are subject to privacy regulations and confidentiality obligations, including the Gramm-Leach-Bliley Act and state privacy laws and regulations, that restrict the use and dissemination of, and access to, the information we produce, store or maintain in the course of our business. We also have contractual obligations to protect certain confidential information received through various business relationships. The obligations generally include protecting such information in the same manner and to the same extent as we protect our own confidential information, and, in some instances, may impose indemnity obligations on us relating to unlawful or unauthorized disclosure of any such information.

If we do not properly comply with privacy regulations or fail to protect confidential information, we could experience adverse consequences, including reputational damage, possible litigation, and regulatory sanctions, such as penalties, fines and loss of license. This could have adverse impact on our image or customer relationships and, consequently, result in loss of business partners, lower sales, lapses of existing business or increased expenses. While we may maintain insurance to mitigate or offset these risks, we cannot be certain that any such insurance coverage would be sufficient in amount or scope to fully address any resulting losses or liability.

Failure to maintain effective and efficient information systems could adversely affect our business.

Our various lines of business depend greatly on the use of effective information systems. Maintaining and updating current information systems and the development of new systems to match emerging technology, regulatory standards and customer expectations requires a substantial commitment of resources. We must maintain adequate information systems in order to perform necessary business functions, including processing premium and purchase payments, administering our products, providing customer support and paying claims. We also use systems for investment management, financial reporting and data analysis to support our reserves and other actuarial estimates. Any interruptions may reduce our revenues or increase our expenses, and may adversely impact our reputation, business partnerships and customer relationships. In addition, system interruptions may impair our ability to timely and accurately complete our financial reporting and other regulatory obligations, and may impact the effectiveness of our internal controls over financial reporting.

The occurrence of catastrophic events, pandemics, terrorism or military actions could adversely affect our business operations.

The occurrence of natural or man-made disasters and catastrophes, including pandemics such as the outbreak of the coronavirus commonly referred to as “COVID-19”, acts of terrorism, floods, earthquakes, industrial accident, blackout, cyberattack, malicious software, insider threat, insurrections and military actions, including the Russian/Ukraine conflict and the resulting response by the United States and other countries, unanticipated problems with our business continuity plans and disaster recovery systems, or a support failure from a third party vendor, could adversely affect our business operations and business results. In addition to impacting our normal business operations, such disasters and catastrophes may impact us indirectly by changing the condition and behavior of our customers, business counterparties and regulators, as well as by causing declines or volatility in the economic and financial markets. We maintain business continuity plans for our operations, but we cannot predict with certainty when normal operations would resume if such an event occurred.

Forward-Looking Statements

The disclosures in this Form S-1 contain certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “anticipates”, “believes”, “expects”, “projects”, “estimates”, “intends”, “plans”, “seeks”, “could”, “may”, “should”, “will” or the negative version of those words or other comparable terminology. Such forward-looking statements include statements relating to: expectations concerning market and other conditions and their effect on future premiums, revenues, earnings and investment activities; recoverability of asset values; and rate changes.

Actual results and/or financial condition could differ materially from those contained in or implied by such forward-looking statements for a variety of reasons including but not limited to the following and those discussed in Risk Factors.

•

changes in financial, political and economic conditions, including changes in interest and inflation rates, currency fluctuations and extended economic recessions or expansions in the U.S. and/or abroad;

•	performance of securities markets, including the cost of equity index options;

•	new legislation or declines in credit quality or credit ratings that could have a material impact on the valuation of securities in GALIC’s investment portfolio;

•	the availability of capital;

•	regulatory actions (including changes in statutory accounting rules);

•	changes in the legal environment affecting GALIC or its customers;

•	tax law and accounting changes, including the impact of recent changes in U.S. corporate tax law;

•	terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses;

•

disruption caused by cyber-attacks or other technology breaches or failures by GALIC or its business partners and service providers, which could negatively impact GALIC’s business and/or expose GALIC to litigation;

•	availability of reinsurance and ability of reinsurers to pay their obligations;

•	trends in persistency and mortality;

•	competitive pressures;

•	the ability to obtain adequate rates and policy terms; and

•	changes in GALIC’s financial strength ratings assigned by major ratings agencies.

The forward-looking statements herein are made only as of the date of this report. GALIC assumes no obligation to publicly update any forward-looking statements.

Management’s Discussion and Analysis of Financial Conditions and Results of Operations

The following discussion provides an assessment of the financial position and results of operations on a statutory basis of Great American Life Insurance Company (“GALIC” or “The Company”) operations. Statutory accounting practices (“SAP”) financial information is prepared and presented in accordance with accounting practices prescribed or permitted by the National Association Insurance Commissioners (“NAIC”) and the Ohio Department of Insurance. Certain differences exist between SAP and U.S. generally accepted accounting principles (“GAAP”). See Note B of GALIC’s statutory basis audited financial statements, which are included elsewhere in this document, for a discussion of these differences.

OVERVIEW

GALIC, a stock life insurance company domiciled in the state of Ohio, is a direct, wholly-owned subsidiary of Glidepath Holdings Inc., a financial services holding company wholly-owned by Massachusetts Mutual Life Insurance Company (“MassMutual”).

GALIC predominantly markets traditional fixed, fixed indexed and registered index-linked annuities nationwide to the savings and retirement markets, and maintains term and universal life in-force business, which the Company manages as one operating segment. GALIC is licensed to write life, annuity and accident & health insurance in the District of Columbia, the U.S. Virgin Islands, and all states other than New York.

CHANGE OF OWNERSHIP

On May 28, 2021, MassMutual purchased GALIC and its two insurance subsidiaries, Annuity Investors Life Insurance Company and Manhattan National Life Insurance Company, as well as a broker-dealer affiliate, Great American Advisors, LLC, and insurance distributor, AAG Insurance Agency, LLC from American Financial Group, Inc. (“AFG”). Total proceeds for the sale were $3.57 billion. GALIC and its subsidiaries at that date became a direct wholly-owned subsidiary of Glidepath Holdings Inc., a financial services holding company wholly-owned by MassMutual.

ANALYIS OF RESULTS OF OPERATIONS – YEARS ENDED DECEMBER 31, 2021 AND 2020

The following table presents GALIC’s statutory results of operations for the periods indicated:

	Year Ended December 31
	2021	2020	% Change
Revenues:
Premiums and annuity considerations	$5,027.0	$(2,716.0)	-285%
Net investment income	1,951.0	1,908.8	2%
Other income	97.0	469.7	-79%

Total premiums and other revenues	7,075.0	(337.5)	-2196%

Benefits and Expenses:
Policyholder benefits	901.2	845.4	7%
Surrender benefits	2,208.0	2,106.6	5%
Change in policyholder reserves	3,107.8	(4,081.0)	-176%
Direct commissions and commissions and expense allowances on reinsurance assumed	285.2	194.1	47%
Other expenses	317.0	256.6	24%

Total benefits and expenses	6,819.2	(678.3)	-1105%
Operating results before federal income taxes and realized capital gains (losses)	255.8	340.8	-25%
Federal income taxes on operations	(45.5)	61.9	-174%

Operating results before realized gains (losses)	210.3	402.7	-48%
Realized gains (losses) net of federal income taxes	118.7	(218.6)	-154%

Net income	$329.0	$184.1	79%

Operating results before federal income taxes and realized capital gains (losses) decreased by 25% for the 12 months ended December 31, 2021 compared to the 12 month period ended December 31, 2020. This decrease was primarily attributable to higher commission and general expenses during the 2021 period and lower other income related to a 2020 adjustment to the interest maintenance reserve (“IMR”) for reinsurance, partially offset by increased earnings generated from the growth in inforce annuity business in 2021.

Net income increased 79% in 2021 compared to 2020. This increase was largely driven by realized gains in 2021 compared to realized losses in 2020 and a Federal income tax benefit for 2021 compared to Federal tax expenses in 2020. The realized gains in 2021 were primarily related to sales of fixed maturities, equities, and other invested assets. The realized losses reported in 2020 were primarily attributable to an adjustment to IMR related to new reinsurance.

Revenues

Total revenues increased to $7,075.0 million in the 12 months ended December 31, 2021 from ($337.5) million for the 12 months ended December 31, 2020. Following is a discussion of the primary contributors to this increase.

Excluding an initial ceded premium of $6.1 billion paid to Commonwealth Annuity and Life Insurance Company (“Commonwealth”) in October 2020 pursuant to a block reinsurance transaction, premiums increased 49%. This increase is primarily attributable to an increase in registered index-linked annuity sales in 2021 and the impact of COVID-19 on annuity sales in 2020. Net investment income increased 2% in the 2021 period compared to 2020, primarily due to the growth in the annuity blocks in 2021.

The following table provides a summary of the components of net investment income:

	Year Ended December 31
	2021	2020
Investment income:
Bonds	$1,240.2	$1,390.5
Equity securities	28.5	77.8
Mortgage loans	74.6	71.0
Real estate	11.9	24.2
Policy loans	4.7	5.0
Cash and short-term investments	18.8	37.4
Other invested assets	75.8	66.3
Derivative instruments	543.7	283.0
Other	2.0	1.7

Gross investment income	2,000.2	1,956.9
Investment expenses	(49.2)	(48.1)

Net investment income	$1,951.0	$1,908.8

Other income decreased 79% from 2020 to 2021, primarily due to an adjustment to IMR in October 2020 related to the new reinsurance agreement with Commonwealth. Excluding the 2020 adjustment to IMR, other income decreased approximately 16% from 2020 to 2021, primarily related to lower reinsurance experience refunds in 2021.

Benefits and Expenses

Policyholder benefits increased 7% in 2021 compared to 2020. This was primarily attributable to an increase in payout annuity benefits and life and annuity death benefits. Surrender benefits increased 5% in 2021 compared to the prior year due to growth in the annuity business. Surrender and withdrawal benefits are offset by a corresponding decrease in policyholder reserves. The death benefits paid pursuant to life insurance policies result in an impact to operating earnings by the amount of benefit paid above the amount of policyholder reserve released, net of reinsurance.

Change in policyholder reserves increased 176% in 2021 compared to 2020. This increase was primarily the result of the annuity block reinsurance agreement with Commonwealth effective in October 2020. The initial ceded premium to Commonwealth of $6.1 billion resulted in a reduction of annuity reserves of approximately $5.7 billion in 2020.

Commissions related expenses – direct commissions and expense allowances on reinsurance assumed increased 47% in 2021 compared to 2020, primarily due to higher commissions on increased annuity sales in 2021. Other expenses increased 24% from 2020 to 2021 primarily due to higher investment management expenses and expenses related to the acquisition of GALIC by MassMutual.

Realized Gains (Losses) Net of Federal Income Taxes

Realized gains net of federal income taxes in 2021 were $118.7 million compared to losses of $218.6 million in 2020. For statutory reporting purposes, realized gains (losses) reported on the statement of operations are net of gains and losses transferred to the IMR. Amounts transferred to IMR, which is a liability reported in the statement of financial position, are the portion of gains and losses for securities sold that relates to gains and losses resulting from changes in interest rates and are amortized into operations over the estimated remaining lives of the securities sold. Gains and losses reported in the statement of operations are credit and non-interest related. The improvement in realized gains net of federal income taxes from 2020 to 2021 was primarily due to lower impairment losses in 2021 and a large transfer to IMR in 2020 related to new reinsurance transaction with Commonwealth.

ANALYIS OF RESULTS OF OPERATIONS – YEARS ENDED DECEMBER 31, 2020 AND 2019

The following table presents the statutory results of operations for the periods indicated:

	Year Ended December 31
	2020	2019	% Change
Revenues:
Premiums and annuity considerations	$(2,716.0)	$4,704.4	-158%
Net investment income	1,908.8	1,760.8	8%
Other income	469.7	671.8	-30%

Total premiums and other revenues	(337.5)	7,137.0	-105%

Benefits and Expenses:
Policyholder benefits	845.4	760.4	11%
Surrender benefits	2,106.6	2,160.1	-2%
Change in policyholder reserves	(4,081.0)	3,545.5	-215%
Direct commissions and commissions and expense allowances on reinsurance assumed	194.1	237.7	-18%
Other expenses	256.6	273.5	-6%

Total benefits and expenses	(678.3)	6,977.2	-110%
Operating results before Federal income taxes and realized capital gains (losses)	340.8	159.8	113%

Federal income taxes on operations	61.9	(130.5)	-147%

Operating results before realized gains (losses)	402.7	29.3	1274%
Realized gains (losses) net of Federal income taxes	(218.6)	(15.7)	1292%

Net income	$184.1	$13.6	1254%

Operating results before federal income taxes and realized capital gains (losses) increased by 113% for the 12 months ended December 31, 2020 compared to the 12 month period ended December 31, 2019. This increase was primarily attributable to higher net investment income in 2020 due to growth in inforce annuity business, lower surrender expenses in 2020, and lower commission expenses in 2020 due to lower annuity sales.

Net income increased 1,254% to $184.1 million in 2020 compared to $13.6 million in 2019. This increase was largely driven by improved operating results and a lower effective tax rate in 2020 partially offset by larger realized losses in 2020. The higher realized losses incurred in 2020 were primarily due to a large adjustment to IMR related to the reinsurance transaction with Commonwealth.

Revenues

Total revenues decreased 105% for the 12 months ended December 31, 2020 compared to the 12 months ended December 31, 2019. Following is a discussion of the primary contributors to this decrease.

Excluding the initial ceded premium of $6.1 billion paid to Commonwealth in October 2020, premiums decreased approximately 28%. This decrease was the result of COVID-19 restrictions and increased competition in the marketplace. The reduction in sales was directly offset by a lower change in policyholder reserves. Net investment income increased 8% in the 2020 period compared to 2019 primarily due to growth in the inforce annuity business offset by lower earned rates on investments in 2020.

The following table provides a summary of the components of net investment income:

	Year Ended December 31
	2020	2019
Investment income:
Bonds	$1,390.5	$1,444.2
Equity securities	77.8	53.4
Mortgage loans	71.0	54.6
Real estate	24.2	41.7
Policy loans	5.0	5.6
Cash and short-term investments	37.4	44.9
Other invested assets	66.3	72.6
Derivative instruments	283.0	91.7
Other	1.7	5.2

Gross investment income	1,956.9	1,813.9

Investment expenses	(48.1)	(53.1)

Net investment income	$1,908.8	$1,760.8

Other income decreased 30% from 2019 to 2020, mainly due to a large reinsurance ceding allowance in 2019 partially offset by an adjustment to IMR related to the new reinsurance transaction in 2020.

Benefits and Expenses

Annuity benefit payments increased 11% in 2020 compared to 2019. This increase was primarily attributable to higher annuity death and payout benefits due to growth in the inforce annuity business. Surrender benefits decreased 2% in 2020 compared to 2019, attributable to the impact of COVID-19 restrictions in 2020. The increase in annuity benefits payments were offset by a corresponding decrease in policyholder reserves.

Change in policyholder reserves decreased 215% in 2020 compared to 2019. This decrease was primarily the result of the annuity block reinsurance agreement with Commonwealth effective in October 2020. The initial ceded premium payment of $6.1 billion to Commonwealth resulted in a reduction of annuity reserves of approximately $5.7 billion in 2020.

Commission related expenses - direct commissions and commissions and expense allowances on reinsurance assumed decreased 18% in 2020 compared to 2019, primarily due to lower direct commissions on lower annuity sales in 2020 as a result of COVID-19 restrictions. Other expenses decreased 6% from 2019 to 2020, primarily attributable to lower interest and adjustments on deposit-type contracts in 2020.

Realized Gains (Losses) Net of Federal Income Taxes

Realized losses in 2020 were $218.6 million compared to losses of $15.7 million in 2019. For statutory reporting purposes, realized gains (losses) reported on the statement of operations are net of gains and losses transferred to IMR. Amounts transferred to IMR, which is a liability reported in the statement of financial position, are gains and losses resulting from changes in interest rates and are amortized into operations over the estimated remaining lives of the securities sold. Gains and losses reported in the statement of operations are credit and non-interest related. The losses reported in 2020 were primarily related to a large adjustment to IMR related to the reinsurance transaction with Commonwealth and other than temporary impairments recognized on common stock, bonds, and other invested assets, partially offset by gains realized on the sale of bonds and common stock. The losses reported in 2019 were primarily attributable to other than temporary impairments on bonds and common stock.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity

Management believes GALIC has sufficient resources to meet its liquidity requirements. GALIC’s liquidity requirements relate primarily to the liabilities associated with its annuity and life products as well as operating costs and expenses, taxes and contributions of capital to its subsidiaries. Historically, cash flows from premiums and investment income have generally provided more than sufficient funds to meet these requirements. Funds received in excess of cash requirements are generally invested in additional marketable securities. In addition, GALIC generally holds a significant amount of highly liquid, short-term investments. If funds generated from operations are insufficient to meet liquidity requirements for any period, MassMutual may contribute funds to GALIC.

GALIC’s annuity operations typically produce positive net operating cash flows as investment income exceeds acquisition costs and operating expenses. Interest credited on annuity policyholder funds is a non-cash increase in GALIC’s annuity reserves, and annuity premiums, benefits and withdrawals are considered financing activities due to the deposit-type nature of annuities. For the full year, net cash provided by operating activities was $3.85 billion in 2021 and net cash used in operating activities of $3.5 billion 2020, respectively. The 2020 net cash used in operating activities was primarily a result of the Commonwealth reinsurance agreement which resulted in an initial ceded premium of $6.1 billion.

GALIC’s financing activities consist primarily of transactions with annuity policyholders and dividend payments to its former parent company. Net cash used in financing activities was $1.3 billion in 2021 compared to $0.4 billion in 2020, an increase of $0.9 billion. Net withdrawals on deposit-type contracts were $1.1 billion in 2021 compared to $0.1 billion in 2020, an increase of $1 billion. In addition, GALIC paid $300 million of cash dividends to its former parent in 2021 compared to $285 million paid in 2020.

The Company is a member of the Federal Home Loan Bank (“FHLB”). The FHLB makes advances and provides other banking services to member institutions. The Company owned $25 million and $30 million of FHLB Class B membership stock at December 31, 2021 and 2020, respectively. The Company has no membership stock eligible for redemption. Through its association with the FHLB and by purchasing a set amount of FHLB stock, the Company can enter into deposit-type contracts with the FHLB known as funding agreements.

In 2021, GALIC repaid $931.0 million to the FHLB. In 2020, the FHLB advanced GALIC $200.0 million and GALIC repaid $165.0 million to the FHLB. At December 31, 2021 and 2020, GALIC had $200.0 million and $1,131.0 million, respectively in outstanding advances from the FHLB (included in liability for deposit-type contracts), bearing interest at 1.35%. The Company paid interest of approximately $4.4 million and $11.0 million on these advances in 2021 and 2020, respectively. The 2020 advance outstanding as of December 31, 2021 must be repaid in 2025. The Company has invested the proceeds from the advances in bonds for the purpose of earning a spread over the interest payments due to the FHLB. As required by the funding agreement, the Company purchased 275,008 shares ($27.5 million) of FHLB activity stock.

The Company also posted collateral to the FHLB of assets with a fair value and carrying value of approximately $1,320.9 million and $1,256.4 million, respectively, as of December 31, 2021. The Company’s FHLB borrowing capacity is based on the Company’s estimate of collateral eligible to be pledged with the FHLB. The deposit contract liabilities, reported in liability for deposit-type contracts in the balance sheet, and related assets are accounted for in the Company’s general account.

GALIC has no material contractual purchase obligations or other long-term liabilities at December 31, 2021 or 2020.

Policyholder Liabilities

Liquidity needs vary by annuity and life product. Factors that impact a product’s need for liquidity include interest rate levels, contract size, competitive products, termination or surrender charges, market value adjustments, federal income taxes, and benefit levels. To help assure that obligations will be met when they fall due, the Company uses asset/liability cash flow management techniques that take into consideration current and total investment return requirements, asset and liability durations, risk tolerance, and cash flow requirements. The fair values for liabilities under all insurance contracts are taken into consideration in the overall management of interest rate risk.

The Company’s products include features that enhance the Company’s liquidity position. Virtually all individual deferred annuity products contain surrender charges for varying durations, reducing the risk that customers will seek withdrawals during the period surrender charges are in effect. Surrender charges allow the Company to better plan the maturities of its invested assets by reducing the risk that future cash outflows will exceed anticipated levels. Also, 31% of the Company’s in-force annuity products (measured by reserves) at December 31, 2021 had a market value adjustment (“MVA”) that protects the Company when surrenders occur as a result of changes in market interest rates.

The following table provides a summary of statutory annuity reserves at December 31, 2021 by withdrawal characteristics:(1)

	Annuity Reserves Amount	% of Total
Subject to discretionary withdrawal:
a. With market value adjustment	$12,355.1	30.8%
b. At book value less current surrender charge of 5% or more	9,863.4	24.6%
c. At fair value	52.7	0.1%

d. Total with market value adjustment or at fair value (total of a through c)	22,271.2	55.6%
e. At book value without adjustment (minimal or no charge or adjustment)	14,516.5	36.2%

Not subject to discretionary withdrawal	3,296.2	8.2%

Total (gross: direct + assumed)	40,083.9	100.0%

Reinsurance ceded	6,380.1

Total (net)	$33,703.8

(1)

Annuity contract reserves and deposit fund liabilities are monetary amounts that an insurer must have available to provide for future obligations with respect to annuities and deposit funds. Reserves are liabilities on the balance sheets of financial statements prepared in conformity with statutory accounting practices. These amounts are at least equal to the value to be withdrawn by policyholders.

As indicated in the table above, 8% of policyholder funds at December 31, 2021 were not subject to discretionary withdrawal and another 56% were subject to adjustments and charges that are designed to protect the Company from early withdrawals in the event that they occur. We believe that this structure provides the Company with a relatively stable block of deposit liabilities which helps reduce the risk of unexpected cash withdrawals and the adverse financial effects cash withdrawals could cause.

Some GALIC annuity products include guaranteed benefits, including guaranteed minimum death benefits and guaranteed minimum withdrawal benefits. These guarantees are designed to protect contract holders against significant downturns in securities markets and fluctuations in interest rates. Periods of significant and sustained downturns in securities markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of liabilities associated with products with guaranteed benefits. An increase in these liabilities would result in a decrease in the GALIC’s net income.

GALIC manages market risks by utilizing a comprehensive asset/liability management process involving the monitoring of asset and liability interest rate sensitivities for our various products. This process includes cash flow testing under various interest rate scenarios, including severe stress tests. Although cash flow testing includes many different scenarios, cash flow requirements are inherently unpredictable, as they are affected by external factors, such as changes in interest rates.

GALIC also utilizes a variety of financial instruments as part of its efforts to economically hedge and manage fluctuations in the fair value of its investment portfolio attributable to changes in general interest rate levels and to manage duration mismatch of assets and liabilities. Those instruments may include interest rate exchange agreements, equity index options purchased in either over-the-counter market or on the Chicago Board Options Exchange, payer swaptions, and commitments to extend credit. All instruments involve elements of credit and market risks in excess of the amounts recognized in the accompanying financial statements at a given point of time. The contract or notional amounts of those instruments reflect the extent of involvement in the various types of financial instruments.

There can be no assurance that future experience regarding benefit payments and surrenders will be similar to historic experience because withdrawal and surrender levels are influenced by factors such as the interest rate environment and the Company’s claims-paying and financial strength ratings.

Capital Resources

The NAIC’s model law for risk based capital (“RBC”) applies to life, accident and health companies. RBC formulas determine the amount of capital that an insurance company needs so that it has an acceptable expectation of not becoming financially impaired. At December 31, 2021, the capital ratios of GALIC and its insurance subsidiaries substantially exceeded the applicable RBC requirements.

The maximum amount of dividends which can be paid to stockholders of life insurance companies domiciled in the State of Ohio without prior approval of the Insurance Commissioner is the greater of 10% of surplus as regards policyholders or net income as of the preceding December 31, but only to the extent of earned surplus as of the preceding December 31. The maximum amount of dividends payable by GALIC in 2022 without prior approval is $329.0 million based on net income as of the preceding December 31. At December 31, 2021, surplus as regards policyholders was $2,876.6 million, earned surplus was $2,061.4 million, and 2021 net income was $329.0 million.

The Company entered into a quota share indemnity reinsurance agreement on fixed-indexed annuities with Hannover Life Reassurance Company of America effective December 31, 2018. The reinsurance agreement transferred risk of certain surrender activity in GALIC’s fixed-indexed annuity business. This agreement reduces statutory capital and surplus volatility related to GALIC’s fixed-indexed annuity policies from stock market fluctuations, which could impact the Company’s RBC. As of December 31, 2021, under this agreement the Company ceded $175.9 million of annuity reserves which resulted in a $0.2 million decrease in surplus in 2021 (through an after-tax reserve credit). As of December 31, 2020 ceded reserves under this agreement were approximately $176.1 million which resulted in a $15.1 million increase in surplus in 2020 (through an after-tax reserve credit).

The Company entered into a flow coinsurance agreement with Commonwealth, effective May 7, 2020. Under this agreement, the Company cedes certain newly issued traditional fixed and fixed-indexed annuities on a quota share coinsurance basis with such quota share percentages being up to 50%. The Company has ceded approximately $1,038.4 million of deferred annuity reserves to Commonwealth under this agreement at December 31, 2021.

The Company entered into a block coinsurance agreement with Commonwealth effective October 1, 2020. Under this agreement the Company ceded approximately $5.7 billion of deferred annuity reserves and transferred investments with a statutory carrying value of approximately $5.7 billion and market value of approximately $6.1 billion to Commonwealth. The Company has ceded approximately $5.2 billion of deferred annuity reserves under this agreement at December 31, 2021.

INVESTMENTS

GALIC had total cash and invested assets of $37,304.9 million and $34,790.1 million at December 31, 2021 and 2020, respectively, as illustrated below (in millions):

	2021		2020
	Carrying Value	% of Carrying Value	Carrying Value	% of Carrying Value
Cash and invested assets:
Bonds	$31,141.6	83.5%	$27,578.3	79.3%
Preferred stocks	394.4	1.1%	326.4	0.9%
Common stocks	279.6	0.7%	470.5	1.4%
Investments in affliliates and subsidiaries	384.1	1.0%	352.5	1.0%
Mortgage loans	2,148.5	5.8%	1,577.8	4.5%
Real estate	—	0.0%	66.1	0.2%
Cash, cash equivalents and short-term investments	1,008.9	2.7%	2,047.4	5.9%
Policy loans	64.2	0.2%	70.0	0.2%
Derivative instruments	706.9	1.9%	887.7	2.6%
Other invested assets	1,176.7	3.1%	1,413.4	4.0%

Total cash and invested assets	$37,304.9	100.0%	$34,790.1	100.0%

All investments held by the Company are monitored for conformity with the qualitative and quantitative limits prescribed by the applicable Ohio laws and regulations. GALIC attempts to optimize investment income while building the value of its portfolio, placing emphasis upon total long-term performance. Management believes that a high quality investment portfolio should generate a stable and predictable investment return.

The following table summarizes the carrying values and estimated fair values of the Company’s bond portfolio for the years ended December 31, 2021 and 2020 (in millions):

	2021			2020
	Carrying Value	Fair Value	Unrealized Gain (Losses)	Carrying Value	Fair Value	Unrealized Gain (Losses)
U.S. Government and government agencies	$16.3	$17.9	$1.6	$31.1	$35.4	$4.3
States, municipalities and political subdivisions	2,317.7	2,530.7	213.0	2,745.7	3,076.7	331.0
Foreign government	26.7	29.1	2.4	26.8	30.2	3.4
Residential MBS	2,116.9	2,199.5	82.6	1,799.1	1,997.3	198.2
Commercial MBS	822.5	844.3	21.8	603.0	638.8	35.8
Asset-backed securities	7,679.5	7,773.1	93.6	7,531.7	7,627.8	96.1
All other bonds	18,162.0	19,310.2	1,148.2	14,840.9	16,494.1	1,653.2

Total bonds	$31,141.6	$32,704.8	$1,563.2	$27,578.3	$29,900.3	$2,322.0

The Company’s bond portfolio consisted of 95% and 96% of investment grade securities at December 31, 2021 and 2020, respectively. The NAIC Securities Valuation Office (“SVO”) is responsible for the day-to-day credit quality assessment and valuation of securities owned by state-regulated insurance companies. The NAIC assigns securities quality ratings and uniform valuations, which are used by insurers when preparing their annual statements to their state insurance regulators. The NAIC ratings are similar to the rating agency designations of the Nationally Recognized Statistical Rating Organizations (“NRSRO”) for marketable bonds. NAIC ratings 1 and 2 include bonds generally considered investment grade. NAIC ratings 3 through 6 include bonds generally considered below investment grade. Typically, if a security has been rated by an NRSRO, the SVO utilizes that rating and assigns an NAIC designation based on the following system:

NAIC Rating	NRSRO Equivalent

1	Aaa/Aa/A
2	Baa
3	Ba
4	B
5	Caa and Lower
6	In or near default

The following table summarizes GALIC’s bond portfolio by NAIC ratings (in millions):

	2021		2020
	Carrying Value	% of Carrying Value	Carrying Value	% of Carrying Value
NAIC Rating
1	$17,466.7	56.1%	$16,678.7	60.5%
2	12,262.8	39.4%	9,882.2	35.8%
3	762.8	2.4%	719.8	2.6%
4	545.3	1.8%	185.0	0.7%
5	70.0	0.2%	96.6	0.4%
6	34.0	0.1%	16.0	0.1%

Total Bonds	$31,141.6	100.00%	$27,578.3	100.00%

The table below sets forth the scheduled maturities of GALIC’s bonds as of December 31, 2021 and 2020, respectively (in millions):

	2021		2020
	Carrying Value	% of Carrying Value	Carrying Value	% of Carrying Value
Maturity:
One year or less	$491.2	1.6%	$1,120.0	4.1%
After one year through five years	6,935.6	22.3%	7,010.1	25.4%
After five years through ten years	8,000.2	25.7%	7,399.4	26.8%
After ten years	5,095.7	16.4%	2,115.0	7.7%

Subtotal	20,522.7	65.9%	17,644.5	64.0%
Mortgage-backed securities	2,939.4	9.4%	2,402.1	8.7%
Asset-backed securities	7,679.5	24.7%	7,531.7	27.3%

Total bonds by maturity	$31,141.6	100%	$27,578.3	100%

The expected maturities in the foregoing table may differ from the contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Fair values for GALIC’s portfolio are determined by GALIC’s internal investment professionals using data from nationally recognized pricing services as well as non-binding broker quotes. Fair values of equity securities are generally based on published closing prices. When prices obtained for the same security vary, GALIC’s internal investment professionals select the price they believe is most indicative of an exit price.

The pricing services use a variety of observable inputs to estimate fair value of bonds that do not trade on a daily basis. Based upon information provided by the pricing services, these inputs include, but are not limited to, recent reported trades, benchmark yields, issuer spreads, bids or offers, reference data, and measures of volatility. Included in the pricing of mortgage backed securities (“MBS”) are estimates of the rate of future prepayments and defaults of principal over the remaining life of the underlying collateral. Due to the lack of transparency in the process that brokers use to develop prices, valuations that are based on brokers’ prices are classified as Level 3 in the hierarchy unless the price can be corroborated, for example, by comparison to similar securities priced using observable inputs.

Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, GALIC communicates directly with pricing services regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the services to value specific securities.

MBS are subject to significant prepayment risk because, in periods of declining interest rates, mortgages may be repaid more rapidly than scheduled as borrowers refinance higher rate mortgages to take advantage of lower rates. MBS represented approximately 9% of GALIC’s bond portfolio at December 31, 2021 and 2020, respectively.

Municipal bonds represented approximately 7% and 10% of GALIC’s fixed maturity portfolio at December 31, 2021 and 2020, respectively. GALIC’s municipal bond portfolio is high quality, with the majority of the securities rated investment grade as of year-end 2021 and 2020. The portfolio is well diversified across the states of issuance and individual issuers.

When a decline in the value of a specific investment is considered to be other-than-temporary, an allowance for credit losses (impairment) is charged to earnings (accounted for as a realized loss). The determination of whether unrealized losses are other-than-temporary requires judgment based on subjective as well as objective factors. Factors considered and resources used by management include:

a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,

b)	the extent to which fair value is less than cost basis,

c)	cash flow projections received from independent sources,

d)	historical operating, balance sheet and cash flow data,

e)	near-term prospects for improvement in the issuer or its industry,

f)	third-party research and communications with industry specialists,

g)	financial models and forecasts,

h)	the continuity of interest payments, maintenance of investment grade ratings and hybrid nature of certain investments,

i)	discussions with issuer management, and

j)	ability and intent to hold the investment for a period sufficient to allow for anticipated recovery in fair value.

Based on its analysis of the factors listed above, management believes GALIC will recover its cost basis in the bond securities with unrealized losses and that GALIC has the ability to hold the securities until they recover in value and had no intent to sell them at December 31, 2021. Although GALIC can continue holding its bond investments with unrealized losses, its intent to hold them may change due to deterioration in the issuers’ creditworthiness, decisions to lessen exposure to a particular issuer or industry, asset/liability management decisions, market movements, changes in views about appropriate asset allocation or the desire to offset taxable realized gains. Should GALIC’s ability or intent change regarding a particular security, a charge for impairment would likely be required. Significant declines in the fair value of GALIC’s investment portfolio could have a significant adverse effect on GALIC’s liquidity. For information on GALIC’s realized gains (losses) on securities, see “Realized Gains (Losses) Net of Federal Income Taxes.”

OTHER FINANCIAL INSTRUMENTS

GALIC utilizes a variety of financial instruments as part of its efforts to economically hedge and manage fluctuations in the fair value of its investment portfolio attributable to changes in general interest rate levels and to manage duration mismatch of assets and liabilities. Those instruments may include interest rate exchange agreements, equity index options purchased in either over-the-counter market or on the Chicago Board Options Exchange, payer swaptions, and commitments to extend credit. All instruments involve elements of credit and market risks in excess of the amounts recognized in the accompanying financial statements at a given point of time. The contract or notional amounts of those instruments reflect the extent of involvement in the various types of financial instruments.

The following table presents the estimated fair value and admitted value for assets and reported value for liabilities of derivatives of December 31, 2021 and 2020, respectively:

(dollars in millions)
Derivative instruments:	2021		2020
Assets:	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Call options	$665.0	$665.0	$785.6	$785.6
Interest rate swaps	41.9	41.9	102.1	102.1

Total derivative instruments assets	$706.9	$706.9	$887.7	$887.7

Liabilities:	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Put options	$14.9	$14.9	$4.5	$4.5

Total derivative instruments liabilities	$14.9	$14.9	$4.5	$4.5

CRITICAL ACCOUNTING POLICIES

Significant accounting policies are summarized in Note B — “Significant Accounting Policies” to the financial statements. The preparation of financial statements in conformity with accounting practices prescribed or permitted by the NAIC and the Ohio Department of Insurance, which vary in some respects from GAAP. As more information becomes known, these estimates and assumptions change and, thus, impact amounts reported in the future. The areas where management believes the degree of judgment required to determine amounts recorded in the financial statements is most significant are as follows:

•	calculation of statutory reserves, and

•	the valuation of investments.

Qualitative and Quantitative Disclosures about Market Risk

Market risk represents the potential economic loss arising from adverse changes in the fair value of financial instruments. GALIC’s exposures to market risk relate primarily to its investment portfolio and annuity contracts, which are exposed to interest rate risk and, to a lesser extent, equity price risk.

GALIC’s exposures to interest rate risk relate primarily to the fair value of GALIC’s bond securities, which are inversely correlated to changes in interest rates. GALIC’s bond portfolio is comprised of primarily fixed-rate investments with intermediate-term maturities. Structuring the bond portfolio in this manner provides GALIC with flexibility in reacting to fluctuations of interest rates.

GALIC’s portfolios are managed with an objective of achieving an adequate risk-adjusted return while maintaining sufficient liquidity to meet policyholder obligations. The portfolios are managed in an effort to adequately position the duration and interest rate sensitivity of the assets against the projected cash flows of policyholder liabilities.

GREAT AMERICAN LIFE INSURANCE COMPANY

Statutory-Basis Financial Statements

As of December 31, 2021 and 2020 and for each of the years in the three-years ended December 31, 2021, 2020 and 2019,

with Report of Independent Auditors

GREAT AMERICAN LIFE INSURANCE COMPANY

Statutory-Basis Financial Statements

As of December 31, 2021 and 2020 and for each of the years in the three-years ended December 31, 2021, 2020 and 2019

KPMG LLP Suite 500 191 West Nationwide Blvd. Columbus, OH 43215-2568

Independent Auditors’ Report

The Board of Directors

Great American Life Insurance Company:

Opinions

We have audited the financial statements of Great American Life Insurance Company (the Company), which comprise the balance sheet statutory-basis as of December 31, 2021, and the related statement of operations statutory-basis, statement of changes in capital and surplus statutory-basis, statement of cash flow statutory-basis for the year then ended, and the related notes to the financial statements.

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the balance sheet statutory-basis of the Company as of December 31, 2021, and the results of its operations and its cash flow for the year then ended in accordance with accounting practices prescribed or permitted by the Ohio Department of Insurance described in Note B.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the financial statements do not present fairly, in accordance with U.S. generally accepted accounting principles, the financial position of the Company as of December 31, 2021, or the results of its operations or its cash flows for the year then ended.

Basis for Opinions

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note B to the financial statements, the financial statements are prepared by the Company using accounting practices prescribed or permitted by the Ohio Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the financial statements are not intended to be presented in accordance with U.S. generally accepted accounting principles. The effects on the financial statements of the variances between the statutory accounting practices described in Note B and U.S. generally accepted accounting principles, although not reasonably determinable, are presumed to be material and pervasive.

Other Matter

The accompanying financial statements of the Company as of December 31, 2020 and for the periods ended December 31, 2020 and 2019 were audited by other auditors whose report thereon, dated May 14, 2021, expressed an adverse opinion on those financial statements with respect to U.S. generally accepted accounting principles and an unmodified opinion with respect to accounting practices prescribed or permitted by the Ohio Department of Insurance.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting practices prescribed or permitted by the Ohio Department of Insurance. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The supplementary information included in the supplemental schedule of selected statutory-basis financial data, supplemental investment disclosures, and supplemental schedule of life and health reinsurance disclosures is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the Ohio Department of Insurance. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with GAAS. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

/s/ KPMG LLP

Columbus, Ohio

April 25, 2022

Report of Independent Auditors

The Board of Directors

Great American Life Insurance Company

We have audited the accompanying statutory-basis financial statements of Great American Life Insurance Company (the Company), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, changes in capital and surplus and cash flow for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with accounting practices prescribed or permitted by the Ohio Department of Insurance. Management also is responsible for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note B to the statutory-basis financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Ohio Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. The variances between such practices and U.S. generally accepted accounting principles and the effects on the accompanying financial statements are described in Notes B and K.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter described in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles paragraph, the statutory-basis financial statements referred to above do not present fairly, in conformity with U.S. generally accepted accounting principles, the financial position of the Company at December 31, 2020 and 2019, or the results of its operations or its cash flows for the years then ended.

Opinion on Statutory-Basis of Accounting

In our opinion, the statutory-basis financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, on the basis of accounting described in Note B.

/s/ Ernst & Young LLP

Cincinnati, Ohio

May 14, 2021

GREAT AMERICAN LIFE INSURANCE COMPANY

BALANCE SHEET

STATUTORY-BASIS

(Dollars in millions, except share data)

	December 31
	2021	2020
ADMITTED ASSETS
Cash and invested assets:
Bonds - at amortized cost (fair value: $32,704.8 and $29,900.3)	$31,141.6	$27,578.3
Preferred stocks - principally at fair value for 2021 and at cost for 2020*	394.4	326.4
Common stocks - at fair value (cost: $209.6 and $358.9)	279.6	470.5
Investments in affiliates and subsidiaries - at subsidiary capital and surplus (cost: $236.3 and $240.1)	384.1	352.5
Mortgage loans	2,148.5	1,577.8
Real estate	—	66.1
Cash, cash equivalents and short-term investments	1,008.9	2,047.4
Policy loans	64.2	70.0
Derivative instruments	706.9	887.7
Other invested assets	1,176.7	1,413.4

Total cash and invested assets	37,304.9	34,790.1

Net deferred federal income tax asset	61.7	39.0
Deferred and uncollected premiums	6.8	7.8
Current federal income tax recoverable	—	8.7
Investment income due and accrued	278.9	257.3
Company-owned life insurance	212.6	206.6
Funds held as collateral	408.3	351.3
Other admitted assets	108.1	116.0

Total general account admitted assets	38,381.3	35,776.8
Separate account assets	67.6	20.4

Total admitted assets	$38,448.9	$35,797.2

LIABILITIES, CAPITAL AND SURPLUS
Liabilities:
Policy benefit reserves	$33,290.5	$30,182.7
Liability for deposit-type contracts	592.1	1,533.0
Policy and contract claims	270.6	216.8
Asset valuation reserve	504.1	410.7
Interest maintenance reserve	95.3	54.9
Current federal income tax payable	14.9	—
Commissions, general expenses, taxes, licenses and fees due or accrued	68.6	32.7
Payable for securities	163.6	26.9
Liability for funds held as collateral	435.3	351.4
Other liabilities	68.2	70.5

Total general account liabilities	35,503.2	32,879.6
Separate account liabilities	67.6	20.4

Total liabilities	35,570.8	32,900.0

Capital and surplus:
Common stock - $7.50 par value; 1,200,000 shares authorized; 201,000 shares issued and outstanding	1.5	1.5
Gross paid-in and contributed surplus	815.2	814.0
Unassigned funds	2,061.4	2,081.7

Total capital and surplus	2,878.1	2,897.2

Total liabilities, capital and surplus	$38,448.9	$35,797.2

*	See Footnote C - Fair Value Measurements for additional information.

See accompanying notes to statutory-basis financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY

STATEMENT OF OPERATIONS

STATUTORY-BASIS

(Dollars in millions)

	Year Ended December 31
	2021	2020	2019
Premiums and other revenues:
Premiums and annuity considerations	$5,027.0	$(2,716.0)	$4,704.4
Net investment income	1,951.0	1,908.8	1,760.8
Amortization of interest maintenance reserve	23.5	11.9	9.4
Commissions and expense allowances and reserve adjustments on reinsurance ceded	(50.8)	(26.6)	513.3
Charges and fees for deposit-type contracts and miscellaneous income	124.3	484.4	149.1

Total premiums and other revenues	7,075.0	(337.5)	7,137.0

Benefits and expenses:
Policyholders’ benefits	901.2	845.4	760.4
Surrender benefits	2,208.0	2,106.6	2,160.1
Change in policy and contract reserves	3,107.8	(4,081.0)	3,545.5
Interest and adjustments on deposit-type contracts	118.7	124.0	148.7
Direct commissions and commissions and expense allowances on reinsurance assumed	285.2	194.1	237.7
General insurance expenses	145.3	105.9	105.4
Insurance taxes, licenses and fees	12.6	8.0	9.9
Net transfers to separate accounts	36.8	10.6	5.7
Other	3.6	8.1	3.8

Total benefits and expenses	6,819.2	(678.3)	6,977.2

Income from operations before federal income taxes and net realized capital gains and losses	255.8	340.8	159.8
Federal income tax (expense) benefit on operations	(45.5)	61.9	(130.5)

Income from operations before net realized capital gains and losses	210.3	402.7	29.3
Net realized capital gains (losses):
Net realized capital gains before related federal income taxes and transfers to interest maintenance reserve	301.0	266.7	12.5
Federal income tax expense on net realized capital gains	(118.3)	(118.0)	(15.3)
Interest maintenance reserve transfers, net of tax	(64.0)	(367.3)	(12.9)

Net realized capital gains (losses)	118.7	(218.6)	(15.7)

Net income	$329.0	$184.1	$13.6

See accompanying notes to statutory-basis financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY

STATEMENT OF CHANGES IN CAPITAL AND SURPLUS

STATUTORY-BASIS

(Dollars in millions)

	Year Ended December 31
	2021	2020	2019
Common stock:
Balance at beginning of year	$1.5	$2.5	$2.5
Transferred to gross paid-in and contributed surplus	—	(1.0)	—

Balance at end of year	$1.5	$1.5	$2.5

Gross paid-in and contributed surplus:
Balance at beginning of year	$814.0	$812.4	$811.6
Contributions from parent	1.2	0.6	0.8
Transferred from common stock	—	1.0	—

Balance at end of year	$815.2	$814.0	$812.4

Unassigned funds:
Balance at beginning of year	$2,081.7	$2,053.2	$1,887.3
Net income	329.0	184.1	13.6
Change in net unrealized gains (losses) on equity index options and interest rate swaps	(67.7)	19.0	766.2
Change in net unrealized capital gains and (losses), net of deferred taxes	93.1	47.3	110.9
Change in net deferred tax asset	39.4	21.7	78.5
Change in nonadmitted assets	(20.7)	12.9	(12.2)
Change in asset valuation reserve	(93.4)	28.5	(140.8)
Change in surplus as a result of reinsurance	—	—	(510.3)
Dividends to parent	(300.0)	(285.0)	(140.0)

Balance at end of year	$2,061.4	$2,081.7	$2,053.2

Total capital and surplus	$2,878.1	$2,897.2	$2,868.1

See accompanying notes to statutory-basis financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY

STATEMENT OF CASH FLOW

STATUTORY-BASIS

(Dollars in millions)

	Year Ended December 31
	2021	2020	2019
Operations:
Premiums and annuity considerations	$5,028.1	$(2,714.9)	$4,807.0
Net investment income	2,392.4	2,490.9	2,250.2
Benefits paid	(3,052.6)	(2,978.2)	(2,924.6)
Commissions, expenses and other deductions	(408.9)	(316.3)	(358.9)
Federal income taxes paid	(140.3)	(81.5)	(151.2)
Other	33.1	140.7	74.2

Net cash provided by (used in) operations	3,851.8	(3,459.3)	3,696.7

Investing activities:
Sales, maturities or repayments of investments, net:
Bonds	6,454.7	10,795.9	3,308.1
Stocks	338.1	309.7	211.4
Mortgage loans	506.8	114.8	201.9
Real estate	65.8	32.1	0.3
Other invested assets	716.5	108.3	93.5
Net gains on cash, cash equivalents and short-term investments	2.6	3.2	—
Purchases of investments:
Bonds	(9,899.7)	(5,586.6)	(5,020.4)
Stocks	(78.6)	(292.2)	(135.0)
Mortgage loans	(1,074.4)	(322.4)	(559.7)
Real estate	(1.1)	(4.2)	(5.7)
Other invested assets	(232.4)	(259.1)	(230.9)
Miscellaneous applications	(389.3)	(499.5)	(691.0)
Net decrease in policy loans	5.8	17.0	7.9

Net cash (used in) provided by investing activities	(3,585.2)	4,417.0	(2,819.6)

Financing and miscellaneous activities:
Net withdrawals on deposit-type contracts	(1,056.1)	(96.2)	(141.9)
Dividends to parent	(300.0)	(285.0)	(140.0)
Other	51.0	(4.0)	105.0

Net cash used in financing and miscellaneous activities	(1,305.1)	(385.2)	(176.9)

Net (decrease) increase in cash and short-term investments	(1,038.5)	572.5	700.2
Cash and short-term investments at beginning of year	2,047.4	1,474.9	774.7

Cash and short-term investments at end of year	$1,008.9	$2,047.4	$1,474.9

Cash flow information for non-cash transactions:
Maturity Extensions	$385.9
Exchanges	162.0
Transfers	30.0
Securities acquired from dividends/return of capital distribution	7.1
Capitalized interest	5.6
Securities acquired as capital contributions	0.7
Maturity rollovers	—
Equity reporting reclassifications	—

See accompanying notes to statutory-basis financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

A. ORGANIZATION AND NATURE OF OPERATIONS

As of May 28, 2021, Great American Life Insurance Company (“GALIC” or “the Company”), a stock life insurance company domiciled in the State of Ohio, is a direct, wholly-owned subsidiary of Glidepath Holdings, Inc., a financial services holding company wholly-owned by Massachusetts Mutual Life Insurance Company (“MassMutual”). Prior to that date, GALIC was a direct wholly-owned subsidiary of Great American Financial Resources, Inc. (“GAFRI”), a financial services holding company wholly-owned by American Financial Group, Inc. (“AFG”). GALIC predominantly markets traditional fixed, fixed-indexed and registered index-linked annuities in the retail, financial institutions, broker-dealer and registered investment advisor markets, and maintains pension risk transfer business (“PRT”), which is a run-off block of business. GALIC also has small blocks of long-term care products (“LTC”), other accident and health business, term and universal life in-force business, much of which is reinsured to third parties and are run-off blocks of business. GALIC is licensed to write life, annuity and accident & health insurance in forty-nine states, the District of Columbia and the U.S. Virgin Islands.

B. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in conformity with accounting practices prescribed or permitted by the National Association of Insurance Commissioners (“NAIC”) and the Ohio Department of Insurance, which vary in some respects from U.S. generally accepted accounting principles (“GAAP”). Although the differences to GAAP have not been quantified, they are presumed to be material. The more significant of the differences using these statutory policies versus GAAP are as follows:

(a)	annuity receipts are accounted for as revenues versus liabilities for GAAP,

(b)	costs incurred in the acquisition of new business such as commissions, underwriting and policy issuance costs are expensed at the time incurred versus being capitalized for GAAP,

(c)	reserves established for future policy benefits are calculated using more conservative assumptions for mortality and interest rates than would be used under GAAP,

(d)

for statutory reporting, an Interest Maintenance Reserve (“IMR”) is provided whereby portions of certain realized gains and losses from fixed income investments are deferred and amortized into investment income as prescribed by the NAIC,

(e)	investments in bonds considered “available for sale” (as defined under GAAP) are generally recorded at amortized cost versus fair value for GAAP,

(f)

investments in non-affiliated common stocks are carried at fair value. Redeemable preferred stocks rated RP1 through RP3 are stated at book value. All other redeemable preferred stocks are stated at the lower of book value or fair value. Perpetual preferred stocks are stated at fair value, not to exceed any effective call price. GAAP requires that equity securities are carried at fair value with holding gains and losses reported in realized gains,

(g)	for statutory reporting, surplus notes are carried at book value. Under GAAP, surplus notes are considered investments in bonds “available for sale” recorded at fair value,

(h)

investments in equity securities of wholly-owned subsidiaries are carried at statutory and GAAP equity, in accordance with Statement of Statutory Accounting Principle No. 97, Investments in Subsidiary, Controlled and Affiliated Entities (“SSAP No. 97”), versus being consolidated for GAAP,

(i)

for statutory reporting, an Asset Valuation Reserve (“AVR”) is provided under a formula prescribed by the NAIC as a valuation allowance for invested assets, which reclassifies a portion of surplus to liabilities,

(j)

the cost of certain assets designated as “nonadmitted assets” (principally advance commissions paid to agents, inventory and prepaid assets on real estate holdings, deferred tax assets (“DTA”) and certain investment income due and accrued in excess of statutory limitations) is charged against surplus,

(k)

policy liabilities and accruals in the statutory-basis balance sheets are reported net of reinsurance credits and recoverable unpaid losses. Under GAAP, balance sheet amounts are reported gross of reinsurance,

(l)

commissions allowed by reinsurers on business ceded are reported as income when incurred rather than being deferred and amortized with deferred policy acquisition costs as required under GAAP. Gains on reinsurance transactions are recorded to surplus when incurred rather than being deferred as required under GAAP,

(m)

for statutory reporting, reinsurance agreements are reported in accordance with Statement of Statutory Accounting Principle No. 61R, Life, Deposit-Type and Accident and Health Reinsurance; certain reinsurance agreements are accounted for using deposit accounting for GAAP,

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(n)	the mark to market on equity index options and interest rate swaps is included as an unrealized gain/(loss) in unassigned surplus versus income for GAAP,

(o)

in accordance with SSAP No. 101 – Income Taxes, DTAs are limited to: 1) the amount of federal income taxes paid in prior years that can be recovered through loss carrybacks for existing temporary differences that reverse during a timeframe corresponding with Internal Revenue Service (“IRS”) tax loss carryback provisions, not to exceed three years, including amounts established in accordance with the provision of SSAP No. 5R, plus 2) for entities who meet the required realization threshold in SSAP No. 101, the lesser of the remaining gross DTAs expected to be realized within three years of the balance sheet date or 15% of capital and surplus excluding any net DTAs, EDP equipment and operating software and any net positive goodwill, plus 3) the amount of remaining gross DTAs that can be offset against existing gross deferred tax liabilities (“DTL”). The remaining DTAs are nonadmitted. Deferred taxes do not include amounts for state taxes. Under GAAP, a DTA is recorded for the amount of gross DTAs expected to be realized in future years, and a valuation allowance is established for DTAs not realizable, and

(p)

for statutory reporting, cash, cash equivalents, and short-term investments represent cash balances and investments with initial maturities of one year or less. Under GAAP, cash and cash equivalents include cash balances and investments with initial maturities of three months or less, and

(q)	changes in deferred taxes are recognized in operations under GAAP versus a change in surplus for statutory reporting.

The Ohio Department of Insurance recognizes only statutory accounting practices prescribed or permitted by the State of Ohio for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the Ohio Insurance Law. The NAIC’s Accounting Practices and Procedures Manual (“NAIC SAP”) has been adopted as a component of prescribed or permitted practices by the State of Ohio. The Company has no prescribed practices or permitted practices that would result in differences between NAIC SAP and the State of Ohio.

Preparation of the statutory-basis financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

INVESTMENTS

Investments are generally stated as follows:

a)

bonds with a NAIC rating 1 through 5 are stated at amortized cost using the interest method; all others are stated at the lower of amortized cost or fair value. For residential mortgage-backed securities (“MBS”), commercial MBS and loan-backed and structured securities (“LBASS”), the NAIC has retained a third-party investment management firm to assist in the determination of the appropriate NAIC designations and Book Adjusted Carrying Values based on not only the probability of loss, but also the severity of loss. Those residential MBS, commercial MBS and LBASS securities that are not modeled but receive a current year NAIC Credit Rating Provider rating equal to NAIC 1 and 2 are stated at amortized cost and NAIC 3-6 are stated at lower of amortized cost or fair value. Dealer modeled prepayment assumptions are used for mortgage-backed and asset-backed securities at the date of purchase to determine effective yields; significant changes in estimated cash flows from the original purchase assumptions are accounted for on a prospective basis,

b)	short-term investments are carried at cost,

c)

Redeemable preferred stocks rated RP1 through RP3 are stated at book value. All other redeemable preferred stocks are stated at the lower of book value or fair value. Perpetual preferred stocks are stated at fair value, not to exceed any effective call price,

d)

common stocks are carried at fair value except investments in stocks of unconsolidated subsidiaries and affiliates in which the Company has an interest of 10% or more are carried on the equity basis in accordance with SSAP No. 97,

e)	investment real estate or property acquired in satisfaction of debt are carried at depreciated cost, less encumbrances,

f)	equity index options and interest rate swaps are carried at fair value,

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

g)

other invested assets include limited partnerships, limited liability companies and surplus notes. Surplus notes are stated at the lower of amortized cost or fair value. Investments in limited partnerships and limited liability companies are accounted for using the equity method,

h)	mortgage loans on real estate are carried at amortized cost less an allowance, and

i)	policy loans are stated at the aggregate unpaid balance.

If it is determined that a decline in fair value of a specific investment is other-than-temporary, an impairment is recognized as a realized capital loss. Investments that are in an unrealized loss position that the Company intends to sell, or does not have the intent and ability to hold until recovery, are written down to fair value. Loan-backed and structured securities (included in bonds) that are in an unrealized loss position that the Company has the intent and ability to hold until recovery, are written down only to the extent the present value of expected future cash flows using the security’s effective yield is lower than the amortized cost. All other bonds that are in an unrealized loss position that the Company has the intent and ability to hold until recovery are written down to fair value if declines are credit-related and not written down for interest-related declines. When a decline in the value of a specific investment is considered to be other-than-temporary, a provision for impairment is charged to earnings (included in net realized capital gains (losses)) and the cost basis of that investment is reduced by the amount of the charge.

The Company’s equity index options and interest rate swaps are derivative instruments. The Company’s derivative instruments do not qualify for hedge accounting and are recorded at fair value. The related changes in fair value are reported in unassigned funds. The derivative settlements and expirations are recorded in Net investment income.

Counterparties to financial instruments expose the Company to credit-related losses in the event of nonperformance, but the Company does not expect any counterparties to fail to meet their obligations and expects any nonperformance to not have a material impact on the Company’s financial statements. The Company receives collateral from certain counterparties to support its purchased equity index call option assets (net of collateral required under put option contracts with the same counterparties). The fair value of this collateral is recorded as an asset (included in Funds held as collateral) and the offsetting obligation to return the collateral is recorded as a liability (included in Liability for funds held as collateral).

Investments having maturities of three months or less when purchased are considered to be cash equivalents for purposes of the statutory-basis financial statements. The carrying values of cash and short-term investments approximate their fair values.

Gains or losses on sales of securities are recognized at the time of disposition with the amount of gain or loss determined on the specific identification basis.

The IMR applies to interest-related realized capital gains and losses (net of tax) and is intended to defer realized gains and losses resulting from changes in the general level of interest rates. Gains and losses deferred from realized capital gains and losses are reported in interest maintenance reserve transfers, net of tax on the Statement of Operations. The IMR is amortized into investment income over the approximate remaining life of the investments sold.

The AVR provides for possible credit-related losses on securities and is calculated according to a specified formula as prescribed by the NAIC for the purpose of stabilizing surplus against fluctuations in the fair value of investment securities. Changes in the required reserve balances are made by direct credits or charges to surplus.

The Company uses straight-line depreciation for all of its real estate holdings with estimated useful life varying depending upon the type of building.

During 2021 and 2020, the Company did not reduce the interest rates on any of the outstanding mortgage loans due to credit concerns. Fire insurance, at least equal to the excess of the loan over the maximum loan that would be permitted by law on the land without the buildings, is required on all properties covered by mortgage loans.

Investments in the capital stock of GALIC’s wholly-owned insurance subsidiaries, Annuity Investors Life Insurance Company (“AILIC”) and Manhattan National Life Insurance Company (“MNLIC”), are carried at the subsidiary’s statutory equity in accordance with SSAP No. 97.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PREMIUMS

Annuity premiums and considerations are recognized as revenue when received. Life and accident and health premiums are recognized as revenue when due and premiums over 90 days past due are nonadmitted and charged against surplus. Additionally, life and accident and health premiums include deferred premiums on in-force business.

SEPARATE ACCOUNT

Separate account assets and liabilities reported in the accompanying statutory-basis balance sheet represent funds that are separately administered to hedge the Company’s registered index-linked annuity contracts. Separate account assets are reported at fair value and include equity index call options. Separate account liabilities are reported at fair value and include equity index put options and registered index-linked annuity reserves. The operations of the separate account are not included in the accompanying statutory-basis financial statements.

POLICY BENEFIT RESERVES

Life, annuity, and accident and health disability benefit reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash values or the amounts required by the Ohio Department of Insurance. GALIC waives deduction of deferred fractional premiums on the death of life and annuity policy insureds and returns any premium beyond the date of death. Surrender values on policies do not exceed the corresponding benefit reserves.

For life insurance policies extra premiums are charged for substandard lives. Additional reserves are established when the results of cash flow testing under various interest rate scenarios indicate the need for such reserves or, where required by the valuation standards, when the net premiums exceed the gross premiums. The net deficiency reserve at December 31, 2021 and December 31, 2020 was $2.1 million and $2.5 million, respectively. The net amount of insurance in force for these reserves at December 31, 2021 and December 31, 2020 was approximately $18.1 million and $21.2 million, respectively. Much of the deficiency reserve is related to a cash endowment rider.

The valuation mortality table and interest assumptions being used on the vast majority of life policies in force is the 1980 Commissioners Standard Ordinary Table with 2.0% to 6.0% interest. Approximately one-fifth of the future life insurance benefits are based on a net level reserve basis and the remaining are based on a modified reserve basis. The effect of using a modified reserve basis is to partially offset the effect of immediately expensing acquisition costs by providing a reserve increase in the first policy year which is less than the increase in the renewal years.

For life insurance policies the mean reserve method is used to adjust the calculated terminal reserve to the appropriate reserve at December 31. Mean reserves for substandard lives are determined by computing the regular mean reserve for the plan at the rated age and holding, in addition, one-half of the extra premium charge for the year. An asset is recorded for deferred premiums net of loading to adjust the reserve for modal premium payments.

Life insurance deferred and uncollected premiums represent annual or fractional premiums, either due and uncollected or not yet due, whereby policy reserves have been provided on the assumption that the full premium for the current policy year has been collected.

Annuity policy and deposit fund reserves are based on principles underlying the Commissioners Annuity Reserve Valuation Method. Valuation interest rates range from 3.00% to 8.75%. Valuation mortality rates are from the 1971 Individual Annuity Mortality (“IAM”) table, the 1983 IAM table, 1994 Group Annuity Mortality table, Annuity 2000 mortality table and the 2012 Individual Annuity Reserving mortality table. Reserves for fixed-indexed annuities are calculated using the market value reserve method as defined in NAIC Actuarial Guideline 35. Reserves for registered index-linked annuities are calculated using the reserve method defined in the Valuation Manual (VM-21), including the use of the Alternative Methodology for calculating the Conditional Tail Expectation Amount. Rates determined by section VM-22 of the Valuation Manual were used for pension risk transfer contracts and single premium immediate annuities with issue years after 2017 and payout annuities issued as an annuitization of a deferred annuity originally issued after 2017.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Tabular interest, tabular less actual reserves released and tabular costs have been determined by formula. Tabular interest on funds not involving life contingencies is calculated as the product of such valuation rate of interest times the mean of the amount of funds subject to such valuation rate of interest held at the beginning and end of the year of valuation.

The liability for unreported claims is based on actual, recent Company experience of unreported life and annuity claim development. This experience is monitored and the liability is adjusted accordingly each quarter.

The Company is required to perform an annual asset adequacy test of reserves, to determine if they are adequate under moderately adverse conditions. The Appointed Actuary oversees the analysis and determines if and how much additional reserves are required. As of December 31, 2021 and 2020 additional reserves were not required.

FEDERAL INCOME TAXES

Through the first five months of 2021, the Company had an intercompany tax allocation agreement with AFG. Pursuant to the agreement, the Company’s tax expense was determined based upon its inclusion in the consolidated tax return of AFG and its includable subsidiaries. Estimated payments were made quarterly during the year. Following year-end, additional settlements would be made on the original due date of the return and, when extended, at the time the return was filed. The method of allocation among the companies under the agreement was based upon separate return calculations with current credit for net losses to the extent the losses provide a benefit in the consolidated return.

Beginning in June of 2021, GALIC and its subsidiaries entered into a separate intercompany tax allocation agreement (the Tax Agreement). The Tax Agreement sets forth the manner in which the total combined federal income is allocated among the subsidiaries. The Tax Agreement provides GALIC with the enforceable right to recoup federal income taxes paid in prior years in the event of future net capital losses, which it may incur. Further, the Tax Agreement provides GALIC with the enforceable right to utilize its net losses carried forward as an offset to future net income subject to federal income taxes. Estimated payments are made quarterly during the year. Following year-end, additional settlements are made on the original due date of the return and, when extended, at the time the return is filed.

SUBSEQUENT EVENTS

Management has evaluated all events occurring after December 31, 2021 through the date the financial statements were available to be issued, to determine whether any event required either recognition or disclosure in the financial statements.

On February 17, 2022, GALIC entered into a Funds Withheld Coinsurance agreement effective February 1, 2022, with Martello Re Limited, a Bermuda-domiciled Class E life and annuity reinsurer launched in 2022. GALIC ceded statutory reserves of approximately $14.2 billion on a closed block of fixed, fixed-indexed and payout annuity policies, in exchange for a $320 million ceding commission paid by Martello Re.

In 2021 the Ohio Department of Insurance promulgated Ohio Administrative Code Section 3901-1-67, Alternative Derivative and Reserve Accounting Practices (OAC 3901-1-67), which constitutes a prescribed practice as contemplated by the NAIC SAP. The prescribed practice allows Ohio-domiciled insurance companies to utilize certain alternative derivative and reserve accounting practices for eligible derivative instruments and indexed products, respectively, in order to better align the measurement of indexed product reserves and the derivatives that hedge them. Effective January 1, 2022, the Company elected to apply OAC 3901-1-67 to its derivative instruments hedging equity indexed annuity products and equity indexed reserve liabilities. The financial impact of adopting OAC 3901-1-67 is still being determined but is expected to be material.

Effective January 1, 2022 the Company has recaptured the fixed-indexed annuity policies ceded to Hannover Life Reassurance Company of America in the agreement that became effective on December 31, 2018. See Note F –Reinsurance in this document for more information on this reinsurance agreement. The estimated financial impact of the reinsurance recapture is a decrease to statutory capital of approximately $141 million.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

As a result of the ongoing conflict in the Ukraine, the Company has confirmed that it has no direct investment exposure to Ukraine or Russia. There were no other subsequent events that require recognition or disclosure in the financial statements through the report date.

C. FAIR VALUE MEASUREMENTS

Accounting standards for measuring fair value are based on inputs used in estimating fair value. The three levels of the hierarchy are as follows:

Level 1 - Quoted prices for identical assets or liabilities in active markets (markets in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis). GALIC’s Level 1 financial instruments consist primarily of publicly traded equity securities for which quoted market prices in active markets are available.

Level 2 - Quoted prices for similar instruments in active markets; quoted prices for identical or similar assets or liabilities in inactive markets (markets in which there are few transactions, the prices are not current, price quotations vary substantially over time or among market makers, or in which little information is released publicly); and valuations based on other significant inputs that are observable in active markets. GALIC’s Level 2 financial instruments include corporate and municipal bonds, asset-backed securities, MBS, non-affiliated common stocks, non-affiliated preferred stocks, surplus notes, separate account assets and liabilities, funds held as collateral and derivative instruments priced using observable inputs. Level 2 inputs include benchmark yields, reported trades, corroborated broker/dealer quotes, issuer spreads and benchmark securities. When non-binding broker quotes can be corroborated by comparison to similar securities priced using observable inputs, they are classified as Level 2.

Level 3 - Valuations derived from market valuation techniques generally consistent with those used to estimate the fair value of Level 2 financial instruments in which one or more significant inputs are unobservable or when the market for a security exhibits significantly less liquidity relative to markets supporting the Level 2 fair value measurements. The unobservable inputs may include management’s own assumptions about the assumptions market participants would use based on the best information available in the circumstances. GALIC’s Level 3 is comprised of financial instruments whose fair value is estimated based on non-binding broker quotes or internally developed using significant inputs not based on, or corroborated by, observable market information.

Management is responsible for the valuation process and uses data from outside sources (including nationally recognized pricing services and broker/dealers) in establishing fair value. Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, the investment manager considers widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, management communicates directly with the pricing service regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the service to value specific securities. See “Note D - Investments” for fair value of investment securities.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

C. FAIR VALUE MEASUREMENTS (CONTINUED)

Financial assets and liabilities measured at fair value on a recurring basis categorized into the three-level fair value hierarchy at December 31, 2021 are summarized below (in millions):

Description	Level 1	Level 2	Level 3	Total
Assets:
Bonds:
Residential MBS	$—	$5.5	$—	$5.5
Commerical MBS	—	—	8.4	8.4
Asset-backed securities	—	0.1	—	0.1

Total bonds	—	5.6	8.4	14.0

Non-affiliated preferred stocks	31.7	189.5	143.4	364.6
Non-affiliated common stocks	19.2	88.4	172.0	279.6
Derivative instruments	—	706.9	—	706.9
Separate account assets	—	67.6	—	67.6

Total assets accounted for at fair value	$50.9	$1,058.0	$323.8	$1,432.7

Liabilities:
Separate account liabilities	$—	$67.6	$—	$67.6

Total liabilities accounted for at fair value	$—	$67.6	$—	$67.6

*The adoption of SSAP No. 32 – Preferred Stock – Revised (“SSAP 32R”) in 2021 resulted in a large shift of the Company’s preferred stocks from the cost basis to fair value on a recurring basis.

Financial assets and liabilities measured at fair value on a recurring basis categorized into the three-level fair value hierarchy at December 31, 2020 are summarized below (in millions):

Description	Level 1	Level 2	Level 3	Total
Assets:
Bonds:
Residential MBS	$—	$0.8	$0.2	$1.0
Asset-backed securities	—	—	57.6	57.6
All other bonds	—	0.5	—	0.5

Total bonds	—	1.3	57.8	59.1

Non-affiliated preferred stocks	—	—	22.0	22.0
Non-affiliated common stocks	239.6	1.2	229.7	470.5
Derivative instruments	—	887.7	—	887.7
Separate account assets	—	20.4	—	20.4

Total assets accounted for at fair value	$239.6	$910.6	$309.5	$1,459.7

Liabilities:
Separate account liabilities	$—	$20.4	$—	$20.4

Total liabilities accounted for at fair value	$—	$20.4	$—	$20.4

The Company had no material assets or liabilities measured at fair value on a nonrecurring basis as of December 31, 2021 and 2020.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

C. FAIR VALUE MEASUREMENTS (CONTINUED)

The Company recognizes and records the transfer of securities into and out of Level 3 due to changes in availability of market observable inputs. All transfers are reflected in the tables below at fair values as of the end of the reporting periods (in millions):

Description	Commercial MBS	Residential MBS	Non-affiliated Preferred Stocks	Non-affiliated Common Stocks	Asset-backed securities	All other bonds
Balance at January 1, 2021	$—	$0.2	$22.0	$229.7	$57.6	$—
Transfers into Level 3	8.2	—	79.4	6.9	—	15.2
Transfers out of Level 3 to Level 2	—	(0.1)	—	(81.4)	(14.1)	—
Transfers out of Level 3 to cost basis	—	—	(2.9)	—	(44.7)	—
Total gains (losses) included in net income	0.2	—	9.7	0.2	(0.2)	(15.1)
Total gains (losses) included in surplus	(0.4)	—	46.1	24.4	1.4	(0.1)
Purchases and issuances	0.4	—	4.6	3.2	—	—
Sales and settlements	—	(0.1)	(15.5)	(11.0)	—	—

Balance at December 31, 2021	$8.4	$—	$143.4	$172.0	$—	$—

Description	Commercial MBS	Residential MBS	Non-affiliated Preferred Stocks	Non-affiliated Common Stocks	Asset-backed securities	All other bonds
Balance at January 1, 2020	$—	$0.2	$3.0	$221.3	$—	$—
Transfers into Level 3	—	0.2	24.9	18.4	57.6	0.3
Transfers out of Level 3 to Level 2	—	(0.2)	(4.2)	(8.5)	—	(0.3)
Transfers out of Level 3 to cost basis	—	—	—	—	—	—
Total gains (losses) included in net income	—	—	(1.4)	(66.6)	—	—
Total gains (losses) included in surplus	—	—	(0.2)	35.0	—	—
Purchases and issuances	—	—	0.6	43.8	—	—
Sales and settlements	—	—	(0.7)	(13.7)	—	—

Balance at December 31, 2020	$—	$0.2	$22.0	$229.7	$57.6	$—

*

Significant transfers out of Level 3 in 2021 included: 1) impact of adoption of SSAP 32R in 2021 on non-affiliated preferred stocks moved to surplus; and 2) transfers of non-affiliated common stocks to Level 2 due to new owner’s fair value methodology.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

C. FAIR VALUE MEASUREMENTS (CONTINUED)

The following table categorizes all the financial assets and liabilities in the financial statements into the three-level fair value hierarchy at December 31, 2021 (in millions):

Description	Fair Value	Carrying Value	Level 1	Level 2	Level 3
Financial assets:
Bonds:
U.S. Government and government agencies	$17.9	$16.3	$—	$17.9	$—
States, municipalities and political subdivisions	2,530.7	2,317.7	—	2,472.2	58.5
Foreign government	29.1	26.7	—	29.1	—
Residential MBS	2,199.5	2,116.9	-	2,195.5	4.0
Commercial MBS	844.3	822.5	—	835.9	8.4
Asset- backed securities	7,773.1	7,679.5	—	7,576.5	196.6
All other bonds	19,310.2	18,162.0	—	17,088.3	2,221.9

Total bonds	$32,704.8	$31,141.6	$—	$30,215.4	$2,489.4

Non-affiliated preferred stocks	396.1	394.4	41.9	189.7	164.5
Non-affiliated common stocks	279.6	279.6	19.2	88.4	172.0
Separate account assets	67.6	67.6	—	67.6	—
Other invested assets	1,123.6	1,092.3	—	247.9	875.7
Mortgage loans	2,121.4	2,148.5	—	—	2,121.4
Derivative instruments	706.9	706.9	—	706.9	—
Funds held as collateral	408.3	408.3	—	408.3	—
Policy loans	64.2	64.2	—	—	64.2
Cash, cash equivalents and short term-investments	1,008.9	1,008.9	1,008.9	—	—

Total financial assets	$38,881.4	$37,312.3	$1,070.0	$31,924.2	$5,887.2

Financial liabilities:
Annuity reserves and liability for deposit-type reserves	$42,785.0	$33,651.1	$—	$—	$42,785.0
Separate account liabilities	67.6	67.6	—	67.6	—
Funds held as collateral	435.3	435.3	—	435.3	—

Total financial liabilities	$43,287.9	$34,154.0	$—	$502.9	$42,785.0

*	Separate account liabilities incorporates the fair value of the separate account reserve and equity index put options.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

C. FAIR VALUE MEASUREMENTS (CONTINUED)

The following table categorizes all the financial assets and liabilities in the financial statements into the three-level fair value hierarchy at December 31, 2020 (in millions):

Description	Fair Value	Carrying Value	Level 1	Level 2	Level 3
Financial assets:
Bonds:
U.S. Government and government agencies	$35.4	$31.1	$—	$20.1	$15.3
States, municipalities and political subdivisions	3,076.7	2,745.7	—	3,012.6	64.1
Foreign government	30.2	26.8	—	30.2	—
Residential MBS	1,997.3	1,799.1	—	1,875.3	122.0
Commercial MBS	638.8	603.0	—	629.9	8.9
Asset- backed securities	7,627.8	7,531.7	4.0	6,712.8	911.0
All other bonds	16,494.1	14,840.9	—	15,171.4	1,322.7

Total bonds	$29,900.3	$27,578.3	$4.0	$27,452.3	$2,444.0

Non-affiliated preferred stocks	363.1	326.4	187.1	48.2	127.8
Non-affiliated common stocks	470.5	470.5	239.6	1.2	229.7
Separate account assets	20.4	20.4	—	20.4	—
Surplus notes	252.8	217.6	—	252.8	—
Mortgage loans	1,598.8	1,577.8	—	—	1,598.8
Derivative instruments	887.7	887.7	—	887.7	—
Funds held as collateral	351.3	351.3	—	351.3	—
Policy loans	70.0	70.0	—	—	70.0
Cash, cash equivalents and short term-investments	2,048.6	2,047.4	2,048.6	—	—

Total financial assets	$35,963.5	$33,547.4	$2,479.3	$29,013.9	$4,470.3

Financial liabilities:
Annuity reserves and liability for deposit-type reserves	$40,832.0	$31,481.1	$—	$—	$40,832.0
Separate account liabilities	20.4	20.4	—	20.4	—
Funds held as collateral	351.4	351.4	—	351.4	—

Total financial liabilities	$41,203.8	$31,852.9	$—	$371.8	$40,832.0

*	Separate account liabilities incorporates the fair value of the separate account reserve and equity index put options.
**	Surplus notes are included in other invested assets on the balance sheet.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

C. FAIR VALUE MEASUREMENTS (CONTINUED)

PRIOR YEAR INFORMATION

Financial assets and liabilities measured at fair value on a recurring basis categorized into the three-level fair value hierarchy at December 31, 2020 are summarized below (in millions):

Description	Level 1	Level 2	Level 3	Total
Assets:
Bonds:
Residential MBS	$—	$0.8	$0.2	$1.0
Asset-backed securities	—	—	57.6	57.6
All other bonds	—	0.5	—	0.5

Total bonds	—	1.3	57.8	59.1

Non-affiliated preferred stocks	—	—	22.0	22.0
Non-affiliated common stocks	239.6	1.2	229.7	470.5
Derivative instruments	—	887.7	—	887.7
Separate account assets	—	20.4	—	20.4

Total assets accounted for at fair value	$239.6	$910.6	$309.5	$1,459.7

Liabilities:
Separate account liabilities	$—	$20.4	$—	$20.4

Total liabilities accounted for at fair value	$—	$20.4	$—	$20.4

Financial assets and liabilities measured at fair value on a recurring basis categorized into the three-level fair value hierarchy at December 31, 2019 are summarized below (in millions):

Description	Level 1	Level 2	Level 3	Total
Assets:
Bonds:
Residential MBS	$—	$0.7	$0.2	$0.9
All other bonds	—	—	—	0.0

Total bonds	—	0.7	0.2	0.9

Non-affiliated preferred stocks	—	—	3.0	3.0
Non-affiliated common stocks	393.6	11.8	221.3	626.7
Derivative instruments	—	945.7	—	945.7
Separate account assets	—	6.6	—	6.6

Total assets accounted for at fair value	$393.6	$964.8	$224.5	$1,582.9

Liabilities:
Derivative instruments	$—	$4.6	$—	$4.6
Separate account liabilities	—	6.6	—	6.6

Total liabilities accounted for at fair value	$—	$11.2	$—	$11.2

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

C. FAIR VALUE MEASUREMENTS (CONTINUED)

The Company did not have any assets or liabilities measured at fair value on a nonrecurring basis as of December 31, 2020 and 2019.

The Company recognizes and records the transfer of securities into and out of Level 3 due to changes in availability of market observable inputs. All transfers are reflected in the tables below at fair values as of the end of the reporting periods (in millions):

Description	U.S. Government and government agencies	Residential MBS	Non-affiliated Preferred Stocks	Non-affiliated Common Stocks	Asset-backed securities	All other bonds
Balance at January 1, 2020	$—	$0.2	$3.0	$221.3	$—	$—
Transfers into Level 3	—	0.2	24.9	18.4	57.6	0.3
Transfers out of Level 3 to Level 2	—	(0.2)	(4.2)	(8.5)	—	(0.3)
Transfers out of Level 3 to cost basis	—	—	—	—	—	—
Total gains (losses) included in net income	—	—	(1.4)	(66.6)	—	—
Total gains (losses) included in surplus	—	—	(0.2)	35.0	—	—
Purchases and issuances	—	—	0.6	43.8	—	—
Sales and settlements	—	—	(0.7)	(13.7)	—	—

Balance at December 31, 2020	$—	$0.2	$22.0	$229.7	$57.6	$—

Description	U.S. Government and government agencies	Residential MBS	Non-affiliated Preferred Stocks	Non-affiliated Common Stocks	Asset-backed securities	All other bonds
Balance at January 1, 2019	$7.6	$—	$1.5	$221.8	$—	$—
Transfers into Level 3	—	0.2	4.7	19.9	—	—
Transfers out of Level 3 to Level 2	(15.0)	—	(3.2)	(8.7)	—	—
Transfers out of Level 3 to cost basis	—	—	—	—	—	—
Total gains (losses) included in net income	—	(0.1)	—	(2.7)	—	—
Total gains (losses) included in surplus	7.4	0.1	—	(18.1)	—	—
Purchases and issuances	—	—	—	9.1	—	—
Sales and settlements	—	—	—	—	—	—

Balance at December 31, 2019	$—	$0.2	$3.0	$221.3	$—	$—

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

C. FAIR VALUE MEASUREMENTS (CONTINUED)

The following table categorizes all the financial assets and liabilities in the financial statements into the three-level fair value hierarchy at December 31, 2020 (in millions):

Description	Fair Value	Carrying Value	Level 1	Level 2	Level 3
Financial assets:
Bonds:
U.S. Government and government agencies	$35.4	$31.1	$—	$20.1	$15.3
States, municipalities and political subdivisions	3,076.7	2,745.7	—	3,012.6	64.1
Foreign government	30.2	26.8	—	30.2	—
Residential MBS	1,997.3	1,799.1	—	1,875.3	122.0
Commercial MBS	638.8	603.0	—	629.9	8.9
Asset- backed securities	7,627.8	7,531.7	4.0	6,712.8	911.0
All other bonds	16,494.1	14,840.9	—	15,171.4	1,322.7

Total bonds	$29,900.3	$27,578.3	$4.0	$27,452.3	$2,444.0

Non-affiliated preferred stocks	363.1	326.4	187.1	48.2	127.8
Non-affiliated common stocks	470.5	470.5	239.6	1.2	229.7
Separate account assets	20.4	20.4	—	20.4	—
Surplus notes	252.8	217.6	—	252.8	—
Mortgage loans	1,598.8	1,577.8	—	—	1,598.8
Derivative instruments	887.7	887.7	—	887.7	—
Funds held as collateral	351.3	351.3	—	351.3	—
Policy loans	70.0	70.0	—	—	70.0
Cash, cash equivalents and short term-investments	2,048.6	2,047.4	2,048.6	—	—

Total financial assets	$35,963.5	$33,547.4	$2,479.3	$29,013.9	$4,470.3

Financial liabilities:
Annuity reserves and liability for deposit-type reserves	$40,832.0	$31,481.1	$—	$—	$40,832.0
Separate account liabilities	20.4	20.4	—	20.4	—
Funds held as collateral	351.4	351.4	—	351.4	—

Total financial liabilities	$41,203.8	$31,852.9	$—	$371.8	$40,832.0

*	Separate account liabilities incorporates the fair value of the separate account reserve and equity index put options.
**	Surplus notes are included in other invested assets on the balance sheet.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

C. FAIR VALUE MEASUREMENTS (CONTINUED)

The following table categorizes all the financial assets and liabilities in the financial statements into the three-level fair value hierarchy at December 31, 2019 (in millions):

Description	Fair Value	Carrying Value	Level 1	Level 2	Level 3
Financial assets:
Bonds:
U.S. Government and government agencies	$36.3	$29.9	$—	$21.2	$15.1
States, municipalities and political subdivisions	3,969.4	3,723.6	—	3,904.3	65.1
Foreign government	29.6	26.9	—	29.6	—
Residential MBS	1,954.6	1,758.5	—	1,870.0	84.6
Commercial MBS	764.4	737.5	—	735.4	29.0
Asset- backed securities	7,584.9	7,492.5	4.0	7,048.6	532.3
All other bonds	19,580.9	18,535.6	4.9	18,103.7	1,472.3

Total bonds	$33,920.1	$32,304.5	$8.9	$31,712.8	$2,198.4

Non-affiliated preferred stocks	282.7	270.9	94.8	41.3	146.6
Non-affiliated common stocks	626.7	626.7	393.6	11.8	221.3
Separate account assets	6.6	6.6	—	6.6	—
Surplus notes	248.5	225.2	—	248.5	—
Mortgage loans	1,368.3	1,370.2	—	—	1,368.3
Derivative instruments	945.7	945.7	—	945.7	—
Funds held as collateral	576.7	576.7	—	576.7	—
Policy loans	87.0	87.0	—	—	87.0
Cash, cash equivalents and short term-investments	1,474.9	1,474.9	1,474.9	—	—

Total financial assets	$39,537.2	$37,888.4	$1,972.2	$33,543.4	$4,021.6

Financial liabilities:
Annuity reserves and liability for deposit-type reserves	$37,925.9	$35,549.5	$—	$—	$37,925.9
Separate account liabilities	6.6	6.6	—	6.6	—
Derivative instruments	4.6	4.6	—	4.6	—
Funds held as collateral	577.4	577.4	—	577.4	—

Total financial liabilities	$38,514.5	$36,138.1	$—	$588.6	$37,925.9

*	Separate account liabilities incorporates the fair value of the separate account reserve and equity index put options.
**	Surplus notes are included in other invested assets on the balance sheet.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair values of financial instruments:

Annuity Reserves: The fair values of all benefits were estimated based on expected cash flows discounted using forward interest rates adjusted for cash flow uncertainty and the Company’s credit risk and includes the impact of maintenance expenses.

Bonds: Fair values for investments in publicly traded bonds are obtained from nationally recognized pricing services. Fair values for privately placed investment grade bonds are obtained from broker quotes or determined internally by security analysts of the Company’s affiliated investment portfolio manager.

Other invested assets: Other invested assets include limited partnerships, limited liability companies and surplus notes. Surplus notes are stated at the lower of amortized cost or fair value. Investments in limited partnerships and limited liability companies are accounted for using the equity method. Fair values are based on market prices provided by an outside pricing service.

Non-affiliated preferred and common stock: Fair values of equity securities are generally based on closing prices obtained from the exchanges on which the securities are traded. For the remainder of these securities, fair values are determined by management’s internal investment professionals using data from nationally recognized pricing services as well as non-binding broker quotes.

Mortgage Loans: The fair values for the Company’s mortgage loans are estimated by discounting the future contractual cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings.

Derivative instruments: The fair values for GALIC’s derivative instruments are based on settlement values, quoted market prices of comparable instruments, fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing (guarantees, loan commitments), or, if there are no relevant comparables, on pricing models or formulas using current assumptions.

Separate Account: The separate account consists of derivative instruments in both asset and liability positions and registered index-linked annuity reserves. The reserves are set equal to the net fair value of the separate account derivative instruments. The methods and assumptions used for the separate account derivatives and reserves are described in more detail above.

Policy Loans: The Company states policy loans at the aggregate unpaid balance, which approximates fair value.

Funds held as collateral: The collateral held by GALIC consists of cash under the Company’s exclusive control and is stated at fair value.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS

Bonds at December 31 consisted of the following (in millions):

	2021
	Carrying Value	Fair Value	Gross Unrealized
			Gains	Losses
U.S. Government and government agencies	$16.3	$17.9	$1.6	$—
States, municipalities and political subdivisions	2,317.7	2,530.7	213.3	0.3
Foreign government	26.7	29.1	2.4	—
Residential MBS	2,116.9	2,199.5	119.3	36.7
Commercial MBS	822.5	844.3	24.2	2.4
Asset-backed securities	7,679.5	7,773.1	126.5	32.9
All other bonds	18,162.0	19,310.2	1,209.9	61.7

Total bonds	$31,141.6	$32,704.8	$1,697.2	$134.0

	2020
	Carrying Value	Fair Value	Gross Unrealized
			Gains	Losses
U.S. Government and government agencies	$31.1	$35.4	$4.3	$—
States, municipalities and political subdivisions	2,745.7	3,076.7	332.4	1.4
Foreign government	26.8	30.2	3.4	—
Residential MBS	1,799.1	1,997.3	204.3	6.1
Commercial MBS	603.0	638.8	36.6	0.8
Asset-backed securities	7,531.7	7,627.8	159.7	63.6
All other bonds	14,840.9	16,494.1	1,676.3	23.1

Total bonds	$27,578.3	$29,900.3	$2,417.0	$95.0

At December 31, 2021 and 2020, the Company held unrated or less-than-investment grade bonds of $1,352.3 million and $1,017.5 million, respectively, with an aggregate fair value of $1,384.7 million and $1,059.4 million, respectively. Those holdings amounted to 4.3% and 3.7% of the Company’s investments in bonds and approximately 3.5% and 2.8% of the Company’s total admitted assets at December 31, 2021 and 2020, respectively. The Company performs periodic evaluations of the relative credit standing of the issuers of these bonds.

Mortgage loans are collateralized by underlying real estate properties, with geographic diversification across the United States. The Company monitors loan-to-value ratios and debt-service coverage ratios in assessing the credit quality of the underlying mortgage loans. There have been no material losses related to commercial mortgage loans historically or in 2021, 2020 or 2019.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

Unrealized gains and losses on investments in non-affiliated preferred and common stocks are reported directly in unassigned funds and do not affect operations. The cost, gross unrealized gains and losses and fair value of those investments are summarized as follows (in millions):

	Cost	Fair Value	Gross Unrealized
			Gains	Losses
At December 31, 2021
Non-affiliated preferred stocks	$332.2	$396.1	$67.1	$3.2
Non-affiliated common stocks	209.6	279.6	81.8	11.8

Total	$541.8	$675.7	$148.9	$15.0

	Cost	Fair Value	Gross Unrealized
			Gains	Losses
At December 31, 2020
Non-affiliated preferred stocks	$327.2	$363.1	$38.5	$2.6
Non-affiliated common stocks	358.9	470.5	115.6	4.0

Total	$686.1	$833.6	$154.1	$6.6

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

The following tables present gross unrealized losses and fair values on bonds and non-affiliated preferred and common stocks by investment category and length of time that individual securities have been in a continuous unrealized loss position as of December 31 (in millions):

	2021
	Twelve Months or Less		More Than Twelve Months
	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss
States, municipalities and political subdivisions	$23.0	$0.3	$—	$—
Residential MBS	1,007.2	22.4	33.0	14.3
Commercial MBS	249.6	2.4	8.4	—
Asset-backed securities	2,343.7	18.1	530.3	14.8
All other bonds	2,555.6	54.9	191.9	6.8

Total bonds	$6,179.1	$98.1	$763.6	$35.9

Non-affiliated preferred stocks	$11.9	$—	$18.0	$3.2
Non-affiliated common stocks	16.4	11.4	1.7	0.4

Total non-affiliated preferred and common stocks	$28.3	$11.4	$19.7	$3.6

	2020
	Twelve Months or Less		More Than Twelve Months
	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss
States, municipalities and political subdivisions	$74.7	$1.4	$—	$—
Residential MBS	136.6	4.6	27.0	1.5
Commercial MBS	59.2	0.7	5.8	0.1
Asset-backed securities	1,131.5	30.4	1,726.6	33.2
All other bonds	642.2	15.2	168.2	7.9

Total bonds	$2,044.2	$52.3	$1,927.6	$42.7

Non-affiliated preferred stocks	$65.0	$1.1	$20.4	$1.5
Non-affiliated common stocks	28.2	3.4	20.7	0.6

Total non-affiliated preferred and common stocks	$93.2	$4.5	$41.1	$2.1

At December 31, 2021, the gross unrealized losses related to 834 bonds, 8 common stocks and 5 preferred stocks. At December 31, 2020, the gross unrealized losses related to 576 bonds, 20 common stocks and 9 preferred stocks.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

When a decline in the fair value of a specific investment is considered to be other-than-temporary, a provision for impairment is charged to earnings (accounted for as realized capital loss) and the cost basis of that investment is reduced by the amount of the charge. The determination of whether unrealized losses are other-than-temporary requires judgment based on subjective as well as objective factors. Factors considered and resources used by management include:

(a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,

(b)	the extent to which fair value is less than cost basis,

(c)	cash flow projections received from independent sources,

(d)	historical operating, balance sheet and cash flow data contained in issuer Securities and Exchange Commission filings and news releases,

(e)	near-term prospects for improvement in the issuer and/or its industry,

(f)	third party research and communications with industry specialists,

(g)	financial models and forecasts,

(h)	the continuity of dividend payments, maintenance of investment grade ratings and hybrid nature of certain investments,

(i)	discussions with issuer management, and

(j)	the ability and intent to hold investment for a period of time sufficient to allow for any anticipated recovery in fair value.

Based on its analysis of the factors enumerated above, management believes (i) GALIC will recover its cost basis in the securities with unrealized losses and (ii) that GALIC has the ability and intent to hold securities until they recover in value. Although GALIC has the ability to continue holding its investments with unrealized losses, its intent to hold them may change due to deterioration in the issuers’ creditworthiness, decisions to lessen exposure to a particular issuer or industry, asset/liability management decisions, market movements, changes in views about appropriate asset allocation or the desire to offset taxable realized gains. Should GALIC’s ability or intent change with regard to a particular security, a charge for impairment would likely be required. While it is not possible to accurately predict if or when a specific security will become impaired, charges for other-than-temporary impairment (“OTTI”) could be material to results of operations in future periods.

Net realized gains (losses) on investments sold and charges for OTTI on investments held were as follows for the years ended December 31 (dollars in millions):

Year	Net Realized Gains (Net of IMR Transfers and Taxes)	Charges for Impairment	Total	Number of Investments with Impairment Charges
2021	$170.7	$(52.0)	$118.7	31
2020	$93.0	$(311.6)	$(218.6)	156

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

The table below sets forth the scheduled maturities of GALIC’s bonds as of December 31, 2021 (in millions):

	Carrying Value	Fair Value
Maturity:
One year or less	$491.2	$506.9
After one year through five years	6,935.6	7,326.4
After five years through ten years	8,000.2	8,747.4
After ten years	5,095.7	5,307.2

Subtotal	20,522.7	21,887.9
Mortgage-backed securities	2,939.4	3,043.8
Asset-backed securities	7,679.5	7,773.1

Total bonds by maturity	$31,141.6	$32,704.8

The expected maturities in the foregoing table may differ from the contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties. The aggregate amount of investment income generated as a result of prepayment penalties and acceleration fees was $35.9 million and $28.2 million during 2021 and 2020, respectively.

Mortgage-backed and asset-backed securities had an expected average life of approximately 4.1 and 3.2 years, respectively, at December 31, 2021.

Proceeds from sales of bonds were $686.8 million and $7,642.5 million for 2021 and 2020, respectively. Gross realized gains of $87.4 million and $490.1 million and gross realized losses of $11.9 million and $43.7 million were realized on bonds during 2021 and 2020, respectively. The number of securities disposed of with a callable feature in 2021 was 244.

GALIC’s $2,939.4 million investment in MBS represents approximately 9% of the carrying value of its bonds at December 31, 2021. The Company’s indirect exposure to subprime mortgage risk as of December 31, 2021 included 70 residential MBS with total actual cost and book adjusted carrying values of approximately $123.0 million and $123.3 million, respectively, and a total fair value of approximately $138.6 million.

The Company has no aggregate loan-backed securities with an OTTI in which the Company has the intent to sell or the inability or lack of intent to retain the investment in the security for a period of time to recover the amortized cost basis.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

The following table shows each loan-backed security with an OTTI recognized in 2021, as the present value of cash flows expected to be collected is less than the amortized cost basis of the security (in whole dollars):

CUSIP	Amortized Cost Before OTTI	Present Value of Projected Cash Flows	OTTI Charge Recognized in Income Statement	Amortized Cost After OTTI	Fair Value at Time of OTTI	Date Reported
675923AG1	$22,537,675	$22,503,488	$34,188	$22,503,487	$23,304,422	3/31/2021
12641QBX9	671,232	635,668	35,564	635,668	655,103	9/30/2021
36157NFL3	79,086	73,555	5,531	73,555	72,966	9/30/2021
47232VDK5	242,528	153,931	88,597	153,931	251,406	9/30/2021
65535VNL8	2,852,493	2,494,587	357,906	2,494,587	2,676,769	9/30/2021
94985AAA7	285,677	271,708	13,969	271,708	260,990	9/30/2021
05535DBG8	314,225	270,320	43,905	270,320	142,946	12/31/2021
05950TAC9	442,252	369,516	72,736	369,516	412,681	12/31/2021
12669DUS5	995,505	920,453	75,052	920,453	963,480	12/31/2021
41161PMV2	478,307	387,944	90,363	387,944	410,649	12/31/2021
47232CAH7	2,108,386	1,933,527	174,859	1,933,527	2,067,412	12/31/2021
65535VNL8	2,534,050	2,437,293	96,756	2,437,294	2,571,479	12/31/2021
94985AAA7	258,562	257,318	1,244	257,318	246,274	12/31/2021
94986MAF9	1,408,551	1,406,900	1,651	1,406,900	1,561,524	12/31/2021

Total			$1,092,321

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

The following table shows the amount of assets pledged to others as collateral or otherwise restricted for the years ended December 31 (in millions):

Restricted Asset Category	2021	2020	Increase/ (Decrease)	Gross Restricted to Total Assets	Restricted to Total Admitted Assets
Letter stock or securities restricted as to sale	$1,195.0	$1,489.5	$(294.5)	3.1%	3.1%
FHLB capital stock	52.5	55.9	(3.4)	0.1%	0.1%
On deposit with states	5.9	6.5	(0.6)	0.0%	0.0%
Pledged as collateral to FHLB (including assets backing funding agreements)	1,256.4	1,299.6	(43.2)	3.3%	3.3%

Total restricted assets	$2,509.8	$2,851.5	$(341.7)	6.5%	6.5%

Net investment income consisted of the following for the years ended December 31 (in millions):

	2021	2020
Investment income:
Bonds	$1,240.2	$1,390.5
Equity securities	28.5	77.8
Mortgage loans	74.6	71.0
Real estate	11.9	24.2
Policy loans	4.7	5.0
Cash and short-term investments	18.8	37.4
Other invested assets	75.8	66.3
Derivative instruments	543.7	283.0
Other	2.0	1.7

Gross investment income	2,000.2	1,956.9

Investment expenses	(49.2)	(48.1)

Net investment income	$1,951.0	$1,908.8

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

PRIOR YEAR INFORMATION

Bonds at December 31 consisted of the following (in millions):

	2020
	Carrying Value	Fair Value	Gross Unrealized
			Gains	Losses
U.S. Government and government agencies	$31.1	$35.4	$4.3	$—
States, municipalities and political subdivisions	2,745.7	3,076.7	332.4	1.4
Foreign government	26.8	30.2	3.4	—
Residential MBS	1,799.1	1,997.3	204.3	6.1
Commercial MBS	603.0	638.8	36.6	0.8
Asset-backed securities	7,531.7	7,627.8	159.7	63.6
All other bonds	14,840.9	16,494.1	1,676.3	23.1

Total bonds	$27,578.3	$29,900.3	$2,417.0	$95.0

	2019
	Carrying Value	Fair Value	Gross Unrealized
			Gains	Losses
U.S. Government and government agencies	$29.9	$36.3	$6.4	$—
States, municipalities and political subdivisions	3,723.6	3,969.4	247.2	1.4
Foreign government	26.9	29.6	2.7	—
Residential MBS	1,758.5	1,954.6	199.0	2.9
Commercial MBS	737.5	764.4	27.2	0.3
Asset-backed securities	7,492.5	7,584.9	136.2	43.8
All other bonds	18,535.6	19,580.9	1,062.4	17.1

Total bonds	$32,304.5	$33,920.1	$1,681.1	$65.5

At December 31, 2020 and 2019, the Company held unrated or less-than-investment grade bonds of $1,017.5 million and $735.2 million, respectively, with an aggregate fair value of $1,059.4 million and $755.9 million, respectively. Those holdings amounted to 3.7% and 2.3% of the Company’s investments in bonds and approximately 2.8% and 1.8% of the Company’s total admitted assets at December 31, 2020 and 2019, respectively. The Company performs periodic evaluations of the relative credit standing of the issuers of these bonds.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

Unrealized gains and losses on investments in non-affiliated preferred and common stocks are reported directly in unassigned funds and do not affect operations. The cost, gross unrealized gains and losses and fair value of those investments are summarized as follows (in millions):

	Cost	Fair Value	Gross Unrealized
			Gains	Losses
At December 31, 2020
Non-affiliated preferred stocks	$327.2	$363.1	$38.5	$2.6
Non-affiliated common stocks	358.9	470.5	115.6	4.0

Total	$686.1	$833.6	$154.1	$6.6

	Cost	Fair Value	Gross Unrealized
			Gains	Losses
At December 31, 2019
Non-affiliated preferred stocks	$271.1	$282.7	$12.9	$1.3
Non-affiliated common stocks	541.7	626.7	126.2	41.2

Total	$812.8	$909.4	$139.1	$42.5

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

The following tables present gross unrealized losses and fair values on bonds and non-affiliated preferred and common stocks by investment category and length of time that individual securities have been in a continuous unrealized loss position as of December 31 (in millions):

	2020
	Twelve Months or Less		More Than Twelve Months
	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss
U.S. Government and government agencies	$—	$—	$—	$—
States, municipalities and political subdivisions	74.7	1.4	—	—
Residential MBS	136.6	4.6	27.0	1.5
Commercial MBS	59.2	0.7	5.8	0.1
Asset-backed securities	1,131.5	30.4	1,726.6	33.2
All other bonds	642.2	15.2	168.2	7.9

Total bonds	$2,044.2	$52.3	$1,927.6	$42.7

Non-affiliated preferred stocks	$65.0	$1.1	$20.4	$1.5
Non-affiliated common stocks	28.2	3.4	20.7	0.6

Total non-affiliated preferred and common stocks	$93.2	$4.5	$41.1	$2.1

	2019
	Twelve Months or Less		More Than Twelve Months
	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss
U.S. Government and government agencies	$—	$—	$0.2	$—
States, municipalities and political subdivisions	81.6	1.3	8.8	0.1
Residential MBS	286.8	2.2	16.7	0.7
Commercial MBS	10.7	0.3	—	—
Asset-backed securities	1,658.7	18.2	1,554.6	25.6
All other bonds	812.5	9.7	221.0	7.4

Total bonds	$2,850.3	$31.7	$1,801.3	$33.8

Non-affiliated preferred stocks	$20.3	$1.3	$—	$—
Non-affiliated common stocks	143.1	41.2	—	—

Total non-affiliated preferred and common stocks	$163.4	$42.5	$—	$—

At December 31, 2020, the gross unrealized losses related to 576 bonds, 20 common stocks and 9 preferred stocks. At December 31, 2019, the gross unrealized losses related to 536 bonds, 45 common stocks and 5 preferred stocks.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

Net realized gains (losses) on investments sold and charges for OTTI on investments held were as follows for the years ended December 31 (dollars in millions):

Year	Net Realized Gains (Net of IMR Transfers and Taxes)	Charges for Impairment	Total	Number of Investments with Impairment Charges
2020	$93.0	$(311.6)	$(218.6)	156
2019	$36.9	$(52.6)	$(15.7)	51

The table below sets forth the scheduled maturities of GALIC’s bonds as of December 31, 2020 (in millions):

	Carrying Value	Fair Value
Maturity:
One year or less	$1,120.0	$1,137.7
After one year through five years	7,010.1	7,627.0
After five years through ten years	7,399.4	8,493.0
After ten years	2,115.0	2,378.7

Subtotal	17,644.5	19,636.4
Mortgage-backed securities	2,402.1	2,636.1
Asset-backed securities	7,531.7	7,627.8

Total bonds by maturity	$27,578.3	$29,900.3

The expected maturities in the foregoing table may differ from the contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties. The aggregate amount of investment income generated as a result of prepayment penalties and acceleration fees was $28.2 million and $12.6 million during 2020 and 2019, respectively.

Mortgage-backed and asset-backed securities had an expected average life of approximately 3.6 and 4.1 years, respectively, at December 31, 2020.

Proceeds from sales of bonds were $7,642.5 million and $1,064.2 million for 2020 and 2019, respectively. Gross realized gains of $490.1 million and $19.7 million and gross realized losses of $43.7 million and $17.8 million were realized on bonds during 2020 and 2019, respectively.

GALIC’s $2,402.1 million investment in MBS represents approximately 9% of the carrying value of its bonds at December 31, 2020. The Company’s indirect exposure to subprime mortgage risk as of December 31, 2020 included 70 residential MBS with total actual cost and book adjusted carrying values of approximately $152.5 million and $155.2 million, respectively, and a total fair value of approximately $175.5 million.

The Company has no aggregate loan-backed securities with an OTTI in which the Company has the intent to sell or the inability or lack of intent to retain the investment in the security for a period of time to recover the amortized cost basis.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

The following table shows each loan-backed security with an OTTI recognized in 2020, as the present value of cash flows expected to be collected is less than the amortized cost basis of the security (in whole dollars):

CUSIP	Amortized Cost Before OTTI	Present Value of Projected Cash Flows	OTTI Charge Recognized in Income Statement	Amortized Cost After OTTI	Fair Value at Time of OTTI	Date Reported
88607BAA5	$7,147,197	$2,160,000	$4,987,197	$2,160,000	$2,160,000	3/31/2020
26829DAE5	15,397,037	10,197,037	5,200,000	10,197,037	8,939,961	3/31/2020
88606X100	5,694,624	2,958,000	2,736,624	2,958,000	2,958,000	3/31/2020
75620RAC6	2,008,816	1,368,575	640,241	1,368,575	973,825	3/31/2020
55953PAE5	1,767,791	1,461,891	305,900	1,461,891	791,784	3/31/2020
03235TAA5	2,343,642	1,171,766	1,171,876	1,171,766	1,171,766	3/31/2020
67389YAF2	15,768,826	13,551,650	2,217,176	13,551,650	11,852,750	3/31/2020
44931BAE7	23,723,634	21,677,728	2,045,906	21,677,728	17,935,875	3/31/2020
92917TAG0	23,047,023	21,951,426	1,095,597	21,951,426	19,871,691	3/31/2020
675923AG1	24,256,892	23,115,437	1,141,455	23,115,437	20,391,362	3/31/2020
50188NAA6	13,250,860	12,843,180	407,680	12,843,180	11,233,513	3/31/2020
01749PAN8	21,537,845	21,236,367	301,478	21,236,367	18,508,000	3/31/2020
05616MAG1	22,627,109	22,417,824	209,286	22,417,824	20,058,500	3/31/2020
36319WAJ8	14,446,050	14,271,225	174,825	14,271,225	12,448,500	3/31/2020
43739EAP2	1,459,404	1,416,667	44,830	1,414,574	1,280,213	3/31/2020
46627MCY1	9,501,147	9,071,336	257,592	9,243,555	9,369,063	3/31/2020
466308AE3	1,357,848	1,330,858	21,733	1,336,115	1,160,359	3/31/2020
74928XBB6	9,354,707	8,702,145	82,955	9,271,752	8,955,592	3/31/2020
36185MAJ1	1,105,750	963,236	141,101	964,649	904,477	3/31/2020
74951PDQ8	1,322,012	148,020	432,721	889,291	889,291	3/31/2020
75115BAC3	1,992,421	1,921,886	31,009	1,961,411	1,961,411	3/31/2020
45660LCK3	4,201,145	3,912,861	106,364	4,094,782	3,409,037	3/31/2020
61748HUF6	745,985	681,892	65,265	680,720	673,245	3/31/2020
12667GAA1	8,907,714	8,056,048	553,853	8,353,861	6,969,280	3/31/2020
059522AU6	4,545,067	4,381,907	42,834	4,502,233	4,406,525	3/31/2020
05990HAT0	1,687,998	1,570,002	84,535	1,603,464	1,603,464	3/31/2020
59020UV77	716,184	696,289	1,438	714,746	690,017	3/31/2020
07325DAF1	826,946	791,736	3,102	823,844	749,447	3/31/2020
46632YAC8	4,944,184	4,861,534	95,739	4,848,446	4,723,846	3/31/2020
07389NAC9	754,240	689,637	56,306	697,934	677,224	3/31/2020
855541AC2	1,961,267	1,825,434	141,989	1,819,279	1,723,119	3/31/2020
65539CAK2	2,824,817	2,773,962	31,838	2,792,979	2,740,740	3/31/2020
466247QP1	594,089	540,680	50,351	543,738	537,750	3/31/2020
00703QAD4	5,580,976	5,291,239	250,935	5,330,041	4,581,342	3/31/2020
25150NAB0	2,157,663	2,102,680	78,061	2,079,602	1,924,931	3/31/2020
36242DQY2	249,681	247,602	3,000	246,681	221,233	3/31/2020
55274QAK1	2,148,647	2,063,055	84,867	2,063,780	2,063,780	3/31/2020
362341FN4	1,694,852	1,569,303	125,734	1,569,118	1,463,950	3/31/2020
47232CAH7	4,604,227	4,520,672	21,681	4,582,546	4,029,647	3/31/2020

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

CUSIP	Amortized Cost Before OTTI	Present Value of Projected Cash Flows	OTTI Charge Recognized in Income Statement	Amortized Cost After OTTI	Fair Value at Time of OTTI	Date Reported
76112BNM8	8,489,315	7,873,473	167,540	8,321,775	7,436,235	3/31/2020
45669AAD6	4,990,904	4,865,082	118,125	4,872,779	4,611,935	3/31/2020
761118FL7	3,167,842	3,073,352	97,795	3,070,047	2,821,516	3/31/2020
761118FM5	3,089,014	2,933,566	101,656	2,987,358	2,987,358	3/31/2020
12669GR45	1,337,332	1,286,495	56,485	1,280,847	1,211,386	3/31/2020
761118BU1	1,761,088	1,660,717	89,005	1,672,083	1,672,083	3/31/2020
885220KW2	5,048,088	5,000,228	46,394	5,001,695	4,461,420	3/31/2020
05946XXP3	1,512,831	1,474,359	15,209	1,497,621	1,307,915	3/31/2020
17307GTY4	3,577,970	3,486,561	109,800	3,468,170	3,172,806	3/31/2020
05616MAG1	22,269,687	21,665,392	604,295	21,665,392	19,610,568	6/30/2020
26829DAE5	9,867,288	9,696,960	170,328	9,696,960	9,696,960	6/30/2020
36319WAJ8	14,245,840	14,185,125	60,715	14,185,125	13,847,927	6/30/2020
50188NAA6	12,843,180	12,620,700	222,480	12,620,700	12,414,927	6/30/2020
55953PAE5	1,381,240	1,348,340	32,900	1,348,340	1,020,222	6/30/2020
67389YAF2	13,525,389	13,354,740	170,649	13,354,740	12,689,766	6/30/2020
675923AG1	23,021,839	22,793,220	228,619	22,793,220	21,360,235	6/30/2020
75620RAC6	1,327,078	1,148,650	178,428	1,148,650	883,644	6/30/2020
760985S69	1,646,034	1,457,684	176,368	1,469,666	1,459,894	3/31/2020
059523AX8	3,710,251	3,523,794	186,456	3,523,794	3,383,415	6/30/2020
05949CHM1	1,470,523	1,275,974	43,245	1,427,278	1,427,278	6/30/2020
17307GTY4	3,341,625	3,260,690	80,934	3,260,690	3,239,529	6/30/2020
12667GAA1	7,978,342	7,682,059	296,283	7,682,059	7,635,603	6/30/2020
362341XE4	1,464,933	1,247,885	73,362	1,391,571	1,391,571	6/30/2020
45660LCK3	4,040,742	3,578,078	70,266	3,970,476	3,970,476	6/30/2020
47232CAH7	4,534,594	4,433,916	91,028	4,443,566	4,147,975	6/30/2020
46632YAC8	4,659,645	4,470,791	188,854	4,470,791	4,432,282	6/30/2020
65539CAK2	2,689,565	2,632,778	49,279	2,640,286	2,632,896	6/30/2020
74951PDQ8	829,724	40,351	789,373	40,351	40,351	6/30/2020
885220KW2	4,837,640	4,776,584	61,082	4,776,559	4,706,259	6/30/2020
94986MAA0	1,296,487	1,227,366	62,749	1,233,738	1,227,513	6/30/2020
01749PAN8	21,236,737	21,010,773	225,963	21,010,773	20,157,200	9/30/2020
05616MAG1	21,626,718	20,961,077	665,641	20,961,077	20,102,500	9/30/2020
26829DAE5	9,603,893	9,390,939	212,954	9,390,939	9,393,930	9/30/2020
44931BAE7	21,679,147	21,473,626	205,521	21,473,626	20,822,200	9/30/2020
55953PAE5	1,302,867	1,214,317	88,550	1,214,317	987,459	9/30/2020
75620RAC6	1,122,003	1,051,331	70,671	1,051,331	963,015	9/30/2020
03235TAA5	1,272,675	708,816	563,859	708,816	708,816	12/31/2020
36319WAJ8	14,103,569	14,024,020	79,549	14,024,020	13,711,120	12/31/2020
75620RAC6	954,390	943,193	11,197	943,193	943,193	12/31/2020

Total			$32,208,681

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

D. INVESTMENTS (CONTINUED)

The following table shows the amount of assets pledged to others as collateral or otherwise restricted for the years ended December 31 (in millions):

Restricted Asset Category	2020	2019	Increase/ (Decrease)	Gross Restricted to Total Assets	Restricted to Total Admitted Assets
Letter stock or securities restricted as to sale	$1,489.5	$1,299.3	$190.2	4.2%	4.2%
FHLB capital stock	55.9	51.9	4.0	0.2%	0.2%
On deposit with states	6.5	7.6	(1.1)	0.0%	0.0%
Pledged as collateral to FHLB (including assets backing funding agreements)	1,299.6	1,220.5	79.1	3.6%	3.6%

Total restricted assets	$2,851.5	$2,579.3	$272.2	8.0%	8.0%

Net investment income consisted of the following for the years ended December 31 (in millions):

	2020	2019
Investment income:
Bonds	$1,390.5	$1,444.2
Equity securities	77.8	53.4
Mortgage loans	71.0	54.6
Real estate	24.2	41.7
Policy loans	5.0	5.6
Cash and short-term investments	37.4	44.9
Other invested assets	66.3	72.6
Derivative instruments	283.0	91.7
Other	1.7	5.2

Gross investment income	1,956.9	1,813.9

Investment expenses	(48.1)	(53.1)

Net investment income	$1,908.8	$1,760.8

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

E. OTHER FINANCIAL INSTRUMENTS

GALIC utilizes a variety of financial instruments as part of its efforts to economically hedge and manage fluctuations in the fair value of its investment portfolio attributable to changes in general interest rate levels and to manage duration mismatch of assets and liabilities. Those instruments may include interest rate exchange agreements, equity index options purchased in either over-the-counter market or on the Chicago Board Options Exchange, payer swaptions, and commitments to extend credit. All instruments involve elements of credit and market risks in excess of the amounts recognized in the accompanying financial statements at a given point of time. The contract or notional amounts of those instruments reflect the extent of involvement in the various types of financial instruments.

At December 31, 2021 and 2020 the Company’s notional or contract amounts and fair value of financial instruments and related reserves for fixed-indexed annuities (included in liabilities below) (shown as liabilities below) in the general account are summarized as follows (in millions):

	Equity Index Options
	Contract or Notional Amount	Fair Value	Liabilities
2021	$18,307.1	$665.0	$22,483.5
2020	$21,035.1	$785.6	$21,249.6

Equity index options are contracts that give the purchaser the right, but not the obligation, to buy or sell securities at a specified price during a specified period. GALIC’s equity index options backing fixed-indexed and registered index-linked annuities are based on existing market index (generally the S&P 500) with a notional value of $19,487.7 million and expire ratably in 2022 and 2023. The Company recognized a change in unrealized loss of ($7.6) million and ($38.2) million on these options in 2021 and 2020, respectively. Under the indexed annuity products, the crediting rate is linked to changes in the equity indices or Exchanged Traded Funds (ETF) for specified periods and participation rates. The prices of the options purchased are calculated with reference to the underlying index or ETF, participation rates, caps, floors, durations and notional amounts of the underlying contracts. As a purchaser of options, GALIC pays, at the beginning of the contract, a premium for transferring the risk of an unfavorable change in the price of the underlying financial instrument. The liabilities summarized above represent the reserves for GALIC’s fixed-indexed annuities.

As of December 31, 2021, GALIC has entered into nine interest rate swaps to mitigate interest rate risk related to certain floating-rate securities included in GALIC’s portfolio of fixed maturity securities. The purpose of each of these swaps is to effectively convert a portion of GALIC’s floating-rate fixed maturity securities to fixed rates by offsetting the variability in cash flows attributable to changes in short-term LIBOR. Under the terms of the swaps, GALIC receives fixed rate interest payments in exchange for variable interest payments based on short-term LIBOR. The notional amounts of the interest rate swaps generally decline over each swap’s respective life (the swaps expire between December 2023 and June 2030) in anticipation of the expected decline in GALIC’s portfolio of fixed maturity securities with floating interest rates based on short-term LIBOR ($1,472.0 million and $1,625.0 million notional amount at December 31, 2021 and December 31, 2020, respectively). The Company recognized a change in unrealized loss of ($60.2) million and an unrealized gain of $57.2 million on these interest rate swaps in 2021 and 2020, respectively. The Company terminated three interest rate swaps and recognized realized gains of $16.5 million in 2020. The fair value of the interest rate swaps in an asset position, included in derivative instruments, was $41.9 million and $102.1 million at December 31, 2021 and 2020, respectively. The fair value of the interest rate swaps in a liability position was zero at December 31, 2021 and 2020.

The Company’s equity index options and interest rate swaps, fair value hedges that are not accounted for using hedge accounting, are accounted for at fair value with the change in fair value recorded as unrealized capital gains (losses) reported in surplus. The net change in unrealized capital gains (losses) on contracts that do not qualify for hedge accounting, the equity index options and interest rate swaps above, were ($67.7) million in 2021 and $19.0 million in 2020.

GALIC receives collateral from certain counterparties to support its purchased call option assets (net of collateral required under put option contracts with the same counterparties). This collateral ($408.3 million at December 31, 2021 and $351.3 million at December 31, 2020) is shown as funds held as collateral in GALIC’s Balance Sheet with an offsetting liability to return the collateral, which is included in liability for funds held as collateral.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

E. OTHER FINANCIAL INSTRUMENTS (CONTINUED)

The Company became a member of the Federal Home Loan Bank (“FHLB”) on August 14, 2009. The FHLB makes advances and provides other banking services to member institutions. The Company owned $25.0 million and $30.0 million of FHLB Class B membership stock at December 31, 2021 and 2020, respectively. The Company has no membership stock eligible for redemption. Through its association with the FHLB and by purchasing a set amount of FHLB stock, the Company can enter into deposit-type contracts with the FHLB known as funding agreements.

In 2021, GALIC repaid $931.0 million to the FHLB. In 2020, the FHLB advanced GALIC $200.0 million and GALIC repaid $165.0 million to the FHLB. At December 31, 2021 and 2020, GALIC had $200.0 million and $1,131.0 million, respectively (the maximum amount of borrowings, as permitted by the FHLB, during the reporting period was $981.0 million) in outstanding advances from the FHLB (included in liability for deposit-type contracts), bearing interest at 1.35%. The Company paid interest of approximately $4.4 million and $11.0 million on these advances in 2021 and 2020, respectively. This advance must be repaid in 2025. The Company has invested the proceeds from the advances in bonds for the purpose of earning a spread over the interest payments due to the FHLB. Per the funding agreement, the Company was required to purchase 275,008 shares ($27.5 million) of FHLB activity and excess stock.

The Company also posted collateral to the FHLB of assets with a fair value and carrying value of approximately $1,320.9 million and $1,256.4 million, respectively, as of December 31, 2021. The Company’s FHLB borrowing capacity is based on the Company’s estimate of collateral eligible to be pledged with the FHLB. The deposit contract liabilities are reported in liability for deposit-type contracts in the balance sheet, and related assets are accounted for in the Company’s general account. FHLB capital stock is reported in Common stocks in the balance sheet.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

E. OTHER FINANCIAL INSTRUMENTS

PRIOR YEAR INFORMATION

GALIC utilizes a variety of financial instruments as part of its efforts to economically hedge and manage fluctuations in the fair value of its investment portfolio attributable to changes in general interest rate levels and to manage duration mismatch of assets and liabilities. Those instruments may include interest rate exchange agreements, equity index options purchased in either over-the-counter market or on the Chicago Board Options Exchange, payer swaptions, and commitments to extend credit. All instruments involve elements of credit and market risks in excess of the amounts recognized in the accompanying financial statements at a given point of time. The contract or notional amounts of those instruments reflect the extent of involvement in the various types of financial instruments.

At December 31, 2020 and 2019 the Company’s notional or contract amounts and fair value of financial instruments and related reserves for fixed-indexed annuities (included in liabilities below) (shown as liabilities below) in the general account are summarized as follows (in millions):

	Equity Index Options
	Contract or Notional Amount	Fair Value	Liabilities
2020	$21,035.1	$785.6	$21,249.6
2019	$21,741.0	$896.2	$25,428.0

Equity index options are contracts that give the purchaser the right, but not the obligation, to buy or sell securities at a specified price during a specified period. GALIC’s equity index options backing fixed-indexed and variable-indexed annuities are based on existing market index (generally the S&P 500) with a notional value of $21,398.3 million and expire ratably in 2021 and 2022. The Company recognized a change in unrealized loss of ($38.2) million and a change in unrealized gain of $691.2 million on these options in 2020 and 2019, respectively. Under the indexed annuity products, the crediting rate is linked to changes in the equity indices or Exchanged Traded Funds (ETF) for specified periods and participation rates. The prices of the options purchased are calculated with reference to the underlying index or ETF, participation rates, caps, floors, durations and notional amounts of the underlying contracts. As a purchaser of options, GALIC pays, at the beginning of the contract, a premium for transferring the risk of an unfavorable change in the price of the underlying financial instrument. The liabilities summarized above represent the reserves for GALIC’s fixed-indexed annuities.

As of December 31, 2020, GALIC has entered into nine interest rate swaps to mitigate interest rate risk related to certain floating-rate securities included in GALIC’s portfolio of fixed maturity securities. The purpose of each of these swaps is to effectively convert a portion of GALIC’s floating-rate fixed maturity securities to fixed rates by offsetting the variability in cash flows attributable to changes in short-term LIBOR. Under the terms of the swaps, GALIC receives fixed rate interest payments in exchange for variable interest payments based on short-term LIBOR. The notional amounts of the interest rate swaps generally decline over each swap’s respective life (the swaps expire between December 2023 and June 2030) in anticipation of the expected decline in GALIC’s portfolio of fixed maturity securities with floating interest rates based on short-term LIBOR ($1,625.0 million and $1,978.0 million notional amount at December 31, 2020 and December 31, 2019, respectively). The Company recognized a change in unrealized gain of $57.2 million and $75.0 million on these interest rate swaps in 2020 and 2019, respectively. The Company terminated three interest rate swaps and recognized realized gains of $16.5 million in 2020. The fair value of the interest rate swaps in an asset position, included in derivative instruments, was $102.1 million and $49.5 million at December 31, 2020 and 2019, respectively. The fair value of the interest rate swaps in a liability position, included in other liabilities, was zero and ($4.6) million at December 31, 2020 and 2019, respectively.

The Company’s equity index options and interest rate swaps, fair value hedges that are not accounted for using hedge accounting, are accounted for at fair value with the change in fair value recorded as unrealized capital gains (losses) reported in surplus. The net change in unrealized capital gains (losses) on contracts that do not qualify for hedge accounting, the equity index options and interest rate swaps above, were $19.0 million in 2020 and $766.2 million in 2019.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

E. OTHER FINANCIAL INSTRUMENTS (CONTINUED)

GALIC receives collateral from certain counterparties to support its purchased call option assets (net of collateral required under put option contracts with the same counterparties). This collateral ($351.3 million at December 31, 2020 and $576.7 million at December 31, 2019) is shown as funds held as collateral in GALIC’s Balance Sheet with an offsetting liability to return the collateral, which is included in liability for funds held as collateral.

The Company became a member of the Federal Home Loan Bank (“FHLB”) on August 14, 2009. The FHLB makes advances and provides other banking services to member institutions. The Company owned $30.0 million of FHLB Class B membership stock at December 31, 2020 and 2019. The Company has no membership stock eligible for redemption. Through its association with the FHLB and by purchasing a set amount of FHLB stock, the Company can enter into deposit-type contracts with the FHLB known as funding agreements.

In 2020, the FHLB advanced GALIC $200.0 million and GALIC repaid $165.0 million to the FHLB. In 2019, GALIC refinanced the terms on advances totaling $610.0 million. At December 31, 2020 and December 31, 2019, GALIC had $1,131.0 and $1,096.0 million, respectively (the maximum amount of borrowings, as permitted by the FHLB, during the reporting period was $1,256.0 million) in outstanding advances from the FHLB (included in liability for deposit-type contracts), bearing interest at rates ranging from 0.31% to 1.35% (average rate of 0.53% at December 31, 2020). The Company paid interest of approximately $11.0 million and $27.2 million on these advances in 2020 and 2019, respectively. These advances must be repaid between 2021 and 2025 ($931.0 million in 2021 and $200.0 million in 2025), but the Company has the option to prepay all or a portion of the advances on a monthly basis. The Company has invested the proceeds from the advances in bonds for the purpose of earning a spread over the interest payments due to the FHLB. Per the funding agreement, the Company was required to purchase 259,200 shares ($25.9 million) of FHLB activity stock.

The Company also posted collateral to the FHLB of assets with a fair value and carrying value of approximately $1,373.6 million and $1,299.6 million, respectively, as of December 31, 2020. The Company’s FHLB borrowing capacity is based on the Company’s estimate of collateral eligible to be pledged with the FHLB. The deposit contract liabilities, reported in liability for deposit-type contracts in the balance sheet, and related assets are accounted for in the Company’s general account.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

F. REINSURANCE

The Company is contingently liable with respect to reinsurance ceded in that the liability for such reinsurance would become that of the Company upon failure of any reinsurer to meet its obligations under a particular reinsurance agreement. The Company currently reinsures its ordinary life insurance, LTC, other health products and a portion of fixed and fixed-indexed annuity products. The maximum amount the Company would retain on any single life insurance policy is $250,000.

Effective January 1, 2007, GALIC entered into a reinsurance agreement with Loyal American Life Insurance Company (“Loyal”), at the time an indirect wholly-owned insurance subsidiary domiciled in Ohio, whereby Loyal cedes 100% of certain fixed-indexed annuity business written to GALIC. Annuity reserves assumed by GALIC under this agreement were $16.7 million and $17.9 million at December 31, 2021 and 2020, respectively.

On August 31, 2012, in conjunction with and prior to the sale of certain affiliated insurance companies to Cigna, the Company entered into a reinsurance agreement with Cigna which ceded 100% of all accident and health policies, excluding LTC. Under this agreement, all activity on these policies after existing reinsurance is ceded to Loyal, a Cigna subsidiary and one of the sold companies.

Also effective August 31, 2012, the Company entered into an agreement to retrocede 90% of the life and annuity business assumed from Loyal to Hannover Life Reassurance Company of America. This business was previously reinsured directly from Loyal to Hannover Life Reassurance of Ireland. This transaction did not have any significant impact on the operations and capital of GALIC.

The Company entered into a coinsurance agreement with Great American Life Assurance Company (“GALAC”), an affiliated life insurance company domiciled in Ohio, effective June 30, 2011. Under this agreement the Company assumes 100% of GALAC’s life and annuity business, with statutory reserves of approximately $4.9 million and $5.2 million at December 31, 2021 and 2020, respectively. GALAC was sold to an unaffiliated insurance company on July 3, 2012, re-domiciled in Iowa, and is currently named Accordia Life and Annuity Company.

The Company entered into a coinsurance agreement with United Teacher Associates Insurance Company (“UTAIC”), a life insurance company domiciled in Texas, effective October 31, 2015. Under this agreement the Company assumes 100% of UTAIC’s life, annuity, and LTC business issued in the state of Florida. Effective December 31, 2016, UTAIC merged into Continental General Insurance Company, a life insurance company domiciled in Texas. Assumed reserves under this agreement were approximately $52.1 million and $51.4 million at December 31, 2021 and 2020, respectively.

The Company entered into a quota share indemnity reinsurance agreement on fixed-indexed annuity policies with Hannover Life Reassurance Company of America effective December 31, 2018. The reinsurance treaty transfers risk of certain surrender activity in GALIC’s fixed-indexed annuity business. This treaty reduces statutory capital and surplus volatility related to GALIC’s fixed-indexed annuity policies from stock market fluctuations, which could impact the Company’s risk-based capital. As of December 31, 2021, under this treaty the Company ceded $175.9 million of annuity reserves which resulted in a $0.2 million decrease in surplus in 2021 (through an after-tax reserve credit). Ceded reserves under this agreement as of December 31, 2020 were approximately $176.1 million which resulted in a $15.1 million increase in surplus in 2020 (through an after-tax reserve credit).

The Company entered into a flow coinsurance agreement with Commonwealth Annuity and Life Insurance Company (“Commonwealth”), a subsidiary of Global Atlantic Financial Group, effective May 7, 2020. Under this agreement, the Company cedes certain newly issued traditional fixed and fixed-indexed annuities on a quota share coinsurance basis with such quota share percentages being up to 50%. The Company has ceded approximately $1,038.4 million of deferred annuity reserves to Commonwealth under this agreement at December 31, 2021.

The Company entered into a block coinsurance agreement with Commonwealth effective October 1, 2020. Under this agreement the Company ceded approximately $5.7 billion of deferred annuity reserves and transferred investments with a statutory carrying value of approximately $5.7 billion and market value of approximately $6.1 billion to Commonwealth. The Company has ceded approximately $5.2 billion of deferred annuity reserves under this agreement at December 31, 2021.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

F. REINSURANCE (CONTINUED)

The Company has reinsured with various insurance companies approximately $6,688.0 million and $6,501.1 million of reserves at December 31, 2021 and 2020, respectively.

The termination of all reinsurance agreements at either December 31, 2021 or 2020 would produce a reduction in statutory surplus of approximately $139.0 million (after tax).

The effect of reinsurance on premiums and annuity considerations for the years ended December 31 is as follows (in millions):

	2021	2020
Direct premiums and annuity considerations	$5,797.3	$3,988.6
Reinsurance assumed	4.2	12.9
Reinsurance ceded	(774.5)	(6,717.5)

Net premium and annuity considerations	$5,027.0	$(2,716.0)

The effect of reinsurance on benefits paid to policyholders and withdrawals on deposit-type contract funds during the years ended December 31 is as follows (in millions):

	2021	2020
Direct benefits paid to policyholders and withdrawals on deposit-type contracts	$3,959.4	$3,301.5
Reinsurance assumed	26.2	28.2
Reinsurance ceded	(798.9)	(283.8)

Net benefits paid to policyholders and withdrawals on deposit-type contracts	$3,186.7	$3,045.9

PRIOR YEAR INFORMATION

The Company is contingently liable with respect to reinsurance ceded in that the liability for such reinsurance would become that of the Company upon failure of any reinsurer to meet its obligations under a particular reinsurance agreement. The Company currently reinsures its ordinary life insurance, LTC, other health products and a portion of fixed and fixed-indexed annuity products. The maximum amount the Company would retain on any single life insurance policy is $250,000.

Effective January 1, 2007, GALIC entered into a reinsurance agreement with Loyal American Life Insurance Company (“Loyal”), at the time an indirect wholly-owned insurance subsidiary domiciled in Ohio, whereby Loyal cedes 100% of certain fixed-indexed annuity business written to GALIC. Annuity reserves assumed by GALIC under this agreement were $17.9 million and $20.0 million at December 31, 2020 and 2019, respectively.

On August 31, 2012, in conjunction with and prior to the sale of certain affiliated insurance companies to Cigna, the Company entered into a reinsurance agreement with Cigna which ceded 100% of all accident and health policies, excluding LTC. Under this agreement, all activity on these policies after existing reinsurance is ceded to Loyal, a Cigna subsidiary and one of the sold companies.

Also effective August 31, 2012, the Company entered into an agreement to retrocede 90% of the life and annuity business assumed from Loyal to Hannover Life Reassurance Company of America. This business was previously reinsured directly from Loyal to Hannover Life Reassurance of Ireland. This transaction did not have any significant impact on the operations and capital of GALIC.

The Company entered into a coinsurance agreement with Great American Life Assurance Company (“GALAC”), an affiliated life insurance company domiciled in Ohio, effective June 30, 2011. Under this agreement the Company assumes 100% of GALAC’s life and annuity business, with statutory reserves of approximately $5.2 million and $5.7 million at December 31, 2020 and 2019, respectively. GALAC was sold to an unaffiliated insurance company on July 3, 2012, re-domiciled in Iowa, and is currently named Accordia Life and Annuity Company.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

F. REINSURANCE (CONTINUED)

The Company entered into a coinsurance agreement with United Teacher Associates Insurance Company (“UTAIC”), a life insurance company domiciled in Texas, effective October 31, 2015. Under this agreement the Company assumes 100% of UTAIC’s life, annuity, and LTC business issued in the state of Florida. Effective December 31, 2016, UTAIC merged into Continental General Insurance Company, a life insurance company domiciled in Texas. Assumed reserves under this agreement were approximately $51.4 million and $49.8 million at December 31, 2020 and 2019, respectively.

The Company entered into a quota share indemnity reinsurance agreement on fixed-indexed annuity policies with Hannover Life Reassurance Company of America effective December 31, 2018. The reinsurance treaty transfers risk of certain surrender activity in GALIC’s fixed-indexed annuity business. This treaty reduces statutory capital and surplus volatility related to GALIC’s fixed-indexed annuity policies from stock market fluctuations, which could impact the Company’s risk-based capital and the amount of dividends payable to AFG in future periods. As of December 31, 2020, under this treaty the Company ceded $176.1 million of annuity reserves which resulted in a $15.1 million increase in surplus in 2020 (through an after-tax reserve credit). Ceded reserves under this agreement as of December 31, 2019 were approximately $157.0 million which resulted in a $386.2 million decrease in surplus in 2019 (through an after-tax reserve credit).

The Company entered into a flow coinsurance agreement with Commonwealth Annuity and Life Insurance Company (“Commonwealth”), a subsidiary of Global Atlantic Financial Group, effective May 7, 2020. Under this agreement, the Company cedes certain newly issued traditional fixed and fixed-indexed annuities on a quota share coinsurance basis with such quota share percentages being up to 50%. The Company has ceded approximately $446.4 million of deferred annuity reserves to Commonwealth under this agreement at December 31, 2020.

The Company entered into a block coinsurance agreement with Commonwealth effective October 1, 2020. Under this agreement the Company ceded approximately $5.7 billion of deferred annuity reserves and transferred investments with a statutory carrying value of approximately $5.7 billion and market value of approximately $6.1 billion to Commonwealth. The Company has ceded approximately $5.6 billion of deferred annuity reserves under this agreement at December 31, 2020.

The Company has reinsured with various insurance companies approximately $6,501.1 million and $527.9 million of reserves at December 31, 2020 and 2019, respectively.

The termination of all reinsurance agreements at December 31, 2020 and 2019 would produce a reduction in statutory surplus of approximately $139.1 million (after tax) and $124.0 million (after tax), respectively.

The effect of reinsurance on premiums and annuity considerations for the years ended December 31 is as follows (in millions):

	2020	2019
Direct premiums and annuity considerations	$3,988.6	$4,823.8
Reinsurance assumed	12.9	7.7
Reinsurance ceded	(6,717.5)	(127.1)

Net premium and annuity considerations	$(2,716.0)	$4,704.4

The effect of reinsurance on benefits paid to policyholders and withdrawals on deposit-type contract funds during the years ended December 31 is as follows (in millions):

	2020	2019
Direct benefits paid to policyholders and withdrawals on deposit-type contracts	$3,301.5	$3,064.6
Reinsurance assumed	28.2	33.6
Reinsurance ceded	(283.8)	(79.8)

Net benefits paid to policyholders and withdrawals on deposit-type contracts	$3,045.9	$3,018.4

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

G. FEDERAL INCOME TAXES

The components of the net deferred tax assets at December 31 are as follows (in millions):

	2021	2020	Change
DTAs resulting in book/tax differences in:
Ordinary:
Deferred acquisition costs	$48.4	$39.9	$8.5
Reserves	159.8	140.5	19.3
Deferred compensation	0.3	0.9	(0.6)
Accrued expenses	6.2	4.5	1.7
Other	5.2	3.2	2.0

Total ordinary DTAs	219.9	189.0	30.9

Capital:
Security-related adjustments	—	4.2	(4.2)

Total capital DTAs	—	4.2	(4.2)

Total DTAs	219.9	193.2	26.7
Deferred tax assets nonadmitted	(14.6)	—	(14.6)

Admitted DTAs	205.3	193.2	12.1

DTLs resulting in book/tax differences in:
Ordinary:
Section 807(f) amortization	4.9	6.9	(2.0)
Depreciation/other	4.4	8.2	(3.8)
Reserve transition adjustment	44.1	55.1	(11.0)

Total ordinary DTLs	53.4	70.2	(16.8)

Capital:
Unrealized gains	86.1	84.0	2.1
Security-related adjustments	4.1	—	4.1

Total capital DTLs	90.2	84.0	6.2

Total DTLs	143.6	154.2	(10.6)

Total net deferred admitted tax assets	$61.7	$39.0	$22.7

Change in deferred tax assets nonadmitted	$(14.6)	$12.4

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

G. FEDERAL INCOME TAXES (CONTINUED)

The results of the admissibility calculations at December 31 are as follows (in millions):

	2021			2020			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
a. Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—	$—	$4.2	$4.2	$—	$(4.2)	$(4.2)

b.  Adjust ed gross deferred tax assets expected to be realized (excluding the amount of deferred tax assets from (a) above) after application of the threshold limitation. (The lesser of (b)1 and (b)2 below)

	61.7	—	61.7	53.1	—	53.1	8.6	—	8.6
1. Adjusted gross deferred tax assets expected to be realized following the balance sheet date	61.7	—	61.7	53.1	—	53.1	8.6	—	8.6
2. Adjusted gross deferred tax assets allowed per limitation threshold	XXX	XXX	418.2	XXX	XXX	429.8	XXX	XXX	(11.6)
c. Adjust ed gross deferred tax assets (excluding the amount of deferred tax assets from (a) and (b) above) offset by gross deferred tax liabilities	53.4	90.2	143.6	70.2	65.7	135.9	(16.8)	24.5	7.7

d. Deferred tax assets admitted as the result of application of SSAP No. 101	$115.1	$90.2	$205.3	$123.3	$69.9	$193.2	$(8.2)	$20.3	$12.1

The other admissibility criteria for the Company are as follows (dollars in millions):

	2021	2020
a. Ratio percentage used to determine recovery period and threshold limitation amount	791%	810%
b. Amount of adjusted capital and surplus used to determine recovery period and threshold limitation in the table above	$2,788.3	$2,865.5

The Company’s tax planning strategy had no impact on the adjusted gross DTA and net admitted adjusted gross DTA at December 31, 2021 and does not include the use of reinsurance. The provision for incurred income taxes on operating earnings and capital gains and the change in DTAs and DTLs for the years ended December 31 are as follows (in millions):

	2021	2020
Current federal income tax expense (benefit) on operations	$45.5	$(61.9)
Federal income tax expense on net realized capital gains	118.3	118.0

Total federal income tax expense	$163.8	$56.1

Change in DTAs	$26.7	$(7.7)
Change in DTLs	(10.6)	0.9

Change in net deferred federal income tax asset	$37.3	$(8.6)

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

G. FEDERAL INCOME TAXES (CONTINUED)

The Company’s income tax expense and change in DTA/DTL for the year ended December 31 differs from the amount obtained by applying the federal statutory rate of 21% to income from operations before federal income taxes for the following reasons (in millions):

	2021	2020
Provision computed at statutory rate (operations and realized gains/losses, excluding amortization of IMR)	$112.0	$54.5

Permanent differences:
Company-owned life insurance	(1.3)	(1.3)
Dividend received deduction	(0.7)	(7.9)
Stock options	(0.2)	(0.1)
Tax exempt interest	(1.8)	(2.3)
Provision to return adjustments	—	(0.2)
Other	0.6	0.5

Total permanent differences	(3.4)	(11.3)

Timing adjustments:
Investment differences	(1.4)	30.0
Reserves	43.8	11.1
DAC tax adjustment	8.5	(10.6)
Accounts payable	-	0.2
Provision to return adjustments	(20.0)	(9.3)
Sale of real estate and subs	20.1	—
Other	5.7	0.2

Total timing adjustments	56.7	21.6

Other adjustments:
Unrealized loss on equity index options	(1.6)	(8.0)
Miscellaneous items	0.1	(0.7)

Total other adjustments	(1.5)	(8.7)

Federal income tax expense on operations and realized gains	$163.8	$56.1

Federal income tax expense on operations and realized gains	$163.8	$56.1
Change in net deferred tax assets (excluding unrealized)	(39.4)	(21.7)

Total statutory income tax expense (excluding unrealized)	$124.4	$34.4

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

G. FEDERAL INCOME TAXES (CONTINUED)

As of December 31, 2021 and 2020, the Company does not have any operating loss carryforwards available to offset future net income subject to federal income taxes. As of December 31, 2021, the Company does not have a pretax capital loss carryforward.

The following are income taxes incurred in the current and prior years that will be available for recoupment in the event of future net losses (in millions):

Year	Operations	Realized Gains	Total
12-2021	$—	$15.4	$15.4
05-2021	$—	$102.9	$102.9
2020	$—	$52.4	$52.4

As of December 31, 2021, GALIC’s 2013-2021 tax years remain subject to examination by the IRS.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

G. FEDERAL INCOME TAXES (CONTINUED)

PRIOR YEAR INFORMATION

The components of the net deferred tax assets at December 31 are as follows (in millions):

	2020	2019	Change
DTAs resulting in book/tax differences in:
Ordinary:
DAC premium tax	$39.9	$50.5	$(10.6)
Reserves	140.5	142.4	(1.9)
Deferred compensation	0.9	0.7	0.2
Accrued expenses	4.5	4.1	0.4
Other	3.2	3.2	—

Total ordinary DTAs	189.0	200.9	(11.9)

Capital:
Security-related adjustments	4.2	—	4.2

Total capital DTAs	4.2	—	4.2

Total DTAs	193.2	200.9	(7.7)
Deferred tax assets nonadmitted	—	(12.4)	12.4
Admitted DTAs	193.2	188.5	4.7

DTLs resulting in book/tax differences in:
Ordinary:
Section 807(f) amortization	6.9	8.9	(2.0)
Depreciation/other	8.2	8.6	(0.4)
Reserve transition adjustment	55.1	66.1	(11.0)

Total ordinary DTLs	70.2	83.6	(13.4)

Capital:
Unrealized gains	84.0	53.7	30.3
Security-related adjustments	—	16.0	(16.0)

Total capital DTLs	84.0	69.7	14.3

Total DTLs	154.2	153.3	0.9

Total net deferred admitted tax assets	$39.0	$35.2	$3.8

Change in deferred tax assets nonadmitted	$12.4	$(12.4)

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

G. FEDERAL INCOME TAXES (CONTINUED)

The results of the admissibility calculations at December 31 are as follows (in millions):

	2020			2019			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
a. Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$4.2	$4.2	$—	$—	$—	$—	$4.2	$4.2

b.  Adjusted gross deferred tax assets expected to be realized (excluding the amount of deferred tax assets from (a) above) after application of the threshold limitation. (The lesser of (b)1 and (b)2 below)

	53.1	—	53.1	35.2	—	35.2	17.9	—	17.9
1. Adjusted gross deferred tax assets expected to be realized following the balance sheet date	53.1	—	53.1	35.2	—	35.2	17.9	—	17.9
2. Adjusted gross deferred tax assets allowed per limitation threshold	XXX	XXX	429.8	XXX	XXX	418.8	XXX	XXX	11.0
c. Adjusted gross deferred tax assets (excluding the amount of deferred tax assets from (a) and (b) above) offset by gross deferred tax liabilities	70.2	65.7	135.9	83.6	69.7	153.3	(13.4)	(4.0)	(17.4)

d. Deferred tax assets admitted as the result of application of SSAP No. 101	$123.3	$69.9	$193.2	$118.8	$69.7	$188.5	$4.5	$0.2	$4.7

The other admissibility criteria for the Company are as follows (dollars in millions):

	2020	2019
a. Ratio percentage used to determine recovery period and threshold limitation amount	810%	755%
b. Amount of adjusted capital and surplus used to determine recovery period and threshold limitation in the table above	$2,865.5	$2,792.0

The Company’s tax planning strategy had no impact on the adjusted gross DTA and net admitted adjusted gross DTA at December 31, 2020 and does not include the use of reinsurance. The provision for incurred income taxes on operating earnings and capital gains and the change in DTAs and DTLs for the years ended December 31 are as follows (in millions):

	2020	2019
Current federal income tax (benefit) expense on operations	$(61.9)	$130.5
Federal income tax expense on net realized capital gains	118.0	15.3

Total federal income tax expense	$56.1	$145.8

Change in DTAs	$(7.7)	$76.6
Change in DTLs	0.9	37.6

Change in net deferred federal income tax asset	$(8.6)	$39.0

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

G. FEDERAL INCOME TAXES (CONTINUED)

The Company’s income tax expense and change in DTA/DTL for the year ended December 31 differs from the amount obtained by applying the federal statutory rate of 21% to income from operations before federal income taxes for the following reasons (in millions):

	2020	2019
Provision computed at statutory rate (operations and realized gains/losses, excluding amortization of IMR)	$54.5	$34.2

Permanent differences:
Company-owned life insurance	(1.3)	(1.2)
Dividend received deduction	(7.9)	(0.6)
Stock options	(0.1)	(0.3)
Tax exempt interest	(2.3)	(2.3)
Provision to return adjustments	(0.2)	(0.1)
Ceding commission	—	(107.2)
Other	0.5	0.3

Total permanent differences	(11.3)	(111.4)

Timing adjustments:
Investment differences	30.0	(9.8)
Reserves	11.1	85.4
DAC tax adjustment	(10.6)	4.3
Accounts payable	0.2	0.1
Provision to return adjustments	(9.3)	(2.2)
Other	0.2	(0.1)

Total timing adjustments	21.6	77.7

Other adjustments:
Unrealized gain (loss) on equity index options	(8.0)	145.2
Miscellaneous items	(0.7)	0.1

Total other adjustments	(8.7)	145.3

Federal income tax expense on operations and realized gains	$56.1	$145.8

Federal income tax expense on operations and realized gains	$56.1	$145.8
Change in net deferred tax assets (excluding unrealized)	(21.7)	(78.5)

Total statutory income tax expense (excluding unrealized)	$34.4	$67.3

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

G. FEDERAL INCOME TAXES (CONTINUED)

As of December 31, 2020 and 2019, the Company does not have any operating loss carryforwards available to offset future net income subject to federal income taxes. As of December 31, 2020, the Company does not have a pretax capital loss carryforward.

The following are income taxes incurred in the current and prior years that will be available for recoupment in the event of future net losses (in millions):

Year	Operations	Realized Gains	Total
2020	$—	$72.5	$72.5
2019	$—	$15.1	$15.1
2018	$—	$11.9	$11.9

As of December 31, 2020, AFG’s consolidated federal income tax returns for the 2013 through 2020 tax years remain subject to examination by the IRS.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

H. RELATED PARTY TRANSACTIONS

Certain administrative, management, accounting, actuarial, data processing, underwriting, claim, collection and investment services are provided under agreements between GALIC and affiliates at charges not unfavorable to GALIC or the insurance affiliates. The net amount received from affiliates was $14.4 million in 2021 and the net amount paid to affiliates was $34.4 million in 2020, included in general insurance expenses in the Statement of Operations.

As of May 28, 2021, the Company has an agreement with Barings, LLC, an affiliate, which provides investment advisory services to the Company. GALIC expensed investment management charges related to Barings, LLC of $27.5 million during the last seven months of 2021, included in net investment income in the Statement of Operations.

Prior to that agreement and to the sale of the Company to MassMutual, the Company and affiliated insurance companies had contracts with American Money Management Corporation (“AMMC”), which, subject to the direction of the Finance Committee, provided for management and accounting services related to the investment portfolios. GALIC expensed investment management charges related to AMMC of $4.0 million and $7.6 million in 2021 and 2020, respectively, included in net investment income in the Statement of Operations.

For the first five months of 2021, AFG provided retirement benefits to qualified employees of participating companies through the AFG 401(k) Retirement and Savings Plan, a defined contribution plan. AFG made all contributions to the retirement fund portion of the plan and matched a percentage of employee contributions to the savings fund. Company contributions were expensed in the year for which they were declared. Beginning in June of 2021, the Company participates in the retirement plans of GALIC. GALIC sponsors funded (qualified 401(k) thrift savings) and unfunded (nonqualified deferred compensation thrift savings) defined contribution plans for its employees and retirees. The qualified 401(k) thrift savings plan’s net assets available for benefits were $34.8 million as of December 31, 2021. The Company matches a percentage of employee contributions to the qualified 401(k) thrift savings plan. GALIC expensed approximately $3.4 million in 2021 and $1.8 million in 2020 for its retirement and employee savings plan.

In contemplation of the sale of GALIC to Glidepath, a condition to the sale agreement was that GALIC sell certain assets to AFG prior to sale, representing approximately $66 million of directly owned real estate and approximately $405 million of Schedule BA assets. The proceeds from these sales were approximately $579 million and the net gain recognized by GALIC as a result of these sales was approximately $108 million (all on Schedule BA assets) recognized in the accompanying statements of operations statutory-basis.

GALIC has an agreement with Great American Advisors, Inc. (“GAA”), a wholly-owned subsidiary of GALIC, whereby GAA is the principal underwriter and distributor of GALIC’s registered index-linked annuity contracts. GALIC pays GAA for acting as underwriter under a distribution agreement. GALIC paid $32.3 million in 2021 to GAA, 97% of which was paid to other broker/dealers as commissions. The remaining 3% of GALIC commissions were paid to registered representatives of GAA. GAA exited the retail brokerage business on August 3, 2010 after GALIC announced a definitive agreement with Lincoln Investment Planning, Inc., an independent broker dealer.

The Company paid $300.0 million and $285.0 million in dividends to GAFRI, its former parent, during 2021 and 2020, respectively.

PRIOR YEAR INFORMATION

The Company and affiliated insurance companies have contracts with American Money Management Corporation, which, subject to the direction of the Finance Committees, provide for management and accounting services related to the investment portfolios. GALIC expensed investment management charges of $7.6 million and $10.3 million in 2020 and 2019, respectively, included in net investment income in the Statement of Operations.

Certain administrative, management, accounting, actuarial, data processing, underwriting, claim, collection and investment services are provided under agreements between GALIC and affiliates at charges not unfavorable to GALIC or the insurance affiliates. The net amount paid to affiliates was $34.4 million and $32.3 million in 2020 and 2019, respectively, included in general insurance expenses in the Statement of Operations.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

H. RELATED PARTY TRANSACTIONS (CONTINUED)

AFG provides retirement benefits to qualified employees of participating companies through the AFG 401(k) Retirement and Savings Plan, a defined contribution plan. AFG makes all contributions to the retirement fund portion of the plan and matches a percentage of employee contributions to the savings fund. Company contributions are expensed in the year for which they are declared. AFG and certain of its subsidiaries provide health care and life insurance benefits to eligible retirees. The projected future cost of providing these benefits is expensed over the period employees earn such benefits. GALIC expensed approximately $1.8 million in 2020 and $2.2 million in 2019 for its retirement and employee savings plan.

GALIC has an agreement with Great American Advisors, Inc. (“GAA”), a wholly-owned subsidiary of GAFRI, whereby GAA is the principal underwriter and distributor of GALIC’s variable-indexed annuity contracts. GALIC pays GAA for acting as underwriter under a distribution agreement. GALIC paid $7.4 million in 2020 to GAA, 96% of which was paid to other broker/dealers as commissions. The remaining 4% of GALIC commissions were paid to registered representatives of GAA. GAA exited the retail brokerage business on August 3, 2010 after GAFRI announced a definitive agreement with Lincoln Investment Planning, Inc., an independent broker dealer.

The Company paid $285.0 million and $140.0 million in dividends to GAFRI, its parent, during 2020 and 2019, respectively.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

I. ANNUITY RESERVES AND DEPOSIT-TYPE FUNDS

At December 31, 2021, GALIC’s annuity (individual and group) reserves and deposit-type funds that are subject to discretionary withdrawal (with adjustment), subject to discretionary withdrawal (without adjustment), and not subject to discretionary withdrawal are summarized as follows (in millions):

A. Individual Annuities:

	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$12,355.1	$—	$—	$12,355.1	32.8%
b. At book value less current surrender charge of 5% or more	9,743.2	—	—	9,743.2	25.9%
c. At fair value	—	—	52.7	52.7	0.1%

d. Total with market value adjustment or at fair value (total of a through c)	22,098.3	—	52.7	22,151.0	58.8%
e. At book value without adjustment (minimal or no charge or adjustment)	13,781.4	—	—	13,781.4	36.6%
2. Not subject to discretionary withdrawal	1,715.5	—	—	1,715.5	4.6%

3. Total (gross: direct + assumed)	37,595.2	—	52.7	37,647.9	100.0%

4. Reinsurance ceded	6,378.2	—	—	6,378.2

5. Total (net) (3) - (4)	31,217.0	—	52.7	31,269.7

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$3,198.2	$—	$—	$—

B. Group Annuities:

	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0.0%
b. At book value less current surrender charge of 5% or more	120.2	—	—	120.2	6.5%
c. At fair value	—	—	—	—	0.0%

d. Total with market value adjustment or at fair value (total of a through c)	120.2	—	—	120.2	6.5%
e. At book value without adjustment (minimal or no charge or adjustment)	735.1	—	—	735.1	39.9%
2. Not subject to discretionary withdrawal	988.4	—	—	988.4	53.6%

3. Total (gross: direct + assumed)	1,843.7	—	—	1,843.7	100.0%

4. Reinsurance ceded	1.7	—	—	1.7

5. Total (net) (3) - (4)	1,842.0	—	—	1,842.0

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$2.9	$—	$—	$—

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

I. ANNUITY RESERVES AND DEPOSIT-TYPE FUNDS (CONTINUED)

C. Deposit-Type Funds
(no life contingencies):
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0.0%
b. At book value less current surrender charge of 5% or more	—	—	—	—	0.0%
c. At fair value	—	—	—	—	0.0%

d. Total with market value adjustment or at fair value (total of a through c)	—	—	—	—	0.0%
e. At book value without adjustment (minimal or no charge or adjustment)	—	—	—	—	0.0%
2. Not subject to discretionary withdrawal	592.3	—	—	592.3	100.0%

3. Total (gross: direct + assumed)	592.3	—	—	592.3	100.0%

4. Reinsurance ceded	0.2	—	—	0.2

5. Total (net) (3) - (4)	592.1	—	—	592.1

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$—	$—	$—	$—

D. Reconciliation to total annuity reserves and deposit-type funds:
Net annuity reserves	$33,058.1
Net supplementary contracts	0.9
Deposit-type funds	592.1
Separate account nonguaranteed liabilities	52.7

Total	$33,703.8

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

I. ANNUITY RESERVES AND DEPOSIT-TYPE FUNDS (CONTINUED)

At December 31, 2020, GALIC’s annuity reserves and deposit-type funds that are subject to discretionary withdrawal (with adjustment), subject to discretionary withdrawal (without adjustment), and not subject to discretionary withdrawal are summarized as follows (in millions):

A. Individual Annuities:

	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$8,324.2	$—	$—	$8,324.2	24.2%
b. At book value less current surrender charge of 5% or more	12,188.0	—	—	12,188.0	35.5%
c. At fair value	—	—	15.9	15.9	0.0%

d. Total with market value adjustment or at fair value (total of a through c)	20,512.2	—	15.9	20,528.1	59.7%
e. At book value without adjustment (minimal or no charge or adjustment)	12,355.7	—	—	12,355.7	36.0%
2. Not subject to discretionary withdrawal	1,494.6	—	—	1,494.6	4.3%

3. Total (gross: direct + assumed)	34,362.5	—	15.9	34,378.4	100.0%

4. Reinsurance ceded	6,166.5	—	—	6,166.5

5. Total (net) (3) - (4)	28,196.0	—	15.9	28,211.9

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$3,022.9	$—	$—	$—

B. Group Annuities:

	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0.0%
b. At book value less current surrender charge of 5% or more	122.3	—	—	122.3	7.0%
c. At fair value	—	—	—	—	0.0%

d. Total with market value adjustment or at fair value (total of a through c)	122.3	—	—	122.3	7.0%
e. At book value without adjustment (minimal or no charge or adjustment)	748.2	—	—	748.2	42.7%
2. Not subject to discretionary withdrawal	883.3	—	—	883.3	50.3%

3. Total (gross: direct + assumed)	1,753.8	—	—	1,753.8	100.0%

4. Reinsurance ceded	1.7	—	—	1.7

5. Total (net) (3) - (4)	1,752.1	—	—	1,752.1

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$3.0	$—	$—	$—

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

I. ANNUITY RESERVES AND DEPOSIT-TYPE FUNDS (CONTINUED)

C. Deposit-Type Funds
(no life contingencies):
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0.0%
b. At book value less current surrender charge of 5% or more	—	—	—	—	0.0%
c. At fair value	—	—	—	—	0.0%

d. Total with market value adjustment or at fair value (total of a through c)	—	—	—	—	0.0%
e. At book value without adjustment (minimal or no charge or adjustment)	—	—	—	—	0.0%
2. Not subject to discretionary withdrawal	1,533.0	—	—	1,533.0	100.0%

3. Total (gross: direct + assumed)	1,533.0	—	—	1,533.0	100.0%

4. Reinsurance ceded	—	—	—	—

5. Total (net) (3) - (4)	1,533.0	—	—	1,533.0

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$—	$—	$—	$—

D. Reconciliation to total annuity reserves and deposit-type funds:
Net annuity reserves	$29,947.3
Net supplementary contracts	0.8
Deposit-type funds	1,533.0
Separate account nonguaranteed liabilities	15.9

Total	$31,497.0

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

I. ANNUITY RESERVES AND DEPOSIT-TYPE FUNDS (CONTINUED)

PRIOR YEAR INFORMATION

At December 31, 2020, GALIC’s annuity (individual and group) reserves and deposit-type funds that are subject to discretionary withdrawal (with adjustment), subject to discretionary withdrawal (without adjustment), and not subject to discretionary withdrawal are summarized as follows (in millions):

A. Individual Annuities:

	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$8,324.2	$—	$—	$8,324.2	24.2%
b. At book value less current surrender charge of 5% or more	12,188.0	—	—	12,188.0	35.5%
c. At fair value	—	—	15.9	15.9	0.0%

d. Total with market value adjustment or at fair value (total of a through c)	20,512.2	—	15.9	20,528.1	59.7%
e. At book value without adjustment (minimal or no charge or adjustment)	12,355.7	—	—	12,355.7	36.0%
2. Not subject to discretionary withdrawal	1,494.6	—	—	1,494.6	4.3%

3. Total (gross: direct + assumed)	34,362.5	—	15.9	34,378.4	100.0%

4. Reinsurance ceded	6,166.5	—	—	6,166.5

5. Total (net) (3) - (4)	28,196.0	—	15.9	28,211.9

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$3,022.9	$—	$—	$—

B. Group Annuities:

	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0.0%
b. At book value less current surrender charge of 5% or more	122.3	—	—	122.3	7.0%
c. At fair value	—	—	—	—	0.0%

d. Total with market value adjustment or at fair value (total of a through c)	122.3	—	—	122.3	7.0%
e. At book value without adjustment (minimal or no charge or adjustment)	748.2	—	—	748.2	42.7%
2. Not subject to discretionary withdrawal	883.3	—	—	883.3	50.3%

3. Total (gross: direct + assumed)	1,753.8	—	—	1,753.8	100.0%

4. Reinsurance ceded	1.7	—	—	1.7

5. Total (net) (3) - (4)	1,752.1	—	—	1,752.1

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$3.0	$—	$—	$—

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

I. ANNUITY RESERVES AND DEPOSIT-TYPE FUNDS (CONTINUED)

C. Deposit-Type Funds
(no life contingencies):
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0.0%
b. At book value less current surrender charge of 5% or more	—	—	—	—	0.0%
c. At fair value	—	—	—	—	0.0%

d. Total with market value adjustment or at fair value (total of a through c)	—	—	—	—	0.0%
e. At book value without adjustment (minimal or no charge or adjustment)	—	—	—	—	0.0%
2. Not subject to discretionary withdrawal	1,533.0	—	—	1,533.0	100.0%

3. Total (gross: direct + assumed)	1,533.0	—	—	1,533.0	100.0%

4. Reinsurance ceded	—	—	—	—

5. Total (net) (3) - (4)	1,533.0	—	—	1,533.0

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$—	$—	$—	$—

D. Reconciliation to total annuity reserves and deposit-type funds:
Net annuity reserves	$29,947.3
Net supplementary contracts	0.8
Deposit-type funds	1,533.0
Separate account nonguaranteed liabilities	15.9

Total	$31,497.0

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

I. ANNUITY RESERVES AND DEPOSIT-TYPE FUNDS (CONTINUED)

At December 31, 2019, GALIC’s annuity reserves and deposit-type funds that are subject to discretionary withdrawal (with adjustment), subject to discretionary withdrawal (without adjustment), and not subject to discretionary withdrawal are summarized as follows (in millions):

A. Individual Annuities:

	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$6,214.7	$—	$—	$6,214.7	18.9%
b. At book value less current surrender charge of 5% or more	15,172.5	—	—	15,172.5	46.1%
c. At fair value	—	—	5.3	5.3	0.0%

d. Total with market value adjustment or at fair value (total of a through c)	21,387.2	—	5.3	21,392.5	65.0%
e. At book value without adjustment (minimal or no charge or adjustment)	10,247.4	—	—	10,247.4	31.1%
2. Not subject to discretionary withdrawal	1,287.0	—	—	1,287.0	3.9%

3. Total (gross: direct + assumed)	32,921.6	—	5.3	32,926.9	100.0%

4. Reinsurance ceded	159.7	—	—	159.7

5. Total (net) (3) - (4)	32,761.9	—	5.3	32,767.2

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$3,550.5	$—	$—	$—

B. Group Annuities:

	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0.0%
b. At book value less current surrender charge of 5% or more	126.3	—	—	126.3	9.9%
c. At fair value	—	—	—	—	0.0%

d. Total with market value adjustment or at fair value (total of a through c)	126.3	—	—	126.3	9.9%
e. At book value without adjustment (minimal or no charge or adjustment)	751.6	—	—	751.6	58.7%
2. Not subject to discretionary withdrawal	402.5	—	—	402.5	31.4%

3. Total (gross: direct + assumed)	1,280.4	—	—	1,280.4	100.0%

4. Reinsurance ceded	1.8	—	—	1.8

5. Total (net) (3) - (4)	1,278.6	—	—	1,278.6

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$3.2	$—	$—	$—

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

I. ANNUITY RESERVES AND DEPOSIT-TYPE FUNDS (CONTINUED)

C. Deposit-Type Funds
(no life contingencies):
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1. Subject to discretionary withdrawal:
a. With market value adjustment	$—	$—	$—	$—	0.0%
b. At book value less current surrender charge of 5% or more	—	—	—	—	0.0%
c. At fair value	—	—	—	—	0.0%

d. Total with market value adjustment or at fair value (total of a through c)	—	—	—	—	0.0%
e. At book value without adjustment (minimal or no charge or adjustment)	—	—	—	—	0.0%
2. Not subject to discretionary withdrawal	1,509.1	—	—	1,509.1	100.0%

3. Total (gross: direct + assumed)	1,509.1	—	—	1,509.1	100.0%

4. Reinsurance ceded	—	—	—	—

5. Total (net) (3) - (4)	1,509.1	—	—	1,509.1

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$—	$—	$—	$—

D. Reconciliation to total annuity reserves and deposit-type funds:
Net annuity reserves	$34,039.7
Net supplementary contracts	0.7
Deposit-type funds	1,509.1
Separate account nonguaranteed liabilities	5.3

Total	$35,554.8

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

J. LIFE RESERVES

At December 31, 2021, GALIC’s account value, cash value and reserves for the breakouts of life insurance by withdrawal characteristics for general account products are summarized as follows (in millions):

	December 31, 2021
	General Account
	Account Value	Cash Value	Reserve
A. Subject to discretionary withdrawal, surrender values, or policy loans:
Universal Life	$107.3	$107.3	$110.5
Other Permanent Cash Value Life Insurance	—	52.4	53.7

B. Not subject to discretionary withdrawal or no cash values
Term Policies without Cash Value	XXX	XXX	254.7
Accidental Death Benefits	XXX	XXX	0.1
Disability - Active Lives	XXX	XXX	0.1
Disability - Disabled Lives	XXX	XXX	4.2
Miscellaneous Reserves	XXX	XXX	4.7

C. Total (gross: direct + assumed)	107.3	159.7	428.0

D. Reinsurance ceded	63.9	93.8	255.3

E. Total (net) (C) - (D)	$43.4	$65.9	$172.7

F.	Amount
Reconciliation to total life reserves:
Life insurance, total (net)	$168.0
Accidental death benefits, total (net)	0.1
Disability - active lives, total (net)	0.0
Disability - disabled lives, total (net)	1.5
Miscellaneous reserves, total (net)	3.1

Total	$172.7

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

J. LIFE RESERVES (CONTINUED)

At December 31, 2020, GALIC’s account value, cash value and reserves for the breakouts of life insurance by withdrawal characteristics for general account products are summarized as follows (in millions):

	December 31, 2020
	General Account
	Account Value	Cash Value	Reserve
A. Subject to discretionary withdrawal, surrender values, or policy loans:
Universal Life	$108.8	$108.7	$111.8
Other Permanent Cash Value Life Insurance	—	55.3	56.6

B. Not subject to discretionary withdrawal or no cash values
Term Policies without Cash Value	XXX	XXX	284.7
Accidental Death Benefits	XXX	XXX	0.1
Disability - Active Lives	XXX	XXX	0.1
Disability - Disabled Lives	XXX	XXX	4.6
Miscellaneous Reserves	XXX	XXX	5.2

C. Total (gross: direct + assumed)	108.8	164.0	463.1

D. Reinsurance ceded	67.4	98.9	283.5

E. Total (net) (C) - (D)	$41.4	$65.1	$179.6

F.	Amount
Reconciliation to total life reserves:
Life insurance, total (net)	$174.2
Accidental death benefits, total (net)	0.1
Disability - active lives, total (net)	0.0
Disability - disabled lives, total (net)	1.7
Miscellaneous reserves, total (net)	3.6

Total	$179.6

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

J. LIFE RESERVES

PRIOR YEAR INFORMATION

At December 31, 2020, GALIC’s account value, cash value and reserves for the breakouts of life insurance by withdrawal characteristics for general account products are summarized as follows (in millions):

	December 31, 2020
	General Account
	Account Value	Cash Value	Reserve
A. Subject to discretionary withdrawal, surrender values, or policy loans:
Universal Life	$108.8	$108.7	$111.8
Other Permanent Cash Value Life Insurance	—	55.3	56.6

B. Not subject to discretionary withdrawal or no cash values
Term Policies without Cash Value	XXX	XXX	284.7
Accidental Death Benefits	XXX	XXX	0.1
Disability - Active Lives	XXX	XXX	0.1
Disability - Disabled Lives	XXX	XXX	4.6
Miscellaneous Reserves	XXX	XXX	5.2

C. Total (gross: direct + assumed)	108.8	164.0	463.1

D. Reinsurance ceded	67.4	98.9	283.5

E. Total (net) (C) - (D)	$41.4	$65.1	$179.6

F.	Amount
Reconciliation to total life reserves:
Life insurance, total (net)	$174.2
Accidental death benefits, total (net)	0.1
Disability - active lives, total (net)	0.0
Disability - disabled lives, total (net)	1.7
Miscellaneous reserves, total (net)	3.6

Total	$179.6

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

J. LIFE RESERVES (CONTINUED)

At December 31, 2019, GALIC’s account value, cash value and reserves for the breakouts of life insurance by withdrawal characteristics for general account products are summarized as follows (in millions):

	December 31, 2019
	General Account
	Account Value	Cash Value	Reserve
A. Subject to discretionary withdrawal, surrender values, or policy loans:
Universal Life	$112.5	$112.3	$113.6
Other Permanent Cash Value Life Insurance	—	55.7	58.6

B. Not subject to discretionary withdrawal or no cash values
Term Policies without Cash Value	XXX	XXX	314.9
Accidental Death Benefits	XXX	XXX	0.1
Disability - Active Lives	XXX	XXX	0.1
Disability - Disabled Lives	XXX	XXX	4.5
Miscellaneous Reserves	XXX	XXX	5.9

C. Total (gross: direct + assumed)	112.5	168.0	497.7

D. Reinsurance ceded	70.5	103.5	320.4

E. Total (net) (C) - (D)	$42.0	$64.5	$177.3

F.	Amount
Reconciliation to total life reserves:
Life insurance, total (net)	$171.5
Accidental death benefits, total (net)	0.1
Disability - active lives, total (net)	0.0
Disability - disabled lives, total (net)	1.7
Miscellaneous reserves, total (net)	4.0

Total	$177.3

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

K. CAPITAL AND SURPLUS

The portion of the Company’s unassigned funds represented or reduced by each item below is as follows at December 31, 2021 (in millions):

Unrealized gains and losses (excluding subsidiaries)	$678.1
Nonadmitted asset values	$(27.2)
Asset valuation reserve	$(504.1)

Life/health insurance companies are subject to certain Risk-Based Capital (“RBC”) requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a life/health insurance company is to be determined based on the various risk factors related to it. At December 31, 2021, GALIC exceeds the RBC requirements.

The maximum amount of dividends which can be paid to stockholders by life insurance companies domiciled in the State of Ohio without prior approval of the Insurance Commissioner is the greater of 10% of surplus as regards policyholders or net income as of the preceding December 31, but only to the extent of earned surplus as of the preceding December 31. The maximum amount of dividends payable in 2022 without prior approval is $329.0 million based on net income as of the preceding December 31. At December 31, 2021, surplus as regards policyholders was $2,876.6 million, earned surplus was $2,061.4 million, and 2021 net income was $329.0 million.

PRIOR YEAR INFORMATION

The portion of the Company’s unassigned funds represented or reduced by each item below is as follows at December 31, 2020 (in millions):

Unrealized gains and losses (excluding subsidiaries)	$675.9
Nonadmitted asset values	$(6.5)
Asset valuation reserve	$(410.7)

Life/health insurance companies are subject to certain Risk-Based Capital (“RBC”) requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a life/health insurance company is to be determined based on the various risk factors related to it. At December 31, 2020, GALIC exceeds the RBC requirements.

The maximum amount of dividends which can be paid to stockholders by life insurance companies domiciled in the State of Ohio without prior approval of the Insurance Commissioner is the greater of 10% of surplus as regards policyholders or net income as of the preceding December 31, but only to the extent of earned surplus as of the preceding December 31. The maximum amount of dividends payable in 2021 without prior approval is $289.6 million based on 10% of surplus as regards policyholders as of the preceding December 31. At December 31, 2020, surplus as regards policyholders was $2,895.7 million, earned surplus was $2,081.7 million, and 2020 net income was $184.1 million.

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS (CONTINUED)

L. SEPARATE ACCOUNT

The Company utilizes a non-unitized separate account to record and account for assets and liabilities for individual registered index-linked annuities. GALIC maintains the separate account pursuant to the laws of Ohio for the purpose of supporting the obligation to adjust the indexed strategy values based on the daily value calculation or rise and fall of the index. The assets of the separate account are held in GALIC’s name on behalf of the separate account and legally belong to GALIC. The assets in the separate account are not chargeable with liabilities arising out of any other business the Company conducts. GALIC may invest these assets in hedging instruments, including derivative contracts as well as other assets permitted under state law (ORC 3907.15). To support the Company’s obligations to adjust the index strategy values, the Company may move funds between the separate account and the general account. GALIC is not obligated to invest the assets of the separate account according to any particular plan except as the Company may be required to by state insurance laws (GALIC does have a derivative use plan).

In accordance with the products and transactions recorded within the separate account, all assets are considered legally insulated from the general account and are not chargeable with liabilities incurred in any other business operation of the Company. As of December 31, 2021 and 2020, the Company’s separate account statement included legally insulated registered index-linked annuity assets of $67.6 million and $20.4 million, respectively.

With regard to the products and transactions recorded within the separate account, registered index-linked annuity products have guarantees backed by the general account. The separate account does not remit any risk charges to the general account for guaranteed benefits for the registered index-linked annuity products. The general account has not paid any guarantees for registered index-linked annuity products through December 31, 2021.

Net transfers to the Company’s separate account for the years ended December 31, 2021 and 2020 were $36.8 million and $10.6 million, respectively.

All separate account reserves are non-guaranteed and subject to discretionary withdrawal at fair value. Investments in the separate account at December 31, 2021 had a cost of $13.5 million and fair value of $52.7 million. The notional amount of these investments at December 31, 2021 was $1,180.6 million. Investments in the separate account at December 31, 2020 had a cost of $4.6 million and fair value of $15.9 million. The notional amount of these investments at December 31, 2020 was $363.2 million.

PRIOR YEAR INFORMATION

In accordance with the products and transactions recorded within the separate account, all assets are considered legally insulated from the general account and are not chargeable with liabilities incurred in any other business operation of the Company. As of December 31, 2020 and 2019, the Company’s separate account statement included legally insulated variable-indexed annuity assets of $20.4 million and $6.6 million, respectively.

With regard to the products and transactions recorded within the separate account, variable-indexed annuity products have guarantees backed by the general account. The separate account does not remit any risk charges to the general account for guaranteed benefits for the variable-indexed annuity products. The general account has not paid any guarantees for variable-indexed annuity products through December 31, 2020.

Net transfers to the Company’s separate account for the years ended December 31, 2020 and 2019 were $10.6 million and $5.7 million, respectively.

All separate account reserves are non-guaranteed and subject to discretionary withdrawal at fair value. Investments in the separate account at December 31, 2020 had a cost of $4.6 million and fair value of $15.9 million. The notional amount of these investments at December 31, 2020 was $363.2 million. Investments in the separate account at December 31, 2019 had a cost of $2.0 million and fair value of $5.3 million. The notional amount of these investments at December 31, 2019 was $167.6 million.

SUPPLEMENTARY INFORMATION

GREAT AMERICAN LIFE INSURANCE COMPANY

NOTE TO SUPPLEMENTAL SCHEDULE OF SELECTED STATUTORY-BASIS FINANCIAL DATA

AND SUPPLEMENTAL INVESTMENT DISCLOSURES

DECEMBER 31, 2021

Basis of Presentation

The accompanying supplemental schedules and interrogatories present selected statutory-basis financial data as of December 31, 2021 and for the year then ended for purposes of complying with the National Association of Insurance Commissioners’ (“NAIC”) Annual Statement Instructions and the NAIC’s Accounting Practices and Procedures Manual, and agrees to or is included in the amounts reported in the Company’s 2021 Statutory Annual Statement as amended and filed with the Ohio Department of Insurance.

Captions not presented were not applicable to the Company.

GREAT AMERICAN LIFE INSURANCE COMPANY

SUPPLEMENTAL SCHEDULE OF SELECTED STATUTORY-BASIS FINANCIAL DATA

DECEMBER 31, 2021

(Dollars in millions)

Investment income earned:
U.S. Government bonds	$8.1
Bonds exempt from U.S. tax	—
Other bonds (unaffiliated)	1,232.1
Preferred stocks (unaffiliated)	14.6
Common stocks (unaffiliated)	13.9
Common stocks (affiliated)	—
Mortgage loans	74.6
Real estate	11.9
Policy loans	4.7
Cash, cash equivalents and short-term investments	18.8
Derivative instruments	543.7
Other invested assets	77.8

Gross investment income	$2,000.2

Real estate owned (book value less encumbrances)	$—

Mortgage loans - book value:
Residential mortgages	$1,026.7
Commercial mortgages	1,121.8

Total mortgage loans	$2,148.5

Mortgage loans by standing - book value
Good standing	$2,148.1

Interest overdue more than 90 days, not in foreclosure	$0.4

Other long term assets - statement value	$1,092.3

Bonds and stocks of parents, subsidiaries and affiliates - book value
Bonds	$—

Common stocks	$384.1

Bonds (including short-term investments) by maturity - statement value
Due within one year or less	$3,276.1
Over 1 year through 5 years	13,316.4
Over 5 years through 10 years	9,545.8
Over 10 years through 20 years	3,743.3
Over 20 years	1,893.5

Total by maturity	$31,775.1

Bonds (including short-term investments) by NAIC designation - statement value
NAIC 1	$18,068.1
NAIC 2	12,294.8
NAIC 3	762.9
NAIC 4	545.3
NAIC 5	70.0
NAIC 6	34.0
Total by NAIC designation	$31,775.1

Total bonds publicly traded	$17,195.1

Total bonds privately placed	$14,580.0

Preferred stocks - statement value	$394.4

Common stocks - market value	$663.7

Short-term investments - book value	$476.5

Derivative instruments owned - statement value	$706.9

Cash on deposit	$253.4

Cash equivalents	$279.0

(Continued)

GREAT AMERICAN LIFE INSURANCE COMPANY

SUPPLEMENTAL SCHEDULE OF SELECTED STATUTORY-BASIS FINANCIAL DATA (CONTINUED)

DECEMBER 31, 2021

(Dollars in millions)

Life insurance in force:
Ordinary	$6,490.3

Group life	$15.0

Amount of accidental death insurance in-force under ordinary policies:	$86.6

Life insurance with disability provisions in-force:
Ordinary	$137.5

Group life	$—

Annuities:
Ordinary:
Immediate - amount of income payable	$157.7

Deferred - fully paid account balance	$21,255.1

Deferred - not fully paid - account balance	$10,621.3

Group
Amount of income payable	$75.0

Fully paid account balance	$111.8

Not fully paid - account balance	$745.9

Accident and health insurance - premiums in force:
Ordinary	$3.3

Claim payments 2021
Other accident and health:
2021	$3.8

See accompanying independent auditor’s report.

GREAT AMERICAN LIFE INSURANCE COMPANY

SUPPLEMENTAL INVESTMENT DISCLOSURES

DECEMBER 31, 2021

(Dollars in millions)

1.	GALIC’s total admitted assets as reported on page two of its Annual Statement excluding separate account assets are $38,381.3 million.

2.	Following are the 10 largest exposures to a single issuer/borrower/investment, by investment category, excluding:

(i) U.S. Government, U.S. Government agency securities and those U.S. Government money market funds listed in the appendix to the SVO Practices and Procedures Manual as exempt, (ii) property occupied by GALIC, and (iii) policy loans.

Issuer	Amount	Percent of Total Admitted Assets
PennyMac Loan Services LLC	$474.2	1.2%
Annuity Investors Life Insurance Company	370.1	1.0%
Federal National Mortgage Association	351.4	0.9%
Federal Home Loan Mortgage Corporation	279.7	0.7%
AT&T Inc.	131.6	0.3%
Barings Loan Partners Clo Ltd 2	129.5	0.3%
WATERFALL EBO 202-1 LIBOR + 175 3/24/2022	128.4	0.3%
Bank of America Corporation	111.8	0.3%
CIP VIII Holdings SPV L.P.	104.7	0.3%
Nationwide Building Society	100.8	0.3%

3.	GALIC’s total admitted assets held in bonds (including short-term investments) and preferred stocks by NAIC rating, are as follows:

Bonds			Preferred Stocks
NAIC Rating	Amount	Percentage of Total Admitted Assets	NAIC Rating	Amount	Percentage of Total Admitted Assets
NAIC-1	$18,068.1	47.1%	P/RP-1	$32.1	0.1%
NAIC-2	12,294.8	32.0%	P/RP-2	266.4	0.7%
NAIC-3	763.0	2.0%	P/RP-3	—	0.0%
NAIC-4	545.3	1.4%	P/RP-4	—	0.0%
NAIC-5	70.0	0.2%	P/RP-5	95.9	0.2%
NAIC-6	33.9	0.1%	P/RP-6	—	0.0%

Total	$31,775.1	82.8%	Total	$394.4	1.0%

4.	Assets held in foreign investments:

	Amount	Percent of Total Admitted Assets
Total admitted assets held in foreign investments	$5,721.9	14.9%
Foreign-currency-denominated investments	—	0.0%
Insurance liabilities denominated in that same foreign currency	—	0.0%

(Continued)

GREAT AMERICAN LIFE INSURANCE COMPANY

SUPPLEMENTAL INVESTMENT DISCLOSURES (CONTINUED)

DECEMBER 31, 2021

(Dollars in millions)

5.	Aggregate foreign investment exposure categorized by NAIC sovereign rating:

	Amount	Percent of Total Admitted Assets
Countries rated NAIC-1	$5,641.8	14.7%
Countries rated NAIC-2	70.1	0.2%
Countries rated NAIC-3 or below	10.0	0.0%

6.	Two largest foreign investment exposures to a single country, categorized by the country’s NAIC sovereign rating:

	Amount	Percent of Total Admitted Assets
Countries rated NAIC-1:
Cayman Islands	$3,371.3	8.8%
United Kingdom	863.4	2.2%

Countries rated NAIC-2
Mexico	$37.8	0.1%
Italy	32.4	0.1%

Countries rated NAIC-3 or below
Colombia	$10.0	0.0%
	—	0.0%

7.	The Company does not have any unhedged foreign currency exposure.

8.	The Company does not have any unhedged foreign currency exposure.

9.	The Company does not have any unhedged foreign currency exposure.

10.	Ten largest non-sovereign (i.e. non-governmental) foreign issues:

Issuer	Rating	Amount	Percent of Total Admitted Assets
Barings Loan Partners Clo Ltd 2	1.D FE, 1.F FE, 2.B FE, 3.C FE, 4.C FE	$129.5	0.3%
Nationwide Building Society	1.E FE, 2.B FE	100.8	0.3%
Lloyds Banking Group plc	1.F FE, 2.A FE	96.5	0.3%
Vodafone Group Public Limited Company	2.B FE	79.2	0.2%
Barclays PLC	2.B FE	76.9	0.2%
HSBC Holdings plc	1.G FE, 2.A FE, 2.C FE	68.2	0.2%
Hildene Trups Securitization 2018-1 Ltd	1.B FE	63.5	0.2%
Carlyle Us Clo 2021-7 Ltd.	1.A FE, 1.C FE, 1.F FE	63.0	0.2%
Standard Chartered PLC	1.G FE, 2.B FE	61.9	0.2%
Oha Credit Partners XVI Limited	1.A FE, 1.C FE	61.1	0.2%

11.	Assets held in Canadian investments are less than 2.5% of the Company’s total admitted assets.

12.	Following are GALIC’s total admitted assets held in the largest three investments with contractual sales restrictions:

	Amount	Percent of Total Admitted Assets
Knopp Biosciences LLC C	43.3	0.1%
The Cranemere Group Limited	40.9	0.1%
Lubert-Adler Real Estate Fund VII, LP	29.0	0.1%

(Continued)

GREAT AMERICAN LIFE INSURANCE COMPANY

SUPPLEMENTAL INVESTMENT DISCLOSURES (CONTINUED)

DECEMBER 31, 2021

(Dollars in millions)

13.	Following are GALIC’s total admitted assets held in the largest 10 equity interests:

Name of Issuer	Amount	Percentage of Total Admitted Assets
Annuity Investors Life Insurance Co	$370.1	1.0%
Federal Home Loan Bank Cincinnati	52.5	0.1%
NexBank Capital, Inc.	50.1	0.1%
Knothe Bros Inc	43.3	0.1%
The Cranemere Group Limited	40.9	0.1%
CGL HOLDINGS	37.9	0.1%
Truist Financial Corporation	33.2	0.1%
L-A Saturn Acquisition, L.P.	24.3	0.1%
The PNC Financial Services Group, Inc.	22.6	0.1%
Bridge Growth Partners- Aggregator, LLC	19.3	0.1%

14.	Following are GALIC’s largest three investments held in nonaffiliated, privately placed equities:

Name of Issuer	Amount	Percentage of Total Admitted Assets
Federal Home Loan Bank Cincinnati	$52.5	0.1%
Knothe Bros Inc	43.3	0.1%
The Cranemere Group Limited	40.9	0.1%

15.	Assets held in general partnership interests are less than 2.5% of the Company’s total admitted assets.

16.	Following are GALIC’s total admitted assets held in the largest 10 mortgage loans:

Type (Residential, Commercial, Agricultural)	Amount	Percentage of Total Admitted Assets
PennyMac Loan Services LLC (Residential)	$474.2	1.2%
Pearl at Dadeland (Commercial)	82.9	0.2%
Conrex DD (Residential)	80.0	0.2%
FHA/VA PennyMac Loan Services (Residential)	77.9	0.2%
Salamander Resort (Commercial)	76.5	0.2%
Westview at Lincoln (Commercial)	71.6	0.2%
Vista Point Mortgage LLC (Residential)	65.9	0.2%
Flagstar Bancorp Inc (Residential)	62.6	0.2%
Lakeview Loan Servicing LLC (Residential)	54.7	0.1%
Sandestin Hotel & Conf Ctr (Commercial)	46.9	0.1%

Following are GALIC’s total admitted assets held in the following categories of mortgage loans:

Mortgage Loans	Amount	Percentage of Total Admitted Assets
Construction loans	$—	0.0%
Mortgage loans over 90 days past due	0.4	0.0%
Mortgage loans in the process of foreclosure	—	0.0%
Mortgage loans foreclosed	—	0.0%
Restructured mortgage loans	—	0.0%

17.	Following are GALIC’s loan-to-value ratios as determined from the most current appraisal:

Loan-to-Value	Residential		Commercial		Agricultural
above 95%	$483.0	1.3%	$—	0.0%	$—	0.0%
91% to 95%	—	0.0%	—	0.0%	—	0.0%
81% to 90%	—	0.0%	—	0.0%	—	0.0%
71% to 80%	38.9	0.1%	196.5	0.5%	—	0.0%
below 70%	504.8	1.3%	925.3	2.4%	—	0.0%

(Continued)

GREAT AMERICAN LIFE INSURANCE COMPANY

SUPPLEMENTAL INVESTMENT DISCLOSURES (CONTINUED)

DECEMBER 31, 2021

(Dollars in millions)

18.	The assets held in real estate are less than 2.5% of the Company’s total admitted assets.

19.	Investments in mezzanine real estate loans are less than 2.5% of the Company’s total admitted assets.

20.

The Company has no admitted assets subject to securities lending agreements, repurchase agreements, reverse repurchase agreements, dollar repurchase agreements, or dollar reverse repurchase agreements.

21.	The Company owns $665.0 million in hedging options.

22.	The Company owns $41.9 million in hedging swaps.

23.	The Company does not have any futures contracts.

See accompanying independent auditors’ report

GREAT AMERICAN LIFE INSURANCE COMPANY

SUPPLEMENTAL INVESTMENT DISCLOSURES (CONTINUED)

DECEMBER 31, 2021

(Dollars in millions)

	Gross Investment Holdings*		Admitted Assets as Reported in the Annual Statement
Investment Categories	Amount	Percentage of Column 1 Line 13	Amount	Securities Lending Reinvested Collateral Amount	Total (Col 3 +4) Amount	Percentage of Column 5 Line 13
1. Long-Term Bonds:
1.01 U.S. Governments	$103.6	0.3%	$103.6	$—	$103.6	0.3%
1.02 All Other Governments	17.7	0.0%	17.7	—	17.7	0.0%
1.03 U.S. States, Territories and Possessions etc., Guaranteed	302.4	0.8%	302.4	—	302.4	0.8%
1.04 U.S. Political Subdivisions of States, Territories and Possessions, Guaranteed	364.5	1.0%	364.5	—	364.5	1.0%
1.05 U.S. Special Revenue and Special Assessment Obligations, etc., Non-Guaranteed	2,234.2	6.0%	2,234.2	—	2,234.2	6.0%
1.06 Industrial and Miscellaneous	26,835.4	71.9%	26,835.4	—	26,835.4	71.9%
1.07 Hybrid Securities	42.5	0.1%	42.5	—	42.5	0.1%
1.08 Parent, Subsidiaries and Affiliates	—	0.0%	—	—	—	0.0%
1.09 SVO Identified Funds	—	0.0%	—	—	—	0.0%
1.10 Unaffiliated Bank Loans	1,241.3	3.3%	1,241.3	—	1,241.3	3.3%

1.11 Total Long-Term Bonds	31,141.6	83.4%	31,141.6	—	31,141.6	83.4%

2. Preferred Stocks:
2.01 Industrial and Misc. (Unaffiliated)	394.4	1.1%	394.4	—	394.4	1.1%
2.02 Parent, Subsidiaries and Affiliates	—	0.0%	—	—	—	0.0%

2.03 Total Preferred Stock	394.4	1.1%	394.4	—	394.4	1.1%

3. Common Stocks:			—	—	—	0.0%
3.01 Industrial and Miscellaneous Publicly Traded (Unaffiliated)	19.3	0.1%	19.3	-	19.3	0.1%
3.02 Industrial and Miscellaneous Other (Unaffiliated)	260.3	0.7%	260.3	—	260.3	0.7%
3.03 Parent, Subsidiaries and Affiliates Publicly Traded	—	0.0%	—	—	—	0.0%
3.04 Parent, Subsidiaries and Affiliates Other	384.1	1.0%	384.1	—	384.1	1.0%
3.05 Mutual Funds	—	0.0%	—	—	—	0.0%
3.06 Unit Investment Trusts	—	0.0%	—	—	—	0.0%
3.07 Closed-End Funds.	—	0.0%	—	—	—	0.0%

3.08 Total Common Stocks	663.7	1.8%	663.7	—	663.7	1.8%

4. Mortgage Loans:
4.01 Farm Mortgages	—	0.0%	—	—	—	0.0%
4.02 Residential Mortgages	817.5	2.2%	817.5	—	817.5	2.2%
4.03 Commercial Mortgages	1,121.8	3.0%	1,121.8	—	1,121.8	3.0%
4.04 Mezzanine Real Estate Loans	209.2	0.6%	209.2	—	209.2	0.6%

4.05 Total Mortgage Loans	2,148.5	5.8%	2,148.5	—	2,148.5	5.8%

5. Real estate:
5.01 Properties Occupied by Company	—	0.0%	—	—	—	0.0%
5.02 Properties Held for Production of Income	—	0.0%	—	—	—	0.0%
5.03 Properties Held for Sale	—	0.0%	—	—	—	0.0%

5.04 Total Real Estate	—	0.0%	—	—	—	0.0%

6. Cash, Cash Equivalents, and Short-Term Investments:
6.01 Cash	253.4	0.7%	253.4	—	253.4	0.7%
6.02 Cash Equivalents	279.0	0.7%	279.0	—	279.0	0.7%
6.03 Short-Term Investments	476.5	1.3%	476.5	—	476.5	1.3%

6.04 Total Cash, Cash Equivalents, and Short-Term Investments	1,008.9	2.7%	1,008.9	—	1,008.9	2.7%

7. Contract Loans	64.2	0.2%	64.2	—	64.2	0.2%
8. Derivatives	706.9	1.9%	706.9	—	706.9	1.9%
9. Other Invested Assets	1,092.1	2.9%	1,092.1	—	1,092.1	2.9%
10. Receivables for Securities	84.6	0.2%	84.6	—	84.6	0.2%
11. Securities Lending	—	0.0%	—	—	—	0.0%
12. Other Invested Assets	—	0.0%	—	—	—	0.0%

13. Total Invested Assets	37,304.9	100.0%	37,304.9	—	37,304.9	100.0%

*	Gross investment holdings as valued in compliance with NAIC SAP.

See accompanying independent auditor’s report.

GREAT AMERICAN LIFE INSURANCE COMPANY

SUPPLEMENTAL SCHEDULE OF LIFE AND HEALTH REINSURANCE DISCLOSURES

FOR THE YEAR ENDED DECEMBER 31, 2021

(Dollars in millions)

The following information regarding reinsurance contracts is presented to satisfy the disclosure requirements in SSAP No. 61R, Life, Deposit-Type and Accident and Health Reinsurance, which apply to reinsurance contracts entered into, renewed or amended on or after January 1, 1996.

1.

Has Great American Life Insurance Company reinsured any risk with any other entity under a reinsurance contract (or multiple contracts with the same reinsurer or its affiliates) that is subject to Appendix A-791, Life and Health Reinsurance Agreements, and includes a provision that limits the reinsurer’s assumption of significant risks identified in Appendix A-791?

Examples of risk-limiting features include provisions such as a deductible, a loss ratio corridor, a loss cap, an aggregate limit or other provisions that result in similar effects.

Yes   ☐     No   ☒

If yes, indicate the number of reinsurance contracts to which such provisions apply:

If yes, indicate if deposit accounting was applied for all contracts subject to Appendix A-791 that limit significant risks.

Yes  ☐     No  ☐     N/A   ☒

2.

Has Great American Life Insurance Company reinsured any risk with any other entity under a reinsurance contract (or multiple contracts with the same reinsurer or its affiliates) that is not subject to Appendix A-791, for which reinsurance accounting was applied and includes a provision that limits the reinsurer’s assumption of risk?

Examples of risk-limiting features include provisions such as a deductible, a loss ratio corridor, a loss cap, an aggregate limit or other provisions that result in similar effects.

Yes   ☐     No   ☒

If yes, indicate the number of reinsurance contracts to which such provisions apply:

If yes, indicate whether the reinsurance credit was reduced for the risk-limiting features.

Yes  ☐     No  ☐     N/A   ☒

3.

Does Great American Life Insurance Company have any reinsurance contracts (other than reinsurance contracts with a federal or state facility) that contain one or more of the following features which may result in delays in payment in form or in fact:

(a)	Provisions that permit the reporting of losses to be made less frequently than quarterly;

(b)	Provisions that permit settlements to be made less frequently than quarterly;

(c)	Provisions that permit payments due from the reinsurer to not be made in cash within ninety (90) days of the settlement date (unless there is no activity during the period); or

(d)	The existence of payment schedules, accumulating retentions from multiple years, or any features inherently designed to delay timing of the reimbursement to the ceding entity.

Yes   ☐     No   ☒

(Continued)

GREAT AMERICAN LIFE INSURANCE COMPANY

SUPPLEMENTAL SCHEDULE OF LIFE AND HEALTH REINSURANCE DISCLOSURES

(CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2021

(Dollars in millions)

4.

Has Great American Life Insurance Company reflected reinsurance accounting credit for any contracts that are not subject to Appendix A-791 and not yearly renewable term reinsurance, which meet the risk transfer requirements of SSAP No. 61R?

Type of contract:	Response:	Identify reinsurance contract(s):	Has the insured event(s) triggering contract coverage been recognized?
Assumption reinsurance – new for the reporting period	Yes ☐ No ☒		N/A
Non-proportional reinsurance, which does not result in significant surplus relief	Yes ☐ No ☒		Yes ☐ No ☐ N/A ☒

5.

Has Great American Life Insurance Company ceded any risk, which is not subject to Appendix A-791 and not yearly renewable term reinsurance, under any reinsurance contract (or multiple contracts with the same reinsurer or its affiliates) during the period covered by the financial statements, and either:

(a)	Accounted for that contract as reinsurance under statutory accounting principles (SAP) and as a deposit under generally accepted accounting principles (GAAP); or

Yes  ☐     No  ☒     N/A  ☐

(b)	Accounted for that contract as reinsurance under GAAP and as a deposit under SAP?

Yes  ☐     No  ☒     N/A  ☐

If the answer to item (a) or item (b) is yes, include relevant information regarding GAAP to SAP differences from the accounting policy footnote to the audited statutory-basis financial statements to explain why the contract(s) is treated differently for GAAP and SAP below:

See accompanying independent auditors’ report

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is a list of the estimated expenses to be incurred in connection with the securities being offered.

Estimated Accounting Fees	$2,232,020
Estimated Filing Fees	$0
Estimated Legal Fees	$200,000
Registration Fees	$64,890

Item 14. Indemnification of Directors and Officers

Ohio Revised Code, Section 1701.13(E), allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant unless deemed otherwise by the court. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court.

Article VI of the Registrant’s Amended and Restated Code of Regulations includes the following provisions related to indemnification of its directors, officers, employees and agents.

ARTICLE VI INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer or member of a committee of the Corporation or that, being or having been such a director or officer of the Corporation, he or she is or was serving at the request of an executive officer of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whenever the basis of such proceeding is alleged action in an official capacity as such a director, officer, partner, trustee, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Ohio General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including, without limitation, the cost of reasonable settlements with or without suit, attorneys’ fees, costs of investigation, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 (“ERISA”) or other federal or state acts) actually incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators. Except as provided in ARTICLE VI Section 2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation. To the extent any of the indemnification provisions set forth above prove to be ineffective for any reason in furnishing the indemnification provided, each of the persons named above shall be indemnified by the Corporation to the fullest extent not prohibited by applicable law.

1.1 Advancements. The right to indemnification conferred in this ARTICLE VI Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). An advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that his omission or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. An advancement of expenses shall not be made if the Corporation’s Board of Directors makes a good faith determination that such payment would violate applicable law.

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Section 2. Right of Indemnitee to Bring Suit. If a claim under ARTICLE VI Section 1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this ARTICLE VI upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

2.1 No Defense or Presumption. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

Section 3. Nonexclusivity and Survival of Rights. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Articles of Incorporation, Code of Regulations, agreement, vote of                stockholders or disinterested directors, or otherwise. Such rights shall also not be exclusive of, and shall be in addition to, any rights to which such person may be entitled by contract with the Corporation, which is expressly permitted hereby.

3.1 Amendments. Notwithstanding any amendment to or repeal of this ARTICLE VI, or of any of the procedures established by the Board of Directors pursuant to ARTICLE VI Section 6, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

3.2 Survival of Rights. Without limiting the generality of the foregoing paragraph, the rights to indemnification and to the advancement of expenses conferred in this ARTICLE VI shall, notwithstanding any amendment to or repeal of this ARTICLE VI, inure to the benefit of any person who otherwise may be entitled to be indemnified pursuant to this ARTICLE VI (or the estate or personal representative of such person) for a period of six (6) years after the date such person’s service to or in behalf of the Corporation shall have terminated or for such longer period as may be required in the event of a lengthening in the applicable statute of limitations.

Section 4. Insurance, Contracts, and Funding. The Corporation may, to the full extent then permitted by law, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self- insurance, on behalf of or for any persons described in this ARTICLE VI, against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability, loss and/or expense under the Ohio General Corporation Law. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this ARTICLE VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this ARTICLE VI. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

Section 5. Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions no less stringent than provided in ARTICLE VI Section 1 hereof as such officer or officers deem appropriate under the circumstances. The Corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this ARTICLE VI with respect to the indemnification and advancement of expenses of directors, officers and members of a committee of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

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Section 6. Procedures for the Submission of Claims. The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this ARTICLE VI, determination of the entitlement of any person thereto, and review of any such determination.

American Financial Group, Inc. (“AFG”), the Registrant’s parent company, maintains, at its expense, Directors and Officers Liability and Company Reimbursement Liability Insurance. The Directors and Officers Liability portion of such policy covers all directors and officers of AFG and of the companies which are, directly or indirectly, more than 50% owned by AFG, which includes the Registrant. The policy provides for payment on behalf of the directors and officers, up to the policy limits and after expenditure of a specified deductible, of all Loss (as defined) from claims made against them during the policy period for defined wrongful acts, which include errors, misstatements or misleading statements, acts or omissions and neglect or breach of duty by directors and officers in the discharge of their individual or collective duties as such. The insurance includes the cost of investigations and defenses, appeals and bonds and settlements and judgments, but not fines or penalties imposed by law. The insurance does not cover any claims arising out of acts alleged to have been committed prior to October 24, 1978, or in the case of companies directly or indirectly 50% owned by AFG, which includes the Registrant, such later date as AFG or its predecessors may be deemed to control the company. The policy contains various exclusions and reporting requirements.

Item 15. Recent Sales of Unregistered Securities

Not applicable

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

(1)

Principal Underwriting Agreement between Great American Life Insurance Company and Great American Advisors, Inc. effective as of February 2, 2018 is incorporated by reference to Post-Effective Amendment No. 4 filed on behalf of Great American Life Insurance Company on April 24, 2018. 1933 Act File No. 333-207914.

(2)	Plan of acquisition, reorganization, arrangement, liquidation or succession—Not applicable.

(3)	Governing Documents

(a)

Amended and Restated Articles of Incorporation are incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(b)

Amended and Restated Code of Regulations is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)(a) Contracts

(1)

Index Summit 6 Individual Deferred Annuity Contract (Form No. P1825218NW) is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on August 28, 2018. 1933 Act File No. 333-227067.

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(4)(b) Tax Endorsements

(1)

Inherited Contract Endorsement (Form No. E1091612NW) (Non-Qualified Plans) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(2)

Individual Retirement Annuity Endorsement (Form No. E6004010NW) (IRA/SEP IRA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(3)

Roth Individual Retirement Annuity Endorsement (Form No. E6004108NW) (Roth IRA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)

Savings Incentive Match Plan for Employees Individual Retirement Annuity Endorsement (Form No. E6004202NW) (SIMPLE IRA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(5)

Individual Retirement Annuity Endorsement for Inherited IRA (Form No. E6014407NW) (Inherited IRA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(6)

Governmental Section 457 Plan Endorsement (Form No. E6004505NW) (Section 457 (Traditional & Roth) Governmental Plan) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(7)

Tax Sheltered Annuity Endorsement (Form No. E6004308NW) (TSA 403(B)/Roth 403(B)) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(8)

Tax Sheltered Annuity Endorsement (Form No. E6004308NW) (Employer Plan TSA/Roth 403(B)) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(9)

Qualified Pension, Profit Sharing and Annuity Plan Endorsement (Form No. E6004405NW) (401(A), Pension or Profit Sharing) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(10)

Employer Plan Endorsement (EPLAN Rev. 2/98)-1 (For use with E6004308NW Employer Plan TSA/Roth 403(B), E6004405NW 401(A), Pension or Profit Sharing and E6004505NW Section 457 (Traditional & Roth) Governmental Plan) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on April 24, 2019, 1933 Act File No. 333-227067.

(4)(c) Strategy Endorsements

(1)

1-Year Declared Rate Strategy—Crediting Strategy Endorsement—Interest Subject to a Guaranteed Minimum Interest Rate (Form No. E1825318NW) is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on August 28, 2018. 1933 Act File No. 333-227067.

(2)

S&P 500 1-Year  Growth with Cap Indexed Strategy—Crediting Strategy Endorsement—Index Gain Subject to a Cap for Each Term—Index Loss Subject to a Participation Rate for Each Term (Form No. E1825418NW) is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on August 28, 2018. 1933 Act File No. 333-227067.

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(3)

S&P 500 2-Year  Growth with Cap Indexed Strategy—Crediting Strategy Endorsement—Index Gain Subject to a Cap for Each Term—Index Loss Subject to a Participation Rate for Each Term (Form No. E1825518NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on April 24, 2019, 1933 Act File No. 333-227067.

(4)

S&P 500 1-Year  Growth with Participation Rate Indexed Strategy—Crediting Strategy Endorsement—Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1825618NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on April 24, 2019, 1933 Act File No. 333-227067.

(5)

S&P 500 2-Year  Growth with Participation Rate Indexed Strategy—Crediting Strategy Endorsement—Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1825718NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on April 24, 2019, 1933 Act File No. 333-227067.

(6)

iShares MSCI EAFE ETF 1-Year  Growth with Participation Rate Indexed Strategy—Crediting Strategy Endorsement—Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1825818NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on April 24, 2019, 1933 Act File No. 333-227067.

(7)

iShares MSCI EAFE ETF 2-Year  Growth with Participation Rate Indexed Strategy—Crediting Strategy Endorsement—Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1825918NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on April 24, 2019, 1933 Act File No. 333-227067.

(8)

iShares U.S. Real Estate ETF 1-Year Growth with Participation Rate Indexed Strategy—Crediting Strategy Endorsement—Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1826018NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on April 24, 2019, 1933 Act File No. 333-227067.

(9)

iShares U.S. Real Estate ETF 2-Year Growth with Participation Rate Indexed Strategy—Crediting Strategy Endorsement—Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1826118NW) is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on August 28, 2018. 1933 Act File No. 333-227067.

(10)

Guaranteed Death Benefit Endorsement (Form No. E1826318NW) is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on August 28, 2018. 1933 Act File No. 333-227067.

(11)

S&P 500 6-Year  Growth with Participation Rate Indexed Strategy—Crediting Strategy Endorsement—Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1843222NW) is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on February 18, 2022. 1933 Act File No. 333-262853.

(4)(d) Waiver Riders

(1)

Terminal Illness Waiver Rider (Form No. R1462416NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

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(2)

Extended Care Waiver Rider (Form No. R1462316NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(3)

California Extended Care Waiver Rider (Form No. R1462316CA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(5)	Opinion re Legality is filed herewith.

(8)	Opinion re Tax Matters—Not applicable.

(9)	Voting Trust Agreement—Not applicable.

(10)	Materials Contracts

(a)

Services Agreement between Great American Life Insurance Company and Great American Financial Resources, Inc. is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on August 28, 2018. 1933 Act File No. 333-227067.

(11)	Statement re Computation of Per Share Earnings—Not applicable.

(12)	Statements re Computation of Ratios—Not applicable.

(15)	Letter re Unaudited Interim Financial Information—Not applicable.

(16)	Letter re Change in Certifying Accountant—Not applicable.

(21)	Subsidiaries of the Registrant— Information about the subsidiaries of Great American Life Insurance Company is filed herewith

(23)	Consents

(a)	Consent of legal counsel is included in Opinion re Legality, which is filed herewith.

(b)	Consent of independent registered public accounting firms

(i)	Consent of independent registered public accounting firm (KPMG LLP) is filed herewith.

(ii)	Consent of independent auditors (Ernst & Young LLP) is filed herewith.

(24) Powers of Attorney

(a)	Power of Attorney – Dominic L. Blue is filed herewith

(b)	Power of Attorney – Susan M. Cicco is filed herewith

(c)	Power of Attorney – Geoffrey J. Craddock is filed herewith

(d)	Power of Attorney – Roger W. Crandall is filed herewith

Part II – Page 6

(e)	Power of Attorney – Michael R. Fanning is filed herewith

(f)	Power of Attorney – Paul A. LaPiana is filed herewith

(g)	Power of Attorney – Mark F. Muething is filed herewith

(h)	Power of Attorney – Michael J. O’Connor is filed herewith

(i)	Power of Attorney – Eric W. Partlan is filed herewith

(j)	Power of Attorney – Gareth F. Ross is filed herewith

(k)	Power of Attorney – Arthur W. Wallace is filed herewith

(l)	Power of Attorney – Elizabeth A. Ward is filed herewith

(25)	Statement of Eligibility of Trustee—Not applicable.

(26)	Invitation for Competitive Bids—Not applicable.

(99)	Additional Exhibits – None.

(101)	Interactive Data File Not applicable.

(b)	Financial Statements

Supplementary Data:

Supplementary Insurance Information

(c)	Calculation of Filing Fee Tables is filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

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(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the

Part II – Page 8

payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Part II– Page 9

INDEX TO EXHIBITS

GREAT AMERICAN LIFE INSURANCE COMPANY

Number	Exhibit Description

5	Opinion re Legality

21	Subsidiaries of the Registrant

23(b)(i)	Consent of independent registered public accounting firm (KPMG LLP)

23(b)(ii)	Consent of independent auditors (Ernst & Young LLP)

24(a)	Power of Attorney – Dominic L. Blue

24(b)	Power of Attorney – Susan M. Cicco

24(c)	Power of Attorney – Geoffrey J. Craddock

24(d)	Power of Attorney – Roger W. Crandall

24(e)	Power of Attorney – Michael R. Fanning

24(f)	Power of Attorney – Paul A. LaPiana

24(g)	Power of Attorney – Mark F. Muething

24(h)	Power of Attorney – Michael J. O’Connor

24(i)	Power of Attorney – Eric W. Partlan

24(j)	Power of Attorney – Gareth F. Ross

24(k)	Power of Attorney – Arthur W. Wallace

24(l)	Power of Attorney – Elizabeth A. Ward

107	Calculation of Filing Fee Tables

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 for the Individual Index-linked Modified Single Premium Deferred Annuity Contracts to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on April 26, 2022.

Great American Life Insurance Company

April 26, 2022	By:	/s/ Christopher P. Miliano
Christopher P. Miliano
Head of GALIC Finance and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 for the Individual Index-linked Modified Single Premium Deferred Annuity Contracts has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Dominic L. Blue* Dominic L. Blue*	Director	April 26, 2022

/s/ Susan M. Cicco* Susan M. Cicco*	Director	April 26, 2022

/s/ Geoffrey J. Craddock* Geoffrey J. Craddock*	Director	April 26, 2022

/s/ Roger W. Crandall* Roger W. Crandall*	Director	April 26, 2022

/s/ Michael R. Fanning* Michael R. Fanning*	Director Chief Executive Officer (principal executive officer)	April 26, 2022

/s/ Paul A. LaPiana* Paul A. LaPiana*	Director	April 26, 2022

/s/ Christopher P. Miliano Christopher P. Miliano	Principal Financial Officer Principal Accounting Officer	April 26, 2022

/s/ Mark F. Muething* Mark F. Muething*	President Director	April 26, 2022

/s/ Michael J. O’Connor* Michael J. O’Connor*	Director	April 26, 2022

/s/ Eric W. Partlan* Eric W. Partlan*	Director	April 26, 2022

/s/ Gareth F. Ross* Gareth F. Ross*	Director	April 26, 2022

/s/ Arthur W. Wallace* Arthur W. Wallace*	Director	April 26, 2022

/s/ Elizabeth A. Ward* Elizabeth A. Ward*	Director	April 26, 2022

*By: /s/ John P. Gruber John P. Gruber	As Attorney-in-Fact pursuant to powers of attorney filed herewith

Date: April 26, 2022